UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934

Filed by Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

SPECTRUM BRANDS, INC.

(Name of Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

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MERGER PROPOSED – YOUR VOTE IS VERY IMPORTANT

Dear Stockholder,

On February 9, 2010, the board of directors of Spectrum Brands, Inc., a Delaware corporation (“Spectrum”), approved and Spectrum signed a definitive Agreement and Plan of Merger (as amended, the “merger agreement”) with Russell Hobbs, Inc., a Delaware corporation (“Russell Hobbs”).

As part of the proposed transaction, Spectrum and Russell Hobbs will become subsidiaries of Spectrum Brands Holdings, Inc., a newly-created Delaware holding corporation (“SB Holdings”). Upon the consummation of the proposed transaction, (i) Spectrum stockholders will be entitled to receive one share of common stock of SB Holdings in exchange for each share they hold of common stock in Spectrum and (ii) Russell Hobbs stockholders will be entitled to receive shares of SB Holdings in exchange for their shares of Russell Hobbs common stock and preferred stock in accordance with the terms of the merger agreement.

At a special meeting of Spectrum stockholders, Spectrum stockholders will be asked to vote on the adoption of the merger agreement described in this proxy statement/prospectus. Adoption of the merger agreement requires the affirmative votes of the holders of (i) a majority of the outstanding shares of Spectrum common stock entitled to vote (including the shares of Harbinger Capital Partners Master Fund I, Ltd. and two of its affiliates (collectively, the “Harbinger Parties”)) and (ii) a majority of the outstanding shares of Spectrum common stock entitled to vote (excluding the shares of the Harbinger Parties). At the time of the special meeting, neither the stockholders of Spectrum nor the stockholders of Russell Hobbs will know the value of the consideration that they will receive in the merger. In addition, at the time that Spectrum stockholders vote on the adoption of the merger agreement, Spectrum stockholders will not know the number of shares of SB Holdings that will be issued pursuant to the merger agreement to the Harbinger Parties in exchange for the Harbinger Parties’ shares of Russell Hobbs common stock and preferred stock.

The Harbinger Parties currently own approximately 40% of the shares of outstanding Spectrum common stock and 100% of the shares of outstanding Russell Hobbs common and preferred stock. The Harbinger Parties have entered into agreements with Spectrum pursuant to which they have agreed to vote in favor of the adoption of the merger agreement. Following the consummation of the proposed transaction, the Harbinger Parties are expected to own approximately 65% of SB Holdings.

On February 8, 2010, the last full trading day before the merger agreement was signed, the closing sales price of Spectrum common stock, which at the time traded on the OTC Bulletin Board and the Pink Sheet Electronic Quotation Service under the symbol “SPEB,” was $29.00 per share. On March 18, 2010, Spectrum common stock was listed on the New York Stock Exchange (“NYSE”) under the symbol “SPB” and on May 5, 2010, the closing sales price for the Spectrum common stock was $29.16. The NYSE has approved the listing of SB Holdings common stock under the symbol “SPB”, subject to official notice of issuance.

Upon the unanimous recommendation to the board of directors of a committee consisting solely of independent directors, Spectrum’s board of directors has determined that the merger agreement and the proposed transaction are advisable and in the best interests of Spectrum stockholders, other than the Harbinger Parties, and recommends that its stockholders vote “FOR” adoption of the merger agreement and “FOR” approval of the proposal to adjourn the Spectrum special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Spectrum special meeting to adopt the merger agreement. The proposed transaction is conditioned upon the adoption of the merger agreement by Spectrum stockholders, receipt of applicable regulatory approvals and other conditions described in the attached proxy statement/prospectus.

It is important that your shares are represented at the special meeting, whether or not you plan to attend the meeting. Abstentions and failures to vote will have the same effect as votes “Against” the proposal to adopt the merger agreement. Accordingly, please complete, date, sign and return promptly your proxy card in the enclosed postage pre-paid envelope. You may attend the special meeting and vote your shares in person if you wish, even though you have previously returned your proxy.

This document describes the special meeting, the proposed transaction, the documents related to the proposed transaction and other related matters that a Spectrum stockholder ought to know before voting on the proposals described herein and should be retained for future reference. Please carefully read this entire document, including the “Risk Factors” section beginning on page 32, for a discussion of the risks relating to the proposed transaction. You also can obtain information about Spectrum from documents that it has filed with the Securities and Exchange Commission. See “Where You Can Find More Information” for instructions on how to obtain such information.

Sincerely,

/s/ David R. Lumley
David R. Lumley
Chief Executive Officer
Spectrum Brands, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the common stock of SB Holdings to be issued under this proxy statement/prospectus or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this document is May 11, 2010 and it is first being mailed or otherwise delivered to Spectrum stockholders on or about May 12, 2010.

Spectrum Brands, Inc.

Six Concourse Parkway, Suite 3300

Atlanta, GA 30328

(770-829-6200)

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2010

To the Stockholders of Spectrum Brands, Inc.:

You are cordially invited to attend the special meeting of stockholders of Spectrum Brands, Inc., a Delaware corporation (“Spectrum”). The meeting will be held on June 11, 2010 at 9:30 a.m., local time, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP located at 1285 Avenue of the Americas, New York, New York 10019, for the following purposes:

1. To consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of February 9, 2010, as amended (the “merger agreement”), by and among Spectrum, Russell Hobbs, Inc., Spectrum Brands Holdings, Inc. (“SB Holdings”), Battery Merger Corp., a direct wholly-owned subsidiary of SB Holdings, and Grill Merger Corp., a direct wholly-owned subsidiary of SB Holdings, all Delaware corporations.

2. To consider and vote upon an adjournment of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the special meeting to vote in favor of adoption of the merger agreement.

3. To transact such other business as may properly come before the special meeting and any adjournment or postponement thereof.

Upon the unanimous recommendation to the board of directors of a committee consisting solely of independent directors, Spectrum’s board of directors has determined that the merger agreement and the proposed transaction are advisable and in the best interests of Spectrum stockholders, other than the Harbinger Parties (defined below), and recommends that its stockholders vote “FOR” adoption of the merger agreement and “FOR” approval of the proposal to adjourn the Spectrum special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Spectrum special meeting to adopt the merger agreement.

The board of directors of Spectrum has fixed May 5, 2010 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Only holders of record of shares of Spectrum common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting. At the close of business on the record date, Spectrum had 30,629,213 shares of common stock outstanding and entitled to vote.

You have the option to revoke the proxy at any time prior to the meeting or to vote your shares personally on request if you attend the meeting.

Your vote is important. The affirmative votes of the holders of (i) a majority of the outstanding shares of Spectrum common stock entitled to vote (including the shares of Harbinger Capital Partners Master Fund I, Ltd. and two of its affiliates, Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd. (collectively, the “Harbinger Parties”)) and (ii) a majority of the outstanding shares of Spectrum common stock entitled to vote (excluding the shares of the Harbinger

Parties (except any shares of Spectrum common stock acquired by the Harbinger Parties after March 1, 2010)) on the record date for the special meeting are required for adoption of the merger agreement. If a quorum is present, the affirmative vote of the holders of a majority of the votes represented at the meeting and entitled to vote on the matter is required to approve an adjournment of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Spectrum special meeting to adopt the merger agreement.

Whether or not you expect to attend the special meeting in person, please complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure we receive your proxy with respect to your shares. Instructions are shown on the proxy card. A return envelope (which is postage pre-paid if mailed in the United States) is enclosed for your convenience.

If you sign, date and mail your proxy card without indicating how you wish to have your shares voted, the shares represented by the proxy will be voted in favor of adoption of the merger agreement (Proposal No. 1) and an adjournment of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement (Proposal No. 2). If you fail to return your proxy card, or if your shares are held in “street name” and you do not instruct your broker how to vote your shares, the effect will be as though you cast a vote “Against” the adoption of the merger agreement. If you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person prior to the close of voting at the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain a proxy issued in your name from that record holder.

Please do not send any documents representing your ownership of Spectrum common stock at this time.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ John T. Wilson
John T. Wilson, Esq.
Senior Vice President, Secretary and General Counsel

Atlanta, Georgia

May 11, 2010

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Spectrum from documents that are not included in or delivered with this document. You may have already been sent some of the documents incorporated by reference, but you can obtain any of them through the Securities and Exchange Commission website at http://www.sec.gov or from Spectrum, excluding all exhibits (unless an exhibit has been specifically incorporated herein by reference), by requesting them in writing or by telephone from Spectrum at the following address:

Spectrum Brands, Inc.

Six Concourse Parkway, Suite 3300

Atlanta, GA 30328

(770) 829-6200

You can also get more information by visiting Spectrum’s website at www.spectrumbrands.com. Website materials are not part of this proxy statement/prospectus.

You will not be charged for any of these documents that you request. If you would like to request documents from Spectrum, please do so by June 4, 2010 to receive them before the special stockholders’ meeting. If you request any incorporated documents, Spectrum will strive to mail them to you by first-class mail, or other equally prompt means, within one business day of receipt of your request.

See “Where You Can Find More Information.”

i

ii

iii

LIST OF ANNEXES

Annex A-1	Agreement and Plan of Merger, dated as of February 9, 2010, by and among Spectrum Brands, Inc., Russell Hobbs, Inc., Spectrum Brands Holdings, Inc., Battery Merger Corp. and Grill Merger Corp.
Annex A-2	Amendment to Agreement and Plan of Merger, dated as of March 1, 2010, by and among Spectrum Brands, Inc., Russell Hobbs, Inc., Spectrum Brands Holdings, Inc., Battery Merger Corp. and Grill Merger Corp.
Annex A-3	Second Amendment to Agreement and Plan of Merger, dated as of March 26, 2010, by and among Spectrum Brands, Inc., Russell Hobbs, Inc., Spectrum Brands Holdings, Inc., Battery Merger Corp. and Grill Merger Corp.
Annex A-4	Third Amendment to Agreement and Plan of Merger, dated as of April 30, 2010, by and among Spectrum Brands, Inc., Russell Hobbs, Inc., Spectrum Brands Holdings, Inc., Battery Merger Corp. and Grill Merger Corp.
Annex B	Opinion of Barclays Capital Inc.

iv

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND

THE PROPOSED TRANSACTION

The questions and answers below highlight only selected procedural information from this proxy statement/prospectus. They do not contain all of the information that may be important to you. You should read carefully this entire proxy statement/prospectus to fully understand the Agreement and Plan of Merger and the transactions contemplated thereby and the voting procedures for the special meeting. Unless otherwise indicated in this proxy statement/prospectus or the context otherwise requires, throughout this proxy statement/prospectus we generally refer to Spectrum Brands, Inc. and, where applicable, its consolidated subsidiaries as “Spectrum,” Russell Hobbs, Inc. and, where applicable, its consolidated subsidiaries as “Russell Hobbs,” Spectrum Brands Holdings, Inc., a newly formed holding company, as “SB Holdings,” Battery Merger Corp., a direct wholly-owned subsidiary of SB Holdings, as “Battery Sub,” Grill Merger Corp., a direct wholly-owned subsidiary of SB Holdings, as “Grill Sub,” Harbinger Capital Partners Master Fund I, Ltd. and two of its affiliates as the “Harbinger Parties” and the Agreement and Plan of Merger, dated as of February 9, 2010, by and among Spectrum, Russell Hobbs, SB Holdings, Battery Sub and Grill Sub, as amended, as the “merger agreement”.

Q:	What are the mergers?

A:	On February 9, 2010, Spectrum entered into the merger agreement with Russell Hobbs, SB Holdings, Battery Sub and Grill Sub. As part of the proposed transaction, Spectrum and Russell Hobbs will become subsidiaries of SB Holdings, a newly created Delaware holding corporation.

Under the merger agreement, (i) Battery Sub will merge with and into Spectrum, with Spectrum as the surviving corporation (the “Spectrum merger”), and (ii) Grill Sub will merge with and into Russell Hobbs, with Russell Hobbs as the surviving corporation (the “Russell Hobbs merger,” which, together with the Spectrum merger, are referred to herein as the “mergers”). Battery Sub and Grill Sub are both direct wholly-owned subsidiaries of SB Holdings.

Upon the consummation of the mergers, (i) Spectrum stockholders will be entitled to receive in the Spectrum merger one share of the common stock of SB Holdings (“SB Holdings common stock”) in exchange for each share they hold of Spectrum common stock (“Spectrum common stock”) and (ii) Russell Hobbs stockholders will be entitled to receive shares of SB Holdings in exchange for their shares of Russell Hobbs common stock and preferred stock (“Russell Hobbs Stock”) in accordance with the terms of the merger agreement and based on a $675 million enterprise value of Russell Hobbs, subject to various adjustments set forth in the merger agreement, and a $31.50 per share valuation of Spectrum common stock. The adjustments set forth in the merger agreement include, among other things, adjustments to reflect the amount of cash held by Russell Hobbs and Russell Hobbs’ indebtedness for borrowed money.

Based on the information set forth in Russell Hobbs’ December 31, 2009 balance sheet, the adjustments to the enterprise value of Russell Hobbs set forth in the merger agreement would have resulted in a reduction of such enterprise value from $675 million to $644 million, taking into account the conversion of the Harbinger Parties’ existing approximately $158 million principal amount of Russell Hobbs’ term debt into SB Holdings common stock at a price of $31.50 per share. The shares of SB Holdings common stock to be issued to the Harbinger Parties upon such conversion are included in the calculation of the 20,432,000 shares to be issued to Russell Hobbs’ stockholders as described herein; however, such shares are not included in the shares of SB Holdings common stock to be registered under this proxy statement/prospectus.

As a result of the mergers, the stockholders of Spectrum (other than the Harbinger Parties) are expected to own approximately 35% of SB Holdings, and the Harbinger Parties are expected to own approximately 65% of SB Holdings (assuming that the Harbinger Parties do not acquire additional shares of Spectrum common stock prior to the consummation of the mergers). For more details regarding the mergers, see “The Proposed Transaction” and “The Merger Agreement (Proposal No. 1).” Copies of the merger agreement and the three amendments to the merger agreement are attached as Annex A-1, Annex A-2, Annex A-3 and Annex A-4, respectively.

At the time of the special meeting, neither the stockholders of Spectrum nor the stockholders of Russell Hobbs will know the value of the consideration that they will receive in the merger. In addition, at the time that Spectrum stockholders vote on the adoption of the merger agreement, Spectrum stockholders will not know the number of shares of SB Holdings that will be issued pursuant to the merger agreement to the Harbinger Parties in exchange for the Harbinger Parties’ shares of Russell Hobbs common stock and preferred stock.

Q:	What is the total consideration for the mergers?

A:

The following is an illustration of how the total consideration for the mergers would be calculated based on the information set forth in Russell Hobbs’ unaudited consolidated balance sheet as of December 31, 2009.

SB Holdings Common Shares Issued To	Total Shares(1)	Value(2)
Harbinger Parties in exchange for shares of Russell Hobbs Stock	14,925,622	$470,157,093
Harbinger Parties in exchange for conversion of Harbinger term loan	5,220,232	$164,437,308
Harbinger Parties in exchange for shares of Spectrum common stock (3)	12,450,198	$392,181,237
Other Spectrum stockholders in exchange for shares of Spectrum common stock	18,179,015	$572,638,973
Russell Hobbs RSU holders (4)	286,146	$9,013,599

Total shares of SB Holdings issued in mergers (including RSUs)	51,061,213	$1,608,428,210

(1)	The calculations of the SB Holdings shares issuable in the mergers in the above table are based on the information set forth in Russell Hobbs’ unaudited consolidated balance sheet as of December 31, 2009 and the adjustments provided in the merger agreement. The merger agreement provides for a one to one exchange ratio for shares of Spectrum common stock. There were 30,629,213 shares of Spectrum common stock outstanding, 110,231.34 shares of Russell Hobbs Series D Preferred Stock outstanding and 50,000 shares of Russell Hobbs Series E Preferred Stock outstanding. The exchange ratio for shares of Russell Hobbs’ Series D and Series E Preferred Stock is based on the liquidation preference and accrued but unpaid dividends with respect to each series of the preferred stock, and a $31.50 price per share for SB Holdings common stock. At December 31, 2009, the aggregate liquidation preference and accrued but unpaid dividends on (a) the Series D Preferred Stock was approximately $151,147,000 and (b) the Series E Preferred Stock was approximately $60,825,000.

The RH Common Exchange Ratio is based in part on (a) the amount of consolidated cash and cash equivalents held by Russell Hobbs and its subsidiaries in excess of $17 million, (b) the amount of consolidated indebtedness for money borrowed of Russell Hobbs and its subsidiaries (other than the Harbinger term loan to Russell Hobbs) and (c) the pay-off amount of the Harbinger term loan to Russell Hobbs. At December 31, 2009, the consolidated cash and cash equivalents was $24,299,000, the consolidated indebtedness for money borrowed (other than the Harbinger term loan to Russell Hobbs) was $38,542,000 plus $149,000 in accrued but unpaid interest, and the Harbinger term loan pay-off amount was $164,437,000 (assuming prepayment penalties of $6,172,000).

The value of the consideration and the number of shares of SB Holdings common stock to be issued will differ from the example in this table (which is being presented for illustration purposes only) because the number of shares of SB Holdings common stock to be issued to each of the parties set forth in this table will vary based on changes prior to the closing of the mergers in (a) the liquidation preference and accrued but unpaid dividends owed on the Russell Hobbs Series D and Series E Preferred Stock, (b) the consolidated cash and cash equivalents held by Russell Hobbs and its subsidiaries, (c) the consolidated indebtedness for money borrowed (other than the Harbinger term loan to Russell Hobbs) and (d) the pay-off amount for the Harbinger term loan to Russell Hobbs.

(2)	Based upon $31.50 per share.

(3)	Based on the Harbinger Parties’ Form 4 filed on May 6, 2010, the Harbinger Parties collectively beneficially own 12,450,198 shares of Spectrum common stock as of that date.

(4)	Based on 25,800,000 Russell Hobbs Restricted Stock Units outstanding on May 6, 2010.

The actual amounts of the adjustments to the exchange ratios at the closing of the mergers will not be known until immediately prior to the closing of the mergers, and therefore, the value of the consideration and the number of shares of SB Holdings common stock to be issued in the mergers will not be known at the time that Spectrum stockholders vote on the adoption of the merger agreement.

Q:	What are the benefits of the proposed business combination?

A:	We believe the benefits of the proposed business combination include:

•	a premier consumer products company with $3 billion in annual revenues with products carried in more than one million retail outlets globally;

•

a diverse portfolio of market leading brands, including Rayovac, VARTA, Remington, Hot Shot, Cutter, Repel, Spectracide, Tetra, 8 in 1 Dingo, Black & Decker, George Foreman, Russell Hobbs, LitterMaid and Toastmaster;

•

a combined company that will be able to leverage the sales, distribution and administrative infrastructure of Spectrum and Russell Hobbs to realize cost synergies and to pursue revenue growth opportunities; and

•

a stronger capital structure with reduced financial risk (transaction is expected to lower leverage ratio, reduce debt cost, extend debt maturity profile and enhance liquidity compared to Spectrum’s existing capital structure).

Q:	Why am I receiving these materials?

A:	We sent you this proxy statement/prospectus and the enclosed proxy card because you have been identified as a stockholder of record of Spectrum and the board of directors of Spectrum is soliciting your proxy to vote at a special meeting of stockholders. To submit your proxy, complete, date, sign and return the enclosed proxy card. You are also invited to attend the special meeting in person, although you do not need to attend the special meeting to have your shares voted at the special meeting. We intend to mail this proxy statement/prospectus and accompanying proxy card on or about May 12, 2010 to all stockholders of record entitled to vote at the special meeting.

Q:	What is the prior relationship among the Harbinger Parties, Spectrum and Russell Hobbs?

A:	The Harbinger Parties currently own approximately 40% of the outstanding Spectrum common stock and 100% of the outstanding Russell Hobbs Stock. For additional information, see the sections entitled “The Proposed Transaction—Background of the Proposed Transaction,” “The Proposed Transaction—Interests of Certain Persons in the Spectrum Merger” and “Principal Stockholders.”

Q:	How will the combined company be managed following the mergers?

A:	Immediately following the mergers, the board of directors of SB Holdings will be divided into three classes and will be comprised of ten individuals. Initially, six directors will be designated by Russell Hobbs, three will be designated by Spectrum and one will be the Chief Executive Officer of SB Holdings. The Chief Executive Officer of Spectrum will be the initial Chief Executive Officer of SB Holdings. In addition to the Chief Executive Officer, Spectrum’s current management team will be the initial management team of SB Holdings. The Chief Executive Officer of Russell Hobbs will be added to Spectrum’s management team to lead a fourth reporting segment made up of the existing Russell Hobbs’ portfolio of home appliance brands.

Q:	What are the conditions to closing the mergers?

A:

Consummation of the mergers is subject to certain conditions, including, among others, closing of a new financing, adoption of the merger agreement by Spectrum’s stockholders, customary regulatory approvals, no material adverse change in Spectrum or Russell Hobbs and other customary closing conditions. For more information, see the section entitled “The Merger Agreement (Proposal No. 1)—Conditions to the Mergers.”

Q:	What are the material federal income tax consequences of the mergers?

A:	The obligation of Spectrum to consummate the Spectrum merger is conditioned on the receipt by Spectrum of an opinion of Sutherland Asbill & Brennan LLP, counsel to Spectrum, dated the date of the effective time of the Spectrum merger, to the effect that for U.S. federal income purposes the Spectrum merger will constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code and/or the mergers, taken together, will constitute exchanges described in Section 351 of the Internal Revenue Code. Tax matters are very complicated. Accordingly, we encourage you to consult your own tax advisor for a full understanding of the tax consequences of the mergers to you, including the applicability and effect of federal, state, local and foreign income and other tax laws. For more information, see the section entitled “Material U.S. Federal Income Tax Consequences.”

Q:	When do you expect the transaction to be consummated?

A:	We anticipate that the consummation of the mergers will occur by the end of the third or fourth quarter of Spectrum’s fiscal year 2010 if the requisite stockholder votes are obtained, assuming the other conditions to consummation of the mergers are satisfied or waived. However, it is possible that the transaction will not be consummated during that timeframe. For more information, see “The Merger Agreement (Proposal No. 1)—Conditions to the Mergers.”

Q:	Am I entitled to appraisal rights?

A:	Spectrum stockholders are not entitled to appraisal rights under the General Corporation Law of the State of Delaware in connection with the mergers.

Q:	Who may vote at the special meeting?

A:	Only Spectrum stockholders of record at the close of business on May 5, 2010 will be entitled to vote at the special meeting. On the record date, there were 30,629,213 shares of Spectrum common stock outstanding and entitled to vote.

Q:	How many votes do Spectrum stockholders have?

A:	Each holder of Spectrum common stock will be entitled to one vote for each share held on all matters to be voted upon at the special meeting. The holders of record of Spectrum common stock will be entitled to vote on all matters to be voted upon at the special meeting.

As of the record date, directors and executive officers of Spectrum as a group beneficially owned and were entitled to vote approximately 629,213 shares of Spectrum common stock, representing approximately 2% of the votes entitled to be cast at the special meeting. All of the directors and executive officers of Spectrum who are entitled to vote at the special meeting have indicated that they intend to vote their shares of Spectrum common stock in favor of all of the proposals to be presented at the special meeting.

As of the record date, the Harbinger Parties beneficially owned and were entitled to vote approximately 40.62% of Spectrum common stock entitled to vote at the special meeting. On March 1, 2010, Spectrum and the Harbinger Parties entered into a Letter Agreement (described in this proxy statement/prospectus) to permit the Harbinger Parties to purchase up to 100,000 shares of Spectrum common stock per week, up to an aggregate maximum of two million shares, in order to provide additional liquidity to Spectrum’s stockholders. As of May 5, 2010 the Harbinger Parties had purchased a total of 387,379 Letter Agreement Shares for an aggregate purchase price of $11.6 million. Pursuant to the terms of a support agreement dated

February 9, 2010 and the Letter Agreement, the Harbinger Parties have generally agreed to vote their shares of Spectrum common stock acquired before the date of the merger agreement in favor of the adoption of the merger agreement and against any “Alternative Proposal” (as defined in the merger agreement) that would impede the mergers and all of their shares of Spectrum common stock acquired after March 1, 2010 proportionately with the votes of the holders of Spectrum common stock (other than the Harbinger Parties), except under the circumstances described in this proxy statement/prospectus, with respect to the merger agreement and the proposed transaction.

Q:	What stockholder approvals are required for Spectrum?

A:	Proposal No. 1: The affirmative votes of the holders of (i) a majority of the outstanding shares of Spectrum common stock entitled to vote (including the shares of the Harbinger Parties) and (ii) a majority of the outstanding shares of Spectrum common stock entitled to vote (excluding the shares of the Harbinger Parties (except any shares of Spectrum common stock acquired by the Harbinger Parties after March 1, 2010)) are required to adopt the merger agreement.

Proposal No. 2: If a quorum is present, the affirmative vote of the holders of a majority of Spectrum common stock represented at the meeting and entitled to vote on the matter is required to approve an adjournment of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the special meeting to vote in favor of adopting the merger agreement.

All other actions considered at the meeting may be taken upon the favorable vote of the holders of a majority of the votes present in person or represented by proxy at the meeting and entitled to vote on the matter.

Unless otherwise indicated, the discussions relating to the procedures for voting stock are applicable to holders of Spectrum common stock, present in person (or by remote communication) or represented by proxy and entitled to vote at the special meeting.

Q:	What constitutes a quorum?

A:	A quorum of at least a majority of the voting power of all outstanding shares of common stock of Spectrum represented by proxy or in person entitled to vote at the special meeting is necessary to hold a valid special meeting. On the record date, there were an aggregate of 30,629,213 shares of Spectrum common stock outstanding. Thus, 15,314,607 shares of Spectrum common stock must be represented by proxy or present in person at the special meeting to have a quorum. The inspector of elections will determine whether or not a quorum is present.

Your shares will be counted towards the quorum only if you are present in person at the special meeting or submit a valid proxy in accordance with the procedures set forth in “How do I vote?” below. Abstentions will also be counted towards the quorum requirement, but broker non-votes will not be counted towards the quorum requirement. If there is no quorum, a majority of the shares present in person or by proxy at the special meeting may vote to adjourn the special meeting to another date.

Q:	What if I return a proxy card but do not make specific choices?

A:	If Spectrum receives a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted “FOR” the adoption of the merger agreement and “FOR” the approval of the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes to adopt the merger agreement. If any other matter is properly presented at the special meeting, your proxy (i.e., one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Q:	What effect do abstentions and broker non-votes have on the outcome of the proposals?

A:	An abstention has the same effect as a vote “Against” each of the proposals.

A “broker non-vote” occurs when a broker or bank cannot vote for a proposal because the broker or bank did not receive instructions from the beneficial owner on how to vote and does not have discretionary authority to vote on the beneficial owner’s behalf in the absence of instructions. Broker non-votes are not counted as present for the purpose of determining the existence of a quorum, and also have the same effect as a vote “Against” the proposal to adopt the merger agreement. Broker non-votes will have no effect on the proposal to adjourn the meeting to permit further solicitation of proxies.

Q:	How does Spectrum’s board of directors recommend that I vote?

A:	Spectrum’s board of directors (acting upon the unanimous recommendation of a committee of independent directors to Spectrum’s board of directors) recommends that Spectrum stockholders vote:

“FOR” Proposal No. 1 to adopt the merger agreement, and

“FOR” Proposal No. 2 to approve a proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes to adopt the merger agreement.

Q:	When and where is the special meeting?

A:	The special meeting will take place on June 11, 2010 at 9:30 a.m., at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP located at 1285 Avenue of the Americas, New York, New York 10019-6064.

Q:	Why is my vote important?

A:	If you do not return your proxy card or vote in person at the special meeting, it will be more difficult for Spectrum to obtain the necessary quorum to hold the special meeting. In addition, the adoption of the merger agreement requires the affirmative votes of (i) a majority of the outstanding shares of Spectrum common stock entitled to vote (including the shares of the Harbinger Parties) and (ii) a majority of the outstanding shares of Spectrum common stock entitled to vote (excluding the shares of the Harbinger Parties (except any shares of Spectrum common stock acquired by the Harbinger Parties after March 1, 2010)). As a result, your failure to vote will have the same effect as a vote “Against” the adoption of the merger agreement.

Q:	What do I need to do now?

A:	After you carefully read this proxy statement/prospectus, mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. In order to assure that your shares are voted, please submit your proxy as instructed on your proxy card even if you currently plan to attend the special meeting in person.

Q:	How do I vote?

A:	You may vote “For,” “Against” or “Abstain” from voting on either proposal. Votes will be counted by the inspector of elections appointed for the special meeting. The procedures for voting are as follows:

Submitting a Proxy Prior to the Special Meeting

Whether or not you plan to attend the special meeting, we urge you to submit a proxy prior to the special meeting to ensure that your shares are voted.

•	We strongly encourage you to submit a proxy by promptly returning your completed, signed and dated proxy card in the envelope provided (which is postage pre-paid if mailed in the United States).

•	If you submit a proxy to vote more than once, the proxy received later in time will revoke your earlier proxy and be the only proxy by which your shares are voted.

•

Giving your proxy means that you authorize us to vote your shares at the special meeting in the manner you direct. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by Spectrum’s board of directors as described above.

•

If any other matter is presented, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement/prospectus went to press, we knew of no matters which needed to be acted on at the special meeting, other than those discussed in this proxy statement/prospectus.

Voting During the Special Meeting

•	If you hold shares directly in your name, you may vote during the special meeting in person prior to the close of voting.

•

If your shares are held in “street name” through a bank, broker or other nominee, in order to vote during the special meeting you must request and obtain a new, valid proxy card from such nominee prior to the meeting (please contact them for further information). Once you have obtained and properly completed this new proxy card, you may vote in person prior to the close of voting.

Q:	Do I hold my shares of record or in street name?

A.	If on the record date, your shares were registered directly in your name with Spectrum’s transfer agent, BNY Mellon Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. If on the record date your shares were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the special meeting.

As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Q:	If my Spectrum shares are held in street name by my broker, will my broker vote my Spectrum shares for me?

A:	Brokers cannot vote your Spectrum shares on Proposal No. 1 to adopt the merger agreement. Therefore, it is important that you follow the directions provided by your broker about how to instruct your broker to vote your shares. If you do not provide instructions to your broker about how to vote your shares on this proposal, your shares will be treated as “broker non-votes” with respect to this proposal, which will have the same effect as a vote “Against” the proposal to adopt the merger agreement.

Q:	How are votes counted?

A:	The inspector of elections for the special meeting will tabulate the votes.

Q:	How can I find out the voting results?

A:	Preliminary and final voting results will be publicly announced as promptly as practicable. Preliminary voting results may be announced at the special meeting.

Q:	May I change my vote after I have submitted my proxy?

A:	Yes. You may revoke your proxy at any time before the close of voting at the special meeting. You may revoke your proxy in any of the following ways:

Prior to the special meeting, you may:

•	submit another properly completed proxy card with a later date by following the return instructions on the proxy card; or

•	send a written notice that you are revoking your proxy to our Corporate Secretary at our principal offices at Six Concourse Parkway, Suite 3300, Atlanta, GA 30328.

During the special meeting, you may vote in person prior to the close of voting. Simply attending the special meeting will not, by itself, revoke your proxy.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions from such nominee to change those instructions.

Q:	Who is paying for this proxy solicitation?

A:	Spectrum will pay for the entire cost of soliciting proxies. In addition to the Spectrum proxy materials, Spectrum’s directors, officers, other employees and any other solicitors that Spectrum may retain may also solicit proxies personally, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Spectrum will provide copies of its solicitation materials to banks, brokerage houses, fiduciaries and custodians that hold beneficially owned shares of Spectrum common stock for distribution to such beneficial owners. Spectrum has retained Georgeson, Inc. to aid in Spectrum’s proxy solicitation process. Spectrum estimates that its proxy solicitor fees will be approximately $9,000. Spectrum may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q:	Should I send any documents representing my ownership of Spectrum common stock now?

A:	No. After the proposed transaction is consummated, SB Holdings will send Spectrum stockholders written instructions for exchanging their Spectrum common stock for SB Holdings common stock. Please follow the instructions when you receive them.

Q:	What does it mean if I receive more than one proxy card or more than one email instructing me to vote?

A:	If you receive more than one proxy card or more than one email instructing you to vote, your shares are registered in more than one name or are registered in different accounts. Please complete, date, sign and return each proxy card, and respond to each email, to ensure that all of your shares are voted.

Q:	What does it mean if multiple members of my household are stockholders but we only received one set of proxy materials?

A:

If you hold shares in “street name,” in accordance with a notice sent to certain brokers, banks or other nominees, we are sending only one proxy statement/prospectus to an address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce Spectrum’s printing and postage costs. If you hold shares in your name rather than in street name and you would like to receive only one proxy statement/prospectus for your household, please contact BNY Mellon Shareowner Services, Spectrum’s transfer agent, at (800) 777-3694, or access your account on the Internet at www.bnymellon.com/shareowner.

However, if any stockholder residing in your household wishes to receive a separate proxy statement/prospectus for future special meetings, they may call Spectrum’s Investor Relations department at (770) 829-6200 or write to Investor Relations at investorrelations@spectrumbrands.com or Six Concourse Parkway, Suite 3300, Atlanta, GA 30328. For more information see “The Special Meeting and Proxy Solicitation—Spectrum Householding Information.”

Q:	Whom can I contact with any additional questions?

A:	If you have questions about the special meeting or would like additional copies of this proxy statement/prospectus, you should contact:

Spectrum Brands, Inc.

Six Concourse Parkway, Suite 3300

Atlanta, GA 30328

Attention: Investor Relations

Phone Number: (770) 829-6200

E-mail: investorrelations@spectrumbrands.com

SUMMARY

This summary highlights some of the information contained elsewhere in this proxy statement/prospectus. It is not complete and may not contain all of the information that you may want to consider. We urge you to read carefully this entire proxy statement/prospectus, including “Risk Factors” beginning on page 29, and the other documents we refer you to for a more complete understanding of the proposed transaction and subsequent combination. See “Where You Can Find More Information.” Certain items in this summary include a page reference directing you to a more complete description of that item. Unless otherwise indicated in this proxy statement/prospectus or the context otherwise requires, throughout this proxy statement/prospectus we generally refer to Spectrum Brands, Inc. and, where applicable, its consolidated subsidiaries as “Spectrum,” Russell Hobbs, Inc. and, where applicable, its consolidated subsidiaries as “Russell Hobbs,” Spectrum Brands Holdings, Inc., a newly formed holding company, as “SB Holdings,” Battery Merger Corp., a direct wholly-owned subsidiary of SB Holdings, as “Battery Sub,” Grill Merger Corp., a direct wholly-owned subsidiary of SB Holdings, as “Grill Sub,” Harbinger Capital Partners Master Fund I, Ltd. (“Harbinger Master Fund”) and two of its affiliates, Harbinger Capital Partners Special Situations Fund, L.P. (“Harbinger Special Situations Fund”) and Global Opportunities Breakaway Ltd. (“Breakaway Fund”) as the “Harbinger Parties” and the Agreement and Plan of Merger, dated as of February 9, 2010, by and among Spectrum, Russell Hobbs, SB Holdings, Battery Sub and Grill Sub, as amended, as the “merger agreement”.

The Companies (see page 59)

Spectrum Brands, Inc.

Six Concourse Parkway, Suite 3300

Atlanta, GA 30328

Telephone: (770) 829-6200

Spectrum, a Delaware corporation based in Atlanta, Georgia, is a global branded consumer products company with leading market positions in six major product categories: consumer batteries, pet supplies, electric shaving and grooming, electric personal care, portable lighting and home and garden control products. Spectrum is a leading worldwide manufacturer and marketer of alkaline, zinc carbon and hearing aid batteries, as well as aquariums and aquatic health supplies and a leading worldwide designer and marketer of rechargeable batteries, battery-powered lighting products, electric shavers and accessories, grooming products and hair care appliances. Spectrum’s operations also include the manufacturing and marketing of specialty pet supplies. Spectrum is also a leading North American manufacturer and marketer of herbicides, insecticides and repellents.

Spectrum sells its products in approximately 120 countries through a variety of trade channels, including retailers, wholesalers and distributors, hearing aid professionals, industrial distributors and original equipment manufacturers. Spectrum enjoys strong name recognition in our markets under the Rayovac, VARTA and Remington brands, each of which has been in existence for more than 80 years, and under the Spectracide, Cutter, Tetra, 8-in-1 and various other brands. Spectrum has manufacturing and product development facilities located in the United States, Europe, China and Latin America. Substantially all of Spectrum’s rechargeable batteries and chargers, shaving and grooming products, personal care products and portable lighting products are manufactured by third party suppliers that are primarily located in Asia.

On February 3, 2009, Spectrum and thirteen of its United States subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Western District of Texas. On August 28, 2009, the Debtors’ joint plan of reorganization (the “Plan”) became effective and the Debtors emerged from Chapter 11 of the Bankruptcy Code. Pursuant to the Plan, Spectrum’s capital structure was realigned. Spectrum’s outstanding equity securities were cancelled with no distribution to holders of Spectrum’s then existing equity. Spectrum issued new common stock and 12% Senior Subordinated Toggle Notes due 2019 (“PIK Notes”) to holders of allowed claims in respect of

Spectrum’s then outstanding public senior subordinated notes. The supplemental and sub-supplemental participants in the Debtors’ debtor-in-possession credit facility also received the new common stock. Spectrum common stock has been listed on the New York Stock Exchange (“NYSE”) under the symbol “SPB” since March 18, 2010.

Russell Hobbs, Inc.

3633 S. Flamingo Road

Miramar, FL 33027

Telephone: (954) 883-1000

In December 2007, two longstanding companies in the small household appliance business, Salton, Inc. (“Salton”) and Applica Incorporated (“Applica”), combined their businesses through a merger, as a result of which Applica became a wholly-owned subsidiary of Salton. In December 2009, the combined company (formerly known as Salton, Inc.) changed its name to Russell Hobbs, Inc.

Russell Hobbs, a Delaware corporation based in Miramar, Florida, markets and distributes a broad range of branded small household appliances, pet and pest products, water products and personal care products. Russell Hobbs has a broad portfolio of well recognized brand names, including Black & Decker, George Foreman, Russell Hobbs, Farberware, Toastmaster, Juiceman, Breadman and LitterMaid. Russell Hobbs’ customers include mass merchandisers, specialty retailers and appliance distributors primarily in North America, South America, Europe and Australia.

Spectrum Brands Holdings, Inc.

c/o Russell Hobbs, Inc.

3633 S. Flamingo Road

Miramar, FL 33027

Telephone: (954) 883-1000

SB Holdings is a Delaware corporation and a newly formed holding company. SB Holdings was formed solely to effect the proposed transaction and has not conducted any business, other than in connection with the merger agreement and related ancillary agreements to which SB Holdings is a party. Pursuant to the merger agreement, Spectrum and Russell Hobbs will survive as wholly owned subsidiaries of SB Holdings. The NYSE has approved the listing of SB Holdings common stock under the symbol “SPB”, subject to official notice of issuance.

Battery Merger Corp.

c/o Russell Hobbs, Inc.

3633 S. Flamingo Road

Miramar, FL 33027

Telephone: (954) 883-1000

Battery Sub is a newly formed Delaware corporation and a direct wholly owned subsidiary of SB Holdings, which was formed solely to effect the proposed transaction and has not conducted and will not conduct any business during any period of its existence. Pursuant to the merger agreement, Battery Sub will merge with and into Spectrum with Spectrum continuing as the surviving corporation and a wholly owned subsidiary of SB Holdings.

Grill Merger Corp.

c/o Russell Hobbs, Inc.

3633 S. Flamingo Road

Miramar, FL 33027

Telephone: (954) 883-1000

Grill Sub is a newly formed Delaware corporation and a direct wholly owned subsidiary of SB Holdings formed solely to effect the proposed transaction and has not conducted and will not conduct any business during any period of its existence. Pursuant to the merger agreement, Grill Sub will merge with and into Russell Hobbs with Russell Hobbs continuing as the surviving corporation and a wholly owned subsidiary of SB Holdings.

The Merger Agreement (Proposal No. 1) (see page 127)

The merger agreement is attached as Annex A-1 to this proxy statement/prospectus and is incorporated by reference herein in its entirety. The first amendment to the merger agreement, dated as of March 1, 2010, is attached as Annex A-2 to this proxy statement/prospectus and is incorporated by reference herein in its entirety. The second amendment to the merger agreement, dated as of March 26, 2010, is attached as Annex A-3 to this proxy statement/prospectus and is incorporated by reference herein in its entirety. The third amendment to the merger agreement, dated as of April 30, 2010, is attached as Annex A-4 to this proxy statement/prospectus and is incorporated by reference herein in its entirety. Spectrum encourages its stockholders to read the merger agreement and the three amendments thereto carefully and in their entirety, as the merger agreement is the principal legal document governing the mergers.

The Proposed Transaction (see page 76)

On February 9, 2010, Spectrum entered into the merger agreement with Russell Hobbs, SB Holdings, Battery Sub and Grill Sub. As part of the proposed transaction, Spectrum and Russell Hobbs will become subsidiaries of SB Holdings, a newly created Delaware holding corporation.

Under the merger agreement, (i) Battery Sub will merge with and into Spectrum, with Spectrum as the surviving corporation (the “Spectrum merger”), and (ii) Grill Sub will merge with and into Russell Hobbs, with Russell Hobbs as the surviving corporation (the “Russell Hobbs merger,” which, together with the Spectrum merger, are referred to herein as the “mergers”). Battery Sub and Grill Sub are both direct wholly-owned subsidiaries of SB Holdings.

Upon the consummation of the mergers, (i) Spectrum stockholders will be entitled to receive in the Spectrum merger one share of the common stock of SB Holdings (“SB Holdings common stock”) in exchange for each share they hold of Spectrum common stock (“Spectrum common stock”) and (ii) Russell Hobbs stockholders will be entitled to receive shares of SB Holdings in exchange for their shares of Russell Hobbs common stock and preferred stock (“Russell Hobbs Stock”) in accordance with the terms of the merger agreement and based on a $675 million enterprise value of Russell Hobbs, subject to various adjustments set forth in the merger agreement, and a $31.50 per share valuation of Spectrum common stock. The adjustments set forth in the merger agreement include, among other things, adjustments to reflect the amount of cash held by Russell Hobbs and Russell Hobbs’ indebtedness for borrowed money.

Based on the information set forth in Russell Hobbs’ December 31, 2009 balance sheet, the adjustments to the enterprise value of Russell Hobbs set forth in the merger agreement would have resulted in a reduction of such enterprise value from $675 million to $644 million, taking into account the conversion of the Harbinger Parties’ existing approximately $158 million principal amount of Russell Hobbs’ term debt into SB Holdings common stock at a price of $31.50 per share. The shares of SB Holdings common stock to be issued to the

Harbinger Parties upon such conversion are included in the calculation of the 20,432,000 shares to be issued to Russell Hobbs’ stockholders as described herein; however, such shares are not included in the shares of SB Holdings common stock to be registered under this proxy statement/prospectus.

As a result of the mergers, the stockholders of Spectrum (other than the Harbinger Parties) are expected to own approximately 35% of SB Holdings, and the Harbinger Parties are expected to own approximately 65% of SB Holdings (assuming that the Harbinger Parties do not acquire additional shares of Spectrum common stock prior to the consummation of the mergers).

At the time of the special meeting, neither the stockholders of Spectrum nor the stockholders of Russell Hobbs will know the value of the consideration that they will receive in the merger. In addition, at the time that Spectrum stockholders vote on the adoption of the merger agreement, Spectrum stockholders will not know the number of shares of SB Holdings that will be issued pursuant to the merger agreement to the Harbinger Parties in exchange for the Harbinger Parties’ shares of Russell Hobbs common stock and preferred stock.

The following is an illustration of how the total consideration for the mergers would be calculated, based on the information set forth in Russell Hobbs’ unaudited consolidated balance sheet as of December 31, 2009.

SB Holdings Common Shares Issued To	Total Shares(1)	Value(2)
Harbinger Parties in exchange for shares of Russell Hobbs Stock	14,925,622	$470,157,093
Harbinger Parties in exchange for conversion of Harbinger term loan	5,220,232	$164,437,308
Harbinger Parties in exchange for shares of Spectrum common stock (3)	12,450,198	$392,181,237
Other Spectrum stockholders in exchange for shares of Spectrum common stock	18,179,015	$572,638,973
Russell Hobbs RSU holders (4)	286,146	$9,013,599

Total shares of SB Holdings issued in mergers (including RSUs)	51,061,213	$1,608,428,210

(1)	The calculations of the SB Holdings shares issuable in the mergers in the above table are based on the information set forth in Russell Hobbs’ unaudited consolidated balance sheet as of December 31, 2009 and the adjustments provided in the merger agreement. The merger agreement provides for a one to one exchange ratio for shares of Spectrum common stock. There were 30,629,213 shares of Spectrum common stock outstanding, 110,231.34 shares of Russell Hobbs Series D Preferred Stock outstanding and 50,000 shares of Russell Hobbs Series E Preferred Stock outstanding. The exchange ratio for shares of Russell Hobbs’ Series D and Series E Preferred Stock is based on the liquidation preference and accrued but unpaid dividends with respect to each series of the preferred stock, and a $31.50 price per share for SB Holdings common stock. At December 31, 2009, the aggregate liquidation preference and accrued but unpaid dividends on (a) the Series D Preferred Stock was approximately $151,147,000 and (b) the Series E Preferred Stock was approximately $60,825,000.

The RH Common Exchange Ratio is based in part on (a) the amount of consolidated cash and cash equivalents held by Russell Hobbs and its subsidiaries in excess of $17 million, (b) the amount of consolidated indebtedness for money borrowed of Russell Hobbs and its subsidiaries (other than the Harbinger term loan to Russell Hobbs) and (c) the pay-off amount of the Harbinger term loan to Russell Hobbs. At December 31, 2009, the consolidated cash and cash equivalents was $24,299,000, the consolidated indebtedness for money borrowed (other than the Harbinger term loan to Russell Hobbs) was $38,542,000 plus $149,000 in accrued but unpaid interest, and the Harbinger term loan pay-off amount was $164,437,000 (assuming prepayment penalties of $6,172,000).

The value of the consideration and the number of shares of SB Holdings common stock to be issued will differ from the example in this table (which is being presented for illustration purposes only) because the number of shares of SB Holdings common stock to be issued to each of the parties set forth in this table will vary based on changes prior to the closing of the mergers in (a) the liquidation preference and accrued but unpaid dividends owed on the Russell

Hobbs Series D and Series E Preferred Stock, (b) the consolidated cash and cash equivalents held by Russell Hobbs and its subsidiaries, (c) the consolidated indebtedness for money borrowed (other than the Harbinger term loan to Russell Hobbs) and (d) the pay-off amount for the Harbinger term loan to Russell Hobbs.

(2)	Based upon $31.50 per share.

(3)	Based on the Harbinger Parties’ Form 4 filed on May 6, 2010, the Harbinger Parties collectively beneficially own 12,450,198 shares of Spectrum common stock as of that date.

(4)	Based on 25,800,000 Russell Hobbs Restricted Stock Units outstanding on May 6, 2010.

The actual amounts of the adjustments to the exchange ratios at the closing of the mergers will not be known until immediately prior to the closing of the mergers, and therefore, the value of the consideration and the number of shares of SB Holdings common stock to be issued in the mergers will not be known at the time that Spectrum stockholders vote on the adoption of the merger agreement.

The combination of Spectrum and Russell Hobbs, if consummated, will create a new global consumer products company with an estimated $3 billion in annual revenues, a strong balance sheet and a diverse portfolio of market-leading brands, including Remington, Rayovac, VARTA, Hot Shot, Cutter, Repel, Spectracide, Black & Decker, George Foreman, Russell Hobbs, LitterMaid, Toastmaster, Tetra, 8 in 1 and Dingo.

If the proposed transaction is consummated, SB Holdings, operating under the “Spectrum Brands” name, will continue to be managed by Spectrum’s senior management team, with the addition of Terry L. Polistina, current Chief Executive Officer of Russell Hobbs, to lead a fourth reporting segment made up of the existing Russell Hobbs’ portfolio of small household appliance brands. Spectrum’s current reporting segments, Global Batteries and Personal Care, Global Pet Supplies and Home and Garden, will remain autonomous and will continue to operate under their current management structures. Including Russell Hobbs’ $800 million in annual revenues, SB Holdings is expected to be approximately $3 billion in annual revenues with $430 million to $440 million of adjusted EBITDA in fiscal 2010. Anticipated synergies of $25 million to $30 million are expected to be realized within 36 months following the consummation of the mergers.

Financing the Proposed Transaction (see page 115)

Commitments for $1.8 billion in financing have been obtained from three financial institutions to be provided through a combination of new term loans, new senior notes and a new $300 million ABL revolving facility. Proceeds from the financing (of which $1.532 billion in proceeds is anticipated to be received at closing) will be used to refinance substantially all of existing Spectrum and Russell Hobbs debt, other than Spectrum’s PIK Notes which are expected to remain outstanding after the mergers, and to pay transaction fees and expenses.

The proposed transaction is expected to improve Spectrum’s leverage ratio, calculated as total debt less cash divided by adjusted EBITDA. Spectrum’s leverage ratio was 4.7x for the quarter ended January 3, 2010. The leverage ratio declines to 4.0x pro forma for the transaction. The leverage ratio is projected to decline to 3.8x for fiscal 2010. Compared to Spectrum’s existing capital structure, the new capital structure will provide longer maturities, with certain of the debt instruments expected to extend to 2016 and beyond, and additional liquidity for the combined company.

What Stockholders Will Be Entitled To Receive (see page 76)

Upon the consummation of the mergers, (i) stockholders of Spectrum will be entitled to receive in the Spectrum merger one share of SB Holdings common stock in exchange for each share they hold of Spectrum common stock and (ii) Russell Hobbs stockholders will be entitled to receive shares of SB Holdings in exchange for their shares of Russell Hobbs Stock in accordance with the terms of the merger agreement and based on a

$675 million enterprise value of Russell Hobbs, subject to various adjustments set forth in the merger agreement, and a $31.50 per share valuation of Spectrum common stock.

Ownership of SB Holdings After the Proposed Transaction (see page 115)

After consummation of the mergers, the stockholders of Spectrum (other than the Harbinger Parties) are expected to own approximately 35% of SB Holdings and the Harbinger Parties are expected to own approximately 65% of SB Holdings (assuming that the Harbinger Parties do not acquire additional shares of Spectrum common stock prior to the consummation of the mergers). Specifically, the Russell Hobbs Stock will convert into SB Holdings common stock in accordance with the terms of the merger agreement and is based on a $675 million enterprise value of Russell Hobbs, subject to various adjustments set forth in the merger agreement, and a $31.50 per share valuation of Spectrum common stock. Furthermore, as part of the proposed transaction, the Harbinger Parties have agreed to convert their existing approximately $158 million aggregate principal amount of Russell Hobbs’ term debt into SB Holdings common stock at a price of $31.50 per share, which is included in the $675 million enterprise value of Russell Hobbs. The shares of SB Holdings common stock to be issued to the Harbinger Parties upon such conversion are included in the calculation of the 20,432,000 shares to be issued to Russell Hobbs’ stockholders as described herein; however, such shares are not included in the shares of SB Holdings common stock to be registered under this proxy statement/prospectus.

Directors and Executive Officers of SB Holdings After the Proposed Transaction (see page 173)

Immediately following the mergers, the board of directors of SB Holdings will be divided into three classes and will be comprised of ten individuals. Initially, six directors will be designated by Russell Hobbs, three will be designated by Spectrum and one will be the Chief Executive Officer of SB Holdings. The Chief Executive Officer of Spectrum will be the initial Chief Executive Officer of SB Holdings. In addition to the Chief Executive Officer, Spectrum’s current management team will be the initial management team of SB Holdings. The Chief Executive Officer of Russell Hobbs will be added to Spectrum’s management team to lead a fourth reporting segment made up of the existing Russell Hobbs’ portfolio of home appliance brands.

Recommendation to Spectrum’s Stockholders (see page 76)

The Spectrum Board (consistent with the recommendation of the Committee to the Spectrum Board) believes the merger agreement and the proposed transaction are advisable and in the best interests of Spectrum’s stockholders (other than the Harbinger Parties) and recommends that you vote “FOR” the proposal to adopt the merger agreement. The Spectrum Board also recommends that you vote “FOR” the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies on the proposal to adopt the merger agreement. When you consider the Spectrum Board’s recommendation, you should be aware that Spectrum’s directors may have interests in the transaction that may be different from, or in addition to, your interests. These interests are described in “The Proposed Transaction—Interests of Certain Persons in the Spectrum Merger.”

Spectrum’s Reasons for the Proposed Transaction (see page 91)

In evaluating the proposed transaction, the Committee consulted its legal and financial advisors and, in making its recommendation, the Committee considered a number of factors, including those factors described under “The Proposed Transaction—Background of the Proposed Transaction” and “The Proposed Transaction—Recommendation of the Committee and the Spectrum Board of Directors; Reasons for the Transaction.” In the course of reaching its decision, the Spectrum Board considered, among other factors, the unanimous recommendation of the Committee. See “The Proposed Transaction” and “The Proposed Transaction—Background of the Proposed Transaction—Recommendation of the Committee and the Spectrum Board of Directors; Reasons for the Transaction—The Spectrum Board of Directors.”

Opinion of the Committee’s Financial Advisor (see page 100)

In connection with the transaction, the Committee received the written opinion, dated February 8, 2010, of its financial advisor, Barclays Capital Inc. (“Barclays Capital”), as to the fairness, from a financial point of view and as of the date of such opinion, to holders of Spectrum common stock (other than the Harbinger Parties and their respective affiliates) of the Spectrum Exchange Ratio. The full text of Barclays Capital’s written opinion is attached as Annex B to this proxy statement/prospectus and is incorporated herein by reference. Barclays Capital’s written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Barclays Capital in rendering its opinion. Barclays Capital’s opinion is addressed to the Committee (solely in its capacity as such) and relates only to the fairness, from a financial point of view, of the Spectrum Exchange Ratio. Barclays Capital’s opinion does not in any manner address Spectrum’s underlying business decision to proceed with or effect the proposed transaction, the likelihood of consummation of the proposed transaction or the terms of any related financing and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the proposed transaction.

Risks Relating to the Proposed Transaction (page 32)

You should understand that the following important factors, in addition to those discussed in “Risk Factors” below and elsewhere in this proxy statement/prospectus, and in the documents which are incorporated by reference in this proxy statement/prospectus, could affect the future results of Russell Hobbs and Spectrum, and of SB Holdings after the consummation of the proposed transaction, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements:

•	the failure of Spectrum stockholders to adopt the merger agreement;

•	the risk that the businesses will not be integrated successfully;

•	the risk that synergies will not be realized;

•	the risk that SB Holdings following this transaction will not realize its financing strategy;

•	litigation with respect to either company or the mergers; and

•	disruption from the mergers making it more difficult to maintain certain strategic relationships.

Spectrum Stockholder Vote Required (see page 109)

Adoption of the merger agreement requires an affirmative votes of the holders of (i) a majority of the outstanding shares of Spectrum common stock entitled to vote (including the shares of the Harbinger Parties) and (ii) a majority of the outstanding shares of Spectrum common stock entitled to vote (excluding the shares of the Harbinger Parties (except any shares of Spectrum common stock acquired by the Harbinger Parties after March 1, 2010)). Approval of the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies if adoption of the merger agreement is not obtained at the special meeting, requires the affirmative vote of the holders of a majority of the shares represented at the special meeting and entitled to vote on the matter.

Treatment of Spectrum Restricted Stock (see page 130)

Prior to and contingent upon the consummation of the mergers, the Spectrum Board (or the appropriate committee thereof) will take any actions necessary to cause each share of restricted stock with respect to Spectrum common stock to be converted into a share of restricted stock with respect to SB Holdings common stock at the exchange ratio for the conversion of Spectrum common stock, as may be adjusted, without change in the vesting schedule and other terms and conditions of the restricted stock. At the effective time of the mergers, the Spectrum 2009 Incentive Plan will be assumed by SB Holdings.

Conditions to the Consummation of the Mergers (see page 136)

Consummation of the mergers is subject to certain conditions, including, among others, closing of the new financing, adoption of the merger agreement by the requisite affirmative votes of the Spectrum stockholders, customary regulatory approvals, no material adverse change in Spectrum or Russell Hobbs and other customary closing conditions. All regulatory approvals necessary to consummate the mergers have been received.

Termination of the Merger Agreement (see page 143)

The merger agreement may be terminated due to any of the following:

•	by mutual written consent of Spectrum and Russell Hobbs;

•	by Russell Hobbs if there is a change in the recommendation by the Spectrum Board;

•	by Spectrum if the Spectrum Board decides to accept a Superior Proposal as described below;

•	by either party:

•	if the proposed transaction is not consummated before the close of business on August 12, 2010;

•	if the proposed transaction is enjoined or otherwise prohibited by law;

•	if Spectrum’s stockholders do not adopt the merger agreement; or

•	if there is a material breach (as defined in the merger agreement) by either party.

The Spectrum Board (consistent with the recommendation of the Committee to the Spectrum Board) may withdraw or change its recommendation to the Spectrum stockholders with respect to the Spectrum merger if the Spectrum Board determines that to do otherwise would be inconsistent with its fiduciary duties because of the existence of an Intervening Event or a Superior Proposal (each as defined in the merger agreement). In addition, subject to certain procedural requirements (including the ability of Russell Hobbs to revise its offer) and payment of the termination fee and expense reimbursement discussed below, Spectrum may terminate the merger agreement and enter into an agreement with a third party which makes a Superior Proposal.

Termination Fees and Expenses (see page 145)

In connection with the termination of the merger agreement under specified circumstances generally related to a change in the recommendation by the Spectrum Board or a termination in connection with a Superior Proposal, Spectrum may be required to pay Russell Hobbs a termination fee of $1 million (or $10 million in specified circumstances) and reimburse Russell Hobbs for certain expenses related to the merger agreement up to an aggregate amount of $10 million (or in some cases expense reimbursement will not be subject to this $10 million limit). In connection with the termination of the merger agreement due to the failure to obtain the debt financing, Russell Hobbs may be required to pay Spectrum a reverse termination fee of $1 million and reimburse Spectrum Brands for certain expenses related to the merger agreement up to an aggregate amount of $10 million.

Prior to any termination of the merger agreement, the only remedy that either party may pursue is specific performance. Following termination, the parties’ sole remedy will be the termination fees described above (if payable), except in the case of a willful and material breach, in which case the aggregate amount of damages of either party may not exceed $50 million. Money damages payable by the Harbinger Parties and their affiliates under the merger agreement and the other transaction documents following a termination of the merger agreement are limited to $50 million in the aggregate.

Regulatory Matters (see page 117)

Consummation of the mergers is subject to prior receipt of those approvals and consents required to be obtained from applicable governmental and regulatory authorities, including under the Hart-Scott-Rodino Act (“HSR Act”) and by the applicable governmental authorities of Canada, Germany and Spain (except those the failure of which to be made or obtained does not have and would not reasonably be likely to have, individually or in the aggregate, an RH Material Adverse Effect and/or a Battery Material Adverse Effect (as each is defined in the merger agreement)).

Spectrum has submitted the required notices to the applicable antitrust regulatory authorities in the United States, Canada, Germany and Spain, and the antitrust regulatory authorities of each country other than the United States have issued a ruling in favor of the mergers and, in the case of the United States, the waiting period under the HSR Act has expired.

Except for the competition law approvals described above, Spectrum, Russell Hobbs and SB Holdings are not aware of any governmental approvals or compliance with applicable laws and regulations that are required for the mergers to become effective other than filings with the NYSE regarding the listing of SB Holdings’ shares and filings with the Securities and Exchange Commission (“SEC”) regarding this proxy statement/prospectus. Spectrum, Russell Hobbs and SB Holdings intend to seek any other approvals required to consummate the mergers. There can be no assurance, however, that any such approvals will be obtained.

No Appraisal Rights (see page 74)

Spectrum stockholders are not entitled to appraisal rights under the General Corporation Law of the State of Delaware (“DGCL”) in connection with the mergers.

Material U.S. Federal Income Tax Consequences (see page 149)

The obligation of Spectrum to consummate the Spectrum merger is conditioned on the receipt by Spectrum of an opinion of Sutherland Asbill & Brennan LLP, counsel to Spectrum, dated the date of the effective time of the Spectrum merger, to the effect that for U.S. federal income tax purposes the Spectrum merger will constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code and/or the mergers, taken together, will constitute exchanges described in Section 351 of the Internal Revenue Code.

Interests of Certain Persons in the Spectrum Merger (see page 109)

When Spectrum stockholders consider the Spectrum Board’s recommendation that they vote in favor of the adoption of the merger agreement, Spectrum stockholders should be aware that Spectrum executive officers and directors may have interests in the Spectrum merger that may be different from, or in addition to, their interests.

As of May 5, 2010, Spectrum directors and named executive officers have been granted restricted stock which represents approximately 2% of the outstanding shares of Spectrum common stock. They will be entitled to receive the same consideration for their shares of Spectrum common stock in the Spectrum merger as the other holders of Spectrum common stock. The named executive officers hold restricted stock, which vests 75% on October 1, 2010, and 25% on October 1, 2011, and the directors hold restricted stock which vests 100% on October 1, 2010, if the executive officer is employed by (or the director is serving as a director of) Spectrum on such date. If the executive officer terminates employment (or the director ceases to serve as a director) before such date under certain circumstances, vesting of the restricted stock may be accelerated or may continue as if such executive officer remained employed by Spectrum. Under the merger agreement, the Spectrum equity awards will be converted, based on the exchange ratio for the conversion of Spectrum common stock specified in the merger agreement, into comparable equity awards with respect to SB Holdings common stock at the effective time of the mergers (see “The Merger Agreement (Proposal No. 1)—Merger Consideration”). The mergers will not cause the accelerated vesting of any Spectrum equity awards.

There are 26.4 million outstanding Russell Hobbs Restricted Stock Units (“RSU”) which will vest on the earlier to occur of (i) a change in control of Russell Hobbs (as defined below), (ii) the first anniversary of a “significant corporate event” (as defined below), or (iii) the termination of the RSU holder’s employment with Russell Hobbs without “cause” or by the employee for “good reason” after the occurrence of a significant corporate event. Under the merger agreement, the Russell Hobbs equity awards will be converted based on the RH Common Exchange Ratio (as defined in the merger agreement) into comparable equity awards with respect to SB Holdings common stock at the effective time of the mergers.

Spectrum has entered into employment agreements with certain of its executive officers. Under these employment agreements, Spectrum’s executive officers would have been entitled to significant payments in connection with their termination of employment or a change in control of Spectrum. However, in connection with the mergers, such executive officers have waived the right to assert that the Spectrum merger is a change in control and have waived the right to receive any compensation or benefits due solely as a result of the Spectrum merger, to the extent such benefits were triggered, pursuant to signed Change in Control Waivers and Releases, each effective as of February 8, 2010. For the avoidance of doubt, the named executive officers have not waived their contractual rights, if any, under their employment agreements to receive compensation or benefits if their employment is terminated without regard to whether a change in control has occurred.

On February 8, 2010, Spectrum entered into an amendment to the employment agreement of David R. Lumley, Spectrum’s then Co-Chief Operating Officer and President of its Global Batteries and Personal Care and Home and Garden segments. This amendment provided that, in the event that Spectrum’s then Chief Executive Officer, Kent J. Hussey, no longer served as the sole Chief Executive Officer, Mr. Lumley would succeed Mr. Hussey as the sole Chief Executive Officer of Spectrum and the sole Chief Executive Officer of the business group of which Spectrum is a part. On April 13, 2010, Mr. Hussey retired as Chief Executive Officer of Spectrum, and Mr. Lumley was appointed to succeed him as Chief Executive Officer. Mr. Hussey will continue to serve as Chairman of the Board of Spectrum until the earlier of August 12, 2010 or the closing date of the mergers. In connection with Mr. Hussey’s retirement, Spectrum entered into a separation agreement with Mr. Hussey, which is further described under “The Proposed Transaction—Interests of Certain Persons in the Spectrum Merger—Hussey Separation Agreement.” In connection with such change of position, SB Holdings and Mr. Lumley are expected to enter into a new employment agreement providing for compensation and benefits commensurate with such position, which shall not be less favorable than the compensation and benefits currently in effect for Mr. Lumley.

In addition, the merger agreement requires SB Holdings to (x) either maintain Spectrum’s and Russell Hobbs’ current directors’ and officers’ liability insurance policies for a period of six years from the effective time of the mergers or (y) obtain substitute policies or purchase a “tail” policy with a claims period of at least six years from the effective time of the mergers, in each case that provides coverage for events occurring on or before the effective time of mergers. The terms of the insurance policies will be no less favorable than Spectrum’s and Russell Hobbs’ respective existing policies, unless the annual premiums of the policies would exceed 300% of the current policies’ premiums as of the date of the merger agreement, in which case the coverage will be the greatest amount of coverage available for a premium amount not exceeding 300% of such current premiums.

The Harbinger Parties currently own approximately 40% of the outstanding Spectrum common stock and own 100% of the outstanding Russell Hobbs Stock. As of April 30, 2010, the Harbinger Parties owned approximately $93 million of Spectrum’s PIK Notes. The Harbinger Parties may have interests that differ from those of the other Spectrum stockholders due to their 100% ownership of Russell Hobbs. As a result of the mergers, the Harbinger Parties will reduce their ownership of Russell Hobbs from 100% direct ownership to approximately 65% indirect ownership, and they will increase their ownership of Spectrum from approximately 40% direct ownership to approximately 65% indirect ownership (assuming that the Harbinger Parties do not acquire additional shares of Spectrum common stock prior to the consummation of the mergers).

Material Support and Ancillary Agreements in Connection with the Proposed Transaction (see page 118)

Stockholder Agreement

In connection with the proposed transaction, the Harbinger Parties and SB Holdings entered into a stockholder agreement, dated February 9, 2010 (the “Stockholder Agreement”), which will be effective as of the effective time of the mergers, to provide for certain protective provisions in favor of minority stockholders, including selection of three independent directors by a special nominating committee, preemptive rights for certain eligible stockholders, limitations on transactions with affiliates of significant stockholders, limitations on going private transactions and tag along rights.

Support Agreements

Harbinger Support Agreement and Letter Agreement

On February 9, 2010, Spectrum entered into a support agreement with the Harbinger Parties (the “Harbinger Support Agreement”). Under the Harbinger Support Agreement, the Harbinger Parties agree to vote their shares of Spectrum common stock acquired before the date of the merger agreement in favor of the mergers and against any Alternative Proposal that would impede the mergers.

In the event that the merger agreement is terminated by Spectrum in connection with a Superior Proposal, which requires the approval of the Spectrum stockholders to be effective and which involves all or substantially all of Spectrum’s assets or stock, before its stockholders adopt the merger agreement, the Harbinger Parties have agreed to vote sufficient shares of their Spectrum common stock acquired before the date of the merger agreement to cause such Superior Proposal to be approved, if such Superior Proposal values the Spectrum common stock at no less than $34.65 per share and assuming at least two-thirds of the Spectrum common stock not held by the Harbinger Parties or their affiliates (except Letter Agreement Shares (defined below)) are voted in favor of, or tendered in connection with, such Superior Proposal.

On March 1, 2010, Spectrum and the Harbinger Parties entered into a letter agreement (the “Letter Agreement”) amending the Harbinger Support Agreement to permit the Harbinger Parties to purchase up to 100,000 shares of Spectrum common stock per week prior to the consummation of the mergers, up to an aggregate maximum of two million shares (the “Letter Agreement Shares”), in order to provide additional liquidity to Spectrum’s stockholders. The Harbinger Support Agreement otherwise would in general have prohibited the Harbinger Parties from acquiring additional shares of Spectrum common stock until the termination of the merger agreement. As of May 5, 2010 the Harbinger Parties had purchased a total of 387,379 Letter Agreement Shares for an aggregate purchase price of $11.6 million.

Pursuant to the terms of the Letter Agreement, the Harbinger Parties have generally agreed to vote any such newly acquired shares of Spectrum common stock proportionately with the votes of the holders of Spectrum common stock (other than the Harbinger Parties and the Avenue Parties (defined below)) with respect to the merger agreement and the mergers, except that the Harbinger Parties will vote any shares purchased from

Avenue International Master, L.P. and certain of its affiliates that own Spectrum common stock (the “Avenue Parties”) in accordance with the Avenue Parties’ voting obligations under the support agreement, dated as of February 9, 2010, by and among Spectrum and the Avenue Parties (the “Avenue Support Agreement”). If the Avenue Support Agreement is terminated or suspended, any shares purchased by the Harbinger Parties from the Avenue Parties will be voted proportionately with the votes of the holders of Spectrum common stock (other than the Harbinger Parties and the Avenue Parties). The Harbinger Parties have also agreed to vote their shares of Spectrum common stock acquired after March 1, 2010 pursuant to the Letter Agreement proportionately with the votes of the other holders of Spectrum common stock with respect to a Superior Proposal (regardless of the price offered for Spectrum common stock under such Superior Proposal).

Avenue Support Agreement

On February 9, 2010, Spectrum entered into the Avenue Support Agreement. Under the Avenue Support Agreement, the Avenue Parties agree to vote their shares of Spectrum common stock in favor of the mergers and against any Alternative Proposal that would impede the mergers. The obligation of the Avenue Parties to so support the mergers will terminate on the first to occur of (i) the consummation of the mergers, (ii) the date on which the merger agreement is terminated, (iii) 15 business days following the date on which the Spectrum Board changes its recommendation of the mergers or the Committee recommends to the Spectrum Board that it change such recommendation, and (iv) August 12, 2010.

Ancillary Agreements

Harbinger Limited Guarantee and Indemnification Agreement

Harbinger Master Fund has agreed, among other things and subject to the terms and conditions set forth therein, to guarantee the obligations of Russell Hobbs to pay (i) a reverse termination fee to Spectrum under the merger agreement and (ii) monetary damages awarded to Spectrum in connection with any willful and material breach by Russell Hobbs of the merger agreement. The maximum amount payable by Harbinger Master Fund under such guarantee is $50 million less any amounts paid by Russell Hobbs or the Harbinger Parties, or any of their respective affiliates as damages under any documents related to the proposed transaction. Harbinger Master Fund has also agreed to indemnify Russell Hobbs, SB Holdings and their subsidiaries for out-of-pocket costs and expenses above $3 million in the aggregate that become payable after the consummation of the mergers and that relate to the litigation arising out of the Applica transaction.

Registration Rights Agreement

In connection with the merger agreement, the Harbinger Parties, the Avenue Parties and SB Holdings entered into a registration rights agreement, dated as of February 9, 2010 (the “Registration Rights Agreement”), pursuant to which, after the consummation of the mergers, the Harbinger Parties and the Avenue Parties will, among other things and subject to the terms and conditions set forth therein, have certain demand and so-called “piggy back” registration rights with respect to their shares of SB Holdings common stock.

Under the Registration Rights Agreement, after the consummation of the mergers, any of the Harbinger Parties and the Avenue Parties may demand that SB Holdings register all or a portion of such Harbinger Party’s or Avenue Party’s SB Holdings common stock for sale under the Securities Act of 1933, as amended (the “Securities Act”), so long as the anticipated aggregate offering amount of the securities to be offered to the public (based on the average of the daily closing price of the securities for the 30 immediately preceding trading days) is (i) at least $30 million if registration is to be effected pursuant to a registration statement on Form S-1 or a similar “long-form” registration or (ii) at least $5 million if registration is to be effected pursuant to a registration statement on Form S-3 or a similar “short-form” registration.

Amendment of Certain Provisions of PIK Notes

The merger agreement required Spectrum to commence a consent solicitation to seek the consent of the holders of the PIK Notes to modify certain provisions of the indenture governing the PIK Notes, dated August 31, 2009 (the “PIK Notes Indenture”) such that the mergers will not constitute a “change of control” under the PIK Notes Indenture and to provide more accommodative debt incurrence covenants for the combined business of Spectrum and Russell Hobbs. The Spectrum Consent Solicitation (as defined below) was initiated on March 1, 2010 and expired at 5:00 p.m. New York City time on March 9, 2010. Spectrum has obtained the requisite consents of holders representing a majority in aggregate principal amount of the PIK Notes outstanding (excluding PIK Notes owned by affiliates of Spectrum) necessary to amend the PIK Notes Indenture and the amendment has been executed and delivered by the parties thereto.

First Amendment to Merger Agreement

The parties to the merger agreement entered into an amendment to the merger agreement, dated as of March 1, 2010, (the “first amendment”), which extended the “go-shop” period under the merger agreement by 15 days to April 9, 2010. In addition, as discussed below, because the parties to the merger agreement agreed to permit the Harbinger Parties to purchase additional shares of Spectrum common stock prior to the consummation of the mergers, the first amendment also changed the stockholder approval requirement so that the merger agreement and the proposed transaction must be approved by the affirmative votes of the holders of (i) a majority of the outstanding shares of Spectrum common stock entitled to vote (including the shares of the Harbinger Parties) and (ii) a majority of the outstanding shares of Spectrum common stock entitled to vote (excluding the shares of the Harbinger Parties (other than any shares of Spectrum common stock acquired by the Harbinger Parties after March 1, 2010)). The purpose of this change is to ensure that any shares acquired by the Harbinger Parties pursuant to the Letter Agreement are counted for purposes of obtaining the adoption of the merger agreement by a majority of the outstanding shares of Spectrum common stock entitled to vote other than shares held by the Harbinger Parties as of the date of the merger agreement.

Second Amendment to Merger Agreement

The parties to the merger agreement entered into a second amendment to the merger agreement dated as of March 26, 2010 (the “second amendment”). The second amendment was executed to incorporate several technical revisions to the SB Holdings certificate of incorporation and bylaws to be effective at the closing of the mergers. In addition, the second amendment clarified that Spectrum stockholder approval is required only for the adoption of the merger agreement and not any other aspects of the proposed transaction.

Third Amendment to the Merger Agreement

The parties to the merger agreement entered into a third amendment to the merger agreement dated as of April 30, 2010 (the “third amendment”). The third amendment was executed to incorporate further clarifying revisions to the SB Holdings certificate of incorporation to be effective at or prior to the closing of the mergers.

Comparison of SB Holdings and Spectrum Stockholder Rights (see page 206)

The rights of Spectrum stockholders are currently governed by the DGCL and Spectrum’s certificate of incorporation and bylaws. Upon consummation of the mergers, Spectrum stockholders and Russell Hobbs stockholders that receive SB Holdings common stock pursuant to the mergers will become stockholders of SB Holdings, and their rights will be governed by the DGCL and SB Holdings’ restated certificate of incorporation and amended and restated bylaws.

SPECTRUM SELECTED HISTORICAL FINANCIAL INFORMATION

The following table sets forth selected historical consolidated financial information of Spectrum for the periods presented. The selected financial information, as of September 30, 2009, 2008, 2007, 2006 and 2005 and for each of the five fiscal years then ended has been derived from Spectrum’s audited consolidated financial statements. The selected financial information, as of January 3, 2010 and for the quarterly period then ended, has been derived from Spectrum’ unaudited condensed consolidated financial statements which include, in the opinion of Spectrum’s management, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the results of operations and financial position of Spectrum for the period and date presented.

On November 5, 2008, the Spectrum Board committed to the shutdown of the growing products portion of Spectrum’s Home and Garden Business, which includes the manufacturing and marketing of fertilizers, enriched soils, mulch and grass seed, following an evaluation of the historical lack of profitability and the projected input costs and significant working capital demands for the growing products portion of the Home and Garden Business during fiscal 2009. During the second quarter of fiscal 2009, Spectrum completed the shutdown of the growing products portion of the Home and Garden Business and, accordingly, began reporting the results of operations of the growing products portion of the Home and Garden Business as discontinued operations. As of October 1, 2005, Spectrum began reporting the results of operations of the Nu-Gro Pro and Tech division of the Home and Garden Business as discontinued operations. Spectrum also began reporting the results of operations of the Canadian division of the Home and Garden Business as discontinued operations as of October 1, 2006, which business was sold on November 1, 2007. Therefore, the presentation of all historical continuing operations has been changed to exclude the growing products portion of the Home and Garden Business, the Nu-Gro Pro and Tech and the Canadian divisions of the Home and Garden Business but to include the remaining control products portion of the Home and Garden Business.

The financial information indicated may not be indicative of future performance. This financial information and other data should be read in conjunction with the respective audited and unaudited consolidated financial statements of Spectrum, including the notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated in this proxy statement/prospectus by reference. See “The Companies—Information About Spectrum” This information should also be read in conjunction with the unaudited pro forma condensed combined financial statements. References to “Successor Company” in the financial statements contained herein refer to Spectrum after it emerged from chapter 11 of the Bankruptcy Code, and references to the “Predecessor Company” in the financial statements refer to Spectrum prior to that time.

	Successor Company		Predecessor Company
	The Quarterly Period Ended January 3, 2010	The Period From August 31, 2009 through September 30, 2009	The Period From October 1, 2008 through August 30, 2009	Fiscal Year Ended September 30,
				2008	2007	2006	2005
		(In millions, except per share data)
Statement of Operations Data:
Net sales	$591.9	$219.9	$2,010.6	$2,426.6	$2,332.7	$2,228.5	$2,077.5
Gross profit	184.5	64.4	751.8	920.1	876.7	871.2	821.9
Operating income (loss) (1)	18.8	0.1	156.8	(684.6)	(251.8)	(289.1)	202.6
(Loss) income from continuing operations before income taxes	(35.0)	(20.0)	1,227.8	(914.8)	(507.2)	(460.9)	69.2
(Loss) income from discontinued operations, net of tax (2)	(2.7)	0.4	(86.8)	(26.2)	(33.7)	(2.5)	2.3
Net (loss) income (3)(4)(5)(6)	(60.2)	(70.8)	1,013.9	(931.5)	(596.7)	(434.0)	46.8
Restructuring and related charges—cost of goods sold (7)	$1.7	$0.2	$13.2	$16.5	$31.3	$21.1	$10.5
Restructuring and related charges—operating expenses (7)	4.8	1.6	30.9	22.8	66.7	33.6	15.8
Other expense (income), net (8)	0.6	(0.8)	3.3	1.2	(0.3)	(4.1)	(0.7)
Interest expense	$49.5	$17.0	$172.9	$229.0	$255.8	$175.9	$134.1
Per Share Data:
Net (loss) income per common share:
Basic	$(2.01)	$(2.36)	$19.76	$(18.29)	$(11.72)	$(8.77)	$1.07
Diluted	$(2.01)	$(2.36)	19.76	(18.29)	(11.72)	(8.77)	1.03
Average shares outstanding:
Basic	30.0	30.0	51.3	50.9	50.9	49.5	43.7
Diluted (9)	30.0	30.0	51.3	50.9	50.9	49.5	45.6
Cash Flow and Related Data:
Net cash provided (used) by operating activities	$(31.4)	$75.0	$1.6	$(10.2)	$(32.6)	$44.5	$216.6
Capital expenditures (10)	(4.9)	2.7	8.1	18.9	23.2	55.6	60.5
Depreciation and amortization (excluding amortization of debt issuance costs) (10)	25.0	8.6	58.5	85.0	77.4	82.6	68.5
Statement of Financial Position Data (at period end):
Cash and cash equivalents	$62.7	$97.8		$104.8	$69.9	$28.4	$29.9
Working capital (11)	294.3	323.7		371.5	370.2	397.2	490.6
Total assets	2,908.1	3,020.7		2,247.5	3,211.4	3,549.3	4,022.1
Total long-term debt, net of current maturities	1,524.7	1,530.0		2,474.8	2,416.9	2,234.5	2,268.0
Total debt	1,584.2	1,583.5		2,523.4	2,460.4	2,277.2	2,307.3
Total shareholders’ equity (deficit)	600.4	660.9		(1,027.2)	(103.8)	452.2	842.7

(1)

During fiscal 2009, 2008, 2007 and 2006, pursuant to the Financial Accounting Standards Board Codification Topic 350: “Intangibles-Goodwill and Other,” formerly the Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” Spectrum conducted its annual impairment testing of goodwill and indefinite-lived intangible assets. As a result of these analyses Spectrum recorded non-cash pretax impairment charges of approximately $34 million, $861 million, $362 million and $433 million in the eleven month period ended August 30, 2009, fiscal 2008, fiscal 2007 and fiscal 2006, respectively. See the “Critical Accounting Policies—Valuation of Assets and Asset Impairment” section of “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

incorporated in this proxy statement/prospectus by reference as well as Note 3(i), Significant Accounting Policies— Intangible Assets, of Notes to Consolidated Financial Statements incorporated in this proxy statement/prospectus by reference for further details on these impairment charges.

(2)	Fiscal 2007 loss from discontinued operations, net of tax, includes a non-cash pretax impairment charge of approximately $45 million to reduce the carrying value of certain assets, principally consisting of goodwill and intangible assets, relating to Spectrum’s Canadian Division of the Home and Garden Business in order to reflect the estimated fair value of this business. Fiscal 2008 loss from discontinued operations, net of tax, includes a non-cash pretax impairment charge of approximately $8 million to reduce the carrying value of intangible assets relating to Spectrum’s growing products portion of the Home and Garden Business in order to reflect the estimated fair value of this business. See Note 6, Assets Held for Sale, and Note 10, Discontinued Operations, of Notes to Consolidated Financial Statements incorporated in this proxy statement/prospectus by reference for information relating to these impairment charges.

(3)	Included in the one month period for the Successor Company is a non-cash tax charge of $58 million related to the residual U.S. and foreign taxes on approximately $166 million of actual and deemed distributions of foreign earnings. The eleven month period ended August 30, 2009 income tax expense includes a non-cash adjustment of approximately $52 million which reduced the valuation allowance against certain deferred tax assets.

The eleven month Predecessor Company includes a non-cash charge of $104 million related to the tax effects of the fresh-start adjustments. In addition, Predecessor Company includes the tax effect on the gain on the cancellation of debt from the extinguishment of the senior subordinated notes as well as the modification of the senior term credit facility resulting in approximately $124 million reduction in the U.S. net deferred tax asset exclusive of indefinite lived intangibles. Due to the Company’s full valuation allowance position as of August 30, 2009 on the U.S. net deferred tax asset exclusive of indefinite lived intangibles, the tax effect of the gain on the cancellation of debt and the modification of the senior secured credit facility is offset by a corresponding adjustment to the valuation allowance of $124 million. The tax effect of the fresh-start adjustments, the gain on the cancellation of debt and the modification of the senior secured credit facility, net of corresponding adjustments to the valuation allowance, are netted against reorganization items.

(4)	Fiscal 2008 income tax benefit of $9.5 million includes a non-cash charge of approximately $222.0 million which increased the valuation allowance against certain net deferred tax assets.

(5)	Fiscal 2007 income tax expense of $55.8 million includes a non-cash charge of approximately $180.1 million which increased the valuation allowance against certain net deferred tax assets.

(6)	Fiscal 2006 income tax benefit of $29.4 million includes a non-cash charge of approximately $29.3 million which increased the valuation allowance against certain net deferred tax assets.

(7)	See Note 15, Restructuring and Related Charges, of Notes to Consolidated Financial Statements incorporated in this proxy statement/prospectus by reference for further discussion.

(8)	Fiscal 2006 includes a $7.9 million net gain on the sale of our Bridgeport, CT manufacturing facility, acquired as part of the Remington Products Company, L.L.C. acquisition and subsequently closed in fiscal 2004, and our Madison, WI packaging facility, which was closed in Spectrum’s fiscal 2003.

(9)	Each of the one month period ended September 30, 2009, the eleven month period ended August 30, 2009, fiscal 2008, 2007 and 2006 does not assume the exercise of common stock equivalents as the impact would be antidilutive.

(10)	Amounts reflect the results of continuing operations only.

(11)	Working capital is defined as current assets less current liabilities.

RUSSELL HOBBS SELECTED HISTORICAL FINANCIAL INFORMATION

Merger of Salton and Applica. In December 2007, two longstanding companies in the small household appliance business, Salton and Applica, combined their businesses through a merger of SFP Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of Salton, with and into APN Holding Company, Inc., the parent of Applica Incorporated. As a result of the merger, Applica became a wholly-owned subsidiary of Salton. In December 2009, the combined company (formerly known as Salton, Inc.) changed its name to Russell Hobbs, Inc.

Statement of Financial Accounting Standard (“SFAS”) No. 141 “Business Combinations” requires the use of the purchase method of accounting for business combinations. In applying the purchase method, it is necessary to identify both the accounting acquiree and the accounting acquiror. In a business combination effected through an exchange of equity interests, such as the merger of Applica and Salton, the entity that issues the interests (Salton in this case) is normally the acquiring entity. However, in identifying the acquiring entity in a combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including the following:

•

the relative voting interests in the combined entity after the combination: in this case, stockholders of Applica received approximately 92% of the equity ownership and associated voting rights in the combined entity upon completion of the merger and related transactions; and

•

the composition of the governing body of the combined entity: in this case, the merger agreement provided that the composition of the board of directors of the surviving company would be determined by Applica.

While Salton, Inc. was the legal acquiror and surviving registrant in the merger, Applica was deemed to be the accounting acquiror based on the facts and circumstances outlined above. Accordingly, for accounting and financial statement purposes, the merger was treated as a reverse acquisition of Salton by Applica under the purchase method of accounting.

Harbinger Master Fund’s and Harbinger Special Situations Fund’s Acquisition of Applica. In January 2007 (prior to the merger of Applica and Salton), Applica was acquired by Harbinger Master Fund and Harbinger Special Situations Fund. For purposes of financial reporting, the acquisition was deemed to have occurred on January 1, 2007. References to “Successor Company” in the financial statements contained herein refer to reporting dates on or after January 1, 2007 and references to “Predecessor Company” in the financial statements refer to reporting dates through December 31, 2006. This is to indicate two different bases of accounting presented: (1) the period prior to the acquisition (January 1, 2006 through December 31, 2006, labeled “Predecessor Company”) and (2) the period after the acquisition, including, the acquisition date (January 1, 2007 – June 30, 2008, labeled “Successor Company”).

The following table sets forth selected historical consolidated financial information of Russell Hobbs for the periods presented. The selected financial information as of June 30, 2009, June 30, 2008, June 30, 2007, December 31, 2006, December 31, 2005 and December 31, 2004 and for each of the five fiscal years then ended, has been derived from Russell Hobbs’ audited consolidated financial statements. The selected financial data as of December 31, 2009, December 31, 2008, and June 30, 2006, and for each of the periods then ended, has been derived from Russell Hobbs’ unaudited condensed consolidated financial statements which include, in the opinion of Russell Hobbs’ management, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the results of operations and financial position of Russell Hobbs for the periods and dates presented.

The results of operations for an interim period are not necessarily indicative of results for the full year or any other interim period. This financial information and other data should be read in conjunction with the respective audited and unaudited consolidated financial statements of Russell Hobbs, including the notes thereto, and “Russell Hobbs Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement/prospectus. This information should also be read in conjunction with the unaudited pro forma condensed consolidated financial statements.

	Successor Company								Predecessor Company
	Six Months Ended December 31,			Year Ended June 30,				Six Months Ended June 30,			Year Ended December 31,
	2009	2008		2009		2008		2007	2006		2006		2005		2004
	(Dollars in thousands, except per share data)
Statement of Operations:
Net sales	$459,776	$476,774		$796,660		$660,897		$207,001	$188,286		$466,880		$496,868		$640,170
Income (loss) from continuing operations before income taxes	$27,133	$(11,570)		$(24,833)		$(14,168)		$(332)	$(15,105)		$(17,251)		$(49,135)		$(80,783)
Income tax expense	$8,872	$4,916		$14,042		$13,440		$1,685	$1,516		$3,087		$2,805		$59,451
Income (loss) from discontinued operations, net of taxes	$(6,715)	$(13,194)		$(19,442)		$(14,926)		$408	$(2,313)		$(3,333)		$2,671		$7,280
Net earnings (loss)	$6,111 (6)	$(29,680	)(7)	$(58,317	)(1)	$(42,534	)(2)	$(1,609)	$(18,934	)(8)	$(23,671	)(3)	$(49,269	)(4)	$(132,954	)(5)
Balance Sheet:
Working capital	$167,551	$271,506		173,907		$229,033		$108,392	$87,907		$90,512		$104,722		$116,390
Current ratio	1.9	2.3		2.1		2.1		2.1	1.7		1.5		1.7		1.6
Property, plant and equipment, net	$18,535	$23,934		$20,876		$24,090		$13,453	$17,722		$15,441		$19,715		$38,327
Total assets	$740,689	$914,572		$737,846		$865,088		$344,318	$240,492		$284,418		$297,282		$375,937
Long-term debt and other long term liabilities	$242,145	$549,427		$480,016		$460,447		—	$76,133		$76,041		$76,225		$62,012
Stockholders’ equity	$115,159	$153,027		$99,679		200,120		$242,579	$43,089		$41,303		$63,151		$110,970
Per Share Data:
Earnings (loss) per common share from continuing operations—basic and diluted	$0.017	$(0.023)		$(0.05)		$(0.04)		$(0.00)	$(0.02)		$(0.03)		$(0.07)		$(0.11)
Earnings (loss) per common from share from discontinued operations—basic and diluted	$(0.009)	$(0.018)		$(0.03)		$(0.02)		$0.00	$(0.00)		$(0.00)		$0.00		$0.01
Earnings (loss) per common—basic and diluted	$0.008 (6)	$(0.041	)(7)	$(0.08	)(1)	$(0.06	)(2)	$(0.00)	$(0.02	)(8)	$(0.03	)(3)	$(0.06	)(4)	$(0.10	)(5)
Cash dividends paid	—	—		—		—		—	—		—		—		—
Book value at year end	$0.16	$0.21		$0.14		$0.27		$0.33	$1.77		$0.06		$0.09		$0.15
Return on average equity	5.7%	(16.8)%		(38.9)%		(19.2)%		(1.1)%	(35.6)%		(45.3)%		(56.6)%		(76.3)%

(1)	During the year ended June 30, 2009, Russell Hobbs recorded:

•	$6.6 million in legal expenses related to its pursuit of patent infringement matters on certain patents related to the LitterMaid automatic cat litter box;

•

$3.1 million in acquisition-related expenses of which approximately $2.1 million were for the proposed acquisition of all the outstanding shares of Island Sky Australia Limited and other potential acquisition targets in the Water Products segment (none of which were consummated) and approximately $1.0 million in acquisition-related expenses in its Household Products segment related to the cancellation of stock options as part of the purchase by Harbinger of the remaining public shares of Russell Hobbs in December 2008;

•

$1.1 million in severance expenses primarily related to a reduction in force in December 2008 in its North American and European operations and the transfer of its operations at its distribution facilities in North America to a third-party provider in June 2009; and

•

$1.0 million in integration and transition-related costs primarily related to the integration and transition of the North American operations of Salton and Applica. The integration of the North American operations was substantially completed by June 2008.

(2)	During the year ended June 30, 2008, Russell Hobbs recorded:

•	$17.9 million in integration and transition-related costs primarily related to the integration and transition of the North American operations of Salton and Applica;

•	$5.1 million in legal expenses related to Russell Hobbs’ pursuit of patent infringement matters on certain patents related to the LitterMaid automatic cat litter box; and

•	$4.1 million, net of $3.0 million in reimbursement, in connection with a proposed acquisition of a global pet supply business that ultimately was not consummated.

(3)	During the year ended December 31, 2006, Russell Hobbs recorded:

•	$6.0 million in termination fees in connection with the termination of the proposed merger with NACCO Industries, Inc. and HB-PS Holding Company, Inc.;

•	$3.1 million net impact for the product recall of Black & Decker branded TCM 800 and TCM 805 thermal coffeemakers reported in the first quarter of 2006;

•	$2.4 million attributable to price adjustments and write down of inventory related to a discontinued product;

•	the sale of inventory that included capitalized losses of $2.9 million related to the closure of a manufacturing facility in Mexico;

•	$1.8 million of fees and expenses related to the proposed merger with NACCO Industries, Inc. and HB-PS Holding Company, Inc.; and

•	$1.9 million in consulting fees related to the engagement of a consulting firm.

(4)	During the year ended December 31, 2005, Russell Hobbs recorded:

•	inventory write-downs of $12.8 million related to adjustment to net realizable value of certain discontinued products;

•

raw materials inventory write off of $3.3 million, write down of property, plant and equipment of $1.1 million, accelerated depreciation of $3.2 million and severance charges of $4.9 million related to the downsizing and closure of its Mexican manufacturing operations;

•	inefficiencies and unabsorbed overhead of $6.2 million associated with the downsizing and ultimate closure in October 2005 of its Mexican manufacturing operations;

•	$1.2 million of fees and expenses related to certain strategic initiatives;

•	$0.7 million in bad debt expense related to a contract manufacturing project at its Mexican manufacturing operations;

•	higher product warranty returns and related expenses of $5.2 million, primarily in the first half of 2005; and

•	additional tax expense of $1.9 million related to the closure of its Mexican manufacturing operations.

(5)	During the year ended December 31, 2004, Russell Hobbs recorded:

•	an impairment charge of $62.8 million as the result of its annual fair value assessment as of June 30, 2004 of goodwill;

•	income tax expense of $57.8 million related to an increase in valuation allowances against net deferred tax assets;

•	restructuring charges of $9.2 million, primarily in connection with the downsizing of its Mexican manufacturing operations;

•

termination benefits of $9.2 million related to resignation of its former Chairman of its board of directors and the termination of certain other employment and consulting agreements and relationships; and

•	a net gain on the sales of a subsidiary, a division and certain property of $3.9 million.

(6)	During the six months ended December 31, 2009, Russell Hobbs recorded:

•	$1.1 million in legal expenses related to Russell Hobbs’ pursuit of patent infringement matters on certain patents related to the LitterMaid automatic cat litter box;

•	$0.4 million in severance expenses related to a reduction in force in its European operations; and

•	$0.3 million in integration and transition-related costs primarily related to the integration and transition of the North American operations of Salton and Applica.

(7)	During the six months ended December 31, 2008, Russell Hobbs recorded:

•	$4.7 million in legal expenses related to Russell Hobbs’ pursuit of patent infringement matters on certain patents related to the LitterMaid automatic cat litter box;

•

$1.6 million in acquisition-related expenses consisting primarily of $1.0 million recorded in Russell Hobbs’ Household Products segment relating to the cancellation of stock options as part of Russell Hobbs’ going-private transaction and the resulting purchase by Harbinger of the remaining public shares of Russell Hobbs in December 2008 and approximately $0.6 million in acquisition-related expenses for potential acquisitions of businesses in the Water Products segment, none of which were consummated. Finally, Russell Hobbs had reversals of approximately $0.3 million of acquisition-related accruals relating to potential acquisition within the Household Products segment;

•

$1.0 million in integration and transition-related costs primarily related to the integration and transition of the North American operations of Salton and Applica. The integration of the North American operations was substantially completed by June 2008; and

•

$0.9 million in severance expenses in the year ended June 30, 2009 primarily related to a reduction in force in December 2008 in its North American and European operations and the transfer of its operations at its distribution facilities in North America to a third-party provider in June 2009.

(8)	During six months ended June 30, 2006, Russell Hobbs recorded:

•	$3.7 million for the product recall of Black & Decker branded TCM 800 and TCM 805 thermal coffeemakers;

•	the sale of inventory that included capitalized losses of $2.7 million related to the closure of a manufacturing facility in Mexico;

•	$0.4 million of fees and expenses related to the proposed merger with NACCO Industries, Inc. and HB-PS Holding Company, Inc.; and

•	$1.7 million in consulting fees related to the engagement of a consulting firm.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following selected unaudited pro forma condensed combined statement of financial position, as of January 3, 2010, reflects the merger and related transactions as if they had occurred on January 3, 2010 for Spectrum and Russell Hobbs as a consolidated entity. The unaudited pro forma statements of operations for the three month period ended January 3, 2010 and the fiscal year ended September 30, 2009 reflects the merger and related transactions as if they had occurred on October 1, 2008. In the opinion of management, all adjustments necessary to reflect the effect of these transactions have been made. The mergers will be accounted for under the acquisition method of accounting as provided by Accounting Standards Codification (“ASC”) 805-10 (previously SFAS No. 141(R), Business Combinations).

The unaudited pro forma condensed combined financial information should be read together with the respective historical audited and unaudited consolidated financial statements and financial statement notes of Spectrum and Russell Hobbs in this proxy statement/prospectus and the documents incorporated by reference herein. The unaudited pro forma condensed combined financial information is presented for comparative purposes only and does not necessarily indicate what the future operating results or financial position of SB Holdings will be following consummation of the mergers. The unaudited pro forma condensed combined financial information does not include adjustments to reflect any cost savings or other operational efficiencies that may be realized as a result of the mergers or any future merger related restructuring or integration expenses.

(In millions, except share and per share numbers)	As of and for the Three Months Ended January 3, 2010	As of and for the Fiscal Year Ended September 30, 2009
Income Statement
Net sales	$840.6	$3,027.2
Cost of goods sold and restructuring and related charges	578.4	1,991.5

Gross profit	262.2	1,035.7
Operating expenses	212.6	858.6
Interest expense	44.5	171.5
Other expenses	4.6	7.1

Loss from continuing operations before reorganization items and income taxes	(0.5)	(1.5)
Reorganization items, net	3.6	(1,138.8)
Income tax expense	27.0	87.8

(Loss) income from continuing operations	$(30.1)	$1,049.5

(Loss) earnings from continuing operations per share:
Basic	$(0.59)	$20.55

Diluted	$(0.59)	$20.55

Number of shares:
Basic	51,061,213	51,061,213

Diluted	51,061,213	51,061,213

Balance Sheet
Total assets	$3,849.8

Total shareholders’ equity	$1,062.3

Net book value per share outstanding	$20.80

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE INFORMATION

The following selected unaudited pro forma per share information for the three month period ended January 3, 2010 and for the year ended September 30, 2009 reflects the mergers and related transactions as if they had occurred on October 1, 2008. The unaudited pro forma combined net asset value per common share outstanding reflects the mergers and related transactions as if they had occurred on January 3, 2010.

Such unaudited pro forma combined per share information is based on the historical financial statements of Spectrum and Russell Hobbs and on available information and certain assumptions and adjustments as discussed in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” of this proxy statement/prospectus. This unaudited pro forma combined per share information is provided for illustrative purposes only and is not necessarily indicative of what the operating results or financial position of Spectrum or Russell Hobbs would have been had the mergers and related transactions been completed at the beginning of the periods or on the dates indicated, nor are they necessarily indicative of any future operating results or financial position. The following should be read in connection with the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” and other information included in or incorporated by reference into this proxy statement/prospectus.

Spectrum

	Successor Company		Predecessor Company
	Three Months Ended January 3, 2010	The period from Aug. 31, 2009 to Sept. 30, 2009	The period from Oct. 1, 2008 to Aug. 30, 2009
Historical Per Common Share Data:
Basic net (loss) income per share	$(1.92)	$(2.36)	$19.76

Diluted net (loss) income per share	$(1.92)	$(2.36)	$19.76

Book value per share as of the period end	$19.60	$22.03

Russell Hobbs

	Three Months Ended December 31, 2009	Fiscal Year Ended June 30, 2009
Historical Per Common Share Data:
Basic net income (loss) per share	$0.02	$(0.05)

Diluted net income (loss) per share	$0.02	$(0.05)

Book value per share as of the period end	$0.16	$0.14

Pro Forma Combined Company

	Three Months Ended January 3, 2010	Fiscal Year Ended September 30, 2009
Unaudited Pro Forma Combined Per Common Share Data:
Basic net (loss) income per share	$(0.59)	$20.55

Diluted net (loss) income per share	$(0.59)	$20.55

Book value per share as of the period end	$20.80

RISK FACTORS

In addition to the other information included and incorporated by reference in this proxy statement/prospectus, including the matters addressed in the “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risks before deciding how to cast your vote. In addition, you should read and consider the risks associated with the businesses of Spectrum and Russell Hobbs. You should also read and consider the other information in this proxy statement/prospectus and the other documents incorporated by reference in this proxy statement/prospectus. Please see “Where You Can Find More Information.” Additional risks and uncertainties not presently known to Spectrum and Russell Hobbs or that are not currently believed to be important also may adversely affect the transaction and SB Holdings following the mergers.

Risks Related to the Mergers and to an Investment in SB Holdings

Significant costs are expected to be incurred in connection with the consummation of the mergers and integration of Spectrum and Russell Hobbs into a single business, including legal, accounting, financial advisory and other costs.

If the mergers are consummated, Spectrum and Russell Hobbs expect to incur significant costs in connection with integrating their operations, products and personnel. These costs may include costs for:

•	employee redeployment, relocation or severance;

•	integration of information systems;

•	combination of research and development teams and processes; and

•	reorganization or closures of facilities.

In addition, Spectrum and Russell Hobbs expect to incur a number of non-recurring costs associated with combining the operations of the two companies, which cannot be estimated accurately at this time. Spectrum and Russell Hobbs will also incur transaction fees and other costs related to the mergers, anticipated to be approximately $94 million. This amount is a preliminary estimate and subject to change. Additional unanticipated costs may be incurred in the integration of the businesses of Spectrum and Russell Hobbs. Although Spectrum and Russell Hobbs expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may offset incremental transaction and transaction-related costs over time, this net benefit may not be achieved in the near term, or at all. There can be no assurance that Spectrum and Russell Hobbs will be successful in these integration efforts.

The debt of Spectrum and Russell Hobbs incurred in connection with the mergers may limit their financial and operating flexibility.

In order to refinance Spectrum’s existing senior debt and a portion of Russell Hobbs’ existing senior debt, as well as to pay transaction expenses in connection with the mergers, Spectrum and Russell Hobbs expect to finance substantially all of such amounts through the incurrence of approximately $1.80 billion of new indebtedness (from which $1.532 billion in proceeds is anticipated to be received at closing), including:

•	senior secured notes in a principal amount of up to $750 million;

•	a senior secured asset-based revolving facility of up to $300 million (the “New Revolving Facility”);

•	a senior secured term facility of up to $750 million (the “New Term Facility”); and

•	if the companies are unable to issue the senior secured notes prior to the consummation of the mergers, a senior secured bridge facility of up to $750 million (the “Bridge Loan Facility”).

The New Revolving Facility, the New Term Facility and the Bridge Loan Facility are collectively referred to as the “New Facilities.” The New Facilities are expected to contain financial covenants relating to maximum leverage and minimum fixed charge coverage. Other covenants contained in the New Facilities are expected to restrict, among other things, asset dispositions, mergers and acquisitions, dividends, stock repurchases and redemptions, other restricted payments, indebtedness and preferred stock, loans and investments, liens and affiliate transactions. Spectrum anticipates that the New Facilities will contain customary events of default. These covenants will, among other things, limit the ability of the respective restricted entities to fund future working capital and capital expenditures, engage in future acquisitions or development activities, or otherwise realize the value of their assets and opportunities fully because of the need to dedicate a portion of cash flow from operations to payments on debt. In addition, such covenants could limit the flexibility of the respective restricted entities in planning for, or reacting to, changes in the industries in which they operate.

SB Holdings may not realize the anticipated benefits of the mergers.

The mergers involve the integration of two companies that have previously operated independently. The integration of Spectrum and Russell Hobbs is expected to result in financial and operational benefits, including increased revenues, cost savings and other financial and operational benefits. There can be no assurance, however, regarding when or the extent to which SB Holdings will be able to realize these increased revenues, cost savings or other benefits. This integration may also be difficult, unpredictable, and subject to delay because of possible company culture conflicts and different opinions on technical decisions and product roadmaps. The companies must integrate or, in some cases, replace, numerous systems, including those involving management information, purchasing, accounting and finance, sales, billing, employee benefits, payroll and regulatory compliance, many of which are dissimilar. In some instances, Spectrum and Russell Hobbs serve the same customers, and some of these customers may decide that it is desirable to have additional or different suppliers. Difficulties associated with integrating Spectrum and Russell Hobbs could have a material adverse effect on Russell Hobbs, Spectrum and/or SB Holdings and the market price of SB Holdings common stock.

Results after the mergers may materially differ from the pro forma information presented in this proxy statement/prospectus.

Results after the mergers may be materially different from those shown in the pro forma information that only show a combination of historical results for Spectrum and Russell Hobbs. The merger, integration, restructuring and transaction costs related to the mergers could be higher or lower than currently estimated depending on how difficult it will be to integrate Spectrum and Russell Hobbs.

Integrating Spectrum and Russell Hobbs may divert management’s attention away from their operations.

Successful integration of Spectrum’s and Russell Hobbs’ operations, products and personnel may place a significant burden on the management and internal resources of Spectrum and Russell Hobbs. The diversion of management attention and any difficulties encountered in the transition and integration process could harm the businesses, financial conditions and operating results of Spectrum, Russell Hobbs and the combined company, as the case may be.

As a result of the mergers, Spectrum and Russell Hobbs may not be able to retain key personnel or recruit additional qualified personnel, which could materially affect the companies’ respective businesses and require Spectrum and Russell Hobbs to incur substantial costs to recruit replacements for lost personnel.

Each of Spectrum and Russell Hobbs is highly dependent on the continuing efforts of its senior management team and other key personnel. As a result of the mergers, current and prospective Spectrum and Russell Hobbs employees could experience uncertainty about their future roles. This uncertainty may adversely affect the ability of Spectrum, Russell Hobbs or SB Holdings, as the case may be, to attract and retain key management, sales, marketing and technical personnel. Any failure to attract and retain key personnel could have a material adverse effect on the business of Spectrum, Russell Hobbs or SB Holdings after consummation of the mergers. In addition, Spectrum and Russell Hobbs currently do not maintain “key person” insurance covering any member of its management teams.

General customer uncertainty related to the mergers could harm Spectrum, Russell Hobbs and SB Holdings.

Spectrum’s or Russell Hobbs’ customers may, in response to the announcement or consummation of the proposed mergers, delay or defer purchasing decisions. If Spectrum’s or Russell Hobbs’ customers delay or defer purchasing decisions, the revenues of Spectrum and Russell Hobbs, respectively, and the revenues of SB Holdings, could materially decline or any anticipated increases in revenue could be lower than expected.

While the mergers are pending, Spectrum and Russell Hobbs will be subject to business uncertainties and contractual restrictions that could adversely affect their businesses.

Uncertainty about the effect of the mergers on customers and suppliers may have an adverse effect on Spectrum and Russell Hobbs and, consequently, on SB Holdings. These uncertainties could cause customers, suppliers and others who deal with Spectrum and Russell Hobbs to seek to change existing business relationships with Spectrum and Russell Hobbs. In addition, the merger agreement restricts Spectrum and Russell Hobbs, without the other party’s consent and subject to certain exceptions, from making certain acquisitions and taking other specified actions until the mergers occur or the merger agreement terminates. These restrictions may prevent Spectrum and Russell Hobbs from pursuing otherwise attractive business opportunities and making other changes to their respective businesses that may arise prior to consummation of the mergers or termination of the merger agreement.

Officers and directors of Spectrum may have certain interests in the Spectrum merger that may be different from, or in addition to, interests of other Spectrum stockholders.

Spectrum officers and directors may have certain interests in the Spectrum merger that may be different from, or in addition to, interests of other Spectrum stockholders. Spectrum stockholders should be aware of these interests when considering the Spectrum Board recommendation to adopt the merger agreement. See “The Proposed Transaction—Interests of Certain Persons in the Spectrum Merger” for additional information.

The Harbinger Parties will exercise significant influence over SB Holdings and their interests in SB Holdings’ business may be different from the interests of Spectrum stockholders.

Upon consummation of the mergers and related transactions, the Harbinger Parties will beneficially own approximately 65% of the outstanding common stock of SB Holdings (assuming that the Harbinger Parties do not acquire additional shares of Spectrum common stock prior to the consummation of the mergers). The Harbinger Parties also owned approximately $93 million of Spectrum PIK Notes as of April 30, 2010. The Harbinger Parties will thus generally have the ability to influence the outcome of any corporate action of SB Holdings which requires stockholder approval, including, but not limited to, the election of directors, approval of merger transactions involving SB Holdings and the sale of all or substantially all of SB Holdings’ assets. In addition, SB Holdings is a party to the Stockholder Agreement pursuant to which the Harbinger Parties will have the right to designate for nomination for election six of SB Holdings’ ten board members subject to the terms and conditions described therein.

This influence and actual control may have the effect of discouraging offers to acquire SB Holdings because any such consummation would likely require the consent of the Harbinger Parties. The Harbinger Parties may also delay or prevent a change in control of SB Holdings. In addition, the significant concentration of stock ownership may adversely affect the value of SB Holdings common stock due to a resulting lack of liquidity of SB Holdings common stock or a perception among investors that conflicts of interest may exist or arise.

If the Harbinger Parties sell substantial amounts of SB Holdings common stock in the public market, or investors perceive that these sales could occur, the market price of SB Holdings common stock could be adversely affected. In connection with the execution of the merger agreement, SB Holdings entered into the Registration Rights Agreement with the Harbinger Parties and certain other existing stockholders of Spectrum who collectively own or control approximately 63% of Spectrum’s outstanding common stock as of May 5, 2010. If requested properly under the terms of the Registration Rights Agreement, these stockholders have the right to require SB Holdings to register all or some of such shares for sale under the Securities Act in certain circumstances and also have the right to include those shares in a registration initiated by SB Holdings. If SB Holdings is required to include the shares of SB Holdings common stock held by these stockholders pursuant to these registration rights in a registration initiated by SB Holdings, sales made by such stockholders may adversely affect the price of SB Holdings common stock and SB Holdings’ ability to raise needed capital. In addition, if these stockholders exercise their demand registration rights and cause a large number of shares to be registered and sold in the public market or demand that SB Holdings register their shares on a shelf registration statement, such sales or shelf registration may have an adverse effect on the market price of SB Holdings common stock.

The interests of the Harbinger Parties, which have investments in other companies, may from time to time diverge from the interests of other SB Holdings stockholders, particularly with regard to new investment opportunities. The Harbinger Parties are not restricted from investing in other businesses involving or related to the marketing or distribution of household products, pet and pest products and personal care products. The Harbinger Parties may also engage in other businesses that compete or may in the future compete with SB Holdings.

The value of the shares of SB Holdings common stock received upon the consummation of the mergers may be less than the value of the shares of Spectrum common stock as of the date of this proxy statement/prospectus or the date of the special meeting.

The consideration that holders of Spectrum common stock will be entitled to receive in the Spectrum merger is fixed and will not be adjusted in the event of any changes in the price of Spectrum common stock prior to the mergers. There may be a significant amount of time between the date when the stockholders of Spectrum vote on the merger agreement at the special meeting of Spectrum’s stockholders and the date when the mergers are consummated. The price per share of Spectrum common stock may vary significantly between the date of this proxy statement/prospectus, the date of the special meeting and the date of the consummation of the mergers. These variations may be caused by, among other things, changes in the businesses, operations, results or prospects of Spectrum, market expectations of the likelihood that the mergers will be consummated and the timing of consummation, the prospects of post-merger operations, the effect of any conditions or restrictions imposed on or proposed with respect to SB Holdings by regulatory agencies and authorities, general market and economic conditions and other factors. In addition, it is impossible to predict accurately the market price of the SB Holdings common stock to be received by Spectrum stockholders after the consummation of the mergers. Accordingly, the price of Spectrum common stock on the date of this proxy statement/prospectus and on the date of the special meeting may not be indicative of its price immediately prior to consummation of the mergers and the price of SB Holdings common stock after the mergers are consummated.

The trading price of shares of SB Holdings common stock after the consummation of the mergers may be affected by factors different from those affecting the price of shares of Spectrum common stock before the mergers.

Upon the consummation of the mergers, holders of Spectrum common stock will be entitled to become holders of SB Holdings common stock. The results of operations of Spectrum, as well as the trading price of SB Holdings common stock, after the mergers may be affected by factors different from those currently affecting Spectrum’s results of operations and the trading price of Spectrum common stock. For a discussion of the businesses of Spectrum and Russell Hobbs and of certain factors to consider in connection with those businesses, see “The Companies—Information About Spectrum” and “The Companies—Information About Russell Hobbs.”

There has been no prior public market for SB Holdings common stock.

Before this offering, no public market existed for the SB Holdings common stock. It is anticipated that the SB Holdings common stock will be listed on the NYSE. However, an active public market for the SB Holdings common stock may not develop or be sustained after the consummation of the mergers, which could affect the ability to sell, or depress the market price of, the SB Holdings common stock. We cannot predict the extent to which a trading market will develop or how liquid that market might become.

The stock price of SB Holdings common stock may be volatile.

The stock price of SB Holdings common stock may be volatile and subject to wide fluctuations. In addition, the trading volume of SB Holdings common stock may fluctuate and cause significant price variations to occur. Some of the factors that could cause fluctuations in the stock price or trading volume of the SB Holdings common stock include:

•	general market and economic conditions;

•	actual or expected variations in quarterly operating results;

•	differences between actual operating results and those expected by investors and analysts;

•	changes in recommendations by securities analysts;

•	operations and stock performance of competitors;

•	accounting charges, including charges relating to the impairment of goodwill;

•	significant acquisitions or strategic alliances by SB Holdings or by competitors;

•	sales of the SB Holdings common stock, including sales by SB Holdings’ directors and officers or significant investors;

•	recruitment or departure of key personnel; and

•	loss of key customers.

We cannot assure you that the price of SB Holdings common stock will not fluctuate or decline significantly in the future. In addition, the stock market in general can experience considerable price and volume fluctuations that may be unrelated to SB Holdings’ performance.

Spectrum and Russell Hobbs face risks related to the current economic environment.

The current economic environment and related turmoil in the global financial system has had and may continue to have an impact on the business and financial condition of Spectrum and/or Russell Hobbs. Global economic conditions have significantly impacted economic markets within certain sectors, with financial industries and retail business being particularly impacted. The ability of Spectrum and/or Russell Hobbs to generate revenue depends significantly on discretionary consumer spending. It is difficult to predict new general economic conditions that could impact consumer and customer demand for products of Spectrum and/or Russell Hobbs or their respective ability to manage normal commercial relationships with their customers, suppliers and creditors. The recent continuation of a number of negative economic factors, including constraints on the supply of credit to households, uncertainty and weakness in the labor market and general consumer fears of a continuing economic downturn could have a negative impact on discretionary consumer spending. If the economy continues to deteriorate or fails to improve, Spectrum’s and Russell Hobbs’ respective businesses could be negatively impacted, including as a result of reduced demand for their products or supplier or customer disruptions. Any weakness in discretionary consumer spending could have a material adverse effect on the revenues, results of operations and financial condition of Spectrum and/or Russell Hobbs. In addition, the ability of Spectrum and/or Russell Hobbs to access the capital markets may be restricted at a time when Spectrum and/or Russell Hobbs, as the case may be, would like or need to do so, which could have an impact on its flexibility to react to changing economic and business conditions.

Spectrum and Russell Hobbs participate in very competitive markets and they may not be able to compete successfully, causing them to lose market share and sales.

The markets in which Spectrum participates are very competitive. In the consumer battery market, Spectrum’s primary competitors are Duracell (a brand of Procter & Gamble), Energizer and Panasonic (a brand of Matsushita). In the electric shaving and grooming and electric personal care product markets, Spectrum’s primary competitors are Braun (a brand of Procter & Gamble), Norelco (a brand of Philips), and Vidal Sassoon and Revlon (brands of Helen of Troy). In the pet supplies market, Spectrum’s primary competitors are Mars, Hartz and Central Garden & Pet. In the Home and Garden Business, Spectrum’s principal national competitors are The Scotts Company, Central Garden & Pet and S.C. Johnson. In each of Spectrum’s markets, it also faces competition from numerous other companies.

Russell Hobbs competes with established companies, a number of which have substantially greater facilities, personnel, financial and other resources than it has. The key competitors of Russell Hobbs in this market in the United States and Canada include Jarden Corporation, DeLonghi America, Euro-Pro Operating LLC, Metro Thebe, Inc., d/b/a HWI Breville, NACCO Industries, Inc. (Hamilton Beach) and SEB S.A. In addition, Russell Hobbs competes with its retail customers, who use their own private label brands, and with distributors and foreign manufacturers of unbranded products. Some competitors may be willing to reduce prices and accept lower profit margins to compete with Russell Hobbs. As a result of this competition, Russell Hobbs could lose market share and sales, or be forced to reduce its prices to meet competition. Significant new competitors or increased competition from existing competitors may adversely affect Russell Hobbs’ business, financial condition and results of operations.

Spectrum and Russell Hobbs and their respective competitors compete for consumer acceptance and limited shelf space based upon brand name recognition, perceived product quality, price, performance, product features and enhancements, product packaging and design innovation, as well as creative marketing, promotion and distribution strategies, and new product introductions. Spectrum’s and Russell Hobbs’ ability to compete in these consumer product markets may be adversely affected by a number of factors, including, but not limited to, the following:

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Spectrum and Russell Hobbs compete against many well-established companies that may have substantially greater financial and other resources, including personnel and research and development, and greater overall market share than that of Spectrum and Russell Hobbs.

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In some key product lines, Spectrum’s and Russell Hobbs’ competitors may have lower production costs and higher profit margins than that of Spectrum and Russell Hobbs, which may enable them to compete more aggressively in offering retail discounts, rebates and other promotional incentives.

•	Product improvements or effective advertising campaigns by competitors may weaken consumer demand for Spectrum’s and Russell Hobbs’ products.

•	Consumer purchasing behavior may shift to distribution channels where Spectrum and Russell Hobbs do not have a strong presence.

•	Consumer preferences may change to lower margin products or products other than those Spectrum and Russell Hobbs market.

If Spectrum’s or Russell Hobbs’ product offerings are unable to compete successfully, Spectrum’s or Russell Hobbs’ sales, results of operations and financial condition could be materially and adversely affected.

Sales of certain of Spectrum’s and Russell Hobbs’ products are seasonal and may cause their quarterly operating results and working capital requirements to fluctuate.

Sales of Spectrum’s battery and electric shaving and grooming and personal care products are seasonal. A large percentage of sales for these products generally occur during Spectrum’s first fiscal quarter that ends on or about December 31, due to the impact of the December holiday season. Sales of Spectrum’s lawn and garden and household insect control products that are offered through the Home and Garden Business are also seasonal. A large percentage of Spectrum’s sales of these products occur during the spring and summer, typically Spectrum’s second and third fiscal quarters. As a result of this seasonality, Spectrum’s inventory and working capital needs relating to these products fluctuate significantly during the year. In addition, orders from retailers are often made late in the period preceding the applicable peak season, making forecasting of production schedules and inventory purchases difficult. If Spectrum is unable to accurately forecast and prepare for customer orders or its working capital needs, or there is a general downturn in business or economic conditions during these periods, Spectrum’s business, financial condition and results of operations could be materially and adversely affected.

The market for small household appliances is highly seasonal in nature, and Russell Hobbs often recognizes a substantial portion of its sales in the last half of the calendar year. As a result of this seasonality, Russell Hobbs’ inventory and working capital needs relating to these products fluctuate significantly during the year. In addition, orders from retailers are often made late in the period preceding the applicable peak season, making forecasting of production schedules and inventory purchases difficult. If Russell Hobbs is unable to accurately forecast and prepare for customer orders or its working capital needs, or there is a general downturn in business or economic conditions during these periods, its businesses, financial condition and results of operations could be materially and adversely affected.

Spectrum and Russell Hobbs are subject to significant international business risks that could hurt their businesses and cause their results of operations to fluctuate.

A significant amount of Spectrum’s and Russell Hobbs’ revenues are from customers outside of the United States. Each company’s pursuit of international growth opportunities may require significant investments for an extended period before returns on these investments, if any, are realized. International operations are subject to risks including, among others:

•	currency fluctuations;

•	changes in the economic conditions or consumer preferences or demand for Spectrum’s and/or Russell Hobbs’ products in these markets;

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the risk that because Spectrum’s and/or Russell Hobbs’ brand names may not be locally recognized, each company must spend significant amounts of time and money to build brand identities without certainty that it will be successful;

•	labor unrest;

•	political and economic instability, as a result of terrorist attacks, natural disasters or otherwise;

•	lack of developed infrastructure;

•	longer payment cycles and greater difficulty in collecting accounts;

•	restrictions on transfers of funds;

•	import and export duties and quotas, as well as general transportation costs;

•	changes in domestic and international customs and tariffs;

•	changes in foreign labor laws and regulations affecting the ability to hire, retain and discharge employees;

•	inadequate protection of intellectual property in foreign countries;

•	unexpected changes in regulatory environments;

•	difficulty in complying with a variety of foreign laws;

•	difficulty in obtaining distribution and support; and

•	potentially adverse tax consequences.

The foregoing factors may have a material adverse effect on each company’s ability to increase or maintain its respective supply of products, financial condition or results of operations.

SB Holdings will have various mechanisms in place that could prevent a change in control that a stockholder might favor.

The Stockholder Agreement and the New Certificate of Incorporation and New Bylaws (each as defined below) contain the following mechanisms, which restrict SB Holdings’ ability to engage in a transaction that would result in a “change in control” of SB Holdings:

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Under the New Certificate of Incorporation, stockholders owning 5% or more of SB Holdings’ outstanding common stock or capital stock into which any shares of common stock may be converted (“voting securities”) generally have the right to purchase their respective pro rata share of newly-issued SB Holdings securities.

•	Significant Stockholders (as defined below) are prohibited from initiating or engaging in going private transactions, subject to certain exceptions set forth in the New Certificate of Incorporation.

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Subject to certain exceptions set forth in the Stockholder Agreement, the Harbinger Parties, as a Significant Stockholder, are prohibited from effecting any transfer of equity securities of SB Holdings to any person that would result in such person and its affiliates owning 40% or more of the outstanding voting securities of SB Holdings unless such person agrees in writing to be bound by the terms of the Stockholder Agreement to the same extent as the Harbinger Parties would be bound thereunder prior to giving effect to such transfer.

In addition, because the Harbinger Parties will hold a majority of the SB Holdings common stock following consummation of the mergers, a change in control will not be possible without the support of the Harbinger Parties.

Other Risks Currently Faced by Spectrum and Russell Hobbs that SB Holdings Will Face After Consummation of the Mergers

Spectrum and Russell Hobbs are, and will continue to be, and SB Holdings after consummation of the mergers will be, subject to the risks described in (i) “Risks Related to Spectrum Prior to the Consummation of the Mergers,” (ii) “Risks Related to Spectrum Generally” and (iii) “Risks Related to Russell Hobbs.”

Risks Related To Spectrum Prior to the Consummation of the Mergers

Because Spectrum’s consolidated financial statements are required to reflect fresh-start reporting adjustments to be made upon emergence from bankruptcy, financial information in Spectrum’s financial statements prepared after August 30, 2009 will not be comparable to Spectrum’s financial information from prior periods.

All conditions required for the adoption of fresh-start reporting were met upon emergence from Chapter 11 of the Bankruptcy Code on August 28, 2009 (the “Effective Date”). However, in light of the proximity of that date to Spectrum’s accounting period close immediately following the Effective Date, which was August 30, 2009, Spectrum elected to adopt a convenience date of August 30, 2009 for recording fresh-start reporting. Spectrum adopted fresh-start reporting in accordance with the ASC Topic 852: “Reorganizations” (previously American Institute of Certified Public Accountants Statement of Position No. 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code”) pursuant to which Spectrum’s reorganization value, which is intended to reflect the fair value of the entity before considering liabilities and approximate the amount a willing buyer would pay for the assets of the entity immediately after the Reorganization, were allocated to the fair value of assets in conformity with Statement of Financial Accounting Standards No. 141, Business Combinations, using the purchase method of accounting for business combinations. Spectrum stated liabilities, other than deferred taxes, at a present value of amounts expected to be paid. The amount remaining after allocation of the reorganization value to the fair value of identified tangible and intangible assets was reflected as goodwill, which is subject to periodic evaluation for impairment. In addition, under fresh-start reporting the accumulated deficit was eliminated. Thus, Spectrum’s future statements of financial position and results of operations will not be comparable in many respects to statements of financial position and consolidated statements of operations data for periods prior to the adoption of fresh-start reporting. The lack of comparable historical information may discourage investors from purchasing Spectrum’s securities. Additionally, the financial information included in this proxy statement/prospectus may not be indicative of future financial information.

Spectrum’s substantial indebtedness could adversely affect its business, financial condition and results of operations and prevent Spectrum from fulfilling its obligations under the terms of its indebtedness.

Spectrum has, and Spectrum expects to continue to have, a significant amount of indebtedness. As of January 3, 2010, Spectrum had total indebtedness under its senior subordinated notes, senior credit facilities and other senior debt of approximately $1.7 billion. Although the combined company’s percentage of indebtedness relative to total value will be less than that of Spectrum currently, Spectrum’s indebtedness will not be reduced in connection with the consummation of the mergers.

Spectrum’s substantial indebtedness has had and could continue to have material adverse consequences for Spectrum’s business, including:

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requiring Spectrum to dedicate a large portion of its cash flow to pay principal and interest on its indebtedness, which will reduce the availability of Spectrum’s cash flow to fund working capital, capital expenditures, research and development expenditures and other business activities;

•	increasing Spectrum’s vulnerability to general adverse economic and industry conditions;

•	limiting Spectrum’s flexibility in planning for, or reacting to, changes in its business and the industry in which it operates;

•	restricting Spectrum from making strategic acquisitions, dispositions or exploiting business opportunities;

•	placing Spectrum at a competitive disadvantage compared to its competitors that have less debt; and

•	limiting Spectrum’s ability to borrow additional funds (even when necessary to maintain adequate liquidity) or dispose of assets.

In addition, a substantial portion of Spectrum’s debt bears, and is expected to bear, interest at variable rates. If market interest rates increase, the interest rate on Spectrum’s variable-rate debt will increase and will create higher debt service requirements, which would adversely affect Spectrum’s cash flow and could adversely impact Spectrum’s results of operations. While Spectrum may enter into agreements limiting its exposure to higher debt service requirements, any such agreements may not offer complete protection from this risk.

The terms of Spectrum’s existing indebtedness impose and the New Facilities are expected to impose restrictions on Spectrum that may affect its ability to successfully operate its business.

The PIK Notes Indenture contains and the New Facilities are expected to contain covenants that, among other things, limit Spectrum’s ability to:

•	incur additional indebtedness;

•	borrow money or sell preferred stock;

•	create liens;

•	pay dividends on or redeem or repurchase stock;

•	make certain types of investments;

•	issue or sell stock in Spectrum’s subsidiaries;

•	restrict dividends or other payments from Spectrum’s subsidiaries;

•	issue guarantees of debt;

•	transfer or sell assets and utilize proceeds of any such sales;

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enter into agreements that restrict Spectrum’s restricted subsidiaries from paying dividends, making loans or otherwise transferring assets to Spectrum or to any of Spectrum’s other restricted subsidiaries;

•	enter into or engage in transactions with affiliates; and

•	merge, consolidate or sell all or substantially all of Spectrum’s assets.

In addition, the New Facilities are expected to require Spectrum to meet a number of financial ratios and tests. These covenants may have the effect of restricting Spectrum’s ability to finance its operations or capital needs with additional sources of capital or engage in other business activities that may be in Spectrum’s best interest and may also impede Spectrum’s ability to expand or pursue Spectrum’s business strategies. Spectrum may not be able to comply with all of its covenants and obligations in all of its debt instruments, and the failure to do so could result in a default or defaults under the New Facilities which would permit the acceleration of the due date of the indebtedness, which could have a material adverse effect on SB Holdings.

The market price of Spectrum common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond Spectrum’s control.

Factors that may influence the price of the Spectrum common stock include, without limitation, the following:

•	loss of any of Spectrum’s key customers or suppliers;

•	additions or departures of key personnel;

•	sales of the common stock;

•	Spectrum’s ability to execute its business plan;

•	operating results that fall below expectations;

•	additional issuances of the common stock;

•	low trading volume due to concentrated ownership of the common stock;

•	intellectual property disputes;

•	industry developments;

•	economic and other external factors; and

•	period-to-period fluctuations in Spectrum’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the common stock. Price volatility might be worse if the trading volume of shares of the common stock is low. Also, speculation regarding the likelihood of the consummation of the mergers could increase the volatility of the price of Spectrum common stock.

Additional issuances of Spectrum common stock may result in dilution to its existing stockholders.

As of May 6, 2010, Spectrum has issued 629,213 shares of common stock under its 2009 equity incentive plan and is authorized to issue up to a total of 3,333,333 shares of its common stock, or options exercisable for shares of common stock under this plan. In addition, the Spectrum Board has the authority to issue additional shares of capital stock to provide additional financing or for other purposes in the future. The issuance of any such shares or exercise of any such options may result in a reduction of the book value or market price of the outstanding shares of common stock. If Spectrum does issue any such additional shares or any such options are exercised, such issuance or exercise also will cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, the proportionate ownership interest and voting power of a holder of shares of common stock could be decreased. Under Spectrum’s certificate of incorporation, holders of 5% or more of the outstanding voting securities have certain rights to purchase their pro rata share of certain future issuances of securities. The merger agreement prohibits Spectrum from issuing any shares of its capital stock prior to the termination of the merger agreement.

Spectrum has historically not paid dividends on its public common stock, and, therefore, any return on investment may be limited to the value of the common stock.

Spectrum has not declared or paid dividends on its common stock since the stock commenced public trading in 1997, and Spectrum does not anticipate paying dividends in the foreseeable future. The payment of dividends on outstanding common stock will depend on earnings, financial condition and other business and economic factors affecting Spectrum at such time as the Spectrum Board may consider relevant, including the ability to do so under its credit and other debt agreements. If Spectrum does not pay dividends, returns on an investment in its common stock will only occur if the stock price appreciates.

Risks Related To Spectrum Generally

Adverse weather conditions during Spectrum’s peak selling season for its home and garden control products could have a material adverse effect on Spectrum’s home and garden business.

Weather conditions in the U.S. have a significant impact on the timing and volume of sales of certain of Spectrum’s lawn and garden and household insecticide and repellent products. Periods of dry, hot weather can decrease insecticide sales, while periods of cold and wet weather can slow sales of herbicides. In addition, an abnormally cold spring throughout the U.S. could adversely affect insecticide sales and therefore have a material adverse effect on Spectrum’s Home and Garden Business.

Spectrum’s products utilize certain key raw materials; any increase in the price of these raw materials could have a material and adverse effect on Spectrum’s business, financial condition and profits.

The principal raw materials used to produce Spectrum’s products—including zinc powder, electrolytic manganese dioxide powder and steel—are sourced either on a global or regional basis, and the prices of those raw materials are susceptible to price fluctuations due to supply and demand trends, energy costs, transportation costs, government regulations, duties and tariffs, changes in currency exchange rates, price controls, general economic conditions and other unforeseen circumstances. In particular, during 2007 and 2008 Spectrum experienced extraordinary price increases for raw materials, particularly as a result of strong demand from China. Spectrum regularly engages in forward purchase and hedging derivative transactions in an attempt to effectively manage and stabilize some of the raw material costs it expects to incur over the next 12 to 24 months; however, Spectrum’s hedging positions may not be effective or may not anticipate beneficial trends in a particular raw material market or as a result of changes in Spectrum’s business may no longer be useful for Spectrum. In addition, for certain of the principal raw materials Spectrum uses to produce its products, such as electrolytic manganese dioxide powder, there are no available effective hedging markets. If these efforts are not effective or expose Spectrum to above average costs for an extended period of time and Spectrum is unable to pass its raw materials costs on to its customers, Spectrum’s future profitability may be materially and adversely affected. Further, with respect to transportation costs, certain modes of delivery are subject to fuel surcharges which are determined based upon the current cost of diesel fuel in relation to pre-established agreed upon costs. Spectrum may be unable to pass these fuel surcharges on to its customers, which may have an adverse effect on Spectrum’s profitability and results of operations.

In addition, Spectrum has exclusivity arrangements and minimum purchase requirements with certain of its suppliers for the Home and Garden Business, which increase Spectrum’s dependence upon and exposure to those suppliers. Some of those agreements include caps on the price Spectrum pays for its supplies and in certain instances, these caps have allowed Spectrum to purchase materials at below market prices. When Spectrum attempts to renew those contracts, the other parties to the contracts may not be willing to include or may limit the effect of those caps and could even attempt to impose above market prices in an effort to make up for any below market prices paid by Spectrum prior to the renewal of the agreement. Any failure to timely obtain suitable supplies at competitive prices could materially adversely affect Spectrum’s business, financial condition and results of operations.

Spectrum may not be able to fully utilize its United States net operating loss carryforwards.

As of January 3, 2010, Spectrum has U.S. federal and state net operating loss carryforwards of approximately $682 and $732 million, respectively. These net operating loss carryforwards expire through years ending in 2030. As of January 3, 2010, Spectrum’s management determined that it continues to be more likely than not that the net U.S. deferred tax asset, excluding certain indefinite lived intangibles, would not be realized in the future and as such recorded a full valuation allowance to offset the net U.S. deferred tax asset, including Spectrum’s net operating loss carryforwards. In addition, Spectrum has had changes of ownership, as defined under Internal Revenue Code Section 382, that continue to subject a significant amount of Spectrum’s U.S. net operating losses and other tax attributes to certain limitations. Spectrum estimates that approximately $149 million of its federal and $311 million of its state net operating losses will expire unused due to the Internal Revenue Code Section 382 limitation. If Spectrum is unable to fully utilize its net operating losses other than those restricted under Internal Revenue Code Section 382, as discussed above, to offset taxable income generated in the future, Spectrum’s results of operations could be materially and negatively impacted.

Consolidation of retailers and Spectrum’s dependence on a small number of key customers for a significant percentage of its sales may negatively affect Spectrum’s business, financial condition and results of operations.

As a result of consolidation of national mass merchandisers, a significant percentage of Spectrum’s sales are attributable to a very limited group of retailer customers. Because of the importance of these key customers, demands for price reductions or promotions by such customers, reductions in their purchases, changes in their financial condition or loss of their accounts could have a material adverse effect on Spectrum’s business, financial condition and results of operations. In addition, as a result of the desire of retailers to more closely manage inventory levels, there is a growing trend among them to purchase Spectrum’s products on a “just-in-time” basis. This requires Spectrum to shorten its lead-time for production in certain cases and more closely anticipate their demand, which could in the future require Spectrum to carry additional inventories, increase Spectrum’s working capital and related financing requirements or result in excess inventory becoming unusable or obsolete. Furthermore, Spectrum primarily sells branded products and a move by one or more of its large customers to sell significant quantities of private label products, which Spectrum does not produce on their behalf and which directly compete with Spectrum’s products, could have a material adverse effect on Spectrum’s business, financial condition and results of operations.

As a result of Spectrum’s international operations, it faces a number of risks related to exchange rates and foreign currencies.

Spectrum’s international sales and certain of Spectrum’s expenses are transacted in foreign currencies. During the fiscal year ended September 30, 2009, approximately 43% of Spectrum’s net sales and 45% of Spectrum’s operating expenses were denominated in foreign currencies. Spectrum expects that the amount of Spectrum’s revenues and expenses transacted in foreign currencies will increase as Spectrum’s Latin American, European and Asian operations grow and, as a result, Spectrum’s exposure to risks associated with foreign currencies could increase accordingly. Significant changes in the value of the U.S. dollar in relation to foreign currencies could have a material effect on Spectrum’s business, financial condition and results of operations. Changes in currency exchange rates may also affect Spectrum’s sales to, purchases from and loans to Spectrum’s subsidiaries as well as sales to, purchases from and bank lines of credit with Spectrum’s customers, suppliers and creditors that are denominated in foreign currencies.

Spectrum sources many products from, and sells many products in, China and other Asian countries. To the extent the Chinese Renminbi (“RMB”) or other currencies appreciate with respect to the U.S. dollar, Spectrum may experience fluctuations in its results of operations. Since 2005, the RMB has no longer been pegged to the U.S. dollar at a constant exchange rate and instead fluctuates versus a basket of currencies. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate within a flexible peg range against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future Chinese authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

The RMB appreciated approximately 7% versus the U.S. dollar in 2008 and remained substantially unchanged in 2009. The RMB currency fluctuation in 2009 and 2008 has not generated material cost increases for products sourced from China, however, further significant appreciation of the RMB or other currencies in countries where Spectrum sources or sells products could adversely impact Spectrum’s profitability. Very limited hedging transactions are available in China to reduce exposure to exchange rate fluctuations. While Spectrum may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and Spectrum may not be able to successfully hedge its exposure to currency fluctuations. Further, Spectrum may not be successful in implementing customer pricing or other actions in an effort to mitigate the impact of currency fluctuations and, thus, Spectrum’s results of operations may be adversely impacted.

In addition, the Venezuelan government has imposed foreign exchange and price controls on the local currency. These foreign exchange controls increase Spectrum’s costs to, and also limit its ability to, convert local currency into U.S. dollars and transfer funds out of Venezuela, and may have an adverse effect on Spectrum’s Venezuelan customers. Further, given Venezuela’s designation as a highly inflationary economy and the devaluation of the official rate, Spectrum’s revenue, operating profit, and net income may be negatively impacted in the future.

Spectrum’s international operations may expose it to risks related to compliance with the laws and regulations of foreign countries.

Spectrum is subject to three EU Directives that may have a material impact on its business: Restriction of the Use of Hazardous Substances in Electrical and Electronic Equipment, Waste of Electrical and Electronic Equipment and the Directive on Batteries and Accumulators and Waste Batteries, discussed below. Restriction of the Use of Hazardous Substances in Electrical and Electronic Equipment requires Spectrum to eliminate specified hazardous materials from products Spectrum sells in EU member states. Waste of Electrical and Electronic Equipment requires Spectrum to collect and treat, dispose of or recycle certain products it manufactures or imports into the EU at Spectrum’s own expense. The Directive on Batteries and Accumulators and Waste Batteries bans heavy metals in batteries by establishing maximum quantities of heavy metals in batteries and mandates waste management of these batteries, including collection, recycling and disposal systems, with the costs imposed upon producers and importers such as Spectrum. Complying or failing to comply with the EU directives may harm Spectrum’s business. For example:

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Although contractually assured with Spectrum’s suppliers, Spectrum may be unable to procure appropriate Restriction of the Use of Hazardous Substances in Electrical and Electronic Equipment compliant material in sufficient quantity and quality and/or be able to incorporate it into Spectrum’s product procurement processes without compromising quality and/or harming Spectrum’s cost structure.

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Spectrum may face excess and obsolete inventory risk related to non-compliant inventory that Spectrum may continue to hold in fiscal 2010 for which there is reduced demand and Spectrum may need to write down the carrying value of such inventories.

•	Spectrum may be unable to sell certain existing inventories of its batteries in Europe.

Many of the developing countries in which Spectrum operates do not have significant governmental regulation relating to environmental safety, occupational safety, employment practices or other business matters routinely regulated in the U.S. or may not rigorously enforce such regulation. As these countries and their economies develop, it is possible that new regulations or increased enforcement of existing regulations may increase the expense of doing business in these countries. In addition, social legislation in many countries in which Spectrum operates may result in significantly higher expenses associated with labor costs, terminating employees or distributors and closing manufacturing facilities. Increases in Spectrum’s costs as a result of increased regulation, legislation or enforcement could materially and adversely affect Spectrum’s business, results of operations and financial condition.

Spectrum may not be able to adequately establish and protect its intellectual property rights.

To establish and protect Spectrum’s intellectual property rights, Spectrum relies upon a combination of national, foreign and multi-national patent, trademark and trade secret laws, together with licenses, confidentiality agreements and other contractual arrangements. The measures Spectrum takes to protect its intellectual property rights may prove inadequate to prevent third parties from misappropriating Spectrum’s intellectual property. Spectrum may need to resort to litigation to enforce or defend its intellectual property rights. If a competitor or collaborator files a patent application claiming technology also invented by Spectrum, or a trademark application claiming a trademark, service mark or trade dress also used by Spectrum, in order to protect its rights, Spectrum may have to participate in expensive and time consuming interference proceedings before the United States Patent and Trademark Office or a similar foreign agency. In addition, Spectrum’s intellectual property rights may be challenged by third parties. Even if Spectrum’s intellectual property rights are not directly challenged, disputes among third parties could lead to the weakening or invalidation of Spectrum’s intellectual property rights. Furthermore, competitors may independently develop technologies that are substantially equivalent or superior to Spectrum’s technology. Obtaining, protecting and defending intellectual property rights can be time consuming and expensive, and may require Spectrum to incur substantial costs, including the diversion of management and technical personnel.

Moreover, the laws of certain foreign countries in which Spectrum operates or may operate in the future do not protect, and the governments of certain foreign countries do not enforce, intellectual property rights to the same extent as do the laws and government of the U.S., which may negate Spectrum’s competitive or technological advantages in such markets. Also, some of the technology underlying Spectrum’s products is the subject of nonexclusive licenses from third parties. As a result, this technology could be made available to Spectrum’s competitors at any time. If Spectrum is unable to establish and then adequately protect its intellectual property rights, then Spectrum’s business, financial condition and results of operations could be materially and adversely affected.

Claims by third parties that Spectrum is infringing on their intellectual property could adversely affect Spectrum’s business.

From time to time in the past Spectrum has been subject to claims that Spectrum is infringing upon the intellectual property of others. Spectrum currently is the subject of claims that it is infringing upon the intellectual property of others, and it is possible that third parties will assert infringement claims against Spectrum in the future. An adverse finding against Spectrum in these or similar trademark or other intellectual property litigations may have a material adverse effect on Spectrum’s business, financial condition and results of operations. Any such claims, with or without merit, could be time consuming and expensive, and may require Spectrum to incur substantial costs, including the diversion of management and technical personnel, cause product delays or require Spectrum to enter into licensing or other agreements in order to secure continued access to necessary or desirable intellectual property. If Spectrum is deemed to be infringing a third party’s intellectual property and is unable to continue using that intellectual property as it had been, Spectrum’s business and results of operations could be harmed if it is unable to successfully develop non-infringing alternative intellectual property on a timely basis or license non-infringing alternatives or substitutes, if any exist, on commercially reasonable terms. In addition, an unfavorable ruling in intellectual property litigation could subject Spectrum to significant liability, as well as require Spectrum to cease developing, manufacturing or selling the affected products or using the affected processes or trademarks. Any significant restriction on Spectrum’s proprietary or licensed intellectual property that impedes its ability to develop and commercialize its products could have a material adverse effect on Spectrum’s business, financial condition and results of operations.

Spectrum’s dependence on a few suppliers and one of its U.S. facilities for certain of its products makes Spectrum vulnerable to a disruption in the supply of its products.

Although Spectrum has long-standing relationships with many of its suppliers, Spectrum does not have long-term contracts with them. An adverse change in any of the following could have a material adverse effect on Spectrum’s business, financial condition and results of operations:

•	Spectrum’s relationships with its suppliers;

•	the terms and conditions upon which Spectrum purchases products from its suppliers;

•	the financial condition of Spectrum’s suppliers;

•	the ability to import outsourced products; or

•	Spectrum’s suppliers’ ability to manufacture and deliver outsourced products on a timely basis.

If Spectrum’s relationship with one of its key suppliers is adversely affected, Spectrum may not be able to quickly or effectively replace such supplier and may not be able to retrieve tooling, molds or other specialized production equipment or processes used by such supplier in the manufacture of Spectrum’s products. In addition, Spectrum manufactures the majority of its foil cutting systems for its shaving product lines, using specially designed machines and proprietary cutting technology, at its Portage, Wisconsin facility. Damage to this facility, or prolonged interruption in the operations of this facility for repairs, as a result of labor difficulties or for other reasons, would have a material adverse effect on Spectrum’s ability to manufacture and sell its foil shaving products which would in turn harm Spectrum’s business, financial condition and results of operations.

Class action and derivative action lawsuits and other investigations, regardless of their merits, could have an adverse effect on Spectrum’s business, financial condition and results of operations.

Spectrum and certain of its officers and directors have been named in the past, and may be named in the future, as defendants of class action and derivative action lawsuits. In the past, Spectrum has also received requests for information from government authorities. Regardless of their subject matter or merits, class action lawsuits and other government investigations may result in significant cost to Spectrum, which may not be covered by insurance, may divert the attention of management or may otherwise have an adverse effect on Spectrum’s business, financial condition and results of operations.

Spectrum may be exposed to significant product liability claims which its insurance may not cover and which could harm its reputation.

In the ordinary course of Spectrum’s business, Spectrum may be named as a defendant in lawsuits involving product liability claims. In any such proceeding, plaintiffs may seek to recover large and sometimes unspecified amounts of damages and the matters may remain unresolved for several years. Any such matters could have a material adverse effect on Spectrum’s business, results of operations and financial condition if Spectrum is unable to successfully defend against or settle these matters or if Spectrum’s insurance coverage is insufficient to satisfy any judgments against it or settlements relating to these matters. Although Spectrum has product liability insurance coverage and an excess umbrella policy, Spectrum’s insurance policies may not provide coverage for certain, or any, claims against it or may not be sufficient to cover all possible liabilities. Moreover, any adverse publicity arising from claims made against Spectrum, even if the claims were not successful, could adversely affect the reputation and sales of its products.

Spectrum may incur material capital and other costs due to environmental liabilities.

Because of the nature of Spectrum’s operations, Spectrum’s facilities are subject to a broad range of federal, state, local, foreign and multi-national laws and regulations relating to the environment. These include laws and regulations that govern:

•	discharges to the air, water and land;

•	the handling and disposal of solid and hazardous substances and wastes; and

•	remediation of contamination associated with release of hazardous substances at Spectrum’s facilities and at off-site disposal locations.

Risk of environmental liability is inherent in Spectrum’s business. As a result, material environmental costs may arise in the future. In particular, Spectrum may incur capital and other costs to comply with increasingly stringent environmental laws and enforcement policies, such as the EU directives: Restriction of the Use of Hazardous Substances in Electrical and Electronic Equipment, Waste of Electrical and Electronic Equipment and the Directive on Batteries and Accumulators and Waste Batteries, discussed above. Although Spectrum believes that it is substantially in compliance with applicable environmental regulations at its facilities, Spectrum may not be in compliance with such regulations in the future, which could have a material adverse effect on Spectrum’s business, financial condition and results of operations.

From time to time, Spectrum has been required to address the effect of historic activities on the environmental condition of Spectrum’s properties or former properties. Spectrum has not conducted invasive testing at all of its facilities to identify all potential environmental liability risks. Given the age of Spectrum’s facilities and the nature of Spectrum’s operations, material liabilities may arise in the future in connection with Spectrum’s current or former facilities. If previously unknown contamination of property underlying or in the vicinity of Spectrum’s manufacturing facilities is discovered, Spectrum could be required to incur material unforeseen expenses. If this occurs, it may have a material adverse effect on Spectrum’s business, financial condition and results of operations. Spectrum is currently engaged in investigative or remedial projects at a few of its facilities and any liabilities arising from such investigative or remedial projects at such facilities may be material.

Spectrum is also subject to proceedings related to its disposal of industrial and hazardous material at off-site disposal locations or similar disposals made by other parties for which Spectrum is responsible as a result of its relationship with such other parties. These proceedings are under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”) or similar state laws that hold persons who “arranged for” the disposal or treatment of such substances strictly liable for costs incurred in responding to the release or threatened release of hazardous substances from such sites, regardless of fault or the lawfulness of the original disposal. Liability under CERCLA is typically joint and several, meaning that a liable party may be responsible for all of the costs incurred in investigating and remediating contamination at a site. As a practical matter, liability at CERCLA sites is shared by all of the viable responsible parties. Spectrum occasionally is identified by federal or state governmental agencies as being a potentially responsible party for response actions contemplated at an off-site facility. At the existing sites where Spectrum has been notified of its status as a potentially responsible party, it is either premature to determine if Spectrum’s potential liability, if any, will be material or Spectrum does not believe that its liability, if any, will be material. Spectrum may be named as a potentially responsible party under CERCLA or similar state laws in the future for other sites not currently known to it, and the costs and liabilities associated with these sites may be material.

Compliance with various public health, consumer protection and other regulations applicable to Spectrum’s products and facilities could increase Spectrum’s cost of doing business and expose it to additional requirements with which it may be unable to comply.

Certain of Spectrum’s products sold through, and facilities operated under, each of Spectrum’s business segments are regulated by the U.S. Environmental Protection Agency, the U.S. Food and Drug Administration or other federal consumer protection and product safety agencies and are subject to the regulations such agencies enforce, as well as by similar state, foreign and multinational agencies and regulations. For example, in the U.S., all products containing pesticides must be registered with the U.S. Environmental Protection Agency and, in many cases, similar state and foreign agencies before they can be manufactured or sold. Spectrum’s inability to obtain, or the cancellation of, any registration could have an adverse effect on Spectrum’s business, financial condition and results of operations. The severity of the effect would depend on which products were involved, whether another product could be substituted and whether Spectrum’s competitors were similarly affected. Spectrum attempts to anticipate regulatory developments and maintain registrations of, and access to, substitute chemicals and other ingredients, but Spectrum may not always be able to avoid or minimize these risks.

The Food Quality Protection Act (“FQPA”) established a standard for food-use pesticides, which is that a reasonable certainty of no harm will result from the cumulative effect of pesticide exposures. Under the FQPA, the U.S. Environmental Protection Agency is evaluating the cumulative effects from dietary and non-dietary exposures to pesticides. The pesticides in certain of Spectrum’s products that are sold through the Home and Garden Business continue to be evaluated by the U.S. Environmental Protection Agency as part of this program. It is possible that the U.S. Environmental Protection Agency or a third party active ingredient registrant may decide that a pesticide Spectrum uses in its products will be limited or made unavailable to Spectrum. Spectrum cannot predict the outcome or the severity of the effect of the U.S. Environmental Protection Agency’s continuing evaluations of active ingredients used in its products.

In addition, the use of certain pesticide and fertilizer products that are sold through Spectrum’s global pet supplies business and through the Home and Garden Business may, among other things, be regulated by various local, state, federal and foreign environmental and public health agencies. These regulations may require that only certified or professional users apply the product, that users post notices on properties where products have been or will be applied or that certain ingredients may not be used. Compliance with such public health regulations could increase Spectrum’s cost of doing business and expose it to additional requirements with which Spectrum may be unable to comply.

Spectrum faces risks related to its sales of products obtained from third-party suppliers.

Spectrum sells a number of products that are manufactured by third party suppliers over which Spectrum has no direct control. While Spectrum has implemented processes and procedures to try to ensure that the suppliers it uses are complying with all applicable food and health regulations, there can be no assurances that such suppliers in all instances will comply with such processes and procedures or otherwise with applicable food and health regulations. Noncompliance could result in Spectrum’s marketing and distribution of contaminated or defective products which could subject Spectrum to liabilities and could result in the imposition by governmental authorities of procedures or penalties that could restrict or eliminate Spectrum’s ability to purchase products from non-compliant suppliers. Any or all of these effects could adversely affect Spectrum’s business, financial condition and results of operations.

Public perceptions that some of the products Spectrum produces and markets are not safe could adversely affect Spectrum.

Spectrum manufactures and markets a number of complex chemical products bearing its brands relating to the Home and Garden Business, such as herbicides and pesticides. On occasion, customers have alleged that some products failed to perform up to expectations or have caused damage or injury to individuals or property.

Public perception that any of Spectrum’s products are not safe, whether justified or not, could impair Spectrum’s reputation, damage its brand names and have a material adverse effect on its business, financial condition and results of operations.

If Spectrum is unable to negotiate satisfactory terms to continue existing or enter into additional collective bargaining agreements, Spectrum may experience an increased risk of labor disruptions and Spectrum’s results of operations and financial condition may suffer.

Approximately 20% of Spectrum’s total labor force is employed under collective bargaining agreements. Three of these agreements, which cover approximately 68% of the labor force under collective bargaining agreements, or approximately 14% of Spectrum’s total labor force, are scheduled to expire during Spectrum’s fiscal year ending September 30, 2010. While Spectrum currently expects to negotiate continuations to the terms of these agreements, there can be no assurances that Spectrum will be able to obtain terms that are satisfactory to it or otherwise to reach agreement at all with the applicable parties. In addition, in the course of Spectrum’s business, it may also become subject to additional collective bargaining agreements. These agreements may be on terms that are less favorable than those under Spectrum’s current collective bargaining agreements. Increased exposure to collective bargaining agreements, whether on terms more or less favorable than existing collective bargaining agreements, could adversely affect the operation of Spectrum’s business, including through increased labor expenses. While Spectrum intends to comply with all collective bargaining agreements to which it is subject, there can be no assurances that it will be able to do so and any noncompliance could subject Spectrum to disruptions in its operations and materially and adversely affect its business, financial condition and results of operations.

Significant changes in actual investment return on pension assets, discount rates and other factors could affect Spectrum’s results of operations, equity and pension contributions in future periods.

Spectrum’s results of operations may be positively or negatively affected by the amount of income or expense Spectrum records for its defined benefit pension plans. U.S. generally accepted accounting principles (“GAAP”) requires that Spectrum calculate income or expense for the plans using actuarial valuations. These valuations reflect assumptions about financial market and other economic conditions, which may change based on changes in key economic indicators. The most significant year-end assumptions Spectrum used to estimate pension income or expense are the discount rate and the expected long-term rate of return on plan assets. In addition, Spectrum is required to make an annual measurement of plan assets and liabilities, which may result in a significant change to equity. Although pension expense and pension funding contributions are not directly related, key economic factors that affect pension expense would also likely affect the amount of cash Spectrum would contribute to pension plans as required under the Employee Retirement Income Security Act.

Risks Related to Russell Hobbs

The failure of Russell Hobbs’ business strategy could seriously hurt its financial condition and results of operations.

As part of its business strategy, Russell Hobbs plans to:

•	maximize utility of its brand assets;

•	leverage innovation and strategic marketing to drive profitability;

•	create long-term cost and quality advantages for its customers; and

•	continue to optimize its supply chain.

Russell Hobbs’ strategic objectives may not be realized or, if realized, may not result in increased revenue, profitability or market presence. Executing its strategy may also place a strain on its suppliers, information technology systems and other resources. To manage growth effectively, Russell Hobbs must maintain a high level of quality, properly manage its third-party suppliers, continue to enhance its operational, financial and management systems and expand, train and manage its employee base. Russell Hobbs may not be able to effectively manage its growth in any one or more of these areas, which could cause its business, financial condition and results of operations to suffer.

The small household appliance industry is consolidating, which could reduce Russell Hobbs’ ability to successfully secure product placements at key customers and limit its ability to sustain a cost competitive position in the industry.

Over the past several years, the small household appliance industry has undergone substantial consolidation, and further consolidation is likely. As a result of this consolidation, the small household appliance industry could primarily consist of a limited number of large distributors. To the extent that Russell Hobbs does not continue to be a major participant in the small household appliance industry, its ability to compete effectively with these larger distributors could be negatively impacted. As a result, this condition could reduce its ability to successfully secure product placements at key customers and limit its ability to sustain a cost competitive position in the industry.

Russell Hobbs’ future success requires it to develop new and innovative products on a consistent basis in order to increase revenues and it may not be able to do so.

Russell Hobbs believes that its future success is heavily dependent upon its ability to continue to make innovations in its existing products and to develop and market new products, which generally carry higher margins. Russell Hobbs may not be successful in the introduction, marketing and manufacture of any new products or product innovations and Russell Hobbs may not be able to develop and introduce in a timely manner innovations to its existing products that satisfy customer needs or achieve market acceptance.

Russell Hobbs may not be able to realize expected benefits and synergies from future acquisitions of businesses or product lines.

Russell Hobbs may acquire partial or full ownership in businesses or may acquire rights to market and distribute particular products or lines of products. The acquisition of a business or of the rights to market specific products or use specific product names may involve a financial commitment by Russell Hobbs, either in the form of cash or equity consideration. In the case of a new license, such commitments are usually in the form of prepaid royalties and future minimum royalty payments. There is no guarantee that Russell Hobbs will acquire businesses or product distribution rights that will contribute positively to its earnings. Anticipated synergies may not materialize, cost savings may be less than expected, sales of products may not meet expectations, and acquired businesses may carry unexpected liabilities.

Long lead times, potential material price increases and customer demands may cause Russell Hobbs to purchase more inventory than necessary, which may lead to increased obsolescence and adversely affect its results of operations.

Due to (i) manufacturing lead times, (ii) a strong concentration of its sales occurring during the last half of the calendar year and (iii) the potential for material price increases, Russell Hobbs may purchase products and thereby increase inventories based on anticipated sales and forecasts provided by its customers and its sales personnel. Russell Hobbs cannot provide assurance that its customers will order these inventories as anticipated. Changes in customer inventory management strategies could also make inventory management more difficult for Russell Hobbs. If retailers significantly change their inventory management strategies, Russell Hobbs may encounter difficulties in filling customer orders or in liquidating excess inventories, or may find that customers are cancelling orders or returning products. Distribution difficulties may have an adverse effect on Russell Hobbs’ business by increasing the amount of inventory and the cost of warehousing inventory.

If Russell Hobbs were to lose one or more of its major customers, or suffer a major reduction of orders from them, its financial results would suffer.

The success of Russell Hobbs depends on its sales to its significant customers. Although Russell Hobbs has long-established relationships with many of its customers, it does not have long-term agreements with them and purchases are generally made through the use of individual purchase orders. A significant reduction in purchases by any of these major customers or a general economic downturn in retail sales could have a material adverse effect on its business, financial condition and results of operations. In addition, failure to obtain anticipated orders or delays or cancellations of orders or significant pressure to reduce prices from key customers could have a material adverse effect on Russell Hobbs.

Large sophisticated customers may take actions that adversely affect the gross profit and result of operations of Russell Hobbs.

In recent years, Russell Hobbs has observed a consumer trend toward mass merchandisers, which include super centers and club stores. This trend has resulted in the increased size and influence of these mass merchandisers. As these mass merchandisers grow larger and become more sophisticated, they may demand lower pricing, special packaging, or impose other requirements on product suppliers. These business demands may relate to inventory practices, logistics, or other aspects of the customer–supplier relationship. If Russell Hobbs does not effectively respond to the demands of these mass merchandisers, they could decrease their purchases from Russell Hobbs. A reduction in the demand of its products by these mass merchandisers and the costs of complying with customer business demands could have a material adverse effect on its business, financial condition and results of operations.

The bankruptcy or financial difficulty of any major customer or fluctuations in the financial condition of the retail industry in general could adversely affect the results of operations of Russell Hobbs.

Russell Hobbs sells its products to distributors and retailers, including mass merchandisers, department stores and wholesale clubs. The financial difficulties of its customers or the loss of, or a substantial decrease in, the volume of purchases by a major customer could have a material adverse effect on Russell Hobbs. Additionally, a significant deterioration in the financial condition of the retail industry in general could have a material adverse effect on its sales and profitability.

Russell Hobbs depends on third party suppliers for the manufacturing of substantially all of its products and if Russell Hobbs fails to develop and maintain relationships with a sufficient number of qualified suppliers, its ability to timely and efficiently source products that meet its standards for quality could be adversely affected.

Russell Hobbs currently buys products and supplies from suppliers located primarily in Asia. Russell Hobbs’ ability to continue to identify and develop relationships with qualified suppliers who can satisfy its standards for quality and its need to access products in a timely and efficient manner is a significant challenge. Russell Hobbs’ ability to access products also can be adversely affected by political instability, the financial instability of suppliers, suppliers’ noncompliance with applicable laws, trade restrictions, tariffs, currency exchange rates, transport capacity and cost and other factors beyond its control. Any inability of its suppliers to timely deliver products or any unanticipated changes in its suppliers could be disruptive and costly to Russell Hobbs. Russell Hobbs’ ability to select reliable suppliers who provide timely deliveries of quality products will impact its success in meeting customer demand. Any significant failure to obtain products on a timely basis at an affordable cost or any significant delays or interruptions of supply could disrupt customer relationships and have a material adverse effect on its business, financial condition and results of operations.

Russell Hobbs purchases a large number of products from three suppliers. Production-related risks with these suppliers could jeopardize its ability to realize anticipated sales and profits until alternative supply arrangements are secured.

Tsann Kuen (China) Enterprises Co., Ltd. accounted for 15% and 24% of Russell Hobbs’ total purchases for the years ended June 30, 2009 and 2008, respectively. Elec-Tech International (H.K.) Company, Ltd. and its affiliates accounted for 10% and 23% of its total purchases for the years ended June 30, 2009 and 2008, respectively. Guangdong Xinbao Electrical Appliances Holding Co., Ltd. accounted for 16% and 12% of its total purchases for the years ended June 30, 2009 and 2008, respectively. In order for Russell Hobbs to realize sales and operating profits at anticipated levels, these suppliers must deliver high quality products in a timely manner. In addition, Russell Hobbs does not have long term contracts with two of these suppliers.

Although these suppliers are expected to remain significant suppliers for Russell Hobbs, there can be no assurance that such suppliers will be able to continue to so deliver good quality products at a commercially reasonable price. Any inability of such suppliers to do so may have a material adverse effect on Russell Hobbs’ business, financial condition and results of operations.

In addition, Tsann Kuen (China) Enterprises Co., Ltd. owns certain patent rights with respect to a portion of the products currently sold under the George Foreman brand. If Tsann Kuen prohibits Russell Hobbs from using such intellectual property rights, Russell Hobbs would have to change certain features of the affected products. This could result in increased costs and an interruption of product supply, which could have a material adverse effect on its business, financial condition and results of operations.

Any reduction in trade credit from Russell Hobbs’ suppliers could seriously harm its operations and financial condition.

Russell Hobbs depends on the continuing willingness of its suppliers to extend credit to it to finance its inventory purchases. If suppliers experience financial constraints or if they become concerned about Russell Hobbs’ ability to generate liquidity and pay suppliers, they may delay shipments to Russell Hobbs or require payment in advance. Any such actions by its suppliers could materially harm Russell Hobbs’ ability to continue its business.

Russell Hobbs’ ability to obtain products may be adversely impacted by changes in worldwide supply of or demand for raw materials.

Russell Hobbs’ products are predominantly made from petroleum-based plastic materials, steel, aluminum, copper and corrugated paper (for packaging). Russell Hobbs’ suppliers contract separately for the purchase of such raw materials. Russell Hobbs can provide no assurance that its sources of supply will not be interrupted should its suppliers not be able to obtain these materials due to changes in worldwide supply of or demand for raw materials or other events that interrupt material flow.

Russell Hobbs’ margins may be adversely impacted by increases in raw material prices.

The cost of Russell Hobbs’ products may be impacted by global increases in the price of petroleum-based plastic materials, steel, aluminum, copper and corrugated materials. Although Russell Hobbs may increase the prices of certain of its goods to its customers, it cannot provide any assurance that it will be able to pass all of these cost increases on to its customers. As a result, its margins may be adversely impacted by such cost increases.

Significant fluctuations in the exchange rate between the U.S. dollar and the currencies in which Russell Hobbs’ costs are denominated may reduce its sales or profits.

While Russell Hobbs reports financial results in U.S. dollars, a portion of its costs, such as payroll, rent and indirect operational costs, are denominated in other currencies, such as Australian dollars, British pounds,

Canadian dollars and Mexican pesos. In addition, while a portion of its revenues are collected in foreign currencies, a significant portion of the related cost of goods sold is denominated in U.S. dollars. Changes in the relation of these and other currencies to the U.S. dollar will affect Russell Hobbs’ cost of goods sold and operating margins and could result in exchange losses. The impact of future exchange rate fluctuations on its results of operations cannot be accurately predicted.

The costs of the products purchased by Russell Hobbs could increase as a result of fluctuations in the Chinese currency.

In 1994, China pegged the RMB at an exchange rate of 8.28 to the U.S. dollar. However, certain U.S. groups argued that the peg made China’s exports to the U.S. cheaper, and U.S. exports to China more expensive, thus greatly contributing to China’s trade surplus with the U.S. Since 2005, the RMB has no longer been pegged to the U.S. dollar at a constant exchange rate and instead fluctuates versus a basket of currencies. Immediately, the new RMB rate revalued the currency by 2.1% to 8.11 to the dollar. As of May 6, 2010, the RMB exchange rate was 6.83 to the U.S. dollar. Because a substantial number of its products are imported from China, the floating currency could result in significant fluctuations in Russell Hobbs’ product costs. If the RMB increases in value against the U.S. dollar, Chinese exports to Russell Hobbs will become more expensive, and its costs will increase. If Russell Hobbs is unable to pass on the cost increases to customers, its gross profit would decline. An increase in product prices might lead to a decrease in demand for its products.

A deterioration in trade relations with China could lead to a substantial increase in tariffs imposed on goods of Chinese origin, which potentially could reduce demand for and sales of Russell Hobbs’ products.

A substantial number of Russell Hobbs’ products are imported from China. China gained Permanent Normal Trade Relations (“PNTR”) with the United States when it acceded to the World Trade Organization (“WTO”), effective January 2002. The United States imposes the lowest applicable tariffs on exports from PNTR countries to the United States. In order to maintain its WTO membership, China has agreed to several requirements, including the elimination of caps on foreign ownership of Chinese companies, lowering tariffs and publicizing its laws. China may not meet these requirements, it may not remain a member of the WTO, and its PNTR trading status may not be maintained. If China’s WTO membership is withdrawn or if PNTR status for goods produced in China were removed, there could be a substantial increase in tariffs imposed on goods of Chinese origin entering the United States which could hurt Russell Hobbs’ sales and gross margin.

Compliance with governmental regulations could significantly increase Russell Hobbs’ operating costs or prevent it from selling its products.

Most federal, state and local authorities require certification by Underwriters Laboratory, Inc. (“UL”), an independent, not-for-profit corporation engaged in the testing of products for compliance with certain public safety standards, or other safety regulation certification prior to marketing electrical appliances. Foreign jurisdictions also have regulatory authorities overseeing the safety of consumer products. Russell Hobbs’ products may not meet the specifications required by these authorities. A determination that Russell Hobbs is not in compliance with these rules and regulations could result in the imposition of fines or an award of damages to private litigants.

Product recalls or lawsuits relating to defective products could adversely impact Russell Hobbs’ results of operations.

As a distributor of consumer products in the United States, Russell Hobbs is subject to the Consumer Products Safety Act, which empowers the U.S. Consumer Products Safety Commission to exclude from the market products that are found to be unsafe or hazardous. Under certain circumstances, the U.S. Consumer Products Safety Commission could require Russell Hobbs to repair, replace or refund the purchase price of one or more of its products, or it may voluntarily do so. For example, in August 2009, Russell Hobbs, in cooperation with the Consumer Products Safety Commission, voluntarily recalled approximately 9,800 units of a thermal coffeemaker sold under the Black & Decker brand.

Any additional repurchases or recalls of its products could be costly to Russell Hobbs and could damage its reputation or the value of its brands. If Russell Hobbs were required to remove, or it voluntarily removes, its products from the market, its reputation or brands could be tarnished and it might have large quantities of finished products that could not be sold. Furthermore, failure to timely notify the U.S. Consumer Product Safety Commission of a potential safety hazard can result in significant fines being assessed against Russell Hobbs. Additionally, laws regulating certain consumer products exist in some states, as well as in other countries in which Russell Hobbs sells its products, and more restrictive laws and regulations may be adopted in the future.

Russell Hobbs also faces exposure to product liability claims if one of its products is alleged to have caused property damage, bodily injury or other adverse effects. Russell Hobbs is self-insured to specified levels of those claims and maintains product liability insurance for claims above the self-insured levels. Russell Hobbs may not be able to maintain such insurance on acceptable terms, if at all, in the future. In addition, product liability claims may exceed the amount of insurance coverage. Additionally, Russell Hobbs does not maintain product recall insurance. Russell Hobbs’ results of operations are also susceptible to adverse publicity regarding the quality and safety of its products. In particular, product recalls or product liability claims challenging the safety of its products may result in a decline in sales for a particular product. This could be true even if the claims themselves are determined to be invalid or ultimately settled for immaterial amounts.

Russell Hobbs is subject to environmental laws and regulations that could impose significant liabilities, costs and obligations.

Russell Hobbs is subject to various federal, state and local laws and regulations relating to the environment and human health and safety, including requirements governing the management and disposal of hazardous substances and the sale and use of pest control products. Any failure to comply with these laws or regulations, or the terms of applicable environmental permits, could result in Russell Hobbs incurring substantial costs, including fines, penalties and other civil and criminal sanctions or the prohibition of sales of its pest control products. Environmental requirements, and the enforcement thereof, change frequently, have tended to become more stringent over time and could require Russell Hobbs to incur significant expenses. Under certain environmental laws, Russell Hobbs could be responsible for the costs relating to contamination at its or its predecessors’ current or former owned or operated properties or third-party waste disposal sites. Prior to 2003, subsidiaries of Russell Hobbs manufactured certain of their products at facilities in the United States and Europe. Russell Hobbs is investigating, monitoring or remediating contamination at certain of these manufacturing sites. Costs and liabilities relating to environmental matters could have a material adverse effect on Russell Hobbs’ business, financial condition and results of operations.

The infringement or loss of Russell Hobbs’ proprietary rights could harm its business.

Russell Hobbs regards its trademarks, patents and similar intellectual property as important to its success. Russell Hobbs relies on copyright and trademark laws in the United States and other jurisdictions to protect its proprietary rights. Russell Hobbs seeks to register its trademarks and patents in the United States and elsewhere. These registrations could be challenged by others or invalidated through administrative process or litigation. The costs associated with protecting intellectual property rights, including litigation costs, may be material. For example, Russell Hobbs has spent several million dollars on protecting its patented automatic litterbox business over the last few years. If any of these rights were infringed or invalidated, Russell Hobbs’ business, financial condition and results of operations could be materially adversely affected.

Russell Hobbs licenses various trademarks, trade names and patents from third parties for use on its products. These licenses generally place marketing obligations on Russell Hobbs and require it to pay fees and royalties based on net sales or profits. Typically, each license may be terminated if Russell Hobbs fails to satisfy minimum sales obligations or if it breaches the license. The termination of these licensing arrangements could materially adversely affect its business, financial condition and results of operations.

Russell Hobbs may be subject to litigation and infringement claims, which could cause it to incur significant expenses or prevent it from selling its products.

Russell Hobbs cannot assure that others will not claim its products are infringing their intellectual property rights or that it does not in fact infringe those intellectual property rights. If someone claimed that its products infringed their intellectual property rights, any resulting litigation could be costly and time consuming and would divert the attention of management and key personnel from other business issues. Russell Hobbs also may be subject to significant damages or an injunction against use of its products. A claim of patent or other intellectual property infringement against Russell Hobbs could harm its business, financial condition and results of operations.

In 2006, NACCO Industries, Inc. and HB-PS Holding Company, Inc. filed a civil complaint in the Delaware Court of Chancery against, among other parties, Applica and the Harbinger Parties. Although Russell Hobbs is not specifically named in the complaint, Applica is a predecessor to Russell Hobbs, and in addition, certain of the allegations in the complaint relate to, among other things, the acquisition of Salton by the Harbinger Parties. The Plaintiffs seek damages for alleged claims relating to the termination of plaintiffs’ merger agreement with Applica and for alleged claims relating to the Harbinger Parties’ acquisition of Applica. In 2009, the Court granted in part and denied in part the defendants’ motion to dismiss, and the parties are currently engaged in discovery. Trial is scheduled for December 13 through December 17, 2010. Due to the uncertain nature of litigation, Russell Hobbs cannot predict the outcome of this matter. However, litigation is very costly and the costs associated with prosecuting and defending this matter could have a material adverse effect on Russell Hobbs’ business, financial condition and results of operations.

If Russell Hobbs is unable to renew the Black & Decker trademark license agreement, its business could suffer.

Russell Hobbs licenses the Black & Decker brand for use in marketing certain small household appliances in North America, South America (excluding Brazil) and the Caribbean. Sales of Black & Decker branded products represent a significant portion of its total revenue. The sale of such products represented approximately 53% and 67% of its total consolidated revenue in the 2009 fiscal year and 2008 fiscal year, respectively. In December 2007, The Black & Decker Corporation extended the license agreement through December 2012, with an automatic extension through December 2014 if certain milestones are met regarding sales volume and product return. Russell Hobbs’ failure to renew the license agreement with The Black & Decker Corporation or to enter into a new agreement on acceptable terms would have a material adverse effect on its business, financial condition, liquidity and results of operations.

Russell Hobbs’ net operating loss carryforwards are limited as a result of prior mergers and are dependent upon it achieving profitable results.

As a consequence of the merger between Salton and Applica, as well as earlier business combinations and issuances of common stock consummated by both companies, use of the tax benefits of each company’s loss carryforwards is subject to limitations imposed by Section 382 of the Internal Revenue Code. The determination of the limitations is complex and requires significant judgment and analysis of past transactions. Russell Hobbs has completed an analysis to determine what portion of these carryforwards are restricted or eliminated by that provision and, pursuant to such analysis, a significant portion of these carryforwards will not be available to offset future taxable income, if any. In addition, use of its net operating loss and credit carryforwards is dependent upon Russell Hobbs achieving profitable results in the future.

If Russell Hobbs’ goodwill, indefinite-lived intangible assets or other long-term assets become impaired, it will be required to record additional impairment charges, which may be significant.

A significant portion of Russell Hobbs’ long-term assets continues to consist of goodwill and other indefinite-lived intangible assets recorded as a result of past acquisitions. Russell Hobbs does not amortize goodwill and indefinite-lived intangible assets, but rather reviews them for impairment on a periodic basis or whenever events or changes in circumstances indicate that their carrying value may not be recoverable. Russell Hobbs considers whether circumstances or conditions exist which suggest that the carrying value of its goodwill and other long-lived assets might be impaired. If such circumstances or conditions exist, further steps are required in order to determine whether the carrying value of each of the individual assets exceeds its fair market value. If analysis indicates that an individual asset’s carrying value does exceed its fair market value, the next step is to record a loss equal to the excess of the individual asset’s carrying value over its fair value.

The steps required by GAAP entail significant amounts of judgment and subjectivity. Events and changes in circumstances that may indicate that there is impairment and which may indicate that interim impairment testing is necessary include, but are not limited to, strategic decisions to exit a business or dispose of an asset made in response to changes in economic, political and competitive conditions, the impact of the economic environment on the customer base and on broad market conditions that drive valuation considerations by market participants, Russell Hobbs’ internal expectations with regard to future revenue growth and the assumptions it makes when performing its impairment reviews, a significant decrease in the market price of its assets, a significant adverse change in the extent or manner in which its assets are used, a significant adverse change in legal factors or the business climate that could affect its assets, an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset, and significant changes in the cash flows associated with an asset. As a result of such circumstances, Russell Hobbs may be required to record a significant charge to earnings in its financial statements during the period in which any impairment of its goodwill, indefinite-lived intangible assets or other long-term assets is determined. Any such impairment charges could have a material adverse effect on Russell Hobbs’ business, financial condition and results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Spectrum and Russell Hobbs have made forward-looking statements in this document, and in documents that are incorporated by reference in this document, that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of each company’s management. Generally, forward-looking statements include information concerning possible or assumed future actions, events or results of operations of Spectrum, Russell Hobbs and/or SB Holdings. Forward-looking statements specifically include, without limitation, the information in this document regarding: projections; efficiencies/cost avoidance; cost savings; income and margins; earnings per share; growth; economies of scale; combined operations; the economy; future economic performance; conditions to, and the timetable for, completing the transaction; future acquisitions and dispositions; litigation; potential and contingent liabilities; management’s plans; business portfolios; taxes; and merger and integration-related expenses.

Forward-looking statements may be preceded by, followed by or include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. Spectrum, Russell Hobbs and SB Holdings claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

Actual results may differ materially as a result of (i) Spectrum’s and Russell Hobbs’ ability to manage and otherwise comply with its covenants with respect to its significant outstanding indebtedness, (ii) Spectrum’s and Russell Hobbs’ ability to identify, develop and retain key employees, (iii) risks that changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (iv) changes in consumer demand for the various types of products Spectrum and Russell Hobbs offer, (v) unfavorable developments in the global credit markets, (vi) the impact of overall economic conditions on consumer spending, (vii) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (viii) changes in the general economic conditions in countries and regions where Spectrum and Russell Hobbs do business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (ix) Spectrum’s and Russell Hobbs’ ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives, and (x) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in Spectrum’s securities filings, including the most recently filed Annual Report on Form 10-K or Quarterly Reports on Form 10-Q. Spectrum and Russell Hobbs also caution the reader that their estimates of trends, market share, retail consumption of their products and reasons for changes in such consumption are based solely on limited data available to Spectrum and Russell Hobbs and their respective management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market.

Forward-looking statements are not guarantees of performance. You should understand that the following important factors, in addition to those discussed in “Risk Factors” above and elsewhere in this document, and in the documents which are incorporated by reference in this document, could affect the future results of Spectrum and Russell Hobbs, and of SB Holdings after the consummation of the mergers, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements:

•	the failure of Spectrum stockholders to adopt the merger agreement;

•	the risk that the businesses will not be integrated successfully;

•	the risk that synergies will not be realized;

•	the risk that SB Holdings following this transaction will not realize on its financing strategy;

•	litigation in respect of either company or the mergers; and

•	disruption from the mergers making it more difficult to maintain certain strategic relationships.

Spectrum, Russell Hobbs and SB Holdings also caution the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this document. None of Spectrum, Russell Hobbs or SB Holdings undertakes any duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this document or to reflect actual outcomes.

Additional factors that may affect future results and conditions are described in Spectrum’s filings with the SEC, which are available at the SEC’s website at www.sec.gov or at Spectrum’s website at www.spectrumbrands.com.

THE COMPANIES

Information About SB Holdings

Spectrum Brands Holdings, Inc.

c/o Russell Hobbs, Inc.

3633 Flamingo Road

Miramar, FL 33027

Telephone: (954) 883-1000

SB Holdings is a Delaware corporation and a newly formed holding company. SB Holdings was formed solely to effect the mergers and has not conducted any business, other than in connection with the merger agreement and related ancillary agreements to which SB Holdings is a party. Pursuant to the merger agreement, Spectrum and Russell Hobbs will survive as wholly owned subsidiaries of SB Holdings. It is anticipated that SB Holdings will trade on the NYSE under the symbol “SPB”. The NYSE has approved the listing of SB Holdings common stock under the symbol “SPB”, subject to official notice of issuance.

The combination of Spectrum and Russell Hobbs, if consummated, will create a new global consumer products company with an estimated $3 billion in annual revenues, a strong balance sheet, and a diverse portfolio of market-leading brands, including Remington, Rayovac, VARTA, Hot Shot, Cutter, Repel, Spectracide, Black & Decker, George Foreman, Russell Hobbs, LitterMaid, Toastmaster, Tetra, 8 in 1 and Dingo.

Commitments for $1.8 billion in financing have been obtained from three financial institutions to be provided through a combination of new term loans, new senior notes and a new $300 million ABL revolving facility. Proceeds from the financing will be used to refinance substantially all of existing Spectrum and Russell Hobbs debt and to pay transaction fees and expenses (other than the Spectrum PIK Notes which are expected to remain outstanding after the mergers).

The proposed transaction is expected to improve Spectrum’s leverage ratio, calculated as total debt less cash divided by adjusted EBITDA. Spectrum’s leverage ratio was 4.7x for the quarter ended January 3, 2010. The leverage ratio declines to 4.0x pro forma for the transaction. The leverage ratio is projected to decline to 3.8x for fiscal 2010. Compared to Spectrum’s existing capital structure, the new capital structure will provide longer maturities, with certain of the debt instruments expected to extend to 2016 and beyond, and additional liquidity for the combined company.

Consummation of the mergers, which is currently anticipated to occur by the end of the third or fourth quarter of Spectrum’s fiscal year 2010, is subject to certain conditions, including, among others, closing of the new financing, adoption of the merger agreement by Spectrum’s stockholders, required regulatory approvals, and other customary closing conditions.

Set forth below is an organizational chart indicating the proposed corporate structure of the combined entities under SB Holdings.

If the proposed transaction is consummated, SB Holdings, operating under the “Spectrum Brands” name, will continue to be managed by Spectrum’s senior management team, with the addition of Terry L. Polistina, current Chief Executive Officer of Russell Hobbs, to lead a fourth reporting segment made up of the existing Russell Hobbs’ portfolio of small household appliance brands. Spectrum’s current reporting segments, Global Batteries and Personal Care, Global Pet Supplies and Home and Garden, will remain autonomous and will continue to operate under their current management structures. Including Russell Hobbs’ $800 million in annual revenues, SB Holdings is expected to be approximately $3 billion in annual revenues with $430 million to $440 million of adjusted EBITDA in fiscal 2010. Anticipated synergies of $25 million to $30 million are expected to be realized within 36 months following the consummation of the mergers.

Information About Spectrum

Spectrum Brands, Inc.

Six Concourse Parkway, Suite 3300

Atlanta, GA 30328

Telephone: (770) 829-6200

Spectrum, a Delaware corporation based in Atlanta, Georgia, is a global branded consumer products company with leading market positions in six major product categories: consumer batteries, pet supplies, electric shaving and grooming, electric personal care, portable lighting and home and garden control products. Spectrum is a leading worldwide manufacturer and marketer of alkaline, zinc carbon and hearing aid batteries, as well as aquariums and aquatic health supplies and a leading worldwide designer and marketer of rechargeable batteries, battery-powered lighting products, electric shavers and accessories, grooming products and hair care appliances. Spectrum’s operations also include the manufacturing and marketing of specialty pet supplies. Spectrum is also a leading North American manufacturer and marketer of herbicides, insecticides and repellents.

Spectrum sells its products in approximately 120 countries through a variety of trade channels, including retailers, wholesalers and distributors, hearing aid professionals, industrial distributors and original equipment manufacturers. Spectrum enjoys strong name recognition in its markets under the Rayovac, VARTA and Remington brands, each of which has been in existence for more than 80 years, and under the Spectracide, Cutter, Tetra, 8-in-1 and various other brands. Spectrum has manufacturing and product development facilities located in the United States, Europe, China and Latin America. Substantially all of Spectrum’s rechargeable batteries and chargers, shaving and grooming products, personal care products and portable lighting products are manufactured by third party suppliers, primarily located in Asia.

On February 3, 2009, the Debtors filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Western District of Texas. On August 28, 2009, the Debtors’ Plan became effective and the Debtors emerged from Chapter 11 of the Bankruptcy Code. Pursuant to the Plan, Spectrum’s capital structure was realigned. Spectrum’s outstanding equity securities were cancelled with no distribution to holders of Spectrum’s then existing equity. Spectrum issued new common stock and PIK Notes to holders of allowed claims in respect of Spectrum’s then outstanding public senior subordinated notes. The supplemental and sub-supplemental participants in the Debtors’ debtor-in-possession credit facility also received the new common stock. Spectrum common stock has been listed on the NYSE under the symbol “SPB” since March 18, 2010.

Spectrum may “incorporate by reference” certain information into this proxy statement/prospectus. This means that Spectrum can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document. This proxy statement/prospectus incorporates by reference the documents set forth below that Spectrum has previously filed with the SEC. These documents contain important information about Spectrum’s companies and their financial performance. There have not been any material changes in Spectrum’s affairs since the Form 10-Q for the fiscal quarter ended January 3, 2010 was filed with the SEC on February 10, 2010.

•	Annual Report on Form 10-K for the fiscal year ended September 30, 2009 filed with the SEC on December 29, 2009;

•	Amended Annual Report on Form 10-K/A for the fiscal year ended September 30, 2009 filed with the SEC on March 29, 2010;

•	Quarterly Report on Form 10-Q for the quarterly period ended January 3, 2010 filed with the SEC on February 10, 2010; and

•

Current Reports on Form 8-K filed with the SEC on October 5, 2009, October 13, 2009, October 28, 2009, December 30, 2009, January 6, 2010, January 7, 2010, February 9, 2010, February 10, 2010, February 12, 2010, February 26, 2010, March 1, 2010, March 2, 2010, March 15, 2010, March 16, 2010, March 18, 2010, March 29, 2010, April 12, 2010, April 15, 2010, April 28, 2010, May 3, 2010, May 5, 2010 and May 6, 2010.

In addition, all reports and other documents that Spectrum subsequently files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this proxy statement/prospectus and prior to the termination of the offering of securities hereunder will be deemed to be incorporated by reference into this proxy statement/prospectus and to be part of this proxy statement/prospectus from the date of the filing of such reports and documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for the purposes of this proxy statement/prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

Russell Hobbs has supplied all information contained in this proxy statement/prospectus relating to Russell Hobbs, SB Holdings has supplied all information contained in this proxy statement/prospectus relating to SB Holdings and Spectrum has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to Spectrum.

This proxy statement/prospectus incorporates important business and financial information about Spectrum from documents that are not included in or delivered with this document. You may have already been sent some of the documents incorporated by reference, but you can obtain any of them through the Securities and Exchange Commission website at http://www.sec.gov or from Spectrum, excluding all exhibits (unless an exhibit has been specifically incorporated herein by reference), by requesting them in writing or by telephone from Spectrum at the following address:

Spectrum Brands, Inc.

Six Concourse Parkway, Suite 3300

Atlanta, GA 30328

(770) 829-6200

You can also get more information by visiting Spectrum’s website at www.spectrumbrands.com. Website materials are not part of this proxy statement/prospectus.

You will not be charged for any of these documents that you request. If you would like to request documents from Spectrum, please do so by June 4, 2010 to receive them before the special stockholders’ meeting. If you request any incorporated documents, Spectrum will strive to mail them to you by first-class mail, or other equally prompt means, within one business day of receipt of your request.

See “Where You Can Find More Information.”

Information About Russell Hobbs

Russell Hobbs, Inc.

3633 S. Flamingo Road

Miramar, FL 33027

Telephone: (954) 883-1000

Description of Business

Overview

In December 2007, two longstanding companies in the small household appliance business, Salton and Applica combined their businesses through a merger, as a result of which Applica became a wholly-owned subsidiary of Salton. In December 2009, the combined company (formerly known as Salton, Inc.) changed its name to Russell Hobbs, Inc.

Russell Hobbs, based in Miramar, Florida, markets and distributes a broad range of branded small household appliances, pet and pest products, water products and personal care products. Russell Hobbs has a broad portfolio of well recognized brand names, including Black & Decker, George Foreman, Russell Hobbs, Farberware, Toastmaster, Juiceman, Breadman and LitterMaid. Russell Hobbs’ customers include mass merchandisers, specialty retailers and appliance distributors primarily in North America, South America, Europe and Australia.

Russell Hobbs manages its operations through two business segments: Household Products and Water Products. For information regarding the Water Products segment, see “Water Products Segment” below.

Information Regarding Financial Data

SFAS No. 141 “Business Combinations” requires the use of the purchase method of accounting for business combinations. In applying the purchase method, it is necessary to identify both the accounting acquiree and the accounting acquirer. In a business combination effected through an exchange of equity interests, such as the merger of Salton and Applica, the entity that issues the interests (Salton in this case) is normally the acquiring entity. However, in identifying the acquiring entity in a combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including the relative voting interests in the combined entity after the combination and the composition of the governing body of the combined entity. While Salton was the legal acquirer and surviving registrant in the merger, Applica was deemed to be the accounting acquirer. Accordingly, the information presented in this section for the year ended June 30, 2008 represents Applica’s operations for the periods presented and only includes Salton’s operations from the consummation of the merger, which was December 28, 2007.

Competitive Strengths

Russell Hobbs believes that its business model provides an attractive value proposition to its customers and that it is distinguished by the following strengths:

Strong Portfolio of Highly Recognizable, Market Leading Brands. Russell Hobbs’ brands are some of the most recognized in the small appliances industry. It has a strong portfolio of flagship brands including Black & Decker, George Foreman, Russell Hobbs, Toastmaster, Farberware and LitterMaid. Russell Hobbs has a significant market presence with a diverse product offering spanning several key categories. Its products have significant market share across their respective U.S. small kitchen and household appliance product categories. George Foreman is the U.S. market leader in indoor grills and Black & Decker has the top U.S. market share in more categories than any other brand in the household appliance business.

Long-term Established Relationships with Key Retailers and Suppliers. Russell Hobbs has deep and long standing relationships with its customers. For example, it has been a supplier to Wal-Mart Stores, Inc. and Target Corporation, its top two customers, for over 15 years. It continues to strengthen its relationships with these customers by integrating its supply chain processes with their inventory management systems and by having dedicated offices and personnel near their headquarters. Internationally, Russell Hobbs has relationships of over 15 years with customers such as Canadian Tire Corporation, one of Canada’s most-shopped general merchandise retailers, and Argos Limited, a large multi-channel retailer located in the UK.

Additionally, Russell Hobbs has long standing relationships with its key suppliers around the world. Due to the strength of its relationships with its suppliers, Russell Hobbs has been able to optimize its supply chain in partnership with its core suppliers.

Significant Global Reach. Russell Hobbs is an international business with a global footprint throughout North America, Europe, Latin America and Australia. Its customer base includes both large multi-national retailers as well as retailers focused in a specific country or region. For the fiscal years ended June 30, 2009 and 2008, approximately 47.7% and 47.3% of its sales were outside the United States, respectively.

Proven and Experienced Management Team. Russell Hobbs’ senior management team has substantial experience in the consumer products industry, with specific expertise in the small appliance sector. Russell Hobbs’ senior management team is led by:

•	Terry L. Polistina, its Chief Executive Officer and President,

•	Ivan R. Habibe, its Vice President and Chief Financial Officer,

•	Evanghela Hidalgo, its President and General Manager of the Americas Division,

•	Martin Burns, its President and General Manager of the European Division, and

•	Chris Dickins, its President and General Manager of the Australia/New Zealand Division.

Russell Hobbs’ management team has delivered strong operating results through disciplined execution and cost control. This team has successfully managed the integration of large companies, along with associated substantial cost reduction initiatives.

Business Strategy

Russell Hobbs has combined top brand names such as Black & Decker, George Foreman, Russell Hobbs, Toastmaster and LitterMaid with a reputation for durability and innovation. It is striving to become the preeminent provider of quality portable household appliances on a global basis across all price points and all distribution channels. Russell Hobbs’ business strategy includes the following:

Maximize Utility of Its Brand Assets. Russell Hobbs has a stable of world-class brands positioned in distinctive consumer segments. It plans to continue to strengthen its best performing brands, such as Black & Decker, George Foreman, Russell Hobbs, Toastmaster and LitterMaid, while also investing to improve under-utilized brands such as Juiceman and Breadman. Russell Hobbs’ product strategies and marketing plans are tailored to the unique needs of its consumers. Russell Hobbs is building a fully integrated communication strategy that allows for consistent communication of its brand equity across all consumer touch points including: industrial design, package graphics, in-store advertising, web design and national advertising.

Leverage Innovation and Strategic Marketing to Drive Profitability. Russell Hobbs drives revenues through innovation within its product categories using new marketing platforms to enhance its existing products. Russell Hobbs intends to develop new categories and grow its existing categories through distinctive product innovation, new product introductions and continued brand development. Its continued focus on product quality, design, performance characteristics and speed-to-market is designed to maximize product success. Russell Hobbs’ development teams work closely with retailers and suppliers to identify consumer needs and preferences to generate new product ideas in and outside of its current product categories. New products allow Russell Hobbs to generate higher margins based on their uniqueness and desirability in the marketplace.

Create Long-Term Cost and Quality Advantages for Its Customers. Russell Hobbs maintains a value chain for its customers that strives to meet their cost and quality objectives. It is accomplishing this by strengthening its relationships with suppliers in Asia who can deliver quality products on a timely basis at a reasonable cost. These relationships allow Russell Hobbs to fully capitalize on its strengths of providing a foundation for new product development, delivering quality products consistent with the reputation of its brands and delivering products at costs that are competitive in its industry.

Continue to Optimize Its Supply Chain. Russell Hobbs continues to improve its global supply chain, reducing the need for large working capital investment. This effort continues to improve the definition of product velocities, as well as Russell Hobbs’ ability to estimate procurement, manufacturing and logistical lead times and to plan order placement accordingly. Russell Hobbs continues to improve its integration with its preferred suppliers through software connections and more effective collaborative communication.

Household Products

The following table sets forth the approximate amounts and percentages of Russell Hobbs’ consolidated net sales of household products by product category during the periods indicated:

	Fiscal Year ended June 30,
	2009		2008 (1)
	(Dollars in thousands)
	Net Sales	%	Net Sales	%
Kitchen Products	$627,648	78	$499,796	75
Home Products	124,724	16	118,866	18
Pet Products	21,804	3	24,978	4
Personal Care Products	14,473	2	9,791	2
Pest Control Products	7,980	1	7,466	1

Total Household Products	$796,629	100%	$660,897	100%

(1)	Pursuant to the requirements of SFAS No. 141, the information presented above for the year ended June 30, 2008 represents the sales of Applica for the periods presented and only includes the sales of Salton from the consummation of the merger of Applica and Salton, which was December 28, 2007.

The kitchen products group includes cooking, beverage and food preparation products and constitutes Russell Hobbs’ largest product category. Russell Hobbs provides customers with a broad product line in the small kitchen appliances market, primarily at mid- to high-tier price points. Russell Hobbs’ products in this category include grills, sandwich makers, kettles, toaster ovens, toasters, blenders, juicers, can openers, coffee grinders, coffee makers, electric knives, skillets, deep fryers, food choppers, food processors, hand mixers, rice cookers and steamers. Significant brands for this category include Black & Decker, George Foreman, Russell Hobbs, Toastmaster, Farberware, Juiceman and Breadman.

The home products group includes garment care products, such as hand-held irons, vacuum cleaners, air purifiers and heaters. Significant brands for this category include Black & Decker and Russell Hobbs. Vacuum cleaners are distributed under the Black & Decker brand in Latin America and under the Russell Hobbs brand in Europe and Australia.

The pet products group includes the LitterMaid Classic patented self-cleaning cat litter box and the LitterMaid Elite litter box, which contains innovative, consumer-driven features such as a sleep timer and a built-in ionic air cleaner. The LitterMaid product line also delivers a recurring revenue stream from consumable accessories, including privacy tents, litter carpets, crystal litter cartridges, charcoal filters, corn-based litter and replaceable waste receptacles.

The personal care products group offers a broad range of personal care products including hand-held dryers, curling irons, straightening irons, brush irons, airbrushes and hair setters. Significant brands for this category include Russell Hobbs, Carmen, Andrew Collinge, Orva and Llongueras.

The pest control products group includes pest control and repelling devices that use ultra-sonic or sub-sonic sound waves to control insects and rodents, primarily in homes. The core of the business is the ultrasonic direct plug-in pest repellers marketed under the Black & Decker brand name.

Product Development

Russell Hobbs’ product development process is designed to better serve consumer needs and maximize its available resources. The process is focused on quality, design, appropriate performance characteristics and speed-to-market. Russell Hobbs has product development teams dedicated to creating innovative products in its core categories. The product development process also helps Russell Hobbs manage the improvement of quality, performance and cost of existing products.

Russell Hobbs also works closely with both retailers and suppliers to identify consumer needs and preferences and to generate new product ideas. Russell Hobbs evaluates new ideas and seeks to develop and acquire new products and improve existing products to satisfy marketplace requirements and changing consumer preferences. Russell Hobbs designs the style, features and functionality of its products to meet customer requirements for quality, performance, product mix and pricing.

Brands

Russell Hobbs’ portfolio contains many time-honored traditional brands, as well as recently established names, within the world wide housewares industry. Russell Hobbs believes this brand portfolio contains many brands with strong consumer recognition throughout the world, including:

Black & Decker	Farberware	Juiceman	Russell Hobbs
Breadman	George Foreman	LitterMaid	Toastmaster

In addition, Russell Hobbs owns certain other brands, such as Salton, Windmere, Orva, Haden and Tower, and sub-brands, including Gizmo, SmartBrew, Digital Advantage, Toast R Oven and Quick N’ Easy. Russell Hobbs licenses the Spacemaker brand for under the cabinet kitchen appliances. Russell Hobbs continues to develop new brands and sub-brands for product differentiation at the retail level.

Russell Hobbs licenses the Black & Decker brand for use in marketing small household appliances in North America, Latin America (excluding Brazil) and the Caribbean. The major portion of its revenue is generated through the sale of Black & Decker branded products, which represented approximately 53% of its total consolidated revenue for the fiscal year ended June 30, 2009 and 67% for the fiscal year ended June 30, 2008.

As part of the merger of Applica and Salton, over the last two years, Russell Hobbs has eliminated approximately 80 underperforming brands and reduced its SKUs (stock keeping units) by more than 1,000.

Russell Hobbs continues to seek to enhance its brand portfolio through licensing agreements and strategic alliances.

Suppliers

All of Russell Hobbs’ finished products are acquired from third party suppliers, primarily in Asia. Russell Hobbs purchases a significant amount of its finished products from a limited number of suppliers. Its top two suppliers accounted for approximately 31% of total purchases for the fiscal year ended June 30, 2009 and 47% for the fiscal year ended June 30, 2008. Russell Hobbs maintains supply contracts with terms of one to three years with certain of its third party suppliers, which include standard terms for production, delivery, quality and indemnification for product liability claims. Specific production amounts are ordered by separate purchase orders.

Intellectual Property

Russell Hobbs markets and distributes products with features for which it has filed or obtained licenses for trademarks, patents and design registrations in the United States and in several foreign countries. Its right to these patents and trademarks is a significant part of its business and Russell Hobbs’ ability to create demand for its products is dependent to a large extent on its ability to capitalize on them. Russell Hobbs owns the following significant brand names:

George Foreman	Juiceman	Russell Hobbs
Breadman	LitterMaid	Toastmaster

Russell Hobbs licenses the Black & Decker brand in North America, Latin America (excluding Brazil) and the Caribbean for four core categories of household appliances: beverage products, food preparation products, garment care products and cooking products. In December 2007, Russell Hobbs and The Black & Decker Corporation extended the trademark license agreement for a third time through December 2012, with an automatic extension through December 2014 if certain milestones are met regarding sales volume and product return. Under the agreement as extended, Russell Hobbs agreed to pay The Black & Decker Corporation royalties based on a percentage of sales, with minimum annual royalty payments as follows:

•	Calendar year 2010: $14,500,000

•	Calendar year 2011: $15,000,000

•	Calendar year 2012: $15,000,000

The agreement also requires Russell Hobbs to comply with maximum annual return rates for products.

If The Black & Decker Corporation does not agree to renew the license agreement, Russell Hobbs has 18 months to transition out of the brand name. No minimum royalty payments will be due during such transition period. The Black & Decker Corporation has agreed not to compete in the four core product categories for a period of five years after the termination of the license agreement. Upon request, The Black & Decker Corporation may elect to extend the license to use the Black & Decker brand to certain additional product categories. The Black & Decker Corporation has approved several extensions of the license to additional categories and geographies.

Russell Hobbs licenses the Farberware brand from the Farberware Licensing Company in the United States, Canada and Mexico for several types of household appliances, including beverage products, food preparation products, garment care products and cooking products. The term of the license is through June 2010 and can be renewed for additional periods upon the mutual agreement of both parties. Farberware represented approximately 1.0% of Russell Hobbs’ total consolidated revenue for the fiscal year ended June 30, 2009 and approximately 0.8% for the fiscal year ended June 30, 2008. Under the agreement, Russell Hobbs agreed to pay Farberware Licensing Company royalties based on a percentage of sales, with minimum annual royalty payments. The minimum annual royalty payment for fiscal year 2010 is $1.5 million. Russell Hobbs is currently in discussions regarding an extension of the Farberware license.

Russell Hobbs owns the LitterMaid trademark for self-cleaning litter boxes and has extended the trademark for accessories such as litter, a litterbox privacy tent and waste receptacles. Russell Hobbs owns two patents and has exclusive licenses to three other patents covering the LitterMaid litter box, which requires it to pay royalties based on a percentage of sales. Sales of LitterMaid branded products represented approximately 2.7% of Russell Hobbs’ total consolidated revenue for the fiscal year ended June 30, 2009 and approximately 3.7% for the fiscal year ended June 30, 2008. The license agreements are for the life of the applicable patents and do not require minimum royalty payments. The patents have been issued in the United States and a number of foreign countries.

In 2007, pursuant to Russell Hobbs’ request, the U.S. International Trade Commission (“ITC”) initiated a Section 337 investigation into the exclusion of certain products from entry into the United States that infringe a patent protecting some of its LitterMaid branded litter box products. Russell Hobbs is the exclusive licensee of the patent with the right to enforce the same. In December 2008, an ITC administrative law judge ruled in Russell Hobbs’ favor, which ruling was affirmed by the ITC in April 2009. The ITC issued a limited exclusion order and a cease and desist order preventing importation and resale of infringing products (although such order is not currently being enforced by the U.S. Customs Department). The ruling is currently on appeal.

One ITC respondent has filed a reexamination request with the United States Patent & Trademark Office (“USPTO”) stating a substantial new question of patentability exists regarding the patent. Subsequently, the USPTO initiated a reexamination proceeding, which is currently pending.

Russell Hobbs also has related suits pending in the U.S. District Court for the Eastern District of Texas seeking monetary damages and other remedies. There, Russell Hobbs is pursuing infringement claims based on other patents in addition to the patent brought before the ITC. Such suits are currently stayed pending the outcome of the appeals of the ITC ruling.

Russell Hobbs maintains various other licensing and contractual relationships to market and distribute products under specific names and designs. These licensing arrangements generally require certain license fees and royalties and may contain minimum sales requirements.

Customers

Russell Hobbs markets its household appliances primarily through mass merchandisers, but also distributes to home improvement warehouses, specialty retailers, catalogers, warehouse clubs, drug and grocery stores, department stores, television shopping channels, pet supply retailers, and independent distributors, as well as through e-commerce websites. Its top two customers are Wal-Mart Stores, Inc. and Target Corporation. Wal-Mart Stores, Inc. accounted for approximately 24% of consolidated net sales for the fiscal year ended June 30, 2009 and 24% for the fiscal year ended June 30, 2008. Target Corporation accounted for approximately 10% of consolidated net sales for the fiscal year ended June 30, 2009 and 11% for the fiscal year ended June 30, 2008.

Sales, Marketing and Distribution

Russell Hobbs’ products are sold principally by an internal sales staff located in North America, Latin America, Europe, Australia and New Zealand. Russell Hobbs also uses independent sales representatives, primarily in Central America and the Caribbean. In addition to directing its marketing efforts toward retailers, Russell Hobbs sells certain of its products directly to consumers through infomercials and its Internet websites. For information on revenues attributable to the countries in which Russell Hobbs does business, see Note 11 to Russell Hobbs’ Consolidated Financial Statements for the fiscal years ended June 30, 2009 and 2008.

Russell Hobbs uses media advertising, cooperative advertising and other promotional materials to promote its products and develop brand awareness. Russell Hobbs enhances the equity of key brands through design, promotion and product functionality based on consumer feedback. Russell Hobbs provides promotional support for its products with the aid of various media, including television and print advertising, cooperative advertising with retailers and in-store displays and product demonstrations. Russell Hobbs believes that these promotional activities are important to strengthening its brand name recognition. The level of promotional effort targeted toward sales velocity and brand building is determined by the profitability of the category, the strategic importance of the brand and retailer plans.

Russell Hobbs distributes most of its products to retailers, including mass merchandisers, department stores, home improvement stores, warehouse clubs, drug chains, catalog stores and discount and variety stores.

Russell Hobbs’ policy is to maintain its inventory at levels reasonably necessary to service the rapid delivery requirements of its customers. Because of manufacturing lead times and seasonal sales, Russell Hobbs may increase inventories based on anticipated sales and forecasts provided by its customers and its sales personnel.

Backlog

Russell Hobbs’ backlog consists of commitments to order and orders for its products, which are typically subject to change and cancellation until shipment. Customer order patterns vary from year to year, largely because of differences in consumer acceptances of product lines, product availability, marketing strategies, inventory levels of retailers and overall economic conditions. As a result, comparisons of backlog between periods are not necessarily indicative of sales for that period. Accordingly, Russell Hobbs does not believe that the amount of backlog orders is a significant predictor of its business.

Seasonality

Russell Hobbs’ business is seasonal, with operating results varying from quarter to quarter. It historically has experienced higher revenues in the second half of the calendar year, primarily due to increased demand by customers in late summer for “back-to-school” sales and in the fall for the holiday season. The majority of Russell Hobbs’ sales occur from July through December.

Competition

The sale of small household appliances is characterized by intense competition. Competition is based on price and quality, as well as access to retail shelf space, product design, brand names, new product introductions, marketing support and distribution strategies. Russell Hobbs competes with various domestic, foreign and international marketers and distributors, some of which have substantially greater financial and other resources than Russell Hobbs. Russell Hobbs believes that its future success will depend upon its ability to develop and distribute reliable products that incorporate developments in technology and to satisfy consumer preferences with respect to style and design. It will also depend on Russell Hobbs’ ability to market a broad offering of products in each category at competitive prices.

Primary competitive brands in the household appliance market include Hamilton Beach, Procter Silex, Sunbeam, Mr. Coffee, Oster, General Electric, Rowenta, DeLonghi, Kitchen Aid, Cuisinart, Krups, Braun, Rival, Europro, Kenwood, Philips, Morphy Richards, Breville and Tefal. The key competitors of Russell Hobbs in this market in the United States and Canada include Jarden Corporation, DeLonghi America, Euro-Pro Operating LLC, Metro Thebe, Inc., d/b/a HWI Breville, NACCO Industries, Inc. (Hamilton Beach) and SEB S.A. In addition, Russell Hobbs competes with retailers who use their own private label brands for household appliances (for example, Wal-Mart Stores, Inc.). Primary competitive brands in the pet and pest market include Cat Genie, Petsafe, Sunbeam and Lentek. The key competitors of Russell Hobbs in the pest market in the United States and Canada include Jarden Corporation, Lentek and Good Life LLC. The key competitors of Russell Hobbs in the pet market in the United States and Canada include Radio Systems Corporation and OurPet’s Company.

Regulation

As a marketer and distributor of consumer products in the United States, Russell Hobbs is subject to the Consumer Products Safety Act, which empowers the Consumer Products Safety Commission to exclude from the market products that are found to be unsafe or hazardous. Under certain circumstances, the Consumer Products Safety Commission could require Russell Hobbs to repurchase or recall one or more of its products. In August 2009, Russell Hobbs, in cooperation with the Consumer Products Safety Commission, voluntarily recalled approximately 9,800 units of a thermal coffee maker sold under the Black & Decker brand.

Throughout the world, most federal, state, provincial and local authorities require safety regulation certification prior to marketing electrical appliances in those jurisdictions. Within the United States, Underwriters Laboratory, Inc. (“UL”) is the most widely recognized certification body for electrical appliances. UL is an independent, not-for-profit corporation engaged in the testing of products for compliance with certain public safety standards. Russell Hobbs also uses the ETL SEMKO division of Intertek for certification and testing of compliance with UL standards, as well as other national and industry-specific standards. Russell Hobbs endeavors to have its products designed to meet the certification requirements of, and to be certified in, each of the jurisdictions in which they are sold.

Laws regulating certain consumer products also exist in some U.S. cities and states, as well as in other countries in which Russell Hobbs sells its products. Russell Hobbs believes that it is in substantial compliance with all of the laws and regulations applicable to it and its products.

Certain of the products sold by Russell Hobbs in the United States are also subject to the Fair Packaging and Labeling Act. Russell Hobbs believes that in addition to complying with the Fair Packaging and Labeling Act, it complies with the applicable rules and regulations of the Federal Trade Commission and other federal and state agencies with respect to the content of advertising and other trade practices.

Russell Hobbs’ pest control products are subject to various regulations, including regulations promulgated by the U.S. Environmental Protection Agency, as well as laws and regulations of the states and applicable state agencies. Compliance with such environmental regulations is not expected to have a material effect upon capital expenditures, earnings or Russell Hobbs’ competitive position in the pest product market.

Water Products Segment

In 2007, Russell Hobbs launched a new water products initiative, beginning with a water pitcher filtration system sold under the Clear2O brand. In May 2009, Russell Hobbs introduced its Clear2Go branded sports filtration bottle. The sales of Clear2O and Clear2Go branded products are made to mass merchandisers and specialty retailers primarily in North America.

In June 2008, Russell Hobbs entered into a license agreement with Island Sky Corporation for a patented air-to-water product. In August 2008, Russell Hobbs purchased 16,342,940 common shares of Island Sky Australia Limited, the parent company of Island Sky Corporation, for approximately $3.5 million. In December 2009, Russell Hobbs purchased an additional 2,887,968 common shares of Island Sky Australia Limited, previously owned by Harbinger, for approximately $274,000. At December 31, 2009, Russell Hobbs owed approximately 17% of Island Sky’s outstanding common shares. Russell Hobbs’ President and Chief Executive Officer currently serves as a non-executive director of Island Sky Australia Limited. The air-to-water business of the Water Products Segment is in its beginning stages and is focused on the commercial markets in India and certain other countries in the Far East.

In December 2009, Russell Hobbs determined to divest the operations of its water filtration business sold under the Clear2O and Clear2Go brands and put the assets and business up for sale. Russell Hobbs decided to sell this division primarily because it does not strategically complement its appliance business, has incurred significant operating losses since its launch in 2007 and has not been successful in gaining any significant market share.

Prior to the mergers, Russell Hobbs intends to distribute its Water Products Segment to its sole stockholders, the Harbinger Parties, as a dividend.

Employees

As of March 1, 2010, Russell Hobbs had approximately 265 full-time employees in North America, approximately 190 full-time employees in Europe, approximately 75 full-time employees in South America and the Caribbean and approximately 45 full-time employees located in Australia and New Zealand. From time to time, Russell Hobbs also uses the services of seasonal employees.

None of Russell Hobbs’ employees are covered by a collective bargaining agreement. Russell Hobbs believes that it has satisfactory working relations with its employees.

As part of the merger of Applica and Salton, over the last two years, Russell Hobbs has reduced its headcount from more than 1,400 employees to less than 600 employees.

Properties

The following table sets forth Russell Hobbs’ principal operating facilities, all of which are used by the Household Products Segment:

Location	Description	Area (Square feet)
Redlands, California	Warehouse	983,986 Leased
Little Rock, Arkansas	Warehouse and distribution	562,000 Leased
Wolverhampton, England	Warehouse	312,000 Owned
Manchester, England	Sales and administrative office and warehouse	170,756 Owned
Wolverhampton, England	Warehouse	136,750 Leased
Miramar, Florida	Headquarters, general administration offices	110,000 Leased

Russell Hobbs leases additional warehouse and office space in the United States, Canada, Europe, Latin America, Australia and New Zealand pursuant to long and short-term contracts. Russell Hobbs also contracts with third party distribution providers that provide full service warehousing and shipping services. Russell Hobbs has such arrangements in North America, South America, Asia, Europe, Australia and New Zealand. Service contracts are typically short-term in nature, with fixed pricing, and provide for specific performance requirements related to customer service.

Russell Hobbs believes its current facilities are adequate to meet its needs in the foreseeable future. If necessary, Russell Hobbs may, from time to time, downsize current facilities or lease additional facilities for warehousing or other activities.

THE SPECIAL MEETING AND PROXY SOLICITATION

The Spectrum Board is using this document to solicit proxies from the holders of Spectrum common stock for use at the special meeting of Spectrum’s stockholders. Spectrum is first mailing this proxy statement/prospectus and accompanying form of proxy to Spectrum stockholders on or about May 12, 2010.

Matters Relating to the Special Meeting

Time and Place:	June 11, 2010

9:30 a.m., Eastern Time

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Purpose of Special Meeting Is to Vote on the Following Items:	1. To adopt the merger agreement, as described in “The Merger Agreement (Proposal No. 1).”

2. To approve a proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

3. To transact such other business as may properly come before the meeting, and any adjournment or postponement thereof.

Record Date:	The record date for shares entitled to vote is May 5, 2010.

Outstanding Shares Held on Record Date:	On the record date, there were an aggregate of 30,629,213 shares of common stock outstanding and entitled to vote.

Shares Entitled to Vote:	Shares entitled to vote at the special meeting are Spectrum common stock. Each share of Spectrum common stock is entitled to one vote.

Quorum Requirement:	A quorum of stockholders (at least a majority of the outstanding shares of Spectrum common stock represented by proxy or in person at the special meeting) is necessary to hold a valid special meeting. On the record date, there were an aggregate of 30,629,213 shares of Spectrum common stock outstanding. Thus 15,314,607 shares must be represented by proxy or present in person at the special meeting to have a quorum. The inspector of elections will determine whether or not a quorum is present.

Abstentions count towards the quorum requirement. Broker non-votes will not count towards a quorum. If there is no quorum, a majority of the shares present in person or by proxy at the special meeting may vote to adjourn the special meeting to another date.

Shares Beneficially Owned by Spectrum Directors and Executive Officers as of the Record Date:	Spectrum directors and executive officers beneficially owned 629,213 shares of Spectrum common stock on the record date, including shares subject to restricted stock awards. These shares represent in total approximately 2% of the total voting power of Spectrum’s voting securities. Spectrum’s directors and executive officers intend to vote all of Spectrum common stock beneficially owned by them “FOR” the adoption of the merger agreement.

Votes Necessary to Adopt the Merger Agreement

Item	Vote Necessary
Proposal to Adopt the Merger Agreement	Adoption of the merger agreement requires the affirmative votes of the holders of (i) a majority of the outstanding shares of Spectrum common stock entitled to vote (including the shares of the Harbinger Parties) and (ii) a majority of the outstanding shares of Spectrum common stock entitled to vote (excluding the shares of the Harbinger Parties (except any shares of Spectrum common stock acquired by the Harbinger Parties after March 1, 2010)). Abstentions and broker non-votes have the same effect as a vote against adoption of the merger agreement.

Proposal to Adjourn Special Meeting	If a quorum is present, approval of the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies requires the affirmative vote of the holders of a majority of the shares represented at the special meeting and entitled to vote on the matter.

Proxies

Submitting Your Proxy. You may vote in person by ballot at the special meeting or by submitting a proxy. Please submit your proxy even if you plan to attend the special meeting. If you attend the special meeting in person, you may cancel any proxy previously given and vote by ballot.

Voting instructions are included on your proxy card. If you properly give your proxy and submit it to Spectrum, one of the individuals named as your proxy will vote your shares as you have directed. You may direct your shares to be voted “For” or “Against” the proposals or abstain from voting.

How to Submit a Proxy

By mail:	To submit your proxy by mail, simply complete, date and sign your proxy and return it in the return envelope provided. Postage will be pre-paid if mailed in the United States.

If you submit your proxy but do not make specific choices with respect to the proposals, your proxy will follow the Spectrum Board’s recommendations and vote your shares:

•	“FOR” the adoption of the merger agreement; and

•	“FOR” the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies on the proposal to adopt the merger agreement.

Changing or Revoking Your Proxy

You can revoke your proxy at any time before the close of voting at the special meeting. You may revoke your proxy in any of the following ways:

•	Prior to the special meeting, you may:

•	submit another properly completed proxy card with a later date by following the return instructions on the proxy card; or

•	send a written notice that you are revoking your proxy to the Corporate Secretary at Spectrum’s principal offices at Six Concourse Parkway, Suite 3300, Atlanta, GA 30328.

•	During the special meeting, you may vote in person prior to the close of voting. Simply attending the special meeting will not, by itself, revoke your proxy.

Voting in Person

If you are a stockholder of record and you wish to vote in person at the special meeting, a ballot will be provided at the special meeting. However, if your shares are held in the name of your bank, broker, custodian or other record holder, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

Proxy Solicitation

Spectrum will pay its own costs of soliciting proxies. In addition to the Spectrum’s proxy materials, Spectrum’s directors, officers, other employees and any other solicitors that Spectrum may retain may also solicit proxies personally, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Spectrum will provide copies of its solicitation materials to banks, brokerage houses, fiduciaries and custodians that hold beneficially owned shares of Spectrum common stock for distribution to such beneficial owners. Spectrum has retained Georgeson, Inc. to aid in Spectrum’s proxy solicitation process. Spectrum estimates that its proxy solicitor fees will be approximately $9,000.

Do not send in any stock certificates with your proxy cards. If the merger agreement is adopted, the exchange agent will mail transmittal forms with instructions for the surrender of stock certificates for Spectrum common stock to former Spectrum stockholders as soon as practicable after the completion of the Spectrum merger.

No Appraisal Rights

Spectrum stockholders are not entitled to appraisal rights under the DGCL in connection with the mergers.

Other Business

Spectrum is not currently aware of any other business to be acted upon at the special meeting. If, however, other matters are properly brought before the special meeting, or any adjourned meeting or postponement, your proxies include discretionary authority on the part of the individuals appointed to vote your shares or act on those matters according to their best judgment.

Spectrum Householding Information

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement/prospectus and annual report addressed to those stockholders.

This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement/prospectus will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement/prospectus, please notify your broker, direct your written request to Spectrum Brands, Inc., Investor Relations, Six Concourse Parkway, Suite 3300, Atlanta, GA 30328, or investorrelations@spectrumbrands.com or contact Investor Relations at (770) 829-6200. Stockholders who currently receive multiple copies of the proxy statement/prospectus at their address and would like to request “householding” of their communications should contact their broker.

Stockholder Account Maintenance

Spectrum’s transfer agent is BNY Mellon Shareowner Services. All communications concerning accounts of stockholders of record, including address changes, name changes, inquiries as to requirements to transfer shares of common stock, and similar issues, should be made by calling the transfer agent’s toll-free number, (800) 777-3694. In addition, you can access your account through the transfer agent’s website. To access your account on the Internet, visit www.bnymellon.com/shareowner.

THE PROPOSED TRANSACTION

General Description of the Proposed Transaction

On February 9, 2010, Spectrum entered into the merger agreement with Russell Hobbs, SB Holdings, Battery Sub and Grill Sub. As part of the proposed transaction, Spectrum and Russell Hobbs will become subsidiaries of SB Holdings, a newly created Delaware holding corporation.

Under the merger agreement, (i) Battery Sub will merge with and into Spectrum, with Spectrum as the surviving corporation (the “Spectrum merger”), and (ii) Grill Sub will merge with and into Russell Hobbs, with Russell Hobbs as the surviving corporation (the “Russell Hobbs merger,” which, together with the Spectrum merger, are referred to herein as the “mergers”). Battery Sub and Grill Sub are both direct wholly-owned subsidiaries of SB Holdings.

Upon the consummation of the mergers, (i) Spectrum stockholders will be entitled to receive in the Spectrum merger one share of the common stock of SB Holdings (“SB Holdings common stock”) in exchange for each share they hold of Spectrum common stock (“Spectrum common stock”) and (ii) Russell Hobbs stockholders will be entitled to receive shares of SB Holdings in exchange for their shares of Russell Hobbs common stock and preferred stock (“Russell Hobbs Stock”) in accordance with the terms of the merger agreement and based on a $675 million enterprise value of Russell Hobbs, subject to various adjustments set forth in the merger agreement, and a $31.50 per share valuation of Spectrum common stock. The adjustments set forth in the merger agreement include, among other things, adjustments to reflect the amount of cash held by Russell Hobbs and Russell Hobbs’ indebtedness for borrowed money.

Based on the information set forth in Russell Hobbs’ December 31, 2009 balance sheet, the adjustments to the enterprise value of Russell Hobbs set forth in the merger agreement would have resulted in a reduction of such enterprise value from $675 million to $644 million, taking into account the conversion of the Harbinger Parties’ existing approximately $158 million principal amount of Russell Hobbs’ term debt into SB Holdings common stock at a price of $31.50 per share. The shares of SB Holdings common stock to be issued to the Harbinger Parties upon such conversion are included in the calculation of the 20,432,000 shares to be issued to Russell Hobbs’ stockholders as described herein; however, such shares are not included in the shares of SB Holdings common stock to be registered under this proxy statement/prospectus.

As a result of the mergers, the stockholders of Spectrum (other than the Harbinger Parties) are expected to own approximately 35% of SB Holdings, and the Harbinger Parties are expected to own approximately 65% of SB Holdings (assuming that the Harbinger Parties do not acquire additional shares of Spectrum common stock prior to the consummation of the mergers).

At the time of the special meeting, neither the stockholders of Spectrum nor the stockholders of Russell Hobbs will know the value of the consideration that they will receive in the merger. In addition, at the time that Spectrum stockholders vote on the adoption of the merger agreement, Spectrum stockholders will not know the number of shares of SB Holdings that will be issued pursuant to the merger agreement to the Harbinger Parties in exchange for the Harbinger Parties’ shares of Russell Hobbs common stock and preferred stock.

The following is an illustration of how the total consideration for the mergers would be calculated based on the information set forth in Russell Hobbs’ unaudited consolidated balance sheet as of December 31, 2009.

SB Holdings Common Shares Issued To	Total Shares(1)	Value(2)
Harbinger Parties in exchange for shares of Russell Hobbs Stock	14,925,622	$470,157,093
Harbinger Parties in exchange for conversion of Harbinger term loan	5,220,232	$164,437,308
Harbinger Parties in exchange for shares of Spectrum common stock (3)	12,450,198	$392,181,237
Other Spectrum stockholders in exchange for shares of Spectrum common stock	18,179,015	$572,638,973
Russell Hobbs RSU holders (4)	286,146	$9,013,599

Total shares of SB Holdings issued in mergers (including RSUs)	51,061,213	$1,608,428,210

(1)	The calculations of the SB Holdings shares issuable in the mergers in the above table are based on the information set forth in Russell Hobbs’ unaudited consolidated balance sheet as of December 31, 2009 and the adjustments provided in the merger agreement. The merger agreement provides for a one to one exchange ratio for shares of Spectrum common stock. There were 30,629,213 shares of Spectrum common stock outstanding, 110,231.34 shares of Russell Hobbs Series D Preferred Stock outstanding and 50,000 shares of Russell Hobbs Series E Preferred Stock outstanding. The exchange ratio for shares of Russell Hobbs’ Series D and Series E Preferred Stock is based on the liquidation preference and accrued but unpaid dividends with respect to each series of the preferred stock, and a $31.50 price per share for SB Holdings common stock. At December 31, 2009, the aggregate liquidation preference and accrued but unpaid dividends on (a) the Series D Preferred Stock was approximately $151,147,000 and (b) the Series E Preferred Stock was approximately $60,825,000.

The RH Common Exchange Ratio is based in part on (a) the amount of consolidated cash and cash equivalents held by Russell Hobbs and its subsidiaries in excess of $17 million, (b) the amount of consolidated indebtedness for money borrowed of Russell Hobbs and its subsidiaries (other than the Harbinger term loan to Russell Hobbs) and (c) the pay-off amount of the Harbinger term loan to Russell Hobbs. At December 31, 2009, the consolidated cash and cash equivalents was $24,299,000, the consolidated indebtedness for money borrowed (other than the Harbinger term loan to Russell Hobbs) was $38,542,000 plus $149,000 in accrued but unpaid interest, and the Harbinger term loan pay-off amount was $164,437,000 (assuming prepayment penalties of $6,172,000).

The value of the consideration and the number of shares of SB Holdings common stock to be issued will differ from the example in this table (which is being presented for illustration purposes only) because the number of shares of SB Holdings common stock to be issued to each of the parties set forth in this table will vary based on changes prior to the closing of the mergers in (a) the liquidation preference and accrued but unpaid dividends owed on the Russell Hobbs Series D and Series E Preferred Stock, (b) the consolidated cash and cash equivalents held by Russell Hobbs and its subsidiaries, (c) the consolidated indebtedness for money borrowed (other than the Harbinger term loan to Russell Hobbs) and (d) the pay-off amount for the Harbinger term loan to Russell Hobbs.

(2)	Based upon $31.50 per share.

(3)	Based on the Harbinger Parties’ Form 4 filed on May 6, 2010, the Harbinger Parties collectively beneficially own 12,450,198 shares of Spectrum common stock as of that date.

(4)	Based on 25,800,000 Russell Hobbs Restricted Stock Units outstanding on May 6, 2010.

The actual amounts of the adjustments to the exchange ratios at the closing of the mergers will not be known until immediately prior to the closing of the mergers, and therefore, the value of the consideration and the number of shares of SB Holdings common stock to be issued in the mergers will not be known at the time that Spectrum stockholders vote on the adoption of the merger agreement.

The merger agreement is attached as Annex A-1 to this proxy statement/prospectus and is incorporated by reference herein in its entirety. The first amendment to the merger agreement, dated as of March 1, 2010, is attached as Annex A-2 to this proxy statement/prospectus and is incorporated by reference herein in its entirety. The second amendment to the merger agreement, dated as of March 26, 2010, is attached as Annex A-3 to this proxy statement/prospectus and is incorporated by reference herein in its entirety. The third amendment to the merger agreement, dated as of April 30, 2010, is attached as Annex A-4 to this proxy statement/prospectus and is incorporated by reference herein in its entirety. Spectrum encourages its stockholders to read the merger agreement and the three amendments thereto carefully and in their entirety, as the merger agreement is the principal legal document governing the mergers.

At the special meeting, holders of Spectrum common stock will be asked to vote upon a proposal to adopt the merger agreement and a proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

The Spectrum Board is using this document to solicit proxies from the holders of Spectrum common stock for use at the special meeting. The mergers will not be consummated unless Spectrum’s stockholders adopt the merger agreement.

Background of the Proposed Transaction

Spectrum Reorganization

Spectrum commenced Chapter 11 reorganization proceedings in February 2009 by filing a plan of reorganization supported by, among others, the Harbinger Parties, the Avenue Parties and D.E. Shaw Laminar Portfolios, L.L.C. (“Shaw”), who together owned approximately 70% of Spectrum’s $1.05 billion aggregate principal amount of then-outstanding senior subordinated notes. The effective date of Spectrum’s bankruptcy Plan was August 28, 2009. Under the Plan, (1) all of Spectrum’s previously existing equity securities were cancelled, (2) reorganized Spectrum issued 30.0 million shares of common stock and $218 million aggregate principal amount of PIK Notes to holders of allowed claims and pre-petition notes and debtor-in-possession facility participants, including the Harbinger Parties, the Avenue Parties and Shaw, and (3) Spectrum’s $1.34 billion pre-petition term credit facility was amended. Following the reorganization, the Harbinger Parties, the Avenue Parties and Shaw became holders of 39%, 22% and 14%, respectively, of reorganized Spectrum’s outstanding common stock and PIK Notes in principal amount, as of September 21, 2009, of $92.0 million, $39.0 million and $24.8 million, respectively. In addition, Spectrum also obtained a $242 million asset-based exit loan facility that matures in 2011. The term debt facility matures in 2012.

Formation of the Committee

On October 23, 2009, representatives of Spectrum met with a representative of the Harbinger Parties and the representatives of an unaffiliated special purpose acquisition vehicle, commonly known as a “SPAC,” at their request. The Harbinger Parties and the SPAC explained that they were considering proposing a possible transaction in which Spectrum and Russell Hobbs (then known as Salton) would merge into the SPAC and Spectrum’s existing indebtedness would be refinanced. They also explained that, because the SPAC’s organizational documents required a SPAC stockholder vote in connection with any acquisition by mid-January 2010, definitive documents providing for a transaction would need to be executed by mid-November. The initial discussions did not include a specific proposed allocation of value among the respective stockholders of Russell Hobbs, the SPAC and Spectrum.

On October 25, 2009, the Spectrum Board, other than Terry L. Polistina, the chief executive officer of Russell Hobbs, met to discuss the proposal and formed the Committee, composed of Marc S. Kirschner, Norman S. Matthews and Hugh R. Rovit, to consider the possible transaction. None of the members of the Committee is employed by or otherwise affiliated with the Harbinger Parties, the SPAC or any of their respective affiliated entities, including Russell Hobbs.

The Committee met later that day and invited a representative of the Jones Day law firm (“Jones Day”) to join the call. The representative of Jones Day explained such firm’s experience and expertise in this context and confirmed that the firm had not represented Spectrum, the Harbinger Parties or the SPAC and was otherwise free of any conflicting relationships. Following discussion, the Committee determined to retain Jones Day as legal counsel. At the Committee’s request, the representative of Jones Day reviewed the legal duties of the Committee members in connection with the possible transaction and the process typically employed in these circumstances. The Committee instructed the Jones Day representative to contact Spectrum’s legal counsel to finalize formal resolutions memorializing its formation and authority and, in light of the tight timeline contemplated by the possible transaction, to determine the specific actions that would have to be taken.

The Spectrum Board confirmed the appointment of the Committee on November 6, 2009. The Committee was authorized to review the possible transaction and any alternative transaction and evaluate and, if applicable, negotiate and make recommendations to the Spectrum Board in connection with the possible transaction or any alternative, and to continue to exist until the Committee decided to discontinue its existence. No limitations were placed on the Committee’s authority. Following a review of compensation for service in similar circumstances, the Spectrum Board approved a flat fee of $50,000 for each Committee member’s service (plus reimbursement of expenses), the receipt of which was not dependent in any respect on the outcome of the process. On March 23, 2010, Spectrum’s compensation committee approved the payment of an additional flat fee of $30,000 to each member of the Committee as compensation for the significant amount of work performed by the members of the Committee over and above that expected at the time the initial fee was approved.

Consideration of the Possible SPAC Transaction

During the period from October 26 through November 17, 2009, the Committee met 15 times to consider a possible transaction involving Russell Hobbs and the SPAC and also to discuss potential alternatives to the possible transaction, including maintaining the status quo or pursuing a partial refinancing or recapitalization of Spectrum (recognizing that a capital markets alternative would likely involve substantial dilution to existing stockholders and could not reasonably be completed until Spring 2010). On November 2, 2009, representatives of the Harbinger Parties and the SPAC proposed financial terms for a transaction, including that Spectrum common stock would be valued at a 5% discount to market prices and Russell Hobbs would be assigned a total enterprise value of $725 million. The initial proposal involving the SPAC went through a series of iterations and revisions during this period, and the Committee continually weighed a variety of factors that supported the proposed transaction, including (1) the potential de-leveraging of Spectrum contemplated by the proposed transaction, (2) access to additional capital, (3) enhanced liquidity and capital resources, (4) better credit metrics after giving effect to the transaction, (5) the Committee’s sense, based in part on advice from Jones Day, that appropriate procedural protections to assure approval of the transaction on a non-coercive basis and governance mechanics to provide reasonable minority protections post-closing could each be negotiated, and (6) the substantial synergies which could be expected to be realized in a transaction (preliminarily estimated by Spectrum’s management to be in the range of $25 to $30 million per year). The Committee also weighed a variety of factors that did not support a possible transaction, including (1) potential dilution to existing Spectrum stockholders given the SPAC’s indication that any transaction it proposed would value Spectrum stock at a discount to market, (2) challenging timing considerations due to the SPAC’s stockholder approval requirements, (3) management’s then-current focus on implementing its business plan for the fourth calendar quarter of 2009 and the need to complete Spectrum’s “fresh start” financial statements by the December 29th due date for Spectrum’s filing of its annual report on Form 10-K for its 2009 fiscal year, (4) what appeared to be a full valuation assigned to Russell Hobbs, relative to Spectrum’s valuation, in light of the fact that Russell Hobbs did not have a long track record of successful operations, forecasted substantial increases in adjusted EBITDA for the fourth calendar quarter of 2009 and continuing improvements in subsequent periods and was engaged in mature and highly competitive lines of business, and (5) that the Harbinger Parties would acquire a majority of Spectrum’s common stock in the proposed transaction. (See “The Proposed Transaction—Background of the Proposed Transaction” and “The Proposed Transaction—Recommendation of the Committee and the Spectrum Board of Directors; Reasons for the Transaction” for a complete discussion of the reasons for and against the transaction.)

In addition, during this period, the Committee engaged Barclays Capital as its financial advisor and The Parthenon Group as its industry consultant to assist the Committee in its review. The Committee’s and

Spectrum’s advisors performed due diligence on Russell Hobbs, its subsidiaries and their respective businesses, including a financial due diligence review of Russell Hobbs by representatives of PricewaterhouseCoopers (“PWC”), the accounting firm engaged by Spectrum, which included due diligence meetings with management of Russell Hobbs at its Miramar, Florida operational headquarters that were also attended by Barclays Capital.

Jones Day advised the Committee from the outset that it believed that any transaction of the type proposed by the Harbinger Parties and the SPAC should require approval by holders of a majority of Spectrum’s common stock not held by the Harbinger Parties. Accordingly, during the period referred to above, Spectrum entered into a nondisclosure agreement with an affiliate of the Avenue Parties so that the Committee could solicit the preliminary views of the Avenue Parties regarding a possible transaction. Representatives of the Avenue Parties informed the Committee that they believed that the combination of Russell Hobbs with Spectrum could be attractive, assuming that it could be done at an appropriate exchange ratio.

On November 17, 2009, the Committee’s and the Harbinger Parties’ respective advisors met. Based on the various factors described above, including the Committee’s concern with including the SPAC in a possible transaction due to the tight timetable, potential equity dilution resulting from the SPAC’s participation and the parties’ differing points of view regarding the relative valuations of Russell Hobbs and Spectrum and the impact of potential synergies on the valuations, the Committee’s representatives proposed, on behalf of the Committee, alternative transaction terms, which are described in the chart below and which included an earn-out structure in which a portion of the purchase price payable in respect of Russell Hobbs would be paid at closing with additional consideration payable following the achievement of an adjusted EBITDA target for calendar year 2010 in light of Spectrum management’s uncertainty as to the ability of Russell Hobbs to achieve its forecasts.

On November 18, 2009, the Committee’s advisors were informed that the SPAC had determined not to further pursue the proposed transaction. In a subsequent discussion, the Committee’s advisors were informed that the Harbinger Parties were considering an alternative structure to combine Spectrum and Russell Hobbs that did not involve the SPAC.

The following chart depicts the principal financial terms of the proposal provided by the Harbinger Parties and the SPAC on November 2, 2009 and the Committee’s November 17, 2009 counterproposal ($ in millions, except per share amounts).

	SPAC November 2, 2009 Proposal	Committee November 17, 2009 Counterproposal
Implied Spectrum price per share	$21.99	$23.15

Spectrum closing price on prior day	$23.15	$22.50

Premium to market	None	2.9%
Discount to market	5%	None

Russell Hobbs valuation	$725	$500

Earn-out?	No	Potential for another $150 based on Russell Hobbs CY 2010 adjusted EBITDA

Consideration of the Proposed Transaction Involving the Harbinger-Controlled Company

The Spectrum Board held a previously scheduled conference call on November 19, 2009 to review Spectrum’s October results. On that call, members of the Committee explained the process undertaken by the Committee and the status of discussions, including the SPAC’s recent withdrawal from discussions. Also on that call, Spectrum’s management discussed generally improving conditions in the capital markets, including the possibility that Spectrum could access the capital markets to refinance its debt maturing in 2011 and 2012 and potentially obtain additional capital. In this regard, while management was optimistic that Spectrum would perform well in its 2010 fiscal year, management did not expect that Spectrum’s 2010 free cash flow would permit it to significantly reduce debt during that period and Spectrum would therefore remain capital constrained unless its Chapter 11 debt were refinanced. The Spectrum Board encouraged management to actively explore capital markets alternatives to de-lever Spectrum’s balance sheet, extend its debt maturing in 2011 and 2012 and obtain additional capital resources.

During the period from November 19, 2009 to December 24, 2009, the Harbinger Parties made several proposals providing for a transaction involving Spectrum, Russell Hobbs and a non-operating company controlled by the Harbinger Parties, the primary assets of which consisted of $145 million of cash and short-term investments that could be used to de-lever the combined company. The following chart depicts the principal financial terms of these proposals, as well as the terms of a counterproposal focused on the valuation of Russell Hobbs which representatives of the Committee made for discussion purposes on November 29th ($ in millions, except per share amounts).

	November 19, 2009 Proposal	November 29, 2009 Committee Counterproposal	December 21, 2009 Proposal	December 24, 2009
				Alternative 1	Alternative 2
Implied Spectrum price per share	$23.92	Not specified	$26.77	$26.75	$26.75

Spectrum closing price on prior day	$22.25	$22.00	$21.75	$21.95	$21.95

Premium to market	7.5%	Premium indicated but not specified	23.1%	21.9%	21.9%

Russell Hobbs valuation	$700	$550	$700	$700	$700

Earn-out?	Based only on Russell Hobbs CY 2010 adjusted EBITDA	Based on Russell Hobbs and Spectrum CY 2010 adjusted EBITDA	Based only on Russell Hobbs CY 2010 adjusted EBITDA	Based on Russell Hobbs and Spectrum CY 2010 adjusted EBITDA	Based only on Russell Hobbs CY 2010 adjusted EBITDA

Aggregate equitization of Harbinger Party-owned debt/ preferred securities)	$453 at $23.92/share	$453 (price not specified)	$453 at $26.77/share	$453 at $26.75/ share	$453 at $26.75/share

Harbinger Party majority control?	Yes	Yes	Yes	Yes	No

During the period from November 19 through November 30, 2009, the Committee met five times to discuss the possible transaction. During this period, the Harbinger Parties made several proposals providing for a possible transaction and the Committee continually considered several factors regarding the proposed transaction. (See “The Proposed Transaction—Background of the Proposed Transaction” and “The Proposed Transaction—Recommendation of the Committee and the Spectrum Board of Directors; Reasons for the Transaction” for a complete discussion of the reasons for and against the transaction.) In considering the various proposals of the Harbinger Parties during this period, the Committee and its advisors also discussed the possibility of including an earn-out structure that would also take Spectrum’s 2010 performance, in addition to Russell Hobbs’ 2010 performance, into consideration so that the value attributable to Spectrum in the transaction could be increased in the event that Spectrum’s 2010 results exceeded its forecast. In connection with the Committee’s deliberations, Jones Day reviewed on several occasions potential governance protections, including board representation for the non-Harbinger Party stockholders proportionate to stock ownership, that could be included in any proposed transaction, as well as potential procedural protections, such as including (1) a non-waivable requirement for the approval of the transaction by a majority of the Spectrum common stock not held by the Harbinger Parties and (2) a go-shop process in order to determine whether other superior proposals for Spectrum were available. Jones Day informed the Committee that it believed that a post-signing go-shop process would likely be superior to a pre-signing market-check because a go-shop process would be conducted under procedures worked out with the Harbinger Parties, including possibly terms under which the Harbinger Parties would be obligated to support an alternative proposal determined to be superior by the Committee that was supported by the non-Harbinger Party stockholders, whereas prospective bidders would have no assurance of cooperation by the Harbinger Parties in a pre-signing market check. Jones Day proposed these procedural protective post-closing governance provisions to Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”), Russell Hobbs’ legal advisor, on November 25, 2009.

On November 29, 2009, Barclays Capital, at the direction of the Committee, delivered a counterproposal to the Harbinger Parties, the principal financial terms of which are summarized in the table above.

On November 30, 2009, representatives of the Harbinger Parties informed the Committee’s representatives that the Harbinger Parties had decided to stop working on the possible transaction. No specific reason was assigned to the decision, but it was the sense of the Committee’s advisors that the substantial difference in the parties’ relative valuations of Russell Hobbs was a major factor. The Committee met that day and determined that it should not at that time solicit any alternative proposals from or make further inquiries of the Harbinger Parties.

On December 9, 2009, the Committee’s advisors were informed by representatives of the Harbinger Parties that the Harbinger Parties wished to restart discussions involving a possible transaction in which Russell Hobbs and Spectrum would be valued on a relative basis similar to that outlined on behalf of the Committee on November 29, 2009 with an additional investment in cash by the Harbinger Parties at a price per Spectrum share equal to the price implied by the relative valuations, a portion of which could be made available to repurchase stock at that value.

During the period from December 11 through December 24, 2009, the Committee’s advisors engaged in several discussions with advisors to the Harbinger Parties and Russell Hobbs, the Harbinger Parties’ initial proposal regarding a transaction involving the company controlled by the Harbinger Parties went through a series of iterations and revisions and the Committee continually weighed a variety of factors regarding the proposed transaction as reflected in the revised proposals. (See “The Proposed Transaction—Background of the Proposed Transaction” and “The Proposed Transaction—Recommendation of the Committee and the Spectrum Board of Directors; Reasons for the Transaction” for a complete discussion of the reasons for and against the transaction.) Proposals made by the Harbinger Parties on December 21, 2009 and December 24, 2009 are summarized in the table above.

The Committee met on December 27, 2009. Representatives of Jones Day and Barclays Capital were present, as was Mr. Hussey at the invitation of the Committee. The Committee discussed the two alternatives proposed by the Harbinger Parties on December 24, 2009 and summarized on the chart above, and also received an update from Mr. Hussey regarding the expected performance of Spectrum in the fourth calendar quarter of 2009. The Committee again discussed other alternatives available to Spectrum, including potential capital markets transactions. The Committee instructed its advisors to convey to the Harbinger Parties’ advisors that, if an earn-out structure were pursued, the Committee would prefer to consider a transaction in which Spectrum’s 2010 performance was also taken into consideration. The Committee also observed that, as the Harbinger Parties had proposed when they initiated the current discussions, depending on the overall terms of any transaction, it might be desirable for the Harbinger Parties to provide equity financing to permit some portion of Spectrum stockholders who chose not to participate as stockholders in the combined company an option to cash out at least a portion of their stock. In this regard, the Committee recognized that any such liquidity feature would require additional analysis in that, among other things, it would reduce Spectrum’s liquidity and increase its leverage post-closing and that, given Spectrum’s financial position and capital markets considerations generally, it was not reasonable to expect that a substantial amount of cash would be available for this purpose.

Following the December 27, 2009 meeting, several discussions were held among the Committee’s and the Harbinger Parties’ respective legal and financial advisors. In those discussions, the advisors discussed whether to include the company controlled by the Harbinger Parties in the potential transaction and the Committee’s advisors conveyed the Committee’s perspective regarding the matters discussed in its meeting earlier that day. The Harbinger Parties’ advisors informed the Committee’s advisors that they believed that there could be no assurance that Spectrum could successfully de-lever through capital markets transactions and that the discounts inherent in any capital markets transaction would be very dilutive to existing stockholders.

On December 30, 2009, Spectrum announced its fiscal 2009 results. Spectrum reported net sales of $589.4 million and $2,230.5 million for the fourth quarter and full fiscal year 2009, respectively, and consolidated adjusted EBITDA of $91.4 million and $309.9 million for the fourth quarter and full fiscal year 2009, respectively.

Consideration of the Proposed Transaction Involving Only Spectrum and Russell Hobbs

During the period from January 4, 2010 to February 2, 2010, the Harbinger Parties made several proposals providing for a possible transaction involving only Spectrum and Russell Hobbs. The following chart depicts the principal financial terms of these proposals ($ in millions, except per share amounts).

	January 4, 2010	January 28, 2010	February 2, 2010
			Alternative 1	Alternative 2
Implied Spectrum price per share	$26.75	$31.50	$31.50	$31.50

Spectrum closing price on prior day	$22.50	$29.00	$29.00	$29.00
Premium to market	18.9%	8.6%	8.6%	8.6%

Russell Hobbs valuation	$700	$675	$650	$675

Earn-out?	Based on Russell Hobbs and Spectrum CY 2010 adjusted EBITDA	No earnout	No earnout	No earnout

Equitization of Harbinger Party-owned debt/preferred securities	$453 at $26.75/share	$207 at $31.50/share	$365, at $31.50/share (but term loan converted at $27.00/share)	$365 at $31.50/share

As indicated above, on January 4, 2010, representatives of the Harbinger Parties delivered a revised proposal, which contemplated that the relative valuations of Russell Hobbs and Spectrum would be as set forth in the first alternative of the Harbinger Parties’ December 24th proposal ($700 million for Russell Hobbs with an earn-out adjustment, representing a 0.75x EBITDA multiple premium for Spectrum based on the two companies’ expected 2010 calendar year performances). In addition, the preferred stock of Russell Hobbs owned by the Harbinger Parties, the Russell Hobbs term loan held by the Harbinger Parties and the PIK Notes held by the Harbinger Parties would be converted into common stock of the combined company at a price of $26.75 per share, and $124 million would be invested in the combined company by the Harbinger Parties to lower the combined company’s leverage, with a portion potentially available to permit Spectrum stockholders who wished to do so to sell a portion of their stock for cash at $26.75 per share. In addition, the proposal contemplated that no go-shop process would be permitted, the approval by a majority of the Spectrum common stock, other than those owned by the Harbinger Parties, would be required and the Harbinger Parties would have the power to elect a majority of the combined company’s board of directors.

On January 6, 2010, Spectrum held an investor call to discuss its 2009 fiscal year results. During the call, management indicated that it expected to be able to report at least 7% top line sales growth for the fiscal first quarter of 2010 (the quarter ended December 31, 2009) compared to the same quarter in fiscal 2009 and that management believed adjusted EBITDA for that quarter would be significantly above the prior year, which provided management confidence that Spectrum’s full fiscal year 2010 results would exceed its previously forecasted results (adjusted EBITDA of $332 million).

The Committee met later that day. Representatives of Jones Day and Barclays Capital were present, as was Mr. Hussey at the invitation of the Committee. The Committee and its advisors discussed the latest proposal from the Harbinger Parties. Mr. Hussey informed the Committee that it was the general consensus of management that there was strategic sense to the acquisition of the Russell Hobbs business, and the proposed transaction provided Spectrum with a potentially attractive opportunity to de-lever Spectrum’s balance sheet and obtain additional liquidity, provided that a transaction could be negotiated on otherwise acceptable terms. The Committee determined that it would be advisable to engage in further discussions regarding the relative valuation of the Russell Hobbs business, but also that management should continue to pursue a possible capital markets alternative to de-lever Spectrum and provide it with enhanced financial resources in light of the generally favorable market conditions and the fact that there was no assurance that any deal with the Harbinger Parties would be available. The Committee also determined that if discussions were to proceed, Spectrum should require a process for determining whether a superior transaction was reasonably available. The Committee again weighed the relative merits of a pre-signing market check or post-signing go-shop process and, based in part on advice from its legal and financial advisors, determined that a post-signing go-shop process appeared to be preferable because it could be conducted under agreed procedures, including procedures in which the Harbinger Parties would be required to support a superior proposal, whereas in a pre-signing market check potential bidders presumably would not be interested in seriously evaluating alternatives without the cooperation or support of the Harbinger Parties, itself a potential bidder and a 39.4% stockholder. The Committee also observed the importance of understanding plans for the integration process, the liquidity and financial resources of the combined company and the roles of management, particularly David Lumley, Co-Chief Operating Officer and President—Global Batteries and Personal Care and Home and Garden, who the Committee perceived as a strong candidate to replace Mr. Hussey as Chief Executive Officer upon Mr. Hussey’s retirement.

On January 7 and 12, 2010, the Committee’s legal and financial advisors met with representatives of the Harbinger Parties and Paul Weiss to discuss issues relating to the proposed transaction and the Committee’s reaction to the Harbinger Parties’ January 4th proposal. Mr. Lumley attended the January 12th meeting at the invitation of the Committee and indicated that, while management believed that an earn-out structure was feasible, it would be very difficult to implement and would necessarily adversely affect, or at least delay, the ability to realize synergy gains from the possible transaction.

Also on January 12, 2010, Mr. Lumley and Mr. Kirschner met separately with a representative of the Harbinger Parties to discuss the integration of the two businesses, as well as to understand the Harbinger Parties’ views as to the management of the combined company if a transaction were to be pursued. The representative of the Harbinger Parties conveyed the firm’s intention that, should Mr. Hussey cease to be Chief Executive Officer of the combined company, Mr. Lumley would be a candidate to serve as his successor.

The Committee next met on January 18, 2010. Representatives of Jones Day and Barclays Capital were present, as was Mr. Hussey at the invitation of the Committee. The Committee and its advisors discussed the January 12th meeting, as well as Spectrum’s recent trading prices. Spectrum’s stock price had increased by approximately 27.2% since January 6, 2010, the date of Spectrum’s investor call, closing at $29.25 per share on January 15, 2010. The Committee and its advisors again discussed Spectrum’s potential ability to access the equity and debt markets, as well as the timing considerations and potential outcomes associated with such an approach. It was the consensus of the Committee that its advisors should engage in further discussions with the Harbinger Parties’ advisors to gain a better understanding of the Harbinger Parties’ view of Spectrum’s valuation in light of the recent increase in its trading price, and also continue to consider possible capital markets alternatives.

On January 20, 2010, Paul Weiss informed Jones Day that the Harbinger Parties would be willing to permit Spectrum to run a go-shop process following the announcement of the proposed transaction in order to determine whether third parties might be willing to provide higher value to Spectrum’s stockholders than the consideration contemplated by the Harbinger Parties’ proposal. In addition, Paul Weiss indicated that the Harbinger Parties proposed that Spectrum’s and Russell Hobbs’ relative valuations would be fixed prior to the announcement of the possible transaction rather than adjusted based on their respective calendar year 2010 performances given the difficulties associated with measuring the relative performances in a meaningful way without negatively impacting potential synergies. The Harbinger Parties and the Committee recognized that it would be advisable for the Committee to seek Avenue Capital’s views regarding the potential transaction.

Also on January 20, 2010, representatives of Paul Weiss, Sutherland Asbill & Brennan, LLP (“Sutherland”), counsel to Spectrum, and Jones Day began to exchange and negotiate draft transaction documents relating to the possible transaction. In addition, members of the Committee and the Spectrum Board management interviewed three investment banks (including Barclays Capital) and discussed with those firms the ability of Spectrum to access the capital markets to refinance its debt maturity in 2012 and to receive additional capital.

The Committee met on January 22, 2010. Representatives of Jones Day and Barclays Capital were present. The Committee and its advisors reviewed the recent discussions among the advisors, including the revisions to the proposal received from the Harbinger Parties’ advisors on January 20, 2010. The Committee and its advisors noted that the implied value of Spectrum common stock in the current proposal of $26.75 per share remained lower than the then-current trading price of Spectrum common stock. It was the consensus of the Committee that it would be advisable to continue to pursue discussions with the Harbinger Parties and their advisors to determine whether the other remaining issues could be resolved. However, the Committee instructed its advisors to inform the Harbinger Parties that a transaction that valued the Spectrum common stock below its trading price would not be acceptable. It was also the consensus of the Committee that Spectrum should continue to consider a potential recapitalization through the capital markets.

On January 25, 2010, members of the Committee and representatives of Jones Day and Avenue Capital met to discuss the Harbinger Parties’ proposal. The Committee had requested these discussions in light of the fact that the Harbinger Parties and the Committee believed it would be advantageous to determine the view of Avenue Capital, and possibly Shaw, on support of the possible transaction. In the meeting, the representatives of Avenue Capital indicated that Avenue Capital generally supported the transaction assuming that the implied valuation of Spectrum was increased from $26.75 per share to an acceptable level, management conducted appropriate due diligence on the Russell Hobbs business and its prospects, appropriate minority stockholder and governance protections were included and an acceptable indemnity arrangement was developed to protect the combined company against exposure arising out of litigation related to the Applica transaction in 2007. The representatives of Avenue Capital also indicated that Avenue Capital generally did not support a substantial capital markets transaction involving the sale of equity capital in light of the substantial dilution of existing stockholders that it would likely involve. The Harbinger Parties and the Committee did not initiate discussions with Shaw prior to the announcement of the transaction.

The Committee and its advisors discussed the input received from Avenue Capital at a meeting the following day, and the Committee determined that the Committee’s and Spectrum’s respective advisors should continue to engage in discussions regarding a possible transaction, but that it was essential that (1) any proposal be based on a higher valuation for Spectrum and (2) due diligence regarding Russell Hobbs and its future prospects be completed before the Committee could consider a definitive proposal, particularly in light of the Harbinger Parties’ proposed removal of the earn-out feature.

The Spectrum Board had a regularly scheduled meeting on January 27, 2010. At the meeting, in addition to unrelated business, members of the Committee updated the board generally as to the status of discussions with the Harbinger Parties and management updated the board as to its consideration of capital markets alternatives.

Discussions among the parties’ representatives continued over the next few days in which the Committee’s advisors informed the Harbinger Parties’ advisors that it was the consensus of the Committee that the Harbinger Parties had to substantially increase the implied valuation of Spectrum in any transaction and that the Harbinger Parties would have to agree to support an alternative transaction if obtained in the go-shop process that had a value substantially in excess of the value of the Harbinger Parties’ proposal.

On January 28, 2010, the Harbinger Parties enhanced their proposal by lowering the valuation of Russell Hobbs to $675 million from $700 million and increasing Spectrum’s valuation so that it would have an implied value of $31.50 per share, representing a 1.0x valuation multiple premium to Russell Hobbs (based on expected adjusted EBITDA in calendar year 2010), and a premium of 8.6% to the closing price of the Spectrum common stock on January 27, 2010. In addition, the proposal contemplated that the Russell Hobbs term loan held by the Harbinger Parties and the PIK Notes held by the Harbinger Parties would not be converted into common stock of the combined company, but that Harbinger Capital would instead provide equity capital to the combined company in the aggregate amount of $200 million, valued at $27.00 per share, to be used to lower the combined company’s leverage. No cash would be available to permit Spectrum stockholders to exchange stock for cash in the proposed transaction.

The Committee met on January 29, 2010. Representatives of Jones Day and Barclays Capital were present, as was Mr. Hussey at the invitation of the Committee. Mr. Hussey reviewed management’s current forecast for Spectrum’s 2010 fiscal year, which was in the range of $335 to $345 million of adjusted EBITDA. While management believed there was some upside potential to its forecast, there also was downside risk due to continuing uncertainty as to consumer spending and general economic conditions as well as increased competition in certain of Spectrum’s product lines. The Committee discussed the Harbinger Parties’ revised proposal and noted that the implied per share price for Spectrum’s common stock in the proposal represented a 36.4% premium to the trading price when discussions of a possible transaction involving Russell Hobbs began in October 2009. The Committee also observed that Spectrum’s full fiscal year 2010 midpoint forecast of $340 million of adjusted EBITDA was essentially the same as Spectrum’s forecast of $332 million of adjusted EBITDA published in connection with Spectrum’s Chapter 11 bankruptcy plan. As a result, there did not appear to be a substantial benefit to insisting on a pricing mechanism that adjusted based on Spectrum’s 2010 actual results, which was consistent with the Harbinger Parties’ January 20th modification of its proposal. However, the Committee noted that fixing the value of Russell Hobbs would require a reasonable level of assurance that its forecast was achievable, as well as analysis of the possible transaction on more conservative assumptions relating to Russell Hobbs’ 2010 adjusted EBITDA. The Committee instructed management to complete the Russell Hobbs due diligence as promptly as reasonably practicable and report back to it.

On January 31, 2010, representatives of Jones Day and Barclays Capital met with representatives of Avenue Capital and Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”), Avenue Capital’s counsel. During that meeting, the representatives of Avenue Capital indicated that they believed that Avenue Capital would likely support the Harbinger Parties’ most recently proposed terms, except that Avenue Capital believed that the Harbinger Parties’ investment in the combined company (whether through debt conversion or direct capital infusion) should be valued at the $31.50 implied Spectrum valuation (not the $27.00 price the Harbinger Parties had proposed) and that any transaction had to include appropriate governance provisions to appropriately protect non-Harbinger stockholders, as well as an acceptable indemnity from Harbinger Master Fund relating to the litigation arising in connection with the 2007 Applica transaction.

The Committee met later that day. Representatives of Jones Day, Barclays Capital and management were present at the invitation of the Committee. Representatives of management indicated that Russell Hobbs’ fourth quarter financial results had been reviewed by PWC and Spectrum management. The representatives of management indicated that the business performance of Russell Hobbs in the fourth calendar quarter and in 2009 generally was consistent with the key assumptions included in Russell Hobbs’ 2009 budget. While Russell Hobbs’ fourth quarter revenues were $20 million lower than forecasted, it nonetheless achieved its forecasted adjusted EBITDA due to conservative cost assumptions in its budget. In this regard, management informed the Committee that it did not believe that Russell Hobbs had deferred expenses or taken other steps artificially to meet its forecasted adjusted EBITDA target. Management also informed the Committee that it believed that Russell Hobbs’ 2010 adjusted EBITDA forecast of $104 million was not certain but appeared to be reasonably achievable even if the revenue targets were not met due to the conservative cost assumptions contained in Russell Hobbs’ management’s forecast. In this regard, management reminded the Committee that Russell Hobbs had missed its revenue forecast for the fourth quarter of 2009 by about $20 million, yet was able to meet its adjusted EBITDA forecast as described above. It was the consensus of the Committee that, while proceeding without an earn-out structure necessarily presented some risk, the risk was not unreasonable, particularly in light of the enhanced valuation of Spectrum to $31.50 per share. However, the Committee instructed its advisors to inform the Harbinger Parties that the contemplated equity investment by the Harbinger Parties in the combined company should be at $31.50 per share, not $27.00 per share as proposed by the Harbinger Parties, and that it would be preferable for such investment to include equitization of the PIK Notes held by the Harbinger Parties given their high coupon rate. It was the sense of the Committee that its advisors should analyze the possible transaction both on the assumption that Russell Hobbs achieved its forecasted $104 million 2010 adjusted EBITDA, and on a more conservative assumption that its forecasted 2010 adjusted EBITDA was $97 million. See “The Proposed Transaction—Certain Financial Forecasts” and “The Proposed Transaction—Opinion of the Committee’s Financial Advisor.”

On February 1, 2010, the Committee’s advisors informed representatives of the Harbinger Parties as to the Committee’s preference for a transaction in which approximately $125 million of equity capital was invested in Spectrum by the Harbinger Parties and the $88 million of PIK Notes owned by the Harbinger Parties would be converted into Spectrum common stock, in each case at $31.50 per share, rather than a transaction in which $200 million was invested at a lower per share price. The representatives of the Committee also emphasized that the Committee needed a better understanding of the debt financing necessary to refinance Spectrum’s outstanding indebtedness.

On February 2, 2010, the representatives of the Harbinger Parties proposed that the Committee could choose one of two alternative proposed structures. In the first structure, Russell Hobbs would be valued at $650 million and the Russell Hobbs term loan would convert into common stock at $27.00, a discount to the per share price that would be implied in the proposed transaction of $31.50. In the second structure, Russell Hobbs would be valued at $675 million and the same term loan would be converted at an implied per share price of $31.50. The PIK Notes held by the Harbinger parties would not be converted into equity in either alternative.

The Committee met later in the day on February 2, 2010. Representatives of Jones Day, Barclays Capital and management, including Mr. Hussey, were present at the invitation of the Committee. A representative of Barclays Capital informed the Committee that the terms of the financing being provided by Credit Suisse to the Harbinger Parties had not yet been resolved. The Committee and its advisors discussed the two alternatives, as well as Avenue Capital’s preference (indicated earlier that day in discussions with its and the Committee’s advisors) for the second alternative. Barclays Capital indicated that the two alternatives were substantially equal in terms of their potential impact on the pro forma ownership of Spectrum’s stockholders (other than the Harbinger Parties). During the meeting, Mr. Hussey informed the Committee that management continued to be comfortable with Russell Hobbs adjusted EBITDA projections for 2010 and believed that the $25 million to $30 million estimated synergies previously discussed by the parties were reasonable. He also indicated that management was generally supportive of the current terms and preferred a transaction in which the Harbinger Parties’ capital contribution was valued at $31.50 per share. It was the consensus of the Committee that the proposal in which Russell Hobbs was valued at $675 million and the term debt was converted into common stock of the combined company at $31.50 per shares was preferable, but that the Committee would not support a transaction unless the terms of the debt financing were resolved in an acceptable manner, a satisfactory indemnity for the litigation arising out of the Applica transaction was provided by Harbinger Master Fund and an adequate post-closing governance structure was developed.

Between February 3 and 8, 2010, the Committee’s and Spectrum’s advisors continued to have discussions with the Harbinger Parties’ and Avenue Capital’s advisors regarding the unresolved issues and to negotiate and finalize the definitive transaction documents should the Committee ultimately determine to recommend the proposed transaction. During this period, Credit Suisse AG, Credit Suisse Securities (USA) LLC, Bank of America, N.A., Bank of America Bridge LLC, Banc of America Securities LLC, Deutsche Bank Trust Company Americas, Deutsche Bank AG Cayman Islands Branch and Deutsche Bank Securities Inc. agreed with the Harbinger Parties to the terms of a commitment to finance the transaction, the terms of which are described in “The Proposed Transaction—Financing the Mergers.” In addition, Harbinger Master Fund agreed to the terms of an indemnity agreement relating to litigation arising from the Applica transaction, and the parties agreed upon the corporate governance provisions that would be applicable to the combined company.

The Committee met on February 5, 2010 to receive an update as to the status of the discussions and the financing commitments, and again on February 8, 2010 to consider whether to recommend the proposed transaction to the Spectrum Board. Representatives of Jones Day, Barclays Capital, management and Sutherland were present at the February 8th meeting. Drafts of the transaction documents, including the merger agreement, and other materials prepared by the Committee’s and Spectrum’s advisors were distributed to the members of the Committee in advance of the meeting. Jones Day reviewed the Committee’s fiduciary duties in this context, as well as the history of the discussions that had taken place in connection with the transaction, including the various proposals that had been received by the Committee. Management summarized its due diligence reviews of Russell Hobbs’ business, financial position and prospects, the strategic rationale for the possible transaction and integration plans. Management also reviewed Spectrum’s stand-alone forecast for 2010. Spectrum’s counsel reviewed the legal due diligence performed in respect of Russell Hobbs, including the indemnity arrangement negotiated with the Harbinger Parties in respect of the litigation resulting from the Applica transaction in 2007. Management concluded its presentation by informing the Committee that management believed that the transaction was in the best interests of Spectrum and its stockholders.

The Committee and its advisors then discussed the recent developments with respect to the negotiations and the possible resolution of the terms of the merger agreement and the related transaction documents, including the support agreements pursuant to which the Harbinger Parties and the Avenue Parties would agree to vote in favor of the proposed transaction. Jones Day reviewed the material terms of the draft merger agreement and related documents. Jones Day reviewed with the Committee key issues that had been presented over the course of the discussions with the various parties, including the financial terms of the various proposals and alternatives to the proposed transaction. The Committee also considered and weighed various key elements of the possible transaction and prior proposals, including the go-shop process and Spectrum’s ability to pursue a possible superior proposal, the terms of the proposed financing, the proposed post-closing corporate governance provisions and other matters.

Barclays Capital reviewed with the Committee its financial analysis of the 1.0 exchange ratio in the Spectrum merger, as more fully described in “The Proposed Transaction—Opinion of the Committee’s Financial Advisor.” Barclays Capital then delivered to the Committee an oral opinion, which was confirmed by delivery of a written opinion dated February 8, 2010, to the effect that, as of that date and based on and subject to the matters reviewed with the Committee and the factors and assumptions set forth in such opinion, the 1.0 exchange ratio in the Spectrum merger was fair, from a financial point of view, to the holders of Spectrum common stock, other than the Harbinger Parties and their respective affiliates. An extensive and wide-ranging discussion followed, after which the Committee unanimously determined that the transactions contemplated by the merger agreement and the related agreements were advisable and fair to and in the best interests of Spectrum’s stockholders, other than the Harbinger Parties and their respective affiliates, and recommended that the merger agreement be approved by the Spectrum Board and that the board recommend its adoption to the stockholders of Spectrum.

Following the Committee meeting, the Spectrum Board met to consider the proposed transaction. Representatives of management, Sutherland, Richards Layton & Finger, Spectrum’s Delaware counsel, Barclays Capital and Jones Day attended the meeting. (Mr. Polistina received notice of the meeting and declined to participate in light of his position as Chief Executive Officer of Russell Hobbs). Drafts of the transaction documents, including the merger agreement, and other materials prepared by the Committee’s and Spectrum’s advisors were distributed to the members of the board in advance of the meeting. A representative of Richards Layton & Finger reviewed the directors’ fiduciary duties in these circumstances, after which representatives of management described the due diligence reviews undertaken, the history of the discussions and the terms of the proposed transaction. A representative of Jones Day reviewed the process and analyses undertaken by the Committee and the go-shop and fiduciary provisions in the transaction documents as well as the stockholder support agreements. At the request of the Committee, Barclays Capital informed the board that it had reviewed with the Committee its financial analysis and delivered an opinion to the Committee with respect to the 1.0 exchange ratio, as described above. The Committee reported to the board its recommendation as described above. The Spectrum Board, based in part on the recommendation of the Committee:

•

determined that the merger agreement and the related documents, and the transactions contemplated thereby, were fair to, and in the best interests of, Spectrum and all of its stockholders other than the Harbinger Parties and their respective affiliates;

•	declared it to be advisable for Spectrum to enter into the merger agreement and each of the related documents and to consummate the transactions contemplated thereby;

•	approved the merger agreement and the related documents and the consummation of the transactions contemplated thereby; and

•	recommended that the stockholders of Spectrum vote in favor of the adoption of the merger agreement.

Following the Committee and board meetings, representatives of Paul Weiss, Jones Day, Sutherland and Akin Gump finalized the transaction documents. On February 9, 2010, the financing commitment letter was executed by Credit Suisse AG, Credit Suisse Securities (USA) LLC, Bank of America, N.A., Bank of America Bridge LLC, Banc of America Securities LLC, Deutsche Bank Trust Company Americas, Deutsche Bank AG Cayman Islands Branch and Deutsche Bank Securities Inc. and accepted by Russell Hobbs. See “The Proposed Transaction—Financing the Mergers.”

Early in the morning of February 9, 2010, the parties executed the transaction documents. Thereafter, Spectrum published its financial results for the first quarter of fiscal 2010, which included management’s guidance that adjusted EBITDA was expected to be in the range of $335 million to $345 million for the full fiscal year 2010, and Russell Hobbs and Spectrum issued a joint press release announcing the execution of the merger agreement.

Go-Shop Process

After the merger agreement was signed and in connection with the go-shop process permitted under the terms thereof, Barclays Capital prepared, with the input of the Committee, a list of potential parties that might be interested in engaging in an alternative transaction with Spectrum. Materials based on publicly available and other information regarding Spectrum and its businesses also were prepared for distribution to potential acquirors. Spectrum’s legal advisors prepared a form of confidentiality agreement based on the confidentiality agreement that Spectrum had entered into with Russell Hobbs, consistent with the requirements of the merger agreement. Early in the 60-day go-shop period following the execution of the merger agreement, Barclays Capital, on behalf of Spectrum, contacted 63 potential acquirors regarding their possible interest in pursuing an alternative transaction with Spectrum. Of the parties contacted, 24 signed confidentiality agreements and were granted access to an electronic data room containing information regarding Spectrum and its businesses.

Prior to the expiration of the go-shop period, Spectrum received nine indications of interest, none of which contemplated acquiring Spectrum as a whole. Each was subject to due diligence, documentation and other conditions, including in most cases receipt of third-party financing. Four of the indications of interest, all of which were submitted by private equity firms, contemplated the purchase of only Spectrum’s Global Pet Supplies business for valuations ranging from $700 million to $790 million. Three of the indications of interest, one of which was submitted by a strategic party and two of which were submitted by private equity firms, contemplated the purchase of only Spectrum’s Home and Garden business for valuations ranging from $320 million to $460 million. One of the indications of interest contemplated the purchase by a strategic party, partnering with a private equity firm, of both the Global Pet Supplies and Home and Garden businesses for $1.175 billion. The last indication of interest contemplated the purchase of Spectrum’s Personal Care business (excluding Spectrum’s battery business) by a strategic party for $320 million. Each of the parties that submitted proposals also indicated that they were unlikely to improve their offers beyond the high end of the range and none of the parties committed to the valuations at the high end of the ranges noted above.

During the 60-day go-shop period, the Committee met on three occasions with representatives of Barclays Capital, Jones Day and Spectrum’s management to review the solicitation process and related matters. In addition, the Committee’s advisors and members of the Committee had periodic discussions throughout the go-shop period regarding the process.

On April 7, 2010 and April 8, 2010, the Committee met with its legal and financial advisors to review and discuss the indications of interest received. At these meetings, Barclays Capital reviewed with the Committee the financial terms of such indications of interest relative to the financial terms of the Russell Hobbs transaction. After careful deliberation, the Committee determined that it could not in good faith determine that the indications of interest received prior to the April 9th end of the go-shop period, alone or in various potential combinations, would reasonably be expected to result in a superior proposal. As a result, the Committee did not recommend that Spectrum’s Board of Directors designate any of the bidders as “excluded parties” for purposes of the merger agreement. In reaching its conclusion, the Committee noted that Spectrum would continue to be a public company following the divestitures and that the residual value of Spectrum (after giving effect to the divestitures) would likely be below the value of Spectrum after giving effect to the Russell Hobbs transaction assuming that the synergies expected in the Russell Hobbs transaction are achieved, even assuming that (1) each of the various businesses were sold at the top end of each indicated price range, (2) there were no trailing liabilities that Spectrum would have after the divestitures, and (3) there were no stranded costs which Spectrum would continue to bear due to infrastructure and personnel no longer needed to support the divested businesses. The Committee also considered a variety of other factors, including the difficulties of negotiating a break-up of Spectrum’s businesses with multiple buyers, management’s view that the indications of interest did not provide fair value for the applicable businesses, uncertainty as to whether shareholder approval could be obtained for the divestitures and the impact of pursuing the break-up strategy on Spectrum’s results of operations and prospects as well as on the pending Russell Hobbs transaction.

On April 12, 2010, Spectrum issued a press release announcing that the go-shop period had expired and that no proposals that would reasonably be expected to result in a superior proposal had been received.

See “The Merger Agreement—Restrictions on Solicitations of Other Offers—Spectrum Solicitation” for a discussion of the provisions of the merger agreement applicable to Spectrum’s ability to engage in discussions with and provide information to third parties with respect to an alternative transaction after the expiration of the go-shop period.

Amendments to Merger Agreement and Harbinger Support Agreement

On February 17, 2010, a representative of Paul Weiss contacted a representative of Jones Day to discuss the possibility of the Harbinger Parties purchasing Spectrum common stock. The transaction documents prohibited the Harbinger Parties and their affiliates from buying additional Spectrum common stock prior to the termination of the merger agreement.

Between February 17, 2010 and February 26, 2010, representatives of Jones Day, Sutherland and Paul Weiss engaged in discussions regarding the Harbinger Parties’ request. In those discussions, the representatives of Jones Day informed the representatives of Paul Weiss that, while the potential additional liquidity for stockholders who wanted to sell their stock prior to the completion of the transaction could be desirable, it was important that any Spectrum common stock so acquired generally be voted on a consistent basis with the way such stock otherwise would have been voted had the Harbinger Parties not purchased such stock, whether such vote related to the transactions contemplated by the merger agreement or a potentially superior proposal. In addition, based in part on discussions that the Committee’s advisors previously had with representatives of Shaw following the announcement of the transaction in which Shaw suggested that it would prefer that the go-shop period be extended to provide Spectrum with additional time to solicit alternative proposals, the Committee’s and Spectrum’s advisors requested that, in connection with the Committee’s consideration of the proposed waiver to permit stock purchases by the Harbinger Parties, Russell Hobbs agree to extend the go-shop period provided for in the merger agreement by 15 days until April 9, 2010.

In light of, among other things, Russell Hobbs’ willingness to extend the go-shop period by 15 days, the potential additional liquidity being provided to stockholders who choose to sell their stock prior to the completion of the transaction and the Harbinger Parties’ agreement to vote any acquired stock in a manner designed so as not to affect the required stockholder votes under the merger agreement or in respect of a superior proposal, on March 1, 2010, the Committee authorized Spectrum to enter into a letter agreement and an amendment to the merger agreement and recommended that the Spectrum Board approve the letter agreement and the amendment to the merger agreement. The Spectrum Board subsequently approved these amendments.

On March 26, 2010, Spectrum and the Harbinger Parties agreed to further amend the merger agreement to clarify the specific matters that are required to be approved by Spectrum’s stockholders under the merger agreement and to amend and replace the New Certificate of Incorporation and New Bylaws of SB Holdings that are exhibits to the merger agreement in order to reflect certain technical revisions to, among other things, the stockholder proposal process and previously agreed to governance provisions. The amendment was authorized by the Committee, which also recommended that the Spectrum Board approve the amendment. The Spectrum Board subsequently approved the amendment.

On April 30, 2010, Spectrum and the Harbinger Parties agreed to amend the merger agreement to amend and replace the New Certificate of Incorporation of SB Holdings that is an exhibit to the merger agreement in order to reflect clarifying revisions to certain preemptive rights and restrictions on affiliate transactions set forth therein. The amendment was authorized by the Committee, which also recommended that the Spectrum Board approve the amendment, and the Spectrum Board subsequently approved the amendment.

Recommendation of the Committee and the Spectrum Board of Directors; Reasons for the Transaction

The Committee

The Harbinger Parties are collectively the largest stockholder of Spectrum and also own all of the outstanding voting securities of Russell Hobbs. Accordingly, the Spectrum Board established the Committee to review the transactions proposed by the Harbinger Parties and any alternative thereto, and to evaluate, negotiate and make recommendations to the Spectrum Board in connection with the proposed transaction and any alternative. The Committee, with the advice and assistance of independent legal and financial advisors, evaluated and negotiated the transaction, including the terms and conditions of the merger agreement and the related agreements, with the Harbinger Parties. Following the negotiations, the Committee unanimously determined that the transactions contemplated by the merger agreement were advisable and fair to and in the best interests of Spectrum’s stockholders, other than the Harbinger Parties and their affiliates, and recommended that the merger agreement be approved by the Spectrum Board and that the board recommend its adoption to the stockholders of Spectrum.

In the course of reaching its determination and making the recommendation described above, the Committee considered a number of factors and a substantial amount of information, including at 32 committee meetings and substantial additional discussions in between such meetings. The principal factors and benefits that the Committee believes support its conclusion are set forth below:

•	Valuation of Spectrum. Spectrum’s common stock was valued at $31.50 per share in the transaction. This amount represents:

•

a premium of 36.4% over the $23.10 closing price of Spectrum’s common stock on October 23, 2009, the last trading day prior to date on which representatives of the Harbinger Parties and the SPAC informed management of Spectrum of their desire to pursue a possible transaction;

•	a premium of 31.7% over the $23.92 implied price per share contemplated by the Harbinger Parties’ proposal on November 19, 2009;

•	a premium of 17.8% over the $26.75 implied price per share contemplated by the Harbinger Parties’ proposal on January 4, 2010; and

•	a premium of 8.6% over the $29.00 closing price of Spectrum’s common stock on February 8, 2010, the last trading day prior to announcement of the execution of the merger agreement.

The Committee is aware that, subsequent to the announcement of the transaction, the market price for Spectrum common stock has been below the $31.50 per share valuation implied in the transaction and has traded in a range from $22.95 per share to $30.44 per share. Accordingly, the fact that Spectrum was valued at $31.50 per share in fixing the exchange ratio between Russell Hobbs and Spectrum stockholders and that the Harbinger Parties have agreed to invest in Spectrum common stock at $31.50 per share does not guarantee that Spectrum stockholders will be able to realize that amount for their stock.

•

Enhanced Financial Resources and Flexibility. Despite a generally positive outlook for its business, Spectrum did not expect to be able to significantly de-lever in the near and intermediate terms from free cash flow from operations. As a result, the Committee considered the extension of the maturity of the almost $1.4 billion of Spectrum debt from 2012 to 2014 and beyond, and that the combined company is expected to be significantly less leveraged than Spectrum is currently (due in part to the fact that Russell Hobbs will be acquired on a substantially unleveraged basis and has $104 million of forecasted 2010 adjusted EBITDA), with enhanced liquidity and significant financial resources and flexibility to support long-term growth. In particular, giving effect to the transaction and refinancing, the combined company’s leverage ratio, calculated as total debt less cash divided by adjusted EBITDA, is projected to decline to 3.8x for fiscal 2010 from 4.7x for Spectrum’s quarter ended January 3, 2010.

•

Synergies. The Committee also considered, based on synergy estimates of management, that potential synergies are estimated to generate $25-30 million of improved profitability annually by the end of the 36-month anniversary of the transaction.

•

Alternatives. The Committee determined that the transaction and the merger consideration would result in greater value to Spectrum stockholders than any of the other strategic alternatives considered by the Committee, including the continued execution of Spectrum’s strategic plan on a stand-alone basis. Among other things, the Committee determined that the Harbinger Parties’ substantial equity ownership in Spectrum made it difficult, absent an organized mechanism such as the go-shop process provided for in the merger agreement, to seek a superior transactional alternative. The Committee also considered capital markets alternatives that could be available to Spectrum. While it was the sense of the Committee that a de-leveraging capital markets transaction could be attractive, there could be no assurance that such a transaction would be available in light of the continuing uncertainty of the capital markets after the 2008-2009 financial crisis and the substantial discounts inherent in any capital markets transaction with respect to the per share price at which common stock could be issued. In addition, both the Harbinger Parties and Avenue Capital informed the Committee that they did not favor a substantial capital markets transaction in which Spectrum was de-leveraged through the sale of common stock due to the dilution inherent in such a transaction, and the Committee believed, based on discussions with investment banking firms interviewed as capital markets alternatives were being considered, that it could be difficult to raise substantial additional equity capital through a rights offering to existing stockholders and that a rights offering would not enhance, and could in fact diminish, liquidity for Spectrum’s common stock.

•

Opinion of the Committee’s Financial Advisor. The Committee considered Barclays Capital’s opinion and financial analysis, dated February 8, 2010, as to the fairness, from a financial point of view and as of that date, to the holders of Spectrum common stock, other than the Harbinger Parties and their respective affiliates, of the 1.0 exchange ratio in the Spectrum merger, as more fully described below under the caption “The Proposed Transaction—Opinion of the Committee’s Financial Advisor.”

•

Trading Liquidity. The Committee considered that, by listing the newly issued shares of the combined company’s common stock on a national exchange, the liquidity of the common stock could be enhanced, although the Committee was aware that the non-Harbinger Party stockholders would own less of the combined company on a percentage basis than they now own of Spectrum.

•	Agreement Terms. The Committee considered the following provisions of the merger agreement and the related transaction agreements:

•	the requirement that a majority of the non-Harbinger Party stockholders approve the merger for it to be adopted by stockholders;

•

the merger agreement’s inclusion of provisions that provided the Committee with a post-signing go-shop period during which the Committee had the right to actively solicit additional interest in a transaction involving Spectrum and the ability to respond to unsolicited proposals prior to the stockholder vote, subject in each case to specified conditions as more fully described under “The Merger Agreement—Restrictions on Solicitations of Other Offers”;

•

the fact that the Harbinger Parties will in certain circumstances be obligated to vote certain of their common stock in favor of an alternative transaction if the merger agreement is terminated, as described in “The Proposed Transaction—Material Support and Ancillary Agreements in Connection with the Proposed Transaction—The Harbinger Support Agreement”;

•

the fact that the Harbinger Parties and the Avenue Parties have entered into support agreements to vote their stock in favor of the transaction, as described in “The Proposed Transaction—Material Support and Ancillary Agreements in Connection with the Proposed Transaction”;

•

the fact that the Avenue Parties are not obligated to vote their common stock in favor of the transaction involving the Harbinger Parties if the merger agreement is terminated or if the Spectrum Board changes its recommendation in favor of the transaction, as described in “The Proposed Transaction—Material Support and Ancillary Agreements in Connection with the Proposed Transaction—The Avenue Support Agreement”;

•

the provisions of the limited guarantee by Harbinger Master Fund of up to $50 million, as described in “The Proposed Transaction—Material Support and Ancillary Agreements in Connection with the Proposed Transaction—the Limited Guarantee”;

•

the protections in favor of minority stockholders following the transaction under the terms of the combined company’s certificate of incorporation and bylaws and the stockholder agreement to which the combined company is a party, including the selection of independent directors by a special nominating committee, preemptive rights for certain eligible stockholders, limitations on transactions with affiliates of significant stockholders, limitations on going private transactions and tag-along rights, as described in “The Proposed Transaction—New Certificate of Incorporation and New Bylaws of SB Holdings; Stockholder Agreement”; and

•

the indemnification provided by Harbinger Master Fund regarding litigation relating to the Applica transaction in 2007, as described in “The Proposed Transaction—Material Support and Ancillary Agreements in Connection with the Proposed Transaction—Harbinger Indemnification Agreement.”

The Committee also considered a variety of risks and other potentially negative factors concerning the merger agreement and the transactions contemplated thereby. These factors included:

•

Harbinger Parties’ Ownership. The Harbinger Parties then owned approximately 40% of Spectrum’s outstanding common stock, and this could negatively impact the interest of third parties in making alternative proposals that would be more favorable for Spectrum than the transactions contemplated by the merger agreement. In addition, following the transaction, the Harbinger Parties were expected to own 64% of the common stock of the combined company (assuming that the Harbinger Parties do not purchase any additional shares of Spectrum common stock prior to the consummation of the transaction). Although the combined company’s organizational documents and stockholder agreement will provide for a variety of protections for minority stockholders of the combined company, the Harbinger Parties have the right to elect a majority of the members of the combined company’s board of directors. In addition, while the combined company’s common stock is expected to be listed on the New York Stock Exchange, it is likely that the Harbinger Parties’ control position will result in the combined company being exempt from certain New York Stock Exchange board and committee independence requirements.

•

Conditions to the Transaction; Financing. The fact that, while Spectrum expects the transaction to be consummated, there can be no assurance that all conditions to the parties’ obligations to consummate the transaction, including the receipt of debt financing and any necessary regulatory consents and approvals, will be satisfied such that the mergers will be consummated. Particularly with respect to the debt financing condition, the Committee considered the unprecedented volatility in the financial markets since the 2008-2009 financial crisis and the resulting unpredictability with respect to the availability of financing.

•

Timing of the Transaction. In part because of the capital constraints under which Spectrum operated, but also because of the mature and highly competitive nature of its businesses, Spectrum’s management had informed the Committee that it would not have independently pursued the acquisition of Russell Hobbs at the time that the Harbinger Parties and the SPAC first approached Spectrum regarding a possible transaction.

•	Other. The possibility that the transaction might not be completed in a timely manner or at all, as well certain other risks relating to the transaction described in “Risk Factors.”

The Committee believes that sufficient safeguards were and are present to ensure the procedural fairness of the transaction and to permit the Committee to represent effectively the interests of Spectrum stockholders, other than the Harbinger Parties. These procedural safeguards include the following:

•

Arms’ Length Negotiations. The Committee engaged in arms’ length negotiations, with the assistance of independent legal and financial advisors, with representatives of the Harbinger Parties regarding the merger consideration and the other terms of the transaction and the merger agreement, which the Committee believes resulted in the transaction’s terms being more beneficial to Spectrum’s stockholders, other than the Harbinger Parties and their affiliates, than those originally proposed by the Harbinger Parties.

•

Committee Authority. The Committee had the exclusive authority to negotiate the terms of the transaction on behalf of Spectrum, had no obligation to recommend the approval of the transaction and had the power to reject the proposed the transaction on behalf of Spectrum.

•	Required Vote. The merger agreement requires, as a non-waivable condition to the consummation of the transaction, that the Spectrum merger be approved by the affirmative vote of a majority of the

Spectrum common stock entitled to vote, other than any Spectrum common stock beneficially owned by the Harbinger Parties (except any shares of Spectrum common stock acquired by the Harbinger Parties after March 1, 2010).

•

Go-Shop Process. The merger agreement includes provisions that provided the Committee with a post-signing go-shop period during which the Committee had the right to actively solicit additional interest in a transaction involving Spectrum and, after such go-shop period, the Committee would be permitted to continue any then on-going discussions with third parties which qualified under the terms of the merger agreement, and also provides that, following the go-shop period, the Committee may respond to unsolicited proposals prior to the stockholder vote, subject in each case to specified conditions as more fully described under “The Merger Agreement—Restrictions on Solicitations of Other Offers.”

•

Advisors. The Committee received the advice and assistance of Jones Day, as legal advisor, and Barclays Capital, as financial advisor, which the Committee determined had no relationships that would compromise their independence.

•

Interests of the Committee. The Committee is comprised of three independent Spectrum directors who are not affiliated with the Harbinger Parties or any of their affiliates and are not employees of Spectrum or any of its affiliates. Other than the receipt of Spectrum board and committee fees and reimbursement of expenses, which are not contingent upon the consummation of the transaction or the Committee’s recommendation of the transaction, and their indemnification and liability insurance rights under the merger agreement, members of the Committee do not have an interest in the transaction different from that of Spectrum stockholders generally, other than the Harbinger Parties. While the merger agreement provides that the members of the Committee will comprise the independent non-Harbinger Party designated directors of the combined company following the completion of the transaction, the Committee was not aware prior to acting on the proposed transaction that the Harbinger Parties had recommended that they so serve.

•

Recommendation Changes and Termination. Under the terms of the merger agreement, the Spectrum Board, acting through or consistent with the recommendation of the Committee, may withdraw, modify or qualify its recommendation, or terminate the merger agreement, in certain circumstances as more fully described under “The Merger Agreement—Recommendation Withdrawal/Termination in Connection with a Superior Proposal.” In that event, the Avenue Parties are free to vote their Spectrum common stock in their discretion.

In light of the procedural safeguards described above, the Committee did not consider it necessary to retain an unaffiliated representative to act solely on behalf of Spectrum’s unaffiliated stockholders for purposes of negotiating the terms of the merger agreement or preparing a report concerning the fairness of the merger agreement or the transactions contemplated thereby.

This discussion of the information and factors considered by the Committee in reaching its conclusions and recommendation includes all of the material factors considered by the Committee, but is not intended to be exhaustive. In view of the wide variety of factors the Committee considered in evaluating the merger agreement and the transactions contemplated thereby and the complexity of these matters, the Committee did not find it practicable, and did not attempt, to quantify, rank or otherwise assign relative weight to such factors. In addition, different members of the Committee may have given different weight to different factors.

The Spectrum Board of Directors

The Spectrum Board met on February 8, 2010 to consider the merger agreement and the transactions contemplated thereby. On the basis of the Committee’s recommendations and the other factors described below, the board, among other things, (1) determined that the merger agreement and the related documents, and the transactions contemplated thereby, including the mergers, are advisable and fair to, and in the best interests of Spectrum and all of its stockholders, other than the Harbinger Parties, (2) declared it to be advisable for Spectrum to enter into the merger agreement and each of the related documents and to consummate the transactions contemplated thereby, including the mergers, (3) approved the merger agreement and the related documents and the consummation of the transactions contemplated thereby, including the mergers, and all other actions contemplated thereby, and (4) recommended that the stockholders of Spectrum vote in favor of the adoption of the merger agreement. See “Background of the Proposed Transaction—Consideration of the Proposed Transaction Involving Only Spectrum and Russell Hobbs.”

In determining that the merger agreement and the Spectrum merger are advisable and fair to, and in the best interests of Spectrum and its stockholders, other than the Harbinger Parties, the Spectrum Board considered:

•	the unanimous determination and recommendation of the Committee; and

•

the factors considered by the Committee as described in “The Proposed Transaction—Recommendation of the Committee and the Spectrum Board of Directors; Reasons for the Transaction—The Committee,” including the positive factors and potential benefits of the merger agreement and the mergers, the risks and potentially negative factors relating to the merger agreement and the mergers and the factors relating to procedural safeguards.

The foregoing discussion of the information and factors considered by the Spectrum Board includes all of the material factors considered by the Spectrum Board, but is not intended to be exhaustive. In view of the wide variety of factors considered by the Spectrum Board in evaluating the the merger agreement and the transactions contemplated hereby and the complexity of these matters, the directors did not find it practicable, and did not attempt, to quantify, rank or otherwise assign relative weight to such factors. In addition, different members of the board may have given different weight to different factors.

In connection with the consummation of the mergers, Mr. Hussey, the management member of the Spectrum Board, may receive benefits and compensation that may differ from the merger consideration Spectrum stockholders would receive. See “The Proposed Transaction—Interests of Certain Persons in the Spectrum Merger.”

Based in part on the recommendation of the Committee, the Spectrum Board, by the unanimous vote of the independent directors, recommends that Spectrum’s stockholders vote “FOR” the approval of the proposal to adopt the merger agreement.

Certain Financial Forecasts

Spectrum Forecast

As is typical in chapter 11 reorganizations, Spectrum included a forecast of its results of operations for its 2009 fiscal year and subsequent periods in the disclosure statement prepared in connection with its emergence from reorganization proceedings. The forecast, which was prepared in the summer of 2009, projected fiscal 2009 revenue of $2,263 million and fiscal 2009 EBITDA (as adjusted for reorganization expenses and other nonrecurring items) of $313 million, and fiscal 2010 revenue and adjusted EBITDA of $2,263 million and $332 million, respectively. The forecast assumed that revenue would increase by 4% each year thereafter during the five-year forecast period and that Spectrum’s adjusted EBITDA margin would increase to 15% in fiscal 2010 and remain constant during the period.

Since Spectrum’s emergence from chapter 11 reorganization proceedings, Spectrum did not as a matter of course make public updated financial forecasts as to future financial performance, and Spectrum is cautious about making financial forecasts for extended periods due to the unpredictability of general business conditions, consumer sentiment, costs and other factors that affect future financial performance. However, Spectrum updated its financial forecast for fiscal year 2010 after the completion of fiscal year 2009 based upon its 2010 business plan and a bottoms-up review of its business and prospects, and created a new five-year forecast based on its updated 2010 forecast, extended out for the next four years based on Spectrum management’s estimate of

Spectrum’s performance for fiscal year 2010 and reflecting a revenue forecast of a 3.0% annual growth rate from fiscal year 2010 to 2011, and a 4% annual growth rate from fiscal year 2011 through 2014. The updated forecast also reflected an adjusted EBITDA margin of 15% for each of fiscal years 2011 through 2014. The updated forecast of revenue and adjusted EBITDA assumed that Spectrum would continue its business generally as then conducted and that Spectrum would not take any extraordinary actions, such as dispositions of assets or properties or refinancing of indebtedness. The updated forecast also did not take into account any of the transactions contemplated by the merger agreement. The financial advisors of the Harbinger Parties and Russell Hobbs were informed of Spectrum management’s updated forecast during the course of the negotiations, but that information was not furnished to the Harbinger Parties’ or Russell Hobbs’ personnel until late January 2010 in connection with discussions of the terms of a possible transaction.

Spectrum management’s updated financial forecast is summarized below:

	Fiscal Year Ending September 30,
	2010E	2011E	2012E	2013E	2014E
	(in millions)
Revenue	$2,335	$2,405	$2,501	$2,601	$2,705
Adjusted EBITDA	340	361	375	390	406

The principal adjustments to EBITDA in Spectrum management’s updated forecast for fiscal year 2010 are a non-cash charge related to the revaluation of Spectrum’s inventory in connection with its adoption of “fresh-start” reporting, restructuring and related charges and expenses incurred in connection with its chapter 11 reorganization. No adjustments to EBITDA were assumed for subsequent periods.

Spectrum’s updated forecast was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or GAAP. In addition, Spectrum’s 2009 and updated forecasts were not prepared with the assistance of, or reviewed, compiled or examined by, Spectrum’s independent registered public accounting firm, any other independent accountants or compiled or prepared with the assistance of Barclays Capital, the Committee or the Spectrum Board. The summary of Spectrum’s forecasts is not being included in this document to influence your decision whether to vote for or against the adoption of the merger agreement, but because the updated forecast was provided by Spectrum management to the Committee and the Spectrum Board in connection with their evaluation of a possible transaction between Spectrum and Russell Hobbs. The updated forecast also was provided to the Committee’s financial advisor in connection with its financial analysis. The inclusion of Spectrum’s forecasts in this document is not an admission or representation by Spectrum, the Committee, the Spectrum Board or their respective advisors that Spectrum’s forecasts are viewed by any of them as material information.

Spectrum’s forecasts were based on numerous variables and assumptions that are inherently uncertain, many of which are beyond the control of Spectrum. Important factors that may affect actual results and cause the updated forecast to not be achieved include, but are not limited to, risks and uncertainties relating to Spectrum’s business (including its ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, the regulatory environment, general business and economic conditions and other factors described under “Cautionary Statement Regarding Forward-Looking Statements.” Spectrum’s forecasts also reflect assumptions as to certain business decisions that are subject to change. Furthermore, because Spectrum’s forecasts cover multiple years, such information by its nature becomes less predictive with each successive year. Actual results may differ from those contained in Spectrum’s updated forecast and those differences could be material. Accordingly, there can be no assurance that the updated forecast will be realized or that Spectrum’s future financial results will not materially vary from the updated forecast.

The inclusion of Spectrum’s forecasts in this document should not be regarded as an indication that Spectrum or its affiliates or representatives considered the forecasts to be predictive of actual future events, and the forecasts should not be relied upon as such. None of Spectrum, its affiliates or representatives undertakes any obligation to update or otherwise revise or reconcile the updated forecast to reflect circumstances existing after the time that the updated forecast was generated or to reflect the occurrence of future events, including any of the transactions contemplated by the merger agreement, even in the event that any or all of the assumptions underlying the updated forecast are shown to be in error. Spectrum does not intend to make publicly available any update or other revision to the updated forecast. None of Spectrum, its affiliates or representatives has made or makes any representation to any stockholder or other person regarding Spectrum’s ultimate performance compared to the information contained in the updated forecast or that forecasted results will be achieved, including in the merger agreement. The updated forecast should not be compared to actual financial results disclosed in Spectrum’s periodic reports filed with the SEC or elsewhere.

Russell Hobbs Forecast

Russell Hobbs furnished its financial forecast to Spectrum in connection with the discussions of the possible transaction. Russell Hobbs’ forecast included projections of revenue and adjusted EBITDA for calendar year 2010 through 2013. The forecast did not take into account any of the transactions contemplated by the merger agreement, including transaction costs, costs to achieve synergies or severance costs. The adjustments to EBITDA in Russell Hobbs’ forecast included elimination of costs and expenses related to Russell Hobbs’ LitterMaid patent litigation and NACCO Industries litigation and the elimination of costs and expenses related to discontinued operations. Russell Hobbs’ forecast assumed that Russell Hobbs would continue its business generally as then conducted and that Russell Hobbs would not take any extraordinary actions, such as dispositions of assets or properties or refinancing of indebtedness.

	Calendar Year Ending December 31,
	2010E	2011E	2012E	2013E
	(in millions)
Revenue	$859	$898	$926	$951
Adjusted EBITDA	104	116	122	126

Spectrum management conducted a due diligence review of Russell Hobbs’ forecast, focused initially on the forecast of revenue and adjusted EBITDA for 2010. Spectrum’s management concluded that the $104 million of adjusted EBITDA for 2010 forecasted by Russell Hobbs’ management was reasonably achievable, but Spectrum management’s view was that revenue growth assumptions in Russell Hobbs’ forecast were aggressive, albeit not unreasonable. Accordingly, Spectrum management revised Russell Hobbs management’s forecast downward, primarily by reducing the revenue growth rate to 3% over the forecast period, compared to 8.3% for 2010, 6.1% for 2011 and approximately 3% per year thereafter, and extended the forecast to a fifth year using the same assumptions applied to the prior years in the forecast period. Russell Hobbs’ revised forecast, as so adjusted, is summarized below.

	Calendar Year Ending December 31,
	2010E	2011E	2012E	2013E	2014E
	(in millions)
Revenue	$821	$846	$871	$897	$924
Adjusted EBITDA	97	108	116	118	122

The Committee and the Spectrum Board considered both Russell Hobbs’ management forecast and Spectrum management’s adjusted forecast for Russell Hobbs in considering the proposed transaction, and Barclays Capital utilized both forecasts in its financial analysis. See “The Proposed Transaction—Opinion of the Committee’s Financial Advisor.”

The Russell Hobbs forecast and the adjusted forecast were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or generally accepted accounting principles. In addition, the Russell Hobbs forecast and the adjusted forecast were not prepared with the assistance of, or reviewed, compiled or examined by, Russell Hobbs’ or Spectrum’s independent registered public accounting firm or any other independent accountants or compiled or prepared with the assistance of Barclays Capital, the Committee or the Spectrum Board. The summary of the Russell Hobbs forecast and the adjusted forecast is not being included in this document to influence your decision whether to vote for or against the adoption of the merger agreement, but because the Russell Hobbs forecast and the adjusted forecast were provided by Russell Hobbs to Spectrum, and considered in connection with the evaluation by the Committee and the Spectrum Board of a possible transaction between Spectrum and Russell Hobbs. The inclusion of the Russell Hobbs forecast and the adjusted forecast in this document is not an admission or representation by Russell Hobbs, Spectrum, the Committee or the Spectrum Board or their respective advisors that the Russell Hobbs forecast and the adjusted forecast are viewed by any of them as material information.

The Russell Hobbs forecast and the adjusted forecast were based on numerous variables and assumptions that are inherently uncertain, many of which are beyond the control of Russell Hobbs. Important factors that may affect actual results and cause these forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to Russell Hobbs’ business (including its ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, the regulatory environment, general business and economic conditions and other factors described under “Cautionary Statement Regarding Forward-Looking Statements.” The Russell Hobbs forecast and the adjusted forecast also reflect assumptions as to certain business decisions that are subject to change. Furthermore, because the Russell Hobbs forecast and the adjusted forecast cover multiple years, such information by its nature becomes less predictive with each successive year. Actual results may differ from those contained in the Russell Hobbs forecast and the adjusted forecast and those differences could be material. Accordingly, there can be no assurance that the Russell Hobbs forecast and the adjusted forecast will be realized or that Russell Hobbs’ future financial results will not materially vary from the Russell Hobbs forecast and the adjusted forecast.

The inclusion of the Russell Hobbs forecast and the adjusted forecast in this document should not be regarded as an indication that Russell Hobbs or Spectrum or their respective affiliates or representatives considered the forecasts to be predictive of actual future events, and the Russell Hobbs forecast and the adjusted forecast should not be relied upon as such. None of Russell Hobbs, Spectrum, their respective affiliates or representatives undertakes any obligation to update or otherwise revise or reconcile the Russell Hobbs forecast or the adjusted forecast to reflect circumstances existing after the time that such forecasts were generated or to reflect the occurrence of future events, including any of the transactions contemplated by the merger agreement, even in the event that any or all of the assumptions underlying such forecasts are shown to be in error. Neither Russell Hobbs nor Spectrum intends to make publicly available any update or other revision to the Russell Hobbs forecast or the adjusted forecast. None of Russell Hobbs, Spectrum, their respective affiliates or representatives has made or makes any representation to any stockholder or other person regarding Russell Hobbs’ ultimate performance compared to the information contained in the Russell Hobbs forecast and the adjusted forecast or that forecasted results will be achieved, including in the merger agreement. The Russell Hobbs forecast and the adjusted forecast should not be compared to actual financial results disclosed in Spectrum’s periodic reports filed with the SEC or elsewhere.

Combined Company Forecast

As part of the financing process for the mergers, Spectrum and Russell Hobbs prepared a forecast relating to the combined company for the fiscal years ending September 2010 through 2013 which forecast was provided solely to the rating agencies and not to the Committee, the Spectrum Board or their respective advisors in connection with their review of the transaction. The combined company forecast takes into account the transactions contemplated by the merger agreement and includes synergies, but does not include related expenses to achieve such synergies, which expenses are currently estimated to be approximately $17 million in 2011 and approximately $6 million in 2012.

The combined company forecast reflected a year-over-year increase in revenue of 3% to 4% from fiscal year 2010 to 2013. The combined company forecast also reflected an adjusted EBITDA margin of 14% to 15% for each of 2010 through 2013. Spectrum and Russell Hobbs are unable to present a quantitative reconciliation of forecasted adjusted EBITDA to the most directly comparable forward-looking GAAP financial measure without unreasonable effort because the items used to calculate adjusted EBITDA are difficult to estimate and dependent on future events.

The forecast for the combined company is summarized below:

	Fiscal Year Ending September 30,
	2010E	2011E	2012E	2013E
	(in millions)
Revenue	$3,153	$3,259	$3,382	$3,505
Adjusted EBITDA	$431	$457	$484	514

The combined company forecast was based on numerous variables and assumptions that are inherently uncertain, many of which will be beyond the control of the combined company. Important factors that may affect actual results and cause the combined company forecast to not be achieved include, but are not limited to, risks and uncertainties relating to the combined company’s business (including its ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, the regulatory environment, general business and economic conditions and other factors described under “Cautionary Statement Regarding Forward-Looking Statements.” The combined company forecast also reflects assumptions as to certain business decisions that are subject to change. Furthermore, because the combined company forecast covers multiple years, such information by its nature becomes less predictive with each successive year. Actual results may differ from those contained in the combined company forecast and those differences could be material. Accordingly, there can be no assurance that the combined company forecast will be realized or that the combined company’s future financial results will not materially vary from the combined company forecast.

The inclusion of the combined company forecast in this document should not be regarded as an indication that the combined company, Spectrum, Russell Hobbs or their respective affiliates or representatives consider the forecast to be predictive of actual future events, and the combined company forecast should not be relied upon as such. None of the combined company, Spectrum, Russell Hobbs nor their respective affiliates or representatives undertakes any obligation to update or otherwise revise or reconcile the combined company forecast to reflect circumstances existing after the time that the combined company forecast was generated or to reflect the occurrence of future events, including any of the transactions contemplated by the merger agreement, even in the event that any or all of the assumptions underlying the combined company forecast are shown to be in error. None of the combined company, Spectrum or Russell Hobbs intends to make publicly available any update or other revision to the combined company forecast. None of the combined company, Spectrum, Russell Hobbs or any of their respective affiliates or representatives has made or makes any representation to any stockholder or other person regarding the combined company’s ultimate performance compared to the information contained in the combined company forecast or that forecasted results will be achieved, including in the merger agreement.

Opinion of the Committee’s Financial Advisor

The Committee engaged Barclays Capital to act as its financial advisor in connection with the proposed transaction. At the February 8, 2010 meeting of the Committee held to evaluate the proposed transaction, Barclays Capital rendered to the Committee an oral opinion, which was confirmed by delivery of a written opinion dated February 8, 2010, to the effect that, as of that date and based on and subject to the qualifications, limitations and assumptions stated in its opinion, the Spectrum Exchange Ratio was fair, from a financial point of view, to holders of Spectrum common stock (other than the Harbinger Parties and their respective affiliates).

The full text of Barclays Capital’s written opinion, dated February 8, 2010, is attached as Annex B to this proxy statement/prospectus. Barclays Capital’s written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Barclays Capital in rendering its opinion. The following summary of Barclays Capital’s opinion is qualified in its entirety by reference to the full text of the opinion. Barclays Capital’s opinion, the issuance of which was approved by Barclays Capital’s fairness opinion committee, is addressed to the Committee (solely in its capacity as such) and relates only to the fairness, from a financial point of view, of the Spectrum Exchange Ratio. Barclays Capital’s opinion does not in any manner address Spectrum’s underlying business decision to proceed with or effect the proposed transaction, the likelihood of consummation of the proposed transaction or the terms of any related financing and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the proposed transaction.

In arriving at its opinion, Barclays Capital, among other things:

•	reviewed a draft, dated February 8, 2010, of the merger agreement and certain related documents and the specific financial terms of the proposed transaction;

•

reviewed and analyzed publicly available information concerning Spectrum that Barclays Capital believed to be relevant to its analysis, including Spectrum’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009;

•

reviewed and analyzed financial and operating information with respect to Spectrum’s business, operations and prospects furnished to Barclays Capital by Spectrum, including financial projections of Spectrum prepared by Spectrum’s management;

•

reviewed and analyzed financial and operating information with respect to Russell Hobbs’ business, operations and prospects furnished to Barclays Capital by Russell Hobbs and Spectrum, including financial projections of Russell Hobbs prepared by Russell Hobbs’ and Spectrum’s respective managements;

•	reviewed and analyzed potential cost savings, operating synergies and other strategic benefits estimated by Spectrum’s and Russell Hobbs’ managements to result from the proposed transaction;

•

reviewed and analyzed a trading history of Spectrum common stock from September 2, 2009 to February 5, 2010 and a comparison of that trading history with those of other companies that Barclays Capital deemed relevant;

•	reviewed and analyzed a comparison of certain financial data of Spectrum and Russell Hobbs with each other and with those of other companies that Barclays Capital deemed relevant;

•	reviewed and analyzed a comparison of the financial terms of the proposed transaction with the financial terms of certain other transactions that Barclays Capital deemed relevant;

•	reviewed and analyzed the relative contributions of Spectrum and Russell Hobbs to the financial performance of the combined company on a pro forma basis;

•

reviewed and analyzed the potential pro forma financial impact of the proposed transaction on the future financial performance of the combined company, including the expected synergies estimated by Spectrum’s and Russell Hobbs’ managements to result from the proposed transaction;

•	had discussions with Spectrum’s and Russell Hobbs’ managements concerning Spectrum’s and Russell Hobbs’ respective businesses, operations, assets, liabilities, financial condition and prospects; and

•	undertook such other studies, analyses and investigations as Barclays Capital deemed appropriate.

In arriving at its opinion, Barclays Capital assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays Capital without any independent verification of such information and further relied upon the assurances of Spectrum’s and Russell Hobbs’ managements that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of Spectrum and Russell Hobbs, including the expected synergies estimated by Spectrum’s and Russell Hobbs’ managements to result from the proposed transaction, upon the advice of Spectrum and Russell Hobbs, Barclays Capital assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Spectrum’s and Russell Hobbs’ managements as to the future financial performance of Spectrum and Russell Hobbs, as the case may be, and the other matters covered thereby. For purposes of its analysis, Barclays Capital also considered certain projections relating to Russell Hobbs prepared by Spectrum’s management reflecting more conservative assumptions and estimates as to the future financial performance of Russell Hobbs. With respect to the expected synergies estimated by Spectrum’s and Russell Hobbs’ managements to result from the proposed transaction, upon the advice of Spectrum and Russell Hobbs, Barclays Capital assumed that the amount and timing of such expected synergies were reasonable and, for purposes of the analyses in which the expected synergies were utilized, that such expected synergies would be realized substantially in accordance with such estimates. Barclays Capital assumed no responsibility for and expressed no view as to any projections or estimates reviewed by it or the assumptions on which they were based. In addition, Barclays Capital relied upon, without any independent verification, the assessments of Spectrum’s and Russell Hobbs’ managements as to the ability to integrate Spectrum’s and Russell Hobbs’ businesses and to retain certain material licenses relating to Spectrum’s and Russell Hobbs’ businesses and assumed, upon the advice of Spectrum and Russell Hobbs, that there would be no developments with respect to any such matters that would have an adverse effect on Spectrum, Russell Hobbs or the contemplated benefits of the proposed transaction in any respect material to Barclays Capital’s analyses or opinion.

In arriving at its opinion, Barclays Capital did not conduct a physical inspection of the properties and facilities of Spectrum, Russell Hobbs or any other entity and did not make or obtain any evaluations or appraisals of the assets or liabilities, contingent or otherwise, of Spectrum, Russell Hobbs or any other entity. The Committee did not authorize Barclays Capital to solicit, and Barclays Capital did not solicit, any indications of interest from any third party with respect to the purchase of all or a part of Spectrum’s business; however, Barclays Capital was requested to solicit third party indications of interest in the possible acquisition of Spectrum for a specified period after the date of the merger agreement as permitted under its provisions. Barclays Capital’s opinion necessarily was based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion. The credit, financial and stock markets have been experiencing unusual volatility and Barclays Capital expressed no opinion or view as to any potential effects of such volatility on Spectrum, Russell Hobbs or any other entity or on the proposed transaction or any related financing. Barclays Capital assumed no responsibility for updating or revising its opinion based on events or circumstances that may occur after the date of its opinion. Barclays Capital expressed no opinion as to the prices at which shares of Spectrum common stock would trade following the announcement of the proposed transaction or shares of SB Holdings common stock would trade following consummation of the proposed transaction. Barclays Capital’s opinion should not be viewed as providing any assurance that the market value of the shares of SB Holdings common stock to be held by holders of Spectrum common stock after consummation of the proposed transaction will be in excess of the market value of Spectrum common stock owned by such holders at any time prior to the announcement or consummation of the proposed transaction.

Barclays Capital assumed that the executed merger agreement and related documents would conform in all material respects to the last drafts of such documents reviewed by Barclays Capital, including with respect to the terms of any financing. In addition, Barclays Capital assumed the accuracy of the representations and warranties contained in the merger agreement and all related agreements. Barclays Capital also assumed, upon Spectrum’s advice, that all material governmental, regulatory and third party approvals, consents and releases for the proposed transaction and related transactions would be obtained within the constraints contemplated by the merger agreement and related documents and that the proposed transaction and related transactions, including any related financing, would be consummated in accordance with their respective terms without waiver, modification or amendment of any material term, condition or agreement. Barclays Capital did not express an opinion as to any terms or other aspects of the proposed transaction (other than the Spectrum Exchange Ratio to the extent expressly specified in its opinion) or any related transactions, including, without limitation, the Russell

Hobbs merger, the terms of any guarantees, indemnities or other arrangements with respect to outstanding litigation or otherwise or any other transactions, agreements or arrangements entered into in connection with, or otherwise contemplated by, the proposed transaction or any related transactions. Barclays Capital also did not express any opinion as to any tax or other consequences that might result from the proposed transaction or any related transactions, nor did its opinion address any legal, tax, regulatory or accounting matters, as to which Barclays Capital understood that Spectrum had obtained such advice as it deemed necessary from qualified professionals. In addition, Barclays Capital expressed no opinion on, and its opinion did not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the proposed transaction, or any class of such persons, relative to the Spectrum Exchange Ratio or otherwise.

In connection with rendering its opinion, Barclays Capital performed certain financial, comparative and other analyses as summarized below. This summary is not a complete description of Barclays Capital’s opinion or the financial analyses performed and factors considered by it in connection with its opinion. In arriving at its opinion, Barclays Capital did not ascribe a specific range of values to Spectrum or Russell Hobbs but rather made its determination as to the fairness, from a financial point of view, of the Spectrum Exchange Ratio on the basis of various financial and comparative analyses taken as a whole. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

In arriving at its opinion, Barclays Capital did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly, Barclays Capital believes that the analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

The following is a summary of the material financial analyses reviewed with the Committee in connection with Barclays Capital’s opinion, dated February 8, 2010. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of such financial analyses. In performing these analyses, Barclays Capital considered industry performance, general business and economic conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Spectrum, Russell Hobbs or any other parties to the proposed transaction. None of Spectrum, Russell Hobbs, Barclays Capital or any other person assumes responsibility if future results are different from those discussed, whether or not any such difference is material. Any estimates contained in these analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or necessarily reflect the prices at which businesses or securities may actually be sold or acquired. Accordingly, the assumptions and estimates used in, and the results derived from, Barclays Capital’s analyses are inherently subject to substantial uncertainty.

In connection with the “Selected Company Analyses,” “Selected Transactions Analyses” and “Discounted Cash Flow Analyses” described below, Barclays Capital calculated equity ownership percentage ranges for Spectrum’s stockholders in the pro forma company implied by the respective standalone reference ranges derived for Spectrum and Russell Hobbs from each analysis, as adjusted for net debt (calculated as the sum of short- and long-term debt and accrued restructuring charges, less cash and cash equivalents). The high-end of the implied equity ownership percentage range was based on the high-end of the standalone implied equity reference range derived for Spectrum and the low-end of the standalone implied equity reference range derived for Russell Hobbs. The low-end of the implied equity ownership percentage range was based on the low-end of the standalone implied equity reference range derived for Spectrum and the high-end of the standalone implied equity reference range derived for Russell Hobbs. The implied exchange ratio reference ranges were then calculated assuming Russell Hobbs’ stockholders receive 21 million shares of SB Holdings common stock and Spectrum’s stockholders receive that number of shares of SB Holdings common stock that would result in Spectrum’s stockholders having an overall equity ownership percentage in the pro forma company equal to the implied equity ownership percentages derived by the respective analyses. In connection with its analyses described below, Barclays Capital utilized, with respect to Spectrum, financial projections prepared by Spectrum’s management and, with respect to Russell Hobbs, two sets of financial projections, one prepared by Russell Hobbs’ management and one prepared by Spectrum’s management.

Selected Company Analyses

In order to assess how the public market values shares of publicly traded companies in the consumer products industry, which is the industry in which Spectrum and Russell Hobbs generally operate, Barclays Capital performed separate selected company analyses of Spectrum and Russell Hobbs. Barclays Capital reviewed and compared specific financial and operating data relating to Spectrum and Russell Hobbs with the following nine selected publicly-held consumer product companies and, with respect to the selected company analysis for Russell Hobbs, Barclays Capital also included Spectrum:

•	Central Garden & Pet Company

•	Energizer Holdings, Inc.

•	SEB S.A.

•	Helen of Troy Limited

•	Jarden Corporation

•	Newell Rubbermaid Inc.

•	Prestige Brands Holdings, Inc.

•	The Scotts Miracle-Gro Company

•	Société BIC S.A.

Barclays Capital calculated, among other things, the ratio of each of the above-listed company’s enterprise value to its calendar year 2010 estimated earnings before interest, taxes, depreciation and amortization (“EBITDA”). Enterprise value generally was obtained by adding short- and long-term debt to the sum of the market value of common equity, calculated using a fully diluted share count assuming the treasury stock method, and the book value of any minority interest, and subtracting cash and cash equivalents. All of these calculations were performed based on publicly available financial data and closing stock prices as of February 5, 2010, the last trading date prior to the delivery of Barclays Capital’s opinion. Barclays Capital selected the companies listed above because, among other things, such companies operate in the consumer products industry and, as a result, their respective businesses and operating profiles are generally similar to those of Spectrum and Russell Hobbs; provided, however, no selected company is identical to Spectrum or Russell Hobbs. Accordingly, Barclays Capital believes that purely quantitative analyses are not, in isolation, determinative and that qualitative judgments concerning differences in the business, financial and operating characteristics and prospects of Spectrum, Russell Hobbs and the selected companies that could affect public trading values also are relevant. With respect to Spectrum, Barclays Capital calculated an implied reference range by applying a range of multiples of calendar year 2010 estimated EBITDA derived from the selected companies to corresponding data of Spectrum based on internal estimates prepared by Spectrum’s management. With respect to Russell Hobbs,

Barclays Capital calculated an implied reference range by applying a range of multiples of calendar year 2010 estimated EBITDA derived from Spectrum and the selected companies to corresponding data of Russell Hobbs based on internal estimates relating to Russell Hobbs prepared by Spectrum’s and Russell Hobbs’ respective managements. These implied reference ranges indicated the following implied exchange ratio reference range, as compared to the Spectrum Exchange Ratio:

Implied Exchange Ratio Reference Range	Spectrum Exchange Ratio
0.707x – 1.260x	1.0x

Selected Transactions Analyses

In order to assess how consumer products companies have been valued in merger and acquisition transactions, Barclays Capital performed separate selected transactions analyses of Spectrum and Russell Hobbs. Barclays Capital reviewed and compared the purchase prices and financial multiples paid in selected transactions described below. The reasons for and the circumstances surrounding each of the transactions considered were diverse and there are inherent differences in the business, operations, financial conditions and prospects of Spectrum and Russell Hobbs and the companies included in such transactions. Accordingly, Barclays Capital believes that purely quantitative analyses are not, in isolation, determinative and that qualitative judgments concerning differences in the characteristics of the selected transactions and the proposed transaction that could affect the acquisition values of the selected target companies, Spectrum and Russell Hobbs also are relevant. Barclays Capital calculated transaction values in the selected transactions as the ratio of the target company’s enterprise value, based on the consideration payable in the selected transaction, to its latest 12 months EBITDA based on publicly available information at the time of announcement of the relevant transaction.

Spectrum. Given the diverse nature of Spectrum’s business, Barclays Capital performed a sum-of-the-parts analysis of Spectrum, including its global battery and personal care business, pet supplies business and home and garden business. Barclays Capital reviewed the following 17 selected transactions, seven of which involve companies with operations in the global battery and personal care industries, six of which involve companies with operations in the pet supplies industry and four of which involve companies with operations in the home and garden industry:

Selected Battery and Personal Care Transactions
Acquirer	Target
• Holmes Products Corp.	• The Rival Company
• Jarden Corporation	• American Household, Inc.
• Libbey Inc.	• Anchor Hocking glassware operations of Newell Rubbermaid Inc.
• Spectrum	• Remington Products Company, L.L.C.
• Spectrum	• VARTA AG
• Sunbeam Corporation	• Signature Brands USA, Inc.
• Techtronic Industries Company Limited	• Royal Appliance Mfg. Co.

Selected Pet Supplies Transactions
Acquirer	Target
• Central Garden & Pet Company	• Farnam Companies, Inc.
• Del Monte Foods Company	• Meow Mix Holdings, Inc.
• Del Monte Foods Company	• Milk-Bone business of Kraft Foods Global, Inc.
• Salton, Inc.	• United Pet Group business of Spectrum
• Spectrum	• Tetra Holding GmbH
• United Industries Corporation	• United Pet Group, Inc.

Selected Home and Garden Transactions
Acquirer	Target
• Castle Harlan Partners IV, L.P.	• Ames True Temper, Inc.
• Jarden Corporation	• The Holmes Group, Inc.
• Jarden Corporation	• Lehigh Consumer Products Corporation
• Spectrum	• United Industries Corporation

Barclays Capital calculated an overall implied reference range for Spectrum by applying multiples of latest 12 months EBITDA derived from the selected battery and personal care transactions, pet supplies transactions and home and garden transactions to Spectrum’s latest 12 months EBITDA (as of January 3, 2010) attributable to its global battery and personal care business, pet supplies business and home and garden business, respectively, and taking into account Spectrum’s general corporate expenses. Financial data of Spectrum was based on internal estimates prepared by Spectrum’s management.

Russell Hobbs. With respect to Russell Hobbs, Barclays Capital reviewed the following 10 selected transactions involving consumer products companies, referred to as the Russell Hobbs selected transactions:

Acquirer	Target
• Castle Harlan Partners IV, L.P.	• Ames True Temper, Inc.
• Harbinger Capital Partners	• Applica Incorporated
• Holmes Products Corp.	• The Rival Company
• Jarden Corporation	• The Holmes Group, Inc.
• Jarden Corporation	• American Household, Inc.
• Jarden Corporation	• Lehigh Consumer Products Corporation
• Libbey Inc.	• Anchor Hocking glassware operations of Newell Rubbermaid Inc.
• Spectrum	• Remington Products Company, L.L.C.
• Sunbeam Corporation	• Signature Brands USA, Inc.
• Techtronic Industries Company Limited	• Royal Appliance Mfg. Co.

Barclays Capital calculated an implied reference range for Russell Hobbs by applying a range of selected multiples of latest 12 months EBITDA derived from the Russell Hobbs selected transactions to Russell Hobbs’ latest 12 months EBITDA (as of December 31, 2009) based on internal estimates relating to Russell Hobbs prepared by Spectrum’s and Russell Hobbs’ respective managements. These implied reference ranges indicated the following implied exchange ratio reference range, as compared to the Spectrum Exchange Ratio:

Implied Exchange Ratio Reference Range	Spectrum Exchange Ratio
0.719x – 1.415x	1.0x

Discounted Cash Flow Analyses

In order to assess the “present value” of estimated future cash flows of Spectrum and Russell Hobbs, Barclays Capital performed separate discounted cash flow analyses of Spectrum and Russell Hobbs (both before and after taking into account expected synergies estimated by Spectrum’s and Russell Hobbs’ respective managements to result from the proposed transaction). “Present value” refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

To calculate implied reference ranges for each of Spectrum and Russell Hobbs using the discounted cash flow method, Barclays Capital added (1) each of Spectrum’s and Russell Hobbs’ projected after-tax unlevered free cash flows for fiscal years 2010 through 2014 based on, in the case of Spectrum, internal estimates prepared by Spectrum’s management and, in the case of Russell Hobbs, internal estimates prepared by Spectrum’s and

Russell Hobbs’ respective managements (before and after taking into account expected synergies) to (2) the residual or terminal value of each of Spectrum and Russell Hobbs at the end of the forecast period, and discounted such amounts to present value using a range of selected discount rates. The after-tax unlevered free cash flows were calculated by taking the tax-affected earnings before interest and tax expense, adding back non-cash depreciation and amortization, subtracting capital expenditures and adjusting for changes in working capital. The terminal value of each of Spectrum and Russell Hobbs was estimated by applying a selected range of perpetual growth rates of 2.25% to 2.75% to each company’s respective fiscal year 2014 projected unlevered free cash flows. Barclays Capital selected ranges of discount rates of 11.0% to 12.0% for Spectrum and 12.0% to 13.0% for Russell Hobbs based on, among other factors, a weighted average cost of capital calculation. These implied reference ranges for Spectrum and Russell Hobbs (both before and after taking into account expected synergies) indicated the following implied exchange ratio reference ranges, as compared to the Spectrum Exchange Ratio:

Implied Exchange Ratio Reference Ranges		Spectrum Exchange Ratio
Excluding Synergies	Including Synergies
0.608x – 1.167x	0.501x – 0.932x	1.0x

Contribution Analysis

Barclays Capital reviewed the relative financial contributions of Spectrum and Russell Hobbs to the financial performance of the combined company on a pro forma basis. Barclays Capital reviewed latest 12 months and fiscal years 2010 and 2011 estimated net sales and EBITDA (as adjusted for certain one-time nonrecurring items) based on internal estimates prepared by Spectrum’s management with respect to Spectrum’s financial data and internal estimates prepared by Spectrum’s and Russell Hobbs’ respective managements with respect to Russell Hobbs’ financial data. Barclays Capital calculated the following overall aggregate equity ownership percentages of Spectrum stockholders (other than the Harbinger Parties) in the combined company based on such relative contributions, and then compared such percentages to the aggregate pro forma equity ownership percentages of such Spectrum stockholders in the combined company upon consummation of the proposed transaction based on the Spectrum Exchange Ratio:

Equity Contribution Percentage Reference Range for Spectrum Non-Affiliated Stockholders	Aggregate Pro Forma Equity Ownership by Spectrum Non-Affiliated Stockholders Based on Spectrum Exchange Ratio
29.9% - 34.9%	36%

Pro Forma Financial Analysis

Barclays Capital reviewed the potential pro forma financial effects of the proposed transaction on the combined company’s fiscal year 2011 estimated earnings per share (“EPS”) relative to Spectrum’s fiscal year 2011 estimated EPS on a standalone basis, based on internal estimates prepared by Spectrum’s management with respect to Spectrum’s financial data and internal estimates prepared by Spectrum’s and Russell Hobbs’ respective managements with respect to Russell Hobbs’ financial data. Barclays Capital also considered expected synergies estimated by Spectrum’s and Russell Hobbs’ respective managements to result from the proposed transaction, utilizing both the expected synergies estimated to be realized in fiscal year 2011 and the expected run-rate synergies estimated to be realized over time. Based on the Spectrum Exchange Ratio, this analysis indicated that the combined company’s fiscal year 2011 estimated EPS could be accretive relative to Spectrum’s fiscal year 2011 estimated EPS on a standalone basis, both before and after taking into account expected synergies. The actual results achieved by the combined company may vary from forecasted results and the variations may be material.

Other Factors. With respect to Spectrum, Barclays Capital also considered, for informational purposes, certain other factors, including:

•	Historical Trading Prices. To illustrate the trend in historical trading prices of Spectrum common stock, Barclays Capital considered historical data with regard to the trading prices of Spectrum common stock for the period from September 2, 2009 to February 5, 2010 and compared such data with the relative stock price performances during the same period of the selected companies listed under the caption “Selected Company Analysis” above. Barclays Capital noted that during such period, the closing price of Spectrum common stock ranged from $21.00 per share to $29.70 per share; and

•

Leveraged Buyout Analysis. To illustrate a range of theoretical purchase prices that might be achieved in a leveraged buyout transaction with a financial buyer, Barclays Capital considered a leveraged buyout analysis of Spectrum assuming, among other things, a debt capital structure consistent with the proposed transaction, current market conditions, that such financial buyer would attempt to realize a return on its investment in Spectrum’s fiscal year 2013 or 2015, projected EBITDA terminal value multiples of 7.25x to 7.75x and a required internal rate of return of approximately 20% to 25%. Based upon these assumptions and internal estimates prepared by Spectrum’s management, this analysis indicated an illustrative implied per share equity value reference range for Spectrum of approximately $20.75 to $27.25.

Miscellaneous

The terms of the proposed transaction were determined through negotiations among Spectrum, Russell Hobbs and the Harbinger Parties, and the decision to enter into the merger agreement was solely that of the Spectrum Board, after receiving the recommendation of the Committee, and was approved by the Spectrum Board. Barclays Capital’s opinion was only one of many factors considered by the Committee in its evaluation of the proposed transaction and should not be viewed as determinative of the views of the Committee, the Spectrum Board or management or any other party with respect to the proposed transaction or the consideration payable in the proposed transaction. Barclays Capital did not recommend any specific form of consideration to the Committee or that any specific form of consideration constituted the only appropriate consideration for the proposed transaction.

Barclays Capital is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Committee selected Barclays Capital as its financial advisor in connection with the proposed transaction because of Barclays Capital’s qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally.

As compensation for its services in connection with the proposed transaction, Spectrum has agreed to pay Barclays Capital an aggregate fee currently estimated to be $6.6 million, a portion of which was paid or payable upon its engagement and in connection with its opinion and $2.5 million of which is contingent upon the consummation of the proposed transaction. In the event Spectrum had entered into a definitive agreement in connection with a superior proposal received by Spectrum during the go-shop process described in the merger agreement, Barclays Capital would have been entitled to receive a substantial fee contingent upon consummation of such other transaction based on the consideration payable in connection with such other transaction. In addition, Spectrum has agreed to reimburse Barclays Capital for expenses and to indemnify Barclays Capital and related parties for certain liabilities that may arise out of Barclays Capital’s engagement. Barclays Capital has performed limited investment banking services for Spectrum and certain of its affiliates during the past two years prior to the date of its opinion, and may perform investment banking services in the future, and has received and may receive, customary fees for such services.

Barclays Capital and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of business, Barclays Capital and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of Spectrum, Russell Hobbs and certain of their respective affiliates for their own account and for the accounts of their customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

Spectrum Stockholder Vote Required

Adoption of the merger agreement requires the affirmative votes of the holders of (i) a majority of the outstanding shares of Spectrum common stock entitled to vote (including the shares of the Harbinger Parties) and (ii) a majority of the outstanding shares of Spectrum common stock entitled to vote (excluding the shares of the Harbinger Parties (except any shares of Spectrum common stock acquired by the Harbinger Parties after March 1, 2010)). Approval of the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies if adoption of the merger agreement is not obtained at the special meeting, requires the affirmative vote of the holders of a majority of the shares represented at the special meeting and entitled to vote.

The Harbinger Parties have agreed, under the circumstances described below, to vote their shares of Spectrum common stock acquired prior to the date of the merger agreement: (i) in favor of the adoption of the merger agreement; (ii) against any action or proposal that would reasonably be expected to result in a material breach by Spectrum or Russell Hobbs of any covenant, warranty or representation contained in the merger agreement; and (iii) except with the written consent of Spectrum, against (x) any Alternative Proposal with respect to Spectrum or Russell Hobbs that would impede the mergers or (y) any other action or proposal involving Spectrum or Russell Hobbs that would reasonably be expected to prevent or materially impede, interfere with or delay the mergers. In the event that the merger agreement is terminated by Spectrum in connection with a Superior Proposal, the Harbinger Parties have agreed to vote certain of their shares in favor of such Superior Proposal, as described in “The Proposed Transaction—Material Support and Ancillary Agreements in Connection with the Proposed Transaction—The Harbinger Support Agreement.”

The Harbinger Parties have agreed to vote those shares of Spectrum common stock acquired by the Harbinger Parties after March 1, 2010 proportionally with the votes of the other holders of Spectrum common stock with respect to the adoption of the merger agreement, except that the Harbinger Parties will vote shares of Spectrum common stock that they purchased from the Avenue Parties in accordance with the Avenue Support Agreement. If the Avenue Support Agreement has been terminated or suspended, the Harbinger Parties will vote shares of Spectrum common stock that they purchased from the Avenue Parties after March 1, 2010 proportionally with the other holders of Spectrum common stock (other than the Harbinger Parties and the Avenue Parties) with respect to the adoption of the merger agreement.

The Avenue Parties have also agreed to vote their shares of Spectrum common stock at any meeting of the Spectrum stockholders: (i) in favor of the adoption of the merger agreement; (ii) against any action or proposal that would reasonably be expected to result in a material breach by Spectrum of any covenant, warranty or representation contained in the merger agreement; and (iii) except with the written consent of Spectrum, against (x) any Alternative Proposal with respect to Spectrum that would impede the mergers or (y) any other action or proposal involving Spectrum that would reasonably be expected to prevent or materially impede, interfere with or delay the Spectrum merger.

Spectrum’s directors and officers have not entered into any voting agreements. However, Spectrum’s directors and executive officers intend to vote all of the Spectrum common stock beneficially owned by them “FOR” the adoption of the merger agreement.

Interests of Certain Persons in the Spectrum Merger

In considering the recommendation of the Spectrum Board with respect to adopting the merger agreement, Spectrum stockholders should be aware that certain Spectrum and Russell Hobbs directors, executive officers and stockholders have interests in the Spectrum merger that are different from, or in addition to, the interests of the Spectrum stockholders. These interests create a potential conflict of interest. The Spectrum Board was aware of these potential conflicts of interest during its deliberations on the merits of the mergers and in making its decision to adopt the merger agreement.

Spectrum Officers and Directors Equity Awards

As of May 5, 2010, Spectrum directors and named executive officers have been granted restricted stock which represents approximately 2% of the outstanding shares of Spectrum common stock. They will be entitled to receive the same consideration for their shares of Spectrum common stock in the Spectrum merger as the other holders of Spectrum common stock. The named executive officers hold restricted stock, which vests 75% on October 1, 2010, and 25% on October 1, 2011, and the directors hold restricted stock which vests 100% on October 1, 2010, if the executive officer is employed by (or the director is serving as a director of) Spectrum on such date. If the executive officer terminates employment (or the director ceases to serve as a director) before such date under certain circumstances, vesting of the restricted stock may be accelerated or may continue as if such executive officer remained employed by (or the director continued to serve as a director of) Spectrum. The following table shows the ownership of unvested shares of Spectrum’s restricted stock awards, and the corresponding vesting schedule, for Spectrum’s named executive officers and directors that own shares of Spectrum common stock:

Grantee	Unvested Shares	Vesting Schedule
Kent Hussey	— (1)	None
John Heil	111,111	75% on 10/1/2010; 25% on 10/1/2011
David Lumley	166,667	75% on 10/1/2010; 25% on 10/1/2011
Anthony Genito	111,111	75% on 10/1/2010; 25% on 10/1/2011
Norman Matthews	3,017	100% on 10/1/2010
Marc Kirschner	3,017	100% on 10/1/2010
Eugene Davis	3,017	100% on 10/1/2010
Kenneth Ambrecht	3,017	100% on 10/1/2010
Hugh Rovit	3,017	100% on 10/1/2010
Terry L. Polistina	3,017	100% on 10/1/2010

(1)	Pursuant to Mr. Hussey’s Separation Agreement (as defined below), the restrictions on Mr. Hussey’s 222,222 shares of restricted stock have lapsed.

Under the merger agreement, the Spectrum equity awards will be converted, based on the exchange ratio for the conversion of Spectrum common stock specified in the merger agreement, into comparable equity awards with respect to SB Holdings common stock at the effective time of the mergers (see “The Merger Agreement (Proposal No. 1)—Merger Consideration”). The mergers will not cause the accelerated vesting of any Spectrum equity awards.

Spectrum Employment Agreements

Under the employment agreement between Spectrum and Mr. Anthony L. Genito, its Executive Vice President, Chief Financial Officer and Chief Accounting Officer, Mr. Genito may have been entitled to terminate his employment with Spectrum voluntarily within 60 days following the consummation of the mergers and have such termination treated as a termination by Spectrum without cause. If Mr. Genito had terminated his employment during such 60-day period, he would have become entitled to: (i) an amount equal to two times his base salary plus his target incentive bonus for the fiscal year immediately preceding the fiscal year in which his employment terminated, paid ratably over 24 months; (ii) the pro rata portion of the incentive bonus he would have earned in the year his employment terminated; (iii) payment of his health and other welfare benefits for two years; and (iv) payment of accrued vacation time. Pursuant to a signed Change in Control Waiver and Release, effective as of February 8, 2010, Mr. Genito waived the right to assert that the Spectrum merger is a change in control under his employment agreement and award agreement and has thereby waived the right to receive the above payments and benefits in connection with a voluntary termination by him during the 60 days following the mergers.

Spectrum obtained similar waivers and releases from Kent J. Hussey, its former Chief Executive Officer and Chairman of the Spectrum Board, David R. Lumley, its Chief Executive Officer and President of its Global Batteries and Personal Care and Home and Garden segments, and John A. Heil, its Co-Chief Operating Officer and President of its Global Pet Suppliers division. The mergers would not have constituted a change in control under their respective employment agreements with Spectrum, but such waivers and releases were obtained in order to avoid any potential uncertainty.

Russell Hobbs Equity Awards

Pursuant to Russell Hobbs’ 2007 Omnibus Equity Award Plan (the “Equity Plan”), there are 25.8 million RSUs outstanding, which will vest on the earlier to occur of (i) a “change in control” of Russell Hobbs, (ii) the first anniversary of a “significant corporate event,” or (iii) the termination of the RSU holder’s employment with Russell Hobbs without cause or by the employee for good reason (as defined in the Equity Plan or the employee’s award agreement) after the occurrence of a “significant corporate event.”

Under the award agreements, a “significant corporate event” is defined as a merger, consolidation, business combination or similar corporate event of Russell Hobbs with Spectrum and/or Harbinger Group, Inc. Under the Equity Plan, a “change in control” is defined as the occurrence of any one of the following events: (i) the acquisition by any “Person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Section 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Harbinger Parties or their affiliates, of more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of Russell Hobbs; (ii) any merger, consolidation, reorganization, recapitalization, tender or exchange offer or any other transaction with or affecting Russell Hobbs as a result of which a Person, other than the Harbinger Parties or their affiliates, owns after such transaction more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of the directors of Russell Hobbs; (iii) the sale, lease, exchange, transfer or other disposition to any Person, other than the Harbinger Parties or their affiliates, of all or substantially all, of the assets of Russell Hobbs and its consolidated subsidiaries; (iv) Russell Hobbs adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; or (v) a change in the composition of the Russell Hobbs board of directors over a period of 36 months or less such that a majority of the member of the Russell Hobbs board of directors (rounded up to the next whole number) ceases, by reason of one or more contested elections for membership to the Russell Hobbs board of directors, to be comprised of individuals who are continuing directors. Notwithstanding the foregoing, (A) a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement and (B) any holding company whose only material asset is equity interests of Russell Hobbs or any of its direct or indirect parent companies shall be disregarded for purposes of determining beneficial ownership under clause (ii) above.

The board of directors of Russell Hobbs has determined that the Russell Hobbs merger will not constitute a change in control under the Equity Plan or RSU award agreements but will constitute a significant corporate event. Russell Hobbs has obtained waivers and releases from six individual holders of 15 million of the 25.8 million outstanding RSUs (of which 12 million are held by the executive officers of Russell Hobbs listed below) acknowledging that the Russell Hobbs merger does not constitute a change in control under either the Equity Plan or their RSU award agreements and waiving their rights to claim otherwise.

The individuals listed below own the number of RSUs indicated below and have signed the waivers and releases described above.

Name	Title	Number of RSUs
Terry L. Polistina	Chief Executive Officer and President	10,000,000
Ivan Habibe	Vice President and Chief Financial Officer	1,000,000
Lisa Carstarphen	Vice President, General Counsel and Secretary	1,000,000

Under the merger agreement, the Russell Hobbs equity awards will be converted into comparable equity awards with respect to SB Holdings common stock at the effective time of the mergers (see “The Merger Agreement (Proposal No. 1)—Merger Consideration”).

Indemnification and Insurance

Under the terms of the merger agreement, SB Holdings, Spectrum and Russell Hobbs have agreed that all rights of indemnification to Spectrum’s and Russell Hobbs’ current and former directors and officers provided by Spectrum or Russell Hobbs, as applicable, in their respective organizational documents or indemnification contracts will survive the mergers and continue in full force and effect and will be assumed and performed by SB Holdings, Spectrum and Russell Hobbs after consummation of the mergers. In addition, SB Holdings has agreed that, upon its, Spectrum’s or Russell Hobbs’ future merger or sale after the consummation of the mergers, it will make proper provision so that the successors and assigns of SB Holdings, Spectrum or Russell Hobbs, as applicable, assume such indemnification obligations.

In addition, the merger agreement requires SB Holdings to either maintain Spectrum’s and Russell Hobbs’ current directors’ and officers’ liability insurance policies for a period of six years from the effective time of the mergers or obtain substitute policies or purchase a “tail” policy with a claims period of at least six years from the effective time of the mergers, in each case that provides coverage for events occurring on or before the effective time of mergers. The terms of the insurance policies will be no less favorable than Spectrum’s and Russell Hobbs’ respective existing policies, unless the annual premiums of the policies would exceed 300% of the current policies’ premiums as of the date of the merger agreement, in which case the coverage will be the greatest amount of coverage available for a premium amount not exceeding 300% of such current premiums.

Management of SB Holdings Following the Mergers

Upon the consummation of the mergers: (i) David R. Lumley, Chief Executive Officer and President of the Global Batteries and Personal Care and Home and Garden divisions of Spectrum, will become Chief Executive Officer of SB Holdings and President of the Global Batteries and Personal Care and Home and Garden divisions of SB Holdings; (ii) Anthony L. Genito, Executive Vice President, Chief Financial Officer and Chief Accounting Officer of Spectrum, will become Executive Vice President, Chief Financial Officer and Chief Accounting Officer of SB Holdings; and (iii) John T. Wilson, Senior Vice President, General Counsel and Secretary of Spectrum, will become Senior Vice President, General Counsel and Secretary of SB Holdings. Each of Terry L. Polistina, Chief Executive Officer and President of Russell Hobbs, and John A. Heil, President of the Global Pet division of Spectrum, will remain in his respective position upon the consummation of the mergers.

On February 8, 2010, Spectrum entered into an amendment to the employment agreement of David R. Lumley, Spectrum’s then Co-Chief Operating Officer and President of its Global Batteries and Personal Care and Home and Garden segments. This amendment provided that, in the event that Spectrum’s then Chief Executive Officer, Kent J. Hussey, no longer served as the sole Chief Executive Officer, Mr. Lumley would succeed Mr. Hussey as the sole Chief Executive Officer of Spectrum and the sole Chief Executive Officer of the business group of which Spectrum is a part. On April 13, 2010, Mr. Hussey retired as Chief Executive Officer of Spectrum and Mr. Lumley was appointed to succeed him as Chief Executive Officer. Mr. Hussey will continue to serve as Chairman of the Board of Spectrum until the earlier of August 12, 2010 or the closing date of the mergers. In connection with such change of position, SB Holdings and Mr. Lumley will enter into a new employment agreement providing for compensation and benefits commensurate with such position, which terms shall not be less favorable than the compensation and benefits currently in effect for Mr. Lumley.

Currently, Spectrum’s executive management team consists of the following persons: (1) David R. Lumley, Chief Executive Officer, President – Global Batteries and Personal Care and Home and Garden; (2) Anthony L. Genito, Executive Vice President, Chief Financial Officer and Chief Accounting Officer; (3) John A. Heil, President – Global Pet Supplies; and (4) John T. Wilson, Senior Vice President, Secretary and General Counsel. It is expected that certain other officers and directors of Spectrum and Russell Hobbs will continue as officers and/or directors of SB Holdings, Spectrum or Russell Hobbs following the consummation of the mergers.

Hussey Separation Agreement

Mr. Hussey will remain the Chairman of Spectrum’s Board of Directors until the earlier of August 12, 2010 or the closing of the mergers. In connection with his retirement, Mr. Hussey entered into a Separation and Consulting Agreement, dated April 14, 2010, with Spectrum (the “Separation Agreement”). The Separation Agreement provides Mr. Hussey with the following benefits in lieu of the payments and benefits he would have received under his employment agreement with Spectrum: (1) a consulting fee of $250,000 per year for a three-year period for certain consulting and advisory services; (2) a lump-sum cash payment of $1,800,000; (3) a lump-sum cash payment of $3,712,500 (plus interest) six months after Mr. Hussey’s retirement; (4) a lump-sum cash payment equal to the annual bonus Mr. Hussey would have earned with respect to fiscal year 2010 based on actual performance for fiscal 2010 on a prorated basis; (5) a lump-sum cash payment of Mr. Hussey’s Long Term Incentive Plan award of $1,237,500; and (6) the lapsing of the restrictions on Mr. Hussey’s restricted stock (222,222 shares). Provisions are also made in the Separation Agreement with respect to: (1) the right to purchase the Spectrum vehicle that Mr. Hussey currently uses; (2) continued participation in welfare benefits (including long term care and long term disability insurance) until September 30, 2012; (3) reimbursement for tax preparation and financial planning services for a period of ten years; (4) continuation of medical, dental, and life insurance benefits for a period of ten years; (5) accrued payments and benefits; and (6) reimbursement of reasonable legal fees incurred in connection with entering into the Separation Agreement. In consideration of these benefits, Mr. Hussey agreed to comply with certain restrictive covenants, including the requirement not to compete with Spectrum for the later of two years or the end of his consulting and advisory services, disclose confidential information about Spectrum or disparage Spectrum. The Separation Agreement contains other terms and conditions, including a release of claims in favor of Spectrum and indemnification obligations.

The Harbinger Parties

The Harbinger Parties currently own approximately 40% of Spectrum and own 100% of Russell Hobbs. As of April 30, 2010, the Harbinger Parties owned approximately $93 million of Spectrum’s PIK Notes. The Harbinger Parties may have interests that differ from and/or are in addition to those of the other Spectrum stockholders due to their 100% ownership of Russell Hobbs. As a result of the mergers, the Harbinger Parties will reduce their ownership of Russell Hobbs from 100% direct ownership to approximately 65% indirect ownership, and they will increase their ownership of Spectrum from approximately 40% direct ownership to approximately 65% indirect ownership (assuming that the Harbinger Parties do not acquire additional shares of Spectrum common stock prior to the consummation of the mergers).

The Spectrum Board appointed the Committee to represent the interests of the non-Harbinger Parties stockholders of Spectrum, and the merger agreement requires that the holders of a majority of the shares of Spectrum common stock (other than those shares of Spectrum common stock owned by the Harbinger Parties as of February 9, 2010) adopt the merger agreement as a condition to the consummation of the mergers. The Harbinger Parties have entered into the Harbinger Support Agreement, which was amended by the Letter Agreement (see “The Proposed Transaction—Material Support and Ancillary Agreements in Connection with the

Proposed Transaction—The Harbinger Support Agreement”), pursuant to which, among other things and subject to the terms and conditions set forth therein, the Harbinger Parties have agreed to:

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vote their shares of Spectrum common stock acquired prior to the date of the merger agreement and Russell Hobbs Stock to adopt the merger agreement, or if the Spectrum Board terminates the merger agreement in connection with a Superior Proposal (as defined in the Harbinger Support Agreement), the consideration for Spectrum common stock under such Superior Proposal is equal to at least $34.65 per share, and at least two-thirds of the shares of Spectrum common stock (excluding the shares of the Harbinger Parties (except any shares of Spectrum common stock acquired by the Harbinger Parties after March 1, 2010)) are voted in favor of such Superior Proposal, to vote sufficient shares to adopt and approve such Superior Proposal;

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vote any shares of Spectrum common stock acquired after March 1, 2010 pursuant to the Letter Agreement, which requires such shares (i) to be voted proportionately with the votes of the holders of Spectrum common stock (other than the Harbinger Parties and the Avenue Parties) with respect to the merger agreement and the mergers, except that the Harbinger Parties will vote any such shares purchased from the Avenue Parties in accordance with the Avenue Parties’ voting obligations under the Avenue Support Agreement, or if the Avenue Support Agreement is terminated or suspended, then proportionately with the votes of the holders of Spectrum common stock (other than the Harbinger Parties and the Avenue Parties) with respect to the merger agreement and the mergers, or (ii) if the Spectrum Board terminates the merger agreement in connection with a Superior Proposal, regardless of the price offered for Spectrum common stock under the Superior Proposal, to be voted proportionately with the holders of Spectrum common stock (other than the Harbinger Parties) with respect to the Superior Proposal; and

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limit their acquisition of Spectrum common stock to 100,000 shares per week, up to an aggregate maximum of two million shares, until the consummation of the mergers or the termination of the merger agreement.

The Harbinger Parties have also entered into the Registration Rights Agreement with the Avenue Parties and SB Holdings pursuant to which SB Holdings will, among other things and subject to the terms and conditions set forth in the Registration Rights Agreement, provide the Harbinger Parties and the Avenue Parties with certain demand and piggyback registration rights after the consummation of the mergers (see “The Proposed Transaction—Material Support and Ancillary Agreements in Connection with the Proposed Transaction—Registration Rights Agreement”).

Plans for SB Holdings After the Proposed Transaction

Following consummation of the mergers, SB Holdings will then contribute 100% of the equity interests in Russell Hobbs to Spectrum, such that after such contribution, Russell Hobbs will be a wholly-owned subsidiary of Spectrum. SB Holdings will then contribute 100% of the equity interests of Spectrum to a newly-formed Delaware limited liability company which will be wholly-owned by SB Holdings. The NYSE has approved the listing of SB Holdings common stock under the symbol “SPB”, subject to official notice of issuance.

SB Holdings, operating under the “Spectrum Brands” name, will continue to be managed by Spectrum’s senior management team, with the addition of Terry L. Polistina, current Chief Executive Officer of Russell Hobbs, to lead a fourth reporting segment made up of the existing Russell Hobbs’ portfolio of small household appliance brands. Spectrum’s current reporting segments, Global Batteries and Personal Care, Global Pet Supplies and Home and Garden, each of which reported positive adjusted EBITDA results for fiscal 2009, will remain autonomous and continue their focus on achieving profitable growth under their current management structures. Including Russell Hobbs’ $800 million in annual revenues, SB Holdings is expected to be approximately $3 billion in annual revenues with $430 million to $440 million of adjusted EBITDA in fiscal 2010. Anticipated synergies of $25 million to $30 million should be realized over the 36 months following the consummation of the mergers.

Ownership of SB Holdings After the Proposed Transaction

The stockholders of Spectrum (other than the Harbinger Parties) are expected to own approximately 35% of SB Holdings and the Harbinger Parties are expected to own approximately 65% of SB Holdings (assuming that the Harbinger Parties do not acquire additional shares of Spectrum common stock prior to the consummation of the mergers).

Effects on Spectrum if the Proposed Transaction is Not Consummated

If the merger agreement is not adopted by the requisite vote of Spectrum’s stockholders, or if the mergers are not consummated for any other reason, Spectrum’s stockholders will not receive any shares of SB Holdings common stock for their shares of Spectrum common stock in connection with the Spectrum merger. Instead, Spectrum will remain an independent public company and its common stock will continue to be listed on the NYSE. Under circumstances specified in the merger agreement, Spectrum may be required to pay Russell Hobbs a termination fee of $1 million (or $10 million in specified circumstances) and reimburse Russell Hobbs for certain expenses related to the merger agreement up to an aggregate amount of $10 million (or in some cases expense reimbursement will not be subject to this $10 million limit). In connection with the termination of the merger agreement due to the failure to obtain the debt financing, Russell Hobbs may be required to pay Spectrum a reverse termination fee of $1 million and reimburse Spectrum Brands for certain expenses related to the merger agreement up to an aggregate amount of $10 million.

Financing the Mergers

In order to refinance Spectrum’s existing senior debt and a portion of Russell Hobbs’ existing senior debt, as well as to pay transaction expenses in connection with the mergers, Spectrum and Russell Hobbs expect to finance substantially all of such amounts through the incurrence of approximately $1.80 billion of new indebtedness (from which $1.532 billion in proceeds is anticipated to be received at the closing), which is expected to be comprised of senior secured notes in one or more series in an aggregate principal amount of up to $750 million and other indebtedness of up to $1.050 billion. In addition, $218 million of Spectrum’s existing PIK Notes will remain outstanding after the closing of the mergers.

Russell Hobbs has agreed to use its reasonable best efforts to obtain the financing on the terms described below. Spectrum has agreed to provide, on a reasonable best efforts basis, all cooperation reasonably requested by Russell Hobbs in connection with the financing described below or any alternative debt financing. Notwithstanding the satisfaction or waiver of all of the conditions set forth in the merger agreement, if the proceeds of such financing are not available in full on the date that would otherwise be the closing date, the parties will not be required to effect the consummation of the mergers and, as such, the closing date will be delayed until the date on which the proceeds of the financing are available in full (provided that such date is prior to August 12, 2010).

Under the commitment letter from Credit Suisse AG, Bank of America, N.A., Bank of America Bridge LLC, Deutsche Bank Trust Company Americas and Deutsche Bank AG Cayman Islands Branch, the commitment parties committed to provide loans under:

•	a senior secured asset-based revolving facility to the companies of up to $300 million;

•	a senior secured term facility to the companies of up to $750 million; and

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if Spectrum is unable to issue the senior secured notes in an aggregate principal amount of $750 million prior to the consummation of the mergers, a senior secured bridge facility of up to $750 million.

These facilities are referred to as the New Facilities. The maximum aggregate exposure for any single lender under the New Facilities is $600 million. The New Facilities, with maturities of certain debt instruments expected to extend to 2016 and beyond, will provide an enhanced long-term capital structure to support the combined company’s strategic business objectives.

Conditions Precedent to Availability of Debt Financing

The financing commitments of Credit Suisse AG, Bank of America, N.A., Bank of America Bridge LLC, Deutsche Bank Trust Company Americas and Deutsche Bank AG Cayman Islands Branch under the New Facilities are subject to the satisfaction of certain conditions including, among others:

•	the execution of definitive documentation with respect to the New Facilities;

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the absence of a Battery Material Adverse Effect (as defined in the merger agreement) with respect to Spectrum and its subsidiaries, taken as a whole or an RH Material Adverse Effect (as defined in the merger agreement) with respect to Russell Hobbs and its subsidiaries, taken as a whole; and

•	other customary closing conditions, each as more fully set forth in the definitive documentation with respect to the New Facilities.

The commitments for the New Facilities will terminate on August 12, 2010, if definitive documentation with respect to the New Facilities has not been executed by all parties prior to that date. The commitments may also terminate prior to August 12, 2010, if the mergers are abandoned.

Interest Rate and Fees

Loans under the New Facilities are expected to bear interest at a rate equal to (1) adjusted LIBOR plus a spread to be determined or (2) at the Borrower’s Option, in the case of the New Revolving Facility and the New Term Facility, the alternate base rate plus a spread to be determined.

Russell Hobbs has paid, and will continue to pay until the earliest of the date on which such fees are paid in full, the closing date and the date on which the commitments are terminated, initial commitment fees to the lenders. Upon initial funding of the New Facilities and thereafter, Spectrum will pay to the lenders customary commitment and facility fees.

Prepayments and Commitment Reductions

Under the New Facilities, it is anticipated that Spectrum will be permitted to make voluntary prepayments at any time, without premium or penalty (other than LIBOR breakage costs, if applicable) subject to certain customary limitations.

In addition, it is anticipated that Spectrum will be required to make customary prepayments of the New Facilities with proceeds of non-ordinary course sales of certain assets and proceeds of insurance or condemnation awards paid in respect of certain assets, with the proceeds of certain issuances, offerings or placements of debt obligations of Spectrum’s parent or any subsidiaries thereof (subject to certain exceptions), and, in the case of the bridge facility, with the net proceeds from the issuance, offering or placement of equity securities by SB Holdings or any subsidiaries thereof and, in the case of the term facility, with certain excess cash flow and purchase price adjustment proceeds. It is also anticipated that Spectrum will be required to make customary prepayments of the revolving facility with proceeds of non-ordinary course sales of certain assets and proceeds of insurance or condemnation awards with respect to certain assets (subject to certain exceptions) and, when availability is below a threshold to be agreed, with amounts deposited in certain collection accounts.

Other Terms

The New Term Facility and the Bridge Loan Facility are expected to contain financial covenants relating to maximum leverage and minimum interest coverage. The New Revolving Facility is expected to have a minimum fixed charge coverage test that will only be applicable when availability is below a minimum threshold to be agreed. Other covenants contained in the New Facilities are expected to restrict, among other things, asset dispositions, mergers and acquisitions, dividends, stock repurchases and redemptions, other restricted payments, indebtedness and preferred stock, loans and investments, liens and affiliate transactions. Spectrum anticipates that the New Facilities will contain customary events of default.

Regulatory Approvals Required for the Proposed Transaction

Consummation of the mergers is subject to prior receipt of those approvals and consents required to be obtained from applicable governmental and regulatory authorities, including under the HSR Act and by the applicable governmental authorities of Canada, Germany and Spain (except those the failure of which to be made or obtained does not have and would not reasonably be likely to have, individually or in the aggregate, an RH Material Adverse Effect and/or a Battery Material Adverse Effect (as each is defined in the merger agreement)). Spectrum, Russell Hobbs and SB Holdings have agreed to cooperate and use all reasonable best efforts to obtain, or cause their applicable affiliates to obtain, all permits, consents, approvals and authorizations from any governmental or regulatory authority necessary to consummate the mergers as promptly as practicable.

Spectrum has submitted the required notices to the applicable antitrust regulatory authorities in the United States, Canada, Germany and Spain, and the antitrust regulatory authorities of each country other than the United States have issued a ruling in favor of the mergers.

United States. Each of Spectrum, the Harbinger Master Fund and Harbinger Special Situations Fund filed notifications of the mergers under the provisions of the HSR Act with the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission on March 1, 2010. The applicable waiting period under the HSR Act expired at 11:59 p.m. (Eastern Time) on March 31, 2010.

Canada. Under the Canadian Competition Act, where a transaction does not raise substantive issues, the competition authorities may, at the request of the parties, issue an advance ruling certificate under Section 102 of the Canadian Competition Act in respect of the transaction. Where an advance ruling certificate is issued, the parties to the transaction are not required to file a pre-merger notification. On March 5, 2010, Harbinger Master Fund submitted a request for an advance ruling certificate in lieu of providing a notification filing with respect to the mergers. An advance ruling certificate was issued on March 17, 2010.

Germany. The mergers were notified to the applicable competition authorities of Germany on March 12, 2010. The applicable waiting period would have expired on April 12, 2010; however, a clearance decision in connection with the mergers was issued on March 23, 2010.

Spain. The mergers were notified to the applicable competition authorities of Spain on March 23, 2010, and clearance was issued on April 14, 2010.

Except for the competition law approvals described above, Spectrum, Russell Hobbs and SB Holdings are not aware of any other governmental approvals that are required for the mergers to become effective other than filings with the NYSE regarding the listing of SB Holdings’ shares and filings with the SEC regarding this proxy statement/prospectus. Spectrum, Russell Hobbs and SB Holdings intend to seek any other approvals required to consummate the mergers. There can be no assurance, however, that any such approvals will be obtained.

Accounting Treatment

Spectrum will be considered the accounting acquirer of the proposed merger transactions with SB Holdings and Russell Hobbs under ASC Topic 805—“Business Combinations” (formerly SFAS 141(R) “Business Combinations”) based on the following analysis:

•	In legal form SB Holdings will be acquiring Spectrum and Russell Hobbs; however, after the mergers the current stockholders of Spectrum will retain approximately 60.33% of the voting common stock of

SB Holdings and the stockholders of Russell Hobbs will retain approximately 39.67% of the voting common stock of SB Holdings.

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The current senior management team of Spectrum, including the Chief Executive Officer, will be the management team of SB Holdings. The current Chief Executive Officer of Russell Hobbs will be added to the Spectrum management team to lead a fourth reporting segment made up of the existing Russell Hobbs’ portfolio of small household appliance brands.

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Spectrum exceeds Russell Hobbs in both assets and revenues. Spectrum had $2,274 million of net sales during the twelve month period ended January 3, 2010 and had $2,908 million of total assets as of January 3, 2010. Russell Hobbs had $800 million of net sales during the twelve month period ended December 31, 2009 and had $742 million of total assets as of December 31, 2009.

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The newly formed board of directors for SB Holdings will have ten directors, of which six are former Spectrum directors. Additionally, the current Chairman of the Spectrum Board will hold the same positions for SB Holdings. See further discussion at “Board of Directors, Board Committees and Executive Officers of SB Holdings” of this proxy statement/prospectus.

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SB Holdings is functioning as a holding company to transact the combination of Spectrum and Russell Hobbs. SB Holdings is not transferring cash or other assets and is not incurring liabilities in the combination and will not execute any significant pre-combination activities.

As a result of the foregoing analysis, for accounting and financial statement purposes, the transaction will be treated as an acquisition of Russell Hobbs by Spectrum pursuant to U.S. generally accepted accounting principles. Accordingly, while SB Holdings is the legal acquirer and the registrant in the mergers, Spectrum is deemed to be the accounting acquirer in this proposed merger transactions based on the facts and circumstances outlined above.

Material Support and Ancillary Agreements in Connection with the Proposed Transaction

The following discussion summarizes material provisions of (i) the Harbinger Support Agreement, as amended by the Letter Agreement, and (ii) the Avenue Support Agreement. In addition, the following discussion summarizes material provisions of a limited guarantee, the Registration Rights Agreement and the three amendments to the merger agreement. A copy of each of the Harbinger Support Agreement, Letter Agreement, Avenue Support Agreement and the three amendment to the merger agreement has been incorporated as an exhibit to SB Holdings’ Registration Statement on Form S-4 and is incorporated by reference herein. The rights and obligations of the respective parties to the Harbinger Support Agreement and the Avenue Support Agreement are governed by the express terms and conditions of the respective support agreements and not by this summary or any other information contained in this document. Spectrum and Russell Hobbs urge you to read each of the Support Agreements carefully in their entirety, as well as this proxy statement/prospectus, before making any decisions regarding the mergers.

The Harbinger Support Agreement

Pursuant to the Harbinger Support Agreement, the Harbinger Parties have agreed to adopt the merger agreement by written consent in their capacities as stockholders of Russell Hobbs as promptly as practical after the date of the merger agreement.

The Harbinger Parties also have agreed that until the earlier of the termination of the merger agreement in accordance with its terms or the consummation of the mergers, in their capacities as Russell Hobbs stockholders and Spectrum stockholders, as applicable, they will vote their shares of Spectrum common stock acquired prior to the date of the merger agreement and their shares of Russell Hobbs Stock: (i) in favor of the adoption of the merger agreement; (ii) against the approval of any action or proposal that would reasonably be expected to result in a material breach by Spectrum or Russell Hobbs of any covenant, warranty or representation contained in the merger agreement; and (iii) except with the written consent of Spectrum, against (x) any Alternative Proposal with respect to Spectrum or Russell Hobbs that would impede the mergers or (y) any other action or proposal involving Spectrum or Russell Hobbs that would reasonably be expected to prevent or materially impede, interfere with or delay the mergers.

In the event that the merger agreement is terminated by the Spectrum Board in connection with a Superior Proposal involving all or substantially all of Spectrum’s assets or stock and which may not be consummated without a vote of the Spectrum stockholders before the Spectrum stockholders adopt the merger agreement (see “The Merger Agreement—Recommendation Withdrawal/Termination in Connection with a Superior Proposal”) and for which the consideration for Spectrum common stock under the Superior Proposal is at least $34.65 per share, then for a period of six months following such termination:

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if the Superior Proposal is not in the form of a tender offer or exchange offer for shares of Spectrum common stock, the Harbinger Parties agree to vote a sufficient number of shares of Spectrum common stock (other than shares purchased by the Harbinger Parties after March 1, 2010 pursuant to the Letter Agreement to cause the Superior Proposal to be approved, assuming at least two-thirds of the shares of Spectrum common stock not owned by the Harbinger Parties or their affiliates (except Letter Agreement Shares) are voted in favor of the Superior Proposal; or

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if the Superior Proposal is in the form of a tender offer or exchange offer for shares of Spectrum common stock, the Harbinger Parties will tender a number of their shares of Spectrum common stock (other than the Letter Agreement Shares) that would result in greater than 50% of the outstanding shares of Spectrum common stock being tendered in such offer, assuming at least two-thirds of the shares of Spectrum common stock not owned by the Harbinger Parties or their affiliates (except Letter Agreement Shares) are tendered in the offer.

Under the Letter Agreement, the Harbinger Parties may, but are not obligated to, purchase up to an aggregate of 100,000 shares of Spectrum common stock per week, up to an aggregate maximum of two million shares, from any person or entity from the date of the Letter Agreement until the earlier of the consummation of the mergers or the termination of the merger agreement. As of May 5, 2010, the Harbinger Parties had purchased a total of 387,379 Letter Agreement Shares for an aggregate purchase price of $11.6 million.

In addition, under the Letter Agreement, the Harbinger Parties agree to vote the Letter Agreement Shares with respect to the merger agreement and the mergers as follows:

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Letter Agreement Shares purchased from the Avenue Parties will be voted by the Harbinger Parties in the same manner that the Avenue Parties are required to vote their shares of Spectrum common stock under the Avenue Support Agreement, unless the Spectrum Board has made a change of recommendation to the Spectrum stockholders (see “The Merger Agreement—Recommendation Withdrawal/Termination in Connection with a Superior Proposal”), in which case such Letter Agreement Shares will be voted proportionately with the holders of Spectrum common stock (other than the Harbinger Parties, the Avenue Parties and their respective affiliates); and

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Letter Agreement Shares purchased from stockholders of Spectrum (other than the Avenue Parties) will be voted by the Harbinger Parties proportionately with the votes of the holders of Spectrum common stock (other than the Harbinger Parties, the Avenue Parties and their respective affiliates).

In the event that the merger agreement is terminated by the Spectrum Board in connection with a Superior Proposal before the Spectrum stockholders adopt the merger agreement, regardless of the amount of the consideration for Spectrum common stock under the Superior Proposal, then for a period of six months following such termination the Harbinger Parties agree to vote their Letter Agreement Shares proportionately with the holders of Spectrum common stock (other than the Harbinger Parties) with respect to the Superior Proposal, or if the Superior Proposal is in the form of a tender or exchange offer, the Harbinger Parties will tender a portion of the Letter Agreement Shares in the same proportion as shares of Spectrum common stock owned by Spectrum stockholders (other than the Harbinger Parties) are tendered.

In addition, under the Harbinger Support Agreement, as amended by the Letter Agreement, the Harbinger Parties agree, among other things and subject to the terms and conditions set forth therein:

•	to waive any rights of appraisal or rights to dissent from the mergers that they may have under applicable law;

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not to initiate, knowingly encourage, knowingly facilitate, or solicit any inquiries with respect to or the making of any proposal or action that constitutes or may reasonably be expected to lead to an Alternative Proposal with respect to the Russell Hobbs merger or otherwise participate in negotiations or provide information regarding any such Alternative Proposal;

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to consent to the amendments to the PIK Notes Indenture proposed in the Spectrum Consent Solicitation, and not require Spectrum to acquire their PIK Notes in the event that the mergers are deemed to constitute a change of control under the PIK Notes Indenture;

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not to (i) sell, transfer, assign, pledge, encumber, or otherwise dispose of their shares of Spectrum common stock, their shares of Russell Hobbs Stock or their PIK Notes, unless the transferee agrees to be bound by the Harbinger Support Agreement, or (ii) enter into any voting agreements or grant any proxies with respect to their shares of Spectrum common stock, their shares of Russell Hobbs Stock or their PIK Notes, prior to the termination of the Harbinger Support Agreement; and

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to comply with the terms of the Harbinger Indemnification Agreement (defined below—see “—Material Support and Ancillary Agreements in connection with the Proposed Transaction—Harbinger Indemnification Agreement”) and not amend, modify, waive or give any consent under the Harbinger Indemnification Agreement (i) prior to the consummation of the mergers, without the prior consent of the Committee and (ii) after the consummation of the mergers, without the approval of the special nominating committee.

The Avenue Support Agreement

Pursuant to the Avenue Support Agreement, the Avenue Parties have agreed that until the termination of the Avenue Support Agreement upon the earlier of (i) the termination of the merger agreement in accordance with its terms, (ii) the consummation of the mergers, (iii) the date that is fifteen business days after the Spectrum Board has effected a change of recommendation with respect to the merger agreement and the mergers (that has not been rescinded), (iv) the date that is fifteen business days after the Committee has recommended that the Spectrum Board effect such a change of recommendation, and (v) the close of business on August 12, 2010, in their capacities as Spectrum stockholders, they will vote their shares of Spectrum common stock at any meeting of the Spectrum stockholders: (x) in favor of the adoption of the merger agreement; (y) against the approval of any action or proposal that would reasonably be expected to result in a material breach by Spectrum of any covenant, warranty or representation contained in the merger agreement; and (z) except with the written consent of Spectrum, against (1) any Alternative Proposal with respect to Spectrum that would impede the mergers or (2) any other action or proposal involving Spectrum that would reasonably be expected to prevent, materially impede, interfere with, or delay the Spectrum merger.

In addition, under the Avenue Support Agreement, the Avenue Parties agree, among other things:

•	to waive any rights of appraisal or rights to dissent from the mergers that they may have;

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to consent to the amendments to the PIK Notes Indenture proposed in the Spectrum Consent Solicitation, and not require Spectrum to acquire their PIK Notes in the event that the mergers are deemed to constitute a change of control under the PIK Notes Indenture; and

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not to (i) sell, transfer, assign, pledge, encumber, or otherwise dispose of their shares of Spectrum common stock or their PIK Notes, unless the transferee agrees to be bound by the Avenue Support Agreement, or (ii) enter into any voting agreements or grant any proxies with respect to their shares of Spectrum common stock or their PIK Notes, prior to the termination of the Avenue Support Agreement.

The Limited Guarantee

Harbinger Master Fund has entered into a limited guarantee in favor of Spectrum, dated as of February 9, 2010 (the “Limited Guarantee”), pursuant to which Harbinger Master Fund has agreed to, among other things and subject to the terms and conditions set forth therein, guarantee the payment by Russell Hobbs, if and when due and to the extent Russell Hobbs is in default of making such payment, of (i) the reverse termination fee following termination of the merger agreement and (ii) monetary damages payable by Russell Hobbs following termination of the merger agreement to the extent awarded to Spectrum pursuant to a final, non-appealable order rendered against Russell Hobbs in connection with any “willful and material breach” (as defined in the merger agreement) of its obligations under the merger agreement. The maximum amount payable by Harbinger Master Fund under the Limited Guarantee is $50 million less any amounts paid by Russell Hobbs or the Harbinger Parties, or their respective affiliates as damages under any documents related to the proposed transaction. The foregoing description of the Limited Guarantee does not purport to be a full description of the terms thereof and is qualified in its entirety by reference to the full text of the Limited Guarantee, a copy of which is filed as an exhibit to SB Holdings’ Registration Statement on Form S-4 and incorporated into this proxy statement/prospectus by reference.

Registration Rights Agreement

In connection with the merger agreement, the Harbinger Parties, the Avenue Parties and SB Holdings entered into the Registration Rights Agreement, dated as of February 9, 2010, pursuant to which, after the consummation of the mergers, the Harbinger Parties and the Avenue Parties will have certain demand and so-called “piggy back” registration rights with respect to their shares of SB Holdings common stock.

Under the Registration Rights Agreement, after the consummation of the mergers, any of the Harbinger Parties and the Avenue Parties may demand that SB Holdings register all or a portion of such Harbinger Party’s or Avenue Party’s SB Holdings common stock for sale under the Securities Act, so long as the anticipated aggregate offering amount of the securities to be offered to the public (based on the average of the daily closing price of the securities for the 30 immediately preceding trading days) is (i) at least $30 million if registration is to be effected pursuant to a registration statement on Form S-1 or a similar “long-form” registration or (ii) at least $5 million if registration is to be effected pursuant to a registration statement on Form S-3 or a similar “short-form” registration.

Upon such demand registration request, SB Holdings is obligated to file the relevant registration statement as promptly as reasonably practicable after the written request of the initiating holders and to use its reasonable best efforts to cause such shelf registration statement to be declared effective within 60 days (in the case of a long-form registration) or 45 days (in the case of a short-form registration) of the date on which it receives the relevant request, and to cause such shelf registration to remain effective thereafter. If so requested by Harbinger Parties and/or Avenue Parties holding a majority of the SB Holdings common stock to be included in the relevant registration statement, SB Holdings will use its reasonable best efforts to cause the offering to be made in the form of a firm commitment underwritten public offering. No Harbinger Party or Avenue Party is entitled to more than one short form registration in any six month period or more than three long form registrations in general; provided, however, that two or more registration statements filed in response to one demand for long-form registration shall be counted as one long-form registration.

If SB Holdings becomes eligible to use a shelf registration statement on Form S-3 in connection with a secondary public offering of its equity securities (other than as a result of SB Holdings becoming a “well known seasoned issuer,” as discussed below), any Harbinger Party or Avenue Party may demand that SB Holdings register their shares of SB Holdings common stock on Form S-3 on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act, so long as the anticipated aggregate market value of such shares is at least $25 million. Following the effectiveness of a shelf registration statement, upon request of any Harbinger Party or Avenue Party, SB Holdings is obligated to use its reasonable best efforts to cause shares registered under the shelf registration to be offered in a firm commitment underwritten public offering, so long as the anticipated aggregate offering amount to the public is at least $10 million.

If SB Holdings becomes a “well known seasoned issuer,” it is obligated, as soon as reasonably practicable, to register all of the SB Holdings common stock entitled to registration under the Registration Rights Agreement on a single “automatic shelf registration statement,” to use its reasonable best efforts to cause such automatic shelf registration statement to become effective within ten business days of becoming a well-known seasoned issuer, and to cause such automatic shelf registration statement to remain effective until there are no longer any registrable securities.

If SB Holdings’ board of directors determines that a demand registration or shelf registration under the Registration Rights Agreement (or the continuation of any such registration thereunder) would materially interfere with any material financing, acquisition, corporate reorganization, merger or other material transaction or would require premature disclosure of a matter that the board of directors has determined would not be in the best interests of SB Holdings to be disclosed at such time, SB Holdings may delay filing the registration statement until such intervening circumstance no longer exists, or if the registration statement has already been filed, it may withdraw the registration statement and postpone or terminate its effectiveness. The SB Holdings board of directors may not, however, withdraw a registration statement demanded under the Registration Rights Agreement more than once in any 12-month period or postpone an offering for a period of greater than 90 days in any 12-month period.

If any Harbinger Party or Avenue Party demands registration (or shelf registration) under the Registration Rights Agreement, the other Harbinger Parties and Avenue Parties are entitled to notice thereof and to have all or a portion of their shares of SB Holdings common stock included in the registration and offering. In addition, if SB Holdings decides to register shares of its common stock for its own account or the account of a stockholder other than the Harbinger Parties or Avenue Parties (subject to certain exceptions set forth in the Registration Rights Agreement), the Harbinger Parties and Avenue Parties may require SB Holdings to include all or a portion of their shares of SB Holdings common stock in the registration, and to the extent the registration is in connection with an underwritten public offering, to have such SB Holdings common stock included in the offering.

The Harbinger Parties’ and Avenue Parties’ right to demand or include their shares of SB Holdings common stock in a registration is subject to the right of the underwriters to limit the number of shares included in the offering in the event such underwriter determines that registration of all or a portion of the securities which the holders have requested to be included in the offering would materially adversely affect the success of such offering.

SB Holdings has agreed that, during the period beginning on the effective date of a demand registration statement and ending on the date that is 120 days (or 90 days in the case of a shelf registration) after the date of the final prospectus relating to the offering, it will not sell, offer for sale or otherwise transfer shares of its common stock or any securities convertible into such shares of common stock, except for transfers pursuant to the demand registration. In addition, SB Holdings has agreed to use its reasonable best efforts to cause its officers, directors and holders of greater than 1% of its common stock (or any securities convertible into such shares of common stock) to enter into similar lock-up agreements that contain restrictions that are no less restrictive than the restrictions applicable to SB Holdings.

The rights of a given Harbinger Party or Avenue Party to demand registration for the SB Holdings common stock held by such party shall, with respect to such SB Holdings common stock, terminate (i) upon the sale of the relevant SB Holdings common stock pursuant to an effective registration statement or Rule 144 of the Securities Act, (ii) once the entire amount of SB Holdings common stock held by the relevant holder may, in the opinion of counsel, be sold in a single sale without any limitation as to volume under Rule 144, (iii) once such Harbinger Party or Avenue Party owns less than 1% of the outstanding SB Holdings common stock on a fully-diluted basis,

(iv) if the SB Holdings common stock is proposed to be sold by a person not entitled to registration rights under the Registration Rights Agreement, or (v) once such SB Holdings common stock is no longer outstanding.

The Registration Rights Agreement contains customary provisions allocating rights and responsibilities among the parties thereto and obligating SB Holdings and the other parties to the Registration Rights Agreement to indemnify each other against certain liabilities arising from any registration of securities thereunder. The obligations of the parties under the Registration Rights Agreement terminate upon termination of the merger agreement.

The foregoing description of the Registration Rights Agreement does not purport to be a full description of the terms thereof and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as an exhibit to SB Holdings’ Registration Statement on Form S-4 and incorporated into this document by reference.

Harbinger Indemnification Agreement

Russell Hobbs and Harbinger Master Fund have entered into an indemnification agreement, dated as of February 9, 2010 (the “Harbinger Indemnification Agreement”), by which Harbinger Master Fund has agreed, effective upon the consummation of the mergers, to indemnify Russell Hobbs, its subsidiaries and any entity that owns all of the outstanding voting stock of Russell Hobbs against any out-of-pocket losses, costs, expenses, judgments, penalties, fines and other damages in excess of $3 million incurred with respect to the NACCO litigation described in this proxy statement/prospectus and any future litigation or legal action against the indemnified parties arising out of or relating to the matters which form the basis of such litigation. See “Additional Information About the Companies—Description of Ongoing Litigation of Russell Hobbs—NACCO Litigation.”

First Amendment to Merger Agreement

The parties to the merger agreement entered into the first amendment to the merger agreement, dated as of March 1, 2010, which extended the “go-shop” period under the merger agreement by 15 days to April 9, 2010. The first amendment was entered into in order to provide Spectrum with additional time to solicit Alternative Proposals to the Spectrum merger. The first amendment also provides that any shares acquired by the Harbinger Parties pursuant to the Letter Agreement, all of which must be voted as set forth in the Letter Agreement and not in the Harbinger Parties’ discretion, will not be deemed to be owned by the Harbinger Parties for purposes of determining whether the merger agreement has been adopted by the affirmative vote of the holders of a majority of the outstanding shares of Spectrum common stock entitled to vote not beneficially owned by the Harbinger Parties (see “—The Proposed Transaction—Material Support and Ancillary Agreements in connection with the Proposed Transaction—Harbinger Support Agreement” and “The Proposed Transaction—Spectrum Stockholder Vote Required”). The purpose of this change is to ensure that any shares acquired by the Harbinger Parties pursuant to the Letter Agreement are counted for purposes of obtaining the adoption of the merger agreement by a majority of the outstanding shares of Spectrum common stock entitled to vote, other than shares held by the Harbinger Parties as of the date of the merger agreement. The foregoing description of the first amendment does not purport to be a full description of the terms thereof and is qualified in its entirety by reference to the full text of the Amendment, which has been incorporated as an exhibit to SB Holdings’ Registration Statement on Form S-4 and is incorporated by reference into this proxy statement/prospectus.

Second Amendment to Merger Agreement

The parties to the merger agreement entered into a second amendment to the merger agreement dated as of March 26, 2010. The second amendment was executed to incorporate several technical revisions to the SB Holdings certificate of incorporation and by-laws to be effective at the closing of the mergers. In addition, the second amendment clarified that Spectrum stockholder approval is required only for the adoption of the merger agreement and not any other aspects of the proposed transaction.

Third Amendment to the Merger Agreement

The parties to the merger agreement entered into a third amendment to the merger agreement dated as of April 30, 2010 (the “third amendment”). The third amendment was executed to incorporate further clarifying revisions to the SB Holdings certificate of incorporation to be effective at or prior to the closing of the mergers.

New Certificate of Incorporation and New By-laws of SB Holdings; Stockholder Agreement

The following discussion summarizes material provisions of (i) the form of restated certificate of incorporation of SB Holdings to be adopted at or prior to the effective time of the mergers pursuant to the merger agreement, which we refer to as the “New Certificate of Incorporation,” (ii) the form of amended and restated by-laws to be adopted by SB Holdings at or prior to the effective time of the mergers pursuant to the merger agreement, which we refer to as the “New By-laws,” and (iii) the Stockholder Agreement. A copy of each of the form of New Certificate of Incorporation, the form of New By-laws, and the Stockholder Agreement has been incorporated as an exhibit to SB Holdings’ Registration Statement on Form S-4 and is incorporated by reference herein. The rights and obligations of the stockholders of SB Holdings under the New Certificate of Incorporation and New By-laws, if and when they are adopted, and the rights of the respective parties to the Stockholder Agreement are governed by the express terms and conditions of such documents and not by this summary or any other information contained in this document. Each of the form of New Certificate of Incorporation, the form of New By-laws and the Stockholder Agreement should be read carefully in their entirety, as well as this proxy statement/prospectus, before making any decisions regarding the mergers.

New Certificate of Incorporation and New By-laws

Under the New Certificate of Incorporation and New By-laws, at the effective time of the mergers, the board of directors of SB Holdings will, subject to any rights of holders of any series of SB Holdings preferred stock, initially be divided into three classes and consist of ten directors. Initially, six directors will be designated by Russell Hobbs, three will be designated by Spectrum, and one will be the Chief Executive Officer of SB Holdings. Following the effective time of the mergers, at least three of the directors are to be independent directors nominated by a special nominating committee of the SB Holdings board of directors (the “Special Nominating Committee”), and the remaining seven directors are to be nominated by a nominating and governance committee of the SB Holdings board of directors (the “Nominating and Governance Committee”). The Special Nominating Committee is to consist of three independent directors, and the initial members of the Special Nominating Committee will be Marc S. Kirschner, Norman S. Matthews and Hugh R. Rovit. Pursuant to the New Certificate of Incorporation, any vacancy on the Special Nominating Committee is to be filled by an independent director selected by the remaining members (or member) of the Special Nominating Committee. The Nominating and Governance Committee is to consist of (i) a majority of directors designated for nomination by the Harbinger Parties and (ii) at least one independent director.

The New Certificate of Incorporation will also contain the following provisions when adopted at or prior to the effective time of the mergers:

•	preemptive rights with respect to newly issued SB Holdings securities for stockholders owning 5% or more of SB Holdings’ outstanding voting securities;

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the prohibition of going-private transactions initiated or engaged in by any holder of 40% or more of SB Holdings’ outstanding voting securities (or by such holders’ affiliates) (such holder, together with its affiliates, a “Significant Stockholder”), unless (i) in the case of a transaction that is not a tender or exchange offer by a Significant Stockholder, such transaction is approved by (x) the SB Holdings board of directors and a majority of the disinterested board members and (y) a majority of the outstanding voting securities of SB Holdings not beneficially owned by such Significant Stockholder, or (ii) in the case of a transaction that is a tender or exchange offer by a Significant Stockholder, (x) such offer is contingent upon such stockholder acquiring a majority of the outstanding securities not beneficially owned by it and its affiliates pursuant to the offer and agreeing to acquire the remaining shares not tendered in a second-step merger at the same consideration per share paid in the offer, and (y) the disinterested members of the SB Holdings board of directors are authorized to disclose a position with respect to the offer as contemplated under Rules 14d-9 and 14e-2(a) of the Exchange Act, as amended, and such disinterested board members do not recommend that the stockholders refrain from tendering their shares; and

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subject to certain exceptions set forth in the New Certificate of Incorporation, the prohibition of transactions involving aggregate consideration in excess of $1 million between SB Holdings or any of its subsidiaries (including Spectrum and Russell Hobbs) and a Significant Stockholder (or for the benefit of such a Significant Stockholder), unless such transaction receives the prior approval of the SB Holdings board of directors and a majority of the Special Nominating Committee.

The New By-laws will also provide for tag along rights for the benefit of SB Holdings’ minority stockholders when adopted at the effective time of the mergers. These tag along rights allow each SB Holdings stockholder to sell all of its SB Holdings voting securities in any transaction where an SB Holdings stockholder, together with its affiliates, intends to sell 50% or more of the then-outstanding voting securities of SB Holdings. These tag along rights terminate upon the earlier to occur of (i) the second anniversary of the effective date of the mergers and (ii) the date on which the holders of 5% or more of the outstanding voting securities of SB Holdings no longer own, in the aggregate, 65% or more of the outstanding voting securities of SB Holdings.

Stockholder Agreement

Pursuant to the Stockholder Agreement, the Harbinger Parties and SB Holdings have agreed that among other things and subject to the terms and conditions set forth therein:

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as of the effective time of the mergers and for so long as the Harbinger Parties own 40% or more of the outstanding voting securities of SB Holdings, the Harbinger Parties will vote their shares of SB Holdings common stock to effect the structure of the SB Holdings board of directors summarized above and to ensure that the Chief Executive Officer of SB Holdings is elected to the SB Holdings board of directors;

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the Harbinger Parties will not effect any transfer of equity securities of SB Holdings to any person that would result in such person and its affiliates owning 40% or more of the outstanding voting securities of SB Holdings, unless (i) such person agrees to be bound by the Stockholder Agreement, (ii) the transfer is pursuant to a bona fide acquisition of SB Holdings approved by the board of directors and a majority of the Special Nominating Committee of SB Holdings, (iii) the transfer is otherwise specifically approved by the board of directors and a majority of the Special Nominating Committee of SB Holdings, or (iv) the transfer is of 5% or less of the outstanding voting securities of SB Holdings; and

•	the Harbinger Parties will be granted certain access and informational rights with respect to SB Holdings and its subsidiaries, as further set forth in the Stockholder Agreement.

Certain provisions of the Stockholder Agreement terminate on the date on which the Harbinger Parties no longer constitute a Significant Stockholder. The Stockholder Agreement terminates when any person (including the Harbinger Parties) acquires 90% or more of the outstanding voting securities of SB Holdings.

Federal Securities Laws Consequences

This proxy statement/prospectus does not cover any resale of the SB Holdings common stock to be received by Spectrum’s and Russell Hobbs’ stockholders upon consummation of the mergers, and no person is authorized to make any use of this document in connection with any resale.

All common stock of SB Holdings that Spectrum and Russell Hobbs stockholders receive pursuant to the mergers will be freely transferable, with the exception of the SB Holdings common stock received by persons who are deemed to be “affiliates” of Spectrum or Russell Hobbs under the Securities Act, and the related SEC rules and regulations, at the time of the special meeting. These “affiliates” may resell their SB Holdings common stock only in transactions permitted by Rule 145 under the Securities Act or as otherwise allowed under the Securities Act. Persons who may be deemed to be affiliates of Spectrum or Russell Hobbs for these purposes generally include individuals or entities that control, are controlled by, or are under common control with Spectrum or Russell Hobbs, such as the Harbinger Parties, and may include some officers, directors and principal stockholders of Spectrum or Russell Hobbs.

In connection with the merger agreement, the Harbinger Parties, the Avenue Parties and SB Holdings entered into the Registration Rights Agreement, dated as of February 9, 2010, pursuant to which, after the consummation of the mergers, the Harbinger Parties and the Avenue Parties will have certain demand and so-called “piggy back” registration rights with respect their shares of SB Holdings common stock.

Under the Registration Rights Agreement, after the consummation of the mergers, any of the Harbinger Parties and the Avenue Parties may demand that SB Holdings register all or a portion of such Harbinger Party’s or Avenue Party’s SB Holdings common stock for sale under the Securities Act, so long as the anticipated aggregate offering amount of the securities to be offered to the public (based on the average of the daily closing price of the securities for the 30 immediately preceding trading days) is (i) at least $30 million if registration is to be effected pursuant to a registration statement on Form S-1 or a similar “long-form” registration or (ii) at least $5 million if registration is to be effected pursuant to a registration statement on Form S-3 or a similar “short-form” registration. See “The Proposed Transaction—Material Support and Ancillary Agreements in Connection with the Proposed Transaction—Registration Rights Agreement.”

THE MERGER AGREEMENT (PROPOSAL NO. 1)

The following discussion summarizes material provisions of the merger agreement, as amended by three amendments to the merger agreement, copies of which are attached as Annex A-1, Annex A-2, Annex A-3, and Annex A-4, respectively, to this proxy statement/prospectus and are incorporated by reference into this document. The rights and obligations of the parties to the merger agreement are governed by the express terms and conditions of the merger agreement and the three amendments to the merger agreement and not by this summary or any other information contained in this proxy statement/prospectus. We urge you to read the merger agreement and the three amendments to the merger agreement carefully in their entirety, as well as this proxy statement/prospectus, before making any decision regarding Proposal No. 1.

The Mergers

Structure of the Mergers

Subject to the terms and conditions of the merger agreement and in accordance with the DGCL, (i) Battery Sub will merge with and into Spectrum, with Spectrum as the surviving corporation, and (ii) Grill Sub will merge with and into Russell Hobbs, with Russell Hobbs as the surviving corporation. Battery Sub and Grill Sub are both direct wholly-owned subsidiaries of SB Holdings. As a result of the mergers, Spectrum and Russell Hobbs will become subsidiaries of SB Holdings.

Following the consummation of the mergers, SB Holdings will contribute 100% of the equity interests in Russell Hobbs to Spectrum, such that after such contribution, Russell Hobbs will be a direct wholly-owned subsidiary of Spectrum. SB Holdings will then contribute 100% of the equity interests of Spectrum to a newly-formed Delaware limited liability company which will be a direct wholly-owned subsidiary of SB Holdings.

Set forth below is an organizational chart indicating the proposed corporate structure of the combined entities under SB Holdings.

Closing; Effective Time of the Mergers

The consummation of the mergers will occur on a date to be specified by the parties to the merger agreement not later than the second business day after the satisfaction or waiver of the conditions set forth in the merger agreement, other than those conditions to be satisfied at the consummation of the mergers, which must be satisfied (or waived) at such time.

The mergers will become effective upon filing of the requisite certificates of merger with the Secretary of State of the State of Delaware or at such later time as may be agreed to by Spectrum and Russell Hobbs and set forth in the certificates of merger.

Merger Consideration

Consideration with Respect to Spectrum Common Stock

At the effective time of the Spectrum merger, each outstanding share of Spectrum common stock will be automatically converted into and will represent only the right to receive one fully paid and non-assessable share of SB Holdings common stock. However, Spectrum common stock held by Spectrum as treasury stock, and any shares of Spectrum common stock held by a subsidiary of Spectrum or by SB Holdings, Russell Hobbs, Battery Sub, Grill Sub or any subsidiary of any of the foregoing will be cancelled and cease to exist without conversion upon the closing of the Spectrum merger and no consideration will be paid with respect to such securities.

The exchange ratio for the conversion of Spectrum common stock into SB Holdings common stock will be adjusted to reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification or other similar change with respect to Spectrum common stock or SB Holdings common stock.

Consideration with Respect to Russell Hobbs Stock

At the effective time of the Russell Hobbs merger, each outstanding share of Russell Hobbs voting common stock and non-voting common stock issued and outstanding immediately prior to the effective time will be automatically converted into the right to receive a number of shares of SB Holdings common stock equal to the “RH Common Exchange Ratio,” calculated as follows: a number of shares of SB Holdings common stock equal to:

•

the quotient obtained by dividing (i) (1) an enterprise value of Russell Hobbs of $675 million, (2) plus the amount of cash held by Russell Hobbs immediately prior to the closing in excess of $17 million (subject to certain adjustments set forth in the merger agreement), or to the extent that such cash is less than $17 million, minus the difference, (3) less Russell Hobbs’ indebtedness for borrowed money as of immediately prior to the closing (other than the amount outstanding under the term loan held by Harbinger Master Fund and Harbinger Special Situations Fund (such loan, the “RH Term Loan”)) and (4) less the indebtedness under the RH Term Loan; by (ii) $31.50;

•	less the number of shares of SB Holdings common stock to be issued with respect to the Russell Hobbs preferred stock in the Russell Hobbs merger pursuant to the exchange ratios described below;

•

then divided by the sum of (1) the number of shares of Russell Hobbs common stock outstanding immediately prior to the closing and (2) the number of shares of Russell Hobbs common stock issuable upon conversion of all Russell Hobbs restricted stock units outstanding immediately prior to the closing.

At the effective time of the Russell Hobbs merger, each share of Russell Hobbs Series D preferred stock and Series E preferred stock issued and outstanding immediately prior to the effective time will be automatically converted into and will represent only the right to receive a number of shares of SB Holdings common stock equal to the liquidation preference of $1,000 for such share of preferred stock plus any unpaid, accrued or accumulated dividends or other amounts due with respect to such share of preferred stock, divided by $31.50.

Pursuant to the terms of the merger agreement, SB Holdings will acquire the RH Term Loan by issuing shares to Harbinger Master Fund and Harbinger Special Situations Fund a number of shares of SB Holdings common stock equal to the quotient obtained by dividing the outstanding amount of the RH Term Loan (including accrued but unpaid interest and prepayment penalties) by $31.50.

However, any shares of Russell Hobbs Stock owned by Russell Hobbs as treasury stock, and any shares of Russell Hobbs Stock owned by a subsidiary of Russell Hobbs or by SB Holdings, Spectrum, Grill Sub or any subsidiary of any of the foregoing will be cancelled and cease to exist without conversion upon the closing of the Russell Hobbs merger and no consideration will be paid with respect to such securities.

The applicable number of shares of SB Holdings common stock to be issued upon the conversion of Russell Hobbs Stock and in consideration for the RH Term Loan will be adjusted to reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification or other similar change with respect to SB Holdings common stock, Spectrum common stock, or Russell Hobbs Stock.

No fractional shares of SB Holdings common stock will be issued in the mergers. Holders of shares of Spectrum common stock or Russell Hobbs Stock will be paid cash, without interest, for any fractional shares which they might otherwise have received pursuant to the mergers in an amount equal to the product of the fractional share interest multiplied by $31.50.

Treatment of Options and Other Awards

Treatment of Spectrum Restricted Stock

Prior to and contingent upon the mergers closing, the Spectrum Board (or the appropriate committee thereof) will take any actions necessary to cause each share of restricted stock with respect to Spectrum common stock to be converted into a share of restricted stock with respect to SB Holdings common stock at the exchange ratio for the conversion of Spectrum common stock, as may be adjusted, without change in the vesting schedule and other terms and conditions of the restricted stock. At the effective time of the mergers, the Spectrum 2009 Incentive Plan will be assumed by SB Holdings. See “The Proposed Transaction—Interests of Certain Persons in the Spectrum Merger—Spectrum Officers and Directors Equity Awards”.

Treatment of Russell Hobbs Equity-Based Awards and Options

Prior to the closing date and contingent upon consummation of the mergers, the Russell Hobbs board of directors will take such actions necessary to cause each RSU entitling the holder to an equity-based payment measured by reference to the value of Russell Hobbs Stock to be converted into a RSU entitling the holder to an equity-based payment measured by reference to the value of SB Holdings common stock at the applicable exchange ratio for the conversion of such Russell Hobbs Stock, as may be adjusted, without change in the vesting schedule and other terms and conditions of RSU. Any outstanding non-qualified stock option entitling the holder to acquire Russell Hobbs Stock will be converted into a non-qualified stock option entitling the holder to acquire shares of SB Holdings, without change in the vesting schedule and other terms and conditions of the non-qualified stock option, and the exercise price will equal the exercise price immediately prior to the effective time divided by the RH Common Exchange Ratio specified in the merger agreement. At the effective time of the mergers, the Equity Plan will be assumed by SB Holdings. See “The Proposed Transaction—Interests of Certain Persons in the Spectrum Merger—Russell Hobbs Equity Awards”.

Exchange of Shares

Exchange of Shares of Spectrum Common Stock and Russell Hobbs Stock

At the effective time of the mergers, each holder of shares of Spectrum common stock or Russell Hobbs Stock will cease to have any rights with respect to such Spectrum common stock or Russell Hobbs Stock, as applicable, except for the right to receive, without interest, (i) the applicable merger consideration, (ii) cash in lieu of any fractional shares of SB Holdings common stock otherwise issuable for the stockholder’s shares of Spectrum or Russell Hobbs common stock, and (iii) any previously unpaid dividends or distributions on the SB Holdings common stock exchangeable for such holder’s shares of Spectrum common stock or Russell Hobbs Stock and with a record date after the effective time of the mergers. After the effective time of the mergers, no further registration of transfers on the stock transfer books of Spectrum or Russell Hobbs will occur, and if uncertificated shares of Spectrum common stock are presented for transfer to the exchange agent, or if certificates representing shares of Russell Hobbs Stock are surrendered or such uncertificated shares are presented for transfer to the exchange agent, after the effective time, they will be cancelled and exchanged for the applicable merger consideration, any cash in lieu of fractional shares of SB Holdings common stock, and any previously unpaid dividends or distributions on the SB Holdings common stock with a record date after the effective time of the mergers, less the amount of any withholding taxes, all in accordance with the merger agreement.

Exchange Agent; Letter of Transmittal

At or prior to the effective time of the mergers, SB Holdings will engage a nationally-recognized institution reasonably acceptable to Spectrum to administer the exchange of shares of Spectrum common stock for shares of SB Holdings common stock and the payment of cash in lieu of fractional shares of SB Holdings common stock to holders of shares of Spectrum common stock.

Promptly after the effective time of the mergers, the exchange agent will send to each record holder of Spectrum common stock at the effective time of the mergers a transmittal letter and instructions for the surrender of shares of Spectrum common stock for the applicable merger consideration, cash in lieu of fractional shares of SB Holdings common stock, and any previously unpaid dividends or distributions on the SB Holdings common stock exchangeable for the surrendered shares of Spectrum common stock with a record date after the effective time of the mergers. Delivery will be effected, and risk of loss and title to shares of Spectrum common stock will pass, only upon transfer of uncertificated shares of Spectrum common stock to the exchange agent in the manner set forth in the transmittal letter and instructions. Holders of shares of Spectrum common stock should not transfer their shares of Spectrum common stock to the exchange agent until they receive the letter of transmittal and instructions from the exchange agent. Documents evidencing ownership of shares of Spectrum common stock should not be sent with the enclosed proxy nor should they be sent to SB Holdings if the holder of Spectrum common stock also owns shares of Russell Hobbs Stock and receives a letter of transmittal and instructions from SB Holdings with respect to such holder’s shares of Russell Hobbs Stock.

Promptly after the effective time of the mergers, SB Holdings will send to each record holder of Russell Hobbs Stock at the effective time of the mergers a transmittal letter and instructions for surrendering the shares of Russell Hobbs Stock in exchange for the applicable merger consideration, cash in lieu of fractional shares of SB Holdings common stock, and any previously unpaid dividends or distributions on the SB Holdings common stock exchangeable for the surrendered shares of Russell Hobbs Stock with a record date after the effective time of the mergers. Holders of shares of Russell Hobbs Stock should not submit their Russell Hobbs Stock certificates for exchange until they receive the letter of transmittal and instructions from SB Holdings. Russell Hobbs Stock certificates should not be sent with the enclosed proxy, nor should they be sent to the exchange agent if the holder of shares of Russell Hobbs Stock also owns shares of Spectrum common stock and receives a letter of transmittal and instructions from the exchange agent with respect to its shares of Spectrum common stock.

Book-Entry Form Unless Certificate Requested; Lost, Stolen or Destroyed Certificates

Shares of SB Holdings common stock will be issued in uncertificated book-entry form unless a physical certificate is requested.

If a certificate for shares of Spectrum common stock or for Russell Hobbs Stock has been lost, stolen or destroyed, the holder of such certificate will (1) make an affidavit of that fact, (2) if required by SB Holdings, execute an agreement of indemnification in a form reasonably satisfactory to SB Holdings, and (3) if reasonably required by SB Holdings, post a bond in such reasonable amount determined by SB Holdings as indemnity against any claim made against it in respect of such lost, stolen or destroyed certificate, prior to receiving the applicable merger consideration, cash in lieu of fractional shares, and any previously unpaid dividends or distributions payable with respect to the shares of SB Holdings common stock exchangeable for such certificate with a record date after the effective time.

Withholding

SB Holdings or the exchange agent, as applicable, will be entitled to deduct and withhold from any amounts payable to any holder of shares of Spectrum common stock or Russell Hobbs Stock in connection with payment of the merger consideration, such amounts as are required to be deducted or withheld with respect to such payment under applicable tax laws and these amounts will be treated as having been paid to such holders from whom they were withheld.

Representations and Warranties

The merger agreement contains customary representations and warranties made by Spectrum to Russell Hobbs and SB Holdings and made by Russell Hobbs to Spectrum and SB Holdings. The representations and warranties of Spectrum are qualified by, among other things, the information included in Spectrum’s reports, registration statements, certifications and definitive proxy statement filed by Spectrum with the SEC since August 30, 2009 and prior to February 9, 2010. The assertions embodied in the representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by the parties to the merger agreement in connection with negotiating its the terms. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between Spectrum, Russell Hobbs and the other parties to the merger agreement rather than establishing matters of fact. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. The representations and warranties in the merger agreement do not survive the consummation of the mergers or the termination of the merger agreement.

Pursuant to the merger agreement, each of Spectrum and Russell Hobbs made representations and warranties relating to, among other things:

•	corporate organization, including incorporation, qualification, subsidiaries, and charter documents;

•	capitalization;

•	power and authority to execute, deliver, and perform its obligations under the merger agreement, and the required approvals, filings, and consents relating to the merger agreement;

•	stockholder vote requirements to adopt the merger agreement;

•	financial statements, indebtedness, and internal controls;

•	absence of certain changes since December 31, 2009;

•	compliance with applicable law;

•	tax matters;

•	material contracts;

•	reports and regulatory matters;

•	third party and governmental consents;

•	intellectual property matters;

•	owned and leased property;

•	absence of certain litigation, orders, or investigations;

•	absence of undisclosed liabilities;

•	inapplicability of takeover statutes and absence of applicable anti-takeover provisions in organizational documents with respect to the mergers;

•	employment and labor matters, including with respect to employee benefit plans;

•	environmental matters;

•	insurance coverage;

•	affiliate transactions; and

•	brokers’ and advisors’ fees payable in connection with the mergers.

Spectrum has also made certain representations and warranties to Russell Hobbs and SB Holdings regarding:

•	documents filed with the SEC and the accuracy of information contained in those documents;

•	the absence of any event that would have a material adverse effect since September 30, 2009;

•	certain matters related to its 2009 bankruptcy; and

•	receipt of an opinion from the Committee’s financial advisor.

Russell Hobbs has also made certain representations and warranties to Spectrum and SB Holdings regarding:

•	the absence of any event that would have a material adverse effect since June 30, 2009; and

•	the debt financing commitments.

Conduct of Business Pending the Mergers

Under the merger agreement, each of Spectrum and Russell Hobbs has agreed, from the date of the merger agreement until the earlier of the consummation of the proposed transaction or termination of the merger agreement and subject to certain exceptions set forth in the merger agreement, to use its reasonable best efforts to conduct its business in the ordinary course consistent with past practices in all material respects and to preserve intact in all material respects, consistent with past practices, its business organizations, services of its current officers and key employees, and its relations with customers, suppliers, licensors, licensees, distributors, governmental authorities and others having business dealings with Spectrum or Russell Hobbs, as applicable, or its respective subsidiaries.

In addition, each of Spectrum and Russell Hobbs has agreed, from the date of the merger agreement until the earlier of the consummation of the proposed transaction or termination of the merger agreement and subject to applicable law and certain exceptions set forth in the merger agreement, that it will not (and will not permit its respective subsidiaries to), without the prior written consent of the other party (any such request for consent to be considered in good faith), among other things, directly or indirectly:

•	amend or fail to comply with its organizational documents;

•

make or authorize any change in its authorized or issued capital stock or other equity interests, or acquire, redeem, issue, deliver, encumber, pledge, sell or otherwise dispose of any of its capital stock, other equity interests, or securities convertible into or exchangeable for any of its capital stock or other equity interests, other than, in the case of Russell Hobbs, shares of Russell Hobbs common stock issued pursuant to the exercise of options to purchase Russell Hobbs common stock in the ordinary course of business;

•	split, combine, or reclassify any of its capital stock or other equity interests or issue any other security in respect of its capital stock or other equity interests;

•

declare, set aside, make, or pay any dividend or other distributions with respect to its capital stock, except for dividends and distributions by a direct or indirect wholly-owned subsidiary of the party to it or to another of its wholly-owned subsidiaries;

•

renew, extend, modify, amend or terminate any of its material contracts or waive, release, or assign any material rights or material claims under any of its material contracts, except (1) where renewals are required by law or by the material contract, or (2) in the ordinary course of business;

•	enter into a material contract except in the ordinary course of business;

•	enter into any agreement with respect to the voting of its capital stock;

•

issue any indebtedness in excess of $250,000 individually or $5,000,000 in the aggregate, other than (1) the incurrence of indebtedness under certain of its current credit facilities specified in the merger agreement, (2) for extensions, renewals or refinancings of existing indebtedness (in amounts not greater than the existing indebtedness being replaced) or (3) inter-company indebtedness;

•	acquire or merge or consolidate with any entity or business or form any joint venture;

•

adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, bankruptcy, merger or other reorganization involving it or any of its subsidiaries, or enter into a letter of intent or agreement in principle with respect thereto;

•	enter into any new line of business or open or close any existing facility, plant or office, except in the ordinary course of business;

•

sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material to its and its subsidiaries business, except in the ordinary course of business consistent with past practice;

•	enter into any hedging arrangements, except in the ordinary course of business;

•

make or commit to any capital expenditures in excess of $250,000 individually or (1) in the case of Spectrum, $1,000,000 in the aggregate, or (2) in the case of Russell Hobbs, $500,000 in the aggregate, except in the ordinary course of business consistent with past practice or in accordance with its current capital expenditure budget;

•

make any loans, advances or capital contributions to, or investments in, any person or entity (other than its wholly-owned subsidiaries), except in the ordinary course of business consistent with past practice;

•	cancel, release, compromise or settle any material legal actions, or waive or release any of its material rights, except in the ordinary course of business consistent with past practice;

•

except as required by law, (1) enter into, adopt, amend in any material respect, or otherwise modify in any material respect any of its employee benefit plans, (2) accelerate the payment or vesting of benefits or amounts payable or to become payable under any of its employee benefit plans as currently in effect on the date of the merger agreement, (3) fail to make any required contribution to any of its employee benefit plans, (4) merge or transfer any of its employee benefit plans or the assets or liabilities thereunder, (5) change the sponsor of any of its employee benefit plans, or (6) terminate or establish any employee benefit plan, in each case other than in the ordinary course of business and consistent with past practice;

•	grant any increase in the compensation or benefits of its or its subsidiaries directors or officers;

•	enter into, renew or amend any collective bargaining agreement, except in the ordinary course of business and consistent with past practice;

•	make any material change in its financial accounting principles, except as required by applicable law or a change in GAAP or similar principles in foreign jurisdictions;

•	make or change any material tax election unless such election is required by law or consistent with elections historically made by it;

•

change an annual accounting period, file any material amended tax return, enter into any material closing agreement, settle any material tax claim or assessment, surrender any material right to claim a refund of taxes, or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment, or take or omit to take any other similar action relating to the filing of any material tax return or the payment of any material tax;

•	revalue any assets unless required by GAAP; or

•	authorize, agree or otherwise commit to take any of the foregoing actions.

Russell Hobbs has also agreed from the date of the merger agreement until the earlier of consummation of the proposed transaction or termination of the merger agreement, without the prior written consent of Spectrum (any such request for consent to be considered in good faith), not to (1) accelerate the timing of collection of any accounts receivable, (2) delay the timing of payment of any accounts payable, or (3) otherwise modify its collection or payment policies, procedures or practices, in each case, in any material respect.

Efforts to Consummate the Mergers and Other Covenants

Antitrust and Other Consents

Each of Spectrum and Russell Hobbs has agreed to use its reasonable best efforts to:

•	make an appropriate filing pursuant to the HSR Act and all other necessary filings, notices and registrations with other governmental authorities under competition laws relating to the mergers;

•

respond at the earliest practical date to any requests for additional information by the Federal Trade Commission, the U.S. Department of Justice or any other governmental authorities and reasonably cooperate with the other parties in connection with any investigation of any governmental authority relating to any competition law; and

•

promptly take all actions and do all things necessary, proper or advisable to consummate and make effective the mergers, including obtaining all necessary actions, waivers, consents, licenses, permits and approvals from governmental authorities and third parties.

However, neither Spectrum nor Russell Hobbs is required to (i) commence litigation or oppose an action for temporary, preliminary or permanent injunction against the mergers, (ii) enter into a consent decree or other commitment requiring such party to hold separate or divest its or any of its subsidiaries’ plants, assets or businesses or to limit its conduct or actions, or (iii) take any action with respect to compliance with competition laws or obtaining of any consent, clearance or expiration of any applicable waiting period under competition laws which would bind such party or its subsidiaries even if the consummation of the mergers was not to occur.

Stockholder Adoption of the Merger Agreement

Spectrum has agreed to take all actions reasonably necessary to hold a meeting of its stockholders as promptly as practicable after the preparation and delivery of this proxy statement/prospectus to consider and vote upon the adoption of the merger agreement and to obtain the affirmative votes of the holders of (i) a majority of the outstanding shares of Spectrum common stock entitled to vote (including the shares of the Harbinger Parties) and (ii) a majority of the outstanding shares of Spectrum common stock entitled to vote (excluding the shares of the Harbinger Parties (except Letter Agreement Shares)). The Spectrum Board, pursuant to the unanimous recommendation of the Committee to the Spectrum Board, has adopted the merger agreement and adopted resolutions directing that the merger agreement be submitted to the Spectrum stockholders for their consideration. See “The Proposed Transaction—Spectrum Stockholder Vote Required.”

Russell Hobbs has agreed to take all actions reasonably necessary to obtain adoption of the merger agreement from its stockholders.

Listing of Stock; Restructured Transaction

Each of Spectrum, Russell Hobbs, and SB Holdings have agreed to use reasonable best efforts to cause SB Holdings common stock to be listed on the NYSE, or if such listing cannot be obtained, then on The NASDAQ Stock Market or the NYSE Amex.

Pursuant to the merger agreement, Spectrum agreed to use reasonable best efforts to cause the outstanding shares of its common stock to be listed on the NYSE, or if such listing is not obtainable, on The NASDAQ Stock Market or the NYSE Amex as promptly as practicable after the date of the merger agreement. Spectrum common stock has been listed on the NYSE under the symbol “SPB” since March 18, 2010. The NYSE has approved the listing of SB Holdings common stock under the symbol “SPB”, subject to official notice of issuance.

Financing

Consummation of the mergers is conditioned in part on the parties obtaining the debt financing (see “The Proposed Transaction—Financing the Mergers”). Pursuant to the merger agreement, Russell Hobbs has agreed to use its reasonable best efforts to take all actions and do all things necessary, proper and advisable to arrange and obtain the debt financing on the terms and conditions contained in the debt commitment letters, and Spectrum has agreed to provide cooperation on a reasonable best efforts basis to enter into, and cause its subsidiaries to enter into, definitive agreements with respect to the debt financing on the terms and conditions contained in the debt commitment letters. If the debt financing originally contemplated by the parties becomes unavailable, the parties have agreed to use their reasonable best efforts to obtain alternative financing on terms no less favorable to Russell Hobbs, Spectrum and their respective subsidiaries than those set forth in the existing debt commitment letters in an amount adequate to make the payments required under the merger agreement. In addition, Russell Hobbs has agreed not to amend or alter the debt commitment letters without Spectrum’s prior written consent in any manner that would be reasonably expected to delay the mergers beyond August 12, 2010 and to indemnify Spectrum and its subsidiaries from and against losses, damages, costs and expenses incurred in connection with the arrangement of the debt financing (except to the extent relating to arising from information provided by Spectrum or its subsidiaries or Spectrum’s or its subsidiaries’ or their respective representatives’ willful misconduct or gross negligence).

Spin-Off of Russell Hobbs’ Water Products Segment

Prior to the effective time of the mergers, Russell Hobbs has agreed to use its reasonable best efforts to distribute 100% of the equity interests of two of its subsidiaries, Stamekon Holding Ltd. and Applica Water Products LLC, to the current stockholders of Russell Hobbs as a dividend. These Russell Hobbs subsidiaries comprise the water products segment of Russell Hobbs.

Spectrum Investment in Battery Sub; Consent Solicitation

Pursuant to the merger agreement, Russell Hobbs and SB Holdings have agreed to cause Battery Sub to issue and sell to Spectrum newly issued shares of Battery Sub’s common stock representing a 51% interest in Battery Sub for $51.00 on the business day immediately preceding the contemplated closing date of the mergers. Concurrently with this purchase, Spectrum will cause Battery Sub to assume and be bound under (as a subsidiary guarantor) the PIK Notes Indenture.

The merger agreement required Spectrum to commence a consent solicitation (the “Spectrum Consent Solicitation”) to seek the consent of the holders of the PIK Notes to modify certain provisions of the PIK Notes Indenture such that the mergers will not constitute a “change of control” under the PIK Notes Indenture and to provide more accommodative debt incurrence covenants under the combined business of Spectrum and Russell Hobbs. This consent was not required to consummate the mergers. The Spectrum Consent Solicitation was initiated on March 1, 2010 and expired on March 9, 2010. Spectrum obtained the requisite consents of holders representing a majority in aggregate principal amount of the PIK Notes outstanding (excluding PIK Notes owned by affiliates of Spectrum) necessary to amend the PIK Notes Indenture and the amendment has been executed and delivered by the parties thereto.

Conditions to the Mergers

Conditions to the Obligations of Spectrum and Russell Hobbs to Consummate the Mergers

The obligations of Spectrum and Russell Hobbs to consummate the mergers are subject to the satisfaction, or where permissible, waiver of the following conditions:

•	the adoption of the merger agreement by (i) the Spectrum stockholders as required by the merger agreement and the DGCL (see “The Proposed Transaction—Spectrum Stockholder Vote Required”),

and (ii) holders of a majority of the outstanding shares of Russell Hobbs’ voting common stock, Series D Preferred Stock and Series E Preferred Stock;

•

all filings, consents, approvals and authorizations of any governmental authority required to consummate the mergers, including the expiration or termination of all waiting periods applicable to the mergers under the HSR Act and other applicable competition laws, have been made or obtained, except those whose failure would not be reasonably likely, individually or in the aggregate, to have a material adverse effect on the parties after giving effect to the proposed transaction;

•	no law or other legal restraint or prohibition is in effect that prohibits, makes illegal, or enjoins the consummation of the mergers;

•

the registration statement, of which this document forms a part, has become effective and no stop order suspending its effectiveness has been issued and no proceedings for that purpose have been initiated or threatened by the SEC; and

•	all conditions to the debt financing in the debt commitment letters or with respect to alternative financing related to the mergers have been satisfied.

Conditions to the Obligations of Russell Hobbs to Consummate the Russell Hobbs Merger

The obligation of Russell Hobbs to consummate the Russell Hobbs merger is subject to the satisfaction or, where permissible, waiver of the following conditions:

•

the representations and warranties of Spectrum relating to organization and existence, no violation of its and its subsidiaries organizational documents, capitalization, authority, corporate approval, voting requirements, and takeover statutes, without regard to any “material adverse effect,” materiality or similar qualifiers in such representations and warranties, being true and correct in all material respects on the date of the merger agreement and as of the closing date;

•

the representation and warranty of Spectrum relating to there not having been since September 30, 2009 any event, occurrence, effect, change or circumstance, that has had or would reasonably be likely to have, individually or in the aggregate, a material adverse effect on Spectrum and its subsidiaries, taken as a whole, having been true and correct on the date of the merger agreement;

•

all other representations and warranties of Spectrum being true and correct on the date of the merger agreement and as of the closing date (except to the extent any such representation and warranty expressly speaks as of an earlier date, in which case such representation will be required to be true and correct as of such earlier date), without regard to any “material adverse effect,” materiality, or similar qualifiers; provided, that this condition will be deemed satisfied even if any representations and warranties of Spectrum are not so true and correct unless failure of such representations and warranties to be so true and correct, individually or in the aggregate, has had or is reasonably expected to have a material adverse effect with respect to Spectrum and its subsidiaries, taken as a whole;

•	Spectrum having performed in all material respects those obligations required to be performed by it under the merger agreement at or prior to the closing date;

•

since the date of the merger agreement, there not having occurred any condition, change, or event that, individually or in the aggregate, has had or would be reasonably expected to have, a material adverse effect on Spectrum and its subsidiaries, taken as a whole;

•

Russell Hobbs having received a certificate signed on behalf of Spectrum by its Chief Executive Officer and its Chief Financial Officer stating that the above conditions relating to representations, covenants and no material adverse effect have been satisfied;

•	Spectrum having delivered to SB Holdings a certificate of non-U.S. real property interest status in accordance with Treasury Regulation 1.1445-2(c)(3); and

•

Russell Hobbs having received the written opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, its legal counsel, that the Russell Hobbs merger qualifies as a reorganization as described in Section 368(a) of the Internal Revenue Code and/or that the mergers taken together qualify as exchanges to which Section 351 of the Internal Revenue code applies.

Conditions to the Obligations of Spectrum to Consummate the Spectrum Merger

The obligation of Spectrum to consummate the Spectrum merger is subject to the satisfaction or, where permissible, waiver of the following conditions:

•

the representations and warranties of Russell Hobbs relating to organization and existence, no violation of its and its subsidiaries organizational documents, capitalization, authority, corporate approval, voting requirements, and takeover statutes, without regard to any “material adverse effect,” materiality or similar qualifiers in such representations and warranties, being true and correct in all material respects on the date of the merger agreement and as of the closing date;

•

the representation and warranty of Russell Hobbs relating to there not having been since June 30, 2009 any event, occurrence, effect, change or circumstance, that has had or would reasonably be likely to have, individually or in the aggregate, a material adverse effect on Russell Hobbs and its subsidiaries, taken as a whole, having been true and correct on the date of the merger agreement;

•

all other representations and warranties of Russell Hobbs being true and correct on the date of the merger agreement and as of the closing date (except to the extent any such representation and warranty expressly speaks as of an earlier date, in which case such representation will be required to be true and correct as of such earlier date), without regard to any “material adverse effect,” materiality, or similar qualifiers; provided, that this condition will be deemed satisfied even if any representations and warranties of Russell Hobbs are not so true and correct unless failure of such representations and warranties to be so true and correct, individually or in the aggregate, has had or is reasonably expected to have a material adverse effect with respect to Russell Hobbs and its subsidiaries, taken as a whole;

•	Russell Hobbs having performed in all material respects those obligations required to be performed by it under the merger agreement at or prior to the closing date;

•

since the date of the merger agreement, there not having occurred any condition, change, or event that, individually or in the aggregate, has had or would be reasonably expected to have, a material adverse effect on Russell Hobbs and its subsidiaries, taken as a whole;

•

Spectrum having received a certificate signed on behalf of Russell Hobbs by its Chief Executive Officer and its Chief Financial Officer to the effect that the above conditions relating to representations, covenants and no material adverse effect have been satisfied;

•	Russell Hobbs having delivered to SB Holdings a certificate of non-U.S. real property interest status in accordance with Treasury Regulation 1.1445-2(c)(3);

•

Spectrum having received the opinion of Sutherland Asbill & Brennan LLP, its legal counsel, that the Spectrum merger qualifies as a reorganization as described in Section 368(a) of the Internal Revenue Code and/or that the mergers taken together qualify as exchanges to which Section 351 of the Internal Revenue Code applies; and

•

Neither Russell Hobbs nor the Harbinger Parties having taken any action to cause the Harbinger Indemnification Agreement, the Limited Guarantee or the Stockholder Agreement to fail to be in full force and effect.

The merger agreement provides that “material adverse effect” with respect to a party means any effect that, individually or in the aggregate (1) is materially adverse to the business, results of operations or financial condition of the party and its subsidiaries, taken as a whole, except that no adverse effect resulting from certain matters specified in the merger agreement, alone or in combination, will be deemed to constitute, or be taken into account in determining whether there has been, such a material adverse effect, or (2) has, or would be reasonably expected to have, a material adverse effect on the ability of the party to perform its obligations under the merger agreement or to consummate the mergers.

Restrictions on Solicitations of Other Offers

Spectrum Solicitation

The merger agreement provides that during the go-shop period, which began on February 9, 2010 and ended at 11:59 p.m. Eastern Standard Time on April 9, 2010, Spectrum was permitted to:

•

initiate, encourage, facilitate, solicit and seek Alternative Proposals (or inquiries, proposals or other offers that may lead to an Alternative Proposal), including by way of providing access to non-public information (subject to entering into a confidentiality agreement with each recipient), subject to the requirement that Spectrum promptly (and in any event within 48 hours) provide to Russell Hobbs any of Spectrum’s non-public information that it provided or made available to another party to the extent that such access was not previously provided or made available to Russell Hobbs; and

•

enter into and maintain discussions or negotiations with respect to Alternative Proposals or any other proposals that would reasonably be expected to lead to an Alternative Proposal and to otherwise cooperate with or assist or participate in, or facilitate, any such requests, proposals, discussions or negotiations.

From the end of the go-shop period until the earlier of the consummation of the mergers or the termination of the merger agreement, Spectrum has agreed that Spectrum and its subsidiaries and representatives will not, subject to certain exceptions described below, directly or indirectly:

•

initiate, knowingly encourage, knowingly facilitate, solicit or seek (including in each case by way of furnishing non-public information or assistance to any person) any inquiries with respect to, or the making, submission, announcement or implementation of, any proposal or other action that constitutes, or may reasonably be expected to lead to, any Alternative Proposal;

•

initiate, knowingly encourage, participate in or solicit any discussions or negotiations with any person (whether such discussions or negotiations are initiated by Spectrum, any of its representatives or a third party), other than Russell Hobbs or any of its representatives, regarding or in furtherance of such inquiries or relating to an Alternative Proposal;

•	provide any non-public information, documentation or data to any person, other than Russell Hobbs or any of its representatives, relating to an Alternative Proposal;

•	otherwise cooperate with or knowingly facilitate any effort or attempt to make, implement or accept any Alternative Proposal;

•	amend or grant any waiver or release under any standstill agreement, confidentiality agreement or agreement restricting a party from engaging in negotiations or discussions with Spectrum;

•	adopt or approve any Alternative Proposal, or propose the approval or adoption of any Alternative Proposal, or resolve or agree to take any such action; or

•

enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or which is intended to or is reasonably likely to lead to, any Alternative Proposal (other than a confidentiality agreement permitted as described below).

Notwithstanding the foregoing, Spectrum is permitted to take any of the actions described in the first five bullet points above with respect to any party who made a bona fide written Alternative Proposal that Spectrum received prior to the end of the go-shop period as long as:

•	The Spectrum Board (acting through, or consistent with the recommendation of, the Committee) believes in good faith that the written proposal is bona fide; and

•

The Spectrum Board (acting through, or consistent with the recommendation of, the Committee) determines in good faith, after consultation with financial advisors and outside legal counsel, that such Alternative Proposal constitutes or would reasonably be expected to result in a Superior Proposal. A Superior Proposal may consist of multiple Alternative Proposals that are contemplated to be completed substantially concurrently and that, taken together, satisfy all of the requirements set forth in the definition of Superior Proposal below.

Because Spectrum did not receive any Alternative Proposals prior to the end of the go-shop period that the Committee determined would reasonably be expected to result in a Superior Proposal (see “Background of the Proposed Transaction–Go-Shop Process”), after the end of the go-shop period and in accordance with the merger agreement, Spectrum immediately ceased, and caused its subsidiaries and representatives to terminate, any solicitation, encouragement, discussion or negotiation or cooperation with or assistance or participation in, or facilitation of any such inquiries, proposals, discussions or negotiations with, any persons conducted prior to such time by Spectrum, its subsidiaries or any of its representatives with respect to any Alternative Proposal. Spectrum requested and instructed each person that submitted an Alternative Proposal during the go-shop period to return to Spectrum or destroy all non-public information provided by or on Spectrum’s behalf to such person.

In addition, if at any time following the end of the go-shop period and prior to the adoption of the merger agreement by Spectrum’s stockholders, Spectrum receives a written Alternative Proposal from a third party that:

•	The Spectrum Board (acting through, or consistent with the recommendation of, the Committee) believes in good faith to be bona fide;

•	did not result from a breach of any of Spectrum’s obligations described under “—Spectrum Solicitation”; and

•

The Spectrum Board (acting through, or consistent with the recommendation of, the Committee) determines in good faith, after consultation with financial advisors and outside legal counsel, that such Alternative Proposal constitutes or would reasonably be expected to result in a Superior Proposal;

then Spectrum may furnish its and its subsidiaries’ information to the party making such Alternative Proposal and participate in discussions or negotiations with the party making such Alternative Proposal regarding such Alternative Proposal. In such case, Spectrum will not, and will not permit its subsidiaries or representatives to, disclose any non-public information to such person without having entered into a confidentiality agreement with such person and will promptly (and in any event within 48 hours) provide to Russell Hobbs any non-public information concerning Spectrum or its subsidiaries provided or made available to such other person which was not previously made available to Russell Hobbs.

From and after the end of the go-shop period, Spectrum will notify Russell Hobbs in the event that Spectrum or its subsidiaries or representatives receive any Alternative Proposal or any request for non-public information or any inquiry relating in any way to any Alternative Proposal. Following the end of the go-shop period, Spectrum will provide Russell Hobbs with written notice of the material terms and conditions of any Alternative Proposal, request or inquiry, and the identity of the person or group of persons making any Alternative Proposal, request or inquiry, and will promptly advise Russell Hobbs of any material development relating thereto.

Prior to terminating the merger agreement or entering into an agreement with respect to any such Alternative Proposal, Spectrum is required to comply with certain terms of the merger agreement as described under “—Recommendation Withdrawal/Termination in Connection with a Superior Proposal.”

Russell Hobbs Solicitation

From the date of the merger agreement until the earlier of the consummation of the proposed transaction or the termination of the merger agreement, Russell Hobbs has agreed not to, and to not permit any of its subsidiaries or any of its or its subsidiaries’ representatives to, directly or indirectly:

•

discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any Alternative Proposal relating to Russell Hobbs;

•	knowingly facilitate, knowingly encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Alternative Proposal relating to Russell Hobbs;

•

furnish or cause to be furnished, to any person, any information concerning the business, operations, properties or assets of Russell Hobbs or its subsidiaries in connection with an Alternative Proposal relating to Russell Hobbs;

•	otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing; or

•

enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to any Alternative Proposal relating to Russell Hobbs.

In addition, Russell Hobbs has agreed to immediately cease, and to cause its representatives to immediately cease, all discussions and negotiations regarding any proposal that constitutes, or could reasonably be expected to lead to, an Alternative Proposal relating to Russell Hobbs and will demand the prompt return or destruction of all confidential information previously furnished in connection therewith.

Definitions of Alternative Proposal and Superior Proposal

An “Alternative Proposal,” as defined in the merger agreement, means, with respect to either Spectrum or Russell Hobbs, any inquiry, proposal or offer from any third party relating to, or the public announcement or other public disclosure of the intention to undertake or engage in:

•

any transaction involving the merger, amalgamation, consolidation, arrangement, business combination, share exchange, take-over bid, going private transaction, tender offer, exchange offer, spin-off, split-off, sale, liquidation, dissolution or winding up of such party;

•

the acquisition (by lease, license, long-term supply agreement or other arrangement having the same economic effect as an acquisition), exchange or transfer directly or indirectly of assets or businesses that constitute or generate 25% or more of the total revenue, net income or assets of such party or any of its subsidiaries, taken as a whole, immediately prior to such acquisition, exchange or transfer;

•

the acquisition of 25% or more of the issued and outstanding capital stock or other securities (including options, rights or warrants to purchase, or securities convertible into such securities) or voting interests in such party; or

•	similar transactions, or series of transactions, involving such party or any of its subsidiaries.

The term “Alternative Proposal” does not include either of the mergers, as applicable, or the proposed transaction.

A “Superior Proposal,” as defined in the merger agreement, means, with respect to Spectrum, any bona fide written Alternative Proposal made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, share exchange, consolidation or other business combination, (1) assets that constitute more than 50% of the total consolidated assets of Spectrum and its subsidiaries, taken as a whole, or (2) more than 50% of Spectrum common stock, in each case on terms that the Spectrum Board (acting through, or consistent with the recommendation of, the Committee) determines in good faith, after consultation with outside legal counsel and an independent financial advisor, taking into account all terms and conditions of such Alternative Proposal determined by Spectrum Board (acting through, or consistent with the recommendation of, the Committee) to be relevant and the merger agreement (as it may be proposed to be amended):

•	to be more favorable, from a financial point of view, to Spectrum’s stockholders than the terms of the merger agreement (as it may be proposed to be amended); and

•

is reasonably capable of being consummated on the terms proposed, taking into account all other legal, financial, regulatory and other aspects of such Alternative Proposal determined by the Spectrum Board (acting through, or consistent with the recommendation of, the Committee) to be relevant and the person making such Alternative Proposal.

A Superior Proposal may consist of multiple Alternative Proposals that are contemplated to be completed substantially concurrently and that, taken together, satisfy all of the requirements set forth in this definition.

Recommendation Withdrawal/Termination in Connection with a Superior Proposal

General

The merger agreement requires Spectrum to take all action reasonably necessary to convene a meeting of its stockholders for the purpose of obtaining the adoption of the merger agreement as promptly as practicable after Spectrum’s proxy statement is prepared and it has mailed (or otherwise made electronically available) its proxy statement to its stockholders.

Spectrum also agreed to use reasonable best efforts to obtain the adoption of the merger agreement by Spectrum’s stockholders and has agreed to include in its proxy statement the recommendation of the Spectrum Board that Spectrum’s stockholders adopt the merger agreement.

Notwithstanding the foregoing, (1) if a material development or material change in circumstances occurs, in each case, that relates to Spectrum, Russell Hobbs or the transaction (but does not relate to any Alternative Proposal) and first becomes known to the Spectrum Board after the date of the merger agreement and prior to the adoption of the merger agreement by Spectrum’s stockholders or (2) if Spectrum receives an Alternative Proposal which the Spectrum Board (acting through, or consistent with the recommendation of, the Committee) concludes in good faith, after consultation with outside legal counsel and a financial advisor, constitutes a Superior Proposal and, if it determines in good faith, after consultation with outside legal counsel, that not taking the applicable action would be inconsistent with the fiduciary duties of the Spectrum Board to its stockholders under applicable law, then, in each case, the Spectrum Board (acting through, or consistent with the recommendation of, the Committee) may at any time prior to the adoption of the merger agreement by its stockholders:

•	withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Russell Hobbs, its recommendation in favor of the merger agreement;

•	in the case of a Superior Proposal only, approve or recommend such Superior Proposal; or

•

in the case of a Superior Proposal only, terminate the merger agreement and concurrently enter into a definitive agreement with respect to such Superior Proposal; provided, that Spectrum pays the termination fee as described under “—Termination Fees—Termination Fee Payable by Spectrum” concurrently with such termination.

Procedural Requirements

Spectrum may not terminate the merger agreement or withdraw or modify such recommendation unless:

•

in the case of a termination or recommendation as a result of a Superior Proposal only, such Superior Proposal did not result from a breach by Spectrum of the obligations set forth above under “—Restrictions on Solicitations of Other Offers”;

•

Spectrum gives Russell Hobbs at least three business days written notice of its intention to take such action and describes such material development or material change in circumstances or Superior Proposal, as applicable, in reasonable detail, and, in the case of a Superior Proposal, the written notice is accompanied by the most current version of all relevant written agreements or proposals relating to the transaction that constitutes such Superior Proposal together with, in the case of a Superior Proposal that includes non-cash consideration, the value or range of values attributed by the Spectrum Board in good faith to such non-cash consideration after consultation with a financial advisor;

•

Russell Hobbs does not make, within such three business day period, a proposal that would, in the good faith judgment of the Spectrum Board (acting through, or consistent with the recommendation of, the Committee), after consultation with its outside legal counsel and an independent financial advisor, cause the Alternative Proposal previously constituting a Superior Proposal to no longer constitute a Superior Proposal or the material development or material change in circumstances to no longer constitute a material development or material change in circumstances, as applicable, in each case, taking into consideration any risk of non-consummation and all legal, financial, regulatory and other aspects of such proposal; and

In connection with a termination of the merger agreement to pursue a Superior Proposal at or concurrently with the termination of the merger agreement, Spectrum will pay in full the termination fee and the reimbursement expenses described under “Termination Fees—Termination Fee Payable by Spectrum”.

Spectrum also has agreed that, during the three-business day period described above, if Russell Hobbs desires, Spectrum and its representatives will negotiate in good faith with Russell Hobbs and its representatives regarding any revisions to the terms of the merger agreement such that the Alternative Proposal in question no longer constitutes a Superior Proposal. If the Alternative Proposal is materially revised, Spectrum has agreed to deliver a new notice to Russell Hobbs, and Russell Hobbs will have three business days to negotiate further adjustments to the merger agreement.

Nothing will prohibit Spectrum or the Spectrum Board from (i) taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or issuing a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act with respect to an Alternative Proposal or (ii) making any disclosure to its stockholders if the Spectrum Board determines in good faith, after consultation with its legal counsel, that such disclosure is required by its fiduciary duties under applicable law.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the mergers, whether before or after Spectrum’s stockholders have adopted the merger agreement:

•	by the mutual written consent (with the prior approval of the board of directors of each) of Russell Hobbs and Spectrum;

•	by written notice of either Russell Hobbs or Spectrum if:

•

the effective time of the mergers does not occur on or before August 12, 2010, unless a breach of the merger agreement by the party seeking to exercise such termination right caused, or resulted in, the failure of the proposed transaction to be consummated on or before such date;

•

a governmental authority of competent jurisdiction issues an order or takes any other action (including by failing to take an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the transaction, which order or other action is final and nonappealable, except that no party who has breached its obligations under the merger agreement with respect to antitrust filings and efforts to consummate the mergers (see “The Merger Agreement (Proposal No. 1)—Efforts to Consummate the Mergers and Other Covenants—Antitrust and Other Consents”) may terminate the merger agreement under this provision;

•

the Spectrum stockholders, at the special meeting or at any adjournment or postponement thereof at which the merger agreement was voted on, fail to adopt the merger agreement by the requisite vote, including the affirmative vote of the holders of a majority of the outstanding shares of Spectrum common stock (excluding any shares of the Harbinger Parties (except Letter Agreement Shares)), except that Spectrum may not terminate the merger agreement under this provision if the failure of the Spectrum stockholders to adopt the merger agreement was caused by Spectrum’s action or failure to act and such action or failure to act constitutes a material breach of the merger agreement; or

•

the non-terminating party breaches or violates any of its representations, warranties, covenants or agreements set forth in the merger agreement such that the non-terminating party’s closing conditions cannot be satisfied and such breach is incapable of being cured by the effective time, or such breach or violation is not cured within 30 days following receipt of written notice by the non-terminating party of such breach or violation (or such longer period during which the non-terminating party uses its reasonable best efforts to cure).

•

by Spectrum, if prior to the adoption of the merger agreement by its stockholders, Spectrum has received an Alternative Proposal which the Spectrum Board (acting through, or consistent with the recommendation of, the Committee) concludes in good faith, after consultation with outside legal counsel and a financial advisor, constitutes a Superior Proposal and also determines that in good faith, after consultation with outside legal counsel, that not terminating the merger agreement would be inconsistent with the fiduciary duties of the Spectrum Board to its stockholders under applicable law; provided, that Spectrum is not in breach of any of its obligations under the merger agreement relating to such Superior Proposal and Spectrum pays the termination fee as described under “—Termination Fees—Termination Fee Payable by Spectrum” concurrently with such termination. Spectrum may not terminate the merger agreement pursuant to this provision unless Spectrum complies with its obligations set forth above under “—Recommendation Withdrawal/Termination in Connection with a Superior Proposal—Procedural Requirements” with respect to such Superior Proposal.

•	by Russell Hobbs if:

•

the Spectrum Board withdraws, modifies or qualifies, or proposes to publicly withdraw, modify or qualify, in a manner adverse to Russell Hobbs, its recommendation in favor of the mergers, or Spectrum gives Russell Hobbs written notice of the Spectrum Board’s intention to withdraw, modify or qualify, in a manner adverse to Russell Hobbs, its recommendation in favor of the mergers in response to a material development or material change in circumstances or a Superior Proposal; or

•

for any reason, at any time on or prior to the effective time, the United States Bankruptcy Court for the Western District of Texas, or such other court as may have jurisdiction over the jointly administered cases of Spectrum and its subsidiaries and affiliates, revokes or vacates the order entered on July 15, 2009 by the Bankruptcy Court confirming Spectrum’s plan of reorganization under Chapter 11 of the United States Bankruptcy Code, dated February 3, 2009.

If the merger agreement is terminated, there will generally be no liability on the part of either Spectrum or Russell Hobbs, except that neither party is relieved from any liability for any willful and material breach of any representation, warranty, or covenant of such party contained in the merger agreement prior to termination and as described under “—Termination Fees.”

In the event of termination of the merger agreement, the aggregate liability of Russell Hobbs for any willful and material breach of any representation, warranty or covenant contained in the merger agreement will in no event exceed $50 million, inclusive of any applicable termination fees payable as described under “—Termination Fees—Termination Fee Payable by Russell Hobbs.” Similarly, Spectrum’s aggregate liability for any such willful and material breach will in no event exceed $50 million, inclusive of any applicable termination fees payable as described under “—Termination Fees—Termination Fee Payable by Spectrum.”

Termination Fees

Termination Fee Payable by Spectrum

Spectrum will pay to Russell Hobbs a fee of $1 million and reimburse Russell Hobbs and its affiliates for their reimbursable expenses, up to an aggregate cap of $10 million, if:

•

the merger agreement is terminated by Spectrum following the receipt of an Alternative Proposal which the Spectrum Board (acting through, or consistent with the recommendation of, the Committee) concludes in good faith constitutes a Superior Proposal as described above under “—Termination of the Merger Agreement”;

•

the merger agreement is terminated by Russell Hobbs following the withdrawal, modification or qualification of the Spectrum Board’s recommendation in favor of the mergers, or the receipt by Russell Hobbs of written notice of the Spectrum Board’s intention to withdraw, modify or qualify its recommendation, in each case as described above under “—Termination of the Merger Agreement”; or

•

either Spectrum or Russell Hobbs (i) terminates the merger agreement because Spectrum’s stockholders, at the special meeting or at any adjournment or postponement thereof at which the merger agreement was voted on, fail to adopt the merger agreement as described above under “—Termination of the Merger Agreement,” (ii) at the time of such termination an Alternative Proposal had been proposed to the Spectrum Board or Committee or publicly announced, and (iii) within nine months following the date of such termination, Spectrum enters into a definitive agreement with respect to an Alternative Proposal or an Alternative Proposal has been consummated (provided that the references to “25%” in the definition of Alternative Proposal will be deemed to be references to “50%” for purposes of this clause (iii)).

Notwithstanding the foregoing, if either Spectrum or Russell Hobbs terminates the merger agreement in the circumstances described in the first or second bullet point above in connection with a Superior Proposal, and the Superior Proposal in respect of which such termination occurred either is to be consummated without obtaining a vote of Spectrum’s stockholders in connection with any aspect thereof or relates to a transaction involving less than all or substantially all of Spectrum’s assets or common stock, then the reimbursable expenses of Russell Hobbs will not be subject to a cap and will be reimbursed by Spectrum in full.

In addition, in lieu of the termination fee and expense reimbursement described above, Spectrum will pay to Russell Hobbs a fee of $10 million and reimburse Russell Hobbs and its affiliates for their reimbursable expenses, up to an aggregate cap of $10 million, if:

•

the Spectrum Board withdraws, modifies or qualifies, or proposes to publicly withdraw, modify or qualify, in a manner adverse to Russell Hobbs, its recommendation in favor of the merger agreement prior to the adoption of the merger agreement by Spectrum’s stockholders;

•

a material reason for the Spectrum Board’s decision to modify or qualify, in a manner adverse to Russell Hobbs, its recommendation in favor of the merger agreement is a change in the expected cost or terms of the debt financing under the debt commitment letters by reason of the flex or any of the other terms thereof;

•

the debt commitment letters are in effect at the time the Spectrum Board’s decision to modify or qualify, in a manner adverse to Russell Hobbs, its recommendation in favor of the merger agreement is made;

•

the merger agreement is terminated by Russell Hobbs because of the Spectrum Board’s decision to modify or qualify, in a manner adverse to Russell Hobbs, its recommendation in favor of the merger agreement, as described above under “—Termination of the Merger Agreement”; and

•	at the time of such termination, Spectrum’s stockholders have not adopted the merger agreement.

Termination Fee Payable by Russell Hobbs

Russell Hobbs will pay to Spectrum a fee in the amount of $1 million and reimburse Spectrum for its reimbursable expenses, up to an aggregate cap of $10 million, if:

•

all of the conditions to Russell Hobbs’ obligation to close the transaction were satisfied at the time of termination of the merger agreement, except for the closing condition related to the receipt of the debt financing; and

•

either Spectrum or Russell Hobbs terminate the merger agreement because the transaction was not consummated by the close of business on August 12, 2010 as described above under “—Termination of the Merger Agreement.”

Notwithstanding the foregoing, in no event will Russell Hobbs be required to pay the termination fee described above if the failure of the closing condition related to the debt financing and debt commitment letters was caused (in whole or in part) by the failure of the condition set forth in the debt commitment letter relating to the minimum amount of availability as described in “—The Proposed Transaction—Financing the Mergers” and, at such time, the aggregate amount outstanding under Spectrum’s revolving credit facility is in excess of $116 million.

Impact of Payment of Fees

To the extent that a termination fee that is required to be paid is not promptly paid by the applicable party, interest will accrue on the outstanding amount at a rate of 6% per annum until the date of payment, and the defaulting party will be required to pay the reasonable costs and expenses of the non-defaulting party in connection with legal enforcement action taken against the defaulting party for such payment.

Indemnification and Insurance

Under the terms of the merger agreement, SB Holdings, Spectrum and Russell Hobbs have agreed that all rights of indemnification to Spectrum’s and Russell Hobbs’ current and former directors and officers provided by Spectrum or Russell Hobbs, as applicable, in their respective organizational documents or indemnification contracts will survive the mergers and continue in full force and effect and will be assumed and performed by SB Holdings, Spectrum and Russell Hobbs after consummation of the mergers. In addition, SB Holdings has agreed that, upon its, Spectrum’s or Russell Hobbs’ future merger or sale after the consummation of the mergers, it will make proper provision so that the successors and assigns of SB Holdings, Spectrum or Russell Hobbs, as applicable, assumes such indemnification obligations.

In addition, the merger agreement requires SB Holdings to either maintain Spectrum’s and Russell Hobbs’ current directors’ and officers’ liability insurance policies for a period of six years from the effective time of the mergers or obtain substitute policies or purchase a “tail” policy with a claims period of at least six years from the effective time of the mergers, in each case that provides coverage for events occurring on or before the effective time of mergers. The terms of the insurance policies will be no less favorable than Spectrum’s and Russell Hobbs’ respective existing policies, unless the annual premiums of the policies would exceed 300% of the current policies’ premiums as of the date of the merger agreement, in which case the coverage will be the greatest amount of coverage available for a premium amount not exceeding 300% of such current premiums.

Expenses and Fees

Merger-Related Expenses

Each party will be responsible for all of the fees and expenses it incurs in connection with the merger agreement and the mergers, subject to expense reimbursement obligations upon termination of the merger agreement described under “—Termination Fees.” Spectrum and Russell Hobbs estimate that merger-related fees and expenses, consisting primarily of SEC filing fees, legal, accounting and financial advisory fees and expenses, and financial printing and other related charges, will be approximately $25 million. See Note 7 of Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Integration-Related Expenses

Spectrum and Russell Hobbs may incur charges for severance and other integration-related expenses, including the elimination of duplicate facilities and excess capacity, operational realignment and related workforce reductions of both pre-merger Spectrum and Russell Hobbs operations, however, Spectrum and Russell Hobbs have not yet completed their initial assessments of the number of employees, facilities and other restructuring costs that may be incurred. Therefore, no restructuring charges are reflected in the unaudited pro forma condensed combined financial statements.

Amendment, Extension and Waiver

Subject to applicable law, the provisions of the merger agreement, any inaccuracies in the representations and warranties of any of the parties or compliance with any of the agreements or conditions may be waived or the time for performance of any obligations may be extended only if in writing and signed by the party against whom the waiver is to be effective, except that the parties cannot waive the stockholder approval requirements in the merger agreement, and any waiver granted by Spectrum must have the prior authorization of the Committee. The parties may amend any provision of the merger agreement by mutual written agreement of Spectrum and Russell Hobbs, except (i) the requirements for stockholder approval and waivers or extensions in the merger agreement may not be amended, (ii) Spectrum may not agree to an amendment without the prior authorization of the Committee, and (iii) after the adoption of the merger agreement by the Spectrum stockholders has been obtained, no amendment to the merger agreement for which applicable law would require further stockholder approval may be made without first obtaining such stockholder approval.

Recommendation of Spectrum’s Board of Directors

The Spectrum Board recommends that Spectrum’s stockholders vote “FOR” Proposal No. 1 to adopt the merger agreement.

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL NO. 2)

If Spectrum fails to receive a sufficient number of votes to adopt the merger agreement (Proposal No. 1), Spectrum may propose to adjourn the special meeting, for a period of not more than 30 days for the purpose of soliciting additional proxies to adopt the merger agreement (Proposal No. 1). Spectrum currently does not intend to propose adjournment at the special meeting if there are sufficient votes to approve the merger agreement and the proposed transaction (Proposal No. 1). If a quorum is present, the affirmative vote of holders of a majority of the votes represented at the special meeting and entitled to vote on the matter is required to approve Proposal No. 2.

The Spectrum Board recommends that Spectrum’s stockholders vote “FOR” Proposal No. 2 to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement and the proposed transaction (Proposal No. 1).

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion describes the material U.S. federal income tax consequences of the mergers that are generally applicable to U.S. holders of Spectrum common stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, judicial authority and administrative rulings and practices of the Internal Revenue Service (“IRS”) as in effect on the date hereof, all of which are subject to change, possibly with retroactive effect. This discussion assumes that the mergers will be completed in accordance with the terms of the merger agreement. No ruling has been or will be sought from the IRS as to the U.S. federal income tax consequences of the mergers, and the following summary is not binding on the IRS or the courts. As a result, the IRS could adopt a contrary position, and such a contrary position could be sustained by a court.

For purposes of this discussion, a “U.S. holder” means a beneficial owner of Spectrum common stock that holds such stock as a capital asset, within the meaning of the Code, and is for U.S. federal income tax purposes (i) a citizen or individual resident of the United States, as such residency is determined for U.S. federal income tax purposes; (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any political subdivision thereof; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust (x) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust, or (y) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds shares of Spectrum common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A partnership holding Spectrum common stock (or a partner or other owner in such partnership) should consult its tax advisor regarding the tax consequences of the mergers.

This discussion is not a complete description of all of the U.S. federal income tax consequences of the mergers that may be relevant to U.S. holders in light of their particular circumstances. In addition, this discussion does not address the tax treatment of holders subject to special treatment under the U.S. federal income tax laws, such as banks, insurance companies, tax-exempt entities, financial institutions, dealers or traders in securities, persons holding Spectrum common stock as part of a straddle, hedge or conversion transaction, U.S. expatriates and non-U.S. holders. This discussion may not be applicable to U.S. holders who acquired Spectrum common stock pursuant to the exercise of options or warrants or otherwise as compensation. Furthermore, this discussion does not consider the effect of any U.S. federal estate, gift or other non-income tax consequences, or any state, local or foreign tax consequences. Holders of Spectrum common stock are urged to consult their tax advisors as to the particular tax consequences to them of the mergers.

Material Tax Consequences of the Spectrum Merger

The obligation of Spectrum to consummate the Spectrum merger is conditioned on the receipt by Spectrum of an opinion of Sutherland Asbill & Brennan LLP, counsel to Spectrum, dated the date of the effective time of the Spectrum merger, to the effect that for U.S. federal income purposes the Spectrum merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code and/or the mergers, taken together, will constitute exchanges described in Section 351 of the Code. This opinion of counsel will be based in part upon customary representations, made as of the effective time of the mergers, by Spectrum, SB Holdings and Russell Hobbs, which counsel will assume to be true, correct and complete. If such representations are inaccurate, the opinion of counsel could be adversely affected. An opinion of counsel represents counsel’s best legal judgment and is not binding on the IRS or any court, and there can be no assurance that the IRS or a court will agree with the conclusions of counsel.

In connection with the filing of the Registration Statement of which this proxy statement/prospectus is a part, Spectrum has received a legal opinion to the same effect as the opinion described above, and the following summary assumes that the Spectrum merger will constitute a reorganization under Section 368(a) of the Code and/or the mergers, taken together, will constitute exchanges described in Section 351 of the Code.

A U.S. holder of Spectrum common stock who, pursuant to the Spectrum merger, exchanges Spectrum common stock for SB Holdings common stock will not recognize gain or loss upon such exchange, except with respect to any cash received in lieu of fractional shares of SB Holdings common stock. The aggregate tax basis of the SB Holdings common stock received by a U.S. holder (including any fractional shares deemed to be received and exchanged for cash) will be equal to the aggregate tax basis of the Spectrum common stock surrendered by such holder, and the holding period of the SB Holdings common stock received by a U.S. holder will include the holding period of the Spectrum common stock surrendered by such U.S. holder.

None of Spectrum, SB Holdings, or Russell Hobbs will recognize gain or loss as result of the mergers.

Information Reporting

If a Spectrum stockholder (i) owns at least 5% (by vote or value) of the total outstanding Spectrum common stock immediately before the effective time of the Spectrum merger or (ii) holds its Spectrum common stock with a basis of at least $1 million immediately before the effective time of the Spectrum merger, such stockholder will be required to attach to its federal income tax return for the year in which the closing of the Spectrum merger occurs a statement or statements setting forth certain information relating to the mergers as prescribed by applicable Treasury regulations.

RUSSELL HOBBS MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Merger of Salton and Applica. In December 2007, two longstanding companies in the small household appliance business, Salton, Inc. and Applica Incorporated, combined their businesses through a merger of SFP Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of Salton, Inc., with and into APN Holding Company, Inc., the parent of Applica Incorporated. As a result of the merger, Applica became a wholly-owned subsidiary of Salton. In December 2009, the combined company (formerly known as Salton, Inc.) changed its name to Russell Hobbs, Inc.

SFAS No. 141 “Business Combinations” requires the use of the purchase method of accounting for business combinations. In applying the purchase method, it is necessary to identify both the accounting acquiree and the accounting acquiror. In a business combination effected through an exchange of equity interests, such as the merger of Salton and Applica, the entity that issues the interests (Salton in this case) is normally the acquiring entity. However, in identifying the acquiring entity in a combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including the following:

•

The relative voting interests in the combined entity after the combination: in this case, stockholders of Applica received approximately 92% of the equity ownership and associated voting rights in the combined entity upon completion of the merger and related transactions; and

•

The composition of the governing body of the combined entity: in this case, the merger agreement provided that the composition of the board of directors of the surviving company would be determined by Applica.

While Salton was the legal acquiror and surviving registrant in the merger, Applica was deemed to be the accounting acquiror based on the facts and circumstances outlined above. Accordingly, for accounting and financial statement purposes, the merger was treated as a reverse acquisition of Salton by Applica under the purchase method of accounting.

Harbinger Master Fund’s and Harbinger Special Situations Fund’s Acquisition of Applica. In January 2007 (prior to the merger of Salton and Applica), Applica was acquired by Harbinger Master Fund and Harbinger Special Situations Fund. For purposes of financial reporting, the acquisition was deemed to have occurred on January 1, 2007. References to “Successor Company” in the financial statements contained herein refer to reporting dates on or after January 1, 2007 and references to “Predecessor Company” in the financial statements refer to reporting dates through December 31, 2006. This is to indicate two different bases of accounting presented: (1) the period prior to the acquisition (January 1, 2006 through December 31, 2006, labeled “Predecessor Company”) and (2) the period after the acquisition, including, the acquisition date (January 1, 2007—June 30, 2008, labeled “Successor Company”).

Sale of US-Based Professional Personal Care Division. In May 2007, Applica sold its US-based professional personal care division to an unrelated third party for $36.5 million.

Close of Asian Sourcing Operations. In December 2008, Russell Hobbs made a decision to close its Asian sourcing subsidiary. Operations were shutdown effective March 31, 2009. The Asian operations generated no revenue except for inter-company charges for services provided (cost plus 5% markup). Operating expenses consisted primarily of salaries, office supplies, product testing and other fixed and variable general operating charges.

With the closure of its sourcing operations in Asia, Russell Hobbs’ respective geographies now have direct communication with their Asian suppliers using existing resources. Russell Hobbs has not incurred any significant incremental costs to absorb those services previously provided by its Asian operations, except for certain transition costs relating to quality control from April 2009 to December 2009.

Discontinuation of Regional Operations. In December 2008, Russell Hobbs discontinued its operations in Spain and certain countries in Latin America, including Peru and Venezuela.

Discontinuation of Water Filtration Business. In 2007, Russell Hobbs launched its new water products initiatives under its water products segment (“Water Products Segment”), beginning with a water pitcher filtration system sold under the Clear2O brand. In May 2009, Russell Hobbs introduced its Clear2Go branded sports filtration bottle. The sales of Clear2O and Clear2Go branded products are made to mass merchandisers and specialty retailers primarily in North America.

In December 2009, Russell Hobbs determined to divest the operations of its water filtration business sold under the Clear2O and Clear2Go brand and put the assets and business up for sale. Russell Hobbs decided to sell this division primarily because it does not strategically complement its appliance business and it has incurred significant operating losses since its launch in 2007 and has not been successful in gaining any significant market share.

Change in Fiscal Year End. Effective with the merger with Applica, Salton changed its fiscal year end to June 30 and changed the end of its interim quarterly periods to the last day of the respective quarter. Salton’s fiscal year end previously ended on the Saturday closest to June 30 and the interim quarterly period ended on the Saturday closest to the last day of the respective quarter.

Name Change. In December 2009, after the combination of Salton and Applica, the combined company, formerly known as Salton, Inc., changed its name to Russell Hobbs, Inc.

Merger with Spectrum Brands. See “The Proposed Transaction.”

Overview of Financial Performance.

The following is an overview of Russell Hobbs’ financial performance for the three months ended December 31, 2009:

•	Consolidated net sales for the three months ended December 31, 2009 increased by $3.7 million to $248.7 million;

•	Gross profit margins significantly improved to 31.3% for the three months ended December 31, 2009; and

•	Interest expense decreased $5.7 million to $7.3 million for the three months ended December 31, 2009.

As of March 15, 2010, Russell Hobbs had $11.1 million of borrowings outstanding and $70.4 million available for future cash borrowings under its North American credit facility.

Results of Operations

Note: Russell Hobbs’ results of operations for the periods presented below have been adjusted for the discontinuation of its Asian sourcing operation, water filtration operations and certain regional operations. As a result, the discussion below reflects operations without the discontinued operations for such periods.

In addition, the information presented below for the three months ended December 31, 2009, the six months ended December 31, 2009 and the fiscal year ended June 30, 2009 represents the combined operations of Applica and Salton. Pursuant to the requirements of SFAS No. 141, the information for the fiscal year ended June 30, 2008 represents a full year of the operations of Applica and the operations of Salton from the consummation of the merger, which was December 28, 2007. The information for the six months ended June 30, 2007 and 2006, as well as the full year ended December 31, 2006, represents only the operations of Applica.

Three Months Ended December 31, 2009 Compared To Three Months Ended December 31, 2008

Net Sales. Consolidated net sales for the three months ended December 31, 2009 increased by $3.7 million to $248.7 million, an increase of 1.5% as compared to the three months ended December 31, 2008. The following table sets forth the approximate amounts and percentages of Russell Hobbs’ consolidated net sales by its three geographical regions during the three months ending December 31:

	2009		2008
	Net Sales	%	Net Sales	%
	(Dollars in thousands)
North, South and Central America	$179,625	72.3%	$188,925	77.1%
Europe	57,258	23.0	47,525	19.4
Australia and New Zealand	11,769	4.7	8,514	3.5

Household Products Net Sales	248,652	100	244,964	100
Water Products	37	0.0	—	—

Consolidated Net Sales	$248,689	100%	$244,964	100%

The increase in sales was the result of expanded distribution channels in Europe and Australia, partially offset by a decrease in sales in the United States driven primarily by Russell Hobbs’ continued rationalization of its product portfolio in an effort to improve product velocity (i.e., the number of inventory turns for a particular product) and product quality.

Gross Profit. Gross profit margins significantly improved to 31.3% for the three months ended December 31, 2009, as compared to 24.9% for the three months ended December 31, 2008. The improvement was primarily due to (1) improved mix, driven by product rationalization initiatives, and (2) lower product costs in the three months ended December 31, 2009 as compared to the prior year period. The gross profit margins in the 2008 period were negatively impacted by higher cost inventory sold in the quarter ended December 31, 2008 with an estimated negative impact of approximately $8.0 million. The higher cost inventory resulted from significant increases in the cost of products from Russell Hobbs’ suppliers driven by increases in costs of commodities and fuel over the summer of 2008. Russell Hobbs began to experience such cost increases for product purchases in the quarter ended September 30, 2008. Russell Hobbs sold the affected inventory from the quarter ended December 31, 2008 to the quarter ended June 30, 2009.

Operating Expenses. Operating expenses decreased by approximately $5.9 million to $46.3 million for the three months ended December 31, 2009, compared to three months ended December 31, 2008. The decrease was primarily attributable to (1) the full run rate of synergies realized as a result of the merger of Applica and Salton, (2) a decrease in national advertising and (3) other cost saving and cost control actions taken that reduced Russell Hobbs’ operating expenses. As a percentage of sales, operating expenses decreased to 18.6% for the three months ended December 31, 2009, compared to 21.3% for the three months ended December 31, 2008.

In connection with the merger of Applica and Salton, Russell Hobbs incurred approximately $0.3 million of expenses related to certain legacy Salton litigation matters in the three months ended December 31, 2009. For the three months ended December 31, 2008, Russell Hobbs incurred $0.2 million of transition-related expenses, which were primarily related to the integration and transition of the North American operations of Salton and Applica. The integration of the North American operations was substantially completed by June 2008.

Included in the three months ended December 31, 2009 were legal expenses of approximately $0.4 million related to Russell Hobbs’ pursuit of patent infringement matters on certain patents related to the LitterMaid automatic cat litter box, compared to $0.3 million in the three months ended December 31, 2008.

Russell Hobbs incurred approximately $0.4 million in severance related expenses in December 2009 in connection with a reduction in force in France. Expenses for employee termination benefits for the three months ended December 2008 were $0.9 million, primarily related to a reduction in force in December 2008 in Russell Hobbs’ North American and European operations.

Russell Hobbs did not incur any acquisition-related expenses for the three months ended December 31, 2009 as compared to $1.3 million in the three months ended December 31, 2008. The acquisition-related expenses in the three months ended December 31, 2008 consisted primarily of $1.0 million recorded in the household products segment (“Household Products Segment”) relating to the cancellation of stock options. The stock options were cancelled in connection with the purchase by the Harbinger Parties of the remaining public shares of Russell Hobbs in December 2008. Additionally, Russell Hobbs incurred approximately $0.6 million in acquisition-related expenses related to the potential acquisition of businesses in the Water Products Segment, none of which were consummated. Finally, Russell Hobbs had reversals of approximately $0.3 million of acquisition-related accruals relating to a potential acquisition within the Household Products Segment.

Interest expense decreased $5.7 million to $7.3 million for the three months ended December 31, 2009, as compared to $13.1 million for the three months ended December 31, 2008. Interest expense on third party debt decreased approximately $1.4 million, primarily due to lower borrowings under Russell Hobbs’ credit facilities and lower interest rates in three months ended December 31, 2009. Related party interest on the Harbinger Parties’ term loan, the Series D Preferred Stock and the Series E Preferred Stock decreased $4.4 million to $6.5 million in the three months ended December 31, 2009, compared to $10.8 million in the three months ended December 31, 2008. The decrease was primarily attributable to the reclassification, effective November 1, 2009, of the Series D Preferred Stock and Series E Preferred Stock from a component of long-term liabilities to equity. The outstanding amounts of Series D Preferred Stock and Series E Preferred Stock are now classified as separate line items apart from permanent equity on the balance sheet, as redemption thereof is outside of Russell Hobbs’ control. As a result of such reclassification, Russell Hobbs no longer records interest expense related to the preferred stock in its consolidated statement of operations as these dividends now accrue in arrears.

The financial position and results of operations of Russell Hobbs’ foreign subsidiaries are measured using the foreign subsidiary’s local currency as the functional currency. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Foreign currency transaction loss included in other expense (income) totaled $2.5 million in the three months ended December 31, 2009, as compared to $4.0 million in three months ended December 31, 2008. Included in the foreign currency transaction loss of $2.5 million in the three months ended December 31, 2009 were realized (i.e., cash settled) gains of $0.6 million and unrealized (non cash) losses of $3.1 million. Included in the foreign currency transaction loss of $4.0 million in the three months ended December 31, 2008 were realized losses of $5.1 million and unrealized gains of $1.1 million. Foreign currency gains (losses) fluctuate with the strengthening or weakening of international currencies in geographies where Russell Hobbs does business (including British Pound, Euro, Canadian Dollar, Australian Dollar, Brazilian Real and Mexican Peso) versus the United States dollar.

Interest income and other expense (income), net. Included in interest income and other expense (income), net were approximately $1.6 million of expenses incurred in the quarter ended December 31, 2009 related to

Russell Hobbs’ process to refinance its Harbinger Parties’ term loan. Russell Hobbs ultimately decided not to pursue the refinancing, primarily due to developments around certain strategic alternatives it was exploring and the likelihood that it would enter into a contemplated merger agreement in early 2010. In the quarter ended December 31, 2008, Russell Hobbs had interest income of approximately $0.2 million.

Taxes. Russell Hobbs’ tax provision is based upon an estimated annual calculation of taxes on earnings of each of its foreign and domestic operations. For the three months ended December 31, 2009, Russell Hobbs’ effective tax rate was approximately 23.3%, as compared to (9.6%) for the same period in 2008. Russell Hobbs’ effective tax rate was different from the U.S. statutory rate primarily as a result of:

•	valuation allowances against unrealizable tax assets;

•	unrecognized tax benefits; and

•	rate differentials associated with foreign earnings taxed at different rates than in the U.S.

Six Months Ended December 31, 2009 Compared To Six Months Ended December 31, 2008

Net Sales. Consolidated net sales for the six months ended December 31, 2009 decreased by $17.0 million to $459.8 million, a decrease of 3.6% as compared to the six months ended December 31, 2008. The following table sets forth the approximate amounts and percentages of Russell Hobbs’ consolidated net sales by the three geographical regions of its Household Products Segment and the consolidated net sales of its Water Products Segment during the six months ending December 31:

	2009		2008
	Net Sales	%	Net Sales	%
	(Dollars in thousands)
North, South and Central America	$347,295	75.5%	$369,047	77.4%
Europe	91,442	19.9	90,563	19.0
Australia and New Zealand	20,784	4.5	17,164	3.6

Household Products Net Sales	459,521	99.9	476,774	100
Water Products	255	0.1	—	—

Consolidated Net Sales	$459,776	100%	$476,774	100%

The decrease in sales was primarily in the United States driven by (1) Russell Hobbs’ continued rationalization of its product portfolio in an effort to improve product velocity and product quality and (2) lower consumer demand driven by current economic conditions. The decrease in the United States was partially offset by expanded distribution channels in Europe and Australia, primarily in the quarter ended December 31, 2009 as compared to the same period in 2008.

Gross Profit. Gross profit margins significantly improved to 30.9% for the six months ended December 31, 2009, as compared to 27.5% for the six months ended December 31, 2008. The improvement was primarily due to (1) improved mix, driven by the product rationalization initiatives, and (2) lower product costs in the six months ended December 31, 2009 as compared to the prior year period. The gross profit margins in the 2008 period were negatively impacted by higher cost inventory sold in the quarter ended December 31, 2008 with an estimated negative impact of approximately $8.0 million. The higher cost inventory resulted from significant increases in the cost of products from Russell Hobbs’ suppliers driven by increases in costs of commodities and fuel over the summer of 2008. Russell Hobbs began to experience such cost increases for product purchases in the quarter ended September 30, 2008. Russell Hobbs sold the affected inventory from the quarter ended December 31, 2008 to the quarter ended June 30, 2009.

Operating Expenses. Operating expenses decreased by $15.1 million to $89.9 million for the six months ended December 31, 2009. The decrease was primarily attributable to (1) the full run rate of synergies realized as a result of the merger of Applica and Salton, (2) a decrease in national advertising, (3) lower sales volume and (4) other cost saving and cost control actions taken that reduced Russell Hobbs’ operating expenses. As a percentage of sales, operating expenses decreased to 19.5% for the six months ended December 31, 2009, compared to 22.1% for the six months ended December 31, 2008.

In connection with the merger of Applica and Salton, Russell Hobbs incurred approximately $0.3 million in expenses related to certain legacy Salton litigation matters in the six months ended December 31, 2009. For the six months ended December 31, 2008, Russell Hobbs incurred $1.0 million of transition related expenses, primarily related to the integration and transition of the North American operations of Salton and Applica. The integration of the North American operations was substantially completed by June 2008.

Included in the six months ended December 31, 2009 were legal expenses of approximately $1.1 million related to Russell Hobbs’ pursuit of patent infringement matters on certain patents related to the LitterMaid automatic cat litter box, compared to $4.7 million in the six months ended December 31, 2008.

Russell Hobbs incurred approximately $0.4 million in severance related expenses for the six months ended December 31, 2009 related to a reduction in force in France. Expenses for employee termination benefits for the six months ended December 2008 were $0.9 million and were primarily related to reductions in force in December 2008 in the North American and European operations.

Russell Hobbs did not incur any acquisition-related expenses for the six months ended December 31, 2009 as compared to $1.6 million in the six months ended December 31, 2008. The acquisition-related expenses in the six months ended December 31, 2008 consisted primarily of $1.0 million recorded in Russell Hobbs’ Household Products Segment relating to the cancellation of stock options. Such stock options were cancelled as part of Russell Hobbs’ going-private transaction and the resulting purchase by the Harbinger Parties of the remaining public shares of Russell Hobbs in December 2008. In connection with this transaction, Russell Hobbs recorded approximately $1.0 million as compensation expense in December 2008. Additionally, Russell Hobbs incurred approximately $0.6 million in acquisition-related expenses for potential acquisitions of businesses in the Water Products Segment, none of which were consummated. Finally, Russell Hobbs had reversals of approximately $0.3 million of acquisition-related accruals relating to potential acquisition within the Household Products Segment.

Interest expense decreased $5.6 million to $19.9 million for the six months ended December 31, 2009, as compared to $25.5 million for the six months ended December 31, 2008. Interest expense on third party debt decreased $3.4 million primarily due to lower borrowings under Russell Hobbs’ credit facilities and lower interest rates in the six months ended December 31, 2009. Related party interest on the Harbinger Parties’ term loan and the Series D and E Preferred Stock decreased to $18.1 million in the six months ended December 31, 2009, compared to $20.2 million in the six months ended December 31, 2008. The decrease was primarily attributable to the reclassification, effective November 1, 2009, of the Series D Preferred Stock and Series E Preferred Stock from a component of long-term liabilities to equity. The outstanding amounts of Series D Preferred Stock and Series E Preferred Stock are now classified as separate line items apart from permanent equity on the balance sheet, as redemption thereof is outside of Russell Hobbs’ control. As a result of such reclassification, Russell Hobbs no longer records interest expense related to the preferred stock in its consolidated statement of operations as these dividends now accrue in arrears.

The financial position and results of operations of Russell Hobbs’ foreign subsidiaries are measured using the foreign subsidiary’s local currency as the functional currency. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Foreign currency transaction loss included in other expense (income) totaled $1.8 million in the six months ended December 31, 2009, compared to $4.6 million in the six months ended December 31, 2008. Included in the foreign currency transaction loss of $1.8 million in the six months ended December 31, 2009 were realized (i.e., cash settled) gains of $1.5 million and unrealized (non cash) losses of $3.3 million. Included in the foreign currency transaction loss of $4.6 million in the six months ended December 31, 2008 were realized losses of $6.1 million and unrealized gains of $1.5 million. Foreign currency gains (losses) fluctuate with the strengthening or weakening of international currencies in geographies in which Russell Hobbs does business (including British Pound, Euro, Canadian Dollar, Australian Dollar, Brazilian Real and Mexican Peso) versus the United States dollar.

Interest income and other expense (income), net. Included in interest income and other expense (income), net were approximately $1.6 million of expenses incurred in the quarter ended December 31, 2009 related to Russell Hobbs’ process to refinance the Harbinger Parties’ term loan. Russell Hobbs ultimately decided not to pursue the refinancing primarily due to developments around certain strategic alternatives it was exploring and the high likelihood of it entering into a contemplated merger agreement in early 2010. In the six months ended December 31, 2008, Russell Hobbs had interest income of approximately $0.7 million.

Taxes. Russell Hobbs’ tax provision is based upon an estimated annual calculation of taxes on earnings of each of its foreign and domestic operations. For the six months ended December 31, 2009, Russell Hobbs’ effective tax rate was approximately 32.7%, as compared to (42.5%) for the same period in 2008. Russell Hobbs’ effective tax rate was different from the U.S. statutory rate primarily as a result of:

•	valuation allowances against unrealizable tax assets;

•	unrecognized tax benefits; and

•	rate differentials associated with foreign earnings taxed at different rates than in the U.S.

Fiscal Year Ended June 30, 2009 Compared To Fiscal Year Ended June 30, 2008

Net Sales. Consolidated net sales for the year ended June 30, 2009 increased by $135.8 million to $796.7 million, an increase of 20.5% as compared to the year ended June 30, 2008. The increase was attributable to the merger of Applica and Salton.

For the year ended June 30, 2009, sales in Russell Hobbs’ three geographical regions were as follows:

•	sales in North, South and Central America were $606.9 million;

•	sales in Europe were $159.5 million; and

•	sales in the remainder of the world were $30.3 million.

For the year ended June 30, 2008, sales in Russell Hobbs’ three geographical regions were as follows:

•	sales in North, South and Central America were $560.9 million;

•	sales in Europe were $85.1 million; and

•	sales in the remainder of the world were $14.9 million.

Gross Profit. Gross profit margins decreased to 27.5% for the year ended June 30, 2009, as compared to 31.3% for the year ended June 30, 2008. Gross profit for the year ended June 30, 2009 was negatively impacted by the following:

•

approximately $21.7 million of higher cost inventory that Russell Hobbs cycled through primarily in the nine-month period ended June 30, 2009. The higher cost inventory resulted from significant cost increases from Russell Hobbs’ suppliers driven by increases in costs of commodities and fuel beginning with purchases in the quarter ended September 30, 2008. Russell Hobbs sold this inventory starting in the quarter ended December 31, 2008 and through the six months ended June 30, 2009; and

•

approximately $6.2 million in negative margin impact attributable to the sale of discontinued products at prices significantly below cost in accordance with management’s plan to liquidate the inventory by June 30, 2009.

The negative impacts above were partially offset by adjustments of $5.1 million related to the reversal of certain purchase accounting items accrued as a result of the merger of Salton and Applica. The net impact of the above items totaled $22.8 million.

Operating Expenses. Operating expenses increased by approximately $3.9 million to $177.6 million for the year ended June 30, 2009, compared to the year ended June 30, 2008. The increase was primarily attributable to the merger of Salton and Applica, offset by synergies realized as a result of the combination and other cost saving actions taken that has reduced Russell Hobbs’ fixed overhead. As a percentage of sales, operating expenses decreased to 22.3% for the year ended June 30, 2009, compared to 26.3% for the year ended June 30, 2008. The 400 basis points improvement was primarily attributable to synergies realized as a result of the merger of Salton and Applica.

Included in the year ended June 30, 2009 were legal expenses of approximately $6.6 million related to Russell Hobbs’ pursuit of patent infringement matters on certain patents related to the LitterMaid automatic cat litter box, compared to $5.1 million in year June 30, 2008.

In connection with the merger of Salton and Applica, Russell Hobbs incurred approximately $1.0 million in integration and transition-related costs that were expensed in the year ended June 30, 2009 compared to $17.9 million that was expensed in year ended June 30, 2008. These costs were primarily related to the integration and transition of the North American operations of Salton and Applica. The integration of the North American operations was substantially completed by June 2008.

Russell Hobbs incurred $1.1 million in severance expenses in the year ended June 30, 2009 primarily related to a reduction in force in December 2008 in its North American and European operations and the transfer of Russell Hobbs’ operations at its distribution facilities in North America to a third-party provider in June 2009.

Russell Hobbs incurred $3.1 million in acquisition-related expenses for the year ended June 30, 2009 compared to $4.1 million in the period ended June 30, 2008. This was primarily driven by the approximately $2.1 million in acquisition-related expenses for the proposed acquisition of all the outstanding shares of Island Sky Australia Limited and other potential acquisition targets in the Water Products Segment, none of which were consummated. Additionally, Russell Hobbs had approximately $1.0 million in acquisition-related expenses in its Household Products Segment related to the cancellation of stock options as part of the purchase by the Harbinger Parties of the remaining public shares of Salton in December 2008.

In the year ended June 30, 2008, in connection with a proposed acquisition of a global pet supply business that ultimately was not consummated, Russell Hobbs incurred approximately $7.1 million in acquisition-related expenses. In accordance with the purchase agreement, Russell Hobbs was reimbursed $3.0 million for such expenses in July 2008, which were accrued as of June 30, 2008.

Interest expense increased $25.7 million to $50.2 million for the year ended June 30, 2009, as compared to $24.5 million for the year ended June 30, 2008. The increase was primarily the result of the new financial arrangements executed in connection with the merger of Salton and Applica (for which interest was accrued for the full fiscal year, as opposed to approximately six months for the 2008 fiscal year) and the issuance of the Series E Preferred Stock in the 2009 fiscal year. Related party (non-cash) interest for Russell Hobbs’ term debt and the Series D and Series E Preferred Stock increased $28.2 million to $42.7 million in year ended June 30, 2009.

Russell Hobbs incurred $7.0 million in foreign currency losses in the year ended June 30, 2009 compared to a foreign currency gain of $1.7 million in the year ended June 30, 2008. The loss in the year ended June 30, 2009 was attributable to the devaluation of major international currencies (British Pound, Euro, Canadian Dollar, Australian Dollar, Brazilian Real and Mexican Peso) versus the United States dollar.

Interest and Other Income. Interest and other (income) loss for the year ended June 30, 2009 included the gain on sale of approximately $2.5 million of additional sale proceeds from a favorable zoning ruling received related to a the sale of a parcel of land in the United Kingdom.

Interest and other (income) loss for the year ended June 30, 2008 included the following:

•	a gain of $1.9 million from the settlement in December 2007 of an escrow claim related to the sale of an investment by a joint venture (the funds were received in January 2008);

•	a gain of $1.4 million in initial proceeds related to the sale of land in the United Kingdom; and

•	a gain of $0.5 million related to the sale in October 2007 of a Mexican manufacturing facility; and

•	due diligence fees and expenses of $0.7 million that were expensed in the period, which were associated with alternative financing for a merger that was ultimately not consummated.

Taxes. Russell Hobbs’ tax provision is based upon an annual calculation of taxes on earnings in its foreign and domestic operations. For the year-end June 30, 2009, Russell Hobbs’ effective tax rate from continuing operations was approximately (57%), as compared to approximately (95%) for the year ended June 30, 2008. The change in the effective tax rate from June 30, 2008 to June 30, 2009 was primarily due to an increase in the valuation allowance and the adoption of FIN 48. Russell Hobbs’ effective tax rate was different from the U.S. statutory rate primarily as the result of:

•	valuation allowances against unrealizable tax assets; and

•	foreign earnings distributed to, or taxable in, the U.S.

Six Months Ended June 30, 2007 Compared To Six Months Ended June 30, 2006

Net Sales. Consolidated net sales for the six months ended June 30, 2007 increased by $18.7 million to $207.0 million, an increase of 9.9% as compared to the 2006 period.

Gross Profit. Russell Hobbs’ gross profit margin improved to 30.2% for the six months ended June 30, 2007 as compared to 26.0% for the same period in 2006. Gross profit for the six month period in 2007 was positively impacted by improved product mix and improvements in product warranty returns and related expenses compared to the 2006 period. Additionally, gross profit for the 2006 period was negatively impacted by the following:

•	$3.7 million related to a product recall; and

•	the sale of inventory that included $2.7 million of unabsorbed overhead and inefficiencies related to the closure of a Mexican manufacturing facility.

Operating Expenses. Operating expenses increased by $2.5 million, or 4.1%, to $63.0 million for the six months ended June 30, 2007 compared to the same period in 2006. As a percentage of sales, operating expenses decreased to 30.4% in the six month period in 2007 compared to 32.1% in the 2006 period. The following expenses decreased in the six months ended June 30, 2007:

•	employee compensation decreased by $1.5 million due to lower average headcount; and

•	professional services decreased by $1.1 million.

The above decreases were offset by increases in the following expenses for the six months ended June 30, 2007:

•	promotion and advertising expenses increased $1.4 million, primarily attributable to new product launches;

•	warehousing-related expenses increased $1.1 million, primarily attributable to higher inventory levels; and

•

amortization and depreciation expenses increased $1.9 million, primarily attributable to (a) the amortization of intangibles valued as a result of the acquisition of Applica by the Harbinger Parties in January 2007 and (b) the depreciation related to the reclassification of a Mexican manufacturing facility from assets held for sale (as discussed below).

In July 2005, Russell Hobbs made the decision to close its manufacturing facility in Mexico. The manufacturing operations ceased production in October 2005. At December 31, 2006 and 2005, the land and building were classified as assets held for sale and included in prepaid expenses and other in Russell Hobbs’ consolidated balance sheet at a net realizable value of approximately $5.3 million. In March 2007, Russell Hobbs reclassified the land and building as an asset held and used as the sale of the land and building was not consummated. As a result of the reclassification, Russell Hobbs recorded approximately $0.5 million in depreciation expense in the three month period ended March 31, 2007. In October 2007, Russell Hobbs sold the property for $5.2 million, which is net of broker commissions. The sale resulted in a gain of $0.6 million, which was recorded in the quarter ended December 31, 2007. The land and building was classified as assets held for sale at June 30, 2007 in the accompanying consolidated balance sheet at its book value of $4.7 million.

Interest expense decreased by $3.2 million, or 71.2%, to $1.3 million for the six months ended June 30, 2007, as compared to $4.4 million for the same period in 2006. The decrease was a result of the repayment of a $20 million term loan in January 2007 and the redemption of the remaining $55.75 million of Applica’s 10% notes in February 2007 as a result of the acquisition of Applica by the Harbinger Parties.

Taxes. Russell Hobbs’ tax provision is based on an estimated annual aggregation of the taxes on earnings of each of its foreign and domestic operations. For the six months ended June 30, 2007, Russell Hobbs had an effective tax rate of (508%), as compared to (10%) for the same period in 2006. The increase in the effective tax rates was primarily attributable to a taxable gain on the sale of Russell Hobbs’ Professional Personal Care segment in May 2007.

Discontinued Operations. In May 2007, Russell Hobbs sold its professional care segment to an unrelated third party for $36.5 million. For the six months ended June 30, 2007, income from discontinued operations was $0.4 million as compared to a loss of $2.3 million for the six months ended June 30, 2006. The increase in income for discontinued operations was attributable to (a) certain reversals of accrued expenses and sales incentives would be paid by the purchaser and (b) increased sales and improved product mix compared to the same period in 2006.

Fiscal Year Ended June 30, 2008 Compared To Calendar Year Ended December 31, 2006

Net Sales. Consolidated net sales for the year ended June 30, 2008 increased by $194.0 million to $660.9 million, an increase of 41.6% as compared to year ended December 31, 2006. The increase was attributable to the merger of Applica and Salton.

For the year ended June 30, 2008, sales in Russell Hobbs’ three geographical regions were as follows:

•	sales in North, South and Central America were $560.9 million;

•	sales in Europe were $85.1 million; and

•	sales in the remainder of the world were $14.9 million.

Gross Profit. Gross profit margins increased to 31.1% for the year ended June 30, 2008, as compared to 27.7% for the year ended December 31, 2006. The increase was partially attributable to a favorable product mix. Additionally, gross profit for the year ended December 31, 2006 was negatively impacted by:

•	$3.1 million net impact related to a product recall reported in the first quarter of 2006;

•	$2.4 million primarily attributable to price adjustments and write down of inventory related to a discontinued product; and

•	the sale of inventory that included capitalized losses of $2.9 million related to the closure of a manufacturing facility in Mexico.

Operating Expenses. Operating expenses increased by approximately $48.3 million to $173.8 million for the year ended June 30, 2008, compared to the year ended December 31, 2006. The increase was primarily attributable to the merger of Applica and Salton. As a percentage of sales, operating expenses decreased to 26.3% for the year ended June 30, 2008 compared to 26.9% for the year ended December 31, 2006.

Included in the year ended June 30, 2008 were legal expenses of approximately $5.1 million related to Russell Hobbs’ pursuit of patent infringement matters on certain patents related to the LitterMaid automatic cat litter box. There were no such expenses in the year ended December 31, 2006.

In connection with the merger of Applica and Salton, Russell Hobbs incurred approximately $17.9 million in integration and transition-related costs that were expensed in the year ended June 30, 2008. These costs were primarily related to the integration and transition of the North American operations of Salton and Applica. The integration of the North American operations was substantially completed in June 2008.

In connection with a proposed acquisition of a global pet supply business, which ultimately was not consummated, Russell Hobbs incurred approximately $7.1 million in acquisition-related expenses. In accordance with the purchase agreement, Russell Hobbs was reimbursed $3.0 million for such expenses in July 2008, which were accrued as of June 30, 2008.

Interest expense increased $13.5 million to $24.5 million for the year ended June 30, 2008, as compared to $11.1 million for the year ended December 31, 2006. The increase was primarily the result of the new financial arrangements executed in connection with the merger of Applica and Salton.

Russell Hobbs had a foreign currency gain of $1.7 million in the year ended June 30, 2008, compared to a foreign currency loss of $0.6 million in year ended December 31, 2006. The gain in the year ended June 30, 2008 was attributable to the appreciation of major international currencies (British Pound, Euro, Canadian Dollar, Australian Dollar, Brazilian Real and Mexican Peso) versus the United States dollar.

Interest and Other Income. Interest and other income for the year ended June 30, 2008 included the following:

•	a gain of $1.9 million from the settlement in December 2007 of an escrow claim related to the sale of an investment by a joint venture (the funds were received in January 2008);

•	a gain of $1.4 million related to the sale of land in the United Kingdom;

•	a gain of $0.5 million related to the sale in October 2007 of the land and building housing a Mexican manufacturing facility; and

•	due diligence fees and expenses of $0.7 million that were expensed in the period, which were associated with alternative financing for a merger that was ultimately not consummated.

Taxes. Russell Hobbs’ tax provision is based upon an annual calculation of taxes on earnings in Russell Hobbs’ foreign and domestic operations. For the year-end June 30, 2008, Russell Hobbs’ effective tax rate was approximately (95%), as compared to approximately (18%) for the year ended December 31, 2006. The change in the effective tax rate from December 31, 2006 to June 30, 2008 was primarily due to an increase in the valuation allowance and the adoption of FIN 48. Russell Hobbs’ effective tax rate was different from the U.S. statutory rate primarily as the result of:

•	valuation allowances against unrealizable tax assets;

•	unrecognized tax benefits; and

•	rate differentials associated with foreign earnings taxed at different rates than in the U.S.

Financial Condition

Cash Requirements

Russell Hobbs’ material short-term cash requirements are the funds necessary to maintain its current operations and achieve its business strategy, including purchasing inventory, financing accounts receivable and paying operating expenses, including royalty payments related to licensing arrangements, lease payments and interest costs. In addition, Russell Hobbs requires funds for capital expenditures for tooling for new products, information technology improvements and other improvements. Interest costs will fluctuate based upon interest rates, as well as Russell Hobbs’ ability to generate cash flow to pay down debt.

Russell Hobbs finances its short-term cash requirements primarily through cash flows from operations and borrowings under its credit facilities.

Russell Hobbs’ material long-term cash requirements consist mainly of the $158.3 million Harbinger Parties’ term loan due in December 2012. In addition, its ongoing future cash requirements include future operating expenses, $20 million in annual amortization payments under the Harbinger Parties’ term loan, royalty payments under the Black and Decker trademark license agreement and other license agreements, capital expenditures, interest expense, lease payments and payments under its credit facilities.

At December 31, 2009, Russell Hobbs’ contractual obligations and commercial commitments were as follows:

	Payments Due by Period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Debt Obligations	$196,807	$20,000	$20,000	$156,807	$—
Capital Lease Obligations	—	—	—	—	—
Operating Lease Obligations	51,574	10,748	8,802	13,576	18,448
Purchase Obligations	—	—	—	—	—
Royalties	45,250	15,250	15,000	15,000	—
Consulting Arrangements	2,256	1,504	752	—	—
Other Long-Term Liabilities Reflected on the Balance Sheet	17,870	—	—	—	17,870

	$313,757	$47,502	$44,554	$185,383	$36,318

Russell Hobbs expects to have sufficient liquidity from its existing cash balances, cash flow from operations and borrowings under its credit facilities to finance its cash requirements over the next 12 months.

Operating Activities. For the six months ended December 31, 2009, Russell Hobbs’ operations generated cash of $52.5 million, compared with a use of cash of $73.4 million in six months ended December 31, 2008. The improvement in operating cash flow was primarily attributable to the Household Products Segment and resulted from:

•	improved product mix driven by Russell Hobbs’ continued product rationalization;

•	lower product costs in the six months ended December 31, 2009 as compared to the prior year period;

•	synergies realized as a result of the merger between Applica and Salton and cost cutting and cost containment initiatives; and

•

significant improvement in working capital requirements as a result of management initiatives regarding the improvement of the product order processes with suppliers, particularly relating to product lead times.

As the result of the merger of Applica and Salton, over the last two years, Russell Hobbs has reduced its working capital requirements from over $300 million (at December 31, 2007) to under $170 million (at December 31, 2009).

Investing Activities. For the six months ended December 31, 2009, investing activities for capital expenditures used cash of $0.9 million compared to a use of cash of $4.2 million in the six months ended December 31, 2008. The decrease in capital expenditures was driven by a shift, from Russell Hobbs to the product supplier, of upfront tooling costs. This resulted in a decrease in upfront capital expenditures and a related increase in per unit product cost, which will more closely tie cash costs with product sales. Additionally, in the six months ended December 31, 2009, Russell Hobbs purchased an additional 2,887,968 common shares of Island Sky Australia Limited from the Harbinger Parties for approximately $0.3 million.

Financing Activities. For the six months ended December 31, 2009, financing activities used cash of $42.7 million, compared to $75.2 million of cash generated in the six months ended December 31, 2008. In the six months ended December 31, 2009, Russell Hobbs had net payments of $30.5 million on its credit facilities, made two quarterly amortization payments totaling $10.0 million on the Harbinger Parties’ term loan and used $2.2 million to pay off its term loan in Brazil. The cash generated in the six months ended December 31, 2008, was primarily attributable to the issuance of the Series E Preferred Stock to the Harbinger Parties in August 2008 for $50.0 million, $22.9 million in net borrowings under its credit facilities and $2.3 million in proceeds from the Brazil term loan.

Debt Instruments, Guarantees and Related Covenants

North American Credit Facility. Russell Hobbs has a $125 million asset-based senior secured revolving credit facility maturing in December 2012. The facility includes an accordion feature which permits Russell Hobbs to request an increase in the aggregate revolver amount by up to $75 million.

At Russell Hobbs’ option, interest accrues on the loans made under the North American credit facility at either:

•	LIBOR (adjusted for any reserves), plus a specified margin (determined by Russell Hobbs’ average quarterly availability and set at 2.25% on December 31, 2009), which was 2.48% on December 31, 2009; or

•	the Base Rate plus a specified margin (based on Russell Hobbs’ average quarterly availability and set at 1.25% on December 31, 2009), which was 4.50% on December 31, 2009.

The Base Rate is the greater of (a) Bank of America’s prime rate; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) the LIBOR Rate for a 30-day interest period as determined on such day, plus 1.0%.

Advances under the facility are governed by Russell Hobbs’ collateral value, which is based upon percentages of eligible accounts receivable and inventories of its North American operations. Under the credit facility, if availability is less than $30,000,000, Russell Hobbs must maintain a minimum fixed charge coverage ratio of 1.0 to 1.0.

The credit facility contains a number of significant covenants that, among other things, restrict the ability of Russell Hobbs to dispose of assets, incur additional indebtedness, prepay other indebtedness, pay dividends, repurchase or redeem capital stock, enter into certain investments or create new subsidiaries, enter into sale and lease-back transactions, make certain acquisitions, engage in mergers or consolidations, create liens, or engage in certain transactions with affiliates, and that otherwise restrict corporate and business activities. At December 31, 2009, Russell Hobbs was in compliance with all covenants under the credit facility.

The credit facility is collateralized by substantially all of the real and personal property, tangible and intangible, of Russell Hobbs, Inc. and its domestic subsidiaries, as well as:

•	a pledge of all of the stock of Russell Hobbs’ domestic subsidiaries;

•	a pledge of not more than 65% of the voting stock of each direct foreign subsidiary of Russell Hobbs, Inc. and each direct foreign subsidiary of each domestic subsidiary of Russell Hobbs, Inc.; and

•	a pledge of all of the capital stock of any subsidiary of a subsidiary of Russell Hobbs that is a borrower under the credit facility, including Russell Hobbs’ Canadian subsidiary.

As of December 31, 2009 and 2008, Russell Hobbs had $25.7 million and $124.5 million, respectively, of borrowings outstanding. As of December 31, 2009, Russell Hobbs had $86.0 million available for future cash borrowings and had letters of credit of $6.1 million outstanding under its credit facility.

As of March 15, 2010, Russell Hobbs had $11.1 million of borrowings outstanding and $70.4 million available for future cash borrowings under its North American credit facility.

European Credit Facility. Russell Hobbs Holdings Limited, Russell Hobbs Limited and certain other of Russell Hobbs’ European subsidiaries have a £40.0 million (approximately $64.0 million as of December 31, 2009) credit facility with Burdale Financial Limited. The facility consists of a revolving credit facility with an aggregate notional maximum availability of £30.0 million (approximately $48.0 million as of December 31, 2009) and two term loan facilities (one related to real property and the other to intellectual property of the European subsidiary group) of £2.9 million and £5.1 million (approximately $4.6 million and $8.2 million, respectively, as of December 31, 2009).

The credit agreement matures on December 31, 2012 and bears a variable interest rate of Bank of Ireland Base Rate (the “Base Rate”) plus 1.75% on the property term loan, the Base Rate plus 3% on the intellectual property term loan and the Base Rate plus 1.875% on the revolving credit loan (the “revolver loan”), in each case plus certain mandatory costs, payable on the last business day of each month. On December 31, 2009, these rates for borrowings were approximately 2.25%, 3.5% and 2.375% for the property term loan, the intellectual property term loan and the revolver loan, respectively.

The facility agreement contains a number of significant covenants that, among other things, restrict the ability of certain of Russell Hobbs’ European subsidiaries to dispose of assets, incur additional indebtedness, prepay other indebtedness, pay dividends, repurchase or redeem capital stock, enter into certain investments, make certain acquisitions, engage in mergers and consolidations, create liens, or engage in certain transactions with affiliates and otherwise restrict corporate and business activities. In addition, the European subsidiaries are required to comply with a fixed charge coverage ratio. Such subsidiaries were in compliance with all covenants as of December 31, 2009.

The facility agreement is secured by all of the tangible and intangible assets of certain foreign entities, a pledge of the capital stock of certain subsidiaries and is unconditionally guaranteed by certain of Russell Hobbs’ foreign subsidiaries.

As of December 31, 2009, under the European revolver loan, there were no outstanding borrowings and £13.1 million (approximately $21.0 million) available for future cash borrowings. As of December 31, 2008, under the revolver loan, Russell Hobbs Limited had outstanding borrowings of £12.1 million (approximately $17.3 million) and £6.3 million (approximately $9.2 million) available for future cash borrowings.

As of December 31, 2009, under the term loans, Russell Hobbs Limited had a total of £8.0 million (approximately $12.8 million) of borrowings outstanding. As of December 31, 2008, under the term loans, Russell Hobbs had a total of £9.3 million (approximately $13.6 million) of borrowings outstanding. No principal amounts are due on the term loans until December 31, 2012.

As of March 15, 2010, under the revolver loan, Russell Hobbs Limited had no outstanding borrowings and £11.2 million (approximately $17.0 million) available for future cash borrowings.

Australian Credit Facility. In August 2009, Russell Hobbs’ Australian and New Zealand subsidiaries entered into a $15 million AUD (approximately $13.4 million at December 31, 2009) revolving credit facility with GE Commercial Corporation (Australia) Pty Ltd. maturing in August 2012. Interest accrues on the loans made under the Australian credit facility at the Index Rate, which is based on the 90-day Bank Bill Swap Rate, plus 3.95% (8.035% at December 31, 2009).

Advances under the credit facility are governed by a collateral value that is based upon percentages of eligible accounts receivable and inventories of Russell Hobbs’ Australian operations. Under the credit facility, Russell Hobbs’ Australian and New Zealand subsidiaries must comply with a minimum fixed charge coverage ratio and minimum tangible net worth covenants. Russell Hobbs was in compliance with all covenants as of December 31, 2009.

As of December 31, 2009, Russell Hobbs had no outstanding borrowings and $6.4 million AUD (approximately $5.7 million) available for future cash borrowings under its Australian credit facility.

As of March 15, 2010, under the revolver loan, Russell Hobbs had no outstanding borrowings and $3.5 million AUD (approximately USD$3.2 million) available for future cash borrowings.

Brazil Term Loan. In May 2008, Russell Hobbs’ Brazilian subsidiary entered into a two-year term loan facility with a local Brazilian institution. The facility’s maturity date was May 2010. The facility contained no prepayment penalty clause, was secured by certain local accounts receivables and bore interest at an annual rate of 17%. In August 2009, Russell Hobbs’ Brazilian subsidiary paid off the term loan in full.

The Harbinger Parties’ Term Loan. In December 2007, Russell Hobbs entered into a $110 million term loan due December 2012 with the Harbinger Parties. The term loan is secured by a lien on Russell Hobbs’ North American assets, which is subordinate to the North American credit facility. In April 2008, Russell Hobbs entered into an amendment to the term loan, which, among other things:

•

provided for the payment of interest by automatically having the outstanding principal amount increase by an amount equal to the interest due (the “PIK Option”) from January 31, 2008 through March 31, 2009;

•	provided Russell Hobbs the option, after March 31, 2009, to pay the interest due on such loan either (i) in cash or (ii) by the PIK Option;

•	increased the applicable borrowing margins by 150 basis points (the “Margin Increase”) as consideration for the right to have the PIK Option;

•	increased the outstanding loan amount by $15 million from $110 million to $125 million to fund general corporate purposes; and

•

provided Russell Hobbs a delayed draw option to draw down up to an additional $15 million in the next 24 months in installments of at least $5 million to fund general corporate expenses (which was subsequently drawn in full in the fourth fiscal quarter of 2008).

At Russell Hobbs’ option, interest accrues on the term loan at either (i) LIBOR plus 800 basis points, which was 8.24% at December 31, 2009, or (ii) Base Rate plus 700 basis points, which was 10.25% at December 31, 2009. The Base Rate is Bank of America’s prime rate.

The term loan amortizes in thirteen equal installments of $5.0 million each, on the last day of each September, December, March and June (beginning in September 2009), with all unpaid amounts due at maturity. In connection with the term loan amortization payments on September 30, 2009 and December 31, 2009, Russell Hobbs paid approximately $0.7 million in withholding taxes on behalf of the Harbinger Parties. As of December 31, 2009, the outstanding principal balance and accrued interest of the term loan was approximately $158.3 million.

In the event that Russell Hobbs prepays the term loan at any time, in whole or in part, for any reason, prior to the stated termination date, it must pay an early termination fee equal to the following:

(i)	3.9% of the amount of term loan prepaid on or after December 29, 2009 but on or prior to December 28, 2010;

(ii)	2.6% of the amount of term loan prepaid on or after December 29, 2010 but on or prior to December 28, 2011; and

(iii)	1.3% of the amount of term loan prepaid on or after December 29, 2011 but on or prior to the stated termination date.

Senior Subordinated Notes. In connection with the merger between Salton and Applica, Russell Hobbs called for redemption of all of the outstanding 12 1/4% Senior Subordinated notes due April 15, 2008 at a price of 101% plus accrued and unpaid interest to the redemption date (other than those notes held by the Harbinger Parties, which were converted to Series D Preferred Stock). In January 2008, a total of $43.2 million of the notes were redeemed. The total premium paid was $0.4 million. This redemption was financed by additional borrowings under the North American credit facility.

At December 31, 2009, debt, as a percent of total capitalization was 63.1%, as compared to 81.3% at June 30, 2009.

Russell Hobbs is also involved in certain ongoing litigation. See Note 3, Commitments and Contingencies, to the Russell Hobbs unaudited consolidated financial statements for the three and six months ended December 31, 2009 and 2008 included elsewhere in this proxy statement/prospectus for further information.

Off-Balance Sheet Arrangements

Russell Hobbs does not have off-balance sheet financing or unconsolidated special purpose entities, except for the standby letters of credit secured under its senior credit facility and other letters of credit, which totaled $6.1 million as of December 31, 2009.

Effect of Inflation

The results of operations of Russell Hobbs for the periods discussed have been significantly affected by inflation pressures on the price of raw materials, increases in oil prices, and foreign currency fluctuation. Russell Hobbs generally negotiates its purchase orders with its foreign manufacturers in United States dollars. Thus, its cost under any purchase order is generally not subject to change after the time the order is placed due to exchange rate fluctuations. However, the weakening of the United States dollar against local currencies could result in certain manufacturers increasing the United States dollar prices for future product purchases. From time to time, Russell Hobbs uses foreign exchange contracts, which usually mature within one year, to hedge anticipated foreign currency transactions, primarily U.S. dollar inventory purchases by its foreign commercial subsidiaries in Canada, Latin America and Australia. As of December 31, 2009, there were no foreign exchange contracts outstanding.

Currency Matters

While Russell Hobbs transacts business predominantly in U.S. dollars and most of its revenues are collected in U.S. dollars, a portion of its costs, such as payroll, rent and indirect operational costs, are denominated in other currencies, such as Australian dollars, British pounds, Canadian dollars and Mexican pesos. In addition, while a portion of the revenues are collected in foreign currencies, a significant portion of the related cost of goods sold is denominated in U.S. dollars. Changes in the relation of these and other currencies to the U.S. dollar will affect Russell Hobbs’ cost of goods sold and operating margins and could result in exchange losses. The impact of future exchange rate fluctuations on its results of operations cannot be accurately predicted. The exchange rates may not be stable in the future and fluctuations in financial markets may have a material adverse effect on the business, financial condition and results of operations of Russell Hobbs.

In 1994, China pegged the renminbi (also called the yuan) at an exchange rate of 8.28 to the U.S. dollar. However, U.S. groups argued that the peg made China’s exports to the U.S. cheaper, and U.S. exports to China more expensive, thus greatly contributing to China’s trade surplus with the U.S. In July 2005, China ended its peg to the dollar and let the renminbi fluctuate versus a basket of currencies. Immediately, the new renminbi rate revalued the currency by 2.1% to 8.11 to the dollar. At March 15, 2010, the renminbi exchange rate was 6.815 to the dollar. Because a substantial number of Russell Hobbs’ products are imported from China, the floating currency could result in significant fluctuations in its product costs and could have a material effect on its business.

From time to time, Russell Hobbs uses forward exchange and option contracts to reduce fluctuations in foreign currency cash flows related to finished goods and other operating purchases. The purpose of the foreign currency management activity is to reduce the risk that anticipated cash flows and earnings from foreign currency denominated transactions may be affected by changes in exchange rates.

Use of Estimates and Critical Accounting Policies

In preparing financial statements in conformity with GAAP, management of Russell Hobbs is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include income taxes, the allowance for doubtful accounts, inventory valuation reserves, product liability, litigation, warranty, environmental liability, depreciation and amortization, valuation of goodwill and intangible assets, and useful lives assigned to intangible assets.

Management of Russell Hobbs believes that the following may involve a higher degree of judgment or complexity:

Income Taxes. Russell Hobbs is subject to income tax laws in many countries. Judgment is required in assessing the future tax consequences of events that have been recognized in Russell Hobbs’ financial statements and tax returns. Russell Hobbs provides for deferred taxes under the asset and liability method. Under such method, deferred taxes are adjusted for tax rate changes as they occur. Significant management judgment is required in developing Russell Hobbs’ provision for income taxes, including the determination of foreign tax liabilities, deferred tax assets and liabilities and any valuation allowances that might be required to be applied against the deferred tax assets. Russell Hobbs evaluates its ability to realize its deferred tax assets at the end of each reporting period and adjusts the amount of its valuation allowance, if necessary.

Russell Hobbs operates within multiple taxing jurisdictions and is subject to audit in those jurisdictions. Because of the complex issues involved, any claims can require an extended period to resolve. In management’s opinion, adequate provisions for income taxes have been made.

Russell Hobbs records a valuation allowance to reduce its deferred tax assets to the amount that it believes will more likely than not be realized. While Russell Hobbs considers future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for the valuation allowance, in the event it was to determine that it would not be able to realize all or part of its net deferred tax assets in the future, an adjustment to the deferred tax assets would be charged to tax expense in the period such determination is made. Likewise, should Russell Hobbs determine that it would be able to realize its deferred tax assets in the future in excess of its net recorded amount, an adjustment to the deferred tax assets would increase net income in the period such determination was made.

Russell Hobbs recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

Collectability of Accounts Receivable. Russell Hobbs records allowances for estimated losses resulting from the inability of its customers to make required payments on their balances. Russell Hobbs assesses the credit worthiness of its customers based on multiple sources of information and analyzes many factors including:

•	Russell Hobbs’ historical bad debt experiences;

•	publicly available information regarding its customers and the inherent credit risk related to them;

•	information from subscription-based credit reporting companies;

•	trade association data and reports;

•	current economic trends; and

•	changes in customer payment terms or payment patterns.

This assessment requires significant judgment. If the financial condition of Russell Hobbs’ customers were to deteriorate, additional write-offs may be required. Such write-offs may not be included in the allowance for doubtful accounts at December 31, 2009 and, therefore, a charge to income could result in the period in which a particular customer’s financial condition deteriorates. Conversely, if the financial condition of Russell Hobbs’ customers were to improve or its judgment regarding their financial condition was to change positively, a reduction in the allowances may be required resulting in an increase in income in the period such determination is made.

Inventory. Russell Hobbs values inventory at the lower of cost or market, using the first-in, first-out (FIFO) method, and regularly reviews the book value of discontinued product lines and stock keeping units (SKUs) to determine if these items are properly valued. If the market value of the product is less than cost, Russell Hobbs will write down the related inventory to the estimated net realizable value. Russell Hobbs regularly evaluates the composition of its inventory to identify slow-moving and obsolete inventories to determine if additional write-downs are required. This valuation requires significant judgment from management as to the salability of its inventory based on forecasted sales. It is particularly difficult to judge the potential sales of new products. Should the forecasted sales not materialize, it would have a significant impact on Russell Hobbs’ results of operations and the valuation of its inventory, resulting in a charge to income in the period such determination was made.

Product Liability Claims and Litigation. Russell Hobbs is subject to lawsuits and other claims related to product liability and other matters that are being defended and handled in the ordinary course of business. Russell Hobbs maintains accruals for the costs that may be incurred, which are determined on a case-by-case basis, taking into consideration the likelihood of adverse judgments or outcomes, as well as the potential range of probable loss. The accruals are monitored on an ongoing basis and are updated for new developments or new information as appropriate. With respect to product liability claims, Russell Hobbs estimates the amount of ultimate liability in excess of applicable insurance coverage based on historical claims experience and current claim estimates, as well as other available facts and circumstances.

Management believes that the amount of ultimate liability of Russell Hobbs’ current claims and litigation matters, if any, in excess of applicable insurance coverage is not likely to have a material effect on its business, financial condition, results of operations or liquidity. However, as the outcome of litigation is difficult to predict, unfavorable significant changes in the estimated exposures could occur resulting in a charge to income in the period such determination is made. Conversely, if favorable changes in the estimated exposures occur, a reduction in the accruals may be required resulting in an increase in income in the period such determination is made.

Long-Lived Assets. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of such asset and eventual disposition. Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Intangible Assets. Identifiable intangibles with indefinite lives are not amortized. Russell Hobbs evaluates the recoverability of finite-lived identifiable intangible assets whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable. Such circumstances could include, but are not limited to:

•	a significant decrease in the market value of an asset;

•	a significant adverse change in the extent or manner in which an asset is used; or

•	an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset.

Russell Hobbs measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. The fair value is measured based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires that Russell Hobbs make assumptions about future cash flows over the life of the asset being evaluated.

Goodwill and Other Indefinite Lived Intangible Assets. Russell Hobbs evaluates the carrying value of goodwill and other indefinite lived intangible assets annually and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include, but are not limited to:

•	a significant adverse change in legal factors or in business climate;

•	unanticipated competition; or

•	an adverse action or assessment by a regulator.

When evaluating whether goodwill is impaired, Russell Hobbs compares the fair value of the reporting unit to which the goodwill is assigned to the reporting unit’s carrying amount, including goodwill. The fair value of the reporting unit is estimated using a combination of the income, or discounted cash flows, approach and the market approach, which uses comparable companies’ data. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount. In calculating the implied fair value of reporting unit goodwill, the fair value of the reporting unit is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over the amount assigned to its other assets and liabilities is the implied fair value of goodwill. An impairment loss would be recognized when the carrying amount of goodwill exceeds its implied fair value. Russell Hobbs’ annual evaluation of goodwill and other indefinite lived intangible assets is as of December 31 of each year.

As of December 31, 2009, Russell Hobbs performed its annual fair value assessment of its goodwill and indefinite lived intangible assets, with the assistance of an independent third party valuation group, and determined that there was no impairment.

Other Estimates. During previous years, Russell Hobbs has made significant estimates in connection with specific events affecting its expectations. These have included accruals relating to the consolidation of its operations, reduction in employees and product recalls. Additionally, Russell Hobbs makes a number of other estimates in the ordinary course of business relating to sales returns and allowances, warranty accruals, and accruals for promotional incentives. Circumstances could change which may alter future expectations regarding such estimates.

Recent Accounting Pronouncements Not Yet Adopted

Employers’ Disclosures About Postretirement Benefit Plan Assets. In December 2008, the FASB issued new accounting guidance on employers’ disclosures about assets of a defined benefit pension or other postretirement plan. It requires employers to disclose information about fair value measurements of plan assets. The objectives of the disclosures are to provide an understanding of: (a) how investment allocation decisions are made, including the factors that are pertinent to an understanding of investment policies and strategies, (b) the major categories of plan assets, (c) the inputs and valuation techniques used to measure the fair value of plan assets, (d) the effect of fair value measurements using significant unobservable inputs on changes in plan assets for the period and (e) significant concentrations of risk within plan assets. The disclosures required are effective for the Russell Hobbs’ financial statements for the fiscal year beginning July 1, 2010. The adoption of this guidance is not expected to have a material effect on Russell Hobbs’ financial position, results of operations or cash flows.

Accounting for Transfers of Financial Assets. In June 2009, the FASB issued new accounting guidance to improve the information provided in financial statements concerning transfers of financial assets, including the effects of transfers on financial position, financial performance and cash flows, and any continuing involvement of the transferor with the transferred financial assets. The provisions are effective for Russell Hobbs’ financial statements for the fiscal year beginning July 1, 2010. Russell Hobbs is in the process of evaluating the impact that the guidance may have on its financial statements and related disclosures.

Variable Interest Entities. In June 2009, the FASB issued new accounting guidance requiring an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity. It also required enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. The provisions are effective for the Russell Hobbs’ financial statements for the fiscal year beginning July 1, 2010. Russell Hobbs does not anticipate that the adoption of this standard will have a material impact on its financial position, results of operations or cash flows.

Quantitative and Qualitative Disclosures About Market Risk

Russell Hobbs is exposed to the impact of interest rate changes and foreign currency fluctuations. In the normal course of business, Russell Hobbs employs established policies and procedures to manage its exposure to changes in interest rates and foreign currencies.

Interest Rate Sensitivity. Russell Hobbs’ primary market risk exposure with respect to interest rates is changes in short- and long-term interest rates in the United States, Ireland and Australia. Certain of Russell Hobbs’ debt arrangements represent floating rate debt and accordingly, Russell Hobbs is subject to interest rate risk. From time-to-time according to its policy, Russell Hobbs uses interest rate risk management contracts to manage its fixed-to-floating ratio, which may reduce the impact of changes in interest rates on its floating rate debt. Russell Hobbs’ objectives in managing exposure to interest rate changes are to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve these objectives, from time to time, Russell Hobbs evaluates interest rate swaps to manage net exposure to interest rate changes related to its portfolio of borrowings. Russell Hobbs maintains fixed rate debt as a percentage of its net debt between a minimum and maximum percentage, which is set by policy.

The tables below provide information regarding Russell Hobbs’ derivatives and other financial instruments that are sensitive to changes in interest rates, including interest rate swaps and debt obligations. For debt obligations, the table presents principal cash flows and related weighted average interest rates by expected maturity dates. For interest rate swaps, the table presents notional amounts and weighted average interest rates by contractual maturity dates. Notional amounts are used to calculate the contractual payments expected to be exchanged under the contract. Weighted average variable rates are based on implied forward rates in the yield curve at the reporting date.

	At December 31, 2009
	Expected Maturity Date							Total	Fair Value (1)
	2010	2011	2012		2013	2014	There- after
	(Dollars in thousands)
Liabilities:
Debt:
Variable Rate:	—	—	$196,807	(2)	—	—	—	$196,807	$183,870
Average Interest Rate	—	—	(3)		—	—	—
Interest Rate Contracts:
Interest Rate Swaps:
Pay Floating:
Average Pay Rate	—	—	—		—	—	—	—	—
Average Receive Rate	—	—	—		—	—	—	—	—

(1)	The estimated fair values of each of Russell Hobbs’ debt instruments were based on estimated future discounted cash flows. Fair value estimates related to Russell Hobbs’ debt instruments are made at a specific point in time based on relevant market information. These estimates are subjective in nature and involve uncertainties and matters of significant judgments and therefore can not be determined with precision. Changes in the assumptions could significantly affect the estimates.

(2)	Includes Russell Hobbs’ North American credit facility, European credit facility, Australian credit facility and the Harbinger Parties’ term loan.

(3)	See Note 4 to the unaudited consolidated financial statements of Russell Hobbs for the three and six months ended December 31, 2009 and 2008 included elsewhere in this proxy statement/prospectus for applicable interest rates on Russell Hobbs’ credit facilities and related party term loan.

	At June 30, 2009
	Expected Maturity Date							Total	Fair Value (1)
	2010	2011	2012		2013	2014	There- after
	(Dollars in thousands)
Liabilities:
Debt:
Variable Rate:	—	—	$234,040	(2)	—	—	—	$234,040	$218,723
Average Interest Rate	—	—	(3)		—	—	—
Interest Rate Contracts:
Interest Rate Swaps:
Pay Floating:
Average Pay Rate	—	—	—		—	—	—	—	—
Average Receive Rate	—	—	—		—	—	—	—	—

(1)	The estimated fair values of each of Russell Hobbs’ debt instruments were based on estimated future discounted cash flows. Fair value estimates related to Russell Hobbs’ debt instruments are made at a specific point in time based on relevant market information. These estimates are subjective in nature and involve uncertainties and matters of significant judgments and therefore can not be determined with precision. Changes in the assumptions could significantly affect the estimates.

(2)	Includes Russell Hobbs’ North American credit facility, European credit facility, Australian credit facility and the Harbinger Parties’ term loan.

(3)	See Note 4 to the unaudited consolidated financial statements of Russell Hobbs for the three and six months ended December 31, 2009 and 2008 included elsewhere in this proxy statement/prospectus for applicable interest rates on Russell Hobbs’ credit facilities and related party term loan.

Exchange Rate Sensitivity. Russell Hobbs’ primary market risk exposure with respect to exchange rates is to changes in U.S. dollar/British pound, U.S. dollar/Euro, U.S. dollar/Canadian dollar, U.S. dollar/Mexican peso, U.S. dollar/Australian dollar and U.S. dollar/ Brazilian Real exchange rates. In addition, Russell Hobbs also has exposure to the Argentinean peso, Colombian peso, and Chilean peso. Certain forecasted transactions could expose Russell Hobbs to foreign currency risk. From time-to-time, Russell Hobbs purchases currency forwards and options as cash flow hedges of foreign currency forecasted transactions.

Russell Hobbs’ objective in managing exposure to foreign currency fluctuations is to reduce earnings and cash flow volatility in order to allow management to focus on core business issues and challenges. Accordingly, from time-to-time, Russell Hobbs will enter into various contracts that change in value as foreign exchange rates change to protect the value of its existing foreign currency assets, liabilities, commitments and forecasted foreign currency revenues and expenses. By policy, Russell Hobbs maintains hedge coverage between minimum and maximum percentages of its forecasted foreign exchange exposures for periods not to exceed eighteen months. The gains and losses on these contracts offset changes in the value of the related exposures.

As of December 31, 2009, Russell Hobbs had no forward currency contracts outstanding and no purchased options outstanding. It is Russell Hobbs’ policy to enter into foreign currency and interest rate transactions and other financial instruments only to the extent considered necessary to meet its objectives as stated above. Russell Hobbs does not enter into these transactions for speculative purposes. See Note 10, Fair Value of Financial Instruments and Disclosures, of Russell Hobbs’ unaudited consolidated financial statements for the three and six months ended December 31, 2009 and 2008 included elsewhere in this proxy statement/prospectus for more information regarding Russell Hobbs’ financial instruments.

Additionally, because a substantial number of Russell Hobbs’ products are imported from China, significant fluctuations in the renminbi could result in a significant fluctuation in its product costs and could have a material effect on its business.

Financial Statements and Supplementary Data

The financial statements, including the notes to all such statements and other supplementary data, of Russell Hobbs are included elsewhere in this proxy statement/prospectus.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Russell Hobbs has not had any changes in or disagreements with its accountants on accounting and financial disclosure.

BOARD OF DIRECTORS, BOARD COMMITTEES AND EXECUTIVE

OFFICERS OF SB HOLDINGS

Board of Directors of SB Holdings

Immediately following the mergers, the board of directors of SB Holdings will be divided into three classes and will be comprised of ten individuals, one of whom will be designated by Russell Hobbs at a later time. Initially, six directors will be designated by Russell Hobbs, three will be designated by Spectrum, and one will be the Chief Executive Officer of SB Holdings. The Chief Executive Officer of Spectrum will be the initial Chief Executive Officer of SB Holdings. In addition to the Chief Executive Officer, Spectrum’s current management team will be the initial management team of SB Holdings. The Chief Executive Officer of Russell Hobbs will be added to Spectrum’s management team to lead a fourth reporting segment made up of the existing Russell Hobbs’ portfolio of small household appliance brands.

Specifically, under the New Certificate of Incorporation and New By-laws to be adopted at or prior to the effective time of the mergers, the board of directors of SB Holdings will consist of ten directors, at least three of which are to be independent directors nominated by the Special Nominating Committee. The Special Nominating Committee is to consist of three independent directors, and the initial members of the Special Nominating Committee will be Marc S. Kirschner, Norman S. Matthews and Hugh R. Rovit. Each of Messrs. Kirschner, Matthews and Rovit is considered an independent director based on the definition of that term in the listing standards of the NYSE. Any vacancy on the Special Nominating Committee is to be filled with an independent director selected by the remaining members (or member) of the Special Nominating Committee. The remaining seven directors are to be nominated by the Nominating and Governance Committee. The Nominating and Governance Committee is to consist of (i) a majority of directors designated for nomination by the Harbinger Parties and (ii) at least one independent director.

SB Holdings’ board of directors (other than those directors elected by the holders of any series of preferred stock) will be divided into three classes, designated as Class I, Class II and Class III, with the first class consisting of four directors, and the other two classes each consisting of three directors. The term of office of each class will be three years and will expire in successive years at the time of the annual meeting of stockholders. The directors first appointed to Class I will initially hold office for a term expiring at the first annual meeting of stockholders following the effective time of the mergers; the directors first appointed to Class II will initially hold office for a term expiring at the second annual meeting of stockholders following the effective time of the mergers; and the directors first appointed to Class III will initially hold office for a term expiring at the third annual meeting of stockholders following the effective time of the mergers. At each annual meeting of stockholders, the successors to the class of directors whose term will then expire will be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors are elected and qualified or until their earlier resignation, retirement, removal or death. Any director elected to fill a vacancy will have the same remaining term as that of his predecessor.

The Class I directors will consist of the Chief Executive Officer of SB Holdings and three individuals designated by Russell Hobbs, the Class II directors will consist of two individuals designated by Russell Hobbs and one individual designated by Spectrum, and the Class III directors will consist of two individuals designated by Spectrum and one individual designated by Russell Hobbs. The directors comprising each class and the Chairman of the board of directors of SB Holdings will be determined immediately following the completion of the mergers.

The following table sets forth the name, age and position with SB Holdings of nine of its directors after consummation of the mergers:

Name	Age	Position
David R. Lumley	55	Chief Executive Officer, President, Global Batteries and Personal Care and Home and Garden and Director
Terry L. Polistina	46	Co-Chief Operating Officer and President, Russell Hobbs and Director
Kenneth C. Ambrecht	64	Director
Marc S. Kirschner	67	Director
Norman S. Matthews	77	Director
Hugh R. Rovit	49	Director
David M. Maura	37	Director
Robin Roger	53	Director
Virginia A. Kamsky	56	Director

Mr. Lumley will serve as Chief Executive Officer, President, Global Batteries and Personal Care and Home and Garden and a director of SB Holdings. Mr. Lumley was appointed Spectrum’s Chief Executive Officer in April 2010, and previously served as Co-Chief Operating Officer from January 2007 to April 2010. Mr. Lumley was appointed Spectrum’s President, Global Batteries and Personal Care in January 2007, and in October 2008 his area of responsibility was expanded to include the Home and Garden Business. Prior to that time, he had served as Spectrum’s President, North America from the time he joined the Company in January 2006. Mr. Lumley joined the Company from his position as President, Rubbermaid Home Products North America, which he had held since January 2004. Prior to his position at Rubbermaid, Mr. Lumley had been president and Chief Executive Officer of EAS, a leading sports nutrition company, since 2001. His background includes more than 25 years experience in the consumer products industry, including having served as President of Brunswick Bicycles, President of OMC International, Senior Vice President, Sales and Marketing at Outboard Marine Corporation, and in a variety of leadership positions with Wilson Sporting Goods and other companies. Mr. Lumley holds an undergraduate degree from Western Illinois University, and Masters of Journalism and Masters of Business Administration degrees from Northwestern University.

Mr. Polistina will serve as Co-Chief Operating Officer of SB Holdings, President of the Russell Hobbs business unit and a director of SB Holdings. Mr. Polistina was appointed to the Spectrum Board in August 2009. Mr. Polistina is currently the CEO and President of Russell Hobbs. Prior to joining Russell Hobbs, Mr. Polistina served as Chief Operating Officer at Applica Incorporated in 2006 to 2007 and Chief Financial Officer from 2001 to 2007. Mr. Polistina also served as a Senior Vice President of Applica since June 1998. Mr. Polistina is a member of Spectrum’s Audit Committee and of Spectrum’s Nominating and Corporate Governance Committee. Mr. Polistina received an undergraduate degree in finance from the University of Florida and holds a Masters of Business Administration from the University of Miami.

Mr. Ambrecht will serve as a director of SB Holdings. Mr. Ambrecht was appointed to the Spectrum Board in August 2009. Since December 2005, Mr. Ambrecht has served as a principal of KCA Associates LLC, through which he provides advice on financial transactions. From July 2004 to December 2005, Mr. Ambrecht served as a Managing Director with the investment banking firm First Albany Capital, Inc. Prior to that, Mr. Ambrecht was a Managing Director with Royal Bank Canada Capital Markets. Prior to that post, Mr. Ambrecht worked with the investment bank Lehman Brothers as Managing Director with its capital market division. Mr. Ambrecht is also a member of the Boards of Directors of American Financial Group, Inc., Fortescue Metals Group Limited, and Dominion Petroleum Ltd. Mr. Ambrecht serves as the Chairman of Spectrum’s Compensation Committee and is a member of Spectrum’s Nominating and Corporate Governance Committee.

Mr. Kirschner will serve as a director of SB Holdings. Mr. Kirschner was appointed to the Spectrum Board in August 2009. Mr. Kirschner provides consulting services in the corporate restructuring and reorganization fields. He is a Fellow of the American College of Bankruptcy and has over 30 years of significant experience as a lawyer in private practice specializing in bankruptcy, restructuring, complex financing and capital markets transactions. From 1987 through January 2001, Mr. Kirschner was the head of the bankruptcy and reorganization practice in the New York office of the global law firm, Jones Day. During 2006, he was the

Chapter 11 Trustee of Refco Capital Markets, Ltd., a global financial services firm. Since its emergence from Chapter 11 of the Bankruptcy Code in December 2006, Mr. Kirschner has been the Plan Administrator for Refco Capital Markets and the Trustee for 2 Refco Trusts created as part of its bankruptcy process. Mr. Kirschner is also currently the Liquidation Trustee for Le Nature’s, Inc. and its affiliates (formerly a manufacturer and distributor of beverage products) and of the Yellowstone Mountain Club and its affiliates (formerly resort property owners and developers). From February 2001 through January 2006, Mr. Kirschner was a Managing Director of Resurgence Asset Management Company. Mr. Kirschner also served as General Counsel and Chief Operating Officer at Resurgence during his time there. Mr. Kirschner currently serves on the board of directors of First Equity Card Corporation. Mr. Kirschner is a member of Spectrum’s Audit Committee and Spectrum’s Nominating and Corporate Governance Committee.

Mr. Matthews will serve as a director of SB Holdings. Mr. Matthews was appointed to the Spectrum Board in August 2009. Mr. Matthews has over three decades of experience as a business leader in marketing and merchandising, and is currently an independent business consultant. As former President of Federated Department Stores, he led the operations of one of the nation’s leading department store retailers with over 850 department stores, including those under the names of Bloomingdales, Burdines, Foley’s, Lazarus and Rich’s, as well as various specialty store chains, discount chains and Ralph’s Grocery. In addition to his senior management roles at Federated Department Stores, Mr. Matthews also served as Senior Vice President and General Merchandise Manager at E.J. Korvette and Senior Vice President of Marketing and Corporate Development at Broyhill Furniture Industries. Mr. Matthews is a Princeton University graduate, and earned his Master’s degree in Business Administration from Harvard Business School. He also currently serves on the Boards of Directors at The Progressive Corporation, Oneida Ltd., Henry Schein, Inc., The Children’s Place Retail Stores, Inc., is a director emeritus of Sunoco, Toys ‘R’ Us, and Federated Department Stores, and is a trustee emeritus at the American Museum of Natural History. Mr. Matthews is the Chairman of Spectrum’s Nominating and Corporate Governance Committee and is a member of Spectrum’s Compensation Committee.

Mr. Rovit will serve as a director of SB Holdings. Mr. Rovit was appointed to the Spectrum Board in August 2009. Mr. Rovit is presently Chief Executive Officer of Sure-Fit, Inc., a marketer and distributor of home furnishing products, and was a Principal at a turnaround management firm Masson & Company from 2001 through 2005. Previously, Mr. Rovit held the positions of Chief Financial Officer of Best Manufacturing, Inc., a manufacturer and distributor of institutional service apparel and textiles, from 1998 through 2001 and Chief Financial Officer of Royce Hosiery Mills, Inc., a manufacturer and distributor of men’s and women’s hosiery, from 1991 through 1998. Mr. Rovit served as Chairman of the Board of Atkins Nutritionals Inc. after its emergence from bankruptcy in January 2006 and currently serves on the Boards of Directors for Nellson Nutraceutical Inc., Cosmetics Essence, Inc. and Oneida, Ltd. Mr. Rovit received his Bachelor of Arts degree with distinction in government from Dartmouth College and has a Masters of Business Administration from the Harvard Business School. Mr. Rovit is a member of Spectrum’s Audit Committee and of Spectrum’s Compensation Committee.

Mr. Maura will serve as a director of SB Holdings. Mr. Maura is a Vice President and Director of Investments of Harbinger Capital Partners. Mr. Maura is responsible for investments in consumer products, agriculture and retail sectors. Prior to joining Harbinger Capital Partners in 2006, Mr. Maura was a Managing Director and Senior Research Analyst at First Albany Capital, where he focused on distressed debt and special situations, primarily in the consumer products and retail sectors. Prior to First Albany, Mr. Maura was a Director and Senior High Yield Research Analyst in Global High Yield Research at Merrill Lynch & Co. Mr. Maura was a Vice President and Senior Analyst in the High Yield Group at Wachovia Securities, where he covered various consumer product, service and retail companies. Mr. Maura began his career at ZPR Investment Management as a Financial Analyst. Mr. Maura received a B.S. in Business Administration from Stetson University and is a CFA charterholder.

Ms. Roger will serve as a director of SB Holdings. Ms. Roger is a Managing Director and General Counsel of Harbinger Capital Partners. Prior to joining Harbinger in 2009, Ms. Roger was General Counsel at Duff

Capital Advisors, a multi-strategy investment advisor. She previously served as General Counsel to Jane Street Capital, a proprietary trading firm, and Moore Capital Management. Ms. Roger worked at Morgan Stanley from 1989 to 2006. While there, she headed the equity sales and trading legal practice group and served as General Counsel of the Institutional Securities Division (which encompassed the investment banking as well as sales and trading activities of the firm), and performed other roles at the corporate level. She received a B.A. from Yale College and a J.D. from Harvard Law School.

Ms. Kamsky will serve as a director of SB Holdings. Ms. Kamsky is the Founder, Chairman and Chief Executive Officer of Kamsky Associates, Inc. (“KAI”), a strategic advisory firm that provides advisory services in China and throughout the Pacific Rim, with specific focus on South Korea, Japan, Malaysia, Singapore and Vietnam. KAI was established in 1980 and has been responsible for advising on deals in excess of $10 billion for preeminent companies worldwide. Ms. Kamsky was a credit and lending officer at Chase Manhattan Bank based in New York, Tokyo and Beijing prior to starting her own firm. In October 2009, Ms. Kamsky received a White House appointment for a two-year term as a member of the US Secretary of the Navy Advisory Panel (SNAP), an advisory body which provides the Secretary of the Navy with independent advice and recommendations on critical issues facing the Department of the Navy and the Navy Secretariat. In 2003, Ms. Kamsky was elected Chairman of the Board of Trustees of China Institute in America. She is a member of the Council on Foreign Relations (CFR) and a director of The National Committee on US-China Relations. Ms. Kamsky graduated cum laude from Princeton University in 1974 with a B.A. in East Asian Studies and also served on the Board of Trustees of Princeton.

Committees of the Board of Directors of SB Holdings

General

SB Holdings’ board of directors may designate one or more committees, each committee to consist of one or more of the directors of SB Holdings with such power and authority as the board of directors determines, after obtaining the approval or recommendation of a majority of the Special Nominating Committee, or, if the Special Nominating Committee ceases to exist, by a majority of the members of the board of directors who are disinterested with respect to the applicable transaction or matter. The approval of a majority of the Special Nominating Committee is not necessary to designate an audit or compensation committee with customary powers and authorities for such committees.

SB Holdings’ board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee will be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of SB Holdings’ board of directors to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent permitted by applicable law, will have and may exercise all the powers and authority of SB Holdings’ board of directors in the management of the business and affairs of SB Holdings.

Unless SB Holdings’ board of directors provides otherwise, at all meetings of a committee, a majority of the then authorized members of the committee will constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum will be the act of the committee. Each committee will keep regular minutes of its meetings. Unless SB Holdings’ board of directors provides otherwise, each committee designated by SB Holdings’ board of directors may make, alter and repeal rules and procedures for the conduct of its business.

Special Nominating Committee

The Special Nominating Committee will consist of three directors, each of whom will be an independent director. The initial members of the Special Nominating Committee will be Marc S. Kirschner, Norman S.

Matthews and Hugh R. Rovit. Each of Messrs. Kirschner, Matthews and Rovit is considered an independent director based on the definition of that term in the listing standards of the NYSE. Any vacancy on the Special Nominating Committee that results from one of such individuals’ (or his or her successor’s) resignation or removal from SB Holdings’ board of directors or death will be filled exclusively by a majority of the Special Nominating Committee then in office or by the sole remaining member of the Special Nominating Committee.

The Special Nominating Committee will have the exclusive power and authority to (i) nominate one individual for election as a Class II director and two persons for election as Class III directors to SB Holdings’ board of directors, (ii) take all actions and make all determinations pursuant to the New Certificate of Incorporation, the New Bylaws and the Stockholder Agreement with the Harbinger Parties, and (iii) enforce on behalf of SB Holdings the Stockholder Agreement including, if necessary, bringing claims and litigation for breach of the Stockholder Agreement, and to take all actions deemed by the Special Nominating Committee to be necessary or appropriate in connection therewith.

The Special Nominating Committee will immediately dissolve if at any time there is no person who, together with such person’s affiliates or members of a group to which such person belongs, beneficially owns more than 40% of SB Holdings outstanding voting securities. However, the Special Nominating Committee will be re-constituted and re-established if at any time prior to three years following the date on which the Committee was dissolved, the person who previously beneficially owned more than 40% of SB Holdings outstanding voting securities reacquires beneficial ownership of 40% or more of the outstanding SB Holdings common stock.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee will initially consist of a majority of directors designated for nomination by any person who, together with such person’s affiliates or members of a group to which such person belongs, beneficially owns more than 40% of SB Holdings outstanding common stock and at least one (1) independent director who also serves on the Special Nominating Committee. Any vacancy on the Nominating and Corporate Governance Committee that results from one of such individuals’ (or his successor’s) resignation or removal from SB Holdings’ board of directors or death will be filled by the successor on the Board to such individual, or, if there is no successor or the vacancy results from another reason, by a majority of the Nominating and Corporate Governance Committee then in office or by the sole remaining member of the Nominating and Corporate Governance Committee. If no stockholder owns more than 50% of the outstanding voting securities of SB Holdings, NYSE rules require that the Nominating and Corporate Governance Committee be composed entirely of independent directors.

The Nominating and Corporate Governance Committee will have the power and authority to nominate persons for election to SB Holdings’ board of directors as described in the New Bylaws. All out of pocket costs and expenses (including attorneys’ fees) incurred by the Nominating and Corporate Governance Committee will be paid or reimbursed by SB Holdings.

Audit Committee and Audit Committee Financial Expert

Audit Committee. SB Holdings will have a separately-designated standing Audit Committee that will be established in accordance with Section 3(a)(58)(A) of the Exchange Act for the overall purpose of overseeing SB Holdings’ accounting and financial reporting processes and audits of its financial statements. The members of SB Holdings’ Audit Committee will be determined at the first meeting of the board of directors of SB Holdings after the consummation of the mergers.

Audit Committee Financial Expert. SB Holdings’ board of directors will determine whether any member of the Audit Committee is an Audit Committee Financial Expert, as defined under Section 407 of the Sarbanes-Oxley Act of 2002 and the rules promulgated by the SEC in furtherance of Section 407. SB Holdings’ board of directors must determine that the Audit Committee Financial Expert is independent, evaluating such independence based on the definition of that term in the listing standards of the NYSE.

Compensation of the Directors of SB Holdings

Directors, unless employed by and receiving a salary from SB Holdings, will receive such compensation as may be fixed by the board of directors, for serving on the board of directors and for attending meetings of the board of directors and any committee thereof. Directors will be reimbursed their reasonable expenses incurred while engaged in the business of SB Holdings.

Executive Officers of SB Holdings

It is expected that the executive management team of Spectrum will continue as the executive management team of SB Holdings.

The following table sets forth the name, age and position with SB Holdings of each of its executive officers after consummation of the mergers:

Name	Age	Position
David R. Lumley*	55	Chief Executive Officer, Director and President, Global Batteries and Personal Care and Home and Garden
Anthony L. Genito	53	Executive Vice President, Chief Financial Officer and Chief Accounting Officer
John A. Heil	58	Co-Chief Operating Officer and President, Global Pet Supplies
Terry L. Polistina*	46	Co-Chief Operating Officer and President, Russell Hobbs and Director
John T. Wilson	35	Senior Vice President, Secretary and General Counsel

*	See “—Board of Directors of SB Holdings” for information about Mr. Lumley’s and Mr. Polistina’s background and experience.

Mr. Genito will serve as Executive Vice President, Chief Financial Officer and Chief Accounting Officer of SB Holdings. Mr. Genito was appointed Spectrum’s Executive Vice President, Chief Financial Officer and Chief Accounting Officer in October 2007. He previously had served as Senior Vice President, Chief Financial Officer and Chief Accounting Officer since June 2007. From October 2005 until June 2007, Mr. Genito served as Senior Vice President and Chief Accounting Officer and from June 2004, when he joined Spectrum, until October 2005 he served as Vice President, Finance and Chief Accounting Officer. Before joining Spectrum, Mr. Genito was employed for twelve years at Schering-Plough Corporation in various financial management positions, including serving as Vice President Global Supply Chain from July 2002 to June 2004. He began his career at Deloitte & Touche. Mr. Genito holds a Masters of Business Administration from Pace University and a Bachelors in Business Administration from Mercy College.

Mr. Heil will serve as Co-Chief Operating Officer, President—Global Pet of SB Holdings. Mr. Heil was appointed Spectrum’s President, Global Pet Supplies in January 2007. He served as Spectrum’s Co-Chief Operating Officer from January 2007 to April 2010 and Spectrum’s President, Global Pet, from October 2005 until January 2007. Prior to that time he had served as Spectrum’s President, United Pet Group division of United Industrial Corporation (“United”), since April 2005, shortly after Spectrum’s acquisition of United in February 2005. Mr. Heil served as President and Chief Executive Officer of United Pet Group division of United since United acquired United Pet Group in June 2004. Mr. Heil joined United Pet Group as Chairman and CEO in June 2000. Prior to that time, he spent twenty-five years with the H.J. Heinz Company in various executive management positions including President and Managing Director of Heinz Pet Products, President of Heinz Specialty Pet and Executive Vice President of StarKist Seafood. Mr. Heil also serves as a director and member of the audit committee of VCA Antech, Inc. and a director and member of the Compensation Committee of Tempur-Pedic International, Inc. Mr. Heil holds a Bachelor of Arts in Economics degree from Lycoming College.

Mr. Wilson will serve as Senior Vice President, Secretary and General Counsel of SB Holdings. Mr. Wilson was appointed Spectrum’s Senior Vice President, Secretary and General Counsel in September 2009. He previously had served as Vice President, Secretary and General Counsel since May 2007. From May 2005, when he joined Spectrum, until January 2007 he served as Corporate Counsel and from January 2007 to May 2007 he served as a Division Vice President. Prior to joining Spectrum, Mr. Wilson was an attorney with the firm of Sutherland Asbill & Brennan LLP from August 1999 to May 2005. He received his J.D., with high honors, from the University of North Carolina at Chapel Hill School of Law and also holds a B.A. in Political Science and Economics from the University of North Carolina at Chapel Hill.

ADDITIONAL INFORMATION ABOUT THE COMPANIES

Description of Ongoing Litigation of Russell Hobbs

NACCO Litigation. A subsidiary of Russell Hobbs is a defendant in NACCO Industries, Inc. et al. v. Applica Incorporated et al., Case No. C.A. 2541-VCL, which was filed in the Court of Chancery of the State of Delaware in November 2006.

The original complaint in this action alleged a claim for, among other things, breach of contract against Applica, a subsidiary of Russell Hobbs, and a number of tort claims against certain entities affiliated with the Harbinger Parties. The claims against Applica related to the alleged breach of the merger agreement between Applica and NACCO Industries, Inc. and one of its affiliates, which agreement was terminated following Applica’s receipt of a superior merger offer from the Harbinger Parties. On October 22, 2007, the plaintiffs filed an amended complaint asserting claims against Applica for, among other things, breach of contract and breach of the implied covenant of good faith relating to the termination of the NACCO merger agreement and asserting various tort claims against Applica and the Harbinger Parties. The original complaint was filed in conjunction with a motion preliminarily to enjoin the Harbinger Parties’ acquisition of Applica. On December 1, 2006, plaintiffs withdrew their motion for a preliminary injunction. In light of the consummation of Applica’s merger with affiliates of the Harbinger Parties in January 2007 (Applica is now a subsidiary of Russell Hobbs), Russell Hobbs believes that any claim for specific performance is moot. Applica filed a motion to dismiss the amended complaint in December 2007. Rather than respond to the motion to dismiss the amended complaint, NACCO filed a motion for leave to file a second amended complaint, which was granted in May 2008. Applica moved to dismiss the second amended complaint, which motion was granted in part and denied in part in December 2009. The trial is currently scheduled for December 2010.

Russell Hobbs intends vigorously to defend the action, but may be unable to resolve the disputes successfully or without incurring significant costs and expenses. As a result, Russell Hobbs and Harbinger Master Fund have entered into the Harbinger Indemnification Agreement by which Harbinger Master Fund has agreed, effective upon the consummation of the mergers, to indemnify Russell Hobbs, its subsidiaries and any entity that owns all of the outstanding voting stock of Russell Hobbs against any out-of-pocket losses, costs, expenses, judgments, penalties, fines and other damages in excess of $3 million incurred with respect to this litigation and any future litigation or legal action against the indemnified parties arising out of or relating to the matters which form the basis of this litigation.

Asbestos Matters. Applica is a defendant in three asbestos lawsuits in which the plaintiffs have alleged injury as the result of exposure to asbestos in hair dryers distributed by Applica over 20 years ago. Although Applica never manufactured such products, asbestos was used in certain hair dryers sold by it prior to 1979. Salton is also a defendant in one asbestos lawsuit in which the plaintiff has alleged injury as the result of exposure to asbestos in toasters and/or toaster ovens. There are numerous defendants named in these lawsuits, many of whom actually manufactured asbestos containing products. Russell Hobbs believes that these actions are without merit and intends to defend them vigorously, but may be unable to resolve the disputes successfully without incurring significant expenses. At this time, Russell Hobbs does not believe it has coverage under its insurance policies for the asbestos lawsuits.

Environmental Matters. Prior to 2003, Toastmaster Inc., a subsidiary of Russell Hobbs, manufactured certain of its products at facilities that it operates in the United States and Europe. Toastmaster is investigating or remediating contamination at the following sites:

•

Kirksville, Missouri. Soil and groundwater contamination has been identified at the former manufacturing facility in Kirksville, Missouri. Toastmaster has entered into a Consent Agreement with the Missouri Department of Natural Resources (“MDNR”) regarding the contamination.

•

Laurinburg, North Carolina. Soil and groundwater contamination by trichloroethylene has been identified at the closed manufacturing facility in Laurinburg, North Carolina. A groundwater pump and treat system is currently operating at the site.

•

Macon, Missouri. Soil and groundwater contamination has been identified at the closed manufacturing facility in Macon, Missouri. The facility is participating in the Missouri Brownfields/Voluntary Cleanup Program.

Additionally, Toastmaster has been notified of its potential liability for cleanup costs associated with the Missouri Electric Works Superfund Site in Cape Girardeau, Missouri. Russell Hobbs believes that, based on available records and Toastmaster’s estimated share of any liability, any associated costs would not be material.

The discovery of additional contamination at these or other sites for which Russell Hobbs is responsible could result in significant cleanup costs. These liabilities may not arise, if at all, until years later and could require Russell Hobbs to incur significant expenses, which could materially adversely affect its business, results of operations and financial condition. At December 31, 2009, Russell Hobbs had accrued $6.3 million for environmental matters. Russell Hobbs believes that any remaining exposure for the matters not already accrued will not be material to its financial condition, results of operations or cash flow.

Other Matters. Russell Hobbs is subject to legal proceedings, product liability claims and other claims that arise in the ordinary course of its business. In the opinion of Russell Hobbs’ management, the amount of ultimate liability, if any, in excess of applicable insurance coverage, is not likely to have a material effect on its financial condition, results of operations or liquidity. However, as the outcome of litigation or other claims is difficult to predict, significant changes in the estimated exposures could occur.

As a distributor of consumer products, Russell Hobbs is also subject to the Consumer Products Safety Act, which empowers the Consumer Products Safety Commission, or CPSC, to exclude from the market products that are found to be unsafe or hazardous. Russell Hobbs receives inquiries from the CPSC in the ordinary course of its business.

Russell Hobbs may have certain non-income tax-related liabilities in a foreign jurisdiction. Based on the advice of legal counsel, Russell Hobbs believes that it is possible that the tax authority in the foreign jurisdiction could claim that such taxes are due, plus penalties and interest. Currently, the amount of potential liability cannot be estimated, but if assessed, it could be material to its financial condition, results of operations or liquidity. If assessed, Russell Hobbs intends to vigorously pursue administrative and judicial action to challenge such assessment, but no assurances can be made that such challenges will ultimately be successful.

MARKET PRICE AND DIVIDEND INFORMATION

Market Prices of Spectrum Common Stock

Prior to December 22, 2008, Spectrum common stock, par value $0.01 per share (the “Old Common Stock”) was traded on the NYSE under the symbol “SPC.” The Old Common Stock commenced public trading on November 21, 1997.

On December 15, 2008, Spectrum was advised that its Old Common Stock would be suspended from trading on the NYSE prior to the opening of the market on December 22, 2008. Spectrum was advised that the decision to suspend its Old Common Stock was reached in view of the fact that Spectrum had recently fallen below the NYSE’s continued listing standard regarding average global market capitalization over a consecutive 30 trading day period of not less than $25 million, the minimum threshold for listing on the NYSE. Spectrum’s Old Common Stock was delisted from the NYSE effective January 23, 2009. Spectrum’s Old Common Stock was then quoted on the Pink Sheet Electronic Quotation Service under the symbol “SPCB” until August 28, 2009 when the Old Common Stock was cancelled pursuant to the Plan in Spectrum’s Chapter 11 reorganization.

The following table sets forth the reported high and low prices per share of the Old Common Stock as reported on the NYSE Composite Transaction Tape and the Pink Sheet Electronic Quotation Service for the fiscal periods indicated:

	High		Low
Fiscal 2009
Quarter ended September 30, 2009 (through August 27, 2009)	$0.05	(1)	$0.01	(1)
Quarter ended June 28, 2009	$0.30	(1)	$0.04	(1)
Quarter ended March 29, 2009	$0.17	(1)	$0.01	(1)
Quarter ended December 28, 2008	$1.86	(2)	$0.08	(2)

Fiscal 2008
Quarter ended September 30, 2008	$2.98		$1.27
Quarter ended June 29, 2008	$5.10		$2.50
Quarter ended March 30, 2008	$5.39		$3.41
Quarter ended December 30, 2007	$6.20		$3.80

(1)	Represents market prices while operating during the Chapter 11 reorganization for periods subsequent to February 2, 2009.

(2)	High price reflects the high sales price on NYSE prior to Old Common Stock’s suspension from trading on December 15, 2008. Low price reflects the OTC market low bid price during the balance of the quarter.

The common stock of reorganized Spectrum (the “New Common Stock”) began quotation on the OTC Bulletin Board and the Pink Sheet Electronic Quotation Service under the symbol “SPEB” on September 2, 2009. As of December 21, 2009, there were approximately 11 holders of record of Spectrum’s New Common Stock based upon data provided by the transfer agent for the New Common Stock. Spectrum believes the number of beneficial holders of its New Common Stock is significantly in excess of this amount. The transfer agent for the New Common Stock is BNY Mellon Shareowner Services.

The following table sets forth the reported high and low bid prices per share of Spectrum common stock for the fiscal period indicated:

	High	Low
Fiscal 2010
Quarter ended July 1, 2010 (through May 5, 2010)	$30.44	$25.05
Quarter ended March 31, 2010	$27.50	$26.00
Quarter ended January 3, 2010	$23.50	$21.05

Fiscal 2009
Quarter ended September 30, 2009	$25.00	$12.50

On February 8, 2010, the last full trading day before the merger agreement was signed, the closing sales price of the New Common Stock was $29.00 per share.

The OTC bid prices represent prices between dealers and do not include retail markup, markdown or commission.

The historical prices for the Old Common Stock may not be indicative of the anticipated or prospective value or future trading price of or trading market for the New Common Stock.

Spectrum common stock has been once again listed on the NYSE under the symbol “SPB” since March 18, 2010. On May 5, 2010, the last reported closing sales price of Spectrum common stock on the NYSE was $29.16 per share.

Spectrum Dividend Information

Spectrum has not declared or paid any cash dividends on its Old Common Stock since it commenced public trading in 1997 and Spectrum does not anticipate paying cash dividends on the current Spectrum common stock in the foreseeable future, but intends to retain any future earnings for reinvestment in its business. In addition, the terms of Spectrum’s senior credit facilities and the indenture governing its outstanding senior subordinated notes restrict its ability to pay dividends to its stockholders. Any future determination to pay cash dividends will be at the discretion of the Spectrum Board and will be dependent upon its financial condition, results of operations, capital requirements, contractual restrictions and such other factors as the board of directors deems relevant.

Market Prices of Russell Hobbs Common Stock

Russell Hobbs common stock is not publicly traded and therefore does not have any market prices available.

PRINCIPAL STOCKHOLDERS

Principal Stockholders of Spectrum Before the Proposed Transaction and of SB Holdings After the Proposed Transaction

The table below shows:

•

The number of shares of Spectrum common stock beneficially owned by (i) each named executive officer, (ii) each director, (iii) each person known to Spectrum to beneficially own more than 5% of the outstanding shares of Spectrum common stock (the “5% stockholders”) and (iv) all directors and named executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. Determinations as to the identity of 5% stockholders and the number of shares of Spectrum common stock beneficially owned, including shares which may be acquired by them within 60 days, is based upon filings with the SEC as indicated in the footnotes to the table below. Except as otherwise indicated, Spectrum believes, based on the information furnished or otherwise available to Spectrum, that each person or entity named in the table has sole voting and investment power with respect to all shares of Spectrum common stock shown as beneficially owned by them, subject to applicable community property laws.

•

The number of shares of SB Holdings estimated to be beneficially owned by (i) each person or group that is expected to become the beneficial owner of more than 5% of the common stock of SB Holdings upon completion of the mergers, (ii) each person designated to be a director of SB Holdings, (iii) each person anticipated, as of the date of this proxy statement/prospectus, to be a named officer of SB Holdings upon the closing of the mergers and (iv) all persons anticipated, as of the date of this proxy statement/prospectus, to be designated to be directors and executive officers of SB Holdings as a group. Beneficial ownership is determined in accordance with the rules of the SEC. Determinations as to the expected identity of 5% stockholders and as to the number of shares of SB Holdings common stock anticipated to be beneficially owned thereby as of the closing of the mergers is based upon (A) filings with the SEC as indicated in the footnotes to the table below with respect to the shares of Spectrum common stock convertible into shares of SB Holdings common stock in the Spectrum merger and (B) information provided by Russell Hobbs and/or the Harbinger Parties in the Merger Agreement and the Harbinger Support Agreement with respect to the RH Stock and the Russell Hobbs term debt held by the Harbinger Parties each of which is convertible into shares of SB Holdings common stock in the Russell Hobbs merger.

The percentage of beneficial ownership set forth below is based upon 30,629,213 shares of Spectrum common stock issued and outstanding as of the close of business on May 5, 2010. In computing the number of shares of Spectrum common stock beneficially owned by a person and the percentage ownership of that person, shares of Spectrum common stock that are subject to options held by that person that are currently exercisable or exercisable within 60 days of May 5, 2010, are deemed outstanding. These shares of Spectrum common stock are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Spectrum Brands, Inc., Six Concourse Parkway, Suite 3300, Atlanta, Georgia 30328.

The stockholders of Spectrum (other than the Harbinger Parties) are expected to own approximately 35% of SB Holdings, and the Harbinger Parties are expected to own approximately 65% of SB Holdings (assuming that the Harbinger Parties do not acquire additional shares of Spectrum common stock prior to the consummation of the mergers).

Name and Address	Pre-Transaction Spectrum Shares Beneficially Owned		Shares which may be acquired within 60 days (1)	Total	Spectrum Percent	Post- Transaction Estimated SB Holdings Shares Beneficially Owned (6)		SB Holdings Percent
5% Stockholders
Harbinger Capital Partners LLC	12,441,198	(2)	—	12,441,198	40.62%	32,587,052	(2)	63.82%
450 Park Avenue, 30th Floor New York, NY 10022

Avenue Capital Management II, L.P.	6,762,845	(3)	—	6,762,845	22.08%	6,762,845		13.24%
535 Madison Avenue, 15th Floor New York, NY 10022

D. E. Shaw Laminar Portfolios, L.L.C.	3,910,295	(4)	—	3,910,295	12.77%	3,910,295		7.66%
120 W. 45th Street, Tower 45, 39th Floor New York, NY 10036

Directors and Named Executive Officers of Spectrum Serving at May 5, 2010.

Kent J. Hussey	222,222		—	222,222	*	222,222		*
Anthony L. Genito	111,111		—	111,111	*	111,111		*
John A. Heil	111,111		—	111,111	*	111,111		*
David R. Lumley	166,667		—	166,667	*	166,667		*
Kenneth C. Ambrecht	3,017		—	3,017	*	3,017		*
Eugene I. Davis	3,017		—	3,017	*	3,017		*
Marc S. Kirschner	3,017		—	3,017	*	3,017		*
Hugh R. Rovit	3,017		—	3,017	*	3,017		*
Terry L. Polistina	3,017		—	3,017	*	3,017		*
Norman S. Matthews	3,017		—	3,017	*	3,017		*
All current directors and executive officers of Spectrum as a group (11 persons) (5)	629,213		—	629,213	2.05%	629,213		1.23%
Total	23,743,551		—	23,743,551	77.52%	43,889,405		85.95%

*	Indicates less than 1% of the total number of outstanding shares of Spectrum common stock.

(1)	Reflects the number of shares of Spectrum common stock issuable upon the exercise of options exercisable within 60 days of May 5, 2010.

(2)

Based on information set forth in a Schedule 13D that was filed with the SEC on September 8, 2009, as amended by Amendment No. 1 to the Schedule 13D that was filed with the SEC on October 19, 2009, Amendment No. 2 to the Schedule 13D that was filed with the SEC on February 12, 2010, Amendment No. 3 to the Schedule 13D that was filed with the SEC on March 3, 2010, Amendment No. 4 to the Schedule 13D that was filed with the SEC on April 2, 2010, Amendment No. 5 to the Schedule 13D that was filed with the SEC on May 4, 2010 and a Form 4 that was filed with the SEC on May 6, 2010, in each case by Harbinger Master Fund; Harbinger Capital Partners LLC (“Harbinger LLC”), the investment manager of the Master Fund; Harbinger Special Situations Fund; Harbinger Capital Partners Special Situations GP, LLC (“HCPSS”),

the general partner of Breakaway Fund; Harbinger Capital Partners II LP (“HCP II”), the investment manager of the Breakaway Fund; Harbinger Capital Partners II GP LLC (“HCP II GP”), the general partner of HCP II; Harbinger Holdings, LLC (“Harbinger Holdings”), the managing member of Harbinger LLC and HCPSS; and Philip Falcone, the managing member of HCP II GP and Harbinger Holdings and the portfolio manager of Harbinger Master Fund, the Harbinger Special Situations Fund and the Breakaway Fund (each of Harbinger Master Fund, Harbinger LLC, Harbinger Special Situations Fund, HCPSS, Breakaway Fund, HCP II, HCP II GP, Harbinger Holdings and Philip Falcone are collectively referred to “Harbinger Reporting Group”). The Harbinger Reporting Group beneficially owns 12,441,198 shares of the Spectrum common stock.

As of the record date, Harbinger Master Fund may be deemed to be the beneficial owner of 9,018,156 shares of Spectrum common stock, constituting 29.44% of the outstanding Spectrum common stock. Harbinger Master Fund has the sole power to vote or direct the vote of 0 shares; has the shared power to vote or direct the vote of 9,018,156 shares; has sole power to dispose or direct the disposition of 0 shares; and has shared power to dispose or direct the disposition of 9,018,156 shares. Harbinger Master Fund specifically disclaims beneficial ownership in the shares of Spectrum common stock except to the extent it actually exercises voting or dispositive power with respect to such shares.

As of the record date, Harbinger LLC may be deemed to be the beneficial owner of 9,018,156 shares of Spectrum common stock, constituting 29.44% of the Spectrum common stock. Harbinger LLC has the sole power to vote or direct the vote of 0 shares; has the shared power to vote or direct the vote of 9,018,156 shares; has sole power to dispose or direct the disposition of 0 shares; and has shared power to dispose or direct the disposition of 9,018,156 shares. Harbinger LLC specifically disclaims beneficial ownership in the shares of Spectrum common stock except to the extent it actually exercises voting or dispositive power with respect to such shares.

As of the record date, Harbinger Special Situations Fund may be deemed to be the beneficial owner of 1,969,192 shares of Spectrum common stock, constituting 6.43% of the Spectrum common stock outstanding. Harbinger Special Situations Fund has the sole power to vote or direct the vote of 0 shares; has the shared power to vote or direct the vote of 1,969,192 Shares; has sole power to dispose or direct the disposition of 0 shares; and has shared power to dispose or direct the disposition of 1,969,192 shares. Harbinger Special Situations Fund specifically disclaims beneficial ownership in the shares except to the extent it actually exercises voting or dispositive power with respect to such shares.

As of the record date, HCPSS may be deemed to be the beneficial owner of 1,969,192 shares of Spectrum common stock, constituting 6.43% of the Spectrum common stock outstanding. HCPSS has the sole power to vote or direct the vote of 0 shares; has the shared power to vote or direct the vote of 1,969,192 shares; has sole power to disposer direct the disposition of 0 shares; and has shared power to dispose or direct the disposition of 1,969,192 shares. HCPSS specifically disclaims beneficial ownership in the shares except to the extent it actually exercises voting or dispositive power with respect to such shares.

As of the record date, the Breakaway Fund may be deemed to be the beneficial owner of 1,453,850 shares of Spectrum common stock, constituting 4.75% of the Spectrum common stock outstanding. The Breakaway Fund has the sole power to vote or direct the vote of 0 Shares; has the shared power to vote or direct the vote of 1,453,850 shares; has sole power to dispose or direct the disposition of 0 shares; and has shared power to dispose or direct the disposition of 1,453,850 shares. The Breakaway Fund specifically disclaims beneficial ownership in the shares except to the extent it actually exercises voting or dispositive power with respect to such shares.

As of the record date, HCP II may be deemed to be the beneficial owner of 1,453,850 shares of Spectrum common stock, constituting 4.75% of the Spectrum common stock outstanding. HCP II has the sole power to vote or direct the vote of 0 shares; has the shared power to vote or direct the vote of 1,453,850 shares; has sole power to dispose or direct the disposition of 0 shares; and has shared power to dispose or direct the disposition of 1,453,850 shares. HCP II specifically disclaims beneficial ownership in the shares except to the extent it actually exercises voting or dispositive power with respect to such shares.

As of the record date, HCP II GP may be deemed to be the beneficial owner of 1,453,850 shares of Spectrum common stock, constituting 4.75% of the Spectrum common stock outstanding. HCP II GP has the sole power to vote or direct the vote of 0 shares; has the shared power to vote or direct the vote of 1,453,850 shares; has sole power to dispose or direct the disposition of 0 shares; and has shared power to dispose or direct the disposition of 1,453,850 shares. HCP II GP specifically disclaims beneficial ownership in the shares except to the extent it actually exercises voting or dispositive power with respect to such shares.

As of the record date, Harbinger Holdings may be deemed to be the beneficial owner of 10,987,348 shares of Spectrum common stock, constituting 35.87% of the Spectrum common stock outstanding. Harbinger Holdings has the sole power to vote or direct the vote of 0 shares; has the shared power to vote or direct the vote of 10,987,348 shares; has sole power to dispose or direct the disposition of 0 shares; and has shared power to dispose or direct the disposition of 10,987,348 shares. Harbinger Holdings specifically disclaims beneficial ownership in the shares except to the extent it actually exercises voting or dispositive power with respect to such shares.

As of the record date, Philip Falcone may be deemed to be the beneficial owner of 12,441,198 shares of Spectrum common stock, constituting 40.62% of the Spectrum common stock outstanding. Mr. Falcone has the sole power to vote or direct the vote of 0 shares; has the shared power to vote or direct the vote of 12,441,198 shares; has sole power to dispose or direct the disposition of 0 shares; and has shared power to dispose or direct the disposition of 12,441,198 shares. Mr. Falcone specifically disclaims beneficial ownership in the shares except to the extent it actually exercises voting or dispositive power with respect to such shares.

(3)	Based on information set forth in a Schedule 13D that was filed with the SEC on September 8, 2009, as amended by Amendment No. 1 to the Schedule 13D filed with the SEC on February 16, 2010, in each case by (i) Avenue Investments, L.P. (“Avenue Investments”), (ii) Avenue International Master, L.P. (“Avenue International Master”), (iii) Avenue International, Ltd. (“Avenue International”), sole limited partner of Avenue International Master, (iv) Avenue International Master GenPar, Ltd. (“Avenue International GenPar”), the general partner of Avenue International Master, (v) Avenue Partners, LLC (“Avenue Partners”), the general partner of Avenue Investments and the sole shareholder of Avenue International GenPar, (vi) Avenue CDP Global Opportunities Fund, L.P. (“CDP Global”), (vii) Avenue Global Opportunities Fund GenPar, LLC (“CDP Global GenPar”), the general partner of CDP Global, (viii) Avenue Special Situations Fund IV, L.P. (“Avenue Fund IV”), (ix) Avenue Capital Partners IV, LLC (“Avenue Capital IV”), general partner of Avenue Fund IV, (x) GL Partners IV, LLC (“GL IV”), managing member of Avenue Capital IV, (xi) Avenue Special Situations Fund V, L.P. (“Avenue Fund V”), (xii) Avenue Capital Partners V, LLC (“Avenue Capital V”), the general partner of Avenue Fund V, (xiii) GL Partners V, LLC (“GL V”), the managing member of Avenue Capital V, (xiv) Avenue Capital Management II, L.P. (“Avenue Capital II”), the investment advisor to Avenue Investments, Avenue International Master, CDP Global, Avenue Fund IV and Avenue Fund V (collectively, the “Funds”), (xv) Avenue Capital Management II GenPar, LLC (“GenPar”), the general partner of Avenue Capital II, and (xvi) Marc Lasry, the managing member of Avenue International GenPar, Avenue Partners, CDP Global GenPar, GL IV, GL V and GenPar, with respect to the shares of Spectrum common stock held by the Funds.

The persons identified in (i) through (xvi) above are referred to as the “Avenue Reporting Persons.” The Avenue Reporting Persons beneficially own 6,762,845 shares of Spectrum common stock.

The Avenue Reporting Persons have the sole power to vote and dispose of the shares of Spectrum common stock held by them reported in the Schedule 13D, as amended, and the shared power to vote and dispose of the shares of Spectrum common stock held by them reported in the Schedule 13D, as amended.

(4)	Based on information set forth in a Schedule 13D that was filed with the SEC on February 22, 2010 and a Form 4 that was filed with the SEC on April 13, 2010, in each case by D.E. Shaw Laminar Portfolios, L.L.C. (“Shaw”), D.E. Shaw & Co., L.L.C., managing member to Shaw (“DESCO LLC”), D.E. Shaw & Co., L.P., investment adviser to Shaw (“DESCO LP”), and David E. Shaw (collectively with Shaw, DESCO LLC and DESCO LP, the “Shaw Reporting Persons”), the Shaw Reporting Persons beneficially own 3,910,295 shares of Spectrum common stock. The Shaw Reporting Persons have the sole power to vote and dispose of the shares of Spectrum common stock held by them as reported in the Schedule 13D and Form 4 and the shared power to vote and dispose of the shares of Spectrum common stock held by them as reported in the Schedule 13D and Form 4.

(5)	Pursuant to and by operation of the Plan, on August 28, 2009, all of Spectrum’s then existing equity securities, including the existing common stock and stock options were extinguished and deemed cancelled, including the shares of Spectrum common stock held by Spectrum’s officers and directors.

(6)	The column with respect to the beneficial ownership of the post-transaction SB Holdings shares set forth below assumes that: (1) there is no change in the beneficial ownership of Spectrum common stock and Russell Hobbs Stock, as applicable, for any of the named stockholders, or for any other executive officer that is part of the designated group, between May 5, 2010 and the date of the closing of the mergers; and (2) there will be a total of 51,061,213 shares of SB Holdings common stock outstanding upon completion of the mergers.

Principal Stockholders of Russell Hobbs Before the Proposed Transaction

Before the consummation of the mergers, the Harbinger Parties own 100% of Russell Hobbs Stock.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements for the year ended September 30, 2009 and for the three month period ended January 3, 2010, the date of the latest publicly available financial information for Spectrum, gives effect to the acquisitions of Spectrum and Russell Hobbs by SB Holdings. The unaudited pro forma condensed combined financial statements shown below reflect historical financial information and have been prepared on the basis that the merger transaction is accounted for under Accounting Standards Codification Topic 805: Business Combinations (“ASC 805”). Although SB Holdings will issue 51,061,213 shares of its common stock to effect the merger transactions, for accounting purposes Spectrum has been treated as the acquirer in the proposed merger transaction. See “Accounting Treatment” in this proxy statement/prospectus for more information on the accounting treatment afforded the merger transaction. The transaction between Spectrum and Russell Hobbs will be accounted for using the acquisition method of accounting. Accordingly, the consideration transferred in the proposed transaction with Russell Hobbs, that is, the assets acquired and liabilities assumed, will be measured at their respective fair values with any excess reflected as goodwill. The unaudited pro forma condensed combined financial statements assume that, as part of a number of merger related transactions to occur simultaneously, Russell Hobbs will become a wholly owned subsidiary of Spectrum and SB Holdings will become the parent of the newly merged entity.

The following unaudited pro forma condensed combined statement of financial position at January 3, 2010 is presented on a basis to reflect the merger related transactions as if they had occurred on January 3, 2010. The following unaudited pro forma condensed combined statements of operations for the three month period ended January 3, 2010 and for the year ended September 30, 2009 are presented on a basis to reflect the merger related transactions as if they had occurred on October 1, 2008. Because of different fiscal year ends, and in order to present results for comparable periods, the unaudited pro forma condensed combined statement of operations for the three month period ended January 3, 2010 combines Spectrum historical consolidated statement of operations for the three month period then ended with Russell Hobbs’ historical consolidated statement of operations for the three month period ended December 31, 2009. Russell Hobbs’ historical consolidated statement of operations for the three month period ended September 30, 2009 has been excluded from the interim results in order to present comparable results to Spectrum’s three month period ended January 3, 2010. See Note 1 to the Unaudited Pro Forma Condensed Combined Financial Statements for additional information. The unaudited pro forma condensed combined statement of operations for the fiscal year ended September 30, 2009 combines Spectrum’s historical audited consolidated statement of operations for the fiscal year then ended with Russell Hobbs’ historical audited consolidated statement of operations for the fiscal year ended June 30, 2009. SB Holdings’ fiscal year ends September 30, the same date as Spectrum’s fiscal year end. Pro forma adjustments are made in order to reflect the potential effect of the transaction on the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the notes to unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements and the notes to unaudited pro forma condensed combined financial statements were based on, and should be read in conjunction with:

•	Amended Annual Report on Form 10-K/A for the fiscal year ended September 30, 2009 filed with the SEC on March 29, 2010;

•

Spectrum’s historical audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009, which is incorporated by reference into this proxy statement/prospectus;

•

Spectrum’s historical unaudited condensed consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the three month period ended January 3, 2010, which is incorporated by reference into this proxy statement/prospectus;

•	Russell Hobbs’ historical audited consolidated financial statements for the fiscal year ended June 30, 2009 and notes thereto included elsewhere in this proxy statement/prospectus;

•

Russell Hobbs’ historical unaudited condensed consolidated financial statements for the three and six month periods ended December 31, 2009 and notes thereto included elsewhere in this proxy statement/prospectus.

The process of valuing Russell Hobbs’ tangible and intangible assets and liabilities, as well as evaluating accounting policies for conformity, is still in the preliminary stages. Accordingly, the purchase price allocation adjustments included in the unaudited pro forma condensed combined financial statements are preliminary and have been made solely for the purpose of providing these unaudited pro forma condensed combined financial statements. For purposes of the unaudited pro forma condensed combined financial statements, SB Holdings has made preliminary allocations, where sufficient information is available to make a fair value estimate, to those tangible and intangible assets to be acquired and liabilities to be assumed based on preliminary estimates of their fair value as of January 3, 2010. For those assets and liabilities where insufficient information is available to make a reasonable estimate of fair value, the unaudited pro forma condensed combined financial statements reflect the carrying value of those assets and liabilities at January 3, 2010. A final determination of fair values, which cannot be made prior to the completion of the mergers, will include consideration of a final valuation. This final valuation will be based on the actual net tangible and intangible assets of Russell Hobbs that exist as of the date of completion of the mergers. SB Holdings currently expects that the process of determining fair value of the tangible and intangible assets acquired and liabilities assumed will be completed within one year of closing the merger transactions. Material revisions to SB Holdings preliminary estimates could be necessary as more information becomes available through the completion of this final determination. The actual amounts recorded following the completion of the merger may be materially different from the information presented in these unaudited pro forma condensed combined financial statements due to a number of factors, including:

•	timing of completion of the merger;

•	changes in the price of Spectrum’s common stock;

•	changes in the net assets of Russell Hobbs;

•	changes in market conditions and financial results which may impact cash flow projections in the preliminary valuations; and

•	other changes in market conditions which may impact the fair value of Russell Hobbs’ net assets.

Spectrum and Russell Hobbs’ historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the merger transactions; (2) factually supportable; and (3) with respect to the unaudited pro forma statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements do not reflect any revenue enhancements, cost savings from operating efficiencies, synergies or other restructurings, or the costs and related liabilities that would be incurred to achieve such revenue enhancements, cost savings from operating efficiencies, synergies or restructurings, which could result from the merger.

The pro forma adjustments are based upon available information and assumptions that the managements of Spectrum and Russell Hobbs believe reasonably reflect the merger. The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of SB Holdings would have been had the merger occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or the financial position of SB Holdings.

Spectrum Brands Holdings, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Financial Position

As of January 3, 2010

(Amounts in thousands, except per share amounts)

	Historical		Reclassification	Note		Water Products (a)	Pro Forma Adjustments	Note	Pro Forma Combined
	Spectrum Brands	Russell Hobbs
Current assets:
Cash and cash equivalents	$62,665	$24,299	$—			$(837)	$(11,127)	(k)	$75,000
Receivables:
Trade accounts receivable, net of allowances	272,309	176,103	—			(170)	—		448,242
Other	29,124	—	—			—	—		29,124
Inventories	296,873	129,698	(973)	(b	)	(1,269)	1,300	(c)	425,629
Deferred income taxes	24,551	51	—			—	—		24,602
Assets held for sale	12,079	—	1,112	(b	)	—	—		13,191
Prepaid expenses and other	39,366	14,246	—			(1,699)	—		51,913

Total current assets	736,967	344,397	139			(3,975)	(9,827)		1,067,701
Property, plant and equipment, net	198,027	18,535	(139)	(b	)	(246)	(3,539)	(d)	212,638
Deferred charges and other	36,409	13,366	(2,959)	(g	)	(7,021)	—		39,795
Goodwill	481,393	162,469	—			—	(24,425)	(e)	619,437
Intangible assets, net	1,446,997	201,922	—			—	201,278	(f)	1,850,197
Debt issuance costs	8,302	—	2,959	(g	)	—	48,739	(h)	60,000

Total assets	$2,908,095	$740,689	$—			$(11,242)	$212,226		$3,849,768

Current liabilities:
Current maturities of long-term debt	$59,494	$20,000	$—			$—	$(20,694)	(i) (j) (k)	$58,800
Accounts payable	159,047	63,212	—			(421)	—		221,838
Accrued liabilities:
Wages and benefits	53,324	—	—			—	—		53,324
Income taxes payable	30,426	9,117	—			—	—		39,543
Restructuring and related charges	26,066	—	—			—	—		26,066
Accrued interest	17,674	—	149	(l	)	—	(17,818)	(l)	5
Other	96,668	84,517	(149)	(l	)	(30)	—		181,006

Total current liabilities	442,699	176,846	—			(451)	(38,512)		580,582
Long-term debt, net of current maturities	1,524,719	176,807	—			—	32,615	(i) (j) (k)	1,734,141
Employee benefit obligation, net of current portion	58,690	14,787	—			—	—		73,477
Deferred income taxes	228,297	47,068	—			—	69,209	(m)	344,574
Other	53,282	3,483	—			—	(2,102)	(n)	54,663

Total liabilities	2,307,687	418,991	—			(451)	61,210		2,787,437
Preferred Stock	—	206,539	—			—	(206,539)	(o)	—
Commitments and contingencies Shareholders’ equity:
Common Stock	306	7,319	—			—	(7,114)	(o) (p)	511
Additional paid-in capital	727,987	302,677	—			—	299,658	(o) (p)	1,330,322
Accumulated deficit	(131,034)	(90,914)	—			(10,791)	(38,912)	(o) (p)	(271,651)
Accumulated other comprehensive income (loss)	3,149	(38,130)	—			—	38,130	(o)	3,149

	600,408	180,952	—			(10,791)	291,762		1,062,331
Less treasury stock, at cost	—	(65,793)	—			—	65,793	(o)	—
Total shareholders’ equity	600,408	115,159	—			(10,791)	357,555		1,062,331

Total liabilities and shareholders equity	$2,908,095	$740,689	$—			$(11,242)	$212,226		$3,849,768

See accompanying notes to unaudited pro forma condensed combined financial statements

Spectrum Brands Holdings, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended September 30, 2009

(Amounts in thousands, except per share amounts)

	Historical
	Spectrum Brands			Russell Hobbs	Water Products (a)	Pro Forma Adjustments	Note	Pro Forma Combined
	Successor	Predecessor
	The period from Aug. 31, 2009 to Sept. 30, 2009	The period from Oct. 1, 2008 to Aug. 30, 2009	12 months ended Sept. 30, 2009	12 months ended June 30, 2009
Net sales	$219,888	$2,010,648	$2,230,536	$796,660	$(32)	$—		$3,027,164
Cost of goods sold	155,310	1,245,640	1,400,950	577,194	(56)	—	(q)	1,978,088
Restructuring and related charges	178	13,189	13,367	—	—	—		13,367

Gross Profit	64,400	751,819	816,219	219,466	24	—		1,035,709
Selling	39,136	363,106	402,242	129,073	(878)	—		530,437
General and administrative	20,578	145,235	165,813	43,760	—	12,784	(r) (t) (u)	222,357
Research and development	3,027	21,391	24,418	4,813	—	—		29,231
Restructuring and related charges	1,551	30,891	32,442	11,810	(2,110)	—		42,142
Goodwill and intangibles impairment	—	34,391	34,391	—	—	—		34,391

Total operating expenses	64,292	595,014	659,306	189,456	(2,988)	12,784		858,558

Operating income	108	156,805	156,913	30,010	3,012	(12,784)		177,151
Interest expense	16,962	172,940	189,902	50,221	—	(68,616)	(v)	171,507
Other expense (income), net	(816)	3,320	2,504	4,622	—	—		7,126

Loss from continuing operations before reorganization items and income taxes	(16,038)	(19,455)	(35,493)	(24,833)	3,012	55,832		(1,482)
Reorganization items expense (income), net	3,962	(1,142,809)	(1,138,847)	—	—	—		(1,138,847)

(Loss) income from continuing operations before income taxes	(20,000)	1,123,354	1,103,354	(24,833)	3,012	55,832		1,137,365
Income tax expense	51,193	22,611	73,804	14,042	—	—	(w)	87,846

(Loss) income from continuing operations	$(71,193)	$1,100,743	$1,029,550	$(38,875)	$3,012	$55,832		$1,049,519

Basic net (loss) income per common share:
(Loss) income from continuing operations	$(2.37)	$21.45	$34.32	$(0.05)				$20.55
Weighted average of common stock outstanding	30,000	51,306	30,000	731,874		(710,813)	(x)	51,061
Diluted net (loss) income per common share:
(Loss) income from continuing operations	$(2.37)	$21.45	$34.32	$(0.05)				$20.55
Weighted average of common stock and equivalents outstanding	30,000	51,306	30,000	731,874		(710,813)	(x)	51,061

See accompanying notes to unaudited pro forma condensed combined financial statements

Spectrum Brands Holdings, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Month period ended January 3, 2010

(Amounts in thousands, except per share amounts)

	Historical
	Spectrum Brands	Russell Hobbs	Water Products (a)	Pro Forma Adjustments	Note	Pro Forma Combined
Net sales	$591,940	$248,689	$(37)	$—		$840,592
Cost of goods sold	405,827	170,776	108	—	(q)	576,711
Restructuring and related charges	1,651	—	—	—		1,651

Gross Profit	184,462	77,913	(145)	—		262,230
Selling	111,289	32,900	(417)	—		143,772
General and administrative	43,193	10,991	—	21	(r) (s) (t) (u)	54,205
Research and development	6,445	2,363	—	—		8,808
Restructuring and related charges	4,776	1,012	—	—		5,788

Total operating expenses	165,703	47,266	(417)	21		212,573

Operating income	18,759	30,647	272	(21)		49,657
Interest expense	49,482	7,338	—	(12,316)	(v)	44,504
Other expense (income), net	646	3,936	—	—		4,582

(Loss) income from continuing operations before reorganization items and income taxes	(31,369)	19,373	272	12,295		571
Reorganization items expense (income), net	3,646	—	—	—		3,646

(Loss) income from continuing operations before income taxes	(35,015)	19,373	272	12,295		(3,075)
Income tax expense	22,499	4,518	—	—	(w)	27,017

(Loss) income from continuing operations	$(57,514)	$14,855	$272	$12,295		$(30,092)

Basic net (loss) income per common share:
(Loss) income from continuing operations	$(1.92)	$0.02				$(0.59)
Weighted average of common stock outstanding	30,000	734,335		(713,274)	(x)	51,061
Diluted net (loss) income per common share:
(Loss) income from continuing operations	$(1.92)	$0.02				$(0.59)
Weighted average of common stock and equivalents outstanding	30,000	734,335		(713,274)	(x)	51,061
See accompanying notes to unaudited pro forma condensed combined financial statements

SPECTRUM BRANDS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(Amounts in thousands, except per share amounts)

(1) Conforming Interim Periods

Spectrum’s fiscal year end is September 30 while Russell Hobbs’ fiscal year end is June 30. The latest interim period for Spectrum is its first quarter results for the three month period ended January 3, 2010 while Russell Hobbs’ latest interim period is its second quarter results for the six month period ended December 31, 2009. In order for the unaudited interim pro forma results to be comparative, such interim results include three month results. Accordingly, Russell Hobbs’ historical financial information for the statement of operations covering the three month period ended September 30, 2009 has been excluded, as follows:

	Unaudited
	Six months ended December 31, 2009	Three months ended December 31, 2009	Three months ended September 30, 2009
	A	B	C = A-B
Net sales	$459,776	$248,689	$211,087
Cost of goods sold	317,903	170,776	147,127

Gross Profit	141,873	77,913	63,960
Selling	60,104	32,900	27,204
General and administrative	25,090	10,991	14,099
Research and development	4,659	2,363	2,296
Restructuring and related charges	1,769	1,012	757

Total operating expenses	91,622	47,266	44,356

Operating income	50,251	30,647	19,604
Interest expense	19,894	7,338	12,556
Other expense (income), net	3,224	3,936	(712)

Income from continuing operations before income taxes	27,133	19,373	7,760
Income tax expense	8,872	4,518	4,354

Income from continuing operations	$18,261	$14,855	$3,406

Basic net income per common share:
Income from continuing operations	$0.02	$0.02	$0.00
Weighted average of common stock outstanding	734,335	734,335	734,335
Diluted net income per common share:
Income from continuing operations	$0.02	$0.02	$0.00
Weighted average of common stock and equivalents outstanding	734,335	734,335	734,335

SPECTRUM BRANDS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except per share amounts)

(2) Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared using the historical consolidated financial statements of Spectrum and Russell Hobbs with the merger transaction accounted for using the acquisition method of accounting in accordance with ASC 805. The acquisition method requires all of the following steps:

a.	Identifying the acquirer

b.	Determining the acquisition date

c.	Recognizing and measuring the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree

d.	Recognizing and measuring goodwill or a gain from a bargain purchase.

For purposes of the unaudited pro forma condensed combined financial statements, Spectrum is identified as the acquirer and Russell Hobbs has been treated as the acquiree in the merger. Spectrum’s fiscal year end is September 30 while Russell Hobbs’ fiscal year end is June 30.

(3) Significant Accounting policies

The unaudited pro forma condensed combined financial statements of SB Holdings do not assume any differences in accounting policies between Spectrum and Russell Hobbs. Upon consummation of the mergers, SB Holdings will review the accounting policies of Russell Hobbs to ensure conformity of such accounting policies to those of Spectrum and, as a result of that review, SB Holdings may identify differences between the accounting policies of the two companies, that when conformed, could have a material impact on the combined financial statements. At this time, SB Holdings is not aware of any difference that would have a material impact on the unaudited pro forma condensed combined financial statements.

(4) Estimate of Consideration Expected to Be Transferred

The acquisition method of accounting requires that the consideration transferred in a business combination be measured at fair value as of the closing date of the acquisition. After consummation of the merger transactions, the stockholders of Spectrum, inclusive of the Harbinger Parties, are expected to own approximately 59% of SB Holdings and the stockholders of Russell Hobbs are expected to own approximately 41% of SB Holdings. Inasmuch as Russell Hobbs is a private company and its common stock is not publicly traded, the closing market price of Spectrum’s common stock as of April 27, 2010, the most recent date practical to allow for the preparation of this filing, was used to estimate the consideration transferred. SB Holdings believes this method provides the most reliable determination of fair value for the purposes of the unaudited pro forma condensed combined financial statements.

SPECTRUM BRANDS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except per share amounts)

The following is a preliminary estimate of consideration expected to be transferred to effect the merger as if it had occurred on January 3, 2010:

Spectrum Brands, Inc. common shares and equity awards outstanding as of January 3, 2010	30,629
Spectrum’s closing price per share on April 27, 2010	$29.49
Preliminary purchase price—Spectrum allocation—30,629 shares (1)	$903,255
Preliminary purchase price—Russell Hobbs allocation—20,432 shares (2)	602,540

Total preliminary purchase price SB Holdings	$1,505,795

Allocated fair value of Spectrum’s purchase of Russell Hobbs	$602,540
Less: book value of net assets acquired	332,414
Less: estimated fair value adjustment of net assets acquired	132,082

Residual Goodwill	$138,044

(1)	Number of shares calculated based on 1:1 exchange ratio, as defined in the Agreement and Plan of Merger.
(2)	Number of shares calculated based upon conversion formula, as defined in the Agreement and Plan of Merger, using balances as of December 31, 2009.

The closing price of Spectrum common stock on April 27, 2010 was $29.49 per share. The average closing price for the fifteen trading days prior to April 27, 2010, was $29.60 per share. Certain effects of an increase or decrease by 10-percent in the April 27, 2010 closing price per share are illustrated below:

	10 percent increase per share	10 percent decrease per share
	Closing price of $32.44 per share	Closing price of $26.54 per share
Total preliminary purchase price SB Holdings	$1,656,375	$1,355,216

Allocated fair value of Russell Hobbs	$662,794	$542,286
Less: book value of net assets acquired	332,414	332,414
Less: estimated fair value adjustment of net assets acquired	132,082	132,082

Residual Goodwill	$198,298	$77,790

SPECTRUM BRANDS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except per share amounts)

(5) Preliminary Allocation of Consideration Transferred to Net Assets Acquired

For the purposes of the unaudited pro forma condensed combined financial statements, SB Holdings made a preliminary allocation of the estimated consideration expected to be transferred (see Note 4) to the Net Assets acquired, as if the merger had closed on January 3, 2010, as follows:

Current assets	$341,862
Property, plant and equipment	14,611
Goodwill	138,044
Intangible assets	403,200
Other assets	6,345

Total assets acquired	904,062
Current liabilities	156,246
Long-term debt	12,831
Other long-term liabilities	132,445

Total liabilities assumed	301,522

Total preliminary purchase price allocation	$602,540

(6) Pro Forma Reclassifications and Adjustments for the Transaction

(a).	Represents the exclusion of the water products operating segment of Russell Hobbs as the assets, liabilities, equity and operations of this segment are not included in the proposed merger transaction, as defined in the Agreement and Plan of Merger.

(b).	Adjustment necessary to conform Russell Hobbs’ financial statement presentation of the assets and liabilities held for sale, related to the water filtration business which has been designated by Russell Hobbs as a discontinued operation, to Spectrum’s financial statement presentation.

(c).	To record Russell Hobbs’ inventory to estimated fair value. Based on preliminary valuations SB Holdings estimates that as of January 3, 2010, the fair value of Russell Hobbs’ inventory exceeds book value by approximately $1,300.

(d).	Adjustment reflects the revaluation of Russell Hobbs’ property, plant and equipment to fair value.

(e).	Adjustment reflects the elimination of Russell Hobbs’ historical goodwill in accordance with acquisition accounting, and the establishment of $138,044 of estimated goodwill resulting from the transaction.

(f).	Adjustment to record Russell Hobbs’ intangible assets at estimated fair value. Based on a preliminary valuation SB Holdings currently estimates that the intangible assets of Russell Hobbs will be increased by approximately $201,278.

As part of the business combination, certain Russell Hobbs’ intangible assets were identified and the value quantified at fair value. Specifically, the identifiable intangible assets consisted of customer relationships, the Russell Hobbs’ portfolio of trade names, other trademark license agreements, proprietary technology, and employment non-compete agreements. The $403,200 assigned to the fair value of the intangible assets was based on a preliminary valuation. The identifiable intangible

SPECTRUM BRANDS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except per share amounts)

assets were valued using historical metrics (e.g., prior license agreements) to the extent possible. In addition, other similar transactions were also considered. Furthermore, the projected cash flows associated with each asset were considered over the life of the intangible assets when applicable, and discounted back to present value. The license agreements, customer relationships, proprietary technology and non-compete agreement intangibles are amortized, using the straight-line method, over their estimated useful lives of approximately 5 to 20 years. The trade names are considered as indefinite-lived intangible assets and are not amortized. Customer relationships and other trademark license agreements were valued utilizing the multi-period excess earnings method. The relief-from-royalty method was used to value the proprietary technology and the Russell Hobbs’ portfolio of trade names. The employment non-compete agreements were estimated by utilizing the with and without method of the income approach.

The preliminary estimates of useful lives of the intangible assets subject to amortization that were acquired were as follows: 20 years for customer relationships, 12 years for license agreements, approximately 10 years for technology assets and 5 years for non-compete agreements. The preliminary estimates of annual amortization of the intangible assets acquired was as follows: approximately $2,900 for customer relationships, $12,500 for license agreements, $300 for technology assets and $300 for non-compete agreements. The consolidated estimated annual intangible asset amortization of SB Holdings is approximately $56,000, which includes approximately $40,000 for Spectrum.

(g).	Adjustment reflects the reclassification of Russell Hobbs’ deferred financing fees totaling $2,959 from Other assets to Debt issuance costs.

(h).	The net adjustment reflects the write-off of unamortized deferred financing fees associated with the termination of Spectrum’s ABL Revolving Credit Facility of $8,302 and Russell Hobbs’ North American Credit Facility of $2,959. Deferred financing fees expected to be incurred in connection with the new bank facilities to be obtained at the time of the merger transaction are estimated at $60,000. SB Holdings estimates the annual amortization related to such deferred financing fees will approximate $10,000.

(i).	Adjustment reflects the cancellation of Spectrum’s debt outstanding as of January 3, 2010, which includes the following:

ABL Revolving Credit facility, expiring March 2012	$26,639
Senior Term Credit facility, expiring June 2012—Current portion	13,577
Senior Term Credit facility, expiring June 2012—Long-term portion	1,320,404
Supplemental Loan, expiring March 2012	45,000
Fair value adjustment resulting from historical fresh-start reporting valuation	(69,495)

Total	$1,336,125

Remaining Spectrum debt consists of 12% Notes, expiring August 28, 2019 of $218,076 and capitalized lease obligations and other debt of $30,012.

SPECTRUM BRANDS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except per share amounts)

(j).	Adjustment reflects cancellation of Russell Hobbs’ debt outstanding as of December 31, 2009, which includes the following:

North American Credit Facility, expiring December 2012	$25,711
Harbinger Term Loan, expiring December 2012—Current portion	20,000
Harbinger Term Loan, expiring December 2012—Long-term portion	138,265

Total	$183,976

Remaining Russell Hobbs debt consists of a European credit facility of $12,831.

In connection with the proposed merger transaction, the Harbinger Term Loan which totals $158,265 at December 31, 2009, is being converted to common stock of SB Holdings. See Agreement and Plan of Merger in this proxy statement/prospectus for more information on the Harbinger Term Loan conversion.

(k).	Adjustment reflects debt outstanding related to the new bank facilities which will be obtained at the time of the merger transaction consisting of the following:

Senior secured asset-based revolving facility of $300,000, expiring January 2014	$32,022
Senior secured term facility, expiring January 2016	750,000
Senior secured notes, expiring January 2017	750,000

Total outstanding of new bank facilities	$1,532,022

Cash and cash equivalents adjustment reflects a net decrease of $11,127 upon closing of the proposed merger transaction.

(l).	Adjustment reflects the reclassification and elimination of accrued interest as a result of the cancellation of debt associated with the following:

Spectrum’s ABL Revolving Credit facility, expiring March 2012	$186
Spectrum’s Senior Term Credit facility, expiring June 2012	15,479
Supplemental Loan, expiring March 2012	766
Spectrum’s Interest Rate swaps	1,238
Russell Hobbs’ North American Credit Facility, expiring December 2012	149

Total Accrued interest	$17,818

(m).	Deferred tax adjustments, net, of $69,209, reflect the tax effect of the pro forma adjustment related to certain acquired assets, assuming a 35% effective tax rate.

(n).	The adjustment of $2,102 relates to favorable leasehold agreements associated with Russell Hobbs in order to reflect the fair value of the liability as of January 3, 2010.

(o).	Adjustment reflects the elimination of the historical equity of Russell Hobbs.

(p).

Adjustment reflects the issuance of 51,061 shares of newly issued $0.01 par value shares of SB Holdings common stock at $29.49 per share, the closing price of Spectrum’s common stock as of April 27, 2010, the most recent date practical to allow for the preparation of this filing. Pursuant to the Agreement and Plan of Merger, the adjustment to additional paid-in capital records the $602,540 fair

SPECTRUM BRANDS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except per share amounts)

value of the Russell Hobbs’ 20,432 shares of SB Holdings common stock at the fair value price of $29.49. Accumulated deficit adjustment reflects a decrease of $34,000 associated with professional and transaction related fees and $106,617 representing the net effect of all fair value and pro forma adjustments associated with the merger transaction.

(q).	SB Holdings estimates cost of sales will increase by approximately $1,300 during the first inventory turn subsequent to the acquisition date due to the write-up of inventory. This cost has been excluded from the pro forma adjustments as this amount is considered non-recurring. See note (c) above for further explanation on the write-up of inventory.

(r).	Adjustment reflects increased equity awards amortization of $3,130 and $0 for the fiscal year ended September 30, 2009 and the three month period ended January 3, 2010, respectively, to reflect previously issued equity awards at fair value and recognition of future service period requirements. For purposes of this pro forma adjustment fair value is assumed to be the closing price of Spectrum’s common stock at April 27, 2010 of $29.49 per share, as SB Holdings believes this provides the most reliable determination of fair value. See Note 4, Estimate of Consideration Expected to Be Transferred, in the notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

(s).	Adjustment reflects the elimination of professional expenses of $2,431 related to the merger transaction.

(t).	Adjustment reflects decreased depreciation expense associated with the fair value adjustment of Russell Hobbs’ property, plant and equipment of $637 and $151 for the fiscal year ended September 30, 2009 and the three month period ended January 3, 2010, respectively.

(u).	Adjustment reflects increased amortization expense associated with the fair value adjustment of Russell Hobbs’ intangible assets of $10,291 and $2,603 for the fiscal year ended September 30, 2009 and the three month period ended January 3, 2010, respectively.

(v).	The Agreement and Plan of Merger includes substantial changes to SB Holdings debt structure. The interest expense adjustments resulted in a net decrease of $68,616 and $12,316 for the fiscal year ended September 30, 2009 and the three month period ended January 3, 2010, respectively. The adjustment consists of the following:

	Assumed interest rate	Fiscal year ended September 30, 2009	Three months ended January 3, 2010
$300,000 Senior secured asset-based revolving facility	4.0%	$4,299	$1,120
$750,000 Senior secured term facility	6.5%	49,427	12,865
$750,000 Senior secured notes	10.0%	76,042	19,792
$218,076 Senior Subordinated Notes, expiring August 2019	12.0%	26,169	6,542
Foreign debt and capitalized leases	—	5,332	1,625
Amortization of debt issuance costs	—	10,238	2,560

Total Pro forma Interest expense		$171,507	$44,504
Less: elimination of interest expense on old debt structure		240,123	56,820

Pro forma adjustment		$(68,616)	$(12,316)

SPECTRUM BRANDS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except per share amounts)

An assumed increase or decrease of  1/8 percent in the interest rate of the Senior secured asset based revolving credit facility, the Senior secured term facility and the Senior secured notes assumed above would impact total pro forma interest expense by $1,915 and $479 for the fiscal year ended September 30, 2009 and the three months ended January 3, 2010, respectively.

(w).	As a result of Spectrum’s and Russell Hobbs’ existing income tax loss carry-forwards in the United States, for which full valuation allowances have been provided, no deferred income taxes have been established, and no income tax has been provided related to the pro forma adjustments related to the merger transaction.

(x).	The 51,061 shares of SB Holdings common stock issued as a result of the merger includes the issuance of approximately 30,629 shares to former shareholders of Spectrum, 5,225 shares related to the Harbinger Term loan conversion and 15,207 shares related to former Russell Hobbs’ shares. Based on the terms and conditions of the restricted stock agreements of Spectrum and Russell Hobbs, it has been assumed that all restricted stock is fully vested and included in both the basic and diluted shares as of the year ended September 30, 2009 and the three month period ended January 3, 2010.

Net income per common share for the year ended September 30, 2009 and three month period ended January 3, 2010 is calculated based upon the following number of shares:

	Year Ended September 30, 2009	Three Months Ended January 3, 2010
Basic	51,061	51,061
Effect of restricted stock	—	—

Diluted	51,061	51,061

(7) Transaction Costs

SB Holdings estimates that professional expenses related to the merger transaction will approximate $25,000. These costs include fees for legal, accounting, financial advisory, due diligence, tax, valuation, printing and other various services necessary to complete this transaction. In accordance with ASC 805, these fees are expensed as incurred. Spectrum’s financial results for the three month period ended January 3, 2010 include $2,431 of expenses related to the merger transaction. These costs have been excluded from the pro forma adjustments as these amounts are considered non-recurring. Russell Hobbs’ operating results for the three months ended December 31, 2009 did not include any costs related to the proposed merger transaction.

The merger agreement also provides for certain termination rights that may result in a termination fee. The unaudited pro forma condensed combined financial statements have been prepared under the assumption that the merger will be completed and do not reflect any potential termination fees.

DESCRIPTION OF SB HOLDINGS CAPITAL STOCK

The following summary of the terms of the capital stock of SB Holdings is not meant to be complete and is qualified by reference to the relevant provisions of the DGCL and the New Certificate of Incorporation and the New Bylaws to be adopted at the effective time of the mergers. Copies of the New Certificate of Incorporation and the New Bylaws are incorporated by reference and will be sent to holders of shares of SB Holdings common stock and Spectrum common stock upon request. Please see “Where You Can Find More Information” below.

Authorized Capital Stock

Pursuant to its restated certificate of incorporation, SB Holdings is authorized to issue two classes of capital stock, designated as Common Stock and Preferred Stock. The total number of shares of all classes of stock that SB Holdings has authority to issue is 300,000,000, consisting of 200,000,000 shares of common stock, with a par value of $0.01 per share (the “Common Stock”), and 100,000,000 shares of preferred stock, with a par value of $0.01 per share (the “Preferred Stock”).

SB Holdings Common Stock

Dividend Rights

Subject to applicable law and the rights, if any, of the holders of outstanding Preferred Stock, if any, dividends may be declared and paid on the Common Stock at such times and in such amounts as the board of directors of SB Holdings in its discretion may determine.

Voting Rights

Except as may otherwise be provided in SB Holdings’ New Certificate of Incorporation, by applicable law, or by a Preferred Stock designation, each holder of Common Stock has the exclusive right to vote, and is entitled to one vote for each share of Common Stock held of record by such holder, on all matters on which stockholders generally are entitled to vote, including the election of directors to the board of directors of SB Holdings.

Right to Receive Liquidation Distributions

Upon the dissolution, liquidation or winding up of SB Holdings, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock will be entitled to receive the assets of SB Holdings available for distribution to its stockholders ratably in proportion to the number of shares held by them.

SB Holdings Preferred Stock

The board of directors of SB Holdings is authorized to issue the Preferred Stock in one or more series and to fix the number of shares to be included in any such series and the designation, relative powers, preferences, rights and qualifications, limitations or restrictions of such series. The authority of the board of directors of SB Holdings with respect to each such series includes, without limiting the generality of the foregoing, the determination of any or all of the following:

•	the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

•	the voting powers, if any, and whether such voting powers are full or limited in such series;

•	the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

•	whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

•	the rights of such series upon the voluntary or involuntary liquidation of, or upon any distribution of the assets of, SB Holdings;

•

the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of SB Holdings or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;

•	the right, if any, to subscribe for or to purchase any securities of SB Holdings or any other corporation or other entity;

•	the provisions, if any, of a sinking fund applicable to such series; and

•	any other relative, participating, optional or other special powers, preferences or rights and qualifications, limitations or restrictions thereof.

Registration Rights

In connection with the merger agreement, the Harbinger Parties, the Avenue Parties and SB Holdings have entered into the Registration Rights Agreement, dated as of February 9, 2010, pursuant to which, after the consummation of the mergers, the Harbinger Parties and the Avenue Parties will, among other things and subject to the terms and conditions set forth therein, have certain demand and so-called “piggy back” registration rights with respect their shares of SB Holdings common stock.

Under the Registration Rights Agreement, after the consummation of the mergers, any of the Harbinger Parties and the Avenue Parties may demand that SB Holdings register all or a portion of its SB Holdings common stock for sale under the Securities Act, so long as the anticipated aggregate offering amount of the securities to be offered to the public (based on the average of the daily closing price of the securities for the 30 immediately preceding trading days) is (i) at least $30 million if registration is to be effected pursuant to a registration statement on Form S-1 or a similar “long-form” registration or (ii) at least $5 million if registration is to be effected pursuant to a registration statement on Form S-3 or a similar “short-form” registration. (See “The Proposed Transaction—Material Support and Ancillary Agreements in Connection with the Proposed Transaction—Registration Rights Agreement”).

Transfer Agent and Registrar for SB Holdings

BNY Mellon Shareowner Services is the transfer agent and registrar for the SB Holdings common stock.

Stock Exchange Listing of SB Holdings Common Stock

The NYSE has approved the listing of SB Holdings common stock under the symbol “SPB”, subject to official notice of issuance.

Other Provisions of the New Certificate of Incorporation and the New Bylaws

Purchase Rights of Eligible Stockholders

Each stockholder who, together with its affiliates, holds 5% or more of SB Holdings outstanding voting securities (an “eligible stockholder”) has the right to purchase such eligible stockholder’s pro rata share of all or any part of any “new securities” that SB Holdings may from time to time issue. “New securities” include: (i) any debt instruments of SB Holdings or its subsidiaries issued to any eligible stockholder or other affiliate of SB Holdings, (ii) capital stock of SB Holdings, whether now authorized or not, (iii) equity securities of SB Holdings’ subsidiaries, (iv) rights, options or warrants to purchase such capital stock, equity securities or debt instruments and (v) securities of any type whatsoever that are, or may become, convertible into, exercisable for or exchangeable into such capital stock, equity securities or debt instruments.

“New securities” do not include securities issued or issuable: (a) to current or former employees, directors or officers (or persons who at the time of the grant were employees, directors or officers) of SB Holdings or any of its subsidiaries pursuant to an equity incentive plan or stock purchase plan or agreement on terms approved by SB Holdings’ board of directors, (b) in connection with a stock split (or reverse stock split), subdivision, conversion, recapitalization, reclassification, dividend or distribution in respect of SB Holdings’ capital stock, (c) to the public pursuant to a registration statement or debt securities issuable pursuant to an offering made in reliance on Rule 144A under the Securities Act, (d) as consideration for the acquisition of another entity by SB Holdings, (e) upon exercise of any convertible securities or in connection with payment-in-kind interest, (f) as any right, option or warrant to acquire any such securities so excluded, and (g) any securities issued or issuable pursuant to the merger agreement, the Harbinger Support Agreement, or the Stockholder Agreement.

Corporate Opportunities

SB Holdings’ stockholders, their affiliates and the directors elected or appointed to SB Holdings’ board of directors by SB Holdings’ stockholders: (i) may have participated, directly or indirectly, and may continue to participate in businesses that are similar to or compete with the business of SB Holdings; (ii) may have interests in, participate with, aid and maintain seats on the board of directors of other such entities; and (iii) may develop opportunities for such entities. These individuals may encounter business opportunities in such capacities that SB Holdings or its stockholders may desire to pursue. These individuals will have no obligation to SB Holdings to present any such business opportunity to SB Holdings before presenting and/or developing such opportunity with anyone else, other than any such opportunities specifically presented to any such stockholder or director for SB Holdings’ benefit in his or her capacity as a stockholder or director of SB Holdings. In any such case, to the extent a court might hold that the conduct of such activity is a breach of a duty to SB Holdings, SB Holdings has waived any and all claims and causes of action that SB Holdings believes that it may have for such activities.

Restrictions on Affiliate Transactions

Under the New Certificate of Incorporation, subject to certain exceptions listed therein, SB Holdings and certain of its subsidiaries are not permitted to engage in any transactions in excess of $1 million with any Significant Stockholder unless such transaction is approved by SB Holdings’ board of directors in advance with “special approval.” “Special approval” means the approval or recommendation of a majority of the Special Nominating Committee, or, if the Special Nominating Committee ceases to exist, by a majority of the members of SB Holdings’ board of directors who are disinterested with respect to the applicable transaction or matter.

Removal of Directors

No director may be removed from office without cause except with the affirmative vote of the holders of (i) a majority of the outstanding voting securities of SB Holdings and (ii) a majority of the outstanding voting securities of SB Holdings not held by Significant Stockholders.

Annual Meetings of Stockholders

The New Bylaws require a stockholder proposing business at an annual meeting of SB Holdings stockholders to provide advance notice and submit certain information concerning the stockholder, certain beneficial owners of the related stock and their respective affiliates in connection with making such proposal.

Amendment of the New Certificate and the New Bylaws

The DGCL requires the approval of the board of directors and holders of a majority of the voting power of the outstanding stock to amend the New Certificate. In addition, the DGCL requires the affirmative vote of the holders of the outstanding shares of a class of stock, voting as a separate class, in the event the amendment would, among other reasons, alter or change the powers, preferences or special rights of the class so as to affect them adversely.

Certain amendments of the New Certificate of Incorporation and New Bylaws relating to (i) preemptive rights of SB Holdings stockholders, (ii) restrictions on Significant Stockholders engaging in “going-private” transactions, (iii) provisions related to conflicts of interests and (iv) the election and removal of directors will require the affirmative vote of a majority of the board of directors and a majority of the Special Nominating Committee or, if the Special Nominating Committee ceases to exist, such amendments will require the affirmative vote of a majority of the board of directors and a majority of the independent directors of the board of directors.

The board of directors of SB Holdings has the power to make, alter, amend and repeal SB Holdings’ New Bylaws and to make new bylaws; provided, that the stockholders of SB Holdings may make additional bylaws and may alter and repeal any bylaws whether such bylaws were originally adopted by the stockholders or the board of directors.

However, certain amendments of the New Certificate of Incorporation and New Bylaws relating to (i) the ability of stockholders to call a special meeting of stockholders, (ii) the number and term of directors, (iii) the nomination and election procedures for directors, (iv) provisions relating to committees of the board of directors and (v) provisions relating to affiliate transactions and tag-along rights will require the affirmative vote of a majority of the board of directors and a majority of the Special Nominating Committee or if the Special Nominating Committee ceases to exist, such amendments will require the affirmative vote of a majority of the board of directors and a majority of the independent directors of the board of directors.

Delaware Law Regulating Corporate Takeovers

The provisions of Section 203 of the DGCL regulate corporate takeovers by, in general, prohibiting a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, subject to certain exceptions. The New Certificate of Incorporation contains a provision opting-out of Section  203 of the DGCL, and, accordingly, SB Holdings is not subject to this provision.

Limitation of Liabilities and Indemnification

Exculpation and Indemnification

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that such provision may not eliminate or limit the liability of a director for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends or unlawful stock repurchases or redemptions, or for any transaction from which the director derived an improper personal benefit. SB Holdings’ certificate of incorporation limits the personal liability of a director to SB Holdings and its stockholders for monetary damages for a breach of fiduciary duty as a director to the fullest extent permitted by law.

In addition, Section 145 of the DGCL permits a corporation to indemnify any of its directors, officers, employees or agents who was or is a party, or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or firm, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in and not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person’s conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors, officers, employees or agents against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of an action or suit if the person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person will have been adjudged liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite the adjudication of liability. SB Holdings’ certificate of incorporation provides for indemnification of directors or officers of SB Holdings for any liability incurred in their official capacity to the fullest extent permissible under the DGCL.

Merger Agreement Provisions Relating to Spectrum and Russell Hobbs Directors and Officers

Under the terms of the merger agreement, SB Holdings, Spectrum and Russell Hobbs have agreed that all obligations of Spectrum and Russell Hobbs to indemnify Spectrum’s and Russell Hobbs’ current and former directors and officers under their respective organizational documents or indemnification contracts will survive the mergers and continue in full force and effect and will be assumed and performed by SB Holdings, Spectrum and Russell Hobbs after consummation of the mergers. In addition, SB Holdings has agreed that, upon its, Spectrum’s or Russell Hobbs’ future merger or sale after the consummation of the mergers, it will make proper provision so that the successors and assigns of SB Holdings, Spectrum or Russell Hobbs, as applicable, assumes such indemnification obligations.

In addition, the merger agreement requires SB Holdings to either maintain Spectrum’s and Russell Hobbs’ current directors’ and officers’ liability insurance policies for a period of six years from the effective time of the mergers or obtain substitute policies or purchase a “tail” policy with a claims period of at least six years from the effective time of the mergers, in each case that provides coverage for events occurring on or before the effective time of mergers. The terms of the insurance policies will be no less favorable than Spectrum’s and Russell Hobbs’ respective existing policies, unless the annual premiums of the policies would exceed 300% of the current policies’ premiums as of the date of the merger agreement, in which case the coverage will be the greatest amount of coverage available for a premium amount not exceeding 300% of such current premiums.

COMPARISON OF STOCKHOLDER RIGHTS

The following is a summary of the material differences between the rights of Spectrum and SB Holdings stockholders. The following discussion is not intended to be complete and is qualified by reference to the certificate of incorporation and bylaws of Spectrum, the New Certificate of Incorporation, the New By-laws, the Stockholder Agreement among the Harbinger Parties and SB Holdings, and the DGCL. Copies of these documents will be sent to Spectrum stockholders upon request. We encourage you to refer to the relevant portions of the certificate of incorporation and bylaws of Spectrum, the New Certificate of Incorporation, the New By-laws and the Stockholder Agreement, each of which is incorporated in this document by reference, and the relevant provisions of the DGCL. See “Where You Can Find More Information.”

Upon consummation of the Spectrum merger, stockholders of Spectrum will be entitled to become stockholders of SB Holdings. Set forth on the following pages is a summary comparison of material differences between the rights of a SB Holdings stockholder under the Stockholder Agreement and the New Certificate of Incorporation and the New By-laws that will be in effect upon the closing of the Spectrum merger and the rights of a Spectrum stockholder under Spectrum’s certificate of incorporation and bylaws currently in effect.

	Rights of Spectrum Stockholders	Rights of SB Holdings Stockholders
Authorized Stock

Spectrum is authorized to issue 150,000,000 shares of stock, consisting of 150,000,000 shares of Spectrum common stock, $0.01 par value per share.

On May 5, 2010, there were 30,629,213 shares of Spectrum common stock issued and outstanding.

SB Holdings will be authorized to issue 300,000,000 shares of stock, consisting of 200,000,000 shares of Common Stock, $0.01 par value per share, and 100,000,000 shares of Preferred Stock, $0.01 par value per share.

The New Certificate of Incorporation will permit SB Holdings’ board of directors to issue shares of Preferred Stock in such series, and to fix from time to time, before issuance, the number of shares to be included in any such series and the designation, preferences, voting powers, restrictions, limitations as to dividends, qualifications, terms or conditions of redemption or other rights of such series.

Number of Directors	Spectrum’s bylaws provide that the Spectrum Board will be comprised of seven members. A two-thirds majority of the entire Spectrum Board or holders of at least sixty percent (60%) of the voting power of shares entitled to vote at an election of directors may amend the bylaws to establish, increase or decrease the number of directors.

The New Certificate of Incorporation and the New By-laws will provide that subject to any rights of holders of any series of SB Holdings preferred stock, SB Holdings’ board of directors will initially be comprised of ten members. Initially, six directors will be designated by Russell Hobbs, three directors will be designated by Spectrum, and one director will be the chief executive officer of SB Holdings.

The number of directors may be increased or decreased by resolution of the board.

Pursuant to the Stockholder Agreement, in the event that the size of SB Holdings’ board of directors must be increased to comply with applicable law or maintain the listing of SB Holdings common stock on the NYSE or another securities exchange, then as long as the Harbinger Parties are a Significant Stockholder, the Harbinger Parties have the right, in their sole discretion, to cause SB Holdings to increase the size of its board of directors to add such directors as may be required.

Removal of Directors	Any director may be removed from office, but only for cause and by the affirmative vote of the holders of not less than sixty percent (60%) of the voting power of shares entitled to vote at an election of directors.	No director may be removed from office without cause except with the affirmative vote of the holders of (i) a majority of the outstanding voting securities of SB Holdings and (ii) a majority of the outstanding voting securities of SB Holdings not held by a Significant Stockholder or any member of a Restricted Group (as defined therein).

	Rights of Spectrum Stockholders	Rights of SB Holdings Stockholders
Vacancies on the Board of Directors	Any vacancy may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies.

Any vacancy on the Special Nominating Committee will be filled only by the affirmative vote of a majority of the Special Nominating Committee then in office or by the sole remaining member of the Special Nominating Committee.

The Harbinger Parties or any successor Significant Stockholders of SB Holdings will have the right to designate a successor to fill any other vacancy on the board of directors, including a vacancy on the Nominating and Corporate Governance Committee. If no such successor is designated, the vacancy will be filled by the affirmative vote of a majority of the Nominating and Corporate Governance Committee members then in office or by the sole remaining member of the Nominating and Governance Committee.

Any director elected to fill a vacancy will have the same remaining term as that of his or her predecessor.

Pursuant to the Stockholder Agreement, in the event that the Harbinger Parties have caused SB Holdings to increase the size of its board of directors in order to comply with applicable law or maintain the listing of the Common Stock on the NYSE or another securities exchange, then the Harbinger Parties have the right to designate for nomination by the Nominating and Corporate Governance Committee the directors to fill the resulting vacancies on the board of directors.

Special Meetings of the Board of Directors	Spectrum’s bylaws provide that special meetings of the Spectrum Board may called by the chairman, president or by the written request of two or more directors to the chairman, president or secretary. The chairman or president may fix any place as the place for holding any special meeting of the Spectrum Board on at least 24 hours’ notice to each director.	The New By-laws will provide that special meetings of SB Holdings’ board of directors may be called by the chairman, chief executive officer or president or by the written request of two or more directors to the chairman, chief executive officer, president or secretary. The chairman, chief executive officer or president may fix any place as the place for holding any special meeting of the board of directors on at least 24 hours’ notice to each director.

	Rights of Spectrum Stockholders	Rights of SB Holdings Stockholders
Nomination and Classification of Directors	Spectrum has only one class of directors, which is elected annually. Nominations for directors to be elected at each annual meeting of stockholders are made by the affirmative vote of the majority of the Spectrum Board.

The New Certificate of Incorporation will provide that SB Holdings’ board of directors will be divided into three classes of directors, designated as Class I, Class II and Class III, serving staggered three-year terms, with the first class consisting of four directors and each other class consisting of three directors. The board of directors will be declassified upon (i) approval of a majority of the board of directors including a majority of the Special Nominating Committee or (ii) at any time when the Special Nominating Committee does not exist, approval of a majority of the board of directors.

Pursuant to the Stockholder Agreement the New Certificate of Incorporation and the New By-laws, the three directors designated by Spectrum will initially comprise the Special Nominating Committee. The Special Nominating Committee will nominate for election to SB Holdings’ board of directors at each annual meeting of stockholders of SB Holdings, the number of candidates as is equal to the number of members of the Special Nominating Committee that were, prior to such annual meeting, in the class of directors which is being elected at such annual meeting, if any. The Special Nominating Committee will be dissolved in the event that there are no Significant Stockholders; provided, however, that if a stockholder who was a Significant Stockholder at the time the Special Nominating Committee was dissolved re-acquires 40% or more of the outstanding voting securities of SB Holdings within three years of such dissolution, then the Special Nominating Committee will be reconstituted and its authority reinstated.

The Nominating and Corporate Governance Committee will initially consist of (i) a majority of directors designated by the Harbinger Parties and (ii) one independent director that is also a member of the Special Nominating Committee. The Nominating and Corporate Governance Committee will nominate for election the remaining number of directors in the class of directors which is being elected at each annual meeting. The

	Rights of Spectrum Stockholders	Rights of SB Holdings Stockholders
Harbinger Parties will have the right to designate the directors for nomination by the Nominating and Corporate Governance Committee for as long as they are a Significant Stockholder; provided, that if no stockholder owns more than 50% of the outstanding voting securities of SB Holdings, then, pursuant to NYSE rules, the Nominating and Corporate Governance Committee must be composed entirely of independent directors.

Stockholder Nominations

The bylaws of Spectrum require advance written notice for stockholders to nominate a director or bring other business before a meeting of stockholders. For an annual meeting, a stockholder must deliver notice to the secretary of Spectrum not earlier than the 120th day and not later the 90th day prior to the first anniversary of the date of the previous year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the date of the previous year’s annual meeting, or no annual meeting was held in the prior year, notice by the stockholder must be given not earlier than the 120th day prior to the date of such meeting and not later than the 90th day prior to the date of such meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. For a special meeting at which directors are to be elected, a stockholder must deliver notice to the secretary of Spectrum not earlier than the 120th day prior to the meeting and not later than the 90th day prior to the meeting or the tenth day following the day on which public announcement of the date of the meeting is made.

If the number of directors to be elected to the Spectrum Board at a meeting of stockholders is increased and there is no public announcement naming the nominees for the additional directorships

The New By-laws will require advance written notice to the secretary of SB Holdings for stockholders to nominate a director or bring other business before a meeting of stockholders. For an annual meeting of stockholders, a stockholder must deliver notice not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the date of the previous year’s annual meeting of stockholders. However, if (i) the date of the annual meeting of stockholders is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the date of the previous year’s annual meeting, (ii) no annual meeting was held in the prior year, or (iii) in the case of SB Holdings’ first annual meeting of stockholders as a corporation with a class of equity securities registered under the Exchange Act, notice by the stockholder must be given not earlier than the 120th day prior to the date of such meeting and not later than the later of the 90th day prior to the date of such meeting or the tenth day following the date on which notice of such annual meeting was made by mail or public disclosure. For a special meeting of stockholders at which directors are to be elected, a stockholder must deliver notice to the secretary of SB Holdings not earlier than the 120th day prior to the date of such meeting and not later than the later of the 90th day prior to the date of such meeting or the tenth day following the date on which notice of such annual meeting was made by mail or public disclosure.

If the number of directors to be elected to the board of directors at a meeting of stockholders is increased and there is no

	Rights of Spectrum Stockholders	Rights of SB Holdings Stockholders
	at least 100 days before the first anniversary of the previous year’s annual meeting, a notice may be given by a stockholder, but only with respect to nominees for the additional directorships, if it is delivered to the secretary of Spectrum no later than the close of business on the tenth day following the day on which public announcement of the date of the meeting is made.	public disclosure by SB Holdings naming the nominees for the additional directorships at least 100 days before the first anniversary of the previous year’s annual meeting, a notice of nomination may be given by a stockholder, but only with respect to nominees for the additional directorships, if such notice is delivered personally to the secretary of SB Holdings no later than the close of business on the tenth day following the date on which such disclosure is made.

Voting Rights and Required Vote Generally; Action by Written Consent

Voting Rights. In the election of directors of Spectrum, each stockholder is entitled to the number of votes that is equal to the number of shares of Spectrum common stock owned by such stockholder multiplied by the number of directors to be elected. Each stockholder may cast all of the resulting votes for a single director, or may distribute them among the directors to be elected at the stockholder’s discretion. In all other matters, each stockholder is entitled to one vote for each share of Spectrum common stock owned by such stockholder.

Action by Written Consent. Under the DGCL, unless the certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may also be taken by written consent of the holders of not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote on such action were present and voted; provided, that all necessary consents are given within 60 days of the first consent. Spectrum’s certificate of incorporation does not prohibit stockholders from taking action by written consent.

Voting Rights. Each stockholder will be entitled to one vote for each share of Common Stock owned by such stockholder in connection with the election of directors or other matters to be voted upon at a meeting of stockholders. The voting power of Preferred Stock, if any, will be determined by the board of directors in the designation providing for the issuance of such Preferred Stock.

Action by Written Consent. Under the DGCL, unless the certificate of incorporation provides otherwise (and the New Certificate does not provide otherwise), any action required or permitted to be taken at an annual or special meeting of the stockholders of SB Holdings may also be taken, without prior notice and without a vote, by written consent of the holders of not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted and such consent is delivered to SB Holdings; provided, that all consents necessary to effectuate a corporate action referred to in a consent are delivered to SB Holdings within 60 days of the date on which the earliest dated consent is so delivered.

Stockholders’ Meetings; Notice	Annual Meetings. An annual meeting of stockholders for the election of directors and the transaction of any business within the powers of Spectrum is held on the date and at the time set by the Spectrum Board.	Annual Meetings. Annual meetings of stockholders for the election of directors and the transaction of any other business within the powers of SB Holdings may be held on the dates and at the times designated by the board of directors of SB Holdings.

	Rights of Spectrum Stockholders	Rights of SB Holdings Stockholders

Special Meetings. Special meetings of stockholders may be called at any time by the Spectrum Board by giving notice to each stockholder entitled to vote at such meeting as discussed below. Subject to certain conditions, a special meeting of stockholders will also be called by the Spectrum Board to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than 15% of all the votes entitled to be cast at such meeting.

Notice. Not less than 10 nor more than 60 days before each meeting of stockholders, the secretary will give to each stockholder entitled to vote at such meeting or entitled to notice thereof, notice in writing stating the time and place of the meeting, the means of remote communications, if any, and, in the case of a special meeting or as otherwise may be required by any law, the purposes for which the meeting is called.

Special Meetings. Special meetings of stockholders may be called at any time by the board of directors of SB Holdings by giving notice to each stockholder entitled to vote at such meeting, as discussed below. Subject to certain conditions, a special meeting of stockholders will also be called by the board of directors of SB Holdings to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders holding not less than twenty-five percent (25%) of the total number of shares entitled to vote on the matter or matters to be brought before such meeting.

Notice. Not less than 10 nor more than 60 days before the date of each meeting of stockholders, the secretary of SB Holdings will give to each stockholder entitled to vote at such meeting or entitled to notice thereof, notice in writing stating the time and place of the meeting, the means of remote communications, if any, and, in the case of a special meeting or as otherwise may be required by any law, the purposes for which the meeting is called.

Quorum for Meeting of Stockholders	Spectrum’s bylaws provide that the presence in person or by proxy of the holders of a majority of the voting power of all outstanding shares entitled to be cast constitute a quorum at any meeting of the stockholders.	The New By-laws will provide that, at each meeting of stockholders, the presence in person or by proxy of the holders of a majority of the voting power of all outstanding shares entitled to vote at the meeting of stockholders constitute a quorum for the transaction of any business (including the election of directors) at such meeting.

Mergers, Consolidations and Sale of Assets; Dissolution	Under the DGCL, a sale, lease or exchange of all or substantially all of a corporation’s assets, a merger or consolidation of a corporation (except in certain circumstances) with another corporation or a dissolution of a corporation generally requires the affirmative vote of the Spectrum Board and the holders of a majority of the voting power of the outstanding common stock entitled to vote on the transaction.	Under the DGCL, a sale, lease or exchange of all or substantially all of a corporation’s assets, a merger or consolidation of a corporation (except in certain circumstances) with another corporation or a dissolution of a corporation generally requires the affirmative vote of the board of directors and the holders of a majority of the voting power of the outstanding common stock entitled to vote on the transaction.

	Rights of Spectrum Stockholders	Rights of SB Holdings Stockholders
Appraisal Rights	Under the DGCL, Spectrum stockholders have the right to demand payment for the fair value of their shares in compliance with procedures set forth in the “appraisal rights” provisions of the DGCL in connection with certain mergers to which it is a party. You should review the section of this document entitled “No Appraisal Rights” for further information.	Under the DGCL, SB Holdings stockholders have the right to demand payment for the fair value of their shares in compliance with procedures set forth in the “appraisal rights” provisions of the DGCL in connection with certain mergers to which it is a party. You should review the section of this proxy/prospectus entitled “No Appraisal Rights” for further information.

Preemptive Rights	Any Spectrum stockholder who holds, together with its affiliates, five percent (5%) or more of Spectrum’s outstanding Common Stock or capital stock into which any Common Stock may be converted (each, an “Eligible Spectrum Stockholder”), has the right to purchase a pro rata share of the amount of any new capital stock (or rights, options or warrants to purchase such capital stock) issued by Spectrum in an equity financing. This preemptive right does not apply to any capital stock (or rights, options or warrants to purchase such capital stock) issued (i) to officers, directors or employees of Spectrum or any of its subsidiaries, (ii) in connection with bona fide, arm’s length debt financings or other similar transactions approved by the Spectrum Board, (iii) in connection with a stock split (or reverse stock split), subdivision, dividend or distribution in respect of Spectrum’s capital stock, (iv) pursuant to a public offering or (v) in connection with certain mergers, consolidations, asset purchases and other acquisitions by Spectrum.	Any SB Holdings stockholder who holds, together with its affiliates, five percent (5%) or more of SB Holdings’ outstanding voting securities or any capital stock into which any outstanding voting securities may be converted (each an “Eligible SB Holdings Stockholder”), will have the right to purchase a pro rata share of the amount of any new (i) equities securities or debt instruments of SB Holdings or its subsidiaries issued to any Eligible SB Holdings Stockholder or other affiliate of SB Holdings, (ii) capital stock of SB Holdings, (iii) rights, options or warrants to purchase such capital stock, equity securities or debt instruments and (iv) securities of any type that are convertible into, exercisable for or exchangeable into such capital stock, equity securities or debt instruments (collectively, the “New Securities”). This preemptive right will not apply to any New Securities issued (a) to employees, directors or officers (or persons who at the time of the grant were employees, directors or officers) of SB Holdings or any of its subsidiaries, (b) in connection with a stock split (or reverse stock split), subdivision, conversion, recapitalization, reclassification, dividend or distribution in respect of SB Holdings’ capital stock, (c) pursuant to a public offering, (d) as consideration for the acquisition of another entity by SB Holdings, (e) upon exercise of any convertible securities or in connection with payment-in-kind interest, (f) as any right, option or warrant to acquire any securities specifically excluded from the definition of New Securities, pursuant to clauses (a) through (e) or (f) in connection with the mergers.

	Rights of Spectrum Stockholders	Rights of SB Holdings Stockholders
Ownership, Transfer and Related Provisions

All shares of Spectrum common stock are freely transferable, subject to restrictions under applicable securities laws and any restrictions pursuant to agreements with individual stockholders.

Section 15.3 of Spectrum’s certificate of incorporation does not permit transactions with affiliates unless such transactions are on terms that are no less favorable to Spectrum than those that would have been obtained in a comparable arm’s-length transaction by Spectrum and Spectrum delivers to each Eligible Spectrum Stockholder, with respect to any affiliate transaction (i) in excess of $10.0 million, a resolution of the Spectrum Board set forth in an officers’ certificate certifying that such affiliate transaction complies with such Section 15.3 and that such affiliate transaction has been approved by a majority of the disinterested members of the Spectrum Board; and (ii) in excess of $25.0 million, an opinion as to the fairness to Spectrum of affiliate transaction from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

Subject to the restrictions discussed below, all shares of Common Stock will be freely transferable, subject to restrictions under applicable securities laws and any restrictions pursuant to agreements with individual stockholders. Any provisions regarding the transfer or other ownership rights and restrictions relating to Preferred Stock, if any, will be determined by the board of directors in the designation providing for the issuance of such Preferred Stock.

The Stockholder Agreement and the New Certificate of Incorporation will prohibit the Harbinger Parties and any successor Significant Stockholders from engaging in “going-private” transactions with respect to SB Holdings, unless, with respect to any such transaction which is not a tender or exchange offer by the Harbinger Parties or any successor Significant Stockholders, such transaction is (i) approved by the board of directors, (ii) determined by the board of directors to be fair to the stockholders of SB Holdings other than the Harbinger Parties or any successor Significant Stockholders, in each case with the approval of a majority of the disinterested members of the board of directors, and (iii) approved by the affirmative vote of the holders of a majority of the outstanding voting securities held by stockholders other than the Harbinger Parties and/or any successor Significant Stockholders.

With respect to any going-private transaction which is a tender or exchange offer made by the Harbinger Parties or any successor Significant Stockholders, such transaction will not be prohibited if (i) it is contingent upon the acquisition of a majority of the outstanding voting securities not beneficially owned by the Harbinger Parties and/or any successor Significant Stockholder and (ii) the disinterested members of the board of directors do not recommend that the Stockholders refrain from tendering or exchanging their shares in such offer.

	Rights of Spectrum Stockholders	Rights of SB Holdings Stockholders
Ownership, Transfer and Related Provisions

The New By-laws will also provide tag along rights to stockholders, subject to certain conditions, to sell all of their SB Holdings voting securities in the event that a stockholder disposes of or encumbers 50% or more of the outstanding voting securities of SB Holdings. The tag along rights are effective until the earlier of (i) two years after the effective date of the mergers and (ii) the date on which the Eligible SB Holdings Stockholders no longer own, in the aggregate, 65% or more of the outstanding voting securities of SB Holdings. The tag along rights do not attach to certain transfers among the Harbinger Parties and their affiliates.

Pursuant to the Stockholder Agreement, the Harbinger Parties have agreed not to engage in any transfer or disposition of SB Holdings voting securities that would result in such transferee becoming a Significant Stockholder unless (i) such transferee agrees to be bound by the terms of the Stockholder Agreement or (ii) such disposition is approved by the affirmative vote of a majority of the board of directors and the Special Nominating Committee. This restriction does not apply to a transfer or disposition of 5% or less of the outstanding voting securities of SB Holdings (in one or a series of related transactions) or transfers or dispositions pursuant to a bona fide acquisition of SB Holdings by a third party.

Amendment of Certificate of Incorporation	The DGCL requires the approval of the Spectrum Board and the holders of a majority of Spectrum’s outstanding voting stock to amend the certificate of incorporation. In addition, the DGCL requires the affirmative vote of the holders of the outstanding shares of a class of stock, voting as a separate class, in the event the amendment would, among other reasons, alter or change the powers, preferences or special rights of the class so as to affect them adversely.	The DGCL requires the approval of the board of directors and the holders of a majority of SB Holdings’ outstanding voting securities to amend the New Certificate of Incorporation. In addition, in the event the amendment would, among other reasons, alter or change the powers, preferences or special rights of any class of stock so as to affect them adversely, the DGCL requires the affirmative vote of the holders of the outstanding shares of such class of stock, voting as a separate class.

	Rights of Spectrum Stockholders	Rights of SB Holdings Stockholders
Amendment of Certificate of Incorporation

Spectrum’s certificate of incorporation expressly requires the affirmative vote of the holders of at least sixty percent (60%) of the voting power of all outstanding stock in order to amend the provisions of the certificate of incorporation relating to (i) preemptive rights of Spectrum stockholders, (ii) board observation rights of certain majority stockholders, (iii) conflicts of interests, (iv) certain covenants of Spectrum with respect to information rights and affiliate transactions and (v) the election and removal of directors.

The New Certificate of Incorporation will provide that certain amendments relating to (i) committees of the board of directors, (ii) preemptive rights of SB Holdings stockholders, (iii) restrictions on the Harbinger Parties and any successor Significant Stockholders engaging in “going-private” transactions, (iv) conflicts of interests, (v) affiliate transactions, (vi) the maintenance of SB Holdings’ status as a reporting company under the Exchange Act, and (vii) amendments to the New Certificate of Incorporation, will require the affirmative vote of a majority of the board of directors and a majority of the Special Nominating Committee; provided, that if the Special Nominating Committee ceases to exist, then such amendments will require the affirmative vote of a majority of the board of directors and a majority of the independent directors of the board.

Amendment of Bylaws

The Spectrum Board has the power to make, alter, amend and repeal Spectrum’s bylaws and to make new bylaws; provided, that the stockholders of Spectrum may make additional bylaws and may alter and repeal any bylaws whether such bylaws were originally adopted by the stockholders or the Spectrum Board.

However, Spectrum’s bylaws expressly require the affirmative vote of the holders of at least sixty percent (60%) of the voting power of all outstanding stock to amend or repeal the provisions of the bylaws relating to (i) the ability of stockholders to call a special meeting of stockholders, (ii) voting requirements and procedures for matters to be voted on at a meeting of stockholders, (iii) the number and term of directors, (iv) the ability of the board of directions of Spectrum to take action without a meeting (v) provisions relating to committees of the Spectrum Board and (vi) amendments to the bylaws.

The board of directors of SB Holdings has the power to make, alter, amend and repeal the New By-laws and to make new by-laws; provided, that the stockholders of SB Holdings may make additional by-laws and may alter and repeal any by-laws whether such bylaws were originally adopted by the stockholders or the board of directors; provided, that certain amendments by the stockholders relating to (i) the number and term of directors, (ii) the classification of the board of directors and (iii) tag along rights will require the affirmative vote of the holders of a majority of the outstanding voting securities held by stockholders (other than Significant Stockholders or the Harbinger Parties and/or any successor Significant Stockholders).

Notwithstanding the above, certain amendments by the board of directors of SB Holdings relating to (i) the ability of stockholders to call a special meeting of stockholders, (ii) the number and term of directors, (iii) the nomination and election procedures for directors, (iv) committees of the board of directors, (v) tag along rights and (vi) amendments to the New By-laws will require the affirmative vote of a majority of

	Rights of Spectrum Stockholders	Rights of SB Holdings Stockholders
Amendment of Bylaws		the board of directors and a majority of the Special Nominating Committee; provided, that if the Special Nominating Committee ceases to exist, then such amendments will require the affirmative vote of a majority of the board of directors and a majority of the independent directors of the board.

Indemnification of Officers and Directors	Generally, the DGCL permits a corporation to indemnify certain persons made a party to any action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation; provided, that such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason or cause to believe the person’s conduct was unlawful. In the case of an action by or in the right of the corporation, a person may only be indemnified against expenses and not judgments, fines or amounts paid in settlement and no indemnification may be made in respect of any matter as to which that person was found liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite the adjudication of liability, that person is fairly and reasonably entitled to indemnity for proper expenses.

Spectrum’s certificate of incorporation provides that, to the fullest extent permitted under the DGCL, no director will be personally liable to Spectrum or Spectrum stockholders for monetary damages for breach of fiduciary duty as a director.

Spectrum’s certificate of incorporation and bylaws provide for the indemnification of directors and officers to the fullest extent permitted by the DGCL.

The New Certificate of Incorporation will provide that, to the fullest extent permitted under the DGCL, no director will be personally liable to SB Holdings or SB Holdings stockholders to for monetary damages for breach of fiduciary duty as a director.

The New Certificate of Incorporation and New By-laws will provide for the indemnification of directors and officers to the fullest extent permitted by the DGCL.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, special counsel to SB Holdings, will pass on the validity of the SB Holdings common stock to be issued to Spectrum stockholders pursuant to the Spectrum merger. Certain U.S. federal income tax consequences relating to the Spectrum merger will be passed upon for Spectrum by Sutherland Asbill & Brennan LLP.

EXPERTS

The consolidated financial statements and financial statement schedule of Spectrum and its subsidiaries (the Company) as of September 30, 2009 (Successor Company) and September 30, 2008 (Predecessor Company) and for the period August 31, 2009 to September 30, 2009 (Successor Company), the period October 1, 2008 to August 30, 2009, and the years ended September 30, 2008 and 2007 (Predecessor Company), have been incorporated by reference herein and in the registration statement on Form S-4 in reliance upon the report of KPMG LLP, Spectrum’s independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

KPMG LLP’s report refers to the Company’s emergence from bankruptcy protection on August 28, 2009 and adoption of fresh start reporting on August 30, 2009, resulting in the Successor Company’s consolidated financial statements prior to August 30, 2009 not being comparable to its consolidated financial statements for periods on or after August 30, 2009. KPMG LLP’s report also refers to a change in the method of accounting for pension and other postretirement benefits on September 30, 2007, and the adopted measurement date provision on September 30, 2009.

The consolidated financial statements and schedule of Russell Hobbs and its subsidiaries as of June 30, 2009 and 2008 and for each of the years then ended, as well as, the consolidated financial statements and schedule of Russell Hobbs and its subsidiaries as of and for the six months ended June 30, 2007 and as of and for the year ended December 31, 2006, have been incorporated elsewhere in this proxy statement/prospectus in reliance upon the report of Grant Thornton LLP, Russell Hobbs’ independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

With respect to Russell Hobbs’ unaudited interim financial information for the periods ended December 31, 2009 and 2008, included herein, Grant Thornton LLP has applied certain procedures in accordance with professional standards for a review of such information. However, they did not audit and they do not express an opinion on that interim financial information. Grant Thornton LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

FUTURE STOCKHOLDER PROPOSALS

If the mergers are consummated, Spectrum and Russell Hobbs stockholders will become stockholders of SB Holdings. Stockholder proposals intended to be included in SB Holdings’ proxy statement and voted on at SB Holdings’ first annual meeting of stockholders after the mergers must be submitted to SB Holdings’ Corporate Secretary and in accordance with applicable SEC rules and regulations governing the submission of stockholder proposals, which rules and regulations also govern SB Holdings’ consideration of such stockholder proposals for inclusion in its proxy statement and form of proxy.

Pursuant to the New By-laws, in order for any business not included in the proxy statement for the next regularly scheduled annual meeting of stockholders to be brought before the meeting by a stockholder entitled to vote at the meeting, the stockholder must give timely written notice of that business to SB Holdings’ Corporate Secretary. To be timely, the notice must be received by no later than the close of business on the 90th day and no earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. The notice must contain the information required by the New By-laws. The foregoing bylaw provisions do not affect a stockholder’s ability to request inclusion of a proposal in the SB Holdings’ proxy statement in accordance with the procedures and deadlines set forth in Rule 14a-8 of the Exchange Act. A proxy may confer discretionary authority to vote on any matter at a meeting if we do not receive notice of the matter within the time frames described above. A copy of the New By-laws is available upon request to: SB Holdings Inc., c/o Russell Hobbs, Inc., 3633 S. Flamingo Road, Miramar, Florida 33027, Attention: Corporate Secretary. The officer presiding at the meeting may exclude matters that are not properly presented in accordance with these requirements.

OTHER MATTERS

According to Spectrum’s amended and restated bylaws, business to be conducted at a special meeting of stockholders may only be brought before the meeting pursuant to a notice of meeting. No matters other than the matters described in this document are anticipated to be presented for action at the special meeting or at any adjournment or postponement of such special meeting.

Spectrum will hold a 2010 annual meeting of stockholders only if the Spectrum merger is not consummated. If it is determined that the Spectrum merger will not be consummated as contemplated by the merger agreement, Spectrum will provide notice of the date fixed for the annual meeting, as well as the deadline for submitting stockholder proposals for such meeting and for having such stockholder proposals included in Spectrum’s proxy statement.

WHERE YOU CAN FIND MORE INFORMATION

Spectrum files annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, or at the SEC’s public reference rooms in New York, New York or Chicago, Illinois. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that has reports, proxy statements and other information about issuers, like Spectrum, that make electronic filings with the SEC. The address of that site is www.sec.gov.

SB Holdings filed a registration statement on Form S-4 to register with the SB Holdings common stock to be issued to Spectrum stockholders pursuant to the Spectrum merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of SB Holdings in addition to being a proxy statement of Spectrum for the special meeting. As permitted by the SEC rules, this proxy statement/prospectus does not contain all the information that you can find in the registration statement or the exhibits to that statement.

Spectrum may “incorporate by reference” certain information into this proxy statement/prospectus. This means that Spectrum can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document. This proxy statement/prospectus incorporates by reference the documents set forth below that Spectrum has previously filed with the SEC. These documents contain important information about Spectrum’s companies and their financial performance. There have not been any material changes in Spectrum’s affairs since the Form 10-Q for the fiscal quarter ended January 3, 2010 was filed with the SEC on February 10, 2010.

•	Annual Report on Form 10-K for the fiscal year ended September 30, 2009 filed with the SEC on December 29, 2009;

•	Amended Annual Report on Form 10-K/A for the fiscal year ended September 30, 2009 filed with the SEC on March 29, 2010;

•	Quarterly Report on Form 10-Q for the quarterly period ended January 3, 2010 filed with the SEC on February 10, 2010; and

•

Current Reports on Form 8-K filed with the SEC on October 5, 2009, October 13, 2009, October 28, 2009, December 30, 2009, January 6, 2010, January 7, 2010, February 9, 2010, February 10, 2010, February 12, 2010, February 26, 2010, March 1, 2010, March 2, 2010, March 15, 2010, March 16, 2010, March 18, 2010, March 29, 2010, April 12, 2010, April 15, 2010, April 28, 2010, May 3, 2010, May 5, 2010 and May 6, 2010.

In addition, all reports and other documents that Spectrum subsequently files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this proxy statement/prospectus and prior to the termination of the offering of securities hereunder will be deemed to be incorporated by reference into this proxy statement/prospectus and to be part of this proxy statement/prospectus from the date of the filing of such reports and documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for the purposes of this proxy statement/prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

Russell Hobbs has supplied all information contained in this proxy statement/prospectus relating to Russell Hobbs, SB Holdings has supplied all information contained in this proxy statement/prospectus relating to SB Holdings and Spectrum has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to Spectrum.

This proxy statement/prospectus incorporates important business and financial information about Spectrum from documents that are not included in or delivered with this document. You may have already been sent some of the documents incorporated by reference, but you can obtain any of them through the Securities and Exchange Commission website at http://www.sec.gov or from Spectrum, excluding all exhibits (unless an exhibit has been specifically incorporated herein by reference), by requesting them in writing or by telephone from Spectrum at the following address:

Spectrum Brands, Inc.

Six Concourse Parkway, Suite 3300

Atlanta, GA 30328

(770) 829-6200

You can also get more information by visiting Spectrum’s website at www.spectrumbrands.com. Website materials are not part of this proxy statement/prospectus.

You will not be charged for any of these documents that you request. If you would like to request documents from Spectrum, please do so by June 4, 2010 to receive them before the special stockholders’ meeting. If you request any incorporated documents, Spectrum will strive to mail them to you by first-class mail, or other equally prompt means, within one business day of receipt of your request.

You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus to vote on the Spectrum merger proposal. If information is given or representations are made, you may not rely on that information or those representations as having been authorized by Spectrum, Russell Hobbs or SB Holdings. Spectrum, Russell Hobbs and SB Holdings have not authorized anyone to provide you with information that is different from what is contained in this document. This proxy statement/prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this proxy statement/prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. This proxy statement/prospectus is dated May 11, 2010. You should not assume that the information in it is accurate as of any date other than that date, and neither its mailing to stockholders nor the issuance of SB Holdings common stock in the transaction will create any implication to the contrary.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

OF

RUSSELL HOBBS, INC. AND ITS SUBSIDIARIES

Page
Unaudited Consolidated Financial Statements for the Three and Six Months ended December 31, 2009 and 2008

Consolidated Balance Sheets as of December 31, 2009 (unaudited) and June 30, 2009	F-1
Consolidated Statements of Operations for the Three Months Ended December 31, 2009 and 2008 (unaudited)	F-2
Consolidated Statements of Operations for the Six Months Ended December 31, 2009 and 2008 (unaudited)	F-3
Consolidated Statement of Stockholders’ Equity for the Six Months Ended December 31, 2009 (unaudited)	F-4
Consolidated Statements of Cash Flows for the Six Months Ended December 31, 2009 and 2008 (unaudited)	F-5
Notes to Unaudited Consolidated Financial Statements	F-6

Audited Consolidated Financial Statements for the Fiscal Years ended June 30, 2009 and 2008

Report of Independent Registered Public Accounting Firm	F-33
Consolidated Balance Sheets as of June 30, 2009 and 2008	F-34
Consolidated Statements of Operations for the Years Ended June 30, 2009 and 2008	F-35
Consolidated Statements of Stockholders’ Equity for the Years Ended June 30, 2009 and 2008	F-36
Consolidated Statements of Cash Flows for the Years Ended June 30, 2009 and 2008	F-37
Notes to Consolidated Financial Statements	F-39

Audited Consolidated Financial Statements for the Fiscal Years ended June 30, 2008 and 2007

Report of Independent Registered Public Accounting Firm	F-83
Consolidated Balance Sheets as of June 30, 2008 and 2007	F-84
Consolidated Statements of Operations for the Year Ended June 30, 2008, the Six Months Ended June 30, 2007 and the Year Ended December 31, 2006	F-85
Consolidated Statements of Stockholders’ Equity (Deficit) for the Year Ended June 30, 2008, the Six Months Ended June 30, 2007 and the Year Ended December 31, 2006	F-86
Consolidated Statements of Cash Flows for the Year Ended June 30, 2008, the Six Months Ended June 30, 2007 and the Year Ended December 31, 2006	F-87
Notes to Consolidated Financial Statements	F-89

Russell Hobbs, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value data)

	December 31, 2009	June 30, 2009
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$24,299	$16,095
Accounts and other receivables, less allowances of $3,287 at December 31, 2009 and $4,142 at June 30, 2009	176,103	133,711
Inventories	129,698	165,495
Prepaid expenses and other	11,229	12,240
Prepaid income taxes	3,017	3,574
Deferred income taxes	51	943

Total current assets	344,397	332,058
Property, Plant and Equipment—at cost, less accumulated depreciation of $12,168 at December 31, 2009 and $10,004 at June 30, 2009	18,535	20,876
Non-current Deferred Income Taxes	1,896	3,419
Goodwill	162,469	162,469
Intangibles, Net	201,922	206,805
Other Assets	11,470	12,219

Total Assets	$740,689	$737,846

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$63,212	$58,385
Accrued expenses	84,517	73,293
Harbinger Term loan—current portion (related party)	20,000	20,000
Brazil term loan	—	2,228
Current income taxes payable	9,117	4,245

Total current liabilities	176,846	158,151
Long-Term Liabilities:
North American credit facility	25,711	52,739
European credit facility	12,831	19,845
Australia credit facility	—	—
Series D Preferred Stock—authorized: 110.2 shares at $0.01 par value; outstanding: 110.2 shares at $0.01 par value (related party)	—	139,744
Series E Preferred Stock—authorized: 50 shares at $0.01 par value; outstanding: 50 shares at $0.01 par value (related party)	—	56,238
Harbinger Term loan—long-term portion (related party)	138,265	141,456
Pension liability	14,787	19,791
Non-current deferred income taxes	47,068	46,347
Other long-term liabilities	3,483	3,856

Total Liabilities	418,991	638,167
Series D Preferred Stock—authorized: 110.2 shares at $0.01 par value; outstanding: 110.2 shares at $0.01 par value (related party)	147,271	—
Series E Preferred Stock—authorized: 50 shares at $0.01 par value; outstanding: 50 shares at $0.01 par value (related party)	59,268	—
Commitments and Contingencies—See Note 3
Stockholders’ Equity:
Common stock—authorized: 1,000,000 shares of $0.01 par value; issued and outstanding: 739,013 shares at Dec. 31, 2009 and June 30, 2009	7,319	7,319
Treasury stock—7,886 shares, at cost	(65,793)	(65,793)
Paid-in capital	302,677	302,677
Accumulated deficit	(90,914)	(102,460)
Accumulated other comprehensive loss	(38,130)	(42,064)

Total stockholders’ equity	115,159	99,679

Total Liabilities and Stockholders’ Equity	$740,689	$737,846

The accompanying notes are an integral part of these financial statements.

Russell Hobbs, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended
	December 31, 2009		December 31, 2008
	(Dollars in thousands)
Net sales	$248,689	100.0%	$244,964	100.0%
Cost of goods sold	170,776	68.7	183,910	75.1

Gross profit	77,913	31.3	61,054	24.9

Selling, general and administrative expenses:
Operating expenses	46,254	18.6	52,155	21.3
Integration and transition expenses	273	0.1	168	0.1
Patent infringement litigation expenses	360	0.1	349	0.1
Employee termination benefits	379	0.1	916	0.4
Acquisition related expenses	—	0.0	1,281	0.5

	47,266	18.9	54,869	22.4

Operating income	30,647	12.4	6,185	2.5

Other expense (income):
Interest expense ($6,453 and $10,846 in related party interest expense for the three months ended December 31, 2009 and 2008, respectively)	7,338	3.0	13,081	5.3
Foreign currency exchange loss	2,506	1.0	4,013	1.7
Interest income and other expense (income), net	1,430	0.6	(222)	(0.1)

	11,274	4.6	16,872	6.9

Income (loss) from continuing operations before income taxes	19,373	7.8	(10,687)	(4.4)
Income tax provision	4,518	1.8	1,024	0.4

Income (loss) from continuing operations	14,855	6.0	(11,711)	(4.8)
Income (loss) from discontinued operations, net of tax of $0 and $36 (Note 9)	(5,731)	(2.3)	(9,124)	(3.7)

Net earnings (loss)	9,124	3.7	(20,835)	(8.5)
Preferred stock dividends	5,435	2.2	—	—

Net earnings (loss) available to common stockholders	$3,689	1.5%	$(20,835)	(6.2)%

Earnings (loss) per common share:
Income (loss) from continuing operations—basic and diluted	$0.017		$(0.016)
Loss from discontinued operations—basic and diluted	(0.008)		(0.012)

Net earnings (loss)—basic and diluted	$0.005		$(0.028)

Weighted average common shares outstanding:
Basic and diluted	734,335		731,874

The accompanying notes are an integral part of these financial statements.

Russell Hobbs, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	Six Months Ended
	December 31, 2009		December 31, 2008
	(Dollars in thousands)
Net sales	$459,776	100.0%	$476,774	100.0%
Cost of goods sold	317,903	69.1	345,793	72.5

Gross profit	141,873	30.9	130,981	27.5

Selling, general and administrative expenses:
Operating expenses	89,853	19.5	105,002	22.1
Integration and transition expenses	325	0.1	1,026	0.2
Patent infringement litigation expenses	1,065	0.2	4,699	1.0
Employee termination benefits	379	0.1	916	0.2
Acquisition related expenses	—	0.0	1,617	0.3

	91,622	19.9	113,260	23.8

Operating income	50,251	11.0	17,721	3.7

Other expense (income):
Interest expense ($18,050 and $20,208 in related party interest expense for the six months ended December 31, 2009 and 2008, respectively)	19,894	4.3	25,458	5.3
Foreign currency exchange loss	1,838	0.4	4,572	1.0
Interest income and other expense (income), net	1,386	0.3	(739)	(0.2)

	23,118	5.0	29,291	6.1

Income (loss) from continuing operations before income taxes	27,133	6.0	(11,570)	(2.4)
Income tax provision	8,872	1.9	4,916	1.0

Income (loss) from continuing operations	18,261	4.1	(16,486)	(3.4)
Income (loss) from discontinued operations, net of tax of $0 and $37 (Note 9)	(6,715)	(1.5)	(13,194)	(2.8)

Net earnings (loss)	11,546	2.6	(29,680)	(6.2)
Preferred stock dividends	5,435	1.2	—	—

Net earnings (loss) available to common stockholders	$6,111	1.3%	$(29,680)	(6.2)%

Earnings (loss) per common share:
Income (loss) from continuing operations—basic and diluted	$0.017		$(0.023)
Loss from discontinued operations—basic and diluted	(0.009)		(0.018)

Net earnings (loss)—basic and diluted	$0.008		$(0.041)

Weighted average common shares outstanding:
Basic and diluted	734,335		731,874

The accompanying notes are an integral part of these financial statements.

Russell Hobbs, Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (UNAUDITED)

(In thousands)

	Common Stock	Treasury Stock	Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balance at June 30, 2009	$7,319	$(65,793)	$302,677	$(102,460)	$(42,064)	$99,679

Comprehensive income:

Net earnings	—	—	—	11,546	—	11,546
Foreign currency translation adjustment (net of $0 tax)	—	—	—	—	342	342
Defined pension plans (net of $0.7 million tax)	—	—	—	—	2,925	2,925
Foreign exchange forwards (net of $0 tax)	—	—	—	—	713	713
Decrease in fair value of marketable securities (net of $0 tax)	—	—	—	—	(46)	(46)

Total comprehensive earnings	—	—	—	—	—	15,480

Balance at December 31, 2009	$7,319	$(65,793)	$302,677	$(90,914)	$(38,130)	$115,159

The accompanying notes are an integral part of this financial statement.

Russell Hobbs, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended
	December 31, 2009	December 31, 2008
	(In thousands)
Cash flows from operating activities:
Net earnings (loss)	$11,546	$(29,680)
Reconciliation of net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment	4,696	3,602
Provision for doubtful accounts	847	237
Non-cash interest	18,050	20,208
Amortization of intangible and other assets	2,911	2,881
Deferred taxes	927	157
Changes in assets and liabilities, net of acquisition:
Accounts and other receivables	(44,076)	(42,120)
Inventories	34,703	(43,502)
Prepaid expenses and other	974	(1,310)
Accounts payable and accrued expenses	16,652	13,817
Current income taxes	6,106	(3,899)
Other assets and liabilities	(832)	6,164

Net cash provided by (used in) operating activities	52,504	(73,445)

Cash flows from investing activities:
Additions to property, plant and equipment	(909)	(4,202)
Investment in Island Sky Australia Limited	(274)	—

Net cash used in investing activities	(1,183)	(4,202)

Cash flows from financing activities:
Amortization payments on Harbinger term loan	(10,000)	—
Net (payments) borrowings under lines of credit	(30,495)	22,855
Proceeds from Series E Redeemable Preferred Stock	—	50,000
(Payoff of) net proceeds from Brazil term loan	(2,228)	2,316

Net cash (used in) provided by financing activities	(42,723)	75,171

Effect of exchange rate changes on cash	(394)	(3,422)

Net increase (decrease) in cash and cash equivalents	8,204	(5,898)
Cash and cash equivalents at beginning of period	16,095	26,136

Cash and cash equivalents at end of period	$24,299	$20,238

Supplemental Disclosures of Cash Flow Information:

	Six Months Ended
	December 31, 2009	December 31, 2008
Cash paid during the period for:
Interest	$2,470	$2,939
Income taxes	$3,484	$1,841

The accompanying notes are an integral part of these financial statements.

Russell Hobbs, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

1.	SUMMARY OF ACCOUNTING POLICIES

Interim Reporting

The accompanying unaudited consolidated balance sheets as of December 31, 2009 include the accounts of Russell Hobbs, Inc. and its subsidiaries (“Russell Hobbs”).

All significant intercompany transactions and balances have been eliminated. The unaudited consolidated financial statements have been prepared in conformity with Rule 10-01 of Regulation S-X of the Securities and Exchange Commission and, therefore, do not include information or footnotes necessary for a complete presentation of the financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America. However, all adjustments (consisting of normal recurring accruals) that, in the opinion of management, are necessary for a fair presentation of the financial statements have been included. Operating results for the periods ended December 31, 2009 are not necessarily indicative of the results that may be expected for the full fiscal year ending June 30, 2010 due to seasonal fluctuations in Russell Hobbs’ business, changes in economic conditions and other factors.

These interim financial statements should be read in conjunction with the audited financial statements as of and for the fiscal year ended June 30, 2009.

Overview

In December 2007, two longstanding companies in the small household appliance business, Salton, Inc. and Applica Incorporated, combined their businesses through a merger of SFP Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of Salton, Inc., with and into APN Holding Company, Inc., the parent of Applica Incorporated. As a result of the merger, APN Holdco became a wholly-owned subsidiary of Salton. In December 2009, the combined company (formerly known as Salton, Inc.) changed its name to Russell Hobbs, Inc.

Based in Miramar, Florida, Russell Hobbs is a leading marketer and distributor of a broad range of branded small household appliances. Russell Hobbs markets and distributes small kitchen and home appliances, pet and pest products and personal care products. Russell Hobbs has a broad portfolio of well recognized brand names, including Black & Decker®, George Foreman®, Russell Hobbs®, Toastmaster®, LitterMaid®, Farberware®, Breadman®, and Juiceman®. Russell Hobbs’ customers include mass merchandisers, specialty retailers and appliance distributors primarily in North America, South America, Europe and Australia.

Russell Hobbs is 100% owned by Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (together “Harbinger”).

Russell Hobbs manages its operations through two business segments: Household Products and Water Products. Segment information, excluding discontinued operations, for the three months ended December 31, 2009 was as follows:

	Household Products	Water Products	Corporate	Total
	(In thousands)
Net sales	$248,652	$37	$—	$248,689
Cost of goods sold	170,884	(108)	—	170,776

Gross profit	77,768	145	—	77,913

Selling, general and administrative expenses:
Operating expenses	45,495	417	342	46,254
Integration and transition expenses	273	—	—	273
Patent infringement litigation expenses	360	—	—	360
Employee termination benefits	379	—	—	379

	46,507	417	342	47,266

Operating income (loss) from continuing operations	$31,261	$(272)	$(342)	$30,647

Depreciation and amortization	$4,107	$7	—	$4,114

Segment information for the three months ended December 31, 2008, excluding discontinued operations, was as follows:

	Household Products	Water Products	Corporate	Total
	(In thousands)
Net sales	$244,964	$—	$—	$244,964
Cost of goods sold	183,903	7	—	183,910

Gross profit	61,061	(7)	—	61,054

Selling, general and administrative expenses:
Operating expenses	50,999	158	998	52,155
Integration and transition expenses	168	—	—	168
Patent infringement litigation expenses	349	—	—	349
Employee termination benefits	916	—	—	916
Acquisition related expenses	723	558	—	1,281

	53,155	716	998	54,869

Operating income (loss) from continuing operations	$7,906	$(723)	$(998)	$6,185

Depreciation and amortization	$3,279	$—	$—	$3,279

Segment information for the six months ended December 31, 2009, excluding discontinued operations, was as follows:

	Household Products	Water Products	Corporate	Total
	(In thousands)
Net sales	$459,521	$255	$—	$459,776
Cost of goods sold	317,868	35	—	317,903

Gross profit	141,653	220	—	141,873

Selling, general and administrative expenses:
Operating expenses	88,211	988	654	89,853
Integration and transition expenses	325	—	—	325
Patent infringement litigation expenses	1,065	—	—	1,065
Employee termination benefits	379	—	—	379

	89,980	988	654	91,622

Operating income (loss) from continuing operations	$51,673	$(768)	$(654)	$50,251

Depreciation and amortization	$7,595	$12	$—	$7,607

Segment information for the six months ended December 31, 2008, excluding discontinued operations, was as follows:

	Household Products	Water Products	Corporate	Total
	(In thousands)
Net sales	$476,774	$—	$—	$476,774
Cost of goods sold	345,786	7	—	345,793

Gross profit	130,988	(7)	—	130,981

Selling, general and administrative expenses:
Operating expenses	102,783	333	1,886	105,002
Integration and transition expenses	1,026	—	—	1,026
Patent infringement litigation expenses	4,699	—	—	4,699
Employee termination benefits	916	—	—	916
Acquisition related expenses	1,015	602	—	1,617

	110,439	935	1,886	113,260

Operating income (loss) from continuing operations	$20,549	$(942)	$(1,886)	$17,721

Depreciation and amortization	$6,483	$—	$—	$6,483

Comprehensive Income (Loss)

Comprehensive income (loss) consists of net income and other gains and losses affecting stockholders’ equity that, under generally accepted accounting principles, are excluded from net income. For Russell Hobbs, such items consist primarily of foreign currency translation gains and losses, change in fair value of derivative instruments, adjustments to defined pension plans and unrealized gains or losses on investments. Russell Hobbs presents accumulated other comprehensive income, net of taxes, in its consolidated statement of stockholders’ equity.

The components of accumulated other comprehensive income, net of tax, were as follows:

	December 31, 2009	June 30, 2009
	(In thousands)
Accumulated foreign currency translation adjustment	$(31,195)	$(31,537)
Defined pension plans	(5,574)	(8,499)
Foreign exchange forwards	—	(713)
Reduction in market value of investment in Island Sky	(1,361)	(1,315)

Total accumulated other compressive loss	$(38,130)	$(42,064)

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing net earnings (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed by dividing net earnings (loss) for the period by the weighted average number of common shares outstanding during the period, plus the dilutive effect of common stock equivalents (such as stock options) using the treasury stock method. The currently outstanding restricted stock units and stock options have been excluded from the calculation of diluted earnings (loss) because performance conditions related to such common stock equivalents were not met as of the periods indicated.

The following table sets forth the computation of basic and diluted earnings (loss) per share:

	Three Months Ended		Six Months Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
	(In thousands, except per share data)
Income (loss) from continuing operations	$14,855	$(11,711)	$18,261	$(16,486)
Preferred stock dividends	(5,435)	—	(5,435)	—

Earnings (loss) from continuing operations attributable to common stockholders	9,420	(11,711)	12,826	(16,486)
Loss from discontinued operations	(5,731)	(9,124)	(6,715)	(13,194)

Net earnings (loss) attributable to common stockholders	$3,689	$(20,835)	$6,111	$(29,680)

Weighted average common shares outstanding—basic and diluted	734,335	731,874	734,335	731,874

Earnings (loss) per common share—basic and diluted:
Earnings (loss) from continuing operations	$0.013	$(0.016)	$0.017	$(0.023)
Loss from discontinued operations	(0.008)	(0.012)	(0.009)	(0.018)

Net earnings (loss)	$0.005	$(0.028)	$0.008	$(0.041)

Intangible Assets

The components of Russell Hobbs’ intangible assets were as follows:

		December 31, 2009		June 30, 2009
	Weighted Average Amortization Period	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
	(Years)	(In thousands)
Licenses	9	$42,510	$(12,891)	$42,510	$(10,530)
Trade names (1)	Indefinite	164,505	—	166,554	—
Patents	12	8,240	(2,003)	8,240	(1,659)
Customer relationships	9	2,310	(749)	2,310	(620)

		$217,565	$(15,643)	$219,614	$(12,809)

(1)	Decrease in the gross carrying amount of indefinite trade names at December 31, 2009 was solely attributable to foreign currency translation, as certain significant trade names are recorded on the books of Russell Hobbs’ European subsidiary.

Amortization expense related to intangible assets was $1.4 million during both the three month periods ended December 31, 2009 and 2008. Amortization expense related to intangible assets was $2.8 million during both the six month periods ended December 31, 2009 and 2008. Estimated annual amortization expense for the next five years is approximately $5.7 million.

As of December 31, 2009, Russell Hobbs performed its annual fair value assessment of its goodwill and indefinite lived intangible assets, with the assistance of an independent third party valuation group, and determined that there was no impairment loss.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period’s presentation. These reclassifications relate primarily to the presentation of discontinued operations and the presentation of foreign currency exchange gain and loss as a component of other expense (income).

Financial Accounting Standards Board Accounting Standards Codification

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162” (the “Codification” or “ASC”). SFAS 168 is an accounting standard which established the Codification to become the single source of authoritative generally accepted accounting principles (“GAAP”) recognized by the FASB to be applied by nongovernmental entities, with the exception of guidance issued by the SEC and its staff. All guidance contained in the Codification carries an equal level of authority. The Codification is not intended to change GAAP, but rather is expected to simplify accounting research by reorganizing current GAAP into approximately 90 accounting topics. Russell Hobbs adopted this accounting standard effective September 30, 2009. The adoption of this accounting standard, which was subsequently codified into ASC Topic 105: “Generally Accepted Accounting Principles,” had no impact on Russell Hobbs’ retained earnings, upon adoption, and will have no impact on Russell Hobbs’ financial position, results of operations or cash flows.

Financial Accounting Standards Not Yet Adopted

Employers’ Disclosures About Postretirement Benefit Plan Assets. In December 2008, the FASB issued new accounting guidance on employers’ disclosures about assets of a defined benefit pension or other postretirement plan. It requires employers to disclose information about fair value measurements of plan assets. The objectives of the disclosures are to provide an understanding of: (a) how investment allocation decisions are made, including the factors that are pertinent to an understanding of investment policies and strategies, (b) the major categories of plan assets, (c) the inputs and valuation techniques used to measure the fair value of plan assets, (d) the effect of fair value measurements using significant unobservable inputs on changes in plan assets for the period and (e) significant concentrations of risk within plan assets. The provisions are effective for Russell Hobbs’ financial statements for the fiscal year beginning July 1, 2010. The adoption of this guidance is not expected to have a material effect on Russell Hobbs’ financial position, results of operations or cash flows.

Accounting for Transfers of Financial Assets. In June 2009, the FASB issued new accounting guidance to improve the information provided in financial statements concerning transfers of financial assets, including the effects of transfers on financial position, financial performance and cash flows, and any continuing involvement of the transferor with the transferred financial assets. The provisions are effective for the Russell Hobbs’ financial statements for the fiscal year beginning July 1, 2010. Russell Hobbs is in the process of evaluating the impact that the guidance may have on its financial statements and related disclosures.

Variable Interest Entities. In June 2009, the FASB issued new accounting guidance requiring an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity. It also requires enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. The provisions are effective for the Russell Hobbs’ financial statements for the fiscal year beginning July 1, 2010. Russell Hobbs does not anticipate that the adoption of this standard will have a material impact on its financial position, results of operations and cash flows and related disclosures.

2.	MERGER OF SALTON AND APPLICA

On December 28, 2007, the stockholders of Salton approved all matters necessary for the merger of SFP Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of Salton (“Merger Sub”), with and into APN Holdco, the parent of Applica Incorporated, a Florida corporation (“Applica”). As a result of the merger, Applica became a wholly-owned subsidiary of Salton. The merger was consummated pursuant to an Agreement and Plan of Merger dated as of October 1, 2007 by and among Salton, Merger Sub and APN Holdco. In December 2009, the combined company (formerly known as Salton, Inc.) changed its name to Russell Hobbs, Inc.

While Salton was the legal acquiror and surviving registrant in the merger, Applica was deemed to be the accounting acquiror. Accordingly, for accounting and financial statement purposes, the merger was treated as a reverse acquisition of Salton, Inc. by Applica under the purchase method of accounting. As such, Applica applied purchase accounting to the assets and liabilities of Salton upon consummation of the merger with no adjustment to the carrying value of Applica’s assets and liabilities. For purposes of financial reporting, the merger was deemed to have occurred on December 31, 2007.

Purchase accounting reserves were approximately $8 million and primarily consisted of approximately $5 million of severance and certain change-in-control contractual payments and approximately $3 million of shutdown costs. Management’s plans to exit certain activities of legacy Salton were substantially completed by June 30, 2008.

Russell Hobbs accrued certain liabilities relating to the exit of certain activities, the termination of employees and the integration of operations in conjunction with the merger, which have been included in the allocation of the acquisition cost as follows for the six months ended December 31, 2009 and 2008, respectively:

	Amount Accrued as of June 30, 2009	Amount Paid	Other Adjustments	Amount Accrued as of December 31, 2009
	(In thousands)
Severance and other accrued expenses	$500	$(6)	$—	$494
Unfavorable lease and other	2,417	(889)	(149)	1,379

Total	$2,917	$(895)	$(149)	$1,873

	Amount Accrued as of June 30, 2008	Amount Paid	Other Adjustments	Amount Accrued as of December 31, 2008
	(In thousands)
Severance and related expenses	$2,189	$(1,109)	$—	$1,080
Unfavorable lease and other	2,522	(1,572)	(118)	832

Total	$4,711	$(2,681)	$(118)	$1,912

3.	COMMITMENTS AND CONTINGENCIES

Litigation and Other Matters

NACCO Litigation. Applica is a defendant in NACCO Industries, Inc. et al. v. Applica Incorporated et al., Case No. C.A. 2541-N, which was filed in the Court of Chancery of the State of Delaware on November 13, 2006.

The original complaint in this action alleged a claim for breach of contract against, and a number of tort claims against certain entities affiliated with Harbinger (“Harbinger Parties”). The claims related to the termination of the merger agreement between Applica and NACCO Industries, Inc. and one of its affiliates following Applica’s receipt of a superior merger offer from the Harbinger Parties. On October 22, 2007, the plaintiffs filed an amended complaint asserting claims against Applica for breach of contract and breach of the implied covenant of good faith relating to the termination of the NACCO merger agreement and asserting various tort claims against the Harbinger Parties. The original complaint initially sought specific performance of the NACCO merger agreement or, in the alternative, damages. The amended complaint, however, seeks only damages. In light of the consummation of Applica’s merger with Harbinger in January 2007, Russell Hobbs believes that any claim for specific performance is moot. Applica filed a motion to dismiss the amended complaint in December 2007. Rather than respond to the motion to dismiss the amended complaint, NACCO filed a motion for leave to file a second amended complaint, which was granted in May 2008. Applica moved to dismiss the second amended complaint, which motion was granted in part and denied in part in December 2009. Trial is scheduled for December 2010.

Russell Hobbs believes that the action is without merit and intends to defend vigorously, but may be unable to resolve the disputes successfully without incurring significant expenses.

Asbestos Matters. Applica is a defendant in three asbestos lawsuits in which the plaintiffs have alleged injury as the result of exposure to asbestos in hair dryers distributed by Applica over 20 years ago. Although Applica never manufactured such products, asbestos was used in certain hair dryers sold by it prior to 1979. Salton is also a defendant in one asbestos lawsuit in which the plaintiff has alleged injury as the result of exposure to asbestos in toasters and/or toaster ovens. There are numerous defendants named in these lawsuits, many of whom actually manufactured asbestos containing products. Russell Hobbs believes that the action is without merit and intends to defend vigorously, but may be unable to resolve the disputes successfully without incurring significant expenses. At this time, Russell Hobbs does not believe it has coverage under its insurance policies for the asbestos lawsuits.

Environmental Matters. Prior to 2003, Toastmaster Inc., a subsidiary of Russell Hobbs, manufactured certain of its products at facilities that it owned in the United States and Europe. Toastmaster is investigating or remediating historical contamination at the following sites:

•

Kirksville, Missouri. Soil and groundwater contamination by trichloroethylene has been identified at the former manufacturing facility in Kirksville, Missouri. Toastmaster has entered into a Consent Agreement with the Missouri Department of Natural Resources (“MDNR”) regarding the contamination.

•

Laurinburg, North Carolina. Soil and groundwater contamination by trichloroethylene has been identified at the former manufacturing facility in Laurinburg, North Carolina. A groundwater pump and treat system has operated at the site since 1993.

•

Macon, Missouri. Soil and groundwater contamination by trichloroethylene and petroleum have been identified at the former manufacturing facility in Macon, Missouri. The facility is participating in the Missouri Brownfields/Voluntary Cleanup Program.

Additionally, Toastmaster has been notified of its potential liability for cleanup costs associated with the contaminated Missouri Electric Works Superfund Site in Cape Girardeau, Missouri. Toastmaster had previously been notified by the EPA of its possible liability in 1990 and joined a group of potentially responsible parties (“PRPs”) to respond to the EPA claims. Those matters were resolved. The PRPs have also responded to the EPA’s latest claims by denying liability and asserting affirmative defenses. Russell Hobbs believes that, based on available records, Toastmaster’s share of any liability would only be approximately 0.5% of the total liability.

The discovery of additional contamination at these or other sites could result in significant cleanup costs. These liabilities may not arise, if at all, until years later and could require Russell Hobbs to incur significant additional expenses, which could materially adversely affect its results of operations and financial condition. At December 31, 2009, Russell Hobbs had accrued $6.0 million for environmental matters. Russell Hobbs believes that any remaining exposure not already accrued for should be immaterial.

Other Matters. Russell Hobbs is subject to legal proceedings, product liability claims and other claims that arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability, if any, in excess of applicable insurance coverage, is not likely to have a material effect on its financial condition, results of operations or liquidity. However, as the outcome of litigation or other claims is difficult to predict, significant changes in the estimated exposures could occur.

As a distributor of consumer products, Russell Hobbs is also subject to the Consumer Products Safety Act, which empowers the Consumer Products Safety Commission (CPSC) to exclude from the market products that are found to be unsafe or hazardous. Russell Hobbs receives inquiries from the CPSC in the ordinary course of its business.

Russell Hobbs may have certain non-income tax-related liabilities in a foreign jurisdiction. Based on the advice of legal counsel, Russell Hobbs believes that it is possible that the tax authority in the foreign jurisdiction could claim that such taxes are due, plus penalties and interest. Currently, the amount of potential liability cannot be estimated, but if assessed, it could be material to its financial condition, results of operations or liquidity. However, if assessed, Russell Hobbs intends to vigorously pursue administrative and judicial action to challenge such assessment, however, no assurances can be made that it will ultimately be successful.

Employment and Other Agreements

Russell Hobbs has an employment agreement with its President and Chief Executive Officer. This contract terminates on May 1, 2010, but will be automatically extended each year for an additional one-year period unless prior written notice of an intention not to extend is given by either party at least 30 days’ prior to the applicable termination date. The agreement provides for minimum annual base salary in addition to other benefits and equity grants at the discretion of the Board of Directors. Under the agreement, the executive is entitled to an annual performance bonus based upon Russell Hobbs’ achievement of certain objective earnings goals. The target amount of the performance bonus is 50% of base salary.

The agreement contains certain non-competition, non-disclosure and non-solicitation covenants. The executive can be terminated for cause, in which case all obligations of Russell Hobbs under the agreement immediately terminate, or without cause, in which case he is entitled to a lump sum payment equal to the one and one-half times his severance base. If, at any time during the term of the agreement, (1) the executive is terminated without cause or (2) if he terminates his employment under specific circumstances, including a change in control of Russell Hobbs, Russell Hobbs must pay him a lump sum equal to one and one-half times his severance base. The term “severance base” is defined in the agreement as the sum of (1) the executive’s base salary, plus (2) the higher of (a) the target-level incentive bonus for the year during which the termination occurs and (b) the average of the incentive bonuses paid to the executive for the three years immediately preceding the year in which the termination occurs.

Russell Hobbs also has an employment agreement with its President and General Manager of the Americas Division. This contract terminates on May 1, 2012 but will be automatically extended each year for an additional one-year period unless prior written notice of an intention not to extend is given by either party at least 60 days prior to the applicable termination date. The agreement provides for minimum annual base salary in addition to other benefits and equity at the discretion of the Board of Directors. Under the agreement, the executive is entitled to an annual performance bonus based upon Russell Hobbs’ achievement of certain objective earnings goals. The target amount of the performance bonus is 50% of base salary.

The agreement contains certain non-competition, non-disclosure and non-solicitation covenants. The executive can be terminated for cause, in which case all obligations of Russell Hobbs under the agreement immediately terminate, or without cause, in which case she is entitled to a lump sum payment equal to the one and one-half times her severance base. If, at any time during the term of the agreement, (1) the executive is terminated without cause or (2) if she terminates her employment under specific circumstances, including a change in control of Russell Hobbs, RH Inc must pay her a lump sum equal to one and one-half times her severance base. The term “severance base” is defined in the agreement as the sum of (1) the executive’s base salary, plus (2) the higher of (a) the target-level incentive bonus for the year during which the termination occurs and (b) the average of the incentive bonuses paid to the executive for the three years immediately preceding the year in which the termination occurs.

Russell Hobbs has also entered into change-in-control agreements with certain of its other executive officers.

In June 2005, one of Russell Hobbs’ subsidiaries entered into a managed services agreement with Auxis, Inc., an information technology services firm. Pursuant to such agreement, Auxis is responsible for managing Russell Hobbs’ information technology infrastructure (including telecommunications, networking, data centers and the help desk) in North America. The agreement expires in June 2011 and provides for payments of approximately $0.1 million per month depending on the services required by Russell Hobbs The agreement provides for early termination fees if Russell Hobbs terminates such agreement without cause, which fees decrease on a yearly basis from a maximum of 50% of the contract balance to a minimum of 25% of the contract balance.

In December 2007, one of Russell Hobbs’ subsidiaries entered into a services agreement with Weber Distribution LLC for the provision of distribution related services at its Redlands, California warehouse. Such agreement was amended in May 2009 to add both Russell Hobbs’ Little Rock, Arkansas warehouse and its warehousing and distribution needs in Canada. The agreement terminates in March 2013 and will renew on the mutual agreement of the parties. Payments pursuant to such agreement total approximately $0.8 million per month.

License Agreements

Russell Hobbs licenses the Black & Decker® brand in North America, Latin America (excluding Brazil) and the Caribbean for four core categories of household appliances: beverage products, food preparation products, garment care products and cooking products. In December 2007, Russell Hobbs and The Black & Decker Corporation extended the trademark license agreement through December 2012, with an automatic extension through December 2014 if certain milestones are met regarding sales volume and product return. Under the agreement as extended, Russell Hobbs agreed to pay The Black & Decker Corporation royalties based on a percentage of sales, with minimum annual royalty payments as follows:

•	Calendar Year 2009: $14,000,000

•	Calendar Year 2010: $14,500,000

•	Calendar Year 2011: $15,000,000

•	Calendar Year 2012: $15,000,000

The agreement also requires Russell Hobbs to comply with minimum annual return rates for products. If Black & Decker does not agree to renew the license agreement, Russell Hobbs has 18 months to transition out of the brand name. No minimum royalty payments will be due during such transition period. The Black & Decker Corporation has agreed not to compete in the four core product categories for a period of five years after the termination of the license agreement. Upon request, Black & Decker may elect to extend the license to use the Black & Decker® brand to certain additional products. Black & Decker has approved several extensions of the license to additional categories including home environment and pest.

Russell Hobbs licenses the Farberware® brand from the Farberware Licensing Company in the United States, Canada and Mexico for several types of household appliances, including beverage products, food preparation products, garment care products and cooking products. The term of the license is through June 2010 and can be renewed for additional periods upon the mutual agreement of both parties. Under the agreement, Russell Hobbs agreed to pay Farberware Licensing Company royalties based on a percentage of sales, with minimum annual royalty payments for the year ended June 30, 2010 of $1.5 million.

Russell Hobbs owns the LitterMaid® trademark for self-cleaning litter boxes and has extended the trademark for accessories such as litter, a litterbox privacy tent and waste receptacles. Russell Hobbs owns two patents and has exclusive licenses to three other patents covering the LitterMaid® litter box, which require Russell Hobbs to pay royalties based on a percentage of sales. The license agreements are for the life of the applicable patents and do not require minimum royalty payments. The patents have been issued in the United States and a number of foreign countries.

Russell Hobbs maintains various other licensing and contractual relationships to market and distribute products under specific names and designs. These licensing arrangements generally require certain license fees and royalties. Some of the agreements contain minimum sales requirements that, if not satisfied, may result in the termination of the agreements.

4.	SENIOR SECURED CREDIT FACILITY, LETTERS OF CREDIT AND LONG-TERM DEBT

North American Credit Facility. Russell Hobbs has a $125 million asset-based senior secured revolving credit facility maturing in December 2012. The facility includes an accordion feature which permits Russell Hobbs to request an increase in the aggregate revolver amount by up to $75 million.

At Russell Hobbs’ option, interest accrues on the loans made under the North American credit facility at either:

•	LIBOR (adjusted for any reserves), plus a specified margin (determined by Russell Hobbs’ average quarterly availability and set at 2.25% on December 31, 2009), which was 2.48% on December 31, 2009; or

•	the Base Rate plus a specified margin (based on Russell Hobbs’ average quarterly availability and set at 1.25% on December 31, 2009), which was 4.50% on December 31, 2009.

The Base Rate is the greater of (a) Bank of America’s prime rate; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) the LIBOR Rate for a 30-day interest period as determined on such day, plus 1.0%.

Advances under the facility are governed by Russell Hobbs’ collateral value, which is based upon percentages of eligible accounts receivable and inventories of its North American operations. Under the credit facility, Russell Hobbs must comply with a minimum monthly cumulative EBITDA covenant through December 31, 2008. Thereafter, if availability is less than $30,000,000, Russell Hobbs must maintain a minimum fixed charge coverage ratio of 1.0 to 1.0.

The credit facility contains a number of significant covenants that, among other things, restrict the ability of Russell Hobbs to dispose of assets, incur additional indebtedness, prepay other indebtedness, pay dividends, repurchase or redeem capital stock, enter into certain investments or create new subsidiaries, enter into sale and lease-back transactions, make certain acquisitions, engage in mergers or consolidations, create liens, or engage in certain transactions with affiliates, and that otherwise restrict corporate and business activities. At December 31, 2009, Russell Hobbs was in compliance with all covenants under the credit facility.

The credit facility is collateralized by substantially all of the real and personal property, tangible and intangible, of Russell Hobbs, Inc. and its domestic subsidiaries, as well as:

•	a pledge of all of the stock of Russell Hobbs’ domestic subsidiaries;

•	a pledge of not more than 65% of the voting stock of each direct foreign subsidiary of Russell Hobbs, Inc. and each direct foreign subsidiary of each domestic subsidiary of Russell Hobbs, Inc.; and

•	a pledge of all of the capital stock of any subsidiary of a subsidiary of Russell Hobbs, Inc. that is a borrower under the credit facility, including Russell Hobbs’ Canadian subsidiary.

As of December 31, 2009 and 2008, Russell Hobbs had $25.7 million and $124.5 million, respectively, of borrowings outstanding. As of December 31, 2009, Russell Hobbs had $86.0 million available for future cash borrowings and had letters of credit of $6.1 million outstanding under its credit facility. As of June 30, 2009, Russell Hobbs had $52.7 million of borrowings outstanding.

European Credit Facility. Russell Hobbs Holdings Limited, Russell Hobbs Limited and certain other of Russell Hobbs’ European subsidiaries have a £40.0 million (approximately $64.0 million as of December 31, 2009) credit facility with Burdale Financial Limited. The facility consists of a revolving credit facility with an aggregate notional maximum availability of £30.0 million (approximately $48.0 million as of December 31, 2009) and two term loan facilities (one related to real property and the other to intellectual property of the European subsidiary group) of £2.9 million and £5.1 million (approximately $4.6 million and $8.2 million, respectively, as of December 31, 2009).

The credit agreement matures on December 31, 2012 and bears a variable interest rate of Bank of Ireland Base Rate (the “Base Rate”) plus 1.75% on the property term loan, the Base Rate plus 3% on the intellectual property term loan and the Base Rate plus 1.875% on the revolving credit loan (the “revolver loan”), in each case plus certain mandatory costs, payable on the last business day of each month. On December 31, 2009, these rates for borrowings were approximately 2.25%, 3.5% and 2.375% for the property term loan, the intellectual property term loan and the revolver loan, respectively.

The facility agreement contains a number of significant covenants that, among other things, restrict the ability of certain of Russell Hobbs’ European subsidiaries to dispose of assets, incur additional indebtedness, prepay other indebtedness, pay dividends, repurchase or redeem capital stock, enter into certain investments, make certain acquisitions, engage in mergers and consolidations, create liens, or engage in certain transactions with affiliates and otherwise restrict corporate and business activities. In addition, the European subsidiaries are required to comply with a fixed charge coverage ratio. Such subsidiaries were in compliance with all covenants as of December 31, 2009.

The facility agreement is secured by all of the tangible and intangible assets of certain foreign entities, a pledge of the capital stock of certain subsidiaries and is unconditionally guaranteed by certain of Russell Hobbs’ foreign subsidiaries.

As of December 31, 2009, under the European revolver loan, there were no outstanding borrowings and £13.1 million (approximately $21.0 million) available for future cash borrowings. As of December 31, 2008, under the revolver loan, Russell Hobbs Limited had outstanding borrowings of £12.1 million (approximately $17.3 million) and £6.3 million (approximately $9.2 million) available for future cash borrowings. As of June 30, 2009, under the revolver loan, Russell Hobbs Limited had outstanding borrowings of £4.1 million (approximately $6.7 million) and £4.7 million (approximately $7.7 million) available for future cash borrowings.

As of December 31, 2009, under the term loans, Russell Hobbs Limited had a total of £8.0 million (approximately $12.8 million) of borrowings outstanding. As of December 31, 2008, under the term loans, Russell Hobbs had a total of £9.3 million (approximately $13.6 million) of borrowings outstanding. No principal amounts are due on the term loans until December 31, 2012. As of June 30, 2009, under the term loans, Salton had a total of £8.0 million (approximately $13.1 million) of borrowings outstanding.

Australian Credit Facility. In August 2009, Russell Hobbs’ Australian and New Zealand subsidiaries entered into a $15 million AUD (approximately $13.4 million at December 31, 2009) revolving credit facility with GE Commercial Corporation (Australia) Pty Ltd. maturing in August 2012. Interest accrues on the loans made under the Australian credit facility at the Index Rate, which is based on the 90-day Bank Bill Swap Rate, plus 3.95%, which was 8.035% at December 31, 2009.

Advances under the credit facility are governed by a collateral value that is based upon percentages of eligible accounts receivable and inventories of Russell Hobbs’ Australian operations. Under the credit facility, Russell Hobbs’ Australian and New Zealand subsidiaries must comply with a minimum fixed charge coverage ratio and minimum tangible net worth covenants. Russell Hobbs was in compliance with all covenants as of December 31, 2009.

As of December 31, 2009, Russell Hobbs had no outstanding borrowings and $6.4 million AUD (approximately $5.7 million) available for future cash borrowings under its Australian credit facility.

Brazil Term Loan. In May 2008, Russell Hobbs’ Brazilian subsidiary entered into a two-year term loan facility with a local Brazilian institution. The facility’s maturity date was May 2010. The facility contained no prepayment penalty clause, was secured by certain local accounts receivables and bore interest at an annual rate of 17%. In August 2009, Russell Hobbs’ Brazilian subsidiary paid off the term loan in full.

Harbinger Term Loan. In December 2007, Russell Hobbs entered into a $110 million term loan due December 2012 with Harbinger. The term loan is secured by a lien on Russell Hobbs’ North American assets, which is subordinate to the North American credit facility. In April 2008, Russell Hobbs entered into an amendment to the term loan, which, among other things:

•

provided for the payment of interest by automatically having the outstanding principal amount increase by an amount equal to the interest due (the “PIK Option”) from January 31, 2008 through March 31, 2009;

•	provided Russell Hobbs the option, after March 31, 2009, to pay the interest due on such loan either (i) in cash or (ii) by the PIK Option;

•	increased the applicable borrowing margins by 150 basis points (the “Margin Increase”) as consideration for the right to have the PIK Option;

•	increased the outstanding loan amount by $15 million from $110 million to $125 million to fund general corporate purposes; and

•

provided Russell Hobbs a delayed draw option to draw down up to an additional $15 million in the next 24 months in installments of at least $5 million to fund general corporate expenses (which was subsequently drawn in the fourth fiscal quarter of 2008).

At Russell Hobbs’ option, interest accrues on the term loan at either (i) LIBOR plus 800 basis points, which was 8.24% at December 31, 2009, or (ii) Base Rate plus 700 basis points, which was 10.25% at December 31, 2009. The Base Rate is Bank of America’s prime rate.

The term loan amortizes in thirteen equal installments of $5.0 million each, on the last day of each September, December, March and June, with all unpaid amounts due at maturity. On December 31, 2009, Russell Hobbs paid $5.0 million as the second installment of the term loan amortization. In connection with the term loan amortization payments on September 30, 2009 and December 31, 2009, Russell Hobbs also paid approximately $0.7 million in withholding taxes on behalf of Harbinger. As of December 31, 2009, the outstanding principal balance and accrued interest of the term loan was approximately $158.3 million.

In the event that Russell Hobbs prepays the term loan at any time, in whole or in part, for any reason, prior to the stated termination date, it must pay an early termination fee equal to the following:

(i)	3.9% of the amount of term loan prepaid on or after December 29, 2009 but on or prior to December 28, 2010;

(ii)	2.6% of the amount of term loan prepaid on or after December 29, 2010 but on or prior to December 28, 2011; and

(iii)	1.3% of the amount of term loan prepaid on or after December 29, 2011 but on or prior to the stated termination date.

5.	PREFERRED STOCK

Series D Preferred Stock. In December 2007, in connection with the Salton and Applica merger, Russell Hobbs issued 110,231.336 shares of a new series of preferred stock, the Series D Nonconvertible (Non Voting) Preferred Stock (the “Series D Preferred Stock”) to Harbinger.

Ranking. The Series D Preferred Stock ranks with respect to dividends and distributions of assets and rights upon the liquidation, winding up or dissolution of Russell Hobbs (a “Liquidation”) or a Sale Transaction (defined below) senior to all classes of common stock of Russell Hobbs and each other class or series of capital stock of Russell Hobbs which does not expressly rank pari passu with or senior to the Series D Preferred Stock (collectively, referred to as the “Junior Stock”).

Liquidation Preference. Upon the occurrence of a Liquidation, the holders of shares of Series D Preferred Stock will be paid, prior to any payment or distribution to the holders of Junior Stock, for each share of Series D Preferred Stock held thereby an amount in cash equal to the sum of (x) $1,000 (as adjusted for stock splits, reverse stock splits, combinations, stock dividends, recapitalizations or other similar events of the Series D Preferred Stock, the “Series D Liquidation Preference”) plus, (y) all unpaid, accrued or accumulated dividends or other amounts due, if any, with respect to each share of Series D Preferred Stock.

“Sale Transaction” means (i) any merger, tender offer or other business combination in which the stockholders of Russell Hobbs owning a majority of the voting securities prior to such transaction do not own a majority of the voting securities of the surviving person, (ii) the voluntary sale, conveyance, exchange or transfer voting stock of Russell Hobbs if, after such transaction, the stockholders of Russell Hobbs prior to such transaction do not retain at least a majority of the voting power, or a sale of all or substantially all of the assets of Russell Hobbs; or (iii) the replacement of a majority of the board of directors of Russell Hobbs if the election or the nomination for election of such directors was not approved by a vote of at least a majority of the directors in office immediately prior to such election or nomination.

Dividends. The holders of Series D Preferred Stock are entitled to receive when, as and if declared by the board of directors, out of funds legally available therefore, cumulative dividends at an annual rate equal to 16%, compounded quarterly, of the Series D Liquidation Preference. To the extent not paid, such dividends accrue on a daily basis and accumulate and compound on a quarterly basis from the original date of issuance, whether or not declared. As of December 31, 2009 and June 30, 2009, accrued dividends included in the Series D Preferred Stock balance totaled approximately $37.0 million and $29.5 million, respectively. Total dividends in arrears were $ 3.9 million at December 31, 2009.

Russell Hobbs cannot declare or pay any dividends on, or make any other distributions with respect to or redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of common stock made for purposes of, and in compliance with, requirements of an employee benefit plan or other compensatory arrangement) for consideration, any shares of any Junior Stock unless and until all accrued and unpaid dividends on all outstanding shares of Series D Preferred Stock have been paid in full.

Voting Rights. The Series D Preferred Stock generally is not entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of Russell Hobbs, except as otherwise required under the Delaware General Corporation Law or as summarized below. The approval of the holders of at least a majority of the outstanding shares of Series D Preferred Stock would be required to (i) authorize or issue any class of Senior Stock or Parity Stock, or (ii) amend the Certificate of Designations authorizing the Series D Preferred Stock or the Russell Hobbs certificate of incorporation, whether by merger, consolidation or otherwise, so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of Series D Preferred Stock. In those circumstances where the holders of Series D Preferred Stock are entitled to vote, each outstanding share of Series D Preferred Stock would entitle the holder thereof to one vote.

No Conversion Rights. The Series D Preferred Stock is not convertible into Russell Hobbs common stock.

Redemption Rights. On a Sale Transaction, each outstanding share of Series D Preferred Stock will automatically be redeemed (unless otherwise prevented by applicable law), at a redemption price per share equal to 100% of the Series D Liquidation Preference, plus all unpaid, accrued or accumulated dividends or other amounts due, if any, on the shares of Series D Preferred Stock. If Russell Hobbs fails to redeem shares of Series D Preferred Stock on the redemption date, then during the period from the redemption date through the date on which such shares are actually redeemed, dividends on such shares would accrue and be cumulative at an annual rate equal to 18%, compounded quarterly, of the Series D Liquidation Preference.

When the Series D Preferred Stock was initially issued, the statement of designation contained provisions which required such stock to automatically be redeemed (unless otherwise prevented by applicable law) in December 2013, at a redemption price per share equal to 100% of the Series D Liquidation Preference, plus all unpaid, accrued or accumulated dividends. In October 2009, Russell Hobbs amended the certificates of designation for the Series D Preferred Stock to eliminate such redemption requirement (although the requirement that the stock be redeemed upon a Sale Transaction remains). Due to the elimination of the mandatory redemption feature, the outstanding amounts of Series D Preferred Stock and the related accrued dividends were reclassified on the balance sheet beginning in the quarter ended December 31, 2009. The Series D Preferred Stock is now classified as a separate line item apart from permanent equity on the balance sheet (as redemption thereof is outside of Russell Hobbs’ control), instead of a component of long-term liabilities. As a result of such reclassification, effective November 1, 2009, Russell Hobbs no longer recorded an interest expense in its consolidated statement of operations related to the Series D Preferred Stock as dividends now accrue in arrears.

Series E Preferred Stock. In August 2008, pursuant to a purchase agreement with Harbinger, Russell Hobbs issued 25,000 shares of Series E Nonconvertible (Non-Voting) Preferred Stock (“Series E Preferred Stock”) for a cash price of $1,000 per share. In November 2008, Harbinger purchased the remaining 25,000 shares of Series E Preferred Stock in cash for a purchase price of $1,000 per share.

Ranking. The Series E Preferred Stock ranks with respect to dividends and distributions of assets and rights upon the liquidation, winding up or dissolution of Russell Hobbs (a “Liquidation”) or a Sale Transaction (defined below) pari passu to the Series D Preferred Stock and senior to all classes of common stock of Russell Hobbs and each other class or series of capital stock of Russell Hobbs which does not expressly rank pari passu with or senior to the Series E Preferred Stock (collectively, referred to as the “Junior Stock”).

Liquidation Preference. Upon the occurrence of a Liquidation, the holders of shares of Series E Preferred Stock will be paid, pari passu with the holder of the Series D Preferred Stock and prior to any payment or distribution to the holders of Junior Stock, for each share of Series E Preferred Stock held thereby an amount in cash equal to the sum of (x) $1,000 (as adjusted for stock splits, reverse stock splits, combinations, stock dividends, recapitalizations or other similar events of the Series E Preferred Stock, the “Series E Liquidation Preference”) plus, (y) all unpaid, accrued or accumulated dividends or other amounts due, if any, with respect to each share of Series E Preferred Stock.

“Sale Transaction” means (i) any merger, tender offer or other business combination in which the stockholders of Russell Hobbs owning a majority of the voting securities prior to such transaction do not own a majority of the voting securities of the surviving person, (ii) the voluntary sale, conveyance, exchange or transfer voting stock of Russell Hobbs if, after such transaction, the stockholders of Russell Hobbs prior to such transaction do not retain at least a majority of the voting power, or a sale of all or substantially all of the assets of Russell Hobbs; or (iii) the replacement of a majority of the board of directors of Russell Hobbs if the election or the nomination for election of such directors was not approved by a vote of at least a majority of the directors in office immediately prior to such election or nomination.

Dividends. The holders of Series E Preferred Stock are entitled to receive when, as and if declared by the board of directors, out of funds legally available therefore, cumulative dividends at an annual rate equal to 16%, compounded quarterly, of the Series E Liquidation Preference. To the extent not paid, such dividends accrue on a daily basis and accumulate and compound on a quarterly basis from the original date of issuance, whether or not declared. As of December 31, 2009 and June 30, 2009, accrued dividends included in the Series E Preferred Stock balance totaled approximately $9.3 million and $6.2 million, respectively. Total dividends in arrears were $1.6 million at December 31, 2009.

Russell Hobbs cannot declare or pay any dividends on, or make any other distributions with respect to or redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of common stock made for purposes of, and in compliance with, requirements of an employee benefit plan or other compensatory arrangement) for consideration, any shares of any Junior Stock unless and until all accrued and unpaid dividends on all outstanding shares of Series E Preferred Stock have been paid in full.

Voting Rights. The Series E Preferred Stock generally is not entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of Russell Hobbs, except as otherwise required under the Delaware General Corporation Law or as summarized below. The approval of the holders of at least a majority of the outstanding shares of Series E Preferred Stock would be required to (i) authorize or issue any class of Senior Stock or Parity Stock, or (ii) amend the Certificate of Designations authorizing the Series E Preferred Stock or the Russell Hobbs certificate of incorporation, whether by merger, consolidation or otherwise, so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of Series E Preferred Stock. In those circumstances where the holders of Series E Preferred Stock are entitled to vote, each outstanding share of Series E Preferred Stock would entitle the holder thereof to one vote.

No Conversion Rights. The Series E Preferred Stock is not convertible into Russell Hobbs common stock.

Redemption Rights. On the earlier to occur of (i) a Sale Transaction or (ii) December 2013, each outstanding share of Series E Preferred Stock will automatically be redeemed (unless otherwise prevented by applicable law), at a redemption price per share equal to 100% of the Series E Liquidation Preference, plus all unpaid, accrued or accumulated dividends or other amounts due, if any, on the shares of Series E Preferred Stock. If Russell Hobbs fails to redeem shares of Series E Preferred Stock on the redemption date, then during the period from the redemption date through the date on which such shares are actually redeemed, dividends on such shares would accrue and be cumulative at an annual rate equal to 18%, compounded quarterly, of the Series E Liquidation Preference.

When the Series E Preferred Stock was initially issued, the statement of designation contained provisions which required such stock to automatically be redeemed (unless otherwise prevented by applicable law) in December 2013, at a redemption price per share equal to 100% of the Series E Liquidation Preference, plus all unpaid, accrued or accumulated dividends. In October 2009, Russell Hobbs amended the certificates of designation for the Series E Preferred Stock to eliminate such redemption requirement (although the requirement that the stock be redeemed upon a Sale Transaction remains). Due to the elimination of the mandatory redemption feature, the outstanding amounts of Series E Preferred Stock and the related accrued dividends were reclassified on the balance sheet beginning in the quarter ended December 31, 2009. The Series E Preferred Stock is now classified as a separate line item apart from permanent equity on the balance sheet (as redemption thereof is outside of Russell Hobbs’ control), instead of a component of long-term liabilities. As a result of such reclassification, effective November 1, 2009, Russell Hobbs no longer recorded an interest expense in its consolidated statement of operations related to the Series E Preferred Stock as dividends now accrue in arrears.

6.	ISLAND SKY AUSTRALIA LIMITED

In August 2008, Russell Hobbs purchased 16,342,940 common shares of Island Sky Australia Limited for approximately $3.5 million. In December 2009, Russell Hobbs purchased, at market value, an additional 2,887,968 common shares of Island Sky Australia Limited, previously owned by Harbinger, for approximately $0.3 million. At December 31, 2009, Russell Hobbs’ ownership constituted approximately 17% of Island Sky’s outstanding common shares. Russell Hobbs’ President and Chief Executive Officer currently serves as a non-executive member of the Board of Directors of Island Sky Australia Limited, which currently has a total of six board members. In June 2008, Russell Hobbs entered into a license agreement with Island Sky Corporation, a subsidiary of Island Sky Australia Limited, relating to the sale of a patented air-to-water product in certain geographies in the Far East. Russell Hobbs is accounting for this investment as available-for-sale security and, accordingly, is recording the investment at its estimated fair value at the end of each reporting period with the changes in fair value recorded as a component of accumulated other comprehensive (loss) income.

At December 31, 2009, the market value of Russell Hobbs’ investment was $2.1 million, which resulted in a decrease of approximately $0.05 million in the six months ended December 31, 2009. The decrease was reflected as a component of accumulated other comprehensive income.

7.	PRODUCT WARRANTY OBLIGATIONS

Estimated future warranty obligations related to certain products are charged to operations in the period in which the related revenue is recognized. Russell Hobbs accrues for warranty obligations based on its historical warranty experience and other available information. Accrued product warranties included in accrued expenses as of December 31, 2009 and 2008 were as follows:

	December 31, 2009	December 31, 2008
	(In thousands)
Balance, beginning of period	$8,950	$8,030
Additions to accrued product warranties	34,195	34,555
Reductions of accruals—payments and credits issued	(28,317)	(30,982)

Balance, end of period	$14,828	$11,603

8.	EMPLOYEE BENEFIT PLANS

Russell Hobbs has various benefit plans for its employees including defined benefit and defined contribution plans. Russell Hobbs recorded $0.6 million and $0.3 million of net periodic pension cost for the three months ended December 31, 2009 and 2008, respectively. Russell Hobbs recorded $1.2 million and $0.7 million of net periodic pension cost for the six months ended December 31, 2009 and 2008, respectively.

The components of net periodic pension cost for the three months ended December 31, 2009 and 2008 were as follows:

	Three Months Ended December 31, 2009			Three Months Ended December 31, 2008
	Domestic	Europe	Total	Domestic	Europe	Total
	(In thousands)			(In thousands)
Service cost benefits earned during the period	$—	$59.4	$59.4	$—	$60.3	$60.3
Interest cost on projected benefit obligation	174.3	634.7	809.0	174.3	639.2	813.5
Actuarial return on plan assets	(131.8)	(396.3)	(528.1)	(131.8)	(399.3)	(531.1)
Net amortization and deferral	—	247.4	247.4	0.2	—	0.2

Net pension costs	$42.5	$545.2	$587.7	$42.7	$300.2	$342.9

The components of net periodic pension cost for the six months ended December 31, 2009 and 2008 were as follows:

	Six Months Ended December 31, 2009			Six Months Ended December 31, 2008
	Domestic	Europe	Total	Domestic	Europe	Total
	(In thousands)			(In thousands)
Service cost benefits earned during the period	$—	$118.8	$118.8	$—	$120.6	$120.6
Interest cost on projected benefit obligation	348.6	1,269.4	1,618.0	348.6	1,278.4	1,627.0
Actuarial return on plan assets	(263.6)	(792.6)	(1,056.2)	(263.6)	(798.6)	(1,062.2)
Net amortization and deferral	—	494.7	494.7	0.4	—	0.4

Net pension costs	$85.0	$1,090.3	$1,175.3	$85.4	$600.4	$685.8

9.	DISCONTINUED OPERATIONS

China Sourcing Operations

In December 2008, Russell Hobbs made a decision to close its China sourcing subsidiary, Applica Asia Limited (“AAL”). Operations of AAL were shutdown effective March 31, 2009.

The operation of AAL generated no revenue except for inter-company charges for services provided (cost plus 5% markup). Operating expenses of AAL consisted primarily of salaries, office supplies, product testing and other fixed and variable general operating charges.

AAL’s net loss was zero for the three months and six months ended December 31, 2009. For the three months and six months ended December 31, 2008, AAL’s net loss was $5.9 million and $8.5 million, respectively.

With the closure of its sourcing operations in China, Russell Hobbs’ respective geographies now have direct communication with their Asian suppliers using existing resources. Russell Hobbs has not incurred, nor does it anticipate, any significant incremental costs to absorb those services previously provided by AAL, except for certain transition costs relating to quality control from April 2009 to December 2009. These transition costs were recorded in operating expenses.

Russell Hobbs also estimates that it will incur approximately $0.3 million annually for engineering services from a third party that were performed by AAL.

Discontinuation of Regional Operations

In December 2008, Russell Hobbs discontinued its operations in Spain and certain countries in Latin America, including Peru and Venezuela. The net sales and losses from the discontinued operations related to such locations were as follows:

	Three Months Ended
	December 31, 2009	December 31, 2008
	(In thousands)
Net sales	$—	$4,329
Loss	$(24)	$(2,933)

	Six Months Ended
	December 31, 2009	December 31, 2008
	(In thousands)
Net sales	$307	$7,538
Income (loss)	$73	$(2,986)

Sale of Professional Care

In May 2007, a subsidiary of Russell Hobbs sold its U.S. professional care segment to an unrelated third party for $36.5 million. For the three months and six months ended December 31, 2009, income from professional care-discontinued operations was $0 and $ 0.3 million, respectively, as compared to an income of $0 and $0.3 million for the three month and six months ended December 31, 2008, respectively. The income for discontinued operations was attributable to certain reversals of accrued expenses and sales incentives.

Water Filtration Business

In 2007, Russell Hobbs launched its new water products initiatives under its Water Products Segment, beginning with a water pitcher filtration system sold under the Clear2O® brand. In May 2009, Russell Hobbs introduced its Clear2Go® branded sports filtration bottle. The sales of Clear2O® branded products are made to mass merchandisers and specialty retailers primarily in North America.

In December 2009, Russell Hobbs determined to divest the operations of its water filtration business sold under the Clear2O® and Clear2Go® brand and put the assets and business up for sale. Russell Hobbs decided to sell this division primarily because it does not strategically complement its appliance business and it has incurred significant operating losses since its launch in 2007 and has not been successful in gaining any significant market share.

The sales and pre-tax losses of the water filtration business (reported in discontinued operations) for the periods indicated were:

	Three Months Ended
	December 31, 2009	December 31, 2008
	(In thousands)
Net sales	$248	$112
Loss	$(5,706)	$(638)

	Six Months Ended
	December 31, 2009	December 31, 2008
	(In thousands)
Net sales	$634	$215
Loss	$(6,792)	$(1,944)

Prior period financial statements have been restated to present the operations of the water filtration business division as a discontinued operation.

In conjunction with the discontinuance of operations, Russell Hobbs recognized a loss of $5.7 million. Included in the loss recognized in the three months ended December 31, 2009 were losses of $4.3 million to write down the related carrying amounts of assets to their fair values less cost to sell, as applicable. The assets and liabilities of the discontinued operation for the three months ended December 31, 2009 and June 30, 2009 consist of the following:

	Three Months Ended
	December 31, 2009	June 30, 2009
	(In thousands)
Assets of discontinued division:
Accounts receivable	$16	$146
Inventories	973	3,173
Prepaid expenses and other	—	1,472
Property and equipment, net	139	199

Total assets	$1,128	$4,990

Liabilities of discontinued division:
Accounts payable	$173	$704
Accrued liabilities	258	201

Total liabilities	$431	$905

The water filtration business was a component of the Water Products segment.

Each of the asset and liability amounts noted above is included in its respective line item on the balance sheet along with the assets and liabilities related to continuing operations.

10.	FAIR VALUE MEASUREMENTS AND DISCLOSURES

Russell Hobbs adopted ASC 820, Fair Value Measurement and Disclosures, on July 1, 2008. ASC 820 (1) creates a single definition of fair value, (2) establishes a framework for measuring fair value, and (3) expands disclosure requirements about items measured at fair value. The Statement applies to both items recognized and reported at fair value in the financial statements and items disclosed at fair value in the notes to the financial statements. The Statement does not change existing accounting rules governing what can or what must be recognized and reported at fair value in Russell Hobbs’ financial statements, or disclosed at fair value in Russell Hobbs’ notes to the financial statements. Additionally, ASC 820 does not eliminate practicability exceptions that exist in accounting pronouncements amended by this Statement when measuring fair value. As a result, Russell Hobbs will not be required to recognize any new assets or liabilities at fair value.

Prior to ASC 820, certain measurements of fair value were based on the price that would be paid to acquire an asset, or received to assume a liability (an entry price). ASC 820 clarifies the definition of fair value as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date (that is, an exit price). The exit price is based on the amount that the holder of the asset or liability would receive or need to pay in an actual transaction (or in a hypothetical transaction if an actual transaction does not exist) at the measurement date. In some circumstances, the entry and exit price may be the same; however, they are conceptually different.

Fair value is generally determined based on quoted market prices in active markets for identical assets or liabilities. If quoted market prices are not available, Russell Hobbs uses valuation techniques that place greater reliance on observable inputs and less reliance on unobservable inputs. In measuring fair value, Russell Hobbs may make adjustments for risks and uncertainties, if a market participant would include such an adjustment in its pricing.

Determining where an asset or liability falls within the fair value hierarchy (set forth below) depends on the lowest level input that is significant to the fair value measurement as a whole. An adjustment to the pricing method used within either Level 1 or Level 2 inputs could generate a fair value measurement that effectively falls in a lower level in the hierarchy. The hierarchy consists of three broad levels as follows:

•	Level 1—Quoted market prices in active markets for identical assets or liabilities

•	Level 2—Inputs other than level 1 inputs that are either directly or indirectly observable

•	Level 3—Unobservable inputs developed using Russell Hobbs’ estimates and assumptions, which reflect those that market participants would use

The determination of where an asset or liability falls in the hierarchy requires significant judgment.

The following table presents for each hierarchy level, financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2009:

	Fair Value Measurements at December 31, 2009
	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total carrying value at December 31, 2009
	(In thousands)
Assets:
Investment in Island Sky Australia Ltd.	$2,063	$—	$—	$2,063

Total assets	$2,063	$—	$—	$2,063

Liabilities:
Foreign currency forward contracts (1)	$—	$—	$—	$—

Total liabilities	$—	$—	$—	$—

(1)	As of December 31, 2009, all forward contracts had matured and there were no forward contracts outstanding.

The following table presents for each hierarchy level, financial assets and liabilities measured at fair value on a recurring basis as of June 30, 2009.

	Fair Value Measurements at June 30, 2009
	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total carrying value at June 30, 2009
	(In thousands)
Assets:
Investment in Island Sky Australia Ltd.	$2,100	$—	$—	$2,100

Total assets	$2,100	$—	$—	$2,100

Liabilities:
Foreign currency forward contracts (1)	$—	(713)	$—	(713)

Total liabilities	$—	$(713)	$—	$(713)

(1)

The fair value of Russell Hobbs’ foreign currency forward contracts were valued based upon quotes from outside parties and was valued using a pricing model with all significant inputs based on observable market data such as measurement date spots and forward rates. A positive fair value represents the amount Russell

Hobbs would receive upon exiting the contracts and a negative fair value represents the amount Russell Hobbs would pay upon exiting the contracts. Russell Hobbs intends to hold all contracts to maturity, at which time the fair value will be zero.

At December 31, 2009 and June 30, 2009, the fair values of cash and cash equivalents, receivables and accounts payable approximated carrying values because of the short-term nature of these instruments. The estimated fair values of other financial instruments subject to fair value disclosures, determined based on broker quotes or quoted market prices or rates for the same or similar instruments, and the related carrying amounts were as follows:

	As of December 31, 2009
	Carrying Amount	Fair Value
	(In thousands)
North American credit facility	$25,711	$25,188
European term loan	12,831	12,379
Australian credit facility	—	—
Harbinger term loan	158,265	146,303

	$196,807	$183,870

	As of June 30, 2009
	Carrying Amount	Fair Value
	(In thousands)
North American credit facility	$52,739	$50,842
European credit facility	19,845	19,102
Harbinger term loan	161,456	148,779
Brazil term loan	2,228	2,228
Series D Preferred Stock	139,744	120,600
Series E Preferred Stock	56,238	48,530

	$432,250	$390,081

The estimated fair values of each of Russell Hobbs’ debt instruments were based on estimated future discounted cash flows. Fair value estimates related to Russell Hobbs’ debt instruments are made at a specific point in time based on relevant market information. These estimates are subjective in nature and involve uncertainties and matters of significant judgments and therefore cannot be determined with precision. Changes in the assumptions could significantly affect the estimates.

In October 2009, Russell Hobbs amended the certificates of designation for the Series D Preferred Stock and Series E Preferred Stock to eliminate the requirement to redeem the stock in December 2013 (but the redemption requirement upon a “sale transaction” as such term is defined in the certificates, remained). Due to the elimination of such provisions, the outstanding amounts of Series D Preferred Stock and Series E Preferred Stock and the related accrued dividends were reclassified from long-term liabilities on the balance sheet beginning in the quarter ended December 31, 2009. The Series D Preferred Stock and Series E Preferred Stock are now classified as separate line items apart from permanent equity on the balance sheet, as redemption thereof is outside of Russell Hobbs’ control.

11.	BUSINESS SEGMENT AND GEOGRAPHIC AREA INFORMATION

Generally accepted accounting principles established standards for reporting information about business segments in annual financial statements. It also established standards for related disclosures about products and services, major customers and geographic areas. Business segments are defined as components of a business about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance.

Russell Hobbs manages its operations through two business segments: Household Products and Water Products.

•

The Household Products segment is a leading distributor and marketer of small electric household appliances, primarily cooking, garment care, food preparation, beverage products, pet products and pest products, marketed under the licensed brand names, such as Black & Decker®, as well as owned brand names, such as George Foreman®, Russell Hobbs®, Orva®, Toastmaster®, Juiceman®, Breadman®, Littermaid® ,and Windmere®. The Household Products segment sales are handled primarily through in-house sales representatives and are made to mass merchandisers, specialty retailers and appliance distributors in North America, Europe, Australia, New Zealand, Latin America, and the Caribbean.

•

The Water Products segment began in 2007 with the launch of a water filtration pitcher sold under the Clear2O® brand. In May 2009, Russell Hobbs introduced its Clear2Go® branded water filtration bottle. The sales of Clear2O® branded products are handled through in-house and independent sales representatives and are made to specialty retailers and grocery chains primarily in North America. In June 2008, Russell Hobbs entered into a license agreement with Island Sky Corporation for a patented air-to-water product. In August 2008, Russell Hobbs acquired approximately 13% of outstanding common shares Island Sky Australia Limited, the parent company of Island Sky Corporation. In December 2009, Russell Hobbs purchased, at market value, an additional 2,887,968 common shares of Island Sky Australia Limited, previously owned by Harbinger, for approximately $0.3 million. The air-to-water business of the Water Products segment is in its beginning stages and is focused on the commercial market India and certain other countries in the Far East. As discussed in Note 8, in December 2009, Russell Hobbs determined to divest the operations of its water filtration business sold under the Clear2O® and Clear2Go® brand and put the assets and business up for sale.

The profitability measure employed by Russell Hobbs for making decisions about allocating resources to segments and evaluating segment performance is operating (loss) earnings. Generally, segments follow the same accounting policies as those described in Note 1 hereto.

Segment information, excluding discontinued operations for the three months and six months ended December 31, 2009 and 2008 were as follows:

	Three Months Ended		Six Months Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
	(In thousands)
Revenues:
Household Products	$248,652	$244,964	$459,521	$476,774
Water Products	37	—	255	—

Total revenues	$248,689	$244,964	$459,776	$476,774

Depreciation and amortization:
Household Products	$4,107	$3,279	$7,595	$6,483
Water Products	7	—	12	—

Total depreciation and amortization	$4,114	$3,279	$7,607	$6,483

Operating income (loss)
Household Products	$31,261	$7,906	$51,673	$20,549
Water Products	(272)	(723)	(768)	(942)

Total operating income from segments	30,989	7,183	50,905	19,607
Corporate expenses	(342)	(998)	(654)	(1,886)

Total operating income	$30,647	$6,185	$50,251	$17,721

Segment Assets:

	December 31, 2009	June 30, 2009
Household Products	$728,319	$721,991
Water Products	11,242	10,865

Total assets	$739,561	$732,856

Pre-Tax Income Reconciliation of Segments:

	Three Months Ended		Six Months Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
	(In thousands)
Total operating income from segments	$30,989	$7,183	$50,905	$19,607
Unallocated amounts:
Corporate expenses	(342)	(998)	(654)	(1,886)
Other expenses, net	(11,274)	(16,872)	(23,118)	(29,291)

Income (loss) from continuing operations before taxes	$19,373	$(10,687)	$27,133	$(11,570)

Asset Reconciliation of Segments:

	December 31, 2009	June 30, 2009
Reportable segment assets	$739,561	$732,856
Assets of discontinued operations	1,128	4,990

Total assets	$740,689	$737,846

The following table sets forth the approximate amounts and percentages of Russell Hobbs’ consolidated net sales by product category for the three months ending December 31, 2009 and 2008:

	Three Months Ended
	December 31, 2009		December 31, 2008
	Net Sales	%	Net Sales	%
	(In thousands)
Kitchen Products	$205,117	82.5%	$195,081	79.7%
Home Products	36,929	14.8%	38,781	15.8%
Pet Products	4,131	1.7%	8,422	3.4%
Personal Care Products	977	0.4%	833	0.3%
Pest Control Products	1,498	0.6%	1,847	0.8%

Total Household Products	$248,652	100.0%	$244,964	100.0%

Water Products	37	0.0%	—	—

Consolidated	$248,689	100.0%	$244,964	100.0%

The following table sets forth the approximate amounts and percentages of Russell Hobbs’ consolidated net sales by product category for the six months ending December 31, 2008 and 2009:

	Six Months Ended
	December 31, 2009		December 31, 2008
	Net Sales	%	Net Sales	%
	(In thousands)
Kitchen Products	$370,290	80.5%	$375,792	78.9%
Home Products	73,508	16.0%	79,088	16.6%
Pet Products	10,179	2.2%	13,559	2.8%
Personal Care Products	1,653	0.4%	4,796	1.0%
Pest Control Products	3,891	0.8%	3,539	0.7%

Total Household Products	$459,521	99.9%	$476,774	100.0%

Water Products	255	0.1%	—	—

Consolidated	$459,776	100.0%	$476,774	100.0%

In 2009 and 2008, Russell Hobbs’ international operations were conducted primarily in Europe, Canada, Mexico and Australia, with lesser activities in South and Central America, New Zealand and the Caribbean. The following table sets forth the composition of Russell Hobbs’ sales between the United States and other locations for the three months ending December 31, 2008 and 2009 and the six months ending December 31, 2008 and 2009:

	Three Months Ended		Six Months Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
	(In thousands)
Net sales:
United States operations	$124,187	$133,576	$235,838	$252,789
International operations	124,502	111,388	223,938	223,985

Consolidated net sales	$248,689	$244,964	$459,776	$476,774

	December 31, 2009	June 30, 2009
	(In thousands)
Long-lived assets (1):
United States operations	$248,912	$251,476
International operations	134,014	138,674

Consolidated long-lived assets	$382,926	$390,150

(1)	Includes property plant and equipment and other intangible assets.

All United States revenues are derived from sales to unaffiliated customers. Geographic area of sales is based primarily on the location from where the product is shipped. Included in United States operations are certain sales derived from product shipments from China directly to customers located in the United States.

12.	STOCK-BASED COMPENSATION

Russell Hobbs may grant various equity awards to employees and directors under the 2007 Omnibus Equity Award Plan, including incentive and non-qualified stock options, restricted stock units and stock appreciation rights. The terms of the equity awards granted under the plan are determined by the Board of Directors at the time of grant, including the exercise price, if applicable, the term of the award and any restrictions on the exercisability of the award.

As of December 31, 2009, Russell Hobbs had 2,250,000 non-qualified stock options outstanding, all of which were granted in the 2008 fiscal year and are subject to performance based vesting related to the financial performance of the Water Products segment. No stock options were granted in the six months ended December 31, 2009. In addition, Russell Hobbs has 22,600,000 restricted stock units outstanding, all of which were issued in fiscal 2009 and vest upon a change in control of Russell Hobbs. In January 2010, the terms of the outstanding restricted stock units were amended to provide for additional vesting on the first anniversary of specified significant corporate events. As of December 31, 2009, Russell Hobbs had approximately 174 million equity awards available to be granted under the plan. In January 2010, Russell Hobbs issued an additional 3.7 million restricted stock units with the same vesting provisions as noted above. Russell Hobbs has not recorded any expense related to the restricted stock units as their vesting was not probable at December 31, 2009.

A summary of Russell Hobbs’ stock options is as follows:

	Shares (In thousands)	Weighted Average Exercise Price
Outstanding at June 30, 2009	2,250	$0.24
Granted	—	—
Exercised	—	—
Expired or cancelled	—	—

Outstanding at December 31, 2009	2,250	$0.24

Options exercisable at December 31, 2009	—	—

13.	SUBSEQUENT EVENTS

Russell Hobbs evaluated all events and transactions that occurred after December 31, 2009 through March 29, 2010, the date these financial statements were available to be issued. During this period, Russell Hobbs did not have any material recognizable subsequent events; however, Russell Hobbs did have unrecognizable subsequent events as discussed below:

Merger with Spectrum Brands. On February 9, 2010, Russell Hobbs entered into an Agreement and Plan of Merger (the “merger agreement”) with Spectrum Brands, Inc., a Delaware corporation (“Spectrum”), Spectrum Brands Holdings, Inc., a Delaware corporation (“SB Holdings”), Battery Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of SB Holdings, and Grill Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of SB Holdings. Under the merger agreement, (i) Battery Merger Corp. will merge with and into Spectrum, with Spectrum as the surviving corporation, and (ii) Grill Merger Corp. will merge with and into Russell Hobbs, with Russell Hobbs as the surviving corporation (together, the “mergers”). SB Holdings is a newly formed holding company. Battery Sub and Grill Sub are both direct wholly-owned subsidiaries of SB Holdings. As a result of the mergers, Spectrum and Russell Hobbs will become subsidiaries of SB Holdings.

Harbinger currently owns approximately 40% of the outstanding shares of common stock of Spectrum (the “Spectrum common stock”) and 100% of the outstanding shares of common stock and preferred stock of Russell Hobbs (together, the “Russell Hobbs Stock”). Spectrum’s board of directors approved the merger agreement and the proposed transaction based on the unanimous recommendation of a committee of independent directors (the “Committee”).

Upon the consummation of the mergers, (i) stockholders of Spectrum will receive one share of the common stock of SB Holdings (“SB Holdings common stock”) in exchange for each share they hold of Spectrum common stock and (ii) Russell Hobbs stockholders will receive shares of SB Holdings in exchange for their shares of Russell Hobbs Stock in accordance with the terms of the merger agreement and based on a $675 million enterprise value of Russell Hobbs, subject to various adjustments set forth in the merger agreement, and a $31.50 per share valuation of Spectrum common stock. Furthermore, as part of the proposed transaction, the Harbinger Parties have agreed to convert their existing approximately $158 million aggregate principal amount of Russell Hobbs’ term debt into SB Holdings common stock at a price of $31.50 per share, which is included in the $675 million enterprise value of Russell Hobbs. As a result of the mergers, the stockholders of Spectrum (other than the Harbinger Parties) are expected to own approximately 36.3% of SB Holdings, and the Harbinger Parties are expected to own approximately 63.7% of SB Holdings (assuming that the Harbinger Parties do not acquire additional shares of Spectrum common stock prior to the consummation of the mergers).

Consummation of the mergers is subject to certain conditions, including, among others, closing of the new financing, adoption and approval of the merger agreement and approval of the proposed transaction by the affirmative vote of the holders of (i) a majority of the outstanding shares of Spectrum common stock entitled to vote (including the shares of the Harbinger Parties) and (ii) a majority of the outstanding shares of Spectrum common stock entitled to vote (excluding the shares of the Harbinger Parties (except any shares of Spectrum common stock acquired by the Harbinger Parties after March 1, 2010)), customary regulatory approvals, no material adverse change in Spectrum or Russell Hobbs and other customary closing conditions.

Russell Hobbs’ President and Chief Executive Officer currently serves as a member of the Board of Directors of Spectrum Brands.

Termination Fee Payable by Spectrum

Spectrum will pay to Russell Hobbs a fee of $1 million and reimburse Russell Hobbs and its affiliates for their reimbursable expenses, up to an aggregate cap of $10 million, if:

•

the merger agreement is terminated by Spectrum following the receipt of an alternative proposal which Spectrum’s board of directors (acting through, or consistent with the recommendation of, the Committee) concludes in good faith constitutes a superior proposal;

•

the merger agreement is terminated by Russell Hobbs following the withdrawal, modification or qualification of Spectrum’s board of directors’ recommendation in favor of the mergers, or the receipt by Russell Hobbs of written notice of Spectrum’s board of directors’ intention to withdraw, modify or qualify its recommendation; or

•

either Spectrum or Russell Hobbs (i) terminates the merger agreement because Spectrum’s stockholders, at the special meeting or at any adjournment or postponement thereof at which the merger agreement was voted on, fail to adopt and approve the merger agreement and approve the proposed transaction, (ii) at the time of such termination an alternative proposal had been proposed to Spectrum’s board of directors or Committee or publicly announced, and (iii) within nine months following the date of such termination, Spectrum enters into a definitive agreement with respect to an alternative proposal or an alternative proposal has been consummated (provided that the references to “25%” in the definition of alternative proposal will be deemed to be references to “50%” for purposes of this clause (iii)).

Notwithstanding the foregoing, if either Spectrum or Russell Hobbs terminates the merger agreement in the circumstances described in the first or second bullet point above, and the superior proposal in respect of which such termination occurred either is to be consummated without obtaining a vote of Spectrum’s stockholders in connection with any aspect thereof or relates to a transaction involving less than all or substantially all of Spectrum’s assets or common stock, then the reimbursable expenses of Russell Hobbs will not be subject to a cap and will be reimbursed by Spectrum in full.

In addition, in lieu of the termination fee and expense reimbursement described above, Spectrum will pay to Russell Hobbs a fee of $10 million and reimburse Russell Hobbs and its affiliates for their reimbursable expenses, up to an aggregate cap of $10 million, if:

•

Spectrum’s board of directors withdraws, modifies or qualifies, or proposes to publicly withdraw, modify or qualify, in a manner adverse to Russell Hobbs, its recommendation in favor of the merger agreement prior to the adoption and approval of the merger agreement and approval of the proposed transaction by Spectrum’s stockholders;

•

a material reason for Spectrum’s board of directors’ decision to modify or qualify, in a manner adverse to Russell Hobbs, its recommendation in favor of the merger agreement is a change in the expected cost or terms of the debt financing under the debt commitment letters by reason of the flex or any of the other terms thereof;

•

the debt commitment letters are in effect at the time Spectrum’s board of directors’ decision to modify or qualify, in a manner adverse to Russell Hobbs, its recommendation in favor of the merger agreement is made;

•

the merger agreement is terminated by Russell Hobbs because of Spectrum’s board of directors’ decision to modify or qualify, in a manner adverse to Russell Hobbs, its recommendation in favor of the merger agreement; and

•	at the time of such termination, Spectrum’s stockholders have not adopted and approved the merger agreement and have not approved the proposed transaction.

Termination Fee Payable by Russell Hobbs

Russell Hobbs will pay to Spectrum a fee in the amount of $1 million and reimburse Spectrum for its reimbursable expenses, up to an aggregate cap of $10 million, if:

•

all of the conditions to Russell Hobbs’ obligation to close the transaction were satisfied at the time of termination of the merger agreement, except for the closing condition related to the receipt of the debt financing; and

•	either Spectrum or Russell Hobbs terminate the merger agreement because the transaction was not consummated by the close of business on August 12, 2010.

Notwithstanding the foregoing, in no event will Russell Hobbs be required to pay the termination fee described above if the failure of the closing condition related to the debt financing and debt commitment letters was caused (in whole or in part) by the failure of the condition set forth in the debt commitment letter relating to the minimum amount of availability and, at such time, the aggregate amount outstanding under Spectrum’s revolving credit facility is in excess of $116 million.

Report of Independent Registered Public Accounting Firm

Board of Directors

Russell Hobbs, Inc.

We have audited the accompanying consolidated balance sheets of Russell Hobbs, Inc. and subsidiaries as of June 30, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. Our audits of the basic financial statements included the financial statement schedule. These financial statements and this financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and this financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Russell Hobbs, Inc. and subsidiaries as of June 30, 2009 and 2008, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ Grant Thornton LLP

Fort Lauderdale, Florida

March 29, 2010

Russell Hobbs, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value data)

	June 30, 2009	June 30, 2008
Assets
Current Assets:
Cash and cash equivalents	$16,095	$26,136
Accounts and other receivables, less allowances of $4,142 at June 30, 2009 and $3,061 at June 30, 2008	133,711	155,555
Inventories	165,495	222,643
Prepaid expenses and other	12,240	23,005
Assets held for sale	—	427
Prepaid income taxes	3,574	4,464
Deferred income taxes	943	1,324

Total current assets	332,058	433,554
Property, Plant and Equipment—at cost, less accumulated depreciation of $10,004 at June 30, 2009 and $3,792 at June 30, 2008	20,876	24,090
Non-current Deferred Income Taxes	3,419	8,822
Goodwill	162,469	164,021
Intangibles, Net	206,805	228,350
Other Assets	12,219	6,251

Total Assets	$737,846	$865,088

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$58,385	$96,702
Accrued expenses	73,293	103,437
Harbinger Term loan—current portion (related party)	20,000	—
Brazil term loan	2,228	403
Current income taxes payable	4,245	3,979

Total current liabilities	158,151	204,521
Long-Term Liabilities:
North American credit facility	52,739	104,006
European credit facility	19,845	30,389
Harbinger Term loan—long-term portion (related party)	141,456	145,252
Series D Redeemable Preferred Stock—authorized: 110.2 shares at $0.01 par value; outstanding: 110.2 shares at $0.01 par value (related party)	139,744	119,453
Series E Redeemable Preferred Stock—authorized: 50 shares at $0.01 par value; outstanding: 50 shares at $0.01 par value (related party)	56,238	—
Pension liability	19,791	11,659
Non-current deferred income taxes	46,347	43,783
Other long-term liabilities	3,856	5,905

Total Liabilities	638,167	664,968
Commitments and Contingencies—See Note 3
Stockholders’ Equity:
Common stock—authorized: 1,000,000 shares of $0.01 par value; issued and outstanding: 731,874 shares at June 30, 2009 and June 30, 2008	7,319	7,319
Treasury stock—7,886 shares, at cost	(65,793)	(65,793)
Paid-in capital	302,677	301,431
Accumulated deficit	(102,460)	(44,143)
Accumulated other comprehensive (loss) income	(42,064)	1,306

Total stockholders’ equity	99,679	200,120

Total Liabilities and Stockholders’ Equity	$737,846	$865,088

The accompanying notes are an integral part of these financial statements.

Russell Hobbs, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Year Ended June 30, 2009	Year Ended June 30, 2008
Net sales	$796,660	$660,897
Cost of goods sold	577,194	453,948

Gross profit	219,466	206,949

Selling, general and administrative expenses:
Operating expenses	177,646	173,766
Integration and transition expenses	1,020	17,875
Patent infringement litigation expenses	6,605	5,145
Employment termination benefits—severance	1,100	—
Acquisition related expenses	3,085	4,051

	189,456	200,837

Operating income	30,010	6,112

Other expense (income):
Interest expense (approximately $42,700 and $14,500 in related party interest expense for the years ended June 30, 2009 and 2008, respectively)	50,221	24,531
Foreign currency loss (gain)	6,958	(1,739)
Interest and other income, net	(2,336)	(2,512)

	54,843	20,280

Loss from continuing operations before income taxes	(24,833)	(14,168)
Income tax provision	14,042	13,440

Loss from continuing operations	(38,875)	(27,608)
Loss from discontinued operations, net of tax of $71 and $646 (Note 14)	(19,442)	(14,926)

Net loss	$(58,317)	$(42,534)

Weighted average common shares outstanding:
Basic and diluted	731,874	731,874

Loss per common share:
Loss per share from continuing operations-basic and diluted	$(0.05)	$(0.04)
Loss per share from discontinued operations-basic and diluted	(0.03)	(0.02)

Loss per common share-basic and diluted	$(0.08)	$(0.06)

The accompanying notes are an integral part of these financial statements.

Russell Hobbs, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands)

	Common Stock	Treasury Stock	Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Total
Balance at June 30, 2007	$7,319	$(65,793)	$301,249	$(1,609)	$1,413	$242,579

Comprehensive loss:
Net loss	—	—	—	(42,534)	—	(42,534)
Foreign currency translation adjustment (net of $0 tax)	—	—	—	—	709	709
Defined pension plans (net of tax of $127)	—	—	—	—	(816)	(816)

Total comprehensive loss						(42,641)
Stock based compensation	—	—	182	—	—	182

Balance at June 30, 2008	7,319	(65,793)	301,431	(44,143)	1,306	200,120

Comprehensive loss:
Net loss	—	—	—	(58,317)	—	(58,317)
Foreign currency translation adjustment (net of $0 tax)	—	—	—	—	(33,659)	(33,659)
Defined pension plans (net of tax of $2,440)	—	—	—	—	(7,683)	(7,683)
Foreign exchange forwards (net of $0 tax)	—	—	—	—	(713)	(713)
Reduction in fair value of marketable securities (net of $0 tax)	—	—	—	—	(1,315)	(1,315)

Total comprehensive loss	—	—	—	—	—	(101,687)
Stock based compensation	—	—	1,246	—	—	1,246

Balance at June 30, 2009	$7,319	$(65,793)	$302,677	$(102,460)	$(42,064)	$99,679

The accompanying notes are an integral part of these financial statements.

Russell Hobbs, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended June 30, 2009	Year Ended June 30, 2008
Cash flows from operating activities:
Net loss	$(58,317)	$(42,534)
Reconciliation to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment	7,748	7,490
Gain on disposal of fixed assets	(2,452)	(2,549)
(Recovery) Provision for doubtful accounts	(410)	297
Non-cash interest	42,732	14,471
Amortization of intangible and other assets	5,790	5,226
Deferred taxes	8,377	5,935
Stock-based compensation	1,246	182
Changes in assets and liabilities, net of acquisition:
Accounts and other receivables	13,210	35,109
Inventories	42,846	(39,176)
Prepaid expenses and other	13,024	(3,784)
Accounts payable and accrued expenses	(59,831)	(12,616)
Current income taxes	(306)	(1,989)
Other assets and liabilities	(8,808)	1,551

Net cash provided by (used in) operating activities	4,849	(32,387)

Cash flows from investing activities:
Additions to property, plant and equipment	(6,467)	(3,540)
Cash acquired in merger	—	17,288
Investment in Island Sky Australia Limited	(3,538)	—
Proceeds from sale of assets	2,745	12,116

Net cash (used in) provided by investing activities	(7,260)	25,864

Cash flows from financing activities:
Proceeds from Harbinger term loan	—	140,000
Payoff of debt	—	(110,000)
Payoff of senior subordinated notes	—	(43,397)
Net (payments) borrowings under lines of credit	(56,594)	44,640
Net proceeds from Brazil term loan	1,825	—
Proceeds from Series E Redeemable Preferred Stock	50,000	—
Payment of financing costs	—	(4,790)

Net cash provided by (used in) financing activities	(4,769)	26,453

Effect of exchange rate changes on cash	(2,861)	(105)

Net (decrease) increase in cash and cash equivalents	(10,041)	19,825
Cash and cash equivalents at beginning of period	26,136	6,311

Cash and cash equivalents at end of period	$16,095	$26,136

(Continued on following page.)

Supplemental Disclosures of Cash Flow Information:

	Year Ended June 30, 2009	Year Ended June 30, 2008
Cash paid during the year for:
Interest	$7,281	$11,208
Income taxes	$2,256	$8,795

Non-cash investing and financing activities: In connection with the merger between Salton and Applica on December 28, 2007, $258.0 million of Salton’s long-term debt was repaid and was included in the total purchase price. Tangible assets acquired totaled $289.5 million and liabilities assumed totaled $267.2 million (not including the $258.0 million in long-term debt discussed above). Identifiable intangibles assets were valued at $180.2 million, which resulted in a net $33.0 million deferred tax liability. See Note 2, Mergers and Acquisitions, for further details. Additionally, in the years ended June 30, 2009 and June 30, 2008, the principal due under the Series D and Series E Preferred Stock and Harbinger term loan increased $42.7 million and $14.5 million, respectively, as a result of the accrual of non-cash interest and preferred stock dividends.

The accompanying notes are an integral part of these financial statements.

Russell Hobbs, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1—SUMMARY OF ACCOUNTING POLICIES

Overview

In December 2007, two longstanding companies in the small household appliance business, Salton, Inc. and Applica Incorporated, combined their businesses through a merger of SFP Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of Salton, Inc., with and into APN Holding Company, Inc., the parent of Applica Incorporated. As a result of the merger, Applica became a wholly-owned subsidiary of Salton. In December 2009, the combined company (formerly known as Salton, Inc.) changed its name to Russell Hobbs, Inc.

Based in Miramar, Florida, Russell Hobbs, Inc. and its subsidiaries (“Russell Hobbs” or the “Company”) are leading marketers and distributors of a broad range of branded small household appliances. Russell Hobbs markets and distributes small kitchen and home appliances, pet and pest products and personal care products. Russell Hobbs has a broad portfolio of well recognized brand names, including Black & Decker®, George Foreman®, Russell Hobbs®, Toastmaster®, LitterMaid®, Farberware®, Breadman®, and Juiceman®. Russell Hobbs’ customers include mass merchandisers, specialty retailers and appliance distributors primarily in North America, South America, Europe and Australia.

In 2007, Russell Hobbs launched its new water products initiatives, beginning with a water pitcher filtration system sold under the Clear2 O® brand. In May 2009, Russell Hobbs introduced its Clear2Go® branded sports filtration bottle. The sales of Clear2O® branded products are made to mass merchandisers and specialty retailers primarily in North America. In June 2008, Russell Hobbs entered into a license agreement with Island Sky Corporation for a patented air-to-water product. In August 2008, Russell Hobbs acquired approximately 13% of outstanding common shares Island Sky Australia Limited, the parent company of Island Sky Corporation. The air-to-water business of the Water Products segment is in its beginning stages and is focused on the commercial and consumer markets in India and certain other countries in the Far East.

Russell Hobbs is 100% owned by Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (together “Harbinger”).

Russell Hobbs manages its operations through two business segments: Household Products and Water Products. Segment information for the year ended June 30, 2009 was as follows:

	Household Products	Water Products	Corporate	Year Ended June 30, 2009
	(In thousands)
Net sales	$796,629	$32	$—	$796,660
Cost of goods sold	577,139	56	—	577,194

Gross profit	219,490	(24)	—	219,466

Selling, general and administrative expenses:
Operating expenses	174,320	878	2,448	177,646
Integration and transition expenses	1,020	—	—	1,020
Patent infringement litigation expenses	6,605	—	—	6,605
Employee termination benefits—severance	1,100	—	—	1,100
Acquisition related expenses	865	2,110	110	3,085

	183,910	2,988	2,558	189,456

Operating income (loss) from continuing operations	$35,580	$(3,012)	$(2,558)	$30,010

Depreciation and amortization	$12,677	$—	$—	$12,677

Segment information for the year ended June 30, 2008 was as follows:

	Household Products	Water Products	Corporate	Year Ended June 30, 2008
	(In thousands)
Net sales	$660,897	$—	$—	$660,897
Cost of goods sold	453,948	—	—	453,948

Gross profit	206,949	—	—	206,949

Selling, general and administrative expenses:
Operating expenses	171,073	—	2,693	173,766
Integration and transition expenses	17,875	—	—	17,875
Patent infringement litigation expenses	5,145	—	—	5,145
Acquisition related expenses	4,051	—	—	4,051

	198,144	—	2,693	200,837

Operating income (loss) from continuing operations	$8,805	$—	$(2,693)	$6,112

Depreciation and amortization	$10,372	$—	$—	$10,372

Merger of Salton and Applica

On December 28, 2007, SFP Merger Sub, Inc. a Delaware corporation and a wholly owned direct subsidiary of Salton, Inc. (“Merger Sub”), merged with and into APN Holding Company, Inc. (“APN Holdco”), a Delaware corporation and the parent of Applica Incorporated (“Applica”), a Florida corporation. (For more information, see Note 2, Mergers and Acquisitions.)

Statement of Financial Accounting Standard (“SFAS”) No. 141 “Business Combinations” requires the use of the purchase method of accounting for business combinations. In applying the purchase method, it is necessary to identify both the accounting acquiree and the accounting acquirer. In a business combination effected through an exchange of equity interests, the entity that issues the interests (Salton in this case) is normally the acquiring entity. However, in identifying the acquiring entity in a combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including the following:

•

The relative voting interest in the combined entity after the combination; in this case, stockholders of Applica received approximately 92% of the equity ownership, and associated voting rights, in the combined entity upon completion of the merger and related transactions; and

•

The composition of the governing body of the combined entity: in this case, the merger agreement provided that the composition of the Board of Directors of the surviving company would be determined by Applica.

While Salton, Inc. was the legal acquiror and surviving registrant in the merger, Applica was deemed to be the accounting acquiror based on the facts and circumstances outlined above. Accordingly, for accounting and financial statement purposes, the merger was treated as a reverse acquisition of Salton, Inc. by Applica under the purchase method of accounting. As such, Applica applied purchase accounting to the assets and liabilities of Salton upon consummation of the merger with no adjustment to the carrying value of Applica’s assets and liabilities. For purposes of financial reporting, the merger was deemed to have occurred on December 31, 2007.

In accordance with SFAS 141, the accompanying consolidated financial statements reflect the recapitalization of the stockholders’ equity as if the merger occurred as of the beginning of the first period presented and the results of operations include results from the combined company from January 1, 2008 through June 30, 2008. The results of operations prior to January 1, 2008 include only the results of Applica.

Effective with the merger, Russell Hobbs changed its fiscal year end to June 30 and the interim quarterly periods to the last day of the respective quarter. Salton’s fiscal year previously ended on the Saturday closest to June 30th and the interim quarterly period ended on the Saturday closest to the last day of the respective quarter. In anticipation of the merger, Applica changed its fiscal year from December 31 to June 30.

Acquisition of Applica by Harbinger

On January 23, 2007, Applica Incorporated was acquired by affiliates of Harbinger. (For more information, see Note 2, Mergers and Acquisitions.) For purposes of financial reporting, this acquisition was deemed to have occurred on January 1, 2007.

Principles of Consolidation

The consolidated financial statements include the accounts of Russell Hobbs, Inc. and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include income taxes, the allowance for doubtful accounts, inventory valuation reserves, product liability, litigation, warranty, environmental liability, depreciation and amortization, valuation of goodwill and intangible assets, and useful lives assigned to intangible assets.

Management believes that the following may involve a higher degree of judgment or complexity:

Income Taxes. Russell Hobbs is subject to income tax laws in many countries. Judgment is required in assessing the future tax consequences of events that have been recognized in Russell Hobbs’ financial statements and tax returns. Russell Hobbs provides for deferred taxes under the asset and liability method, in accordance with SFAS 109 “Accounting for Income Taxes” and Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). Under such method, deferred taxes are adjusted for tax rate changes as they occur. Significant management judgment is required in developing Russell Hobbs’ provision for income taxes, including the determination of foreign tax liabilities, deferred tax assets and liabilities and any valuation allowances that might be required to be applied against the deferred tax assets. Russell Hobbs evaluates its ability to realize its deferred tax assets at the end of each reporting period and adjusts the amount of its valuation allowance, if necessary.

Russell Hobbs operates within multiple taxing jurisdictions and is subject to audit in those jurisdictions. Because of the complex issues involved, any claims can require an extended period to resolve. In management’s opinion, adequate provisions for income taxes have been made.

Russell Hobbs records a valuation allowance to reduce its deferred tax assets to the amount that it believes will more likely than not be realized. While Russell Hobbs considers future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for the valuation allowance, in the event it was to determine that it would not be able to realize all or part of its net deferred tax assets in the future, an adjustment to the deferred tax assets would be charged to tax expense in the period such determination is made. Likewise, should Russell Hobbs determine that it would be able to realize its deferred tax assets in the future in excess of its net recorded amount, an adjustment to the deferred tax assets would increase net income in the period such determination was made.

In accordance with FIN 48, Russell Hobbs recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax provisions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

Collectability of Accounts Receivable. Russell Hobbs records allowances for estimated losses resulting from the inability of its customers to make required payments on their balances. Russell Hobbs assesses the credit worthiness of its customers based on multiple sources of information and analyzes many factors including:

•	Russell Hobbs’ historical bad debt experiences;

•	publicly available information regarding its customers and the inherent credit risk related to them;

•	information from subscription-based credit reporting companies;

•	trade association data and reports;

•	current economic trends; and

•	changes in customer payment terms or payment patterns.

This assessment requires significant judgment. If the financial condition of Russell Hobbs’ customers were to deteriorate, additional write-offs may be required. Such write-offs may not be included in the allowance for doubtful accounts at June 30, 2009 and, therefore, a charge to income could result in the period in which a particular customer’s financial condition deteriorates. Conversely, if the financial condition of Russell Hobbs’ customers were to improve or its judgment regarding their financial condition was to change positively, a reduction in the allowances may be required resulting in an increase in income in the period such determination is made.

Inventory. Russell Hobbs values inventory at the lower of cost or market, using the first-in, first-out (FIFO) method, and regularly reviews the book value of discontinued product lines and stock keeping units (SKUs) to determine if these items are properly valued. If the market value of the product is less than cost, Russell Hobbs will write down the related inventory to the estimated net realizable value. Russell Hobbs regularly evaluates the composition of its inventory to identify slow-moving and obsolete inventories to determine if additional write-downs are required. This valuation requires significant judgment from management as to the salability of its inventory based on forecasted sales. It is particularly difficult to judge the potential sales of new products. Should the forecasted sales not materialize, it would have a significant impact on Russell Hobbs’ results of operations and the valuation of its inventory, resulting in a charge to income in the period such determination was made.

Product Liability Claims and Litigation. Russell Hobbs is subject to lawsuits and other claims related to product liability and other matters that are being defended and handled in the ordinary course of business. Russell Hobbs maintains accruals for the costs that may be incurred, which are determined on a case-by-case basis, taking into consideration the likelihood of adverse judgments or outcomes, as well as the potential range of probable loss. The accruals are monitored on an ongoing basis and are updated for new developments or new information as appropriate. With respect to product liability claims, Russell Hobbs estimates the amount of ultimate liability in excess of applicable insurance coverage based on historical claims experience and current claim estimates, as well as other available facts and circumstances.

Management believes that the amount of ultimate liability of Russell Hobbs’ current claims and litigation matters, if any, in excess of applicable insurance coverage is not likely to have a material effect on its business, financial condition, results of operations or liquidity. However, as the outcome of litigation is difficult to predict, unfavorable significant changes in the estimated exposures could occur resulting in a charge to income in the period such determination is made. Conversely, if favorable changes in the estimated exposures occur, a reduction in the accruals may be required resulting in an increase in income in the period such determination is made.

Long-Lived Assets. In accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of such asset and eventual disposition. Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Intangible Assets. Identifiable intangibles with indefinite lives are not amortized. Russell Hobbs evaluates the recoverability of finite-lived identifiable intangible assets whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable. Such circumstances could include, but are not limited to:

•	a significant decrease in the market value of an asset;

•	a significant adverse change in the extent or manner in which an asset is used; or

•	an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset.

Russell Hobbs measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. The fair value is measured based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires that Russell Hobbs make assumptions about future cash flows over the life of the asset being evaluated.

Goodwill. Russell Hobbs evaluates the carrying value of goodwill and other indefinite lived intangible assets annually and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include, but are not limited to:

•	a significant adverse change in legal factors or in business climate;

•	unanticipated competition; or

•	an adverse action or assessment by a regulator.

When evaluating whether goodwill is impaired, Russell Hobbs compares the fair value of the reporting unit to which the goodwill is assigned to the reporting unit’s carrying amount, including goodwill. The fair value of the reporting unit is estimated using a combination of the income, or discounted cash flows, approach and the market approach, which uses comparable companies’ data. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount. In calculating the implied fair value of reporting unit goodwill, the fair value of the reporting unit is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over the amount assigned to its other assets and liabilities is the implied fair value of goodwill. An impairment loss would be recognized when the carrying amount of goodwill exceeds its implied fair value. Russell Hobbs’ annual evaluation of goodwill and other indefinite lived intangible assets is as of December 31st of each year.

Other Estimates. During previous years, Russell Hobbs has made significant estimates in connection with specific events affecting its expectations. These have included accruals relating to the consolidation of its operations, reduction in employees and product recalls. Additionally, Russell Hobbs makes a number of other estimates in the ordinary course of business relating to sales returns and allowances, warranty accruals, and accruals for promotional incentives. Circumstances could change which may alter future expectations regarding such estimates.

Foreign Operations

The financial position and results of operations of Russell Hobbs’ foreign subsidiaries are measured using the foreign subsidiary’s local currency as the functional currency. Revenues and expenses of such subsidiaries have been translated into U.S. dollars at average exchange rates prevailing during the period. Assets and liabilities have been translated at the rates of exchange on the balance-sheet date. The resulting translation gain and loss adjustments are recorded as foreign currency translation adjustments within accumulated other comprehensive (loss) income. Foreign currency translation adjustments resulted in a loss of $33.7 million for the year ended June 30, 2009 and a gain of $0.7 million for the year ended June 30, 2008.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Foreign currency transaction loss included in other expense (income) totaled $7.0 million for the year ended June 30, 2009. Foreign currency transaction gain included in other expense (income) totaled $1.7 million for the year ended June 30, 2008.

Cash and Cash Equivalents

Russell Hobbs considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. Cash balances at June 30, 2009 and 2008 included approximately $13.6 million and $22.6 million, respectively, that was either held in foreign banks by Russell Hobbs’ subsidiaries or held in a U.S. bank but which was in excess of FDIC limits.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of net income and other gains and losses affecting stockholders’ equity that, under generally accepted accounting principles, are excluded from net income. For Russell Hobbs, such items consist primarily of foreign currency translation gains and losses, change in fair value of derivative instruments, adjustments to defined pension plans and unrealized losses on investments. Russell Hobbs presents accumulated other comprehensive income, net of taxes, in its consolidated statement of stockholders’ equity.

The components of accumulated other comprehensive income, net of tax, were as follows:

	June 30, 2009	June 30, 2008
	(In thousands)
Accumulated foreign currency translation adjustment	$(31,537)	$2,122
Defined pension plans:
Domestic	(2,721)	(1,085)
Foreign	(5,778)	269
Foreign exchange forwards	(713)	—
Reduction in market value of investment in Island Sky	(1,315)	—

Total accumulated other compressive (loss) income	$(42,064)	$1,306

Revenue Recognition

Russell Hobbs recognizes revenue when (a) title, risks and rewards of ownership of its products transfer to its customers, (b) all contractual obligations have been satisfied and (c) collection of the resulting receivable is reasonably assured. Generally, this is at the time products are shipped for delivery to customers. Net sales are comprised of gross sales less provisions for estimated customer returns, discounts, volume rebates and cooperative advertising and slotting fees. Amounts billed to a customer for shipping and handling are included in net sales and the associated costs are included in cost of goods sold in the period when the sale occurs. Sales taxes are recorded on a net basis.

Cooperative Advertising and Slotting Fees

Russell Hobbs accounts for promotional funds as a reduction of selling price and nets such fund against gross sales in accordance with Emerging Issues Task Force (“EITF”) 01-9, “Accounting for Consideration Given

By a Vendor To a Customer (Including a Reseller of the Vendor’s Products”, which addresses the income statement classification of slotting fees and cooperative advertising arrangements with trade customers. Russell Hobbs generally does not verify performance or determine the fair value of the benefits it receives in exchange for the payment of promotional funds.

Cost of Goods Sold

Russell Hobbs’ cost of goods sold includes the cost of the finished product plus (a) all inbound related freight charges to its warehouses and (b) import duties, if applicable. Russell Hobbs classifies costs related to its distribution network (e.g., outbound freight costs, warehousing and handling costs for products sold) in operating expenses.

Advertising Costs

Advertising and promotional costs are expensed as incurred and are included in operating expenses in the accompanying consolidated statements of operations. Total advertising and promotional costs, excluding cooperative advertising, for the years ended June 30, 2009 and 2008 were approximately $18.0 million and $17.9 million, respectively.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to their estimated operating service lives using the straight-line method. Maintenance, repairs and minor renewals and betterments are charged to expense as incurred.

Freight Costs

Outbound freight costs on goods shipped that are not charged to Russell Hobbs’ customers were included in operating expenses in the accompanying consolidated statements of operations. Freight costs totaled $22.8 million and $25.2 million for the years ended June 30, 2009 and 2008, respectively.

Warranty

Estimated future warranty obligations related to certain products are provided by charges to cost of goods sold in the period in which the related revenue is recognized. Russell Hobbs accrues for warranty obligations based on its historical warranty experience and other available information. Accrued product warranties were as follows:

	Year Ended June 30, 2009	Year Ended June 30, 2008
	(In thousands)
Balance, beginning of period	$8,030	$6,944
Additions to accrued product warranties	61,932	49,231
Reductions of accruals—payments and credits issued	(61,012)	(48,145)

Balance, end of period	$8,950	$8,030

Stock-Based Compensation

Russell Hobbs accounts for stock-based compensation under Statement of Financial Accounting Standards No. 123 (revised 2004), “Shared Based Payment” (“SFAS No. 123R”), which requires the measurement and recognition of compensation cost for all share-based payment awards made to employees and directors based on estimated fair values.

Russell Hobbs uses the Black-Scholes option-pricing model to determine the fair value of stock options on the date of grant. This model derives the fair value of stock options based on certain assumptions related to expected stock price volatility, expected option life, risk-free interest rate and dividend yield.

Legal Costs

Legal costs are expensed as incurred and are included in operating expenses. For the year ended June 30, 2009, Russell Hobbs expensed $8.4 million in legal costs which included $6.6 million related to Russell Hobbs’ pursuit of a patent infringement matter on certain patents related to the LitterMaid® automatic cat litter box. For the year ended June 30, 2008, Russell Hobbs expensed $8.5 million in legal costs which included $5.1 million related to Russell Hobbs’ pursuit of the patent infringement matter.

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing net earnings (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed by dividing net earnings (loss) for the period by the weighted average number of common shares outstanding during the period, plus the dilutive effect of common stock equivalents (such as stock options) using the treasury stock method. The currently outstanding restricted stock units and stock options have been excluded from the calculation of diluted earnings (loss) because performance conditions related to such common stock equivalents were not met as of the periods indicated.

The following table sets forth the computation of basic and diluted earnings (loss) per share:

	Year Ended June 30,
	2009	2008
	(In thousands, except per share data)
Loss from continuing operations	$(38,875)	$(27,608)
Preferred stock dividends	—	—

Loss from continuing operations attributable to common stockholders	(38,875)	(27,608)
Loss from discontinued operations	(19,442)	(14,926)

Net loss attributable to common stockholders	$(58,317)	$(42,534)

Weighted average common shares outstanding—basic and diluted	731,874	731,874
Loss per common share—basic and diluted:
Loss from continuing operations	$(0.05)	$(0.04)
Loss from discontinued operations	(0.03)	(0.02)

Net earnings (loss)	$(0.08)	$(0.06)

Recent Accounting Pronouncements

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133” (SFAS No. 161), which amends and expands the disclosure requirements of FASB Statement No. 133, requiring enhanced disclosures about a company’s derivative and hedging activities. This pronouncement is effective for Russell Hobbs beginning July 1, 2009. Upon the adoption, Russell Hobbs is required to provide enhanced disclosures about (a) how and why it uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 and Russell Hobbs’ related interpretations, and (c) how derivative instruments and related hedged items affect Russell Hobbs’ financial position, results of operations, and cash flows. SFAS No. 161 is effective prospectively, with comparative disclosures of earlier periods encouraged upon initial adoption. Russell Hobbs is currently evaluating the impact of adopting this standard.

In April 2008, the FASB issued FASB Staff Position (FSP) No. FAS 142-3, “Determination of the Useful Life of Intangible Assets”. The final FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142, “Goodwill and Other Intangible Assets”. The FSP is intended to improve the consistency between the useful life of an intangible asset determined under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141 (revised 2007), “Business Combinations”, and other US generally accepted accounting principles. The FSP is effective for fiscal years and interim periods beginning after December 15, 2008. Russell Hobbs is currently evaluating the impact of adopting this standard.

In December 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (FSP) No. FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets”. This FSP amends SFAS No. 132(R) to provide guidance on an employer’s disclosures about plan assets of a defined benefit pension or other postretirement plan. The FSP requires disclosures surrounding how investment allocation decisions are made, including the factors that are pertinent to an understanding of investment policies and strategies. Additional disclosures include (a) the major categories of plan assets, (b) the inputs and valuation techniques used to measure the fair value of plan assets, and (c) the effect of fair value measurements using significant unobservable inputs (Level 3) on changes in plan assets for the period and the significant concentrations of risk within plan assets. The disclosures shall be provided for fiscal years ending after December 15, 2009. Russell Hobbs is currently evaluating the impact of adopting this standard.

In April 2009, the FASB issued FSP FAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies” (FSP FAS 141(R)-1). This pronouncement amends FAS No. 141(R) to clarify the initial and subsequent recognition, subsequent accounting, and disclosure of assets and liabilities arising from contingencies in a business combination. FSP FAS No. 141(R)-1 requires that assets acquired and liabilities assumed in a business combination that arise from contingencies be recognized at fair value at the acquisition date if it can be determined during the measurement period. If the acquisition-date fair value of an asset or liability cannot be determined during the measurement period, the asset or liability will only be recognized at the acquisition date if it is both probable that an asset existed or liability has been incurred at the acquisition date, and if the amount of the asset or liability can be reasonably estimated. This standard is effective for business combinations with an acquisition date that is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Russell Hobbs has not yet evaluated the impact of adopting this standard on its financial position, results of operations, or cash flows.

In April 2009, FASB issued FSP SFAS No. 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments. FSP SFAS No. 107-1 and APB 28-1 enhance consistency in financial reporting by increasing the frequency of fair value disclosures. The FSP relates to fair value disclosures for any financial instruments that are not currently reflected on a company’s balance sheet at fair value. The FSP requires these disclosures on a quarterly basis, providing qualitative and quantitative information about fair value estimates for all those financial instruments not measured on the balance sheet at fair value. The disclosure requirement under this FSP is effective for interim and annual periods ending after June 15, 2009. Russell Hobbs adopted this accounting standard effective June 30, 2009 and the adoption did not have a material impact on its financial position, results of operations, or cash flows.

In May 2009, the FASB issued FAS No. 165, Subsequent Events (“FAS 165”), which introduces the concept of financial statements being available to be issued and requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date as either the date the financial statements were issued or were available to be issued. This standard became effective for Russell Hobbs for the year ended June 30, 2009. The implementation of this standard did not have a significant impact on Russell Hobbs’ financial condition, results of operations or cash flows.

In June 2009, the FASB issued FAS No. 168, “The FASB Accounting Standards Codification (Codification) and the Hierarchy of GAAP” (FAS No. 168), which replaces FAS No. 162, “The Hierarchy of GAAP” and establishes the Codification as the single source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. SEC rules and interpretive releases are also sources of authoritative GAAP for SEC registrants. FAS No. 168 modifies the GAAP hierarchy to include only two levels of GAAP: authoritative and non-authoritative. FAS No. 168 is effective beginning for periods ended after September 15, 2009. As FAS No. 168 is not intended to change or alter existing GAAP, Russell Hobbs not expect the implementation to impact its financial condition, results of operations or cash flows.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current year’s presentation. These reclassifications relate primarily to the presentation of discontinued operations and the presentation of foreign exchange gain and loss as a component of other expense (income).

NOTE 2—MERGERS AND ACQUISITIONS

Harbinger Going Private Acquisition of Russell Hobbs

In September 2008, Harbinger and its affiliate, Grill Acquisition Corporation, a Delaware corporation (“Acquisition Co.”), announced their intent to engage in a going-private transaction for Russell Hobbs by means of a short-form merger of Acquisition Co. with and into Russell Hobbs. At such time, Harbinger owned approximately 94% of Russell Hobbs’ outstanding common stock.

The merger of Acquisition Co. with and into Russell Hobbs pursuant to Delaware law became effective on December 9, 2008 (the “Effective Date”). Russell Hobbs was the legal entity that survived the merger.

Upon the consummation of the merger, each outstanding share of Russell Hobbs common stock (other than shares held by Acquisition Co.) were cancelled and automatically converted into the right to receive $0.75 per share in cash, without interest.

As a result of the merger, Harbinger owns 100% of the outstanding shares of Russell Hobbs common stock.

Merger of Applica and Salton

In December 2007, the stockholders of legacy Salton approved all matters necessary for the merger of SFP Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of Salton (“Merger Sub”), with and into APN Holdco, the parent of Applica (the “Merger”). As a result of the merger, Applica became a wholly-owned subsidiary of Salton. The merger was consummated pursuant to an Agreement and Plan of Merger dated as of October 1, 2007 by and among Salton, Merger Sub and APN Holdco.

Immediately prior to the merger, Harbinger Capital Partners Master Fund I, Ltd. owned 75% of the outstanding shares of common stock of Applica and Harbinger Capital Partners Special Situations Fund, L.P. owned 25% of the outstanding shares of common stock of Applica. Pursuant to the merger agreement, all of the outstanding shares of common stock of Applica held by Harbinger were converted into an aggregate of 595,500,405 shares of Salton common stock.

In connection with the consummation of the merger, Salton amended the terms of its Series A Voting Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and the terms of its Series C Nonconvertible (Non-Voting) Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), to provide for the automatic conversion immediately prior to the effective time of the merger of each share of Series A Preferred Stock into 2,197.49 shares of Salton common stock and of each share of Series C Preferred Stock into 249.56 shares of Salton common stock.

Immediately prior to the effective time of the merger, Harbinger owned an aggregate of 30,000 shares of Series A Preferred Stock and 47,164 shares of Series C Preferred Stock. All of the outstanding shares of Series A

Preferred Stock were converted at the effective time of the merger into an aggregate of 87,899,600 shares of Salton common stock (65,924,700 of which were issued to Harbinger). In addition, all of the outstanding shares of Series C Preferred Stock were converted at the effective time of the merger into an aggregate of 33,744,755 shares of Salton common stock (11,770,248 of which were issued to Harbinger).

In connection with the consummation of the merger, and pursuant to the terms of a Commitment Agreement dated as of October 1, 2007 by and between Salton and Harbinger, Harbinger purchased from Salton 110,231.336 shares of a new series of Salton’s preferred stock, the Series D Nonconvertible (Non Voting) Preferred Stock (the “Series D Preferred Stock”), having an initial liquidation preference of $1,000 per share. Pursuant to the Commitment Agreement, Harbinger paid for the Series D Preferred Stock by surrendering to Salton $14,989,000 principal amount of Salton’s 12  1/4 % Series Subordinated Notes due 2008 (the “2008 Notes”) and $89,606,859 principal amount of Salton Second Lien Notes, together with all applicable change of control premiums and accrued and unpaid interest thereon through the closing of the merger. Each share of Series D Preferred Stock has an initial liquidation preference of $1,000 per share and the holders thereof are entitled to cumulative dividends payable quarterly at an annual rate of 16%. The Series D preferred stock must be redeemed in cash by Salton on the earlier of the date Salton is acquired or the six year anniversary of the original date of issuance at a value of 100% of the liquidation preference plus all accrued dividends.

Immediately after the issuance of shares of Salton common stock in connection with the merger and related transactions, and the issuance of shares of Series D Preferred Stock, Harbinger beneficially owned approximately 92% of the outstanding shares of Salton common stock (including 701,600 shares of Salton common stock owned by Harbinger immediately prior to the merger) and all of the outstanding shares of Series D Preferred Stock. As of June 30, 2008, Harbinger beneficially owned approximately 94% of the outstanding shares of Salton common stock.

Immediately prior to the effective time of the merger, Salton filed with the Secretary of State of Delaware an amendment to its Restated Certificate of Incorporation to increase the number of authorized shares of Salton common stock to one billion.

In connection with the consummation of the merger, Salton repaid in full all obligations and liabilities owing under: (i) that certain Amended and Restated Credit Agreement, dated as of May 9, 2003 and amended and restated as of June 15, 2004 (the “Wells Fargo Credit Agreement”), by and among the financial institutions identified on the signature pages thereof (the “Lenders”), Wells Fargo Foothill, Inc., as administrative agent and collateral agent for the Lenders, Silver Point Finance, LLC, as the co-agent, syndication agent, documentation agent, assigner and book runner, Salton, each of Salton’s subsidiaries identified on the signature pages thereof as Borrowers and each of Salton’s subsidiaries identified on the signature pages thereof as Guarantors; and (ii) that certain Credit Agreement dated as of August 26, 2005 among the financial institutions named therein, as the lenders, The Bank of New York, as the agent, Salton and each of its subsidiaries that are signatories thereto, as the borrowers, and each of its other subsidiaries that are signatories thereto, as guarantors.

The pay-off of the Wells Fargo Credit Agreement included a make-whole fee of $14 million.

The warrant to purchase 719,320 shares of Salton common stock held by SPCP Group, LLC, an affiliate of Silver Point Finance, LLC, expired upon consummation of the merger and is no longer exercisable.

In connection with the consummation of the merger, Salton entered into:

(i)	a Third Amended and Restated Credit Agreement dated as of December 28, 2007 (the “North American Credit Facility”) by and among the financial institutions named therein as lenders, Bank of America, N.A., as administrative agent and collateral agent, Salton and each of Salton’s subsidiaries identified on the signature pages thereof as borrowers and each of Salton’s subsidiaries identified on the signature pages thereof as guarantors, that provides for a 5-year $200 million revolving credit facility (which was subsequently reduced to $150 million);

(ii)	a Term Loan Agreement dated as of December 28, 2007 (the “Term Loan”) by and among the financial institutions named therein as lenders, Harbinger Capital Partners Master Fund I, Ltd., as administrative agent and collateral agent, Salton and each of Salton’s subsidiaries identified on the signature pages thereof as borrowers and each of Salton’s subsidiaries identified on the signature pages thereof as guarantors, that provided for a 5-year $110 million term loan facility (which was subsequently increased to $140 million); and

(iii)	a Second Amended and Restated Agreement dated as of December 28, 2007 (the “European Credit Facility”) by and among Burdale Financial Limited, as an arranger, agent and security trustee, Salton Holdings Limited, Salton Europe Limited and each of Salton’s other subsidiaries identified on the signature pages thereof as borrowers, that provides for a 5-year £40.0 million (approximately $65.8 million as of June 30, 2009) credit facility, which includes a revolving credit facility with an aggregate notional maximum availability of £30.0 million (approximately $49.4 million as of June 30, 2009) and two term loan facilities (one related to real property and the other to intellectual property of the European subsidiary group) of £3.5 million and £5.8 million (approximately $4.8 million and $8.4 million, respectively, as of June 30, 2009).

The purchase price allocated to the merger was determined as follows:

(In thousands)
Fair value of Salton common stock (1)	$3,919
Debt repayment and accrued interest and associated fees	258,041
Fees and expenses	10,765

$272,725

(1)	The fair value of the common stock outstanding was based on the average closing price for the period beginning two days prior to, and ending two days after, the execution of the merger agreement on October 1, 2007.

For accounting purposes, Applica was deemed to be the accounting acquirer. A summary of the final purchase price and the allocation to the acquired net assets of legacy Salton is as follows:

(In thousands)
Accounts receivable, net	$98,429
Inventories	87,637
Other current assets	74,604
Property, plant and equipment	19,343
Identifiable intangible assets	180,200
Other assets	9,438
Accounts payable	(90,445)
Accrued expenses	(77,003)
Other current liabilities	(67,732)
Other long-term liabilities	(32,022)
Deferred tax liability	(32,960)
Goodwill (Household Products segment)	103,236

Total purchase price	$272,725

Purchase accounting reserves were approximately $8 million and primarily consist of approximately $5 million of severance and certain change-in-control contractual payments and approximately $3 million of shutdown costs. Management’s plans to exit certain activities of legacy Salton were substantially completed by June 30, 2008. Management expects to pay these items over the next four years.

Russell Hobbs accrued certain liabilities in accrued expenses relating to the exit of certain activities, the termination of employees and the integration of operations in conjunction with the merger, which were included in the allocation of the acquisition cost as follows:

	Amount Accrued as of June 30, 2008	Additional Accruals	Amount Paid	Other Adjustments		Amount Accrued as of June 30, 2009
	(In thousands)
Severance and related expenses	$2,189	$—	$(1,049)	$(640	)*	$500
Unfavorable lease and other	2,522	2,253	(2,388)	30		2,417

Total	$4,711	$2,253	$(3,437)	$(610)		$2,917

*	The reduction in the year ended June 30, 2009 was due to Russell Hobbs’ determination that certain accruals were no longer necessary.

	Amount Accrued as of December 31, 2007	Additional Accruals	Amount Paid	Other Adjustments	Amount Accrued as of June 30, 2008
	(In thousands)
Severance and related expenses	$5,194	$985	$(2,308)	$(1,682)	$2,189
Unfavorable lease and other	2,798	1,525	(1,801)	—	2,522

Total	$7,992	$2,510	$(4,109)	$(1,682)	$4,711

In connection with the merger, identified intangibles of Salton were acquired with the following estimated useful lives:

	Initial Value	Weighted Average Useful Life
	(Dollars in thousands)
License agreements	$8,690	9 years
Tradenames	$171,510	Indefinite

The weighted average useful life of the intangible assets subject to amortization is nine years.

After the allocation of the purchase price to these intangibles, the portion of the purchase price in excess of the fair value of assets and liabilities acquired was $103.2 million. For tax purposes, this goodwill, as well as the other intangible assets, is not deductible. For the next five years, the expected amortization expense related to these intangibles will be $1.0 million per year.

The goodwill noted above is attributable to management’s belief that the merger would expand and better serve the markets served by each company prior to the merger and will result in greater long-term growth opportunities than either company had operating alone. Management believed that the combination would provide it with the scale, size and flexibility to better compete in the marketplace and position it to:

•	create an industry leader by blending complementary assets, skills and strengths;

•	result in a larger company with greater market presence and more diverse product offerings;

•	leverage complementary brand names;

•	offer access to a broader range of product categories by providing a more comprehensive portfolio of product offerings;

•	provide opportunities for international expansion;

•	have greater potential to access capital markets; and

•	take advantage of financial synergies.

In connection with the merger, Russell Hobbs incurred $1.0 million and $17.9 million in integration and transition-related costs for the years ended June 30, 2009 and 2008, respectively. These costs were primarily related to the integration and transition of the North American operations of legacy Salton and Applica.

Harbinger Acquisition of Applica

On January 23, 2007, Applica was acquired by affiliates of Harbinger, pursuant to the Agreement and Plan of Merger, dated October 19, 2006, as subsequently amended, by and among Applica, APN Holdco, and APN Mergersub, Inc., a Florida corporation (“MergerSub”).

The acquisition was consummated on January 23, 2007 by the merger of MergerSub with and into Applica with Applica continuing as the surviving corporation and a wholly owned subsidiary of APN Holdco. Harbinger acquired all of the outstanding shares of Applica (other than shares held by it prior to the acquisition) for $8.25 per share.

The determination of the purchase price was as follows:

(In thousands)
Purchase of remaining shares	$125,592
Cost basis in Applica prior to acquiring remaining shares	25,786
Debt repayment and associated fees and accrued interest	77,197
Fees and expenses	14,200

$242,775

As required under the provisions of Statement of Financial Accounting Standards No. 141 “Business Combinations”, the change in ownership required an allocation of the purchase price to the fair value of assets and liabilities. A summary of the purchase price and the allocation to the acquired net assets of Applica is as follows:

(In thousands)
Accounts receivable, net	$119,421
Inventories	118,380
Other current assets	18,376
Property, plant and equipment	15,441
Goodwill (Household Products segment)	72,608
Customer relationships	2,310
Other identifiable intangible assets	60,060
Other assets	9,404
Accounts payable	(42,616)
Accrued expenses	(45,722)
Current taxes payable	(4,387)
Senior credit facility	(73,660)
Deferred tax liability	(23,701)
Valuation allowance	16,861

$242,775

In connection with the acquisition of Applica by Harbinger, Applica identified intangibles acquired with the following estimated useful lives:

	Initial Value	Weighted Average Useful Life
	(Dollars in thousands)
Customer relationships	$2,310	9 years
Tradenames	$18,000	Indefinite
Patents	$8,240	12 years
Black & Decker® license agreement	$33,820	9 years

The weighted average useful life of the intangible assets subject to amortization is 9.56 years.

After the allocation of the purchase price to these intangibles, purchase price remained in excess of the fair value of assets and liabilities acquired by Harbinger in the amount of $72.6 million. This amount was subsequently reduced by $13.4 million due to the May 2007 sale of Applica’s Professional Personal Care segment. This goodwill was attributable to the general reputation of the business and the collective experience of the management and employees. For tax purposes, this goodwill, as well as the other intangible assets, is not deductible.

Upon the close of the acquisition of Applica by Harbinger, Applica’s $20 million term loan with Mast Capital was paid in full, including a $400,000 prepayment penalty.

In addition, all stock option plans were terminated and stock options with a per share exercise price of less than $8.25 were exchanged for cash, without interest, equal to the excess of $8.25 over the applicable per share exercise price for each such stock option, multiplied by the aggregate number of shares of common stock into which the applicable stock option was exercisable. Options with a per share exercise price equal to or in excess of $8.25 were cancelled.

In connection with the acquisition of Applica by Harbinger, a voluntary redemption was offered to the holders of Applica’s 10% notes in February 2007, which included a 1% change-in-control premium. In February 22, 2007, $55.3 million of the notes were voluntarily redeemed. The total premium paid was $0.6 million. The remaining $0.5 million of the notes was redeemed on February 26, 2007 at par.

Harbinger reimbursed Applica $1.4 million for fees and other acquisition-related expenses incurred by it in 2006 directly related to the acquisition.

On January 23, 2007, Applica shares of common stock ceased trading on the New York Stock Exchange.

Other Intangible Assets

The components of Russell Hobbs’ intangible assets were as follows:

		June 30, 2009		June 30, 2008
	Weighted Average Amortization Period	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
	(Years)	(In thousands)
Licenses	9	$42,510	$(10,530)	$42,510	$(5,806)
Trade names (1)	Indefinite	166,554	—	182,433	—
Patents	12	8,240	(1,659)	8,240	(973)
Customer relationships	9	2,310	(620)	2,310	(364)

		$219,614	$(12,809)	$235,493	$(7,143)

(1)	The decrease in the gross carrying amount of trade names in the year ended June 30, 2009 was solely attributable to foreign currency translation, as certain significant trade names are recorded on the books of Russell Hobbs’ European subsidiary.

Amortization expense related to intangible assets was $5.7 million and $5.2 million in the years ended June 30, 2009 and 2008, respectively. The following table provides information regarding estimated amortization expense for each of the following years ended June 30:

(In thousands)
2010	$5,667
2011	$5,667
2012	$5,667
2013	$5,667
2014	$5,667
Thereafter	$11,916

NOTE 3—COMMITMENTS AND CONTINGENCIES

Litigation and Other Matters

NACCO Litigation. A subsidiary of Russell Hobbs is a defendant in NACCO Industries, Inc. et al. v. Applica Incorporated et al., Case No. C.A. 2541-N, which was filed in the Court of Chancery of the State of Delaware on November 13, 2006.

The original complaint in this action alleged a claim for breach of contract against Applica Incorporated, a subsidiary of Russell Hobbs, and a number of tort claims against certain entities affiliated with Harbinger. The claims related to the termination of the merger agreement between Applica and NACCO Industries, Inc. and one of its affiliates following Applica’s receipt of a superior merger offer from Harbinger. On October 22, 2007, the plaintiffs filed an amended complaint asserting claims against Applica for breach of contract and breach of the implied covenant of good faith relating to the termination of the NACCO merger agreement and asserting various tort claims against Harbinger. The original complaint initially sought specific performance of the NACCO merger agreement or, in the alternative, damages. The amended complaint, however, seeks only damages. In light of the consummation of Applica’s merger with affiliates of Harbinger in January 2007, Russell Hobbs believes that any claim for specific performance is moot. Applica filed a motion to dismiss the amended complaint in December 2007. Rather than respond to the motion to dismiss the amended complaint, NACCO filed a motion for leave to file a second amended complaint, which was granted in May 2008. Applica has moved to dismiss the second amended complaint, which motion is currently pending.

Russell Hobbs believes that the action is without merit and intends to defend vigorously, but may be unable to resolve the disputes successfully without incurring significant expenses.

Asbestos Matters. Applica is a defendant in three asbestos lawsuits in which the plaintiffs have alleged injury as the result of exposure to asbestos in hair dryers distributed by Applica over 20 years ago. Although Applica never manufactured such products, asbestos was used in certain hair dryers sold by it prior to 1979. There are numerous defendants named in these lawsuits, many of whom actually manufactured asbestos containing products. Russell Hobbs believes that the action is without merit and intends to defend vigorously, but may be unable to resolve the disputes successfully without incurring significant expenses. At this time, Russell Hobbs does not believe it has coverage under its insurance policies for the asbestos lawsuits.

Environmental Matters. Prior to 2003, Toastmaster Inc., a subsidiary of Russell Hobbs, manufactured certain of its products at facilities that it owned in the United States and Europe. Toastmaster is investigating or remediating historical contamination at the following sites:

•

Kirksville, Missouri. Soil and groundwater contamination by trichloroethylene has been identified at the former manufacturing facility in Kirksville, Missouri. Toastmaster has entered into a Consent Agreement with the Missouri Department of Natural Resources (“MDNR”) regarding the contamination.

•

Laurinburg, North Carolina. Soil and groundwater contamination by trichloroethylene has been identified at the former manufacturing facility in Laurinburg, North Carolina. A groundwater pump and treat system has operated at the site since 1993.

•

Macon, Missouri. Soil and groundwater contamination by trichloroethylene and petroleum have been identified at the former manufacturing facility in Macon, Missouri. The facility is participating in the Missouri Brownfields/Voluntary Cleanup Program.

Additionally, Toastmaster has been notified of its potential liability for cleanup costs associated with the contaminated Missouri Electric Works Superfund Site in Cape Girardeau, Missouri. Toastmaster had previously been notified by the EPA of its possible liability in 1990 and joined a group of potentially responsible parties (“PRPs”) to respond to the EPA claims. Those matters were resolved. The PRPs have also responded to the EPA’s latest claims by denying liability and asserting affirmative defenses. Russell Hobbs believes that, based on available records, Toastmaster’s share of any liability would only be approximately 0.5% of the total liability.

The discovery of additional contamination at these or other sites could result in significant cleanup costs. These liabilities may not arise, if at all, until years later and could require Russell Hobbs to incur significant additional expenses, which could materially adversely affect its results of operations and financial condition. At June 30, 2009, Russell Hobbs had accrued $6.2 million for environmental matters. Russell Hobbs believes that any remaining exposure not already accrued for should be immaterial.

Other Matters. Russell Hobbs is subject to legal proceedings, product liability claims and other claims that arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability, if any, in excess of applicable insurance coverage, is not likely to have a material effect on its financial condition, results of operations or liquidity. However, as the outcome of litigation or other claims is difficult to predict, significant changes in the estimated exposures could occur.

As a distributor of consumer products, Russell Hobbs is also subject to the Consumer Products Safety Act, which empowers the Consumer Products Safety Commission (CPSC) to exclude from the market products that are found to be unsafe or hazardous. Russell Hobbs receives inquiries from the CPSC in the ordinary course of its business.

Russell Hobbs may have certain non-income tax-related liabilities in a foreign jurisdiction. Based on the advice of legal counsel, Russell Hobbs believes that it is possible that the tax authority in the foreign jurisdiction could claim that such taxes are due, plus penalties and interest. Currently, the amount of potential liability cannot be estimated, but if assessed, it could be material to its financial condition, results of operations or liquidity. However, if assessed, Russell Hobbs intends to vigorously pursue administrative and judicial action to challenge such assessment, however, no assurances can be made that it will ultimately be successful.

Employment and Other Agreements

Russell Hobbs has an employment agreement with its President and Chief Executive Officer. This contract terminates on May 1, 2010, but will be automatically extended each year for an additional one-year period unless prior written notice of an intention not to extend is given by either party at least 30 days’ prior to the applicable termination date. The agreement provides for minimum annual base salary in addition to other benefits and equity grants at the discretion of the Board of Directors. Under the agreement, the executive is entitled to an annual performance bonus based upon Russell Hobbs’ achievement of certain objective earnings goals. The target amount of the performance bonus is 50% of base salary.

The agreement contains certain non-competition, non-disclosure and non-solicitation covenants. The executive can be terminated for cause, in which case all obligations of Russell Hobbs under the agreement immediately terminate, or without cause, in which case he is entitled to a lump sum payment equal to the one and one-half times his severance base. If, at any time during the term of the agreement, (1) the executive is terminated without cause or (2) if he terminates his employment under specific circumstances, including a change in control of Russell Hobbs, the company must pay him a lump sum equal to one and one-half times his severance base. The term “severance base” is defined in the agreement as the sum of (1) the executive’s base salary, plus (2) the higher of (a) the target-level incentive bonus for the year during which the termination occurs and (b) the average of the incentive bonuses paid to the executive for the three years immediately preceding the year in which the termination occurs.

Russell Hobbs also has an employment agreement with its President and General Manager of the Americas Division. This contract terminates on May 1, 2012 but will be automatically extended each year for an additional one-year period unless prior written notice of an intention not to extend is given by either party at least 60 days prior to the applicable termination date. The agreement provides for minimum annual base salary in addition to other benefits and equity at the discretion of the Board of Directors. Under the agreement, the executive is entitled to an annual performance bonus based upon Russell Hobbs’ achievement of certain objective earnings goals. The target amount of the performance bonus is 50% of base salary.

The agreement contains certain non-competition, non-disclosure and non-solicitation covenants. The executive can be terminated for cause, in which case all obligations of Russell Hobbs under the agreement immediately terminate, or without cause, in which case she is entitled to a lump sum payment equal to the one and one-half times her severance base. If, at any time during the term of the agreement, (1) the executive is terminated without cause or (2) if she terminates her employment under specific circumstances, including a change in control of Russell Hobbs, the company must pay her a lump sum equal to one and one-half times her severance base. The term “severance base” is defined in the agreement as the sum of (1) the executive’s base salary, plus (2) the higher of (a) the target-level incentive bonus for the year during which the termination occurs and (b) the average of the incentive bonuses paid to the executive for the three years immediately preceding the year in which the termination occurs.

Russell Hobbs has also entered into change-in-control agreements with certain of its other executive officers.

In June 2005, one of Russell Hobbs’ subsidiaries entered into a managed services agreement with Auxis, Inc., an information technology services firm. Pursuant to such agreement, Auxis is responsible for managing Russell Hobbs’ information technology infrastructure (including telecommunications, networking, data centers and the help desk) in North America and China. The agreement expires in June 2011 and provides for payments of approximately $0.2 million per month depending on the services required by Russell Hobbs The agreement provides for early termination fees if Russell Hobbs terminates such agreement without cause, which fees decrease on a yearly basis from a maximum of 50% of the contract balance to a minimum of 25% of the contract balance.

In December 2007, one of Russell Hobbs’ subsidiaries entered into a services agreement with Weber Distribution LLC for the provision of distribution related services at its Redlands, California warehouse. Such agreement was amended in May 2009 to add both Russell Hobbs’ Little Rock, Arkansas warehouse and its warehouse in Toronto, Canada. The agreement terminates in March 2013 and will renew on the mutual agreement of the parties. Minimum payments pursuant to such agreement total approximately $0.8 million per month.

Leases

Russell Hobbs has non-cancelable operating leases for offices, warehouses and office equipment. The leases expire over the next twenty years and contain provisions for certain annual rental escalations. Future minimum payments under Russell Hobbs’ non-cancelable long-term operating leases were as follows:

(In thousands)
2010	$12,234
2011	9,592
2012	7,834
2013	5,954
2014	2,728
Thereafter	19,593

$57,935

Rent expense from continuing operations for the years ended June 30, 2009 and 2008, totaled approximately $14.8 million and $8.7 million, respectively. Rent expense includes car rental and equipment expense.

License Agreements

Russell Hobbs licenses the Black & Decker® brand in North America, Latin America (excluding Brazil) and the Caribbean for four core categories of household appliances: beverage products, food preparation products, garment care products and cooking products. In December 2007, Russell Hobbs and The Black & Decker Corporation extended the trademark license agreement through December 2012, with an automatic extension through December 2014 if certain milestones are met regarding sales volume and product return. Under the agreement as extended, Russell Hobbs agreed to pay The Black & Decker Corporation royalties based on a percentage of sales, with minimum annual royalty payments as follows:

•	Calendar Year 2009: $14,000,000

•	Calendar Year 2010: $14,500,000

•	Calendar Year 2011: $15,000,000

•	Calendar Year 2012: $15,000,000

The agreement also requires Russell Hobbs to comply with minimum annual return rates for products. If The Black & Decker Corporation does not agree to renew the license agreement, Russell Hobbs has 18 months to transition out of the brand name. No minimum royalty payments will be due during such transition period. The Black & Decker Corporation has agreed not to compete in the four core product categories for a period of five years after the termination of the license agreement. Upon request, The Black & Decker Corporation may elect to extend the license to use the Black & Decker® brand to certain additional products. Black & Decker has approved several extensions of the license to additional categories including home environment and pest.

Russell Hobbs licenses the Farberware® brand from the Farberware Licensing Company in the United States, Canada and Mexico for several types of household appliances, including beverage products, food preparation products, garment care products and cooking products. The term of the license is through 2010 and can be renewed for additional periods upon the mutual agreement of both parties. Under the agreement, Russell Hobbs agreed to pay Farberware Licensing Company royalties based on a percentage of sales, with minimum annual royalty payments for the year ended June 30, 2009 of $1.4 million and for the year ended June 30, 2010 of $1.5 million.

Russell Hobbs owns the LitterMaid® trademark for self-cleaning litter boxes and has extended the trademark for accessories such as litter, a litterbox privacy tent and waste receptacles. Russell Hobbs owns two patents and has exclusive licenses to three other patents covering the LitterMaid® litter box, which require Russell Hobbs to pay royalties based on a percentage of sales. The license agreements are for the life of the applicable patents and do not require minimum royalty payments. The patents have been issued in the United States and a number of foreign countries.

Russell Hobbs maintains various other licensing and contractual relationships to market and distribute products under specific names and designs. These licensing arrangements generally require certain license fees and royalties. Some of the agreements contain minimum sales requirements that, if not satisfied, may result in the termination of the agreements.

NOTE 4—ACCRUED EXPENSES

Accrued expenses were summarized as follows:

	June 30, 2009	June 30, 2008
	(In thousands)
Promotions, co-op and other advertising allowances	$18,078	$25,760
Chargebacks	1,403	1,855
Salaries and bonuses	5,792	10,146
Warranty	8,950	8,030
Environmental liability	6,193	6,300
Product liability	3,963	4,496
Freight	3,685	2,246
Royalty	3,371	3,467
Other	21,858	41,137

	$73,293	$103,437

NOTE 5—STOCK-BASED COMPENSATION

Russell Hobbs may grant various equity awards to employees and directors under the 2007 Omnibus Equity Award Plan, including incentive and non-qualified stock options, restricted stock units and stock appreciation rights. The terms of the equity awards granted under the plan are determined by the Board of Directors at the time of grant, including the exercise price, if applicable, the term of the award and any restrictions on the exercisability of the award.

As of June 30, 2009, Russell Hobbs had 2,250,000 non-qualified stock options outstanding, all of which were granted in the 2008 fiscal year and are subject to performance based vesting related to the financial performance of the Water Products segment. No stock options were granted in the 2009 fiscal year. In addition, Russell Hobbs has 23,950,000 restricted stock units outstanding, all of which were issued in fiscal 2009 and vest only upon a change in control of Russell Hobbs As of June 30, 2009, Russell Hobbs had approximately 174 million equity awards available to be granted under the plan. The grant date fair value of the restricted stock units was $8.2 million. This amount will be recorded as an expense only if and when a change in control event takes place.

Russell Hobbs accounts for stock-based compensation under FASB Statement No. 123(R), “Share-Based Payment” (“SFAS 123(R)”), which requires all share-based payments to employees to be recognized in the financial statements as compensation expense, based on the fair value on the date of grant, and recognized from the date of grant over the applicable vesting period. Russell Hobbs uses the Black-Scholes option-pricing model to determine fair value of stock options on the date of grant.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. Russell Hobbs’ specific weighted-average assumptions for the risk-free interest rate, expected volatility and expected dividend yield are discussed below. Additionally, under SFAS 123R, Russell Hobbs is required to estimate pre-vesting forfeitures for purposes of determining compensation expense to be recognized. Future expense amounts for any quarterly or annual period could be affected by changes in Russell Hobbs’ assumptions or changes in market conditions.

In connection with the adoption of SFAS No. 123R, Russell Hobbs has determined the expected term of stock options granted using the simplified method as discussed in Section D, Certain Assumptions Used in Valuation Methods, of SEC Staff Accounting Bulletin (“SAB”) No. 107, as amended by SAB 110, as Russell Hobbs does not have sufficient information regarding exercise behavior. Based on the results of applying the simplified method, Russell Hobbs has determined six years is an appropriate expected term for awards with three-year graded vesting and six-and-a- half years for awards with five-year graded vesting.

The risk-free interest rate is based on the U.S. Treasury yield for the same period as the expected term at the time of the grant. The expected volatility is based on historical volatility. The fair value of each option granted under the stock option plans was estimated on the date of grant using the Black-Scholes option-pricing model based on the following assumptions:

	Year Ended June 30, 2009	Year Ended June 30, 2008
Expected dividend yield	0.00%	0.00%
Expected volatility	50.52%	56.17% – 91.70%
Risk-free interest rate	1.47%	3.01% – 3.66%
Expected term of options in years	2.5	6 – 6.5

A summary of Russell Hobbs’ stock options as of and during the year ended June 30, 2009 is as follows:

	Shares (000)	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Total Intrinsic Value (000)
Outstanding at beginning of year	9,528	$1.17
Granted	411	$0.20
Repurchased	(6,979)	$0.69
Forfeited	(710)	$9.23

Outstanding at end of year	2,250	$0.24	9.03	$225

Options exercisable at end of year	—	—	—	—

As of June 30, 2009, there was no unrecognized compensation cost related to unvested stock options.

The weighted average grant date fair value of stock options granted was not material for the years ended June 30, 2009 and 2008. The total intrinsic value of stock options exercised was zero for the years ended June 30, 2009 and 2008.

Russell Hobbs recorded $1.2 million and zero in stock compensation expense for the years ended June 30, 2009 and 2008, respectively.

In September 2008, Harbinger and its affiliate, Grill Acquisition Corporation, a Delaware corporation (“Acquisition Co.”), announced their intent to engage in a going-private transaction for Russell Hobbs by means of a short-form merger of Acquisition Co. with and into Russell Hobbs Any stock options not exercised prior to the merger, except options granted in 2008 under the Russell Hobbs 2007 Omnibus Equity Award Plan to acquire 2,250,000 shares of common stock subject to performance based vesting, were cancelled and exchanged into the right to receive a cash payment equal to the fair value of such stock options as determined using a Black-Scholes valuation model (as determined by Russell Hobbs based on the final closing price of Russell Hobbs common stock) less any applicable withholding taxes, which ranged from approximately $0.69 to $0.71 per share. In connection with this transaction, Russell Hobbs recorded stock-based compensation expense of approximately $1.0 million in December 2008.

NOTE 6—PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property, plant and equipment:

	Useful Lives	June 30, 2009	June 30, 2008
	(Dollars in thousands)
Land (1)	NA	$5,347	$6,338
Building (1)	39.5 years	1,810	2,145
Computer equipment	3 - 7 years	10,339	9,985
Equipment and other	3 - 5 years	11,363	7,541
Leasehold improvements	8 - 10 years (2)	2,021	1,873

Total		30,880	27,882
Less accumulated depreciation		10,004	3,792

Total		$20,876	$24,090

(1)	The decrease in the gross carrying amount of land and building in the year ended June 30, 2009 was solely attributable to foreign currency translation as these assets are recorded on the books of Russell Hobbs’ European subsidiary.

(2)	Shorter of remaining term of lease or useful life.

NOTE 7—SENIOR SECURED CREDIT FACILITY, LETTERS OF CREDIT AND LONG-TERM DEBT

North American Credit Facility. Russell Hobbs has a $150 million asset-based senior secured revolving credit facility maturing in December 2012. The facility includes an accordion feature which permits Russell Hobbs to request an increase in the aggregate revolver amount by up to $75 million.

At Russell Hobbs’ option, interest accrues on the loans made under the North American credit facility at either:

•	LIBOR (adjusted for any reserves), plus a specified margin (determined by Russell Hobbs’ average quarterly availability and set at 2.5% on June 30, 2009), which was 2.81% on June 30, 2009; or

•	the Base Rate plus a specified margin (based on Russell Hobbs’ average quarterly availability and set at 1.5% on June 30, 2009), which was 4.75% on June 30, 2009.

The Base Rate is the greater of (a) Bank of America’s prime rate; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) the LIBOR Rate for a 30-day interest period as determined on such day, plus 1.0%.

Advances under the facility are governed by Russell Hobbs’ collateral value, which is based upon percentages of eligible accounts receivable and inventories of its North American operations. Under the credit facility, Russell Hobbs must comply with a minimum monthly cumulative EBITDA covenant through December 31, 2008. Thereafter, if availability is less than $30,000,000, Russell Hobbs must maintain a minimum fixed charge coverage ratio of 1.0 to 1.0.

The credit facility contains a number of significant covenants that, among other things, restrict the ability of Russell Hobbs to dispose of assets, incur additional indebtedness, prepay other indebtedness, pay dividends, repurchase or redeem capital stock, enter into certain investments or create new subsidiaries, enter into sale and lease-back transactions, make certain acquisitions, engage in mergers or consolidations, create liens, or engage in certain transactions with affiliates, and that otherwise restrict corporate and business activities. At June 30, 2009, Russell Hobbs was in compliance with all covenants under the credit facility.

The credit facility is collateralized by substantially all of the real and personal property, tangible and intangible, of Russell Hobbs, Inc. and its domestic subsidiaries, as well as:

•	a pledge of all of the stock of Russell Hobbs’ domestic subsidiaries;

•	a pledge of not more than 65% of the voting stock of each direct foreign subsidiary of Russell Hobbs, Inc. and each direct foreign subsidiary of each domestic subsidiary of Russell Hobbs, Inc.; and

•	a pledge of all of the capital stock of any subsidiary of a subsidiary of Russell Hobbs, Inc. that is a borrower under the credit facility, including Russell Hobbs’ Canadian subsidiary.

As of June 30, 2009 and 2008, Russell Hobbs had $52.7 million and $104.0 million, respectively, of borrowings outstanding. As of June 30, 2009, Russell Hobbs had $42.3 million available for future cash borrowings and had letters of credit of $4.1 million outstanding under its credit facility.

At September 30, 2009, Russell Hobbs had $42.2 million of borrowings outstanding, had $81.8 million available for future cash borrowings, and had letters of credit of $6.0 million outstanding under its North American credit facility.

European Credit Facility. Russell Hobbs Holdings Limited, Russell Hobbs Limited and certain other European subsidiaries have a £40.0 million (approximately $65.8 million as of June 30, 2009) credit facility with Burdale Financial Limited. The facility consists of a revolving credit facility with an aggregate notional maximum availability of £30.0 million (approximately $49.4 million as of June 30, 2009) and two term loan facilities (one related to real property and the other to intellectual property of the European subsidiary group) of £2.8 million and £5.1 million (approximately $4.8 million and $8.4 million, respectively, as of June 30, 2009).

The credit agreement matures on December 31, 2012 and bears a variable interest rate of Bank of Ireland Base Rate (the “Base Rate”) plus 1.75% on the property term loan, the Base Rate plus 3% on the intellectual property term loan and the Base Rate plus 1.875% on the revolving credit loan (the “revolver loan”), in each case plus certain mandatory costs, payable on the last business day of each month. On June 30, 2009, these rates for borrowings were approximately 2.25%, 3.5% and 2.375% for the property term loan, the intellectual property term loan and the revolver loan, respectively.

The facility agreement contains a number of significant covenants that, among other things, restrict the ability of certain of Russell Hobbs’ European subsidiaries to dispose of assets, incur additional indebtedness, prepay other indebtedness, pay dividends, repurchase or redeem capital stock, enter into certain investments, make certain acquisitions, engage in mergers and consolidations, create liens, or engage in certain transactions with affiliates and otherwise restrict corporate and business activities. In addition, Russell Hobbs is required to comply with a fixed charge coverage ratio. Russell Hobbs was in compliance with all covenants as of June 30, 2009.

The facility agreement is secured by all of the tangible and intangible assets of certain foreign entities, a pledge of the capital stock of certain subsidiaries and is unconditionally guaranteed by certain of Russell Hobbs’ foreign subsidiaries.

As of June 30, 2009, under the revolver loan, Russell Hobbs had outstanding borrowings of £4.1 million (approximately $6.7 million) and £4.7 million (approximately $7.7 million) available for future cash borrowings. As of June 30, 2008, Russell Hobbs had outstanding borrowings of £5.9 million (approximately $11.8 million) and £5.3 million (approximately $10.7 million) available for future cash borrowings.

As of June 30, 2009, under the term loans, Russell Hobbs had a total of £8.0 million (approximately $13.1 million) of borrowings outstanding. As of June 30, 2008, under the term loans, Russell Hobbs had a total of £9.3 million (approximately $18.6 million) of borrowings outstanding. No principal amounts are due on the term loans until December 31, 2012.

Brazil Term Loan. In May 2008, Russell Hobbs’ Brazilian subsidiary entered into a two-year term loan facility with a local Brazilian institution. The facility’s maturity date was May 2010. The facility contained no prepayment penalty clause, was secured by certain local accounts receivables and bore interest at an annual rate of 17%. In August 2009, Russell Hobbs’ Brazilian subsidiary paid off the term loan in full.

Harbinger Term Loan. On December 28, 2007, in connection with the merger between Salton and Applica, Russell Hobbs entered into a $110 million term loan due December 2012 with Harbinger. The term loan is secured by a lien on Russell Hobbs’ North American assets, which is subordinate to the North American credit facility. In April 2008, Russell Hobbs entered into an amendment to the term loan, which, among other things:

•

provided for the payment of interest by automatically having the outstanding principal amount increase by an amount equal to the interest due (the “PIK Option”) from January 31, 2008 through March 31, 2009;

•	provided Russell Hobbs the option, after March 31, 2009, to pay the interest due on such loan either (i) in cash or (ii) by the PIK Option;

•	increased the applicable borrowing margins by 150 basis points (the “Margin Increase”) as consideration for the right to have the PIK Option;

•	increased the outstanding loan amount by $15 million from $110 million to $125 million to fund general corporate purposes; and

•

provided Russell Hobbs a delayed draw option to draw down up to an additional $15 million in the next 24 months in installments of at least $5 million to fund general corporate expenses (which was subsequently drawn in the fourth fiscal quarter of 2008).

At Russell Hobbs’ option, interest accrues on the term loan at either (i) LIBOR plus 800 basis points, which was 8.32% at June 30, 2009, or (ii) Base Rate plus 700 basis points, which was 10.25% at June 30, 2009. The Base Rate is Bank of America’s prime rate.

The term loan amortizes in thirteen equal installments of $5.0 million each, on the last day of each September, December, March and June, commencing on September 30, 2009, with all unpaid amounts due at maturity. As of June 30, 2009, the outstanding principal balance and accrued interest of the term loan was approximately $161.5 million.

In the event that Russell Hobbs prepays the term loan at any time, in whole or in part, for any reason, prior to the stated termination date, it must pay an early termination fee equal to the following:

(i)	5.2% of the amount of term loan prepaid before December 28, 2009;

(ii)	3.9% of the amount of term loan prepaid on or after December 29, 2009 but on or prior to December 28, 2010;

(iii)	2.6% of the amount of term loan prepaid on or after December 29, 2010 but on or prior to December 28, 2011; and

(iv)	1.3% of the amount of term loan prepaid on or after December 29, 2011 but on or prior to the stated termination date.

Series D Preferred Stock. In December 2008 in connection with the merger, Russell Hobbs issued 110,231.336 shares of a new series of preferred stock, the Series D Nonconvertible (Non Voting) Preferred Stock (the “Series D Preferred Stock”) to Harbinger.

Ranking. The Series D Preferred Stock ranks with respect to dividends and distributions of assets and rights upon the liquidation, winding up or dissolution of Russell Hobbs (a “Liquidation”) or a Sale Transaction (defined below) senior to all classes of common stock of Russell Hobbs and each other class or series of capital stock of Russell Hobbs which does not expressly rank pari passu with or senior to the Series D Preferred Stock (collectively, referred to as the “Junior Stock”).

Liquidation Preference. Upon the occurrence of a Liquidation, the holders of shares of Series D Preferred Stock will be paid, prior to any payment or distribution to the holders of Junior Stock, for each share of Series D

Preferred Stock held thereby an amount in cash equal to the sum of (x) $1,000 (as adjusted for stock splits, reverse stock splits, combinations, stock dividends, recapitalizations or other similar events of the Series D Preferred Stock, the “Series D Liquidation Preference”) plus, (y) all unpaid, accrued or accumulated dividends or other amounts due, if any, with respect to each share of Series D Preferred Stock.

“Sale Transaction” means (i) any merger, tender offer or other business combination in which the stockholders of Russell Hobbs owning a majority of the voting securities prior to such transaction do not own a majority of the voting securities of the surviving person, (ii) the voluntary sale, conveyance, exchange or transfer voting stock of Russell Hobbs if, after such transaction, the stockholders of Russell Hobbs prior to such transaction do not retain at least a majority of the voting power, or a sale of all or substantially all of the assets of Russell Hobbs; or (iii) the replacement of a majority of the board of directors of Russell Hobbs if the election or the nomination for election of such directors was not approved by a vote of at least a majority of the directors in office immediately prior to such election or nomination.

Dividends. The holders of Series D Preferred Stock are entitled to receive when, as and if declared by the board of directors, out of funds legally available therefore, cumulative dividends at an annual rate equal to 16%, compounded quarterly, of the Series D Liquidation Preference. To the extent not paid, such dividends accrue on a daily basis and accumulate and compound on a quarterly basis from the original date of issuance, whether or not declared. As of June 30, 2009 and 2008, accrued dividends totaled approximately $29.5 million and $9.2 million, respectively.

Russell Hobbs cannot declare or pay any dividends on, or make any other distributions with respect to or redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of common stock made for purposes of, and in compliance with, requirements of an employee benefit plan or other compensatory arrangement) for consideration, any shares of any Junior Stock unless and until all accrued and unpaid dividends on all outstanding shares of Series D Preferred Stock have been paid in full.

Voting Rights. The Series D Preferred Stock generally is not entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of Russell Hobbs, except as otherwise required under the Delaware General Corporation Law or as summarized below. The approval of the holders of at least a majority of the outstanding shares of Series D Preferred Stock would be required to (i) authorize or issue any class of Senior Stock or Parity Stock, or (ii) amend the Certificate of Designations authorizing the Series D Preferred Stock or the Russell Hobbs certificate of incorporation, whether by merger, consolidation or otherwise, so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of Series D Preferred Stock. In those circumstances where the holders of Series D Preferred Stock are entitled to vote, each outstanding share of Series D Preferred Stock would entitle the holder thereof to one vote.

No Conversion Rights. The Series D Preferred Stock is not convertible into Russell Hobbs common stock.

Mandatory Redemption. On the earlier to occur of (i) a Sale Transaction or (ii) December 2013, each outstanding share of Series D Preferred Stock will automatically be redeemed (unless otherwise prevented by applicable law), at a redemption price per share equal to 100% of the Series D Liquidation Preference, plus all unpaid, accrued or accumulated dividends or other amounts due, if any, on the shares of Series D Preferred Stock. If Russell Hobbs fails to redeem shares of Series D Preferred Stock on the mandatory redemption date, then during the period from the mandatory redemption date through the date on which such shares are actually redeemed, dividends on such shares would accrue and be cumulative at an annual rate equal to 18%, compounded quarterly, of the Series D Liquidation Preference.

Due to the mandatory redemption feature provisions, the outstanding amounts of Series D Preferred Stock and the related accrued dividends are classified as a component of long-term liabilities in the balance sheet.

Series E Preferred Stock. In August 2008, pursuant to a purchase agreement with Harbinger, Russell Hobbs issued 25,000 shares of Series E Nonconvertible (Non-Voting) Preferred Stock (“Series E Preferred Stock”) for a cash price of $1,000 per share. In November 2008, Harbinger purchased the remaining 25,000 shares of Series E Preferred Stock in cash for a purchase price of $1,000 per share.

Ranking. The Series E Preferred Stock ranks with respect to dividends and distributions of assets and rights upon the liquidation, winding up or dissolution of Russell Hobbs (a “Liquidation”) or a Sale Transaction (defined below) pari passu to the Series D Preferred Stock and senior to all classes of common stock of Russell Hobbs and each other class or series of capital stock of Russell Hobbs which does not expressly rank pari passu with or senior to the Series E Preferred Stock (collectively, referred to as the “Junior Stock”).

Liquidation Preference. Upon the occurrence of a Liquidation, the holders of shares of Series E Preferred Stock will be paid, pari passu with the holder of the Series D Preferred Stock and prior to any payment or distribution to the holders of Junior Stock, for each share of Series E Preferred Stock held thereby an amount in cash equal to the sum of (x) $1,000 (as adjusted for stock splits, reverse stock splits, combinations, stock dividends, recapitalizations or other similar events of the Series E Preferred Stock, the “Series E Liquidation Preference”) plus, (y) all unpaid, accrued or accumulated dividends or other amounts due, if any, with respect to each share of Series E Preferred Stock.

“Sale Transaction” means (i) any merger, tender offer or other business combination in which the stockholders of Russell Hobbs owning a majority of the voting securities prior to such transaction do not own a majority of the voting securities of the surviving person, (ii) the voluntary sale, conveyance, exchange or transfer voting stock of Russell Hobbs if, after such transaction, the stockholders of Russell Hobbs prior to such transaction do not retain at least a majority of the voting power, or a sale of all or substantially all of the assets of Russell Hobbs; or (iii) the replacement of a majority of the board of directors of Russell Hobbs if the election or the nomination for election of such directors was not approved by a vote of at least a majority of the directors in office immediately prior to such election or nomination.

Dividends. The holders of Series E Preferred Stock are entitled to receive when, as and if declared by the board of directors, out of funds legally available therefore, cumulative dividends at an annual rate equal to 16%, compounded quarterly, of the Series E Liquidation Preference. To the extent not paid, such dividends accrue on a daily basis and accumulate and compound on a quarterly basis from the original date of issuance, whether or not declared. As of June 30, 2009, accrued dividends totaled approximately $6.2 million.

Russell Hobbs cannot declare or pay any dividends on, or make any other distributions with respect to or redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of common stock made for purposes of, and in compliance with, requirements of an employee benefit plan or other compensatory arrangement) for consideration, any shares of any Junior Stock unless and until all accrued and unpaid dividends on all outstanding shares of Series E Preferred Stock have been paid in full.

Voting Rights. The Series E Preferred Stock generally is not entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of Russell Hobbs, except as otherwise required under the Delaware General Corporation Law or as summarized below. The approval of the holders of at least a majority of the outstanding shares of Series E Preferred Stock would be required to (i) authorize or issue any class of Senior Stock or Parity Stock, or (ii) amend the Certificate of Designations authorizing the Series E Preferred Stock or the Russell Hobbs certificate of incorporation, whether by merger, consolidation or otherwise, so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of Series E Preferred Stock. In those circumstances where the holders of Series E Preferred Stock are entitled to vote, each outstanding share of Series E Preferred Stock would entitle the holder thereof to one vote.

No Conversion Rights. The Series E Preferred Stock is not convertible into Russell Hobbs common stock.

Mandatory Redemption. On the earlier to occur of (i) a Sale Transaction or (ii) December 2013, each outstanding share of Series E Preferred Stock will automatically be redeemed (unless otherwise prevented by applicable law), at a redemption price per share equal to 100% of the Series E Liquidation Preference, plus all unpaid, accrued or accumulated dividends or other amounts due, if any, on the shares of Series E Preferred Stock. If Russell Hobbs fails to redeem shares of Series E Preferred Stock on the mandatory redemption date, then during the period from the mandatory redemption date through the date on which such shares are actually redeemed, dividends on such shares would accrue and be cumulative at an annual rate equal to 18%, compounded quarterly, of the Series E Liquidation Preference.

Due to the mandatory redemption feature provisions, the outstanding amounts of Series E Preferred Stock and the related accrued dividends are classified as a component of long-term liabilities in the balance sheet.

The aggregate maturities of long-term debt, including the North American credit facility, the Harbinger term loan, the European credit facility, the Series D Preferred Stock and the Series E Preferred Stock were as follows for each of the years ended June 30:

(In millions)
2010	$22.3
2011	20.0
2012	20.0
2013	174.0
2014	196.0

Total Debt	$432.3

NOTE 8—EMPLOYEE BENEFIT PLANS

Russell Hobbs has a 401(k) plan for its employees to which it makes discretionary contributions at rates dependent on the level of each employee’s contributions. Contributions made by Russell Hobbs’ employees are limited to the maximum allowable for federal income tax purposes. The amounts charged to earnings for the plan during the years ended June 30, 2009 and 2008 totaled approximately $0.2 million and $0.5 million, respectively, and were included as a component of operating expenses in the consolidated statement of operations. Russell Hobbs does not provide any health or other benefits to retirees.

Russell Hobbs has two defined benefit plans that covered substantially all of the domestic employees of one of its subsidiaries (“Domestic Plan”) as of the date the plans were curtailed. Pension benefits are based on length of service, compensation, and, in certain plans, Social Security or other benefits. Effective October 30, 1999, Russell Hobbs’ Board of Directors approved the freezing of benefits under the two defined benefit plans. Beginning October 31, 1999, no further benefits were accrued under the plans. The two Domestic Plans were merged effective July 2009.

Russell Hobbs’ UK subsidiary operates a funded defined benefit pension plan (“European Plan”) and a defined contribution plan. The assets of the defined benefit plan are held in separate trustee administered funds. The defined benefit plan was closed to new entrants in November 2000. New employees starting after such date are able to participate in a defined contribution plan, which is open to all employees. Salton matches employee contributions up to and including 5.0% of gross salary.

As part of the merger between Salton and Applica, Russell Hobbs accounted for the defined benefit plans in accordance with SFAS 141 (See Note 2—Mergers and Acquisitions), and recorded a liability for the projected benefit obligations in excess of the plan assets of approximately $1.8 million and $10.1 million as of December 31, 2007 for the Domestic Plans and European Plan, respectively.

On June 30, 2008, Russell Hobbs adopted FASB Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Benefit Plans” (SFAS 158). SFAS 158 requires Russell Hobbs to recognize the funded status of its defined benefit postretirement plan. This statement also requires Russell Hobbs to measure the funded status of the plans as of the date of the year-end statement of financial position. In accordance with SFAS 158, Russell Hobbs has used a measurement date of June 30 for all of its defined benefit pension plans. The adoption of the SFAS 158 did not have a material effect on Russell Hobbs’ consolidated financial statements.

	Year Ended June 30, 2009
	Domestic	European	Total
	(In thousands)
Changes in benefit obligation:
Benefit obligation at June 30, 2008	$12,120	$47,005	$59,125
Service cost	—	216	216
Interest cost	701	2,448	3,149
Actuarial (gain)/loss	(139)	2,412	2,273
Plan participant contributions	—	189	189
Foreign exchange impact	—	(8,568)	(8,568)
Benefits paid and expenses	(940)	(1,123)	(2,063)

Benefit obligation at the end of year	$11,742	$42,579	$54,321

Changes in plan assets:
Fair value of plan assets at June 30, 2008	$9,435	$38,031	$47,466
Actual return on plan assets	(1,131)	(4,245)	(5,376)
Employer contribution	384	1,254	1,638
Plan participant contribution	—	189	189
Benefits paid from plan assets	(940)	(1,123)	(2,063)
Foreign exchange impact	—	(7,307)	(7,307)

Fair value of plan assets at end of year	$7,748	$26,799	$34,547

Funded status	$(3,994)	$(15,780)	$(19,774)

	As of June 30, 2009
	Domestic	European	Total
	(In thousands)
Amounts recognized in consolidated balance sheets:
Pension liability	$(3,994)	$(15,780)	$(19,774)

Amounts recognized in accumulated other comprehensive income:
Net actuarial (gain)/loss	$1,636	$8,398	$10,035

The estimated net loss that will be amortized from accumulated other comprehensive income into periodic benefit cost over the next fiscal year is immaterial for both the Domestic and the European plans.

	Year Ended June 30, 2009
	Domestic	European	Total
	(In thousands)
Components of net periodic benefit costs:
Service cost-benefits earned	$—	$216	$216
Interest cost on projected benefit obligations	701	2,448	3,149
Actuarial return on plan assets	(645)	(1,977)	(2,622)
Net amortization and deferral	—	236	236

	$56	$923	$979

	Six Months Ended June 30, 2008
	Domestic	European	Total
	(In thousands)
Changes in benefit obligation:
Benefit obligation at December 31, 2008	$12,267	$50,536	$62,803
Service cost	—	239	239
Interest cost	362	1,420	1,782
Actuarial (gain)/loss	(1)	(4,675)	(4,676)
Plan participant contributions	—	132	132
Foreign exchange impact	—	(31)	(31)
Benefits paid and expenses	(508)	(616)	(1,124)

Benefit obligation at the end of year	$12,120	$47,005	$59,125

Changes in plan assets:
Fair value of plan assets at December 31, 2008	$10,461	$40,414	$50,875
Actual return on plan assets	(781)	(2,674)	(3,455)
Employer contribution	263	796	1,059
Plan participant contribution	—	132	132
Benefits paid from plan assets	(508)	(616)	(1,124)
Foreign exchange impact	—	(21)	(21)

Fair value of plan assets at end of year	$9,435	$38,031	$47,466

Funded status	$(2,685)	$(8,974)	$(11,659)

	As of June 30, 2008
	Domestic	European	Total
	(In thousands)
Amounts recognized in consolidated balance sheets:
Pension liability	$(2,685)	$(8,974)	$(11,659)

Amounts recognized in accumulated other comprehensive income:
Net actuarial (gain)/loss	$1,145	$(456)	$689

The estimated net loss that will be amortized from accumulated other comprehensive income into periodic benefit cost over the next fiscal year is immaterial for both the Domestic and the European plans.

	Six Months Ended June 30, 2008
	Domestic	European	Total
	(In thousands)
Components of net periodic benefit costs:
Service cost-benefits earned	$—	$239	$239
Interest cost on projected benefit obligations	361	1,420	1,781
Actuarial return on plan assets	(364)	(1,548)	(1,912)
Net amortization and deferral	—	—	—

	$(3)	$111	$108

	Year Ended June 30, 2009		Six Months June 30, 2008
	Domestic	European	Domestic	European
Weighted average assumptions used to determine net period benefit cost:
Discount rate	6.0%	6.60%	6.0%	5.7%
Rate of increase in compensation	N/A	5.40%	N/A	4.8%
Expected return on plan assets	7.0%	7.46%	7.0%	7.7%

	As of June 30, 2009		As of June 30, 2008
	Domestic	European	Domestic	European
	(Dollars in thousands)
Information for pension plans with accumulated benefit obligation in excess of plan assets:
Projected benefit obligation	$11,741	$42,579	$12,120	$47,005
Accumulated benefit obligation	$11,741	$32,455	$12,120	$45,218
Fair value of plan assets	$7,747	$32,454	$9,435	$38,031
Allocation of plan assets:
Equity securities	62.3%	75.6%	55.2%	78.0%
Debt securities	36.8%	15.7%	42.6%	10.0%
Other	0.9%	8.7%	2.2%	12.0%

Total	100%	100%	100%	100%

The assets of the Domestic Plan are held in an investment portfolio with an active, strategic asset allocation strategy. This portfolio is invested in mutual funds and is intended to be liquid. Investments are diversified with the intent to minimize the risk of large losses. The portfolio is intended to be maintained to provide diversification with regard to the concentration of holdings in individual issues, corporations, or industries.

The investment strategy for the European Plan is determined by the trustees of the European Plan in consulting with Russell Hobbs The intent of the trustees is to ensure that while the European Plan continues to operate on an ongoing basis, there are enough assets to pay the benefits as they fall due with a stable contribution rate. The overall expected rate of return of 7.37% is based on the weighted average of the expected returns on each asset class.

	Domestic	European	Total
	(In thousands)
Contributions:
Expected contributions in fiscal 2010	$410	$1,292	$1,702
Expected future benefit payments:
Fiscal 2010	$925	$1,069	$1,994
Fiscal 2011	$916	$1,152	$2,068
Fiscal 2012	$910	$1,250	$2,160
Fiscal 2013	$902	$1,349	$2,251
Fiscal 2014	$901	$1,464	$2,365
Fiscal 2015 thru 2019	$4,504	$8,555	$13,059

NOTE 9—INCOME TAXES

At June 30, 2009, excluding deferred tax liabilities related to certain indefinite-lived intangible assets, Russell Hobbs had deferred tax assets in excess of deferred tax liabilities of $164.0 million. Russell Hobbs determined that it was more likely than not that $4.4 million of such assets will be realized, resulting in a valuation allowance of $159.6 million as of June 30, 2009. Russell Hobbs evaluates its ability to realize its deferred tax assets on a periodic basis and adjusts the amount of its valuation allowance, if necessary. Russell Hobbs operates within multiple taxing jurisdictions and is subject to audit in those jurisdictions. Because of the complex issues involved, any tax-related claims can require an extended period to resolve.

No provision was made for U.S. taxes on the remaining accumulated undistributed earnings of Russell Hobbs’ foreign subsidiaries of approximately $82.4 million at June 30, 2009 because Russell Hobbs expects to permanently reinvest these earnings.

SFAS No. 109, “Accounting for Income Taxes” requires that a valuation allowance be established when it is more likely than not that all or a portion of a deferred tax asset will not be realized. A review of all available positive and negative evidence needs to be considered, including a company’s current and past performance, the market environment in which a company operates, the utilization of past tax credits and length of carryback and carryforward periods. Forming a conclusion that a valuation allowance is not needed is difficult when there is negative objective evidence such as cumulative losses in recent years. Cumulative losses weigh heavily in the overall assessment.

As a result of its cumulative losses in the U.S., Russell Hobbs has determined that, as of June 30, 2009, it cannot substantiate that its remaining deferred tax asset of approximately $6.2 million is realizable using the more-likely-than-not criteria and, thus, recorded a valuation allowance against it.

Income tax provision from continuing operations consisted of the following:

	Year Ended June 30, 2009	Year Ended June 30, 2008
	(In thousands)
Current:
Federal	$—	$—
Foreign	4,614	7,993
State	—	—

	4,614	7,993
Deferred	9,428	5,447

	$14,042	$13,440

The United States and foreign components of loss from continuing operations before income taxes were as follows:

	Year Ended June 30, 2009	Year Ended June 30, 2008
	(In thousands)
United States	$(49,334)	$(43,684)
Foreign	24,501	29,516

	$(24,833)	$(14,168)

The differences between the statutory rates and the tax rates computed on pre-tax earnings from continuing operations were as follows:

	Year Ended June 30, 2009	Year Ended June 30, 2008
Statutory rate	35.0%	35.0%
Permanent differences	5.6	(3.3)
State income tax	5.5	7.9
Foreign taxes	6.7	18.0
Foreign earnings distributed to, or taxable in, the U.S.	(8.3)	(10.9)
FIN 48	(1.1)	(19.8)
Valuation allowance	(104.1)	(115.9)
Other	4.2	(5.9)

	(56.5)%	(94.9)%

The primary components of deferred tax assets (liabilities) were as follows:

	As of June 30, 2009	As of June 30, 2008
	(In thousands)
Inventory differences	$1,011	$2,302
Accrued expenses	35,805	26,102
Valuation allowance	(35,873)	(27,080)

Total current assets	943	1,324

Net operating loss and other carryforwards	110,912	125,149
Fixed assets	(1,912)	(1,694)
Goodwill and intangible asset amortization	18,215	8,125
Valuation allowance	(123,796)	(122,757)

Net non-current assets	3,419	8,822

Non-current liabilities (indefinite-lived intangible assets)	(46,347)	(43,783)

During the years ended June 30, 2009 and 2008, the valuation allowance increased $9.8 million and $67.7 million, respectively.

In general, IRC Section 382 provides an annual limitation on the use of net operating loss and tax credit carryforwards resulting from a “change in ownership” as defined in the Internal Revenue Code. Further, the recognition of built-in deductions within five years of an ownership change can also be subject to the annual IRC Section 382 limitation if the company is in a net unrealized built-in loss position on the ownership change date. Alternatively, a company’s annual IRC Section 382 limitation can be increased as a result of the recognition of built-in gains within five years from the ownership change date provided such company is in a net unrealized built-in gain position. Any unused IRC Section 382 limitations can carryforward to subsequent years. As a result of Section 382, legacy Russell Hobbs’ utilizable NOLs are insignificant.

Russell Hobbs’ remaining NOLs as of June 30, 2009 of $196.6 million were attributable to legacy Applica entities and the combined company after the merger in December 2007 of SFP Merger Sub, Inc., a wholly owned subsidiary of Russell Hobbs, with and into APN Holdco, the parent of Applica Incorporated. As a result of legacy Applica’s prior ownership changes (as defined by the IRC) on June 14, 2006 and January 23, 2007, Applica’s net operating loss and tax credit carryforwards incurred prior to the ownership change dates were subject to an annual IRC Section 382 limitation of approximately $5.0 million and $8.6 million, respectively. Russell Hobbs’ cumulative limitation as of June 30, 2009 was $117.5 million, which included all post-merger losses that are not limited. Once such losses are used, Russell Hobbs’ ongoing annual limitation will be approximately $5.0 million per year through 2025.

During the year ended June 30, 2009, Russell Hobbs generated approximately $37.8 million of net operating loss carryforwards. A portion of Russell Hobbs’ current year net operating loss carryforward may be attributable to built-in deductions of approximately $14.9 million and are therefore subject to IRC Section 382 limitations.

Russell Hobbs’ domestic operating loss carryforwards were generated from 1999 through 2009 and begin expiring in 2019.

Russell Hobbs also has foreign tax credit carryforwards of $9.5 million as of June 30, 2009 that are not subject to IRC Section 383 limitations which begin expiring in 2017.

Russell Hobbs also had NOLs in numerous states that had a tax benefit of $12.4 million at June 30, 2009. Russell Hobbs has applied valuation allowances, tax effected, against these NOLs of $12.4 million, most of which are subject to various state IRC Section 382 limitations.

Russell Hobbs has foreign NOL carryforwards of $68.7 million and $82.9 million as of June 30, 2009 and 2008, respectively, in various foreign jurisdictions in which Russell Hobbs operates. Russell Hobbs’ foreign net operating loss carryovers have various expiration dates. Approximately $30.3 million of Russell Hobbs’ foreign net operating loss carryovers generated in various countries have an indefinite carryover period, with the remaining net operating loss carryforwards beginning to expire in calendar year 2009. As of June 30, 2009 and 2008, Russell Hobbs recorded a valuation allowance of $20.4 million and $23.7 million, respectively, against these foreign NOLS based on management’s assessment of realization.

Russell Hobbs adopted the provisions of FASB Interpretation 48, Accounting for Uncertainties in income Taxes, (“FIN 48”) on January 1, 2007. Previously Russell Hobbs had accounted for tax contingencies in accordance with Statement of Financial Accounting Standards No. 5, Accounting for Contingencies. As required by FIN 48, which clarifies SFAS No. 109, Accounting for Income Taxes, Russell Hobbs recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain Russell Hobbs’ position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount realized upon the ultimate settlement is the largest benefit that has a greater than 50% likelihood of being realized upon the ultimate settlement with the relevant tax authority. At the adoption date, Russell Hobbs applied FIN 48 to all tax positions for which the statute of limitations remained open.

As of June 30, 2009, Russell Hobbs had total unrecognized tax benefits of $2.4 million. The following is a tabular reconciliation of the total amounts of unrecognized tax benefits for the year:

	2009	2008
	(In millions)
Unrecognized tax benefit at June 30,	$3.8	$0.5
Gross increases—tax positions in current period	0.1	1.6
Gross decreases—currency translation	(0.3)	—
Gross increases—business combination	—	2.2
Settlements	—	(0.5)
Lapse of statute of limitations	(1.2)	—

Ending balance at June 30,	$2.4	$3.8

The unrecognized tax benefits at June 30, 2009 and 2008 of $2.4 million and $1.6 million, respectively, if recognized, would impact the effective tax rate. All of the unrecognized tax benefits are included as a component of other long-term liabilities on the balance sheet.

Russell Hobbs classifies interest and penalties related to unrecognized tax benefits as income tax expense. Russell Hobbs has recorded liabilities of $0.5 million for penalties and $2.2 million for interest as of June 30, 2009. In addition, Russell Hobbs believes that it is reasonably possible that approximately $0.9 million related to various foreign unrecognized tax positions could change within the next twelve months due to the expiration of the applicable statute of limitations or tax audit settlements.

Russell Hobbs files income tax returns in the United States and numerous foreign, state, and local tax jurisdictions. Tax years that are open for examination and assessment by the Internal Revenue Service are 2005 through 2009. With limited exceptions, tax years prior to 2004 are no longer open in major foreign, state or local tax jurisdictions.

In September 2009, Russell Hobbs was notified by the Internal Revenue Service that it will be examining the years ended June 2007, December 2007, and June 2008. Management believes that adequate provision for taxes has been made for the years under examination.

NOTE 10—CONCENTRATION OF CREDIT AND OTHER RISKS

Russell Hobbs sells on credit terms to a majority of its customers, most of which are retailers and distributors located throughout the U.S., Canada and Latin American.

Wal-Mart Stores, Inc. accounted for 24% of Russell Hobbs’ consolidated net sales for each of the years ended June 30, 2009 and 2008. Target Corporation accounted for 10% and 11% of consolidated net sales for the years ended June 30, 2009, and 2008, respectively. No other customers accounted for more than 10% of Russell Hobbs’ consolidated net sales for the years ended June 30, 2009, and 2008. As of June 30, 2009 and 2008, Wal-Mart Stores, Inc. accounted for approximately 22% and 20%, respectively, of Russell Hobbs’ consolidated accounts receivable. As of June 30, 2009 and 2008, Target Corporation accounted for approximately 11% and 12%, respectively, of Russell Hobbs’ consolidated accounts receivable. No other customers accounted for more than 10% of Russell Hobbs’ consolidated accounts receivable at June 30, 2009 and 2008.

A majority of Russell Hobbs’ revenue is generated from the sale of Black & Decker® branded products, which represented approximately 53%, and 67% of consolidated net sales in the years ended June 30, 2009 and 2008 respectively.

Russell Hobbs’ allowance for doubtful accounts is based on management’s estimates of the creditworthiness of its customers, current economic conditions and historical information, and, in the opinion of management, is believed to be set in an amount sufficient to respond to normal business conditions. Management sets specific allowances for customers in bankruptcy, if any, and an additional allowance for the remaining customers. Should business conditions deteriorate or any large credit customer default on its obligations to Russell Hobbs, this allowance may need to be increased, which may have an adverse impact upon Russell Hobbs’ earnings. As of June 30, 2009 and 2008, the allowance for doubtful accounts was $4.1 million and $3.1 million, respectively. Russell Hobbs reviews its accounts receivable aging on a regular basis to determine if any of the receivables are past due. Russell Hobbs writes off all uncollectible trade receivables against its allowance for doubtful accounts.

Russell Hobbs purchases the majority of its products from third party suppliers in the Far East. Russell Hobbs also sells its products to customers located in foreign jurisdictions, including Europe, Canada, Latin America and Australia. Because Russell Hobbs procures its products and conducts business in several foreign countries, Russell Hobbs is affected by economic and political conditions in those countries, including fluctuations in the value of currency, increased duties, possible employee turnover, labor unrest, lack of developed infrastructure, longer payment cycles, greater difficulty in collecting accounts receivable, and the burdens and costs of compliance with a variety of foreign laws. Changes in policies by the United States or foreign governments resulting in, among other things, increased duties, higher taxation, currency conversion limitations, restrictions on the transfer of funds, limitations on imports or exports, or the expropriation of private enterprises could have a material adverse effect on Russell Hobbs, its results of operations, prospects or debt service ability. Russell Hobbs could also be adversely affected if the current policies encouraging foreign investment or foreign trade by its host countries were to be reversed.

Russell Hobbs acquires a significant amount of its products from three suppliers in China. Tsann Kuen (China) Enterprises Co., Ltd, accounted for 15 % and 24% of Russell Hobbs’ total purchases for the years ended June 30, 2009 and 2008, respectively. Elec-Tech International (H.K.) Company, Ltd. and its affiliates accounted for 10% and 23% of Russell Hobbs’ total purchases for the years ended June 30, 2009 and 2008, respectively. Guangdong Xinbao Electrical Appliances Holding Co., Ltd. accounted for 16% and 12% of Russell Hobbs’ total purchases for the years ended June 30, 2009 and 2008, respectively.

China gained Permanent Normal Trade Relations (“PNTR”) with the United States when it acceded to the World Trade Organization (“WTO”), effective January 2002. The United States imposes the lowest applicable tariffs on exports from PNTR countries to the United States. In order to maintain its WTO membership, China has agreed to several requirements, including the elimination of caps on foreign ownership of Chinese companies, lowering tariffs and publicizing its laws. No assurance can be given that China will meet these requirements and remain a member of the WTO, or that its PNTR trading status will be maintained. If China’s WTO membership is withdrawn or if PNTR status for goods produced in China were removed, there could be a substantial increase in tariffs imposed on goods of Chinese origin entering the United States, which would have a material adverse impact on Russell Hobbs’ business, financial condition and results of operations.

NOTE 11—FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair Value of Financial Instruments

Russell Hobbs adopted Statement 157, Fair Value Measurements, on July 1, 2008. Statement 157 (1) creates a single definition of fair value, (2) establishes a framework for measuring fair value, and (3) expands disclosure requirements about items measured at fair value. The Statement applies to both items recognized and reported at fair value in the financial statements and items disclosed at fair value in the notes to the financial statements. The Statement does not change existing accounting rules governing what can or what must be recognized and reported at fair value in Russell Hobbs’ financial statements, or disclosed at fair value in Russell Hobbs’ notes to the financial statements. Additionally, Statement 157 does not eliminate practicability exceptions that exist in accounting pronouncements amended by this Statement when measuring fair value. As a result, Russell Hobbs will not be required to recognize any new assets or liabilities at fair value.

Prior to Statement 157, certain measurements of fair value were based on the price that would be paid to acquire an asset, or received to assume a liability (an entry price). Statement 157 clarifies the definition of fair value as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date (that is, an exit price). The exit price is based on the amount that the holder of the asset or liability would receive or need to pay in an actual transaction (or in a hypothetical transaction if an actual transaction does not exist) at the measurement date. In some circumstances, the entry and exit price may be the same; however, they are conceptually different.

Fair value is generally determined based on quoted market prices in active markets for identical assets or liabilities. If quoted market prices are not available, Russell Hobbs uses valuation techniques that place greater reliance on observable inputs and less reliance on unobservable inputs. In measuring fair value, Russell Hobbs may make adjustments for risks and uncertainties, if a market participant would include such an adjustment in its pricing.

Determining where an asset or liability falls within the fair value hierarchy (set forth below) depends on the lowest level input that is significant to the fair value measurement as a whole. An adjustment to the pricing method used within either Level 1 or Level 2 inputs could generate a fair value measurement that effectively falls in a lower level in the hierarchy. The hierarchy consists of three broad levels as follows:

•	Level 1—Quoted market prices in active markets for identical assets or liabilities

•	Level 2—Inputs other than level 1 inputs that are either directly or indirectly observable

•	Level 3—Unobservable inputs developed using Russell Hobbs’ estimates and assumptions, which reflect those that market participants would use

The determination of where an asset or liability falls in the hierarchy requires significant judgment.

Relative to FAS 157, in February 2008, the FASB issued FSP FAS 157-2, Effective Date of FASB Statement No. 157 (“FSP 157-2”), to provide a one-year deferral of the effective date of FAS 157 for non-financial assets and non-financial liabilities. This FSP defers the effective date of FAS 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years for items within the scope of this FSP. As a result of the issuance of FSP 157-2, Russell Hobbs has elected to defer the adoption of this standard for non-financial assets and liabilities. Russell Hobbs does not expect that the adoption of this standard for non-financial assets and liabilities will have a significant impact on its financial condition, results of operations or cash flows.

The following table presents for each hierarchy level, financial assets and liabilities measured at fair value on a recurring basis as of June 30, 2009.

	Fair Value Measurements at June 30, 2009			Total carrying value at June 30, 2009
	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
	(In thousands)
Assets:
Investment in Island Sky Australia Ltd.	$2,100	$—	$—	$2,100
Assets held in pension plans	—	40,202	—	40,202

Total assets	$2,100	$40,202	$—	$42,302

Liabilities:
Foreign currency forward contracts (1)	$—	(713)	$—	(713)

Total liabilities	$—	$(713)	$—	$(713)

(1)	Foreign currency forward contracts—The fair value of Russell Hobbs’ foreign currency forward contracts were valued based upon quotes from outside parties and was valued using a pricing model with all significant inputs based on observable market data such as measurement date spots and forward rates. A positive fair value represents the amount Russell Hobbs would receive upon exiting the contracts and a negative fair value represents the amount Russell Hobbs would pay upon exiting the contracts. Russell Hobbs intends to hold all contracts to maturity, at which time the fair value will be zero.

At June 30, 2009 and 2008, the fair values of cash and cash equivalents, receivables and accounts payable approximated carrying values because of the short-term nature of these instruments. The estimated fair values of other financial instruments subject to fair value disclosures, determined based on broker quotes or quoted market prices or rates for the same or similar instruments, and the related carrying amounts were as follows:

The carrying value of Russell Hobbs’ debt instruments was $432.3 million as of June 30, 2009 with an estimated fair value of $390.1 million as follows:

	As of June 30, 2009
	Carrying Amount	Fair Value (1)
	(In thousands)
North American credit facility	$52,739	$50,842
European credit facility	19,845	19,102
Harbinger term loan	161,456	148,779
Brazil term loan	2,228	2,228
Series D Preferred Stock	139,744	120,600
Series E Preferred Stock	56,238	48,530

	$432,250	$390,081

(1)	The estimated fair values of each of Russell Hobbs’ debt instruments were based on estimated future discounted cash flows. Fair value estimates related to Russell Hobbs’ debt instruments are made at a specific point in time based on relevant market information. These estimates are subjective in nature and involve uncertainties and matters of significant judgments and therefore can not be determined with precision. Changes in the assumptions could significantly affect the estimates.

NOTE 12—BUSINESS SEGMENT AND GEOGRAPHIC AREA INFORMATION

Statement of Financial Accounting Standards No. 131, “Disclosure about Segments of an Enterprise and Related Information,” established standards for reporting information about business segments in annual financial statements. It also established standards for related disclosures about products and services, major customers and geographic areas. Business segments are defined as components of a business about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance.

Russell Hobbs manages its operations through two business segments: Household Products and Water Products.

•

The Household Products segment is a leading distributor and marketer of small electric household appliances, primarily cooking, garment care, food preparation, beverage products, pet products and pest products, marketed under the licensed brand names, such as Black & Decker®, as well as owned brand names, such as George Foreman®, Russell Hobbs®, Orva®, Toastmaster®, Juiceman®, Breadman®, Littermaid® ,and Windmere®. The Household Products segment sales are handled primarily through in-house sales representatives and are made to mass merchandisers, specialty retailers and appliance distributors in North America, Europe, Australia, New Zealand, Latin America, and the Caribbean.

•

The Water Products segment began in 2007 with the launch of a water filtration pitcher sold under the Clear2O® brand. In May 2009, Russell Hobbs introduced its Clear2Go® branded water filtration bottle. The sales of Clear2O® branded products are handled through in-house and independent sales representatives and are made to specialty retailers and grocery chains primarily in North America. In June 2008, Russell Hobbs entered into a license agreement with Island Sky Corporation for a patented air-to-water product. In August 2008, Russell Hobbs acquired approximately 13% of outstanding common shares Island Sky Australia Limited, the parent company of Island Sky Corporation. The air-to-water business of the Water Products segment is in its beginning stages and is focused on the commercial market India and certain other countries in the Far East.

The profitability measure employed by Russell Hobbs for making decisions about allocating resources to segments and evaluating segment performance is operating (loss) earnings. Generally, segments follow the same accounting policies as those described in Note 1 hereto.

Segment information for the years ended June 30, 2009 and 2008 was as follows:

	Household Products	Water Products	Total
	(In thousands)
Year Ended 2009:
Net sales	$796,629	$31	$796,660
Net operating income (loss) from continuing operations	35,580	(3,012)	32,568
Depreciation and amortization	12,677	—	12,677
Total assets	726,981	10,865	737,846

Year Ended 2008:
Net sales	$660,897	$—	$660,897
Net operating income (loss) from continuing operations	8,805	—	8,805
Depreciation and amortization	10,372	—	10,372
Total assets	865,088	—	865,088

The following table sets forth the reconciliation to consolidated amounts for net sales, operating earnings (loss), depreciation and amortization and total assets from continuing operations for the periods indicated:

	2009	2008
	(In thousands)
Net Sales:
Total revenues for reportable segments	$796,660	$660,897
Eliminations of intersegment sales	—	—

Consolidated net sales	$796,660	$660,897

Operating income (loss) from continuing operations:
Total operating income (loss) earnings from reportable segments	$32,568	$8,805
Unallocated amounts:
Corporate expenses	(2,558)	(2,693)

Total operating income (loss) from continuing operations	$30,010	$6,112

Depreciation and amortization:
Consolidated depreciation and amortization	$12,677	$10,372

Total assets:
Total assets from reportable segments	$737,846	$865,088
All other	—	—

Consolidated total assets	$737,846	$865,088

The following table sets forth the approximate amounts and percentages of Russell Hobbs’ consolidated net sales by product category during the years ending June 30:

	2009		2008
	Net Sales	%	Net Sales	%
	(Dollars in thousands)
Kitchen Products	$627,648	78%	$499,796	75%
Home Products	124,724	16%	118,866	18%
Personal Care Products	14,473	2%	9,791	2%
Pet Products	21,804	3%	24,978	4%
Pest Control Products	7,980	1%	7,466	1%

Total Household Products	$796,629	100%	660,897	100%
Water Products	31	0%	—	0%

Consolidated	$796,660	100%	$660,897	100%

In 2009 and 2008, Russell Hobbs’ international operations were conducted primarily in Europe, Canada, Mexico and Australia, with lesser activities in South and Central America, New Zealand and the Caribbean. The following table sets forth the composition of Russell Hobbs’ sales between the United States and other locations for each year:

	Year Ended June 30, 2009	Year Ended June 30, 2008
	(In thousands)
Net sales:
United States operations	$416,084	$347,235
International operations	380,576	313,634

Consolidated net sales	$796,660	$660,869

Long-lived assets (1):
United States operations	$251,476	$238,853
International operations	138,674	177,608

Consolidated long-lived assets	$390,150	$416,461

(1)	Includes property plant and equipment and other intangible assets.

All United States revenues are derived from sales to unaffiliated customers. Geographic area of sales is based primarily on the location from where the product is shipped. Included in United States operations are certain sales derived from product shipments from Hong Kong directly to customers located in the United States.

NOTE 13—EQUITY INVESTMENTS

Island Sky Australia Limited. In August 2008, Russell Hobbs purchased 16,342,940 common shares of Island Sky Australia Limited for approximately $3.5 million. At June 30, 2009, this constituted approximately 13% of Island Sky’s outstanding common shares. Russell Hobbs’ Chief Executive Officer currently serves as a non-executive director of Island Sky Australia Limited. In June 2008, Russell Hobbs entered into a license agreement with Island Sky Corporation, a subsidiary of Island Sky Australia Limited, relating to the sale of a patented air-to-water product in certain geographies in the Far East. Russell Hobbs is accounting for this investment as a marketable security and, accordingly, is recording the investment at its estimated fair value at the end of each reporting period with the changes in fair value recorded as a component of accumulated other comprehensive (loss) income.

At June 30, 2009, the market value of Russell Hobbs’ investment was $2.1 million, which resulted in a reduction of $1.3 million in the fiscal year ended June 30, 2009, which is reflected as a component of accumulated other comprehensive income. At September 30, 2009, the market value of the investment was $2.7 million.

NOTE 14—DISCONTINUED OPERATIONS

China Sourcing Operations

In December 2008, Russell Hobbs made a decision to close its China sourcing subsidiary, Applica Asia Limited (“AAL”). Operations of AAL were shutdown effective March 31, 2009.

The operation of AAL generated no revenue except for inter-company charges for services provided (cost plus 5% markup). Operating expenses of AAL consisted primarily of salaries, office supplies, product testing and other fixed and variable general operating charges.

AAL’s net loss was $9.9 million for the year ended June 30, 2009, excluding inter-company revenues of $4.3 million. For the year ended June 30, 2008, AAL’s net loss was $10.8 million, excluding inter-company revenues of $7.8 million.

With the closure of its sourcing operations in China, Russell Hobbs’ respective geographies now have direct communication with their Asian suppliers using existing resources. Russell Hobbs has not incurred, nor does it anticipate, any significant incremental costs to absorb those services previously provided by AAL, except for certain transition costs relating to quality control from April 2009 to December 2009. The assets and liabilities of AAL were immaterial as of June 30, 2009 and 2008.

Transition Costs

As a result of the closing of AAL, Russell Hobbs contracted a third-party to perform quality control services for the remainder of the calendar year 2009. As of December 2008, Russell Hobbs estimated that it will cost approximately $2.0 million to inspect 100% of containers prior to shipment from China. However, these costs are 100% variable and Russell Hobbs does not anticipate these costs will continue past December 2009.

Russell Hobbs also estimates that it will incur approximately $0.3 million annually for engineering services from a third party that were performed by AAL.

Discontinuation of Regional Operations

In December 2008, Russell Hobbs discontinued its operations in Spain and certain countries in Latin America, including Peru and Venezuela. The net sales and losses from the discontinued operations related to such locations were as follows:

	Year Ended June 30, 2009	Year Ended June 30, 2008
	(In thousands)
Net sales	$8,632	$6,365
Loss	$2,752	$366

Sale of Professional Care

In May 2007, Applica sold its domestic professional care segment to an unrelated third party for $36.5 million. For the fiscal year ended June 30, 2009, income from professional care-discontinued operations was $0.3 million as compared to a loss of $0.4 million for the fiscal year ended June 30, 2008. The income for discontinued operations was attributable to certain reversals of accrued expenses and sales incentives. The loss incurred in the fiscal year ended June 30, 2008 was primarily driven by the settlement of product liability claims that occurred before the business unit was sold.

Water Filtration Business

In 2007, Russell Hobbs launched its new water products initiatives under its Water Products Segment, beginning with a water pitcher filtration system sold under the Clear2O® brand. In May 2009, Russell Hobbs introduced its Clear2Go® branded sports filtration bottle. The sales of Clear2O® branded products are made to mass merchandisers and specialty retailers primarily in North America.

In December 2009, Russell Hobbs determined to divest the operations of its water filtration business sold under the Clear2O® and Clear2Go® brand and put the assets and business up for sale. Russell Hobbs decided to sell this division primarily because it does not strategically complement its appliance business and it has incurred significant operating losses since its launch in 2007 and has not been successful in gaining any significant market share.

The sales of the water filtration business (reported in discontinued operations) for the years ended June 30, 2009 and June 30, 2008 were $1.1 million and $2.0 million, respectively. The pretax loss of the water filtration business (reported in discontinued operations) for the years ended June 30, 2009 and June 30, 2008 were $7.0 million and $3.3 million, respectively. Prior period financial statements have been restated to present the operations of the water filtration business division as a discontinued operation.

The assets and liabilities of the discontinued operation consist of the following:

	June 30, 2009	June 30, 2008
	(In thousands)
Assets of discontinued division:
Accounts receivable	$146	$—
Inventories	3,173	3,261
Prepaid expenses and other	1,472	—
Property and equipment, net	199	258

Total assets	$4,990	$3,519

Liabilities of discontinued division:
Accounts payable	$704	$511
Accrued liabilities	201	172

Total liabilities	$905	$683

The water filtration business was a component of the Water Products segment.

NOTE 15—ACQUISITION RELATED EXPENSES

In the 2009 fiscal year, Russell Hobbs incurred approximately $2.1 million in acquisition related expenses for the proposed acquisition of Island Sky Australia Limited and other potential acquisition targets in the Water Products segment, none of which were consummated. Additionally, Russell Hobbs had approximately $1.0 million in acquisition related expenses in the Household Products segment related to the cancellation of stock options as part of the purchase by Harbinger of the remaining public shares of Russell Hobbs, Inc. in December 2008.

In connection with a proposed acquisition of a global pet supply business in 2008, which ultimately was not consummated, Russell Hobbs incurred approximately $7.1 million in acquisition related expenses. In accordance with the purchase agreement, Russell Hobbs was reimbursed $3.0 million for such expenses in July 2008, which were accrued as of June 30, 2008.

NOTE 16—SUBSEQUENT EVENTS

Russell Hobbs evaluated all events and transactions that occurred after June 30, 2009 through March 29, 2010, the date Russell Hobbs issued these financial statements. During this period, Russell Hobbs did not have any material recognizable subsequent events; however, Russell Hobbs did have unrecognizable subsequent events as discussed below:

Australian Credit Facility. In August 2009, Russell Hobbs’ Australian and New Zealand subsidiaries entered into an AUD $15 million (approximately $13.2 million at September 30, 2009) revolving credit facility with GE Commercial Corporation (Australia) Pty Ltd. maturing in August 2012. Interest accrues on the loans made under the Australian credit facility at the Index Rate, which is based on the 90-day Bank Bill Swap Rate, plus 3.95%.

Advances under the credit facility are governed by a collateral value that is based upon percentages of eligible accounts receivable and inventories of Russell Hobbs’ Australian operations. Under the credit facility, Russell Hobbs’ Australian and New Zealand subsidiaries must comply with a minimum fixed charged coverage ratio and minimum tangible net worth covenants. As of September 29, 2009, Russell Hobbs had approximately $1.9 million AUD (approximately $1.7 million) of borrowings outstanding and $2.0 million AUD (approximately $1.8 million) available for future cash borrowings under its Australian credit facility.

Internal Revenue Service Examination. In September 2009, Russell Hobbs was notified by the Internal Revenue Service that it will be examining the years ended June 2007, December 2007 and June 2008. Management believes that adequate provision for taxes has been made for the years under examination.

Preferred Stock Amendments. In October 2009, Russell Hobbs amended the certificates of designation for the Series D and Series E Preferred Stock to eliminate such redemption requirement (although the requirement that the stock be redeemed upon a Sale Transaction remains). Due to the elimination of the mandatory redemption feature, the outstanding amounts of Series D and Series E Preferred Stock and the related accrued dividends were reclassified on the balance sheet beginning in the quarter ended December 31, 2009. The Series D and Series E Preferred Stock will be classified as a separate line item apart from permanent equity on the balance sheet (as redemption thereof is outside of Russell Hobbs’ control), instead of a component of long-term liabilities. As a result of such reclassification, effective November 1, 2009, Russell Hobbs no longer recorded an interest expense in its consolidated statement of operations related to the Series D and Series E Preferred Stock as dividends now accrue in arrears.

Island Sky Australia Limited. In December 2009, Russell Hobbs purchased, at market value, an additional 2,887,968 common shares of Island Sky Australia Limited, previously owned by Harbinger, for approximately $0.3 million. At December 31, 2009, Russell Hobbs’ ownership constituted approximately 17% of Island Sky’s outstanding common shares.

Modification to restricted stock awards and restricted stock grant. In January 2010, the terms of the outstanding restricted stock units were amended to provide for additional vesting on the first anniversary of specified significant corporate events. In January 2010, Russell Hobbs issued an additional 3.7 million restricted stock units with the same vesting provisions as noted above.

Merger with Spectrum Brands. On February 9, 2010, Russell Hobbs entered into an Agreement and Plan of Merger (the “merger agreement”) with Spectrum Brands, Inc., a Delaware corporation (“Spectrum”), Spectrum Brands Holdings, Inc., a Delaware corporation (“SB Holdings”), Battery Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of SB Holdings, and Grill Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of SB Holdings. Under the merger agreement, (i) Battery Merger Corp. will merge with and into Spectrum, with Spectrum as the surviving corporation, and (ii) Grill Merger Corp. will merge with and into Russell Hobbs, with Russell Hobbs as the surviving corporation (together, the “mergers”). SB Holdings is a newly formed holding company. Battery Sub and Grill Sub are both direct wholly-owned subsidiaries of SB Holdings. As a result of the mergers, Spectrum and Russell Hobbs will become subsidiaries of SB Holdings.

Harbinger currently owns approximately 40% of the outstanding shares of common stock of Spectrum (the “Spectrum common stock”) and 100% of the outstanding shares of common stock and preferred stock of Russell Hobbs (together, the “Russell Hobbs Stock”). Spectrum’s board of directors approved the merger agreement and the proposed transaction based on the unanimous recommendation of a committee of independent directors (the “Committee”).

Upon the consummation of the mergers, (i) stockholders of Spectrum will receive one share of the common stock of SB Holdings (“SB Holdings common stock”) in exchange for each share they hold of Spectrum common stock and (ii) Russell Hobbs stockholders will receive shares of SB Holdings in exchange for their shares of Russell Hobbs Stock in accordance with the terms of the merger agreement and based on a $675 million enterprise value of Russell Hobbs, subject to various adjustments set forth in the merger agreement, and a $31.50 per share valuation of Spectrum common stock. Furthermore, as part of the proposed transaction, the Harbinger Parties have agreed to convert their existing approximately $158 million aggregate principal amount of Russell Hobbs’ term debt into SB Holdings common stock at a price of $31.50 per share, which is included in the $675 million enterprise value of Russell Hobbs. As a result of the mergers, the stockholders of Spectrum (other than the Harbinger Parties) are expected to own approximately 36.3% of SB Holdings, and the Harbinger Parties are

expected to own approximately 63.7% of SB Holdings (assuming that the Harbinger Parties do not acquire additional shares of Spectrum common stock prior to the consummation of the mergers).

Consummation of the mergers is subject to certain conditions, including, among others, closing of the new financing, adoption and approval of the merger agreement and approval of the proposed transaction by the affirmative vote of the holders of (i) a majority of the outstanding shares of Spectrum common stock entitled to vote (including the shares of the Harbinger Parties) and (ii) a majority of the outstanding shares of Spectrum common stock entitled to vote (excluding the shares of the Harbinger Parties (except any shares of Spectrum common stock acquired by the Harbinger Parties after March 1, 2010)), customary regulatory approvals, no material adverse change in Spectrum or Russell Hobbs and other customary closing conditions.

Russell Hobbs’ President and Chief Executive Officer currently serves as a member of the Board of Directors of Spectrum Brands.

Russell Hobbs, Inc. and Subsidiaries

VALUATION AND QUALIFYING ACCOUNTS

(In thousands)

Description	Balance at Beginning of Period	Charged (Credited) to Costs and Expenses	Charged to Other Accounts	Deductions		Balance at End of Period
Year Ended June 30, 2009
(Successor)
Reserves deducted from assets to which they apply:
Allowance for doubtful accounts	$3,061	$657	$424	$—		$4,142
Allowance for sales returns	—	—	—	—		—
Deferred tax valuation allowance	$149,837	—	$9,832	—		$159,669

Year Ended June 30, 2008
(Successor)
Reserves deducted from assets to which they apply:
Allowance for doubtful accounts	$2,995	$297	—	$(231	) (1)	$3,061
Allowance for sales returns	$393	—	—	$(393)		$—
Deferred tax valuation allowance	$82,100	—	$67,737	—		$149,837

(1)	Write-off against the reserve

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Russell Hobbs, Inc.

We have audited the accompanying consolidated balance sheets of Russell Hobbs, Inc. and subsidiaries as of June 30, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year ended June 30, 2008, the six months ended June 30, 2007 and the year ended December 31, 2006. Our audits of the basic financial statements included the financial statement schedule. These financial statements and this financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and this financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Russell Hobbs, Inc. and subsidiaries as of June 30, 2008 and 2007, and the results of their operations and their cash flows for the year ended June 30, 2008, the six months ended June 30, 2007 and the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As described in Note 12 to the consolidated financial statements, effective January 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes.”

/s/ Grant Thornton LLP

Fort Lauderdale, Florida

September 25, 2008 (except for section titled “Water Filtration Business” in Note 5,

as to which the date is March 29, 2010)

Russell Hobbs, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value data)

	June 30, 2008	June 30, 2007
Assets
Current Assets:
Cash and cash equivalents	$26,136	$6,311
Accounts and other receivables, less allowances of $3,061 at June 30, 2008 and $2,995 at June 30, 2007	155,555	92,532
Inventories	222,643	95,830
Prepaid expenses and other	23,005	6,240
Assets held for sale	427	4,660
Prepaid income taxes	4,464	1,534
Deferred income taxes	1,324	3,024

Total current assets	433,554	210,131
Property, Plant and Equipment—at cost, less accumulated depreciation of $3,792 at June 30, 2008 and $2,443 at June 30, 2007	24,090	13,453
Non-current deferred income taxes	8,822	4,146
Goodwill	164,021	59,233
Intangibles, Net	228,350	53,196
Deferred Merger Costs	—	2,674
Other Assets	6,251	1,485

Total Assets	$865,088	$344,318

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$96,702	$40,061
Accrued expenses	103,437	48,023
Short-term debt	403	10,009
Current taxes payable	3,979	3,646

Total current liabilities	204,521	101,739
Long-Term Liabilities:
North American credit facility	104,006	—
European credit facility	30,389	—
Harbinger Term loans	145,252	—
Series D Redeemable Preferred Stock—authorized: 150 shares at $0.01 par value; outstanding: 110 shares at $0.01 par value (related party)	119,453	—
Pension liability	11,659	—
Non-current deferred income taxes	43,783	—
Other long-term liabilities	5,905	—

Total Liabilities	664,968	101,739
Commitments and Contingencies—See Note 4
Stockholders’ Equity:
Common stock—authorized: 1,000,000 shares of $0.01 par value; issued and outstanding: 731,874 shares at June 30, 2008 and June 30, 2007	7,319	7,319
Treasury stock—7,886 shares, at cost	(65,793)	(65,793)
Paid-in capital	301,431	301,249
Accumulated deficit	(44,143)	(1,609)
Accumulated other comprehensive income	1,306	1,413

Total stockholders’ equity	200,120	242,579

Total Liabilities and Stockholders’ Equity	$865,088	$344,318

The accompanying notes are an integral part of these financial statements.

Russell Hobbs, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Year Ended June 30, 2008	Six Months Ended June 30, 2007	Year Ended December 31, 2006
	Successor	Successor	Predecessor
Net sales	$660,897	$207,001	$466,880
Cost of goods sold	453,948	144,585	334,602
Product recall	—	—	3,061

Gross profit	206,949	62,416	129,217

Selling, general and administrative expenses:
Operating expenses	173,766	62,956	125,449
Restructuring and other charges	—	—	9,686
Patent infringement	5,145	—	—
Integration and transition expenses	17,875	—	—
Acquisition related expenses	4,051	1	(45)

	200,837	62,957	135,090

Operating loss	6,112	(541)	(5,873)

Other expense (income):
Interest expense (approximately $15.7 million, none and $2.3 million in related party interest expense for the year ended June 30, 2008, the six months ended June 30, 2007 and the year ended December 31, 2006)	24,531	1,278	11,070
Foreign currency loss (gain)	(1,739)	(1,341)	557
Interest and other income, net	(2,512)	(146)	(249)

	20,280	(209)	11,378

Loss from continuing operations before income taxes	(14,168)	(332)	(17,251)
Income tax provision	13,440	1,685	3,087

Loss from continuing operations	(27,608)	(2,017)	(20,338)
Income (loss) from discontinued operations, net of tax (Note 5)	(14,926)	408	(3,333)

Net loss	$(42,534)	$(1,609)	$(23,671)

Earnings (loss) per common share:
Loss per share from continuing operations-basic and diluted	$(0.04)	$(0.00)	$(0.03)
(Loss) earnings per share from discontinued operations-basic and diluted	(0.02)	0.00	0.00

Loss per common share-basic and diluted	$(0.06)	$(0.00)	$(0.03)

The accompanying notes are an integral part of these financial statements.

Russell Hobbs, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(In thousands)

	Common Stock	Treasury Stock	Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total
Predecessor:
Balance at December 31, 2005	$7,319	$(65,793)	$55,841	$(95,749)	$(2,744)	$(101,126)
Comprehensive earnings:
Net loss	—	—	—	(23,671)	—	(23,671)
Foreign currency translation adjustment (net of $0 tax)	—	—	—	—	(810)	(810)

Total comprehensive loss						(24,481)
Exercise of stock options	—	—	2,104	—	—	2,104
Stock based compensation	—	—	529	—	—	529

Balance at December 31, 2006	$7,319	$(65,793)	$58,474	$(119,420)	$(3,554)	$(122,974)

Successor:
Balance at January 1, 2007	$7,319	$(65,793)	$58,474	$(119,420)	$(3,554)	$(122,974)
Harbinger acquisition	—	—	242,775	119,420	3,554	365,749
Comprehensive loss:
Net loss	—	—	—	(1,609)	—	(1,609)
Foreign currency translation adjustment (net of $0 tax)	—	—	—	—	1,413	1,413

Total comprehensive loss	—	—	—	—	—	(196)

Balance at June 30, 2007	7,319	(65,793)	301,249	(1,609)	1,413	242,579
Comprehensive loss:
Net loss	—	—	—	(42,534)	—	(42,534)
Foreign currency translation adjustment (net of $0 tax)	—	—	—	—	709	709
Defined pension plans, net of tax of $0.1 million	—	—	—	—	(816)	(816)

Total comprehensive loss						(42,641)
Stock based compensation	—	—	182	—	—	182

Balance at June 30, 2008	$7,319	$(65,793)	$301,431	$(44,143)	$1,306	$200,120

The accompanying notes are an integral part of these financial statements.

Russell Hobbs, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30, 2008	Six Months Ended June 30, 2007	Year Ended December 31, 2006
	Successor	Successor	Predecessor
Cash flows from operating activities:
Net loss	$(42,534)	$(1,609)	$(23,671)
Reconciliation to net cash used in operating activities:
Depreciation of property, plant and equipment	7,490	3,196	6,202
(Gain) loss on disposal of fixed assets	(2,549)	16	(6)
(Recovery) Provision for doubtful accounts	297	(114)	337
Non-cash interest	14,471	—	—
Amortization of intangible and other assets	5,226	2,176	1,707
Product recall	—	—	3,061
Deferred taxes	5,935	(69)	(566)
Stock-based compensation	182	—	529
Changes in assets and liabilities, net of acquisition:
Accounts and other receivables	35,109	17,764	20,037
Inventories	(39,176)	11,991	(17,475)
Prepaid expenses and other	(3,784)	(18,347)	(1,057)
Other assets	—	—	(468)
Accounts payable and accrued expenses	(12,616)	471	2,710
Current income taxes	(1,989)	(1,577)	3,603
Other assets and liabilities	1,551	15,662	(273)

Net cash (used in) provided by operating activities	(32,387)	29,560	(5,330)

Cash flows from investing activities:
Additions to property, plant and equipment	(3,540)	(453)	(1,928)
Cash acquired in merger	17,288	—	—
Payments of merger related costs	—	(922)	—
Proceeds from sale of assets	12,116	36,500	1,454

Net cash provided by (used in) investing activities	25,864	35,125	(474)

Cash flows from financing activities:
Proceeds from Harbinger term loan	140,000	—	—
Payoff of debt	(110,000)	—	—
Payoff of senior subordinated notes	(43,397)	—	—
Net borrowings (payments) under lines of credit	44,640	(63,651)	4,136
Payment of financing costs	(4,790)	—	—
Exercise of stock options	—	—	2,104

Net cash (used in) provided by financing activities	26,453	(63,651)	6,240
Effect of exchange rate changes on cash	(105)	931	(554)

Net increase (decrease) in cash and cash equivalents	19,825	1,965	(118)
Cash and cash equivalents at beginning of period	6,311	4,346	4,464

Cash and cash equivalents at end of period	$26,136	$6,311	$4,346

(Continued on following page.)

Supplemental Disclosures of Cash Flow Information:

	Year Ended June 30, 2008	Six Months Ended June 30, 2007	Year Ended June 30, 2006
	Successor	Successor	Predecessor
		(In thousands)
Cash paid during the year for:
Interest	$11,208	$4,912	$12,391
Income taxes	$8,795	$3,452	$588

Non-cash investing and financing activities: In connection with the merger of Salton and Applica on December 28, 2007, $258.0 million of Salton’s long-term debt was repaid and was included in the total purchase price. Tangible assets acquired totaled $289.5 million and liabilities assumed totaled $268.8 million (not including the $258.0 million in long-term debt discussed above). Identifiable intangibles assets were valued at $180.2 million, which resulted in a net $33.0 million deferred tax liability. See Note 2, Mergers and Acquisitions, for further details. Additionally, in the six months ended June 30, 2008, the principal due under the Series D Preferred Stock and Harbinger term loan increased $14.5 million as a result of the accrual of non-cash interest.

In connection with the merger between Applica Incorporated and affiliates of Harbinger in January 2007, $75.8 million of Applica’s long-term debt was repaid and was included in total purchase price. Tangible assets acquired by Harbinger totaled $281.0 million and liabilities assumed totaled $92.7 million (not including the $75.8 million in long-term debt discussed above). Identifiable intangible assets were valued at $62.4 million, which resulted in a net $6.8 million in deferred tax liability. See Note 2, Mergers and Acquisitions, for further details.

The accompanying notes are an integral part of these financial statements.

Russell Hobbs, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1—SUMMARY OF ACCOUNTING POLICIES

Overview

Based in Miramar, Florida, Russell Hobbs, Inc. and its subsidiaries (“Russell Hobbs”) are leading marketers and distributors of a broad range of branded small household appliances. Russell Hobbs markets and distributes small kitchen and home appliances, pet and pest products, water products and personal care products. Russell Hobbs has a broad portfolio of well recognized brand names, including Black & Decker®, George Foreman®, Russell Hobbs®, Toastmaster®, LitterMaid®, and Farberware®. Russell Hobbs’ customers include mass merchandisers, specialty retailers and appliance distributors primarily in North America, South America, Europe and Australia.

Merger of Salton and Applica

On December 28, 2007, SFP Merger Sub, Inc. a Delaware corporation and a wholly owned direct subsidiary of Salton, Inc. (“Merger Sub”), merged with and into APN Holding Company, Inc. (“APN Holdco”), a Delaware corporation and the parent of Applica Incorporated (“Applica”), a Florida corporation. (For more information, see Note 2, Mergers and Acquisitions.)

Statement of Financial Accounting Standard (“SFAS”) No. 141 “Business Combinations” requires the use of the purchase method of accounting for business combinations. In applying the purchase method, it is necessary to identify both the accounting acquiree and the accounting acquirer. In a business combination effected through an exchange of equity interests, the entity that issues the interests (Salton in this case) is normally the acquiring entity. However, in identifying the acquiring entity in a combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including the following:

•

The relative voting interest in the combined entity after the combination; in this case, stockholders of APN Holdco received approximately 92% of the equity ownership, and associated voting rights, in the combined entity upon completion of the merger and related transactions; and

•

The composition of the governing body of the combined entity: in this case, the merger agreement provided that the composition of the Board of Directors of the surviving company would be determined by APN Holdco.

While Salton, Inc. was the legal acquiror and surviving registrant in the merger, APN Holdco was deemed to be the accounting acquiror based on the facts and circumstances outlined above. Accordingly, for accounting and financial statement purposes, the merger was treated as a reverse acquisition of Salton, Inc. by APN Holdco under the purchase method of accounting. As such, APN Holdco applied purchase accounting to the assets and liabilities of Salton upon consummation of the merger with no adjustment to the carrying value of APN Holdco’s assets and liabilities. For purposes of financial reporting, the merger was deemed to have occurred on December 31, 2007.

In accordance with SFAS 141, the accompanying consolidated financial statements reflect the recapitalization of the stockholders’ equity as if the merger occurred as of the beginning of the first period presented and the results of operations include results from the combined company from January 1, 2008 through June 30, 2008. The results of operations prior to January 1, 2008 include only the results of APN Holdco.

Effective with the merger, Salton changed its fiscal year end to June 30 and the interim quarterly periods to the last day of the respective quarter. Salton’s fiscal year previously ended on the Saturday closest to June 30th and the interim quarterly period ended on the Saturday closest to the last day of the respective quarter. In anticipation of the merger, APN Holdco changed its fiscal year from December 31, to June 30.

Acquisition of Applica by Harbinger

On January 23, 2007, Applica Incorporated was acquired by affiliates of Harbinger. (For more information, see Note 2, Mergers and Acquisitions.) For purposes of financial reporting, this acquisition was deemed to have occurred on January 1, 2007. References to “Successor” in the financial statements refer to reporting dates on or after January 1, 2007 and references to “Predecessor” in the financial statements refer to reporting dates through December 31, 2006 to indicate two different bases of accounting presented for (1) the period prior to the acquisition (January 1, 2006 through December 31, 2006, labeled “Predecessor”) and (2) the period after, including, the acquisition date (January 1, 2007 – June 30, 2008 labeled “Successor”).

Principles of Consolidation

The consolidated financial statements include the accounts of Russell Hobbs, Inc. and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include income taxes, the allowance for doubtful accounts, inventory valuation reserves, product liability, litigation, warranty, environmental liability, depreciation and amortization, valuation of goodwill and intangible assets, and useful lives assigned to intangible assets.

Management believes that the following may involve a higher degree of judgment or complexity:

Income Taxes. Russell Hobbs is subject to income tax laws in many countries. Judgment is required in assessing the future tax consequences of events that have been recognized in Russell Hobbs’ financial statements and tax returns. Russell Hobbs provides for deferred taxes under the asset and liability method, in accordance with SFAS 109 “Accounting for Income Taxes” and Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). Under such method, deferred taxes are adjusted for tax rate changes as they occur. Significant management judgment is required in developing Russell Hobbs’ provision for income taxes, including the determination of foreign tax liabilities, deferred tax assets and liabilities and any valuation allowances that might be required to be applied against the deferred tax assets. Russell Hobbs evaluates its ability to realize its deferred tax assets on a quarterly basis and adjusts the amount of its valuation allowance, if necessary. Russell Hobbs operates within multiple taxing jurisdictions and is subject to audit in those jurisdictions. Because of the complex issues involved, any claims can require an extended period to resolve. In management’s opinion, adequate provisions for income taxes have been made.

Russell Hobbs records a valuation allowance to reduce its deferred tax assets to the amount that it believes will more likely than not be realized. While Russell Hobbs considers future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for the valuation allowance, in the event it was to determine that it would not be able to realize all or part of its net deferred tax assets in the future, an adjustment to the deferred tax assets would be charged to tax expense in the period such determination is made. Likewise, should Russell Hobbs determine that it would be able to realize its deferred tax assets in the future in excess of its net recorded amount, an adjustment to the deferred tax assets would increase net income in the period such determination was made.

In accordance with FIN 48, Russell Hobbs recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax provisions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

Collectibility of Accounts Receivable. Russell Hobbs records allowances for estimated losses resulting from the inability of its customers to make required payments on their balances. Russell Hobbs assesses the credit worthiness of its customers based on multiple sources of information and analyzes many factors including:

•	Russell Hobbs’ historical bad debt experiences;

•	publicly available information regarding its customers and the inherent credit risk related to them;

•	information from subscription-based credit reporting companies;

•	trade association data and reports;

•	current economic trends; and

•	changes in customer payment terms or payment patterns.

This assessment requires significant judgment. If the financial condition of Russell Hobbs’ customers were to deteriorate, additional write-offs may be required. Such write-offs may not be included in the allowance for doubtful accounts at June 30, 2008 and, therefore, a charge to income could result in the period in which a particular customer’s financial condition deteriorates. Conversely, if the financial condition of Russell Hobbs’ customers were to improve or its judgment regarding their financial condition was to change positively, a reduction in the allowances may be required resulting in an increase in income in the period such determination is made.

Inventory. Russell Hobbs values inventory at the lower of cost or market, using the first-in, first-out (FIFO) method, and regularly reviews the book value of discontinued product lines and stock keeping units (SKUs) to determine if these items are properly valued. If the market value of the product is less than cost, Russell Hobbs will write down the related inventory to the estimated net realizable value. Russell Hobbs regularly evaluates the composition of its inventory to identify slow-moving and obsolete inventories to determine if additional write-downs are required. This valuation requires significant judgment from management as to the salability of its inventory based on forecasted sales. It is particularly difficult to judge the potential sales of new products. Should the forecasted sales not materialize, it would have a significant impact on Russell Hobbs’ results of operations and the valuation of its inventory, resulting in a charge to income in the period such determination was made.

Product Liability Claims and Litigation. Russell Hobbs is subject to lawsuits and other claims related to product liability and other matters that are being defended and handled in the ordinary course of business. Russell Hobbs maintains accruals for the costs that may be incurred, which are determined on a case-by-case basis, taking into consideration the likelihood of adverse judgments or outcomes, as well as the potential range of probable loss. The accruals are monitored on an ongoing basis and are updated for new developments or new information as appropriate. With respect to product liability claims, Russell Hobbs estimates the amount of ultimate liability in excess of applicable insurance coverage based on historical claims experience and current claim estimates, as well as other available facts and circumstances.

Management believes that the amount of ultimate liability of Russell Hobbs’ current claims and litigation matters, if any, in excess of applicable insurance coverage is not likely to have a material effect on its business, financial condition, results of operations or liquidity. However, as the outcome of litigation is difficult to predict, unfavorable significant changes in the estimated exposures could occur resulting in a charge to income in the period such determination is made. Conversely, if favorable changes in the estimated exposures occur, a reduction in the accruals may be required resulting in an increase in income in the period such determination is made.

Long-Lived Assets. In accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of such asset and eventual disposition. Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Intangible Assets. Identifiable intangibles with indefinite lives are not amortized. Russell Hobbs evaluates the recoverability of finite-lived identifiable intangible assets whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable. Such circumstances could include, but are not limited to: (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. Russell Hobbs measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. The fair value is measured based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires that Russell Hobbs make assumptions about future cash flows over the life of the asset being evaluated.

Goodwill. Russell Hobbs evaluates the carrying value of goodwill and other indefinite lived intangible assets annually and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include, but are not limited to: (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. When evaluating whether goodwill is impaired, Russell Hobbs compares the fair value of the reporting unit to which the goodwill is assigned to the reporting unit’s carrying amount, including goodwill. The fair value of the reporting unit is estimated using a combination of the income, or discounted cash flows, approach and the market approach, which uses comparable companies’ data. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount. In calculating the implied fair value of reporting unit goodwill, the fair value of the reporting unit is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over the amount assigned to its other assets and liabilities is the implied fair value of goodwill. An impairment loss would be recognized when the carrying amount of goodwill exceeds its implied fair value. Russell Hobbs’ annual evaluation of goodwill and other indefinite lived intangible assets is in the second quarter of its fiscal year.

Other Estimates. During previous years, Russell Hobbs has made significant estimates in connection with specific events affecting its expectations. These have included accruals relating to the consolidation of its operations, plant closings, reduction in employees and product recalls. Additionally, Russell Hobbs makes a number of other estimates in the ordinary course of business relating to sales returns and allowances, warranty accruals, and accruals for promotional incentives. Circumstances could change which may alter future expectations regarding such estimates.

Foreign Operations

The financial position and results of operations of Russell Hobbs’ foreign subsidiaries are measured using the foreign subsidiary’s local currency as the functional currency. Revenues and expenses of such subsidiaries have been translated into U.S. dollars at average exchange rates prevailing during the period. Assets and liabilities have been translated at the rates of exchange on the balance-sheet date. The resulting translation gain and loss adjustments are recorded as foreign currency translation adjustments within accumulated other comprehensive income. Foreign currency translation adjustments resulted in gains of $0.7 million and $1.4 million for the fiscal year ended June 30, 2008 and the six months ended June 30, 2007, respectively, and a loss of $0.8 million for the year ended December 31, 2006.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Foreign currency transaction gains included in operations totaled $1.9 million and $1.3 million for the year ended June 30, 2008 and six months ended June 30, 2007, respectively, and foreign currency transaction losses included in operations totaled $0.6 million for the year ended December 31, 2006.

Cash and Cash Equivalents

Russell Hobbs considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. Cash balances at June 30, 2008 and 2007 included approximately $22.6 million and $3.2 million, respectively, that is either held in foreign banks by Russell Hobbs’ subsidiaries or held in a U.S. bank but which is in excess of the Federal Deposit Insurance Corporation (“FDIC”) limits.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of net income and other gains and losses affecting stockholders’ equity that, under generally accepted accounting principles, are excluded from net income. For Russell Hobbs, such items consist primarily of foreign currency translation gains and losses and adjustments to defined pension plans. Russell Hobbs presents accumulated other comprehensive income, net of taxes, in its consolidated statement of stockholders’ equity.

The components of accumulated other comprehensive income, net of tax, are as follows:

	June 30, 2008	June 30, 2007
	(In thousands)
Accumulated foreign currency translation adjustment	$2,122	$1,413
Defined pension plans:
Domestic	(1,085)	—
Foreign	269	—

Total accumulated other compressive (loss) income	$1,306	$1,413

Revenue Recognition

Russell Hobbs recognizes revenue when (a) title, risks and rewards of ownership of its products transfer to its customers, (b) all contractual obligations have been satisfied and (c) collection of the resulting receivable is reasonably assured. Generally, this is at the time products are shipped for delivery to customers. Net sales are comprised of gross sales less provisions for estimated customer returns, discounts, volume rebates and cooperative advertising and slotting fees. Amounts billed to a customer for shipping and handling are included in net sales and the associated costs are included in cost of goods sold in the period when the sale occurs. Sales taxes are recorded on a net basis.

Cooperative Advertising and Slotting Fees

In accordance with Emerging Issues Task Force (“EITF”) 01-9, “Accounting for Consideration Given By a Vendor To a Customer (Including a Reseller of the Vendor’s Products)”, which addresses the income statement classification of slotting fees and cooperative advertising arrangements with trade customers, promotional funds are accounted for as a reduction of selling price and netted against gross sales, as Russell Hobbs does not verify performance or determine the fair value of the benefits it receives in exchange for the payment of promotional funds.

Cost of Goods Sold

Russell Hobbs’ cost of goods sold includes the cost of the finished product plus (a) all inbound related freight charges to its warehouses and (b) import duties, if applicable. Russell Hobbs classifies costs related to its distribution network (e.g., outbound freight costs, warehousing and handling costs for products sold) in operating expenses.

Advertising Costs

Advertising and promotional costs are expensed as incurred and are included in operating expenses in the accompanying consolidated statements of operations. Total advertising and promotional costs, excluding cooperative advertising, for the year end June 30, 2008, the six months ended June 30, 2007 and the year ended December 31, 2006 were approximately $17.9 million, $5.0 million and $10.2 million, respectively.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to their estimated operating service lives using the straight-line method. Maintenance, repairs and minor renewals and betterments are charged to expense as incurred.

Freight Costs

Outbound freight costs on goods shipped that are not charged to Russell Hobbs’ customers were included in operating expenses in the accompanying consolidated statements of operations. Freight costs totaled $25.2 million, $8.6 million and $21.1 million for the year ended June 30, 2008, the six months ended June 30, 2007 and the year ended December 31, 2006, respectively.

Warranty

Estimated future warranty obligations related to certain products are provided by charges to cost of goods sold in the period in which the related revenue is recognized. Russell Hobbs accrues for warranty obligations based on its historical warranty experience and other available information. Accrued product warranties were as follows:

	Year Ended June 30, 2008	Six Months Ended June 30, 2007	Year Ended December 31, 2006
	Successor	Successor	Predecessor
	(In thousands)
Balance, beginning of period	$6,944	$7,858	$7,747
Additions to accrued product warranties	49,231	16,433	26,229
Reductions of accruals—payments and credits issued	(48,145)	(17,347)	(26,118)

Balance, end of period	$8,030	$6,944	$7,858

Stock-Based Compensation

Russell Hobbs accounts for stock-based compensation under Statement of Financial Accounting Standards No. 123 (revised 2004), “Shared Based Payment” (“SFAS No. 123R”), which requires the measurement and recognition of compensation cost for all share-based payment awards made to employees and directors based on estimated fair values.

Russell Hobbs uses the Black-Scholes option-pricing model to determine the fair value of stock options on the date of grant. This model derives the fair value of stock options based on certain assumptions related to expected stock price volatility, expected option life, risk-free interest rate and dividend yield.

Legal Costs

Legal costs are expensed as incurred and are included in operating expenses. For the year ended June 30, 2008, Russell Hobbs expensed $8.5 million in legal costs which included $5.0 million related to Russell Hobbs’ pursuit of a patent infringement matter on certain patents related to the LitterMaid® automatic cat litter box. For the six months ended June 30, 2007 and year ended December 31, 2006, Russell Hobbs expensed $1.8 million and $2.4 million, respectively, related to legal matters.

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing net earnings (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed by dividing net earnings (loss) for the period by the weighted average number of common shares outstanding during the period, plus the dilutive effect of common stock equivalents (such as stock options) using the treasury stock method. The following table sets forth the computation of basic and diluted earnings (loss) per share:

	Year Ended June 30, 2008	Six Months Ended June 30, 2007	Year Ended December 31, 2006
	Successor	Successor	Predecessor
	(In thousands, except per share amounts)
Loss from continuing operations	$(27,608)	$(2,017)	$(20,338)
Income (loss) from discontinued operations, net of tax	(14,926)	408	(3,333)

Net loss	$(42,534)	$(1,609)	$(23,671)

Weighted average shares outstanding, basic and diluted	731,874	731,874	731,874
Loss per share from continuing operations	$(0.04)	$(0.00)	$(0.03)
Earnings per share from discontinued operations	(0.02)	0.00	0.00

Basic loss per share	$(0.06)	$(0.00)	$(0.03)
Diluted loss per share	$(0.06)	$(0.00)	$(0.03)

Recent Accounting Pronouncements Not Yet Adopted

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. However, in February 2008, the FASB issued FASB Staff Position FAS 157-2, “Effective Date of FASB Statement No. 157”, which deferred the effective date of SFAS No. 157 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (that is, at least annually), to fiscal years beginning after November 15, 2008. Russell Hobbs does not expect the adoption of SFAS No. 157 to have a material impact on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” (“SFAS No. 159”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This pronouncement is effective for fiscal years beginning after November 15, 2007. Russell Hobbs does not expect the adoption of SFAS No. 159 to have a material impact on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51” (“SFAS No. 160”). This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest (minority interest) in a subsidiary and for the deconsolidation of a subsidiary. This pronouncement is effective for Russell Hobbs beginning July 1, 2009. Upon the adoption, non-controlling interests will be classified as equity in the balance sheet and income attributed to the non-controlling interest, if any, will be included in Russell Hobbs’ income. The provisions of this standard must be applied prospectively upon adoption except for the presentation and disclosure requirements. Russell Hobbs has not yet evaluated the impact of adopting SFAS No. 160 on its financial position, results of operations, or cash flows.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133” (SFAS No. 161), which amends and expands the disclosure requirements of FASB Statement No. 133, requiring enhanced disclosures about a company’s derivative and hedging activities. This pronouncement is effective for Russell Hobbs beginning July 1, 2009. Upon the adoption, Russell Hobbs is required to provide enhanced disclosures about (a) how and why it uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 and Russell Hobbs’ related interpretations, and (c) how derivative instruments and related hedged items affect Russell Hobbs’ financial position, results of operations, and cash flows. SFAS No. 161 is effective prospectively, with comparative disclosures of earlier periods encouraged upon initial adoption.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (revised 2007), “Business Combinations,” which replaces SFAS No. 141 (“SFAS No. 141R”). The statement retains the purchase method of accounting for acquisitions, but requires a number of changes, including changes in the way assets and liabilities are recognized in the purchase accounting. It also changes the recognition of assets acquired and liabilities assumed arising from contingencies, requires the capitalization of in-process research and development at fair value, and requires the expensing of acquisition related costs as incurred. SFAS No. 141R is effective for Russell Hobbs beginning July 1, 2009 and will apply prospectively to business combinations completed on or after that date. Russell Hobbs has not yet evaluated the impact of adopting SFAS No. 141R on its financial position, results of operations, or cash flows.

In April 2008, the FASB issued FSP No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (FSP FAS 142-3), which applies to recognized intangible assets that are accounted for pursuant to FASB Statement No. 142 “Goodwill and Other Intangible Assets”. This pronouncement is effective for Russell Hobbs beginning July 1, 2009. Upon its adoption, FSP FAS 142-3 requires an entity to consider its own historical renewal or extension experience in developing renewal or extension assumptions used in determining the useful life of a recognized intangible asset. In the absence of entity specific experience, FSP FAS 142-3 requires an entity to consider assumptions that a marketplace participant would use about renewal or extension that are consistent with the highest and best use of the asset by a marketplace participant. FSP FAS 142-3 is effective prospectively for all newly acquired intangible assets after the effective date. Additional disclosures are required for all capitalizable intangible assets as of the effective date. Russell Hobbs has not yet evaluated the impact of adopting FSP FAS 142-3 on its financial position, results of operations or cash flows.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current year’s presentation. These reclassifications relate primarily to the presentation of discontinued operations and the presentation of foreign exchange gain and loss as a component of other expense (income).

NOTE 2—MERGERS AND ACQUISITIONS

Merger of Salton and Applica

On December 28, 2007, the stockholders of legacy Salton approved all matters necessary for the merger of SFP Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of Salton (“Merger Sub”), with and into APN Holdco, the parent of Applica Incorporated, a Florida corporation (“Applica”) (the “Merger”). As a result of the merger, APN Holdco became a wholly-owned subsidiary of Salton. The merger was consummated pursuant to an Agreement and Plan of Merger dated as of October 1, 2007 by and among Salton, Merger Sub and APN Holdco.

Immediately prior to the merger, Harbinger Capital Partners Master Fund I, Ltd. (the “Master Fund”) owned 75% of the outstanding shares of common stock of APN Holdco and Harbinger Capital Partners Special Situations Fund, L.P. (together with the Master Fund, “Harbinger”) owned 25% of the outstanding shares of common stock of APN Holdco. Pursuant to the merger agreement, all of the outstanding shares of common stock of APN Holdco held by Harbinger were converted into an aggregate of 595,500,405 shares of Salton common stock.

In connection with the consummation of the merger, Salton amended the terms of its Series A Voting Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and the terms of its Series C Nonconvertible (Non-Voting) Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), to provide for the automatic conversion immediately prior to the effective time of the merger of each share of Series A Preferred Stock into 2,197.49 shares of Salton common stock and of each share of Series C Preferred Stock into 249.56 shares of Salton common stock.

Immediately prior to the effective time of the merger, Harbinger owned an aggregate of 30,000 shares of Series A Preferred Stock and 47,164 shares of Series C Preferred Stock. All of the outstanding shares of Series A Preferred Stock were converted at the effective time of the merger into an aggregate of 87,899,600 shares of Salton common stock (65,924,700 of which were issued to Harbinger). In addition, all of the outstanding shares of Series C Preferred Stock were converted at the effective time of the merger into an aggregate of 33,744,755 shares of Salton common stock (11,770,248 of which were issued to Harbinger).

In connection with the consummation of the merger, and pursuant to the terms of a Commitment Agreement dated as of October 1, 2007 by and between Salton and Harbinger, Harbinger purchased from Salton 110,231.336 shares of a new series of Salton’s preferred stock, the Series D Nonconvertible (Non Voting) Preferred Stock (the “Series D Preferred Stock”), having an initial liquidation preference of $1,000 per share. Pursuant to the Commitment Agreement, Harbinger paid for the Series D Preferred Stock by surrendering to Salton $14,989,000 principal amount of Salton’s 12  1/4 % Series Subordinated Notes due 2008 (the “2008 Notes”) and $89,606,859 principal amount of Salton Second Lien Notes, together with all applicable change of control premiums and accrued and unpaid interest thereon through the closing of the merger. Each share of Series D Preferred Stock has an initial liquidation preference of $1,000 per share and the holders thereof are entitled to cumulative dividends payable quarterly at an annual rate of 16%. The Series D preferred stock must be redeemed in cash by Salton on the earlier of the date Salton is acquired or the six year anniversary of the original date of issuance at a value of 100% of the liquidation preference plus all accrued dividends.

Immediately after the issuance of shares of Salton common stock in connection with the merger and related transactions, and the issuance of shares of Series D Preferred Stock, Harbinger beneficially owned approximately 92% of the outstanding shares of Salton common stock (including 701,600 shares of Salton common stock owned by Harbinger immediately prior to the merger) and all of the outstanding shares of Series D Preferred Stock. As of June 30, 2008, Harbinger beneficially owned approximately 94% of the outstanding shares of Salton common stock.

Immediately prior to the effective time of the merger, Salton filed with the Secretary of State of Delaware an amendment to its Restated Certificate of Incorporation to increase the number of authorized shares of Salton common stock to one billion.

In connection with the consummation of the merger, Salton repaid in full all obligations and liabilities owing under: (i) that certain Amended and Restated Credit Agreement, dated as of May 9, 2003 and amended and restated as of June 15, 2004 (the “Wells Fargo Credit Agreement”), by and among the financial institutions identified on the signature pages thereof (the “Lenders”), Wells Fargo Foothill, Inc., as administrative agent and collateral agent for the Lenders, Silver Point Finance, LLC, as the co-agent, syndication agent, documentation agent, assigner and book runner, Salton, each of Salton’s subsidiaries identified on the signature pages thereof as Borrowers and each of Salton’s subsidiaries identified on the signature pages thereof as Guarantors; and (ii) that certain Credit Agreement dated as of August 26, 2005 among the financial institutions named therein, as the lenders, The Bank of New York, as the agent, Salton and each of its subsidiaries that are signatories thereto, as the borrowers, and each of its other subsidiaries that are signatories thereto, as guarantors.

The pay-off of the Wells Fargo Credit Agreement included a make-whole fee of $14 million.

The warrant to purchase 719,320 shares of Salton common stock held by SPCP Group, LLC, an affiliate of Silver Point Finance, LLC, expired upon consummation of the merger and is no longer exercisable.

In connection with the consummation of the merger, Salton entered into:

(i)	a Third Amended and Restated Credit Agreement dated as of December 28, 2007 (the “North American Credit Facility”) by and among the financial institutions named therein as lenders, Bank of America, N.A., as administrative agent and collateral agent, Salton and each of Salton’s subsidiaries identified on the signature pages thereof as borrowers and each of Salton’s subsidiaries identified on the signature pages thereof as guarantors, that provides for a 5-year $200 million revolving credit facility;

(ii)	a Term Loan Agreement dated as of December 28, 2007 (the “Term Loan”) by and among the financial institutions named therein as lenders, Harbinger Capital Partners Master Fund I, Ltd., as administrative agent and collateral agent, Salton and each of Salton’s subsidiaries identified on the signature pages thereof as borrowers and each of Salton’s subsidiaries identified on the signature pages thereof as guarantors, that provided for a 5-year $110 million term loan facility (which was subsequently increased to $140 million); and

(iii)	a Second Amended and Restated Agreement dated as of December 28, 2007 (the “European Credit Facility”) by and among Burdale Financial Limited, as an arranger, agent and security trustee, Salton Holdings Limited, Salton Europe Limited and each of Salton’s other subsidiaries identified on the signature pages thereof as borrowers, that provides for a 5-year £40.0 million (approximately $79.7 million as of June 30, 2008) credit facility, which includes a revolving credit facility with an aggregate notional maximum availability of £30.0 million (approximately $59.8 million as of June 30, 2008) and two term loan facilities (one related to real property and the other to intellectual property of the European subsidiary group) of £3.5 million and £5.8 million (approximately $7.0 million and $11.6 million, respectively, as of June 30, 2008) .

The purchase price allocated to the merger was determined as follows:

(In thousands)
Fair value of Salton common stock (1)	$3,919
Debt repayment and accrued interest and associated fees	258,041
Fees and expenses	10,765

$272,725

(1)	The fair value of the common stock outstanding was based on the average closing price for the period beginning two days prior to, and ending two days after, the execution of the merger agreement on October 1, 2007.

For accounting purposes, Applica was deemed to be the accounting acquirer. A summary of the purchase price and the allocation to the acquired net assets of legacy Salton is as follows:

(In thousands)
Accounts receivable, net	$98,429
Inventories	87,637
Other current assets	74,604
Property, plant and equipment	19,343
Identifiable intangible assets	180,200
Other assets	9,438
Accounts payable	(90,445)
Accrued expenses	(77,003)
Other current liabilities	(67,732)
Other long-term liabilities	(33,574)
Deferred tax liability	(32,960)
Goodwill	104,788

Total purchase price	$272,725

The allocation of the purchase price for this transaction is preliminary and could change significantly due to the future resolution of identified, or identification of new, contingent matters. Significant adjustments to the preliminary allocation of the purchase price to the net assets acquired of legacy Salton and the resulting determination of goodwill as of December 31, 2007 were as follows:

•	an increase in the value of certain identifiable intangible assets acquired related to the merger of $8 million;

•	an increase in deferred tax liabilities of $33 million;

•	a decrease in inventory of $2 million and a write-off of certain accounts receivable of $3 million;

•	an increase in contingent liabilities identified in a foreign jurisdiction of $4 million;

•	an increase in certain environmental liabilities of $4 million;

•	an increase in cooperative advertising and other allowances of $6 million;

•	a decrease in inventory related to the rationalization of certain legacy Salton brands and products and related tooling of $13 million; and

•	an increase in pension obligations of $3 million.

Purchase accounting reserves were approximately $8 million and primarily consist of approximately $5 million of severance and certain change-in-control contractual payments and approximately $3 million of shutdown costs. Management plans to exit certain activities of legacy Salton were substantially completed by June 30, 2008. Management expects to pay these items over the next four years.

Salton has accrued certain liabilities relating to the exit of certain activities, the termination of employees and the integration of operations in conjunction with the merger, which have been included in the allocation of the acquisition cost as follows:

	Amount Accrued as of December 31, 2007	Additional Accruals	Amount Paid	Other Adjustments	Amount Accrued as of June 30, 2008
	(In thousands)
Severance and related expenses	$5,194	$985	$(2,308)	$(1,682)	$2,189
Unfavorable lease and other	2,798	1,525	(1,801)	—	2,522

Total	$7,992	$2,510	$(4,109)	$(1,682)	$4,711

In connection with the merger, identified intangibles of Salton were acquired with the following estimated useful lives:

	Initial Value	Weighted Average Useful Life
	(Dollars in thousands)
License agreements	$8,690	9 years
Tradenames	$171,510	Indefinite

The weighted average useful life of the intangible assets subject to amortization is nine years.

After the allocation of the purchase price to these intangibles, the portion of the purchase price in excess of the fair value of assets and liabilities acquired was $104.8 million. For tax purposes this goodwill, as well as the other intangible assets, are not deductible. For the next five years, the expected amortization expense related to these intangibles will be $1.0 million per year.

The goodwill noted above is attributable to management’s belief that the merger will expand and better serve the markets served by each company prior to the merger and will result in greater long-term growth opportunities than either company had operating alone. Management believes that the combination will provide it with the scale, size and flexibility to better compete in the marketplace and position it to:

•	create an industry leader by blending complementary assets, skills and strengths;

•	result in a larger company with greater market presence and more diverse product offerings;

•	leverage complementary brand names;

•	offer access to a broader range of product categories by providing a more comprehensive portfolio of product offerings;

•	provide opportunities for international expansion;

•	have greater potential to access capital markets; and

•	take advantage of financial synergies.

In connection with the merger, Russell Hobbs incurred $17.8 million in integration and transition-related costs.

These costs were primarily related to the integration and transition of the North American operations of Salton and Applica.

Harbinger Acquisition of Applica

On January 23, 2007, Applica was acquired by affiliates of Harbinger pursuant to the Agreement and Plan of Merger, dated October 19, 2006, as subsequently amended, by and among Applica, APN Holdco, and APN Mergersub, Inc., a Florida corporation (“MergerSub”).

The acquisition was consummated on January 23, 2007 by the merger of MergerSub with and into Applica, with Applica continuing as the surviving corporation and a wholly owned subsidiary of APN Holdco. Harbinger acquired all of the outstanding shares of Applica (other than shares held by it prior to the acquisition) for $8.25 per share.

The determination of the purchase price was as follows:

(In thousands)
Purchase of remaining shares	$125,592
Cost basis in Applica prior to acquiring remaining shares	25,786
Debt repayment and associated fees and accrued interest	77,197
Fees and expenses	14,200

$242,775

As required under the provisions of Statement of Financial Accounting Standards No. 141 “Business Combinations”, the change in ownership required an allocation of the purchase price to the fair value of assets and liabilities. A summary of the purchase price and the allocation to the acquired net assets of Applica is as follows:

(In thousands)
Accounts receivable, net	$119,421
Inventories	118,380
Other current assets	18,376
Property, plant and equipment	15,441
Goodwill	72,608
Customer relationships	2,310
Other identifiable intangible assets	60,060
Other assets	9,404
Accounts payable	(42,616)
Accrued expenses	(45,722)
Current taxes payable	(4,387)
Senior credit facility	(73,660)
Deferred tax liability	(23,701)
Valuation allowance	16,861

$242,775

In connection with the acquisition of Applica by Harbinger, Applica identified intangibles acquired with the following estimated useful lives:

	Initial Value	Weighted Average Useful Life
	(Dollars in thousands)
Customer relationships	$2,310	9 years
Tradenames	$18,000	Indefinite
Patents	$8,240	12 years
Black & Decker® license agreement	$33,820	9 years

The weighted average useful life of the intangible assets subject to amortization is 9.56 years.

After the allocation of the purchase price to these intangibles, purchase price remained in excess of the fair value of assets and liabilities acquired by Harbinger in the amount of $72.6 million. This amount was subsequently reduced by $13.4 million due to the May 2007 sale of Applica’s Professional Personal Care segment. See Note 5, Sale of Division. This goodwill was attributable to the general reputation of the business and the collective experience of the management and employees. For tax purposes, this goodwill, as well as the other intangible assets, are not deductible.

Upon the close of the acquisition of Applica by Harbinger, Applica’s $20 million term loan with Mast Capital was paid in full, including a $400,000 prepayment penalty.

In addition, all stock option plans were terminated and stock options with a per share exercise price of less than $8.25 were exchanged for cash, without interest, equal to the excess of $8.25 over the applicable per share exercise price for each such stock option, multiplied by the aggregate number of shares of common stock into which the applicable stock option was exercisable. Options with a per share exercise price equal to or in excess of $8.25 were cancelled.

In connection with the acquisition of Applica by Harbinger, a voluntary redemption was offered to the holders of Applica’s 10% notes in February 2007, which included a 1% change-in-control premium. On February 22, 2007, $55.3 million of the notes were voluntarily redeemed. The total premium paid was $0.6 million. The remaining $0.5 million of the notes was redeemed on February 26, 2007 at par.

In connection with the acquisition, Applica entered into an amendment to its senior credit facility pursuant to which the lenders approved the merger with Harbinger and the pre-payment of the Mast term loan and the 10% notes.

Harbinger reimbursed Applica $1.4 million for fees and other acquisition-related expenses incurred by it in 2006 directly related to the acquisition.

On January 23, 2007, Applica shares of common stock ceased trading on the New York Stock Exchange.

Other Intangible Assets

The components of Russell Hobbs’ intangible assets are as follows:

		June 30, 2008		June 30, 2007
	Weighted Average Amortization Period	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
	(Years)	(In thousands)
Licenses	9	$42,510	$(5,806)	$33,820	$(1,523)
Trade names	Indefinite	182,433	—	10,760	—
Patents	12	8,240	(973)	8,240	(264)
Customer relationships	9	2,310	(364)	2,310	(147)

		$235,493	$(7,143)	$55,130	$(1,934)

Amortization expense related to intangible assets was $5.2 million, $1.9 million and none during the year ended June 30, 2008, the six months ended June 30, 2007 and the year ended December 31, 2006, respectively. The following table provides information regarding estimated amortization expense for each of the following years ended June 30:

(In thousands)
2009	$5,667
2010	$5,667
2011	$5,667
2012	$5,667
2013	$5,667
Thereafter	$17,582

Supplemental Pro Forma Information

The following table summarizes Russell Hobbs’ unaudited consolidated results of operations as if (a) the merger with Applica occurred on January 1st of each period presented and (b) the acquisition by Harbinger of Applica Incorporated in January 2007 occurred on January 1st of the periods presented:

	Year Ended June 30, 2008	Six Months Ended June 30, 2007	Year Ended December 31, 2006
	Successor	Successor	Predecessor
	(In thousands, except per share data)
Net sales	$957,020	$389,737	$1,017,480
Loss from continuing operations	$(66,658)	$(86,269)	$(127,810)
Net loss	$(67,064)	$(83,596)	$(124,897)
Loss per common share:
Loss from continuing operations share—basic and diluted	$(0.09)	$(0.12)	$(0.17)

Net loss per common share—basic and diluted	$(0.09)	$(0.11)	$(0.17)

The unaudited, pro forma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the merger and acquisition had actually taken place at the beginning of each of the periods presented.

NOTE 3—STOCKHOLDERS’ EQUITY

In accordance with SFAS No. 141 “Business Combination”, the historical stockholders’ equity of APN Holdco, the accounting acquirer, was retroactively restated for the equivalent number of shares received in the merger after giving effect to any difference in par value of the issuer’s and acquirer’s stock with an offset to paid-in capital. The accumulated deficit of the accounting acquirer was carried forward after the merger. Operations prior to the merger are those of APN Holdco. Earnings per share for periods prior to the merger are restated to reflect the number of equivalent shares received by the acquiring company. All common stock equivalents have been excluded from the diluted per share calculations in the periods listed because their inclusion would have been anti-dilutive.

The following table shows weighted average basic shares for the respective periods:

	Year Ended June 30, 2008	Six Months Ended June 30, 2007	Year Ended June 30, 2006
	Successor	Successor	Predecessor
Weighted average basic shares	731,874,361	731,874,361	731,874,361

NOTE 4—COMMITMENTS AND CONTINGENCIES

Litigation and Other Matters

NACCO Litigation. Russell Hobbs is a defendant in NACCO Industries, Inc. et al. v. Applica Incorporated et al., Case No. C.A. 2541-N, which was filed in the Court of Chancery of the State of Delaware on November 13, 2006.

The original complaint in this action alleged a claim for breach of contract against Applica Incorporated, a subsidiary of Russell Hobbs, and a number of tort claims against certain entities affiliated with Harbinger. The claims related to the termination of the merger agreement between Applica and NACCO Industries, Inc. and one of its affiliates following Applica’s receipt of a superior merger offer from Harbinger. On October 22, 2007, the plaintiffs filed an amended complaint asserting claims against Applica for breach of contract and breach of the implied covenant of good faith relating to the termination of the NACCO merger agreement and asserting various tort claims against Harbinger. The original complaint initially sought specific performance of the NACCO merger agreement or, in the alternative, damages. The amended complaint, however, seeks only damages. In light of the consummation of Applica’s merger with affiliates of Harbinger in January 2007, Russell Hobbs believes that any claim for specific performance is moot. Applica filed a motion to dismiss the amended complaint on December 21, 2007. Rather than respond to the motion to dismiss the amended complaint, NACCO filed a motion for leave to file a second amended complaint, which was granted in May 2008.

Russell Hobbs believes that the action is without merit and intends to defend vigorously, but may be unable to resolve the disputes successfully without incurring significant expenses.

Brown Litigation. Individual plaintiffs Ray C. Brown and Helen E. Brown, who allegedly own 671,000 shares of Salton’s common stock, filed a complaint in the Court of Chancery of the State of Delaware on August 5, 2008. The complaint names as defendants Harbinger, as well as Salton and the following former officers or directors: Leonhard Dreimann, Lester C. Lee, William M. Lutz, David M. Maura, Jason B. Mudrick, Steven Oyer, William B. Rue, David C. Sabin, Daniel J. Stubler, and Bruce J. Walker.

According to the complaint, Harbinger acquired control of Salton through a series of events beginning in June 2006 and, that as a result, it owed fiduciary duties to Salton’s shareholders. The complaint further alleges that Harbinger breached its purported fiduciary duties in connection with the merger with APN Holdco. Through these alleged breaches of fiduciary duty, Harbinger purportedly sought to depress the price of Salton’s common stock prior to the merger and to facilitate completion of the merger on terms that were favorable to it and unfavorable to Salton’s other shareholders. The complaint alleges, among other things, that Harbinger breached its fiduciary duties by arranging for (i) short sales of Salton’s stock; (ii) the appointment of persons loyal to it as directors and as interim chief executive officer; (iii) the resignation of certain of Salton’s officers and directors; (iv) the preparation of documents related to the merger by its counsel; (v) alleged misrepresentations by or attributable to Harbinger respecting Salton; and (vi) a delay in completion of the merger. The complaint further states that certain of Salton’s former officers and directors breached their fiduciary duties by accommodating and capitulating to the allegedly wrongful conduct of Harbinger, rather than protecting the interests of Salton’s other shareholders.

Based on these allegations, plaintiffs assert claims for breach of fiduciary duty against all defendants. plaintiffs seek declaratory relief, compensatory damages in the amount that is not less than $4,030,200 and punitive damages in an amount that is at least nine times the amount of compensatory damages awarded to plaintiffs.

Salton believes that the action is without merit and intends to defend vigorously, but may be unable to resolve the disputes successfully without incurring significant expenses.

George Foreman Distributor Litigation. Russell Hobbs and its Hong Kong subsidiary, Salton Hong Kong Limited (“Salton HK”), are defendants in a lawsuit brought by Carmel District Limited, one of its distributors for the George Foreman® product line in Israel. The case was filed in Israel in October 2007. The complaint alleges that the plaintiff was appointed as the exclusive distributor in Israel for products bearing the George Foreman® trademarks. Russell Hobbs strongly disputes this allegation. The plaintiff has obtained an ex-parte attachment order preventing one of Russell Hobbs’ customers from paying any monies to Salton HK. The attachment order was recently reduced to approximately $575,000. Russell Hobbs has challenged the attachment order, which remains pending.

Russell Hobbs believes that the action is without merit and intends to defend vigorously, but may be unable to resolve the disputes successfully without incurring significant expenses.

Asbestos Matters. Applica is a defendant in three asbestos lawsuits in which the plaintiffs have alleged injury as the result of exposure to asbestos in hair dryers distributed by Applica over 20 years ago. Although Applica never manufactured such products, asbestos was used in certain hair dryers sold by it prior to 1979. There are numerous defendants named in these lawsuits, many of whom actually manufactured asbestos containing products. Russell Hobbs believes that the action is without merit and intends to defend vigorously, but may be unable to resolve the disputes successfully without incurring significant expenses. At this time, Russell Hobbs does not believe it has coverage under its insurance policies for the asbestos lawsuits.

Environmental Matters. Prior to 2003, Russell Hobbs manufactured certain of its products at facilities that it owned in the United States and Europe. Russell Hobbs is investigating or remediating historical contamination at the following sites:

•

Kirksville, Missouri. Soil and groundwater contamination by trichloroethylene has been identified at the former manufacturing facility in Kirksville, Missouri. Russell Hobbs has entered into a Consent Agreement with the Missouri Department of Natural Resources (“MDNR”) regarding the contamination.

•

Laurinburg, North Carolina. Soil and groundwater contamination by trichloroethylene has been identified at the former manufacturing facility in Laurinburg, North Carolina. A groundwater pump and treat system has operated at the site since 1993.

•

Macon, Missouri. Soil and groundwater contamination by trichloroethylene and petroleum have been identified at the former manufacturing facility in Macon, Missouri. The facility is participating in the Missouri Brownfields/Voluntary Cleanup Program.

The discovery of additional contamination at these or other sites could result in significant cleanup costs. These liabilities may not arise, if at all, until years later and could require Russell Hobbs to incur significant additional expenses, which could materially adversely affect its results of operations and financial condition. At June 30, 2008, Russell Hobbs had accrued $6.3 million for environmental matters.

Other Matters. Russell Hobbs is subject to legal proceedings, products liability claims and other claims that arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability, if any, in excess of applicable insurance coverage, is not likely to have a material effect on its financial condition, results of operations or liquidity. However, as the outcome of litigation or other claims is difficult to predict, significant changes in the estimated exposures could occur.

As a distributor of consumer products, Russell Hobbs is also subject to the Consumer Products Safety Act, which empowers the Consumer Products Safety Commission (CPSC) to exclude from the market products that are found to be unsafe or hazardous. Russell Hobbs receives inquiries from the CPSC in the ordinary course of our business.

Russell Hobbs may have certain non-income tax-related liabilities in a foreign jurisdiction. Based on the advice of outside legal counsel, Russell Hobbs believes that it is possible that the tax authority in the foreign jurisdiction could claim that such taxes are due, plus penalties and interest. Currently, the amount of potential liability cannot be estimated, but if assessed, it could be material to our financial condition, results of operations or liquidity. However, if assessed, Russell Hobbs intends to vigorously pursue administrative and judicial action to challenge such assessment, however, no assurances can be made that it will ultimately be successful.

Employment and Other Agreements

Russell Hobbs has an employment agreement with its Chief Executive Officer. This contract terminated on May 1, 2008 but will be automatically extended each year for an additional one-year period unless prior written notice of an intention not to extend is given by either party at least 30 days prior to the applicable termination date. The agreement provides for minimum annual base salary in addition to other benefits and annual stock option grants at the discretion of the Board of Directors. Under the agreement, the executive is entitled to an annual performance bonus based upon Russell Hobbs’ achievement of certain objective earnings goals. The target amount of the performance bonus is 50% of base salary.

The agreement contains certain non-competition, non-disclosure and non-solicitation covenants. The executive can be terminated for cause, in which case all obligations of Russell Hobbs under the agreement immediately terminate, or without cause, in which case he is entitled to a lump sum payment equal to the one and one-half times his severance base. If, at any time during the term of the agreement, there is a change in control of Russell Hobbs and within one year after such change in control (1) the executive is terminated without cause or (2) if he terminates his employment under specific circumstances, the company must pay him a lump sum equal to one and one-half times his severance base. The term “severance base” is defined in the agreement as the sum of (1) the executive’s base salary, plus (2) the higher of (a) the target-level incentive bonus for the year during which the termination occurs and (b) the average of the incentive bonuses paid to the executive for the three years immediately preceding the year in which the termination occurs.

In January 2007, Harry D. Schulman resigned his position as Chairman of the Board and Chief Executive Officer of Applica Incorporated. In connection with his resignation, Applica entered into a separation agreement with Mr. Schulman, pursuant to which Mr. Schulman’s employment agreement was terminated and Applica agreed to pay him a cash payment of $1.4 million. Applica also entered into a consulting agreement with Mr. Schulman with a term of two years pursuant to which Mr. Schulman agreed to provide Applica with certain advisory services. Pursuant to the consulting agreement, Mr. Schulman will receive a total of $600,000.

In June 2005, one of Russell Hobbs’ subsidiaries entered into a managed services agreement with Auxis, Inc., an information technology services firm. Pursuant to such agreement, Auxis is responsible for managing

Russell Hobbs’ information technology infrastructure (including telecommunications, networking, data centers and the help desk) in North America and China. The agreement is for a term of four years and provides for payments of approximately $170,000 per month depending on the services required by Russell Hobbs The agreement provides for early termination fees if Russell Hobbs terminates such agreement without cause, which fees decrease on a yearly basis from a maximum of 50% of the contract balance to a minimum of 25% of the contract balance.

Leases

Russell Hobbs has non-cancelable operating leases for offices, warehouses and office equipment. The leases expire over the next twenty years and contain provisions for certain annual rental escalations. Future minimum payments under Russell Hobbs’ non-cancelable long-term operating leases are as follows:

(In thousands)
2009	$10,521
2010	9,615
2011	9,267
2012	7,802
2013	7,054
Thereafter	27,843

$72,102

Rent expense for the year ended June 30, 2008, six months ended June 30, 2007 and year ended December 31, 2006 totaled approximately $9.5 million, $2.5 million and $4.9 million, respectively.

License Agreements

Russell Hobbs licenses the Black & Decker® brand in North America, Latin America (excluding Brazil) and the Caribbean for four core categories of household appliances: beverage products, food preparation products, garment care products and cooking products. In December 2007, Russell Hobbs and The Black & Decker Corporation extended the trademark license agreement through December 2012, with an automatic extension through December 2014 if certain milestones are met regarding sales volume and product return. Under the agreement as extended, Russell Hobbs agreed to pay The Black & Decker Corporation royalties based on a percentage of sales, with minimum annual royalty payments as follows:

•	Calendar Year 2008: $13,500,000

•	Calendar Year 2009: $14,000,000

•	Calendar Year 2010: $14,500,000

•	Calendar Year 2011: $15,000,000

•	Calendar Year 2012: $15,000,000

The agreement also requires Russell Hobbs to comply with minimum annual return rates for products. If Black & Decker does not agree to renew the license agreement, Russell Hobbs has 18 months to transition out of the brand name. No minimum royalty payments will be due during such transition period. The Black & Decker Corporation has agreed not to compete in the four core product categories for a period of five years after the termination of the license agreement. Upon request, Black & Decker may elect to extend the license to use the Black & Decker ® brand to certain additional products. Black & Decker has approved several extensions of the license to additional categories including home environment and pest.

Russell Hobbs licenses the Farberware® brand from the Farberware Licensing Company in the United States, Canada and Mexico for several types of household appliances, including beverage products, food preparation products, garment care products and cooking products. The term of the license is through 2010 and can be renewed for additional periods upon the mutual agreement of both parties. Under the agreement, Russell Hobbs agreed to pay Farberware Licensing Company royalties based on a percentage of sales, with minimum annual royalty payments as follows:

•	Fiscal Year 2008: $1,300,000

•	Fiscal Year 2009: $1,400,000

•	Fiscal Year 2010: $1,500,000

Russell Hobbs owns the LitterMaid® trademark for self-cleaning litter boxes and has extended the trademark for accessories such as litter, a litterbox privacy tent and waste receptacles. Russell Hobbs owns two patents and has exclusive licenses to three other patents covering the LitterMaid® litter box, which require Russell Hobbs to pay royalties based on a percentage of sales. The license agreements are for the life of the applicable patents and do not require minimum royalty payments. The patents have been issued in the United States and a number of foreign countries.

Russell Hobbs maintains various other licensing and contractual relationships to market and distribute products under specific names and designs. These licensing arrangements generally require certain license fees and royalties. Some of the agreements contain minimum sales requirements that, if not satisfied, may result in the termination of the agreements.

NOTE 5—DISCONTINUED OPERATIONS

On May 1, 2007, Applica sold its Professional Personal Care segment in North America to an unrelated third party for $36.5 million. The Professional Personal Care operations are reported as a discontinued operation in the consolidated statement of operations. The prior periods presented have been restated to reflect this classification.

The assets sold as part of the transaction were as follows:

(In thousands)
Accounts receivable and inventory	$17,689
Intangible assets	7,240
Goodwill	11,162
Other	409

$36,500

Sales and income from discontinued operations related to the Professional Personal Care segment for the periods indicated were as follows:

	Year Ended June 30, 2008	Six Months Ended June 30, 2007	Year Ended December 31, 2006
	Successor	Successor	Predecessor
	(In thousands)
Sales	$—	$16,600	$39,862
Income (loss)	$(408)	$2,673	$2,913

China Sourcing Operations

In December 2008, Russell Hobbs made a decision to close its China sourcing subsidiary, Applica Asia Limited (“AAL”). Operations of AAL were shutdown effective March 31, 2009.

The operation of AAL generated no revenue except for inter-company charges for services provided (cost plus 5% markup). Operating expenses of AAL consisted primarily of salaries, office supplies, product testing and other fixed and variable general operating charges.

AAL’s net loss was $10.8 million for the year ended June 30, 2008, excluding inter-company revenues of $7.8 million. For the 6 months ended June 30, 2007, AAL’s net loss was $2.3 million and for the year ended December 31, 2006, AAL’s net loss was $4.8 million.

With the closure of its sourcing operations in China, Russell Hobbs’ respective geographies now have direct communication with their Asian suppliers using existing resources. Russell Hobbs has not incurred, nor does it anticipate, any significant incremental costs to absorb those services previously provided by AAL, except for certain transition costs relating to quality control from April 2009 to December 2009. The assets and liabilities of AAL were immaterial as of June 30, 2009 and 2008.

Transition Costs

As a result of the closing of AAL, Russell Hobbs contracted a third-party to perform quality control services for the remainder of the calendar year 2009. As of December 2008, Russell Hobbs estimated that it will cost approximately $2.0 million to inspect 100% of containers prior to shipment from China. However, these costs are 100% variable and Russell Hobbs does not anticipate these costs will continue past December 2009.

Russell Hobbs also estimates that it will incur approximately $0.3 million annually for engineering services from a third party that were performed by AAL.

Discontinuation of Regional Operations

In December 2008, Russell Hobbs discontinued its operations in Spain and certain countries in Latin America, including Peru and Venezuela. The net sales and losses from the discontinued operations related to such locations were as follows:

	Year Ended June 30, 2008	Six Months Ended June 30, 2007	Year Ended December 31, 2006
	(In thousands)
Net sales	$6,365	$2,038	$3,538
Pre-tax (loss) gain	$(366)	$184	$(5)

Water Filtration Business

In 2007, Russell Hobbs launched its new water products initiatives under its Water Products Segment, beginning with a water pitcher filtration system sold under the Clear2O® brand. In May 2009, Russell Hobbs introduced its Clear2Go® branded sports filtration bottle. The sales of Clear2O® branded products are made to mass merchandisers and specialty retailers primarily in North America.

In December 2009, Russell Hobbs determined to divest the operations of its water filtration business sold under the Clear2O® and Clear2Go® brand and put the assets and business up for sale. Russell Hobbs decided to sell this division primarily because it does not strategically complement its appliance business and it has incurred significant operating losses since its launch in 2007 and has not been successful in gaining any significant market share.

The sales and pre-tax losses of the water filtration business (reported in discontinued operations) for the periods indicated were:

	Year Ended June 30, 2008	Six Months Ended June 30, 2007	Year Ended December 31, 2006
	(In thousands)
Net sales	$2,034	$(40)	$50
Pre-tax losses	$(3,311)	$(116)	$(1,469)

Prior period financial statements have been restated to present the operations of the water filtration business division as a discontinued operation.

The assets and liabilities of the discontinued operation consist of the following:

	June 30, 2008	June 30, 2007	December 31, 2006
	(In thousands)
Assets of discontinued division:
Accounts receivable	$—	$—	$—
Inventories	3,261	200	190
Prepaid expenses and other	—	—	—
Property and equipment, net	258	—	—

Total assets	$3,519	$200	$190

Liabilities of discontinued division:
Accounts payable	$511	$9	$125
Accrued liabilities	172	13	13

Total liabilities	$683	$22	$137

The water filtration business was a component of the Water Products segment.

NOTE 6—ACCRUED EXPENSES

Accrued expenses are summarized as follows:

	June 30, 2008	June 30, 2007
	(In thousands)
Promotions, co-op and other advertising allowances	$25,760	$8,865
Chargebacks	1,855	418
Salaries and bonuses	10,146	4,064
Warranty	8,030	6,944
Environmental liability	6,300	—
Product liability	4,496	5,027
Freight	2,246	1,170
Interest	272	113
Royalty	3,467	3,587
Other	40,865	17,835

	$103,437	$48,023

NOTE 7—STOCK-BASED COMPENSATION

Under various plans, Russell Hobbs may grant incentive or non-qualified stock options to employees and directors. The terms of stock options granted under the plans are determined by the Board of Directors at the time of grant, including the exercise price, term and any restrictions on the exercisability of such option. The exercise price of all options granted under the plans equals the market price at the date of grant and no option is exercisable after the expiration of ten years from the date of grant. The stock options outstanding under the plans were generally granted for terms of ten years and vest immediately or on a straight line basis over periods ranging from one to five years. In addition, certain stock options vest solely upon the achievement of certain performance-based criteria.

As of June 30, 2008, Russell Hobbs had approximately 9.5 million options outstanding, approximately 193.7 million stock options available to be granted and approximately 203.2 million stock options authorized under the plans.

Russell Hobbs accounts for stock-based compensation under FASB Statement No. 123(R), “Share-Based Payment” (“SFAS 123(R)”), which revises FASB Statement No.123 and supersedes APB Opinion No. 25. SFAS 123(R), and requires all share-based payments to employees to be recognized in the financial statements as compensation expense, based on the fair value on the date of grant, and recognized from the date of grant over the applicable vesting period. Russell Hobbs uses the Black-Scholes option-pricing model to determine fair value of awards on the date of grant.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. Russell Hobbs’ specific weighted-average assumptions for the risk-free interest rate, expected volatility and expected dividend yield are discussed below. Additionally, under SFAS 123R, Russell Hobbs is required to estimate pre-vesting forfeitures for purposes of determining compensation expense to be recognized. Future expense amounts for any quarterly or annual period could be affected by changes in Russell Hobbs’ assumptions or changes in market conditions.

In connection with the adoption of SFAS No. 123R, Russell Hobbs has determined the expected term of stock options granted using the simplified method as discussed in Section D, Certain Assumptions Used in Valuation Methods, of SEC Staff Accounting Bulletin (“SAB”) No. 107, as amended by SAB 110, as Russell Hobbs does not have sufficient information regarding exercise behavior. Based on the results of applying the simplified method, Russell Hobbs has determined 6 years is an appropriate expected term for awards with three-year graded vesting and 6.5 years for awards with five-year graded vesting.

The risk-free interest rate is based on the U.S. Treasury yield for the same period as the expected term at the time of the grant. The expected volatility is based on historical volatility. The fair value of each option granted under the stock option plans was estimated on the date of grant using the Black-Scholes option-pricing model based on the following assumptions:

	Year Ended June 30, 2008	Six Months Ended June 30, 2007	Year Ended June 30, 2006
	Successor	Successor	Predecessor
Expected dividend yield	0.00%	N/A	0.00%
Expected volatility	56.17% – 91.70%	N/A	80.7%
Risk-free interest rate	3.01% – 3.66%	N/A	4.25%
Expected term of options in years	6 – 6.5	N/A	4

A summary of Russell Hobbs’ stock options as of and during the year ended June 30, 2008 is as follows:

	Shares (000)	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Total Intrinsic Value
Outstanding at beginning of year	1,006	$14.91
Granted	9,130	$0.23
Exercised	—	—
Forfeited	(608)	$9.23

Outstanding at end of year	9,528	$1.17	9.48	—

Options exercisable at end of year	586	$15.63	2.82	—

As of June 30, 2008, there was $1.3 million of total unrecognized compensation cost related to unvested stock options, which is expected to be recognized over a period of 2.61 years.

The weighted average grant date fair value of stock options granted was $0.16 for the year ended June 30, 2008 and zero for the six months ended June 30, 2007 and year ended December 31, 2006. The total intrinsic value of stock options exercised was zero for the year ended June 30, 2008 and six months ended June 30, 2007. The total intrinsic value of stock options exercised was $2.6 million for the year ended December 31, 2006.

Russell Hobbs recorded $0.2 million, zero and $0.5 million in stock compensation expense for the year ended June 30, 2008, the six months ended June 30, 2007 and the year ended December 31, 2006, respectively.

NOTE 8—ASSETS HELD FOR SALE

In October 2005, a subsidiary of Russell Hobbs ceased production at its Mexican manufacturing facility. At June 30, 2007, the land and building related to such facility were classified as assets held for sale in the consolidated balance sheet at a net realizable value of approximately $4.7 million. In October 2007, the property was sold for $5.2 million, which is net of broker commissions. The sale resulted in a gain of approximately $0.5 million for the year ended June 30, 2008.

NOTE 9—PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property, plant and equipment:

	Useful Lives	June 30, 2008	June 30, 2007
	(In thousands)
Land	NA	$6,338	$—
Building	39.5 years	2,145	—
Computer equipment	3 – 7 years	9,985	11,383
Equipment and other	3 – 5 years	7,541	2,192
Leasehold improvements *	8 – 10 years	1,873	2,321

Total		27,882	15,896
Less accumulated depreciation		3,792	2,443

		$24,090	$13,453

*	Shorter of remaining term of lease or useful life

NOTE 10—SENIOR SECURED CREDIT FACILITY, LETTERS OF CREDIT AND LONG-TERM DEBT

North American Credit Facility. On December 28, 2007, in connection with the merger with APN Holdco, Russell Hobbs entered into a $200 million asset-based senior secured revolving credit facility maturing in December 2012. The facility includes an accordion feature which permits Russell Hobbs to request an increase in the aggregate revolver amount by up to $75,000,000. On February 28, 2008, in connection with the syndication by Bank of America, N.A. of the North American credit facility, Russell Hobbs entered into an amendment to such facility that, among other things, increased the applicable borrowing margins by 50 basis points.

At Russell Hobbs’ option, interest accrues on the loans made under the North American credit facility at either:

•	LIBOR (adjusted for any reserves), plus a specified margin (determined by Russell Hobbs’ average quarterly availability and set at 2.50% on June 30, 2008), which was 4.96% on June 30, 2008; or

•	the Base Rate (Bank of America’s prime rate), plus a specified margin (based Russell Hobbs’ average quarterly availability, and was 0.75% on June 30, 2008), which was 5.75% on June 30, 2008.

Advances under the credit facility are governed by Russell Hobbs’ collateral value, which is based upon percentages of eligible accounts receivable and inventories of its North American operations. Under the credit facility, Russell Hobbs must comply with a minimum monthly cumulative EBITDA covenant through December 31, 2008. Thereafter, if availability is less than $30,000,000, Russell Hobbs must maintain a minimum fixed charge coverage ratio of 1.0 to 1.0. As of June 30, 2008, Russell Hobbs had approximately $104.0 million of borrowings outstanding and $30.2 million available for future cash borrowings under its North American credit facility.

At June 30, 2008, Russell Hobbs had letters of credit of $175,000 outstanding under its credit facility.

Term Loan. On December 28, 2007, in connection with the merger with APN Holdco, Russell Hobbs entered into a $110 million term loan due December 2012 with Harbinger. The term loan is secured by a lien on Russell Hobbs’ North American assets, which is subordinate to the North American credit facility. On April 29, 2008, Russell Hobbs entered into an amendment to the term loan, which, among other things:

•

provided for the payment of interest by automatically having the outstanding principal amount increase by an amount equal to the interest due (the “PIK Option”) from January 31, 2008 through March 31, 2009;

•	provided Russell Hobbs the option, after March 31, 2009, to pay the interest due on such loan either (i) in cash or (ii) by the PIK Option;

•	increased the applicable borrowing margins by 150 basis points (the “Margin Increase”) as consideration for the right to have the PIK Option;

•	eliminated the obligation of Russell Hobbs to gross up any withholding tax payments in respect of the Margin Increase;

•	increased the outstanding loan amount by $15 million from $110 million to $125 million to fund general corporate purposes; and

•

provided Russell Hobbs and it’s subsidiaries a delayed draw option to draw down up to an additional $15 million in the next 24 months in installments of at least $5 million to fund general corporate expenses (which was subsequently drawn in the fourth fiscal quarter of 2008).

The term loan bears interest at the LIBOR rate plus 800 basis points, which is 10.64% at June 30, 2008. The term loan amortizes in thirteen equal installments of $5.0 million each, on the last day of each September, December, March and June, commencing on September 30, 2009, with all unpaid amounts due at maturity. As of June 30, 2008, the outstanding principal balance and accrued interest of the term loan was approximately $145.3 million.

European Credit Facility. Salton Holdings Limited, Salton Europe Limited and certain European subsidiaries have a £40.0 million (approximately $79.7 million as of June 30, 2008) credit facility with Burdale Financial Limited. The facility consists of a revolving credit facility with an aggregate notional maximum availability of £30.0 million (approximately $59.8 million as of June 30, 2008) and two term loan facilities (one related to real property and the other to intellectual property of the European subsidiary group) of £3.5 million and £5.8 million (approximately $7.0 million and $11.6 million, respectively, as of June 30, 2008).

The credit agreement matures on December 31, 2012 and bears a variable interest rate of Bank of Ireland Base Rate (the “Base Rate”) plus 1.75% on the property term loan, the Base Rate plus 3% on the intellectual property term loan and the Base Rate plus 1.875% on the revolving credit loan (the “revolver loan”), in each case plus certain mandatory costs, payable on the last business day of each month. On June 30, 2008, these rates for borrowings were approximately 6.75%, 8.0% and 6.875% for the property term loan, the intellectual property term loan and the revolver loan, respectively.

As of June 30, 2008, under the revolver loan, Russell Hobbs had outstanding borrowings of £5.9 million (approximately $11.8 million) and £5.3 million (approximately $10.7 million) available for future cash borrowings. Under the term loans, Russell Hobbs had a total of £9.345 million (approximately $18.6 million) of borrowings outstanding. No principal amounts are due on the term loans until December 31, 2012.

The facility agreement contains a number of significant covenants that, among other things, restrict the ability of certain of Russell Hobbs’ European subsidiaries to dispose of assets, incur additional indebtedness, prepay other indebtedness, pay dividends, repurchase or redeem capital stock, enter into certain investments, make certain acquisitions, engage in mergers and consolidations, create liens, or engage in certain transactions with affiliates and otherwise restrict corporate and business activities. In addition, Russell Hobbs is required to comply with a fixed charge coverage ratio. Russell Hobbs was in compliance with all covenants as of June 30, 2008.

The facility agreement is secured by all of the tangible and intangible assets of certain foreign entities, a pledge of the capital stock of certain subsidiaries and is unconditionally guaranteed by certain of Russell Hobbs’ foreign subsidiaries.

Series D Redeemable Preferred Stock. On December 28, 2007 in connection with the merger, Russell Hobbs issued 110,231.336 shares of a new series of preferred stock, the Series D Nonconvertible (Non Voting) Preferred Stock (the “Series D Preferred Stock”), to Harbinger.

Ranking. The Series D Preferred Stock ranks with respect to dividends and distributions of assets and rights upon the liquidation, winding up or dissolution of Russell Hobbs (a “Liquidation”) or a Sale Transaction (defined below) senior to all classes of common stock of Russell Hobbs and each other class or series of capital stock of Russell Hobbs which does not expressly rank pari passu with or senior to the Series D Preferred Stock (collectively, referred to as the “Junior Stock”).

Liquidation Preference. Upon the occurrence of a Liquidation, the holders of shares of Series D Preferred Stock will be paid, prior to any payment or distribution to the holders of Junior Stock, for each share of Series D Preferred Stock held thereby an amount in cash equal to the sum of (x) $1,000 (as adjusted for stock splits, reverse stock splits, combinations, stock dividends, recapitalizations or other similar events of the Series D Preferred Stock, the “Series D Liquidation Preference”) plus, (y) all unpaid, accrued or accumulated dividends or other amounts due, if any, with respect to each share of Series D Preferred Stock.

“Sale Transaction” means (i) any merger, tender offer or other business combination in which the stockholders of Russell Hobbs owning a majority of the voting securities prior to such transaction do not own a majority of the voting securities of the surviving person, (ii) the voluntary sale, conveyance, exchange or transfer voting stock of Russell Hobbs if, after such transaction, the stockholders of Russell Hobbs prior to such transaction do not retain at least a majority of the voting power, or a sale of all or substantially all of the assets of Russell Hobbs; or (iii) the replacement of a majority of the board of directors of Russell Hobbs if the election or the nomination for election of such directors was not approved by a vote of at least a majority of the directors in office immediately prior to such election or nomination.

Dividends. The holders of Series D Preferred Stock are entitled to receive when, as and if declared by the board of directors, out of funds legally available therefore, cumulative dividends at an annual rate equal to 16%, compounded quarterly, of the Series D Liquidation Preference. To the extent not paid, such dividends accrue on a daily basis and accumulate and compound on a quarterly basis from the original date of issuance, whether or not declared. As of June 30, 2008, accrued dividends totaled approximately $9.2 million.

Russell Hobbs cannot declare or pay any dividends on, or make any other distributions with respect to or redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of common stock made for purposes of, and in compliance with, requirements of an employee benefit plan or other compensatory arrangement) for consideration, any shares of any Junior Stock unless and until all accrued and unpaid dividends on all outstanding shares of Series D Preferred Stock have been paid in full.

Voting Rights. The Series D Preferred Stock generally is not entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of Russell Hobbs, except as otherwise required under the Delaware General Corporation Law or as summarized below. The approval of the holders of at least a majority of the outstanding shares of Series D Preferred Stock would be required to (i) authorize or issue any class of Senior Stock or Parity Stock, or (ii) amend the Certificate of Designations authorizing the Series D Preferred Stock or the Russell Hobbs certificate of incorporation, whether by merger, consolidation or otherwise, so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of Series D Preferred Stock. In those circumstances where the holders of Series D Preferred Stock are entitled to vote, each outstanding share of Series D Preferred Stock would entitle the holder thereof to one vote.

No Conversion Rights. The Series D Preferred Stock is not convertible into Russell Hobbs common stock.

Mandatory Redemption. On the earlier to occur of (i) a Sale Transaction or (ii) the sixth anniversary of the closing date of the merger, each outstanding share of Series D Preferred Stock will automatically be redeemed (unless otherwise prevented by applicable law), at a redemption price per share equal to 100% of the Series D Liquidation Preference, plus all unpaid, accrued or accumulated dividends or other amounts due, if any, on the shares of Series D Preferred Stock. If Russell Hobbs fails to redeem shares of Series D Preferred Stock on the mandatory redemption date, then during the period from the mandatory redemption date through the date on which such shares are actually redeemed, dividends on such shares would accrue and be cumulative at an annual rate equal to 18%, compounded quarterly, of the Series D Liquidation Preference.

The aggregate maturities of long-term debt, including the North American credit facility, the Harbinger term loan, the European credit facility and the Series D preferred stock were as follows for each of the years ended June 30:

(In millions)
2009	$—
2010	20.0
2011	20.0
2012	20.0
2013	220.0
Thereafter	119.5

$399.5

NOTE 11—EMPLOYEE BENEFIT PLANS

Russell Hobbs has a 401(k) plan for its employees to which it makes discretionary contributions at rates dependent on the level of each employee’s contributions. Contributions made by Russell Hobbs’ employees are limited to the maximum allowable for federal income tax purposes. The amounts charged to earnings for the plan during the year ended June 30, 2008, the six months ended June 30, 2007 and the year ended December 31, 2006 totaled approximately $0.5 million, $0.3 million and $0.5 million, respectively, and were included as a component of operating expenses in the consolidated statement of operations. Russell Hobbs does not provide any health or other benefits to retirees.

Russell Hobbs has two defined benefit plans that covered substantially all of the domestic employees of one of its subsidiaries (“Domestic Plan”) as of the date the plans were curtailed. Pension benefits are based on length of service, compensation, and, in certain plans, Social Security or other benefits. Effective October 30, 1999, Russell Hobbs’ Board of Directors approved the freezing of benefits under the two defined benefit plans. Beginning October 31, 1999, no further benefits were accrued under the plans.

Salton Europe operates a funded defined benefit pension plan (“Europe Plan”) and a defined contribution plan. The assets of the defined benefit plan are held in separate trustee administered funds. The defined benefit plan was closed to new entrants in November 2000. New employees starting after such date are able to participate in a defined contribution plan, which is open to all employees. Russell Hobbs matches employee contributions up to and including 5.0% of gross salary.

As part of the merger with APN Holdco, Salton accounted for the defined benefit plans in accordance with SFAS 141 (See Note 2—Mergers and Acquisitions), and recorded a liability for the projected benefit obligations in excess of the plan assets of approximately $1.8 million and $10.1 million as of December 31, 2007 for the Domestic Plans and Europe Plan, respectively.

On June 30, 2008, Russell Hobbs adopted FASB Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Benefit Plans” (SFAS 158). This statement requires Russell Hobbs to recognize the funded status of its defined benefit postretirement plan. This statement also requires Russell Hobbs to measure the funded status of the plans as of the date of the year-end statement of financial position. In accordance with SFAS 158, Russell Hobbs has used a measurement date of June 30 for all of its defined benefit pension plans. The adoption of the SFAS 158 did not have a material effect on Russell Hobbs’ consolidated financial statements.

	Six Months Ended June 30, 2008
	Domestic	Europe	Total
	(In thousands)
Changes in benefit obligation:
Benefit obligation at December 31, 2007	$12,267	$50,536	$62,803
Service cost	—	239	239
Interest cost	362	1,420	1,782
Actuarial (gain)/loss	(1)	(4,675)	(4,676)
Plan participant contributions	—	132	132
Foreign exchange impact	—	(31)	(31)
Benefits paid and expenses	(508)	(616)	(1,124)

Benefit obligation at the end of year	$12,120	$47,005	$59,125

Changes in plan assets:
Fair value of plan assets at December 31, 2007	$10,461	$40,414	$50,875
Actual return on plan assets	(781)	(2,674)	(3,455)
Employer contribution	263	796	1,059
Plan participant contribution	—	132	132
Benefits paid from plan assets	(508)	(616)	(1,124)
Foreign exchange impact	—	(21)	(21)

Fair value of plan assets at end of year	$9,435	$38,031	$47,466

Funded status	$(2,685)	$(8,974)	$(11,659)

	As of June 30, 2008
	Domestic	Europe	Total
	(In thousands)
Amounts recognized in consolidated balance sheets:
Pension liability	$(2,685)	$(8,974)	$(11,659)

Amounts recognized in accumulated other comprehensive income:
Net actuarial (gain)/loss	$1,145	$(456)	$689

The estimated net loss that will be amortized from accumulated other comprehensive income into periodic benefit cost over the next fiscal year is immaterial for both the Domestic and the Europe plans.

	Six Months Ended June 30, 2008
	Domestic	Europe	Total
	(In thousands)
Components of net periodic benefit costs:
Service cost-benefits earned	$—	$239	$239
Interest cost on projected benefit obligations	361	1,420	1,781
Actuarial return on plan assets	(364)	(1,548)	(1,912)
Net amortization and deferral	—	—	—

	$(3)	$111	$108

The information regarding the Domestic and European plans provided in the following table is as of June 30, 2008:

	Six Months Ended June 30, 2008
	Domestic	Europe
Weighted average assumptions used to determine net period benefit cost:
Discount rate	6.0%	5.7%
Rate of increase in compensation	N/A	4.8%
Expected return on plan assets	7.0%	7.7%

	As of June 30, 2008
	Domestic	Europe
	(In thousands)
Information for pension plans with accumulated benefit obligation in excess of plan assets:
Projected benefit obligation	$12,120	$47,005
Accumulated benefit obligation	$12,120	$45,218
Fair value of plan assets	$9,435	$38,031
Allocation of plan assets:
Equity securities	55.2%	78.0%
Debt securities	42.6%	10.0%
Other	2.2%	12.0%

Total	100%	100%

The assets of the Domestic Plans are held in an investment portfolio with an active, strategic asset allocation strategy. This portfolio is invested in mutual funds and is intended to be liquid. Investments are diversified with the intent to minimize the risk of large losses. The portfolio is intended to be maintained to provide diversification with regard to the concentration of holdings in individual issues, corporations, or industries.

The investment strategy for the Europe plan is determined by the Trustees of the Pifco (Salton Europe) Group Pension and Life Assurance Plan (the “Plan”) in consulting with Russell Hobbs The aim of the Trustees of the Plan is to ensure that while the Plan continues to operate on an ongoing basis there are enough assets in the Plan to pay the benefits as they fall due with a stable contribution rate. The overall expected rate of return of 7.7% is based on the weighted average of the expected returns on each asset class. The Trustees aim to reduce equity investment and increase debt security investment when they feel the time is right. The target allocation at any point in time is therefore equal to the actual allocation.

	Domestic	Europe	Total
	(In thousands)
Contributions:
Expected contributions in fiscal 2009	$384	$1,594	$1,978
Expected future benefit payments:
Fiscal 2009	$882	$1,195	$2,077
Fiscal 2010	$888	$1,295	$2,183
Fiscal 2011	$894	$1,395	$2,289
Fiscal 2012	$895	$1,514	$2,409
Fiscal 2013	$896	$1,634	$2,530
Fiscal 2014 thru 2018	$4,589	$10,361	$14,950

NOTE 12—INCOME TAXES

At June 30, 2008, Russell Hobbs had deferred tax assets in excess of deferred tax liabilities of $160.0 million. Russell Hobbs determined that it was more likely than not that $10.2 million of such assets will be realized, resulting in a valuation allowance of $149.8 million as of June 30, 2008. Russell Hobbs evaluates its ability to realize its deferred tax assets on a quarterly basis and adjusts the amount of its valuation allowance, if necessary. Russell Hobbs operates within multiple taxing jurisdictions and is subject to audit in those jurisdictions. Because of the complex issues involved, any claims can require an extended period to resolve.

No provision was made for U.S. taxes on the remaining accumulated undistributed earnings of Russell Hobbs’ foreign subsidiaries of approximately $23.6 million at June 30, 2008, because Russell Hobbs expects to permanently reinvest these earnings.

SFAS No. 109, “Accounting for Income Taxes” requires that a valuation allowance be established when it is more likely than not that all or a portion of a deferred tax asset will not be realized. A review of all available positive and negative evidence needs to be considered, including a company’s current and past performance, the market environment in which Russell Hobbs operates, the utilization of past tax credits and length of carryback and carryforward periods. Forming a conclusion that a valuation allowance is not needed is difficult when there is negative objective evidence such as cumulative losses in recent years. Cumulative losses weigh heavily in the overall assessment.

Russell Hobbs expects to realize the benefit of net deferred tax assets of approximately $6.0 million as of June 30, 2008, primarily from identified tax planning strategies in the U.S.

Income tax provision consisted of the following:

	Year Ended June 30, 2008	Six Months Ended June 30, 2007	Year Ended December 31, 2006
	Successor	Successor	Predecessor
	(In thousands)
Current:
Federal	$—	$—	$—
Foreign	7,993	1,754	3,707
State	—	—	15

	7,993	1,754	3,722
Deferred	5,447	(69)	(635)

	$13,440	$1,685	$3,087

The United States and foreign components of earnings (loss) before income taxes and discontinued operations were as follows:

	Year Ended June 30, 2008	Six Months Ended June 30, 2007	Year Ended December 31, 2006
	Successor	Successor	Predecessor
	(In thousands)
United States	$(43,684)	$(4,904)	$(29,406)
Foreign	29,516	4,572	12,155

	$(14,168)	$(332)	$(17,251)

The differences between the statutory rates and the tax rates computed on pre-tax earnings are as follows:

	Year ended June 30, 2008	Six months ended June 30, 2007	Year ended December 31, 2006
	Successor	Successor	Predecessor
Statutory rate	35.0%	35.0%	35.0%
Permanent differences	(3.3)	(1,922.5)*	1.0
State income tax	7.9	(134.1)	4.0
Foreign taxes	18.0	150.5	2.3
Foreign earnings distributed to, or taxable in, the U.S.	(10.9)	(232.2)	(8.6)
FIN 48	(19.8)	—	—
Valuation allowance.	(115.9)	1,595.4	(52.5)
Other	(5.9)	0.4	0.9

	(94.9)%	(507.5)%	(17.9)%

*	The decrease in the permanent differences is due to a taxable gain on the sale of the Professional Personal Care segment.

The primary components of deferred tax assets (liabilities) were as follows:

	As of June 30, 2008	As of June 30, 2007
	(In thousands)
Inventory differences	$2,302	$1,291
Accrued expenses	26,102	7,853
Valuation allowance	(27,080)	(6,120)

Total current assets	1,324	3,024
Net operating loss and other carryforwards	125,149	76,739
Fixed assets	(1,694)	(2,923)
Goodwill and intangible asset amortization	8,125	6,310
Valuation allowance	(122,757)	(75,980)

Net non-current assets	8,822	4,146

Non-current liabilities (indefinite-lived intangible assets)	(43,783)	—

Net deferred tax liability	(33,637)	—

Russell Hobbs has domestic net operating losses (“NOLs”) and built-in deduction carryforwards at June 30, 2008 and 2007 of approximately $179.9 million and 109.4 million, respectively, components of which are subject to various IRC Section 382 limitations, which significantly restrict the ability of Russell Hobbs to realize the benefit of such legacy NOLs.

In general, IRC Section 382 provides an annual limitation on the use of net operating loss and tax credit carryforwards resulting from a change in ownership as defined in the Internal Revenue Code. Further, the recognition of built-in deductions within five years of an ownership change can also be subject to the annual IRC Section 382 limitation if the company is in a net unrealized built-in loss position on the ownership change date. Alternatively, a company’s annual IRC Section 382 limitation can be increased as a result of the recognition of built-in gains within five years from the ownership change date provided Russell Hobbs is in a net unrealized built-in gain position. Any unused IRC Section 382 limitation can carryforward to subsequent years. As a result of Section 382, legacy Salton’s utilizable NOL’s are insignificant.

Russell Hobbs’ NOL’s as of June 30, 2008 of $109.3 million are attributable to legacy Applica entities. As a result of legacy Applica’s prior ownership changes on June 14, 2006 and January 23, 2007, Applica’s net operating loss and tax credit carryforwards incurred prior to the ownership change dates are subject to an annual IRC Section 382 limitation of approximately $5.0 million and $8.6 million, respectively. Applica’s annual limitation as of June 30, 2008 is $19.6 million, as of June 30, 2009 is $10.7 million and approximately $5.0 million through 2025.

During fiscal year ended June 30, 2008, Russell Hobbs generated approximately $70.5million of net operating loss carryovers. A portion of Russell Hobbs’ current year net operating loss carryover may be attributable to built-in deductions of approximately $53.2 million and therefore subject to IRC Section 382 limitations.

Russell Hobbs’ domestic operating loss carryforwards were generated from 1999 through 2008 and begin expiring on 2019.

The amount of Russell Hobbs’ valuation allowance for which subsequently recognized tax benefits will reduce goodwill or other non-current intangibles is estimated at approximately $27 million.

Russell Hobbs also has foreign tax credit carryforwards of $4.5 million as of June 30, 2008 that are not subject to IRC Section 383 limitations and begin expiring in 2017.

Russell Hobbs also has NOLs in numerous states that had a tax benefit of $13.9 million at June 30, 2008. Russell Hobbs has applied valuation allowances, tax effected, against these NOLs of $13.9 million, most of which are subject to various state IRC Section 382 limitations.

Russell Hobbs has foreign NOL carryforwards of $82.9 million and $34.0 million as of June 30, 2008 and June 30, 2007, respectively, in various foreign jurisdictions in which Russell Hobbs operates. Russell Hobbs’ foreign net operating loss carryovers have various expiration dates. Approximately $34.5 million of Russell Hobbs’ foreign net operating loss carryovers generated in various countries have an indefinite carryover period, with the remaining net operating loss carryforwards beginning to expire in calendar year 2008. Russell Hobbs has recorded a valuation allowance of $23.7 million.

Russell Hobbs adopted the provisions of FASB Interpretation 48, Accounting for Uncertainties in income Taxes, (“FIN 48”) on January 1, 2007. Previously Russell Hobbs had accounted for tax contingencies in accordance with Statement of Financial Accounting Standards No. 5, Accounting for Contingencies. As required by FIN 48, which clarifies SFAS No. 109, Accounting for Income Taxes, Russell Hobbs recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain Russell Hobbs’ position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount realized upon the ultimate settlement is the largest benefit that has a greater than 50% likelihood of being realized upon the ultimate settlement with the relevant tax authority. At the adoption date, Russell Hobbs applied FIN 48 to all tax positions for which the statute of limitations remained open.

As of June 30, 2007, Russell Hobbs had total unrecognized tax benefits of $0.5 million, all of which have been paid as of June 30, 2008. The following is a tabular reconciliation of the total amounts of unrecognized tax benefits for the year:

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

(In millions)
Unrecognized tax benefit at January 1, 2007 and June 30, 2007	$0.5
Gross increases—tax positions in current period	1.6
Gross increases—business combination	2.2
Settlements	(0.5)
Lapse of statute of limitations	—

Balance at June 30, 2008	$3.8

Included in the balance of unrecognized tax benefits at June 30, 2008, are $1.6 million of tax benefits that, if recognized, would affect the effective tax rate. Also included in the balance of unrecognized tax benefits at June 30, 2008, are $2.2 million of tax benefits that, if recognized, would result in a decrease to goodwill recorded in purchase business combinations and should not affect the effective tax rate.

Russell Hobbs classifies interest and penalties related to unrecognized tax benefits as income tax expense. Russell Hobbs has recorded liabilities of $0.8 million for penalties and $2.8 million for interest as of June 30, 2008. In addition, Russell Hobbs believes that it is reasonably possible that approximately $0.7 related to various foreign unrecognized tax positions could change within the next twelve months due to the expiration of the statute of limitations or tax audit settlements.

Russell Hobbs files income tax returns in the United States and numerous foreign, state, and local tax jurisdictions. Tax years that are open for examination and assessment by the Internal Revenue Service are 2004-2007. With limited exceptions, tax years prior to 2003 are no longer open in major foreign, state or local tax jurisdictions.

NOTE 13—CONCENTRATION OF CREDIT AND OTHER RISKS

Russell Hobbs sells on credit terms to a majority of its customers, most of which are U.S., Canadian and Latin American retailers and distributors located throughout those countries.

Wal-Mart Stores, Inc. accounted for 24%, 28% and 33% of consolidated net sales for the year ended June 30, 2008, six month period ended June 30, 2007 and year ended December 31, 2006, respectively. Target Corporation accounted for 11%, 15% and 11% of consolidated net sales for the same periods ended June 30, 2008, June 30, 2007 and December 31, 2006. No other customers accounted for more than 10% of Russell Hobbs’ consolidated net sales for the year ended June 30, 2008, six month period ended June 30, 2007 and year ended December 31, 2006. As of June 30, 2008 and 2007, Wal-Mart Stores, Inc. accounted for approximately 20% and 23%, respectively, of Russell Hobbs’ consolidated accounts receivable. As of June 30, 2008 and 2007, Target Corporation accounted for approximately 12% and 17%, respectively, of Russell Hobbs’ consolidated accounts receivable. No other customers accounted for more than 10% of Russell Hobbs’ consolidated accounts receivable at June 30, 2008 and 2007.

A majority of Russell Hobbs’ revenue is generated from the sale of Black & Decker® branded products, which represented approximately 67%, 90% and 84% of consolidated net sales in the year ended June 30, 2008, six months ended June 30, 2007 and year ended December 31, 2006, respectively.

Russell Hobbs’ allowance for doubtful accounts is based on management’s estimates of the creditworthiness of its customers, current economic conditions and historical information, and, in the opinion of management, is believed to be set in an amount sufficient to respond to normal business conditions. Management sets specific allowances for customers in bankruptcy, if any, and an additional allowance for the remaining customers. Should business conditions deteriorate or any major credit customer default on its obligations to Russell Hobbs, this allowance may need to be increased, which may have an adverse impact upon Russell Hobbs’ earnings. As of June 30, 2008 and 2007, the allowance for doubtful accounts was $3.1 million and $3.0 million, respectively. Russell Hobbs reviews its accounts receivable aging on a regular basis to determine if any of the receivables are past due. Russell Hobbs writes off all uncollectible trade receivables against its allowance for doubtful accounts.

In December 2004, Russell Hobbs entered into new credit approved receivables purchasing agreement with FCIA Underwriters. The agreement allows Russell Hobbs to transfer to FCIA, without recourse, up to 90% of approved receivables of specified customers under certain circumstances, including the bankruptcy of covered customers, up to a maximum aggregate amount of $10 million. Russell Hobbs remains the servicer of the approved receivables and pays fees based upon a percentage of the gross face amount of each approved receivable. In addition, Russell Hobbs insures its receivables in some of its foreign subsidiaries. At June 30, 2008 and 2007, $19.9 million and $10.0 million, respectively, of accounts receivable outstanding from customers were insured under these arrangements. This arrangement is strictly for the purpose of insuring selected receivables.

Russell Hobbs purchases the majority of its products from third party suppliers in the Far East. Russell Hobbs also sells its products to customers located in foreign jurisdictions, including Latin America and Canada. Because Russell Hobbs procures its products and conducts business in several foreign countries, Russell Hobbs is affected by economic and political conditions in those countries, including fluctuations in the value of currency, increased duties, possible employee turnover, labor unrest, lack of developed infrastructure, longer payment cycles, greater difficulty in collecting accounts receivable, and the burdens and costs of compliance with a variety of foreign laws. Changes in policies by the United States or foreign governments resulting in, among other things, increased duties, higher taxation, currency conversion limitations, restrictions on the transfer of funds, limitations on imports or exports, or the expropriation of private enterprises could have a material adverse effect on Russell Hobbs, its results of operations, prospects or debt service ability. Russell Hobbs could also be adversely affected if the current policies encouraging foreign investment or foreign trade by its host countries were to be reversed.

Russell Hobbs’ supplier Tsann Kuen Enterprise accounted for 24% of Russell Hobbs’ total purchases in the year ended June 30, 2008 and none for the six months ended June 30, 2007 and the year ended December 31, 2006. Elec-Tech International (H.K.) Company, Ltd. and its affiliates accounted for approximately 23%, 35% and 53%, respectively, of Russell Hobbs’ total purchases in the year ended June 30, 2008, six months ended June 30, 2007 and year ended December 31, 2006.

China gained Permanent Normal Trade Relations (“PNTR”) with the United States when it acceded to the World Trade Organization (“WTO”), effective January 2002. The United States imposes the lowest applicable tariffs on exports from PNTR countries to the United States. In order to maintain its WTO membership, China has agreed to several requirements, including the elimination of caps on foreign ownership of Chinese companies, lowering tariffs and publicizing its laws. No assurance can be given that China will meet these requirements and remain a member of the WTO, or that its PNTR trading status will be maintained. If China’s WTO membership is withdrawn or if PNTR status for goods produced in China were removed, there could be a substantial increase in tariffs imposed on goods of Chinese origin entering the United States, which would have a material adverse impact on Russell Hobbs’ business, financial condition and results of operations.

Russell Hobbs conducts sourcing activities through a subsidiary incorporated in Hong Kong, which may be influenced by the changing political situation in Hong Kong and by the general state of the Hong Kong economy.

NOTE 14—RELATED PARTY TRANSACTIONS

Mast Capital Management. Christopher B. Madison, a former member of Applica’s Board of Directors, is a principal of Mast Capital Management, LLC, a Boston-based investment manager focused on high yield and special situation credit investing. In 2005, a fund managed by Mast acquired 2,328,200 shares of Applica common stock (or approximately 9.3% of the outstanding shares at December 31, 2006) and made a $20 million secured term loan to Applica. In connection with the acquisition of Applica by Harbinger (prior to Salton’s merger with APN Holdco), the term loan was repaid in January 2007. Salton recorded approximately $2.3 million in interest expense associated with this term loan for the year ended December 31, 2006.

NOTE 15—FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair Value of Financial Instruments

At June 30, 2008 and 2007, Russell Hobbs’ financial instruments included cash, cash equivalents, receivables, accounts payable and borrowings. At June 30, 2008 and 2007, the fair values of cash and cash equivalents, receivables and accounts payable approximated carrying values because of the short-term nature of these instruments.

The fair values of the long term debt and preferred stock approximate the carrying values as their terms approximate the terms of similar loans that would be made to borrowers with similar credit ratings and for the same maturities.

NOTE 16—OPERATING SEGMENTS

Russell Hobbs consists of a single operating segment which designs, sources, markets and distributes a diversified product mix for use in the home. The product mix consists of small kitchen and home appliances, electronics for the home, time products, lighting products, electronic pet and pest control products and personal care and wellness products. Russell Hobbs believes this segmentation is appropriate based upon Management’s operating decisions and performance assessment. Nearly all of Russell Hobbs’ products are consumer goods within the housewares market, procured through independent manufacturers, primarily in the Far East. Russell Hobbs’ products are distributed through similar distribution channels and customer base using global marketing efforts.

Product Information—Net Sales

The following table sets forth the approximate amounts and percentages of Russell Hobbs’ consolidated net sales by product category during the periods indicated:

	Year Ended June 30, 2008		Six Months Ended June 30, 2007		Year Ended December 31, 2006
	Successor		Successor		Predecessor
	(Dollars in thousands)
	Net Sales	%	Net Sales	%	Net Sales	%
Kitchen Products	$499,796	76%	$133,577	65%	$319,053	68%
Home Products	118,866	18%	52,480	25%	106,528	23%
Pet Products	24,978	4%	16,093	8%	33,030	7%
Personal Care Products	9,791	1%	—	0%	—	0%
Pest Control Products	7,466	1%	4,851	2%	8,269	2%

Consolidated	$660,897	100%	$207,001	100%	$466,880	100%

Russell Hobbs’ international operations are conducted primarily in Latin America, Canada, the Caribbean, Europe and Australia. Other than the United States and Canada, Russell Hobbs does not have external sales to customers located in any country which exceed 10% of consolidated sales. The following table sets forth the composition of Russell Hobbs’ sales between those in the United States, Canada and those in other locations for each year:

	Year Ended June 30, 2008	Six Months Ended June 30, 2007	Year Ended December 31, 2006
	Successor	Successor	Predecessor
	(In thousands)
Net sales:
United States operations	$347,274	$129,790	$300,042
International operations:
Latin America	130,503	54,799	108,803
Canada	83,104	22,412	58,035
Europe	85,119	—	—
Other	14,897	—	—

Consolidated net sales	$660,897	$207,001	$$466,880

	As of June 30, 2008	As of June 30, 2007
Long-lived assets (1):
United States operations	$238,853	$64,552
International operations	177,608	2,097

Consolidated long-lived assets	$416,461	$66,649

(1)	Includes property plant and equipment and other intangible assets.

Intercompany sales are billed at prices established by Russell Hobbs All United States revenues are derived from sales to unaffiliated customers. Geographic area of sales is based primarily on the location from where the product is shipped. Included in United States operations are certain sales derived from product shipments from Hong Kong directly to customers located in the United States.

NOTE 17—ACQUISITION RELATED EXPENSES

In connection with a proposed acquisition of a global pet supply business, which ultimately was not consummated, Russell Hobbs incurred approximately $7.1 million in acquisition related expenses. In accordance with the purchase agreement, Russell Hobbs was reimbursed $3.0 million for such expenses in July 2008, which were accrued as of June 30, 2008.

NOTE 18—SUBSEQUENT EVENTS

Series E Redeemable Preferred Stock. On August 22, 2008, Russell Hobbs entered into a definitive Purchase Agreement (the “Purchase Agreement”) with Harbinger, pursuant to which Russell Hobbs has the right, in its sole discretion, to cause Harbinger to purchase from Russell Hobbs, from time to time on or prior to August 22, 2011, at one or more closings, and subject to the satisfaction or waiver of certain conditions set forth in the Purchase Agreement, shares of a new series of non-convertible and non-voting preferred stock, the Series E Nonconvertible (Non-Voting) Preferred Stock (“Series E Preferred Stock”). Under the terms of the Purchase Agreement, Harbinger is committed to purchase up to 50,000 shares of Series E Preferred Stock for a purchase price, in immediately available funds, of $1,000 per share, or an aggregate of up to $50 million. Russell

Hobbs is not required, at any time, to exercise its rights to cause Harbinger to purchase any of the Series E Preferred Stock. In connection with the initial closing of the Purchase Agreement on August 22, 2008, Harbinger purchased 25,000 shares of Series E Preferred Stock in cash for a purchase price of $1,000 per share.

Ranking. The Series E Preferred Stock ranks with respect to dividends and distributions of assets and rights upon the liquidation, winding up or dissolution of Russell Hobbs (a “Liquidation”) or a Sale Transaction (defined below) pari passu to the Series D Preferred Stock and senior to all classes of common stock of Russell Hobbs and each other class or series of capital stock of Russell Hobbs which does not expressly rank pari passu with or senior to the Series E Preferred Stock (collectively, referred to as the “Junior Stock”).

Liquidation Preference. Upon the occurrence of a Liquidation, the holders of shares of Series E Preferred Stock will be paid, pari passu with the holder of the Series D Preferred Stock and prior to any payment or distribution to the holders of Junior Stock, for each share of Series E Preferred Stock held thereby an amount in cash equal to the sum of (x) $1,000 (as adjusted for stock splits, reverse stock splits, combinations, stock dividends, recapitalizations or other similar events of the Series E Preferred Stock, the “Series E Liquidation Preference”) plus, (y) all unpaid, accrued or accumulated dividends or other amounts due, if any, with respect to each share of Series E Preferred Stock.

“Sale Transaction” means (i) any merger, tender offer or other business combination in which the stockholders of Russell Hobbs owning a majority of the voting securities prior to such transaction do not own a majority of the voting securities of the surviving person, (ii) the voluntary sale, conveyance, exchange or transfer voting stock of Russell Hobbs if, after such transaction, the stockholders of Russell Hobbs prior to such transaction do not retain at least a majority of the voting power, or a sale of all or substantially all of the assets of Russell Hobbs; or (iii) the replacement of a majority of the board of directors of Russell Hobbs if the election or the nomination for election of such directors was not approved by a vote of at least a majority of the directors in office immediately prior to such election or nomination.

Dividends. The holders of Series E Preferred Stock are entitled to receive when, as and if declared by the board of directors, out of funds legally available therefore, cumulative dividends at an annual rate equal to 16%, compounded quarterly, of the Series E Liquidation Preference. To the extent not paid, such dividends accrue on a daily basis and accumulate and compound on a quarterly basis from the original date of issuance, whether or not declared.

Russell Hobbs cannot declare or pay any dividends on, or make any other distributions with respect to or redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of common stock made for purposes of, and in compliance with, requirements of an employee benefit plan or other compensatory arrangement) for consideration, any shares of any Junior Stock unless and until all accrued and unpaid dividends on all outstanding shares of Series E Preferred Stock have been paid in full.

Voting Rights. The Series E Preferred Stock generally is not entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of Russell Hobbs, except as otherwise required under the Delaware General Corporation Law or as summarized below. The approval of the holders of at least a majority of the outstanding shares of Series E Preferred Stock would be required to (i) authorize or issue any class of Senior Stock or Parity Stock, or (ii) amend the Certificate of Designations authorizing the Series E Preferred Stock or the Russell Hobbs certificate of incorporation, whether by merger, consolidation or otherwise, so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of Series E Preferred Stock. In those circumstances where the holders of Series E Preferred Stock are entitled to vote, each outstanding share of Series E Preferred Stock would entitle the holder thereof to one vote.

No Conversion Rights. The Series E Preferred Stock is not convertible into Russell Hobbs common stock.

Mandatory Redemption. On the earlier to occur of (i) a Sale Transaction or (ii) December 28, 2013, each outstanding share of Series E Preferred Stock will automatically be redeemed (unless otherwise prevented by applicable law), at a redemption price per share equal to 100% of the Series E Liquidation Preference, plus all unpaid, accrued or accumulated dividends or other amounts due, if any, on the shares of Series E Preferred Stock. If Russell Hobbs fails to redeem shares of Series E Preferred Stock on the mandatory redemption date, then during the period from the mandatory redemption date through the date on which such shares are actually redeemed, dividends on such shares would accrue and be cumulative at an annual rate equal to 18%, compounded quarterly, of the Series E Liquidation Preference.

Island Sky Australia Limited. In September 2008, Russell Hobbs purchased 16,342,940 common shares of Island Sky Australia Limited for approximately $4.0 million. After consummation of the transaction, Russell Hobbs owns approximately 13% of Island Sky’s outstanding common shares. Russell Hobbs’ Chief Executive Officer currently serves as a non-executive director of Island Sky Australia Limited. In June 2008, Russell Hobbs entered into a license agreement with Island Sky relating to the sale of a patented water product in certain geographies in the Far East.

Russell Hobbs, Inc. and Subsidiaries

VALUATION AND QUALIFYING ACCOUNTS

(In thousands)

Description	Balance at Beginning of Period	Charged (Credited) to Costs and Expenses	Charged to Other Accounts	Deductions		Balance at End of Period
Year Ended June 30, 2008
(Successor)
Reserves deducted from assets to which they apply:
Allowance for doubtful accounts	$2,995	$297	—	$(231	)(1)	$3,061
Allowance for sales returns	$393	—	—	$(393)		$—
Deferred tax valuation allowance	$82,100	—	$67,737	—		$149,837

Six Months Ended June 30, 2007
(Successor)
Reserves deducted from assets to which they apply:
Allowance for doubtful accounts	$2,973	$(114)	$136	—		$2,995
Allowance for sales returns	$3,104	—	$393	$(3,104)		$393
Deferred tax valuation allowance	$108,065	—	$(25,965)	—		$82,100

Year Ended December 31, 2006
(Predecessor)
Reserves deducted from assets to which they apply:
Allowance for doubtful accounts	$8,773	$337	—	$(6,137	)(1)	$2,973
Allowance for sales returns	$1,642	—	$3,140	$(1,642)		$3,104
Deferred tax valuation allowance	$100,669	—	$7,396	—		$108,065

(1)	Write-off against the reserve

Annex A-1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

SB/RH HOLDINGS, INC.,

BATTERY MERGER CORP.,

GRILL MERGER CORP.,

SPECTRUM BRANDS, INC.

AND

RUSSELL HOBBS, INC.,

DATED AS OF FEBRUARY 9, 2010

AGREEMENT AND PLAN OF MERGER

Page
ARTICLE I	THE MERGERS	A-1-2
Section 1.1	Formation of Parent and Merger Subsidiaries	A-1-2
Section 1.2	The Battery Merger	A-1-3
Section 1.3	The RH Merger	A-1-3
Section 1.4	Closing	A-1-3
Section 1.5	Organizational Documents	A-1-3
Section 1.6	Board Composition; Officers	A-1-4

ARTICLE II	EFFECTS OF THE MERGERS ON THE CAPITAL STOCK OF BATTERY AND THE CAPITAL STOCK OF RH; EXCHANGE OF CERTIFICATES	A-1-4
Section 2.1	Effect on Battery Capital Stock	A-1-4
Section 2.2	Exchange of Battery Shares and Certificates	A-1-5
Section 2.3	Battery Equity Awards	A-1-8
Section 2.4	Battery Merger Sub Common Stock	A-1-8
Section 2.5	Effect on RH Capital Stock	A-1-9
Section 2.6	Exchange of Shares and Certificates	A-1-10
Section 2.7	RH Equity Awards	A-1-11
Section 2.8	RH Merger Sub Common Stock	A-1-12
Section 2.9	Determination of RH Common Stock Merger Consideration	A-1-13

ARTICLE III	REPRESENTATIONS AND WARRANTIES OF BATTERY	A-1-13
Section 3.1	Organization, Standing and Corporate Power; Charter Documents; Subsidiaries	A-1-13
Section 3.2	Capital Structure of Battery	A-1-14
Section 3.3	Authority; Requisite Corporate Approval; Voting Requirements; No Conflict; Required Filings or Consents	A-1-15
Section 3.4	Battery SEC Reports; Financial Statements; Information Supplied; Internal Controls	A-1-16
Section 3.5	Absence of Certain Changes or Events; No Material Adverse Effect	A-1-17
Section 3.6	Compliance; Permits	A-1-18
Section 3.7	Tax Matters	A-1-18
Section 3.8	Material Contracts	A-1-19
Section 3.9	Intellectual Property	A-1-20
Section 3.10	Properties	A-1-21
Section 3.11	Litigation; No Undisclosed Liabilities	A-1-22
Section 3.12	Takeover Statutes	A-1-22
Section 3.13	Labor Matters	A-1-22
Section 3.14	Employee Benefit Plans and Related Matters; ERISA	A-1-23
Section 3.15	Environmental Matters	A-1-24
Section 3.16	Insurance	A-1-25
Section 3.17	Foreign Corrupt Practices and International Trade Sanctions and Ethical Practices	A-1-25
Section 3.18	Interested Party Transactions	A-1-25
Section 3.19	Bankruptcy Matters	A-1-25
Section 3.20	Brokers and Advisors	A-1-26
Section 3.21	Opinion of Financial Advisor	A-1-26

ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF RH	A-1-26
Section 4.1	Organization, Standing and Corporate Power; Charter Documents; Subsidiaries.	A-1-27
Section 4.2	Capital Structure of RH	A-1-27

i

AGREEMENT AND PLAN OF MERGER

(Continued)

Page
Section 4.3	Authority; Requisite Corporate Approval; Voting Requirements; No Conflict; Required Filings Or Consents	A-1-29
Section 4.4	Financial Statements; Indebtedness; Information Supplied; Internal Controls	A-1-30
Section 4.5	Absence of Certain Changes or Events; No Material Adverse Effect	A-1-31
Section 4.6	Compliance; Permits	A-1-31
Section 4.7	Tax Matters	A-1-31
Section 4.8	Material Contracts	A-1-33
Section 4.9	Intellectual Property	A-1-34
Section 4.10	Properties	A-1-35
Section 4.11	Litigation; No Undisclosed Liabilities	A-1-36
Section 4.12	Takeover Statutes	A-1-36
Section 4.13	Labor Matters	A-1-36
Section 4.14	Employee Benefit Plans and Related Matters; ERISA	A-1-37
Section 4.15	Environmental Matters	A-1-38
Section 4.16	Insurance	A-1-39
Section 4.17	Foreign Corrupt Practices And International Trade Sanctions And Ethical Practices	A-1-39
Section 4.18	Interested Party Transactions	A-1-39
Section 4.19	Brokers and Advisors	A-1-40
Section 4.20	Financing	A-1-40

ARTICLE V	COVENANTS RELATING TO CONDUCT OF BUSINESS	A-1-40
Section 5.1	Conduct of Battery’s Business	A-1-40
Section 5.2	Conduct of RH’s Business	A-1-42

ARTICLE VI	ADDITIONAL AGREEMENTS	A-1-44
Section 6.1	Battery Solicitation	A-1-44
Section 6.2	RH Solicitation	A-1-47
Section 6.3	Preparation of SEC Documents	A-1-48
Section 6.4	Battery Board Recommendation	A-1-49
Section 6.5	Battery Stockholder Meeting; RH Stockholder Approval	A-1-49
Section 6.6	Access to Information; Confidentiality; Public Announcements	A-1-49
Section 6.7	Antitrust Filings; Reasonable Best Efforts	A-1-50
Section 6.8	Fees and Expenses	A-1-50
Section 6.9	Listing of Parent	A-1-51
Section 6.10	Taxes	A-1-51
Section 6.11	Notification of Certain Matters	A-1-51
Section 6.12	Stockholder Litigation	A-1-51
Section 6.13	The Financing	A-1-51
Section 6.14	Indemnification, Exculpation and Insurance	A-1-53
Section 6.15	Section 16 Matters	A-1-54
Section 6.16	Water Business Spin-Off	A-1-54
Section 6.17	No Other Representations and Warranties	A-1-54
Section 6.18	Battery Investment in Battery Merger Sub	A-1-55
Section 6.19	Indebtedness of RH Owed to Harbinger	A-1-55
Section 6.20	Listing of Battery	A-1-55
Section 6.21	Performance by Parent and the Merger Subsidiaries	A-1-55

AGREEMENT AND PLAN OF MERGER

(Continued)

Page
Section 6.22	Battery Consent Solicitation	A-1-55
Section 6.23	Company Reorganization	A-1-56

ARTICLE VII	CONDITIONS PRECEDENT	A-1-56
Section 7.1	Conditions to Each Party’s Obligation to Effect the Mergers	A-1-56
Section 7.2	Additional Conditions to Obligations of RH	A-1-57
Section 7.3	Additional Conditions to Obligations of Battery	A-1-58

ARTICLE VIII	TERMINATION	A-1-58
Section 8.1	Termination	A-1-58
Section 8.2	Effect of Termination	A-1-59
Section 8.3	Termination Fee and Expenses	A-1-60

ARTICLE IX	GENERAL PROVISIONS	A-1-61
Section 9.1	Nonsurvival of Representations and Warranties	A-1-61
Section 9.2	Notices	A-1-61
Section 9.3	Definitions	A-1-62
Section 9.4	Terms Defined Elsewhere	A-1-73
Section 9.5	Interpretation	A-1-75
Section 9.6	Counterparts	A-1-76
Section 9.7	Entire Agreement; No Third-Party Beneficiaries	A-1-76
Section 9.8	Governing Law	A-1-76
Section 9.9	Assignment	A-1-76
Section 9.10	Consent to Jurisdiction	A-1-76
Section 9.11	Effect of Disclosure	A-1-77
Section 9.12	Severability	A-1-77
Section 9.13	Waiver and Amendment; Remedies Cumulative	A-1-77
Section 9.14	Waiver of Jury Trial	A-1-77
Section 9.15	Actions Related to the Debt Financing	A-1-78
Section 9.16	Specific Performance	A-1-78
Section 9.17	Other Matters	A-1-78

AGREEMENT AND PLAN OF MERGER

(Continued)

EXHIBIT A	Amended Parent Certificate of Incorporation
EXHIBIT B	Amended Parent By-Laws
EXHIBIT C	Directors of Parent
EXHIBIT D	Officers of Parent
EXHIBIT E	Debt Commitment Letters
EXHIBIT F	Registration Rights Agreement
EXHIBIT G	Limited Guarantee
EXHIBIT H	Avenue Support Agreement
EXHIBIT I	Harbinger Support Agreement
EXHIBIT J	Indemnity Agreement
EXHIBIT K	Stockholder Agreement
EXHIBIT L	Amended and Restated RH Certificate of Incorporation
EXHIBIT M	Amended and Restated Battery Certificate of Incorporation

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of February 9, 2010 (this “Agreement”), is made by and among SB/RH Holdings, Inc., a Delaware corporation (“Parent”), Battery Merger Corp., a Delaware corporation and a direct wholly-owned Subsidiary of Parent (“Battery Merger Sub”), Grill Merger Corp., a Delaware corporation and a direct wholly-owned Subsidiary of Parent (“RH Merger Sub”, and together with Battery Merger Sub, the “Merger Subsidiaries”), Spectrum Brands, Inc., a Delaware corporation (“Battery”), and Russell Hobbs, Inc., a Delaware corporation (“RH”). RH, Parent and the Merger Subsidiaries are collectively referred to herein as the “RH Parties.”

W I T N E S S E T H:

WHEREAS, the Board of Directors of each of Parent, Battery Merger Sub, RH Merger Sub, RH and Battery (in the case of Battery, upon the unanimous recommendation of a special committee consisting solely of independent directors of Battery (the “Special Committee”)) has approved the consummation of the business combinations provided for in this Agreement, pursuant to which (i) Battery Merger Sub will merge with and into Battery, with Battery surviving (the “Battery Merger”), whereby, upon the terms and subject to the conditions set forth herein, each share of Battery Common Stock will be converted into the right to receive the Battery Merger Consideration and (ii) RH Merger Sub will merge with and into RH, with RH surviving (the “RH Merger” and together with the Battery Merger, the “Mergers”), whereby, upon the terms and subject to the conditions set forth herein, each share of RH Stock will be converted into the right to receive the applicable RH Merger Consideration;

WHEREAS, the Board of Directors of Parent (the “Parent Board”) has (i) determined that it is in the best interests of Parent and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved this Agreement and approved the execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated hereby, including the Mergers and (iii) authorized the proper officers of Parent to vote the shares of Battery Merger Sub and RH Merger Sub held by Parent to adopt this Agreement;

WHEREAS, the Board of Directors of Battery (the “Battery Board”) has, upon the unanimous recommendation of the Special Committee, (i) determined that it is in the best interests of Battery and its stockholders (other than the Harbinger Parties and their respective Affiliates), and declared it advisable, to enter into this Agreement, (ii) approved this Agreement and approved the execution, delivery and performance by Battery of this Agreement and the consummation of the transactions contemplated hereby, including the Battery Merger and (iii) resolved to recommend to Battery’s stockholders that they adopt this Agreement;

WHEREAS, the Board of Directors of RH (the “RH Board”) has (i) determined that it is in the best interests of RH and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved this Agreement and approved the execution, delivery and performance by RH of this Agreement and the consummation of the transactions contemplated hereby, including the RH Merger and (iii) resolved to recommend to RH’s stockholders that they adopt this Agreement;

WHEREAS, the Board of Directors of Battery Merger Sub has (i) determined that it is in the best interests of Battery Merger Sub and its sole stockholder, and declared it advisable, to enter into this Agreement, (ii) approved this Agreement and approved the execution, delivery and performance by Battery Merger Sub of this Agreement and the consummation of the transactions contemplated hereby, including the Battery Merger and (iii) resolved to recommend to its sole stockholder that it approve the Battery Merger and adopt this Agreement;

WHEREAS, the Board of Directors of RH Merger Sub has (i) determined that it is in the best interests of RH Merger Sub and its sole stockholder, and declared it advisable, to enter into this Agreement, (ii) approved

A-1-1

this Agreement and approved the execution, delivery and performance by RH Merger Sub of this Agreement and the consummation of the transactions contemplated hereby, including the RH Merger and (iii) resolved to recommend to its sole stockholder that it approve the RH Merger and adopt this Agreement;

WHEREAS, for United States federal income tax purposes, it is intended that the Mergers will constitute exchanges within the meaning of Section 351 of the Code;

WHEREAS, as a condition and inducement to RH entering into this Agreement and incurring the obligations set forth herein, Parent, the Harbinger Parties and certain other parties, concurrently with the execution and delivery of this Agreement, are entering into the Registration Rights Agreement, in the form attached hereto as Exhibit F (as amended or modified from time to time in accordance with its terms, “Registration Rights Agreement”);

WHEREAS, as a condition and inducement to Battery entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Harbinger Capital Partners Master Fund I, Ltd., a Cayman Islands corporation (“Master Fund”) has delivered (i) an executed limited guarantee to Battery, in the form attached hereto as Exhibit G (as amended or modified from time to time in accordance with its terms, the “Limited Guarantee”) and (ii) an Indemnification Agreement, in the form attached as Exhibit J (as amended or modified from time to time in accordance with its terms, the “Indemnity Agreement”);

WHEREAS, each of Avenue International Master, L.P., Avenue Investments, L.P., Avenue Special Situations Fund V, L.P., Avenue Special Situations Fund IV, L.P. and Avenue-CDP Global Opportunities Fund, L.P., concurrently with the execution and delivery of this Agreement, have entered into a Support Agreement, in the form attached as Exhibit H (as amended or modified from time to time in accordance with its terms, the “Avenue Support Agreement”); and

WHEREAS, as a condition and inducement to Battery entering into this Agreement and incurring the obligations set forth herein, the Harbinger Parties concurrently with the execution and delivery of this Agreement, have entered into a (A) Support Agreement, in the form attached as Exhibit I (as amended or modified from time to time in accordance with its terms, the “Harbinger Support Agreement”) and (B) a Stockholder Agreement with Parent, in the form attached as Exhibit K.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

THE MERGERS

Section 1.1 Formation of Parent and Merger Subsidiaries.

(a) RH has caused Parent to be organized under the laws of the State of Delaware for the sole purpose of effectuating the Mergers and the other transactions contemplated hereby, and owns 100% of the capital stock of Parent. As of the date hereof, the authorized capital stock of Parent consists of 100 shares of common stock, par value $0.01 per share (the “Parent Common Stock”), of which one share is outstanding and is validly issued, fully paid and non-assessable, and owned by RH free and clear of any pledges or Liens (other than statutory Liens for current Taxes not yet due and any Permitted Liens described in clauses (viii) and (ix) of the definition of Permitted Liens). Each share of Parent Common Stock that is owned by RH immediately prior to the Effective Time shall, at the Effective Time, be repurchased by Parent and retired.

(b) RH has caused Parent to organize, and Parent has organized, the Merger Subsidiaries under the laws of the State of Delaware. As of the date hereof, the authorized capital stock of each Merger Subsidiary consists of

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100 shares of common stock, par value $.01 per share, 49 of which are validly issued, fully paid and non-assessable, and are owned by Parent free and clear of any pledges or Liens (other than statutory Liens for current Taxes not yet due and any Permitted Liens described in clauses (viii) and (ix) of the definition of Permitted Liens).

Section 1.2 The Battery Merger.

(a) At the Effective Time, Battery Merger Sub shall be merged with and into Battery in accordance with the DGCL, and upon the terms set forth in this Agreement, whereupon the separate existence of Battery Merger Sub shall cease and Battery shall be the surviving corporation (the “Battery Surviving Corporation”).

(b) As soon as practicable on the Closing Date, the parties shall file a certificate of merger, certified by the Secretary of Battery in accordance with the DGCL (the “Battery Merger Filing”), with the Delaware Secretary of State and make all other filings or recordings required by the DGCL in connection with the Battery Merger. The Battery Merger shall become effective at the Effective Time. As used herein, the term “Effective Time” means the time of filing of the Battery Merger Filing, or such later time as Battery and RH mutually agree and as set forth in the Battery Merger Filing.

(c) From and after the Effective Time, the Battery Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of Battery and Battery Merger Sub, all as provided under the DGCL.

Section 1.3 The RH Merger.

(a) At the Effective Time, RH Merger Sub shall be merged with and into RH in accordance with the DGCL, and upon the terms set forth in this Agreement, whereupon the separate existence of RH Merger Sub shall cease and RH shall be the surviving corporation (the “RH Surviving Corporation” and together with the Battery Surviving Corporation, the “Surviving Corporations”).

(b) Concurrently with the filing of the Battery Merger Filing, the parties shall file a certificate of merger, certified by the Secretary of RH in accordance with the DGCL (the “RH Merger Filing”), with the Delaware Secretary of State and make all other filings or recordings required by the DGCL in connection with the RH Merger. The RH Merger shall become effective at the Effective Time.

(c) From and after the Effective Time, the RH Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of RH and RH Merger Sub, all as provided under the DGCL.

Section 1.4 Closing. The closing of the Mergers (the “Closing”) shall take place at 10:00 a.m., prevailing Eastern time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or (to the extent permitted by applicable Law) waiver of all of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or (to the extent permitted by applicable Law) waiver of such conditions at the Closing) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York, unless another time, date or place is agreed to in writing by the parties hereto. The date on which the Closing occurs is referred to herein as the “Closing Date.”

Section 1.5 Organizational Documents.

(a) At the Effective Time, (i) the certificate of incorporation of Battery in effect immediately prior to the Effective Time shall be amended by virtue of the Battery Merger in the form set forth on Exhibit L and, as so amended, shall be the certificate of incorporation of the Battery Surviving Corporation until thereafter changed or

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amended as provided therein or by applicable Law, and (ii) the by-laws of Battery Merger Sub, as in effect immediately prior to the Effective Time (with the name of the corporation appropriately changed to that of the Battery Surviving Corporation), shall be the by-laws of the Battery Surviving Corporation, until thereafter changed or amended as provided therein, in the certificate of incorporation of Battery Merger Sub or by applicable Law.

(b) At the Effective Time, (i) the certificate of incorporation of RH in effect immediately prior to the Effective Time shall be amended by virtue of the RH Merger in the form set forth on Exhibit M and, as so amended, shall be the certificate of incorporation of the RH Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law, and (ii) the by-laws of RH Merger Sub, as in effect immediately prior to the Effective Time (with the name of the corporation appropriately changed to that of the RH Surviving Corporation), shall be the by-laws of the RH Surviving Corporation, until thereafter changed or amended as provided therein, in the certificate of incorporation of RH Merger Sub or by applicable Law.

(c) RH shall take all appropriate action so that, at the Effective Time, (i) the certificate of incorporation of Parent shall be amended and restated in the form set forth on Exhibit A hereto (the “Amended Parent Certificate of Incorporation”) and (ii) the amended and restated by-laws of Parent shall be in the form attached as Exhibit B hereto (the “Amended Parent By-Laws”).

Section 1.6 Board Composition; Officers.

(a) The directors of Battery Merger Sub immediately prior to the Effective Time shall be the initial directors of the Battery Surviving Corporation and the officers of Battery immediately prior to the Effective Time shall be the initial officers of the Battery Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Battery Surviving Corporation.

(b) The directors of RH Merger Sub immediately prior to the Effective Time shall be the initial directors of the RH Surviving Corporation and the officers of RH immediately prior to the Effective Time shall be the initial officers of the RH Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the RH Surviving Corporation.

(c) (i) RH and Battery shall cause the Board of Directors of Parent as of immediately following the Effective Time to be comprised of ten individuals (six designated by RH, three designated by Battery and the Chief Executive Officer of Parent) who are divided into three classes, with each class to consist of the individuals assigned to such class as set forth on Exhibit C (provided that, (A) if any Battery designee is unable or unwilling to serve in such position as of such time, then Battery shall designate an alternate individual, reasonably acceptable to RH, to be elected or appointed to the applicable class of the Board of Directors of Parent and (B) if any RH designee is unable or unwilling to serve in such position as of such time, then RH shall designate an alternate individual, reasonably acceptable to Battery, to be elected or appointed to the applicable class of the Board of Directors of Parent) and (ii) the individuals set forth on Exhibit D shall be the officers of Parent.

ARTICLE II

EFFECTS OF THE MERGERS ON THE CAPITAL STOCK OF BATTERY AND

THE CAPITAL STOCK OF RH; EXCHANGE OF CERTIFICATES

Section 2.1 Effect on Battery Capital Stock. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Battery Merger Sub, Battery or the holders of any shares of Battery Common Stock:

(a) Conversion of Battery Common Stock. Each share of Battery Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of Battery Common Stock to be cancelled

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pursuant to Section 2.1(b), shall be automatically converted into the right to receive, subject to terms and conditions hereof, one fully paid and non-assessable share of Parent Common Stock, subject to adjustment as set forth in Section 2.1(e) (as adjusted, the “Battery Exchange Ratio”, such Parent Common Stock, the “Battery Merger Consideration”), upon (A) surrender of a Battery Certificate, which immediately prior to the Effective Time represented such share of Battery Common Stock, in the manner provided in Section 2.2(b) (or, in the case of a lost, stolen or destroyed Battery Certificate, Section 2.2(i)) or (B) transfer of an Uncertificated Share, in the manner provided in Section 2.2(b). As a result of the Battery Merger, at the Effective Time, each holder of a Battery Certificate or an Uncertificated Share shall cease to have any rights with respect thereto, except the right to receive the Battery Merger Consideration payable in respect of the shares of Battery Common Stock represented by such Battery Certificate or Uncertificated Share immediately prior to the Effective Time, any cash in lieu of fractional shares payable pursuant to Section 2.1(d) and any dividends or other distributions payable pursuant to Section 2.2(c), all to be issued or paid, without interest, in consideration therefor upon the surrender of such Battery Certificate or transfer of such Uncertificated Share in accordance with Section 2.2(b).

(b) Cancellation of Certain Shares of Battery Common Stock. Each share of Battery Common Stock held by Battery as treasury stock, each share of Battery Common Stock held by any direct or indirect Subsidiary of Battery, and each share of Battery Common Stock owned by Parent, RH, either Merger Subsidiary or any direct or indirect Subsidiary thereof, in each case as of immediately prior to the Effective Time, automatically shall be cancelled and cease to exist without any conversion thereof, and no consideration shall be paid with respect thereto.

(c) Restricted Stock Awards. All outstanding restricted stock awards (the “Battery Restricted Stock”) granted pursuant to Battery’s 2009 Incentive Plan, effective August 28, 2009 (the “Battery Incentive Plan”), that remain unvested shall be assumed by Parent in accordance with Section 2.3.

(d) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Battery Merger, but in lieu thereof Parent shall pay to each holder of shares of Battery Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder), upon surrender of such holder’s Battery Certificate(s) or transfer of such holder’s Uncertificated Share(s), as applicable, an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) $31.50.

(e) Adjustments to Battery Exchange Ratio. The Battery Exchange Ratio shall be adjusted to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Battery Common Stock), reorganization, recapitalization, reclassification or other similar change with respect to Parent Common Stock or Battery Common Stock having a record date on or after the date hereof and prior to the Effective Time.

Section 2.2 Exchange of Battery Shares and Certificates.

(a) Exchange Agent. At or prior to the Effective Time, RH shall cause Parent to engage a nationally-recognized institution, reasonably acceptable to Battery, to act as exchange agent in connection with the Battery Merger (the “Exchange Agent”). At the Effective Time, RH shall cause Parent to deposit with the Exchange Agent, in trust for the benefit of the holders of shares of Battery Common Stock immediately prior to the Effective Time, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.1(a). In addition, at the Effective Time, RH shall cause Parent to deposit with the Exchange Agent cash in an amount sufficient to make the payments in lieu of fractional shares pursuant to Section 2.1(d) and any dividends or distributions to which holders of shares of Battery Common Stock may be entitled pursuant to Section 2.2(c). All cash and Parent Common Stock deposited with the Exchange Agent pursuant to this Section 2.2(a) shall hereinafter be referred to as the “Exchange Fund.”

(b) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of (i) a certificate or certificates that immediately prior to the Effective Time represented

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outstanding shares of Battery Common Stock (the “Battery Certificates”) or (ii) an uncertificated share or shares of Battery Common Stock (the “Uncertificated Shares”), which at the Effective Time were converted into the right to receive the Battery Merger Consideration pursuant to Section 2.1(a), (i) a letter of transmittal (including a substitute Form W-9) and (ii) instructions (which shall specify that delivery shall be effected, and risk of loss and title to Battery Certificates or Uncertificated Shares shall pass, only upon delivery of Battery Certificates or transfer of the Uncertificated Shares to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify and as are reasonably acceptable to Battery) for use in effecting the surrender of Battery Certificates or transfer of Uncertificated Shares, in exchange for the Battery Merger Consideration, cash in lieu of any fractional shares pursuant to Section 2.1(d) and any dividends or other distributions payable pursuant to Section 2.2(c). Upon (i) surrender of Battery Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent and reasonably acceptable to Battery or (ii) in the case of a book-entry transfer of Uncertificated Shares, receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request), accompanied by a properly completed Form of Election, together with such letter of transmittal (or affidavit of loss in accordance with Section 2.2(i)), duly completed and validly executed in accordance with the instructions thereto, a Certification on Form W-9 or W-8 and such other documents as may reasonably be required by the Exchange Agent, the holder of such Battery Certificates or Uncertificated Shares shall be entitled to receive in exchange therefor (A) a certificate or certificates representing that number of whole shares of Parent Common Stock (after taking into account all Battery Certificates surrendered and Uncertificated Shares transferred by such holder) to which such holder is entitled pursuant to Section 2.1(a) (which shall be in uncertificated book entry form unless a physical certificate is requested) and (B) payment in lieu of fractional shares which such holder is entitled to receive pursuant to Section 2.1(d) and any dividends or distributions payable pursuant to Section 2.2(c), and Battery Certificates and Uncertificated Shares so surrendered or transferred, as applicable, shall forthwith be cancelled. In the event of a transfer of ownership of Battery Common Stock that is not registered in the transfer records of Battery, a certificate representing the proper number of shares of Parent Common Stock may be issued to a Person other than the Person in whose name Battery Certificate or Uncertificated Shares so surrendered or transferred, as applicable is registered, if such Battery Certificate shall be properly endorsed or otherwise be in proper form for transfer or the Uncertificated Share shall be transferred and the Person requesting such issuance shall pay any transfer or other Taxes required by reason of the issuance of shares of Parent Common Stock to a Person other than the registered holder of such Battery Certificate or Uncertificated Share or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered or transferred, as contemplated by this Section 2.2(b), each Battery Certificate and Uncertificated Share shall be deemed at any time after the Effective Time to represent only the right to receive the Battery Merger Consideration (and any amounts to be paid pursuant to Section 2.1(d) or Section 2.2(c)) upon such surrender or transfer, as applicable. No interest shall be paid or shall accrue on any amount payable pursuant to Section 2.1(a), Section 2.1(d) or Section 2.2(c).

(c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Battery Certificate or Uncertificated Share which is not transferred, with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.1(d), until such Battery Certificate or Uncertificated Share has been surrendered or transferred in accordance with this Article II. Subject to applicable Law, following surrender of any such Battery Certificate or transfer of any Uncertificated Share, there shall be paid to the recordholder thereof, without interest, (i) promptly after such surrender or transfer, as applicable, the Battery Merger Consideration pursuant to Section 2.1(a), together with any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.1(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding Taxes that may be required thereon.

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(d) No Further Ownership Rights. The Battery Merger Consideration issued upon the surrender or transfer for exchange of Battery Certificates or Uncertificated Shares in accordance with the terms of this Article II and any cash paid pursuant to Section 2.1(d) or Section 2.2(c) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Battery Common Stock previously represented by such Battery Certificates or Uncertificated Shares. At the Effective Time, the stock transfer books of Battery shall be closed and there shall be no further registration of transfers on the stock transfer books of the Battery Surviving Corporation of the shares of Battery Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Battery Certificates or Uncertificated Shares are presented to the Battery Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

(e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Battery Certificates or Uncertificated Shares six months after the Effective Time shall be delivered to Parent, and any holders of Battery Certificates or Uncertificated Shares who theretofore have not complied with this Article II shall thereafter look only to Parent for payment of their claim for the Battery Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock pursuant to Section 2.1(d) and any dividends or distributions pursuant to Section 2.2(c).

(f) No Liability. None of Parent, Battery Merger Sub, Battery, RH, RH Merger Sub or the Exchange Agent or any of their respective directors, officers, employees or agents shall be liable to any Person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Battery Certificate or Uncertificated Share shall not have been surrendered or transferred prior to five years after the Effective Time (or immediately prior to such earlier date on which the Battery Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock or any dividends or distributions with respect to Parent Common Stock issuable in respect of such Battery Certificate or Uncertificated Share would otherwise escheat to or become the property of any Governmental Authority), any such shares, cash, dividends or distributions in respect of such Battery Certificate or Uncertificated Share shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interests of any Person previously entitled thereto.

(g) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis; provided, however, that (i) no such investment or losses thereon shall affect the amounts payable to former stockholders of Battery after the Effective Time pursuant to this Article II and (ii) promptly following any losses which cause the Exchange Fund to then hold less than the aggregate amount of cash, if any, in lieu of fractional shares of Parent Common Stock and/or any dividends or distributions pursuant to Section 2.2(c) payable in respect of shares of Battery Common Stock for which payment shall not theretofore have been made, Parent shall, or shall cause the Battery Surviving Corporation to, promptly provide additional funds to the Exchange Agent for the benefit of the former stockholders of Battery to the extent that such losses have so caused the Exchange Fund to hold less than the amounts payable in respect of such shares of Battery Common Stock for which payment has not theretofore been made. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable pursuant to this Article II promptly shall be paid to Parent.

(h) Withholding Rights. Parent and the Exchange Agent shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement to any Person who was a holder of Battery Common Stock immediately prior to the Effective Time such amounts as Parent or the Exchange Agent may be required to deduct and withhold with respect to the making of such payment under the Code or any other provision of federal, state, local or foreign Tax Law. To the extent that amounts are so withheld (and paid to the applicable Governmental Authority) by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid.

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(i) Lost, Stolen or Destroyed Certificates. In the event any Battery Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Battery Certificates, upon the making of an affidavit of that fact by the holder thereof, such Battery Merger Consideration as may be required pursuant to Section 2.1(a), cash for fractional shares pursuant to Section 2.1(d) and any dividends or distributions payable pursuant to Section 2.2(c); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Battery Certificates to deliver an agreement of indemnification in form reasonably satisfactory to Parent, or, if reasonably required by Parent, a bond in such reasonable sum as Parent may direct, as indemnity against any claim that may be made against Parent or the Exchange Agent in respect of Battery Certificates alleged to have been lost, stolen or destroyed.

Section 2.3 Battery Equity Awards.

(a) Prior to the Effective Time, the Battery Board (or, if appropriate, any committee administering the Battery Incentive Plan) shall adopt such resolutions or take such other actions as may be required to effect the following:

(i) provide that each equity award entitling the holder thereof to acquire Battery Common Stock pursuant to the Battery Incentive Plan (a “Battery Equity Award”) shall be converted into an equity award entitling the holder thereof to acquire shares of Parent Common Stock (a “Battery Adjusted Equity Award”), on the same terms and conditions as were applicable to such Battery Equity Award, including vesting (taking into account any acceleration of vesting that may occur as a result of the Transaction) except that each Battery Adjusted Equity Award shall represent the right to acquire that whole number of shares of Parent Common Stock (rounded down to the next whole share) equal to the number of shares of Battery Common Stock subject to a Battery Equity Award multiplied by the Battery Exchange Ratio; and

(ii) make such other changes to the Battery Incentive Plan as are appropriate to give effect to the Transaction.

(b) Except as otherwise contemplated by this Section 2.3 and except to the extent required under the respective terms of the Battery Equity Awards, all restrictions or limitations on transfer and vesting with respect to the Battery Equity Awards awarded under the Battery Incentive Plan, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such Battery Equity Awards after giving effect to the Transaction and the assumption by Parent as set forth above.

(c) At the Effective Time, by virtue of the Battery Merger, the Battery Incentive Plan shall be assumed by Parent, with the result that all obligations of Battery under the Battery Incentive Plan, including with respect to awards outstanding at the Effective Time thereunder, shall be obligations of Parent following the Effective Time. Prior to the Effective Time, Parent shall take all necessary actions for the assumption of the Battery Incentive Plan, including the reservation, issuance and listing of Parent Common Stock in a number at least equal to the number of shares of Parent Common Stock that will be subject to Battery Adjusted Equity Awards. As soon as practicable following the Effective Time, Parent shall, in accordance with applicable federal securities Laws, prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form selected by Parent) registering a number of shares of Parent Common Stock determined in accordance with the preceding sentence. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as Battery Adjusted Equity Awards remain outstanding.

Section 2.4 Battery Merger Sub Common Stock. At the Effective Time, (i) each share of capital stock of Battery Merger Sub held by Parent immediately prior to the Effective Time shall be cancelled and extinguished and converted into one validly issued, fully paid and non-assessable share of common stock of the Battery Surviving Corporation and (ii) each share of capital stock of Battery Merger Sub held by Battery immediately prior to the Effective Time automatically shall be cancelled and cease to exist without any conversion thereof, and no consideration shall be paid with respect thereto.

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Section 2.5 Effect on RH Capital Stock. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the RH Merger and without any action on the part of Parent, RH Merger Sub, RH or the holders of any shares of RH Stock:

(a) Conversion of RH Stock.

(i) Each share of RH Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of RH Common Stock to be cancelled pursuant to Section 2.5(b), shall be automatically converted into the right to receive the RH Common Exchange Ratio of fully paid and non-assessable shares of Parent Common Stock (the “RH Common Merger Consideration”), upon surrender of an RH Certificate, which immediately prior to the Effective Time represented such share of RH Common Stock, in the manner provided in Section 2.6(a) (or, in the case of a lost, stolen or destroyed certificate, Section 2.6(f)).

(ii) Each share of RH Preferred Stock issued and outstanding immediately prior to the Effective Time, other than any shares of RH Preferred Stock to be cancelled pursuant to Section 2.5(b), shall be automatically converted into the right to receive the applicable Preferred Exchange Ratio of fully paid and non-assessable shares of Parent Common Stock (the “RH Preferred Merger Consideration”), upon surrender of an RH Certificate, which immediately prior to the Effective Time represented such share of RH Preferred Stock, in the manner provided in Section 2.6(a) (or, in the case of a lost, stolen or destroyed certificate, Section 2.6(f)).

(iii) Each share of Special RH Preferred Stock issued and outstanding immediately prior to the Effective Time, if any, other than shares of Special RH Preferred Stock to be cancelled pursuant to Section 2.5(b), shall be automatically converted into the right to receive the RH Special Preferred Ratio of fully paid and non-assessable shares of Parent Common Stock (the “RH Special Merger Consideration”), upon surrender of an RH Certificate, which immediately prior to the Effective Time represented such share of Special RH Preferred Stock, in the manner provided in Section 2.6(a) (or, in the case of a lost, stolen or destroyed certificate, Section 2.6(f)).

(iv) As a result of the RH Merger, at the Effective Time, each holder of an RH Certificate shall cease to have any rights with respect thereto, except the right to receive the applicable RH Merger Consideration payable in respect of the shares of RH Stock represented by such RH Certificate immediately prior to the Effective Time, any cash in lieu of fractional shares payable pursuant to Section 2.5(e) and any dividends or other distributions payable pursuant to Section 2.6(b), all to be issued or paid, without interest, in consideration therefor upon the surrender of such RH Certificate in accordance with Section 2.6(a).

(b) Cancellation of Certain Shares of RH Stock. Each share of RH Stock held by RH as treasury stock, each share of RH Stock held by any direct or indirect Subsidiary of RH, and each share of RH Stock owned by Parent, Battery, RH Merger Sub or any direct or indirect Subsidiary of Parent, Battery or RH Merger Sub, in each case as of immediately prior to the Effective Time, automatically shall be cancelled and cease to exist without any conversion thereof, and no consideration shall be paid with respect thereto.

(c) RH Options. All options to purchase RH Stock (the “RH Options”) issued and outstanding under any equity or equity-based compensation plan or arrangement of RH, including RH’s 2007 Omnibus Equity Award Plan (as amended on June 24, 2008) (each, an “RH Incentive Plan”) shall be assumed by Parent in accordance with Section 2.7.

(d) Restricted Stock Awards. All outstanding restricted stock unit awards (the “RH Restricted Stock Units”) granted pursuant to an RH Incentive Plan that remain unvested shall be assumed by Parent in accordance with Section 2.7.

(e) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the RH Merger, but in lieu thereof Parent shall pay to each holder of shares of RH Stock who would otherwise be entitled

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to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder), upon surrender of such holder’s RH Certificate(s), an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (x) such fraction, multiplied by (y) $31.50.

(f) Adjustments to RH Exchange Ratio. The RH Common Exchange Ratio, the Preferred Exchange Ratio and/or the RH Special Merger Ratio shall be adjusted to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock, Battery Common Stock or any RH Stock), reorganization, recapitalization, reclassification or other similar change with respect to Parent Common Stock, Battery Common Stock or any RH Stock having a record date on or after the date hereof and prior to the Effective Time; provided, however, that for the avoidance of doubt it is understood and agreed that the transactions contemplated by Section 6.16 shall not result in any such adjustment.

Section 2.6 Exchange of Shares and Certificates.

(a) Exchange Procedures. Promptly after the Effective Time, Parent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of any RH Stock (the “RH Certificates”), which at the Effective Time were converted into the right to receive the applicable RH Merger Consideration pursuant to Section 2.5(a), (A) a letter of transmittal (including a substitute Form W-9) and (B) instructions for use in effecting the surrender of RH Certificates in exchange for the applicable RH Merger Consideration, cash in lieu of any fractional shares pursuant to Section 2.5(e) and any dividends or other distributions payable pursuant to Section 2.6(b). Upon surrender of RH Certificates for cancellation to Parent, together with such letter of transmittal (or affidavit of loss in accordance with Section 2.6(f)), duly completed and validly executed in accordance with the instructions thereto, a Certification on Form W-9 or W-8, the holder of such RH Certificates shall be entitled to receive in exchange therefor (A) a certificate or certificates representing that number of whole shares of Parent Common Stock (after taking into account all RH Certificates surrendered by such holder) to which such holder is entitled pursuant to Section 2.5(a) (which shall be in uncertificated book entry form unless a physical certificate is requested) and (B) payment in lieu of fractional shares which such holder is entitled to receive pursuant to Section 2.5(e) and any dividends or distributions payable pursuant to Section 2.6(b), and RH Certificates so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of any RH Stock that is not registered in the transfer records of RH, a certificate representing the proper number of shares of Parent Common Stock may be issued to a Person other than the Person in whose name RH Certificate so surrendered is registered, if such RH Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such issuance shall pay any transfer or other Taxes required by reason of the issuance of shares of Parent Common Stock to a Person other than the registered holder of such RH Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.6(a), each RH Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the applicable RH Merger Consideration (and any amounts to be paid pursuant to Section 2.5(e) or Section 2.6(b)) upon such surrender. No interest shall be paid or shall accrue on any amount payable pursuant to Section 2.5(a), Section 2.5(e) or Section 2.6(b).

(b) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered RH Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.5(e), until such RH Certificate has been surrendered in accordance with this Article II. Subject to applicable Law, following surrender of any such RH Certificate, there shall be paid to the recordholder thereof, without interest, (i) promptly after such surrender the applicable RH Merger Consideration pursuant to Section 2.5(a), together with any cash payable in lieu of a fractional share of Parent Common Stock, as applicable, to which such holder is entitled pursuant to Section 2.5(e) and the amount of dividends or other distributions with a record date after

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the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock less the amount of any withholding Taxes that may be required thereon.

(c) No Further Ownership Rights. The applicable RH Merger Consideration issued upon the surrender for exchange of RH Certificates in accordance with the terms of this Article II and any cash paid pursuant to Section 2.5(e) or Section 2.6(b) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of applicable RH Stock previously represented by such RH Certificates. At the Effective Time, the stock transfer books of RH shall be closed and there shall be no further registration of transfers on the stock transfer books of the RH Surviving Corporation of any shares of RH Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, RH Certificates are presented to the RH Surviving Corporation or Parent for any reason, they shall be cancelled and exchanged as provided in this Article II.

(d) No Liability. None of Parent, RH Merger Sub or RH or any of their respective directors, officers, employees or agents shall be liable to any Person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any RH Certificate shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which the applicable RH Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock or any dividends or distributions with respect thereto issuable in respect of such RH Certificate would otherwise escheat to or become the property of any Governmental Authority), any such shares, cash, dividends or distributions in respect of such RH Certificate shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interests of any Person previously entitled thereto.

(e) Withholding Rights. Parent shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement to any Person who was a holder of any RH Stock immediately prior to the Effective Time such amounts as Parent may be required to deduct and withhold with respect to the making of such payment under the Code or any other provision of federal, state, local or foreign Tax Law. To the extent that amounts are so withheld (and paid to the applicable Governmental Authority) by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid.

(f) Lost, Stolen or Destroyed Certificates. In the event any RH Certificates shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed RH Certificates, upon the making of an affidavit of that fact by the holder thereof, such RH Merger Consideration as may be required pursuant to Section 2.5(a), cash for fractional shares pursuant to Section 2.5(e) and any dividends or distributions payable pursuant to Section 2.6(b); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed RH Certificates to deliver an agreement of indemnification in form reasonably satisfactory to Parent, or, if reasonably required by Parent, a bond in such reasonable sum as Parent may direct, as indemnity against any claim that may be made against Parent in respect of RH Certificates alleged to have been lost, stolen or destroyed.

Section 2.7 RH Equity Awards.

(a) Prior to the Effective Time, the RH Board (or, if appropriate, any committee administering RH Incentive Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

(i) adjust the terms of all RH Options outstanding immediately prior to the Effective Time granted under the RH Incentive Plans, whether vested or unvested, as necessary to provide that, at the Effective Time, each RH Option outstanding immediately prior to the Effective Time shall be converted into an

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option to acquire shares of Parent Common Stock, on the same terms and conditions as were applicable under such RH Option, including vesting (taking into account any acceleration of vesting that may occur as a result of the Transaction) (each, as so adjusted, an “RH Adjusted Option”), except that (A) each such RH Adjusted Option shall represent the right to acquire that whole number of shares of Parent Common Stock (rounded down to the next whole share) equal to the number of shares of RH Voting Common Stock subject to the related RH Option multiplied by the RH Common Exchange Ratio and (B) the option price per share of Parent Common Stock under each RH Adjusted Option shall be an amount equal to the option price per share of RH Voting Common Stock subject to the related RH Option in effect immediately prior to the Effective Time divided by the RH Common Exchange Ratio (the option price per share, as so determined, being rounded up to the next full cent);

(ii) provide that each other equity award entitling the holder thereof to acquire RH Voting Common Stock, including RH Restricted Stock Units, other than RH Options pursuant to an RH Incentive Plan (an “RH Equity Award”) shall be converted into an equity award entitling the holder thereof to acquire shares of Parent Common Stock (an “RH Adjusted Equity Award”), on the same terms and conditions as were applicable to such RH Equity Award, including vesting (taking into account any acceleration of vesting that may occur as a result of the Transaction) except that each RH Adjusted Equity Award shall represent the right to acquire that whole number of shares of Parent Common Stock (rounded down to the next whole share) equal to the number of shares of RH Common Stock subject to an RH Equity Award multiplied by the RH Common Exchange Ratio; and

(iii) make such other changes to the RH Incentive Plans as are appropriate to give effect to the Transaction.

(b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of RH Options appropriate notices setting forth such holders’ rights pursuant to the RH Incentive Plans and the agreements evidencing the grants of such RH Options, and that such RH Options and agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.7 after giving effect to the Transaction).

(c) Except as otherwise contemplated by this Section 2.7 and except to the extent required under the respective terms of RH Options and RH Equity Awards, as applicable, all restrictions or limitations on transfer and vesting with respect to RH Options and RH Equity Awards awarded under an RH Incentive Plan, or any other plan, program or arrangement of RH or any of its Subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such RH Options and RH Equity Awards after giving effect to the Transaction and the assumption by Parent as set forth above.

(d) At the Effective Time, by virtue of the RH Merger, the RH Incentive Plans shall be assumed by Parent, with the result that all obligations of RH under the RH Incentive Plans, including with respect to awards outstanding thereunder at the Effective Time, shall be obligations of Parent following the Effective Time. Prior to the Effective Time, Parent shall take all necessary actions for the assumption of the RH Incentive Plans, including the reservation, issuance and listing of Parent Common Stock in a number at least equal to the number of shares of Parent Common Stock that will be subject to RH Adjusted Options and RH Adjusted Equity Awards. As soon as practicable following the Effective Time, Parent shall, in accordance with applicable federal securities Laws, prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form selected by Parent) registering a number of shares of Parent Common Stock determined in accordance with the preceding sentence. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as RH Adjusted Options and RH Adjusted Equity Awards remain outstanding.

Section 2.8 RH Merger Sub Common Stock. Each share of capital stock of RH Merger Sub issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, be cancelled and extinguished and converted into one validly issued, fully paid and non-assessable share of common stock of the RH Surviving Corporation.

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Section 2.9 Determination of RH Common Stock Merger Consideration. Not more than five (5) days, and at least three (3) days prior to the Closing Date, an officer of RH shall deliver to Parent and Battery a certificate (the “Closing Certificate”) setting forth the aggregate amount of (i) Indebtedness for borrowed money (other than any Indebtedness in respect of the Harbinger Term Loan Facility) of RH and its Subsidiaries (determined after giving effect to the transactions described in Section 6.16) outstanding as of immediately prior to the Closing (the “Assumed Indebtedness Amount”); (ii) the Series D Preference Amount; (iii) the Series E Preference Amount; (iv) consolidated cash and cash equivalents of RH and its Subsidiaries as of immediately prior to the Closing, excluding the aggregate proceeds, if any, received by RH in respect of the issuance and sale of Special RH Preferred Stock (the “Closing Cash Amount”); and (v) the Harbinger Term Loan Amount.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BATTERY

Except as set forth in the Battery Disclosure Schedule or in the Battery SEC Reports filed prior to the date of this Agreement (excluding any disclosure included in any such Battery SEC Report that is predictive or forward-looking in nature and excluding any risk factor and similar statement), Battery represents and warrants to Parent and RH that all of the statements contained in this Article III are true and correct as of the date of this Agreement, or if made as of a specified date, as of such date. Each disclosure set forth in the Battery Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement for convenience of reference only, and shall be deemed a qualification or exception to such section and any other section of the Battery Disclosure Schedule (other than Section 3.5(b)) to which its applicability is reasonably apparent on the face of such disclosure regardless of whether or not such other section is specifically referenced. For the avoidance of doubt, in connection with any representation or warranty of Battery in this Article III as to the provision of any documents or information, Battery shall be deemed to have complied with such representation or warranty if it has made such documents or information available (or listed such documents in an exhibit list available) pursuant to the SEC’s “EDGAR” system since August 30, 2009 and prior to the date hereof.

Section 3.1 Organization, Standing and Corporate Power; Charter Documents; Subsidiaries.

(a) Organization, Standing and Corporate Power. Battery, each of its “significant subsidiaries” (as such term is used in Rule 1-02 of Regulation S-X of the Exchange Act) (the “Battery Significant Subsidiaries”) and except as, individually or in the aggregate, has not had and would not reasonably be likely to have a Battery Material Adverse Effect, each of the Battery Subsidiaries (other than the Significant Subsidiaries), is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction in which it is incorporated or otherwise organized, and has all requisite corporate (or other entity) power and authority and all requisite approvals from any Governmental Authorities necessary to own, lease and operate its properties and assets and to carry on its business as currently conducted. Battery and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each other jurisdiction in which the nature or conduct of its business or the ownership, leasing or operation of its properties and assets makes such qualification, licensing or good standing necessary, in each case except as individually or in the aggregate, has not had and would not reasonably be likely to have a Battery Material Adverse Effect.

(b) Charter Documents. Battery has delivered or made available to RH prior to the execution of this Agreement true, correct and complete copies of (i) its certificate of incorporation and any certificates of designation, as amended and currently in effect (collectively, the “Battery Charter”), and its by-laws, as amended and currently in effect (together with the Battery Charter, the “Battery Organizational Documents”), and (ii) the certificate of incorporation, by-laws or operating or similar organizational documents of each of the Battery Significant Subsidiaries, as amended and currently in effect (collectively, the “Battery Subsidiary Organizational

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Documents”), and each such instrument is in full force and effect. Battery and each of the Battery Significant Subsidiaries is not in violation of its Battery Organizational Documents and, except as, individually or in the aggregate, has not had and would not reasonably be likely to have a Battery Material Adverse Effect, no Battery Subsidiary (other than the Battery Significant Subsidiaries) is in violation of its Battery Subsidiary Organizational Documents.

(c) Subsidiaries. Section 3.1(c) of the Battery Disclosure Schedule lists all the Subsidiaries of Battery as of the date of this Agreement. All the outstanding shares of capital stock of, or other equity interests in, each of the Subsidiaries listed on Section 3.1(c) of the Battery Disclosure Schedule have been validly issued, are fully paid and non-assessable and are owned directly or indirectly by Battery free and clear of all Liens (other than any Permitted Liens described in clauses (viii) and (ix) of the definition of Permitted Liens) and free of preemptive rights, in each case, with respect to Battery Subsidiaries (other than the Battery Significant Subsidiaries), except as, individually or in the aggregate, has not had and would not reasonably be likely to have a Battery Material Adverse Effect.

Section 3.2 Capital Structure of Battery. Battery represents and warrants that:

(a) The authorized capital stock of Battery consists of 150,000,000 shares of Battery Common Stock. As of the close of business on February 5, 2010, (i) 30,629,213 shares of Battery Common Stock were issued and outstanding, (ii) no shares of Battery Common Stock were held by Battery in its treasury and (iii) 2,704,120 shares of Battery Common Stock remained reserved for issuance pursuant to the Battery Incentive Plan. All of the outstanding shares of Battery Common Stock are duly authorized, validly issued, fully paid and non-assessable. Except as set forth above and except for the Transaction, as of the date hereof, there are no (A) shares of capital stock of Battery authorized, issued or outstanding, (B) existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, Contracts or commitments of any character, relating to the issued or unissued capital stock of Battery or any Battery Subsidiary, obligating Battery or any Battery Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock of, or other equity interest in, Battery or any Battery Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating Battery or any Battery Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, Contract or commitment and (C) outstanding contractual obligations of Battery or any Battery Subsidiary to repurchase, redeem or otherwise acquire any shares of Battery Common Stock, or the capital stock of Battery, any Battery Subsidiary or any Affiliate of Battery or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Battery Subsidiary or any other entity. No shares of Battery Common Stock are held by any Subsidiary of Battery.

(b) As of the close of business on February 5, 2010, 629,213 shares of Battery Restricted Stock were outstanding pursuant to the Battery Incentive Plan. Section 3.2(b) of the Battery Disclosure Schedule sets forth a true, correct and complete list of the number of unvested shares underlying Battery Restricted Stock Awards outstanding under the Battery Incentive Plan as of the close of business on February 5, 2010, and includes the vesting schedule of each such Battery Restricted Stock Award. All shares of Battery Common Stock that may be issued prior to the Effective Time under the Battery Incentive Plan, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

(c) Except pursuant to (i) the Registration Rights Agreement, dated as of August 28, 2009, with respect to Battery’s 12% Senior Subordinated Toggle Notes due 2019 and (ii) the Registration Rights Agreement, dated as of August 28, 2009, with respect to Battery Common Stock (collectively, the “Existing Registration Rights Agreements”), there are no contractual obligations for Battery or any of its Subsidiaries to file a registration statement under the Securities Act or which otherwise relate to the registration of any securities of Battery or its Subsidiaries under the Securities Act.

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(d) No bonds, debentures, notes or other evidences of Indebtedness or other obligations of Battery having the right to vote (or which bonds, debentures, notes or other evidences of Indebtedness or other obligations are convertible into or exercisable for Battery Common Stock having the right to vote) on any matters on which stockholders may vote (“Battery Voting Debt”) are issued or outstanding as of the date hereof.

(e) As of the date hereof, there are no securities, options, warrants, calls, rights, commitments, Contracts or undertakings of any kind to which Battery or any of its Subsidiaries is a party or by which any of them is bound obligating Battery or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, Battery Voting Debt or other voting securities of Battery or any of its Subsidiaries, or obligating Battery or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, Contract or undertaking.

(f) Except for this Agreement and the Ancillary Agreements to which Battery is a party, neither Battery nor any of its Subsidiaries is a party to any currently effective Contract (i) restricting the purchase or transfer of, (ii) relating to the voting of, (iii) requiring the repurchase, redemption or disposition of, or (iv) containing any right of first refusal with respect to, any capital stock of Battery or any of its Subsidiaries.

(g) Other than its Subsidiaries, as of the date hereof, Battery does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity. There are no outstanding contractual obligations of Battery or any of its Subsidiaries to make any loan to, or any equity or other investment (in the form of a capital contribution or otherwise) in, any Battery Subsidiary or any other Person, other than guarantees by Battery of any Indebtedness or other obligations of any wholly-owned Subsidiary of Battery and other than loans made in the ordinary course consistent with past practice to employees of Battery and its Subsidiaries.

Section 3.3 Authority; Requisite Corporate Approval; Voting Requirements; No Conflict; Required Filings or Consents.

(a) Authority. Battery has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and, subject to the Battery Stockholder Approval, to consummate the Transaction. The execution, delivery and performance of this Agreement by Battery, and the consummation by Battery of the Transaction, have been duly and validly authorized by all necessary corporate action on the part of Battery (upon the unanimous recommendation of the Special Committee), and no other corporate proceedings on the part of Battery are necessary to authorize this Agreement or to consummate the Transaction, subject, in the case of the Battery Merger, to receipt of the Battery Stockholder Approval. This Agreement has been duly executed and delivered by Battery. Assuming the due authorization, execution, delivery and performance of this Agreement by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of Battery enforceable against Battery in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights and remedies of creditors generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

(b) Requisite Corporate Approval. The Board of Directors of Battery, acting upon the unanimous recommendation of the Special Committee, has (i) determined that this Agreement and the Transaction are fair to, and in the best interest of Battery and all of its stockholders (other than the Harbinger Parties and their respective Affiliates), (ii) declared it to be advisable for Battery to enter into this Agreement and the Ancillary Agreements to which it is a party and to consummate the Transaction, including the Mergers; (iii) duly approved this Agreement, the Ancillary Agreements and the Transaction, which approval has not been rescinded or modified, (iv) resolved, subject to Section 6.1(e), to recommend that the stockholders of Battery vote in favor of the adoption of this Agreement and (v) directed, subject to Section 6.1(e) that this Agreement be submitted to a vote of the Battery stockholders in accordance with this Agreement.

(c) Voting Requirements. Battery represents and warrants that the affirmative vote of a majority of the outstanding shares of Battery Common Stock entitled to vote thereon at a duly convened and held stockholders’

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meeting in favor of approval of this Agreement and the Transaction (the “Battery Statutory Stockholder Approval”) is the only vote of the holders of any class or series of capital stock of Battery that is required by Law and the Battery Organizational Documents to approve and adopt this Agreement and authorize the consummation of the Transaction.

(d) No Conflict. The execution, delivery and performance of this Agreement by Battery do not, and the consummation by Battery of the Transaction and compliance by Battery with the provisions of this Agreement will not, conflict with, result in any violation, breach of or default (with or without notice or lapse of time, or both) under, require any consent, waiver or approval under, give rise to any right of termination, cancellation or acceleration of any right, obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets (including intangible assets) of Battery or any of its Battery Subsidiaries or any restriction on the conduct of any of the businesses or operations of Battery or any of its Subsidiaries under, (i) any of the Battery Organizational Documents (assuming the receipt of the Battery Statutory Stockholder Approval), (ii) any of the Subsidiary Organizational Documents, (iii) any Contract or Battery Permit or (iv) subject to the governmental filings and other matters referred to in Section 3.3(e), any Law applicable to Battery or any of its Subsidiaries or their respective properties or assets, except in the case of clauses (ii), (iii) and (iv) as have not had and would not reasonably be likely to have, individually or in the aggregate, a Battery Material Adverse Effect.

(e) Required Filings or Consents. No consent, approval, Order or authorization or permit of, action by, or in respect of, or registration, declaration or filing with, or notification to any Governmental Authority is required to be made, obtained, performed or given by or with respect to Battery or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by Battery or the consummation by Battery of the Transaction, except for (i) compliance with, and filings under, the HSR Act, and any applicable filings or notifications under any Competition Laws, (ii) such reports under, or other applicable requirements of, the Exchange Act, the Securities Act or the rules of the NYSE or other appropriate exchange as may be required in connection with this Agreement and the Transaction, (iii) the filing of the Battery Merger Filing with, and the acceptance for record of the Battery Merger Filing by, the Secretary of State of the State of Delaware and (iv) such consents, approvals, Orders, authorizations, permits, actions, registrations, declarations, filings or notifications, the failure of which to be made, obtained, performed or given as have not had and would not reasonably be likely to have, individually or in the aggregate, a Battery Material Adverse Effect.

Section 3.4 Battery SEC Reports; Financial Statements; Information Supplied; Internal Controls.

(a) Battery SEC Reports. Battery has made available to RH a true, correct and complete copy of each report, registration statement, certifications and definitive proxy statement filed or furnished by Battery with the SEC since August 30, 2009 (the “Battery SEC Reports”), which are all the forms, reports and documents (other than preliminary material) required to be filed or furnished by Battery with the SEC prior to the date of this Agreement and which were filed or furnished on a timely basis. As of their respective dates, the Battery SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Battery SEC Reports, and (ii) did not at the time they were filed or furnished (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded), and any Battery SEC Reports filed or furnished with the SEC prior to the Closing will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of Battery, as of the date hereof, there are no unresolved SEC comments with respect to Battery. None of Battery Subsidiaries are required to file periodic reports with the SEC pursuant to the Exchange Act. Battery SEC Reports included, or, if filed or furnished after the date hereof and prior to the Closing, will include, all certificates required to be included herein pursuant to Section 302 and 906 of the SOX Act and the internal control report and attestation of Battery’s outside auditors required by Section 404 of the SOX Act.

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(b) Financial Statements. Each set of financial statements (including, in each case, any related notes thereto) contained in Battery SEC Reports, including each Battery SEC Report filed after the date hereof until the Closing (the “Battery Financial Statements”), (i) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes), (ii) fairly present, or in the case of Battery SEC Reports filed or furnished after the date of this Agreement, will fairly present, in all material respects the financial position and consolidated results of operations and cash flows, as the case may be, of Battery and its Subsidiaries as of their respective dates or for the respective periods set forth therein, except that the unaudited interim financial statements were, are or will be subject to normal adjustments as will not be material to Battery and its Subsidiaries, taken as a whole and (iii) complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto.

(c) Information Supplied. None of the information supplied or to be supplied by or on behalf of Battery for inclusion in the Proxy Statement and/or the Registration Statement will, when they are filed or at any time they are amended or supplemented or at the time the Registration Statement becomes effective under the Securities Act or at the date the Proxy Statement is first mailed to Battery’s stockholders or at the time of the Battery Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and the Registration Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder. Notwithstanding the foregoing provisions of this Section 3.4(c), no representation or warranty is made by Battery with respect to information or statements made or incorporated by reference in the Proxy Statement and/or the Registration Statement that was not supplied by or on behalf of Battery specifically for inclusion or reference therein.

(d) Disclosure Controls; Internal Controls. Battery and its Subsidiaries have devised and maintain a system of internal accounting controls (within the meaning of Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding (i) the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) receipts and expenditures of Battery and any Subsidiaries being made only in accordance with authorization of management and (iii) prevention or timely detection of the unauthorized acquisition, use or disposition of Battery’s or any of its Subsidiaries’ assets that could have a material effect on Battery’s financial statements. Each of Battery and its Subsidiaries (A) has designed disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to such entity and its Subsidiaries is made known to the management of such entity by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to Battery SEC Reports, and (B) has disclosed to its auditors and the audit committee of Battery Board (1) any significant deficiencies in the design or operation of internal controls which are reasonably likely to adversely affect in any material respect its ability to record, process, summarize and report financial data and has disclosed to its auditors any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls, and Battery has provided to RH copies of any such disclosure in clauses (1) or (2).

Section 3.5 Absence of Certain Changes or Events; No Material Adverse Effect.

(a) Since December 31, 2009 through the date hereof, Battery and its Subsidiaries have not taken any action of the type described in Section 5.1, that, had such action occurred following the date of this Agreement without RH approval, would be in violation of such Section 5.1; and

(b) Since September 30, 2009, there has not been an event, occurrence, effect, change or circumstance, that has had or would reasonably be likely to have, individually or in the aggregate, a Battery Material Adverse Effect.

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Section 3.6 Compliance; Permits.

(a) Battery and its Subsidiaries and their employees hold all authorizations, permits, licenses, certificates, easements, concessions, franchises, variances, exemptions, consents, registrations, approvals and clearances of all Governmental Authorities and third Persons which are required for Battery and its Subsidiaries to own, lease and operate their respective properties and other assets and to carry on their respective businesses as they are now being conducted (collectively, the “Battery Permits”), except in each case as, individually or in the aggregate, has not had and would not reasonably be likely to have a Battery Material Adverse Effect, and all such Battery Permits are valid and in full force and effect, except where the failure to have, or the suspension or cancellation of, or the failure to be valid or in full force and effect of, any of the Battery Permits has not had and would not reasonably be likely to have, individually or in the aggregate, a Battery Material Adverse Effect.

(b) Battery and each of its Subsidiaries is, and has been since December 31, 2004, in compliance with, and is not, to the knowledge of Battery, under investigation with respect to any violation of, and has not been given written notice or threatened in writing with any violation of, the terms of the Battery Permits and all applicable Laws relating to Battery and each of its Subsidiaries or their respective businesses, assets or properties, except in each case as has not had and would not reasonably be likely to have, individually or in the aggregate, a Battery Material Adverse Effect.

Section 3.7 Tax Matters.

(a) Neither Battery nor any of its Subsidiaries has taken or agreed to take any action that would prevent the Mergers from qualifying as exchanges within the meaning of Section 351 of the Code. To the knowledge of Battery, there is no agreement, plan or other circumstance that would prevent the Mergers from qualifying as exchanges within the meaning of Section 351 of the Code.

(b) (i) All material Tax Returns that are required to be filed on or before the Effective Time (taking into account any extensions of time within which to file which have not expired) by or with respect to Battery and its Subsidiaries (including any predecessors thereof), have been or will be duly and timely filed with the appropriate Tax Authority on or before the Effective Time, (ii) all such Tax Returns are or will be true, accurate and complete in all material respects, (iii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been or will be duly and timely paid in full and all other material Taxes that are required to be paid by Battery and its Subsidiaries before the Closing have or will be duly and timely paid in full, (iv) all material deficiencies asserted or material assessments made in writing as a result of examinations conducted by any Tax Authority have been duly and timely paid in full, (v) adequate provision has been made in accordance with GAAP for the payment of all material Taxes not yet due and payable for all taxable periods, or portions thereof, ending on or before the date hereof and (vi) neither Battery nor any of its Subsidiaries has waived any statutes of limitation with respect to any Taxes of Battery or its Subsidiaries, other than waivers that have expired without extension. There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against Battery or its Subsidiaries, and no power of attorney granted by Battery or its Subsidiaries with respect to any Taxes is currently in force.

(c) Battery has made available to RH true, correct and complete copies of the United States federal and state income Tax Returns filed by Battery and its Subsidiaries for the most recent taxable year for which such returns have been filed.

(d) There are no material Liens for Taxes upon any asset of Battery or its Subsidiaries, other than Liens for Taxes not yet due and payable or for which adequate reserves have been provided in accordance with GAAP in the most recent financial statements prepared and provided to RH prior to the date of this Agreement.

(e) Neither Battery nor any of its Subsidiaries is a party to any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or other similar agreement; neither Battery nor any of its Subsidiaries is or

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has been a member of an affiliated group as defined in Section 1504(a)(1) of the Code (or similar state, local, or foreign filing group) filing consolidated or combined Tax Returns and neither Battery nor any of its Subsidiaries is liable for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by Contract or otherwise.

(f) No material closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to Battery or its Subsidiaries and no such agreement or ruling has been applied for and is currently pending.

(g) Neither Battery nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

(h) All material Taxes that Battery or its Subsidiaries are or were required by Law to withhold or collect (including sales tax and amounts required to be withheld or collected in connection with any amount paid to any employee, independent contractor, creditor, stockholder or any other party) have been duly withheld or collected and, to the extent required by Law, have been duly and timely paid in full to the proper Tax Authority for all taxable periods, or portions thereof, ending on or before the date hereof.

(i) There are no material audits, examinations, deficiency, refund litigation, investigations, judicial or administrative proceedings or claims or material matters in controversy pending or, to the knowledge of Battery, threatened with respect to any material Taxes of Battery or its Subsidiaries. Neither Battery nor any of its Subsidiaries has received written notice of any material claim made by a Tax or other Governmental Authority in a jurisdiction where Battery or any of its Subsidiaries, as applicable, does not file a Tax Return, that Battery or such Subsidiary is or may be subject to taxation by that jurisdiction. No officer or employee of Battery or any of its Subsidiaries, as the case may be, responsible for Tax matters of Battery or such Subsidiary, reasonably expects any Tax Authority to assess any additional material Taxes with respect to Battery or any of its Subsidiaries.

(j) Neither Battery nor any of its Subsidiaries has (i) agreed to make nor is it required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise or (ii) distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code. Neither Battery nor any of its Subsidiaries has disposed of any property in a transaction intended to qualify for tax deferred treatment under Section 1031 or 1033 of the Code in which Battery or any of its Subsidiaries, as the case may be, has yet to acquire a replacement property.

(k) Neither Battery nor any of its Subsidiaries has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

Section 3.8 Material Contracts.

(a) All “material contracts” (as such term is used in Item 601(b)(10) of Regulation S-K of the SEC) with respect to Battery and its Subsidiaries required to be filed with the SEC (the “Battery Material Contracts”) have been filed, and no Battery Material Contract has been amended or modified, except for such amendments or modifications which have been filed as an exhibit to a subsequently dated and filed SEC document or are not required to be filed with the SEC.

(b) All of the Battery Material Contracts are valid and in full force and effect and enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights and remedies of creditors generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at Law), except (i) to the extent that they have

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previously expired in accordance with their terms or (ii) for any failures to be in full force and effect that has not had and would not reasonably be likely to have, individually or in the aggregate, a Battery Material Adverse Effect. Neither Battery nor any of its Subsidiaries, nor, to the knowledge of Battery, any counterparty to any of the Battery Material Contracts, has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both, would constitute a default under the provisions of any of the Battery Material Contracts, except in each case for those violations and defaults which has not had and would not reasonably be likely to have, individually or in the aggregate, a Battery Material Adverse Effect.

Section 3.9 Intellectual Property.

(a) Section 3.9(a) of the Battery Disclosure Schedule sets forth a complete and accurate list of all material Intellectual Property owned by Battery or any of its Subsidiaries that is the subject of a registration or pending application for registration and lists, in each case, the owner, the jurisdiction and the application or registration number thereof (collectively, “Registered Intellectual Property”). Battery or one of its Subsidiaries is the sole, exclusive and record owner of all Registered Intellectual Property free and clear of all Liens other than Permitted Liens. All material registrations for Registered Intellectual Property are subsisting, in full force and effect, and have not been cancelled, expired or abandoned and all application, registration, renewal and maintenance fees in relation thereto have been paid.

(b) Except as, individually or in the aggregate, has not had and would not reasonably be expected to result in a Battery Material Adverse Effect, (i) there is no pending or, to the knowledge of Battery, threatened Action or other adversarial proceeding before any court, agency, arbitral tribunal or registration authority in any jurisdiction challenging the ownership, validity, enforceability or registrability of any Intellectual Property owned by Battery or any of its Subsidiaries, and (ii) neither Battery nor any of its Subsidiaries has brought or threatened any claims, suits, arbitrations or other adversarial proceedings against any third party alleging misappropriation, infringement, dilution or violation of any Intellectual Property owned by Battery or any of its Subsidiaries.

(c) Except as, individually or in the aggregate, has not had and would not reasonably be expected to result in a Battery Material Adverse Effect, the conduct of Battery’s and its Subsidiaries’ businesses as currently conducted does not infringe upon any Intellectual Property rights owned or controlled by any third party, and no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by Battery or any of its Subsidiaries.

(d) Battery and each of its Subsidiaries takes reasonable measures to protect the confidentiality of Trade Secrets used in the operation of its respective business. Except as, individually or in the aggregate, has not had and would not reasonably be expected to result in a Battery Material Adverse Effect, (i) no such Trade Secrets have been disclosed or authorized to be disclosed to any third party other than pursuant to a written non-disclosure agreement and (ii) no party to any non-disclosure agreement relating to such Trade Secrets is in breach or default thereof.

(e) Except as, individually or in the aggregate, has not had and would not reasonably be expected to result in a Battery Material Adverse Effect, each employee, independent contractor and consultant who has developed material Intellectual Property on behalf of Battery or any of its Subsidiaries has done so either as an employee within the scope of his, her or its employment or as an independent contractor pursuant to a written “work made for hire” or assignment agreement that conveys to either Battery or its Subsidiaries, as applicable, any and all right, title and interest of such employee, independent contractor or consultant in and to such Intellectual Property.

(f) Except as, individually or in the aggregate, has not had and would not reasonably be expected to result in a Battery Material Adverse Effect, neither Battery nor any of its Subsidiaries has experienced any defects in the Software used in their respective businesses as currently conducted that have not been substantially resolved,

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including any error or omission in the processing of any data. Battery and its Subsidiaries have in place disaster recovery and business continuity plans and procedures, substantially consistent with industry practice for businesses of a type and size comparable to Battery and its Subsidiaries.

(g) Except as, individually or in the aggregate, has not had and would not reasonably be expected to result in a Battery Material Adverse Effect, Battery and its Subsidiaries have taken reasonable measures to ensure that all personal information gathered in the course of their respective businesses is protected against loss and against unauthorized access, use, disclosure or other misuse.

Section 3.10 Properties.

(a) All material real property and interests in real property owned in fee by Battery or any Battery Subsidiary (individually, a “Battery Owned Property”) are set forth on Section 3.10(a) of the Battery Disclosure Schedule. Except as, individually or in the aggregate, has not had and would not reasonably be likely to have a Battery Material Adverse Effect, with respect to each Battery Owned Property, subject only to (A) Permitted Liens, (B) zoning, building and other similar restrictions, (C) Liens that have been placed by any developer, landlord or other third person on property over which Battery or one of its Subsidiaries has easement rights or on any leased property and subordination or similar agreement relating thereto, and (D) discrepancies, conflicts in boundary lines, shortages in area, encroachments, or any other non monetary Liens of a minor nature: (i) Battery or a Battery Subsidiary has good and marketable fee simple title to all Battery Owned Property, (ii) there are no outstanding options or rights of first refusal in favor of any other party to purchase any of the Battery Owned Property or any portion thereof or interest therein, (iii) there are no leases, subleases, licenses, options, rights, concessions or other agreements affecting any portion of the Battery Owned Properties, and (iv) to Battery’s knowledge, there are no physical conditions or defects at any of the Battery Owned Properties which materially impair or would be reasonably likely to materially impair the continued operation and conduct of the business of Battery and its Subsidiaries, taken as a whole. Any material reciprocal easements, operating agreements, option agreements, rights of first refusal or rights of first offer with respect to any Battery Owned Property are set forth in Section 3.10(a) of the Battery Disclosure Schedule.

(b) All material real property and interests in real property leased by Battery or any Battery Subsidiary and any prime or underlying leases related thereto (individually, a “Battery Leased Property”; Battery Owned Property and Battery Leased Property being sometimes referred to herein collectively as “Battery Property”) are set forth on Section 3.10(b) of the Battery Disclosure Schedule. Except as, individually or in the aggregate, has not had and would not reasonably be likely to have a Battery Material Adverse Effect, Battery or a Battery Subsidiary has good and valid leasehold title to all Battery Leased Property, subject only to Permitted Liens and matters described in clauses (B), (C) and (D) of Section 3.10(a). Prior to the date hereof, a true, correct and complete copy of each lease for Battery Leased Property (individually, a “Battery Real Property Lease”) for each Battery Leased Property has been made available to RH. With respect to each Battery Real Property Lease, (i) each lease is valid, binding and in full force and effect and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights and remedies of creditors generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at Law), (ii) neither Battery nor any of its Subsidiaries or, to the knowledge of Battery, any other party to such Battery Real Property Lease is in breach or default under such lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute a breach or default, or permit the termination, modification or acceleration of rent thereunder, and (iii) neither Battery nor any of its Subsidiaries is currently subleasing, licensing or otherwise granting any Person the right to use or occupy such Battery Leased Property or any portion thereof, except in each case of clauses (i) through (iii) as has not had and would not reasonably be likely to have, individually or in the aggregate, a Battery Material Adverse Effect.

(c) As of the date hereof, neither Battery nor any of its consolidated Subsidiaries has received notice of any pending, and to the knowledge of Battery, there are no threatened, condemnation proceedings with respect to any of the Battery Property.

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Section 3.11 Litigation; No Undisclosed Liabilities.

(a) Except with respect to any Action that may be commenced after the date of this Agreement with respect to the Transaction, there is no Action which would reasonably be expected to result in damages to Battery or its Subsidiaries in excess of $500,000 pending or, to the knowledge of Battery, threatened against or affecting Battery or any of its Subsidiaries or any of their respective properties or assets. Neither Battery nor any of its Subsidiaries is subject to any Order of, or before, any Governmental Authority, except as, individually or in the aggregate, is not and would not reasonably be expected to be material to Battery and its Subsidiaries, taken as a whole. There are no investigations or proceedings pending or, to the knowledge of Battery, threatened by any Governmental Authority with respect to Battery or any of its Subsidiaries or any of their properties or assets, except as, individually or in the aggregate, is not and would not reasonably be expected to be material to Battery and its Subsidiaries, taken as a whole.

(b) Neither Battery nor any of its Subsidiaries has any liability or obligation of any nature, whether known or unknown, accrued, absolute, contingent, determined, determinable or otherwise that would be required to be reflected on a consolidated balance sheet of Battery and its Subsidiaries prepared in accordance with GAAP, other than liabilities or obligations (i) reflected in the Battery Financial Statements, (ii) incurred in the ordinary course of business consistent with past practice since the date of the last filed Battery Financial Statement, (iii) incurred by or on behalf of Battery in connection with this Agreement and the Transaction or (iv) that, individually or in the aggregate, has not had and would not reasonably be likely to have a Battery Material Adverse Effect.

Section 3.12 Takeover Statutes. No “business combination,” “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (each a “Takeover Statute”), or anti-takeover provision in Battery’s Organizational Documents, would prohibit or restrict the ability of Battery to perform its obligations under this Agreement or its ability to consummate the Transaction, including the Battery Merger.

Section 3.13 Labor Matters.

(a) Neither Battery nor any of its Subsidiaries is a party to any collective bargaining agreement or any other agreement with a labor union or labor organization, nor is any such agreement presently being negotiated. Except as would not reasonably be likely to have a Battery Material Adverse Effect, the execution of this Agreement and the consummation of the Transaction by Battery (i) will not result in any breach or other violation of any collective bargaining agreement or any other agreement with a labor union or labor organization to which Battery or any of its Subsidiaries is a party and (ii) does not require any notification to or consent by any labor union, labor organization or works council.

(b) To the knowledge of Battery, and except as would not reasonably be likely to result in a material liability to Battery and its Subsidiaries, taken as a whole, in the U.S. (i) there is no organizational effort currently being made or threatened by or on behalf of any labor union, works council, or labor organization to organize any employees of Battery or any of its Subsidiaries, (ii) no demand for recognition of any employees of Battery or any of its Subsidiaries has been made by or on behalf of any labor union, works council or labor organization and (iii) no petition has been filed, nor has any proceeding been instituted by any employee of Battery or any of its Subsidiaries or group of employees of Battery or any of its Subsidiaries with any labor relations board or commission seeking recognition of a collective bargaining representative.

(c) There is no pending or, to the knowledge of Battery, threatened, labor strike, dispute, walk-out, work-stoppage, slow-down or lockout involving Battery or any of its Subsidiaries, except where such dispute, work stoppage, slow down or lockout, or, with respect to individuals providing services outside the U.S., such strike or walk-out, has not had or would not, individually or in the aggregate, reasonably be likely to have a Battery Material Adverse Effect.

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(d) To the knowledge of Battery, no employee of Battery or any of its Subsidiaries who is a “named executive officer” (within the meaning of Item 402(a)(3) of the SEC’s Regulation S-K) with respect to Battery’s 2009 fiscal year is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation to a former employer of any such employee relating (i) to the right of any such employee to be employed by Battery or its Subsidiaries or (ii) to the knowledge or use of Trade Secrets or proprietary information.

Section 3.14 Employee Benefit Plans and Related Matters; ERISA.

(a) Section 3.14(a) of the Battery Disclosure Schedule sets forth a true, correct and complete list of each Battery Benefit Plan. Notwithstanding the foregoing, with respect to Battery Benefit Plans that are employment, severance, change-in-control or other individual agreements with respect to individuals providing services primarily outside the United States, only those individual agreements relating to an officer, executive or director with compensation and/or benefits in excess of $100,000 per year have been listed. With respect to each Battery Benefit Plan that primarily covers individuals providing services in the U.S., Battery has provided or made available to RH a current, accurate and complete copy thereof, and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description and summaries of material modifications; and (iv) the most recent year’s Form 5500 and attached schedules and audited financial statements, if any.

(b) Each Battery Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualification and, to the knowledge of Battery, no event has occurred that would reasonably be expected to adversely affect such qualification. Each of the Battery Benefit Plans has been operated and administered in all material respects in accordance with its terms and all applicable Laws, including ERISA and the Code, except as, individually or in the aggregate, has not had and would not reasonably be likely to have a Battery Material Adverse Effect. No liability under Title IV of ERISA has been incurred by Battery, any Battery Subsidiary or any ERISA Affiliate of Battery that has not been satisfied in full (other than with respect to amounts not yet due), except as, individually or in the aggregate, has not had and would not reasonably be likely to have a Battery Material Adverse Effect. With respect to each “defined benefit plan” (as defined in Section 3(35) of ERISA) subject to Title IV of ERISA and to which Battery, any Battery Subsidiary or any ERISA Affiliate of Battery contributes or sponsors (each, a “Title IV Plan”), the present value of projected benefit obligations under such Title IV Plan did not, as of its latest valuation date, exceed the then current value of the assets of such Title IV Plan allocable to such projected benefit obligations by an amount in excess of $10,000,000. There are no pending or, to the knowledge of Battery, threatened, material claims by or on behalf of any of the Battery Benefit Plans, by any employee or beneficiary covered under any Battery Benefit Plan or otherwise involving any Battery Benefit Plan (other than routine claims for benefits), except as, individually or in the aggregate, has not had and would not reasonably be likely to have a Battery Material Adverse Effect.

(c) Neither Battery nor any ERISA Affiliate contributes to or has been obligated to contribute during the preceding six years to any “multiemployer pension plan,” as defined in section 3(37) of ERISA.

(d) Section 3.14(d) of the Battery Disclosure Schedule sets forth any medical or death benefits (whether or not insured) with respect to current or former employees or directors of Battery or any Battery Subsidiary beyond their retirement or other termination of service, other than (i) coverage mandated solely by applicable Law, (ii) death benefits or retirement benefits under any “employee pension plan” (as defined in Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of Battery or a Battery Subsidiary or (iv) benefits the full costs of which are borne by the current or former employee or director or his or her beneficiary.

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(e) Neither the negotiation or the execution of this Agreement or the consummation of the Transaction by Battery (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) will (i) entitle any current or former director, officer, employee or independent contractor of Battery or any Battery Subsidiary to any compensation or benefit, (ii) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefits or trigger any other material obligation under any Battery Benefit Plan or (iii) result in any breach or violation of, default under or limit Battery’s right to amend, modify or terminate any Battery Benefit Plan.

(f) Except with respect to individuals identified in Section 3.14(f) of the Battery Disclosure Schedule, no amount or other entitlement that could be received as a result of the Transaction (alone or in conjunction with any other event) by any “disqualified individual” (as defined in Section 280G(c) of the Code) with respect to Battery will constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code). No director, officer, employee or independent contractor of Battery or any Battery Subsidiary is entitled to receive any gross-up or additional payment by reason of the Tax required by Section 409A or 4999 of the Code being imposed on such Person.

(g) With respect to each Battery Benefit Plan established or maintained outside of the U.S. primarily for the benefit of employees of Battery or any Battery Subsidiary residing outside of the U.S. (a “Foreign Battery Benefit Plan”), except as, individually or in the aggregate, has not had or would not be reasonably likely to have a Battery Material Adverse Effect: (i) all employer and employee contributions to each Foreign Battery Benefit Plan required by Law or by the terms of such Foreign Battery Benefit Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Battery Benefit Plan, the liability of each insurer for any Foreign Battery Benefit Plan funded through insurance or the book reserve established for any Foreign Battery Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Battery Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and (iii) each Foreign Battery Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

Section 3.15 Environmental Matters.

(a) Except as, individually or in the aggregate, has not and would not reasonably be expected to result in a liability that is material to Battery and its Subsidiaries, taken as a whole, and except for matters which have fully been resolved, the operations of Battery and its Subsidiaries are, and at all times since January 1, 2004, have been, in compliance with all applicable Environmental Laws, including possession and compliance with the terms of all Battery Permits required by Environmental Laws and there are not present or, to the knowledge of Battery, past facts or circumstances that would materially increase the cost of maintaining such compliance in the future.

(b) Except as, individually or in the aggregate, has not and would not reasonably be expected to result in a liability that is material to Battery and its Subsidiaries, taken as a whole, there are no pending, or to the knowledge of Battery, threatened Actions under or pursuant to Environmental Laws by the Environmental Protection Agency or any other Governmental Authority or any other Person against Battery or any of its Subsidiaries or involving any Real Property currently or, to the knowledge of Battery, formerly operated or leased by Battery or any of its Subsidiaries or to which Battery or any of its Subsidiaries could be deemed to hold or have held title or against any Person whose liability Battery or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of Law.

(c) Battery and its Subsidiaries have not, since January 1, 2004 received notice of any allegations of any Environmental Liabilities, including non-compliance with any applicable Environmental Laws, and no facts,

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circumstances or conditions relating to, associated with or attributable to any Real Property currently or formerly operated or leased or other sites at which Hazardous Materials were disposed of, or allegedly disposed of, or to which Battery or any of its Subsidiaries could reasonably be deemed to hold or have held title or Battery’s or any of its Subsidiaries’ operations thereon, has resulted in or is reasonably likely to result in Environmental Liabilities that would have or reasonably be likely to have, individually or in the aggregate, a Battery Material Adverse Effect.

(d) There have been no releases of Hazardous Materials at any Real Property currently or formerly owned or operated by Battery or any of its Subsidiaries, which releases are reasonably likely to create any liability for Cleanup or remediation under Environmental Laws, in each case except as, individually or in the aggregate, has not had and would not reasonably be likely to have a Battery Material Adverse Effect.

(e) Except as expressly set forth in this Section 3.15 and except for the representations and warranties in Section 3.4 and those relating to Battery Permits as expressly set forth in Section 3.6, neither Battery nor its Subsidiaries make any representation or warranty regarding compliance or failure to comply with, or any actual or contingent liability under, any Environmental Laws.

Section 3.16 Insurance. All material insurance policies of Battery and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as is sufficient to comply with applicable Law and as is customary for the industries in which Battery and its Subsidiaries operate, in each case, except as, individually or in the aggregate, has not had and would not reasonably be likely to have a Battery Material Adverse Effect. Neither Battery nor its Subsidiaries are in breach or default under, and neither Battery nor its Subsidiaries have taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any insurance policies, in each case, except as, individually or in the aggregate, has not had and would not reasonably be likely to have a Battery Material Adverse Effect.

Section 3.17 Foreign Corrupt Practices and International Trade Sanctions and Ethical Practices. To the knowledge of Battery, neither Battery, nor any of its Subsidiaries, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (a) used or promised any Battery or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of the Foreign Corrupt Practices Act of 1977, as amended, as if it were applicable to Battery or its Subsidiaries at that time, or any other similar applicable Law, (b) paid, promised, accepted or received any unlawful contributions, payments, expenditures or gifts or (c) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign Laws.

Section 3.18 Interested Party Transactions. There are no Contracts or other transactions or series of similar transactions between Battery or any of its Subsidiaries, on the one hand, and (a) any current or former officer or director of Battery, (b) any current or former record or beneficial owner of five percent (5%) or more of the voting securities of Battery or (c) any current or former Affiliate of Battery or of any such current or former, director or record or beneficial owner, on the other hand, that are currently in effect, except in each case other than as filed as an exhibit to or otherwise described in Battery SEC Reports filed with the SEC prior to the date hereof or Contracts between or among Battery and any of its Subsidiaries or between or among any of Battery’s wholly-owned Subsidiaries.

Section 3.19 Bankruptcy Matters.

(a) Confirmation Order.

(i) Entry. On February 3, 2009, the Debtors filed the Plan with the Bankruptcy Court. The Bankruptcy Court approved the Plan and entered the Confirmation Order on July 15, 2009.

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(ii) Appeals. On July 15, 2009, the Equity Committee appealed the entry of the Confirmation Order. On September 23, 2009, the District Court, upon the motion of the Equity Committee to withdraw its appeal, entered an order dismissing the Equity Committee’s appeal. As of the date hereof, no other Person has appealed the entry of the Confirmation Order, and the statutory deadline to appeal from the entry of the Confirmation Order has passed.

(iii) Effect. Except as provided in the Plan or the Confirmation Order, the Confirmation Order constitutes a judicial determination of (A) discharge of all Claims and other debts and liabilities against the Debtors that arose before the Bankruptcy Effective Date, (B) termination of all Old Battery Interests, pursuant to sections 524 and 1141 of the Bankruptcy Code, and (C) permanent injunction prohibiting the holders of any discharged Claims or terminated Interests from taking any of the following actions against the Debtors, Reorganized Debtors and their respective Subsidiaries or their property on account of any such discharged Claims or terminated Interests: (1) commencing or continuing, in any manner or in any place, any Action; (2) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or Order; (3) creating, perfecting, or enforcing any Lien or Bankruptcy Lien; (4) asserting a setoff against any debt, liability, or obligation due to any released Person; or (5) commencing or continuing any Action, in any manner, in any place, or against any Person that does not comply with or is inconsistent with the provisions of the Plan. No holder of a Claim that is Reinstated under the Plan may take any action under the documents governing such Claim on account of or arising from the occurrence of (X) the commencement or prosecution of the Debtors’ Chapter 11 Case, (Y) the filing, prosecution, confirmation, or consummation of the Plan or (Z) the transactions contemplated by or resulting from the Plan, any of the Plan Documents (as defined in the Confirmation Order) or any other documents contemplated by the Plan.

(b) Consummation of Plan. On the Bankruptcy Effective Date, the Debtors consummated the Plan and emerged from Chapter 11 as Battery and its affiliated Reorganized Debtors. Except as set forth in the Confirmation Order, the Plan governs the manner in which all Claims against Battery and its affiliated Reorganized Debtors shall be treated after the Bankruptcy Effective Date.

(c) Compliance with Confirmation Order and Plan. Battery and Old Battery, as predecessor to Battery, have complied in all material respects with the provisions of the Confirmation Order and the Plan.

Section 3.20 Brokers and Advisors. Battery represents and warrants that, except for fees payable to Barclays Capital Inc., no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transaction based upon arrangements made by or on behalf of Battery or its Affiliates.

Section 3.21 Opinion of Financial Advisor. Battery represents and warrants that (a) the Special Committee has received the opinion of its financial advisor, Barclays Capital Inc., to the effect that, as of the date of such opinion, the Battery Exchange Ratio provided in the Battery Merger is fair, from a financial point of view, to the holders of Battery Common Stock (other than the Harbinger Parties and their Affiliates), a copy of which opinion will be provided to RH, solely for informational purposes, after receipt thereof by the Special Committee and (b) prior to the Closing, it shall have complied with the requirement to deliver an opinion pursuant to Section 4.11(a)(ii)(B) of the Indenture.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF RH

Except as set forth in the RH Disclosure Schedule, RH represents and warrants to Parent and Battery that all of the statements contained in this Article III are true and correct as of the date of this Agreement or if made as of a specified date, as of such date. Each disclosure set forth in the RH Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement for

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convenience of reference only, and shall be deemed a qualification or exception to such section and any other section of the RH Disclosure Schedule (other than Section 4.5(b)) to which its applicability is reasonably apparent on the face of such disclosure regardless of whether or not such other section is specifically referenced.

Section 4.1 Organization, Standing and Corporate Power; Charter Documents; Subsidiaries.

(a) Organization, Standing and Corporate Power. RH, each of its “significant subsidiaries” (as such term is used in Rule 1-02 of Regulation S-X of the Exchange Act) (together with Parent and the Merger Subsidiaries, the “RH Significant Subsidiaries”) and except as, individually or in the aggregate, has not had and would not reasonably be likely to have an RH Material Adverse Effect, each of the RH Subsidiaries (other than the Significant Subsidiaries), is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction in which it is incorporated or otherwise organized, and has all requisite corporate (or other entity) power and authority and all requisite approvals from any Governmental Authorities necessary to own, lease and operate its properties and assets and to carry on its business as currently conducted. RH and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each other jurisdiction in which the nature or conduct of its business or the ownership, leasing or operation of its properties and assets makes such qualification, licensing or good standing necessary, in each case except as individually or in the aggregate, has not had and would not reasonably be likely to have an RH Material Adverse Effect.

(b) Charter Documents. RH has delivered or made available to Battery prior to the execution of this Agreement true, correct and complete copies of (i) its certificate of incorporation and any certificates of designation, as amended and currently in effect (collectively, the “RH Charter”), and its by-laws, as amended and currently in effect (together with the Charter, the “RH Organizational Documents”), and (ii) the certificate of incorporation, by-laws or operating or similar organizational documents of each of the RH Significant Subsidiaries, as amended and currently in effect (collectively, the “RH Subsidiary Organizational Documents”), and each such instrument is in full force and effect. RH and each of the RH Significant Subsidiaries is not in violation of its Organizational Documents and, except as, individually or in the aggregate, has not had and would not reasonably be likely to have an RH Material Adverse Effect, no RH Subsidiary (other than the RH Significant Subsidiaries) is in violation of its RH Subsidiary Organizational Documents.

(c) Subsidiaries. Section 4.1(c) of the RH Disclosure Schedule lists all the Subsidiaries of RH as of the date of this Agreement. All the outstanding shares of capital stock of, or other equity interests in, each of the Subsidiaries listed on Section 4.1(c) of the RH Disclosure Schedule have been validly issued, are fully paid and non-assessable and are owned directly or indirectly by RH free and clear of all Liens (other than any Permitted Liens described in clauses (viii) and (ix) of the definition of Permitted Liens) and free of preemptive rights, in each case, with respect to the RH Subsidiaries (other than the RH Significant Subsidiaries), except as, individually or in the aggregate, has not had and would not reasonably be likely to have an RH Material Adverse Effect.

(d) Stockholders. Section 4.1(d) of the RH Disclosure Schedule lists all the holders of RH Stock as of the date of this Agreement and the amount and class of shares held by each such holder.

Section 4.2 Capital Structure of RH. RH represents and warrants that:

(a) The authorized capital stock of RH consists of 1,400,000,000 shares of RH Voting Common Stock, 600,000,000 shares of RH Non-Voting Common Stock and 4,000,000 shares of RH Preferred Stock. As of the close of business on February 5, 2010, (i) 163,357,169 shares of RH Voting Common Stock were issued and outstanding, (ii) 575,656,139 shares of RH Non-Voting Common Stock were issued and outstanding, (iii) 160,231.336 shares of RH Preferred Stock were issued and outstanding (consisting of 110,231.336 shares of Series D Preferred Stock and 50,000 shares of Series E Preferred Stock), (iv) 7,885,845 shares of RH Voting

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Common Stock were held by RH in its treasury, (v) no shares of RH Non-Voting Common Stock were held by RH in its treasury, (vi) no shares of RH Preferred Stock were held by RH in its treasury, (vii) 28,550,000 shares of RH Voting Common Stock were reserved for issuance pursuant to RH Incentive Plans, (viii) no shares of RH Non-Voting Common Stock were reserved for issuance pursuant to RH Incentive Plans and (ix) no shares of RH Preferred Stock were reserved for issuance pursuant to RH Incentive Plans. All of the outstanding shares of RH Stock are, and all shares of RH Stock which may be issued pursuant to the exercise of outstanding RH Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable. RH represents that the exercise price of each RH Option is not less than the fair market value (as determined by the RH Board) of the underlying shares on the date the grant of such RH Option was approved by the RH Board. The authorized capital stock of Parent and the Merger Subsidiaries as of the date of this Agreement is set forth in Section 1.1. Except as set forth above and in Section 4.2(b) and except for the Transaction, as of the date hereof, there are no (A) shares of capital stock of RH, Parent or the Merger Subsidiaries authorized, issued or outstanding, (B) existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, Contracts or commitments of any character, relating to the issued or unissued capital stock of RH or any RH Subsidiary, obligating RH or any RH Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock of, or other equity interest in, RH or any RH Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating RH or any RH Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, Contract or commitment and (C) outstanding contractual obligations of RH or any RH Subsidiary to repurchase, redeem or otherwise acquire any shares of RH Stock, or the capital stock of RH, any RH Subsidiary or any Affiliate of RH or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any RH Subsidiary or any other entity. No shares of RH Stock are held by any Subsidiary of RH.

(b) As of the close of business on February 5, 2010, (i) 2,250,000 shares of RH Voting Common Stock were subject to issuance pursuant to outstanding RH Options under RH Incentive Plans, (ii) no shares of RH Non-Voting Common Stock were subject to issuance pursuant to outstanding RH Options under RH Incentive Plans, (iii) no shares of RH Preferred Stock were subject to issuance pursuant to outstanding RH Options under RH Incentive Plans and (iv) 26,300,000 RH Restricted Stock Units were outstanding pursuant to RH Incentive Plans. Section 4.2(b) of the RH Disclosure Schedule sets forth a true, correct and complete list of the number of RH Options and unvested shares underlying RH Restricted Stock Units outstanding under RH Incentive Plans as of the close of business on February 5, 2010, organized by employee, and includes, as applicable, the exercise price, vesting schedule and expiration date of each such RH Option and RH Restricted Stock Unit. There are no RH Options outstanding other than RH Options outstanding under RH Incentive Plans. All shares of RH Stock that may be issued prior to the Effective Time under RH Incentive Plans, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

(c) There are no contractual obligations for RH or any of its Subsidiaries to file a registration statement under the Securities Act or which otherwise relate to the registration of any securities of RH or its Subsidiaries under the Securities Act.

(d) No bonds, debentures, notes or other evidences of Indebtedness or other obligations of RH having the right to vote (or which bonds, debentures, notes or other evidences of Indebtedness or other obligations are convertible into or exercisable for RH Stock having the right to vote) on any matters on which stockholders may vote (“RH Voting Debt”) are issued or outstanding as of the date hereof.

(e) As of the date hereof, there are no securities, options, warrants, calls, rights, commitments, Contracts or undertakings of any kind to which RH or any of its Subsidiaries is a party or by which any of them is bound obligating RH or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, RH Voting Debt or other voting securities of RH or any of its Subsidiaries, or obligating RH or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, Contract or undertaking.

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(f) Except for this Agreement and the Ancillary Agreements to which RH is a party, neither RH nor any of its Subsidiaries is a party to any currently effective Contract (i) restricting the purchase or transfer of, (ii) relating to the voting of, (iii) requiring the repurchase, redemption or disposition of, or (iv) containing any right of first refusal with respect to, any capital stock of RH or any of its Subsidiaries.

(g) Other than its Subsidiaries, as of the date hereof, RH does not directly or indirectly beneficially own greater than 1% of the outstanding equity or debt securities or other beneficial ownership interests in any other entity. There are no outstanding contractual obligations of RH or any of its Subsidiaries to make any loan to, or any equity or other investment (in the form of a capital contribution or otherwise) in, any RH Subsidiary or any other Person, other than guarantees by RH of any Indebtedness or other obligations of any wholly-owned Subsidiary of RH and other than loans made in the ordinary course consistent with past practice to employees of RH and its Subsidiaries.

(h) RH has made available to Battery a true, correct and complete copy of each RH Credit Facility and the Harbinger Term Loan Facility.

Section 4.3 Authority; Requisite Corporate Approval; Voting Requirements; No Conflict; Required Filings Or Consents.

(a) Authority. Each of the RH Parties has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and, subject to RH Stockholder Approval, to consummate the Transaction. The execution, delivery and performance of this Agreement by each of the RH Parties, and the consummation by each of the RH Parties of the Transaction, have been duly and validly authorized by all necessary corporate action on the part of each of them, and no other corporate proceedings on the part of RH and the other RH Parties are necessary to authorize this Agreement or to consummate the Transaction, subject, in the case of the RH Merger, to receipt of RH Stockholder Approval and the adoption of this Agreement by Parent as the sole stockholder of the Merger Subsidiaries (which shall occur immediately after the execution and delivery of this Agreement). This Agreement has been duly executed and delivered by each of the RH Parties. Assuming the due authorization, execution, delivery and performance of this Agreement by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of each of the RH Parties enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights and remedies of creditors generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

(b) Requisite Corporate Approval. The RH Board has (i) determined that this Agreement and the Transaction are advisable and fair to and in the best interest of RH and its stockholders, (ii) duly approved this Agreement and the Transaction, which approval has not been rescinded or modified, (iii) resolved to recommend this Agreement and the Transaction to the RH stockholders for adoption and approval and (iv) directed that this Agreement and the Transaction be submitted to the RH stockholders for consideration in accordance with this Agreement.

(c) Voting Requirements. RH represents and warrants that the affirmative vote of a majority of the outstanding shares of (i) the RH Voting Common Stock, (ii) the Series D Preferred Stock and (iii) the Series E Preferred Stock, in each case entitled to vote thereon at a duly convened and held stockholders’ meeting in favor of approval of this Agreement and the Transaction (the “RH Stockholder Approval”) is the only vote of the holders of any class or series of capital stock of RH that is required to approve and adopt this Agreement and authorize the consummation of the Transaction.

(d) No Conflict. The execution, delivery and performance of this Agreement by each of the RH Parties do not, and the consummation by each of the RH Parties of the Transaction and compliance by each of the RH Parties with the provisions of this Agreement will not, conflict with, result in any violation, breach of or default (with or without notice or lapse of time, or both) under, require any consent, waiver or approval under, give rise

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to any right of termination, cancellation or acceleration of any right, obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets (including intangible assets) of RH or any of its Subsidiaries or any restriction on the conduct of any of the businesses or operations of RH or any of its Subsidiaries under, (i) any of the RH Organizational Documents (assuming the receipt of the RH Stockholder Approval), (ii) any of the RH Subsidiary Organizational Documents (assuming the receipt of the approval of the sole stockholder of each of the Merger Subsidiaries), (iii) any Contract or RH Permit or (iv) subject to the governmental filings and other matters referred to in Section 4.3(e), any Law applicable to RH or any of its Subsidiaries or their respective properties or assets, except in the case of clauses (ii), (iii) and (iv) (with respect to its Subsidiaries other than Parent or the Merger Subsidiaries) as have not had and would not reasonably be likely to have, individually or in the aggregate, an RH Material Adverse Effect.

(e) Required Filings or Consents. No consent, approval, Order or authorization or permit of, action by, or in respect of, or registration, declaration or filing with, or notification to any Governmental Authority is required to be made, obtained, performed or given by or with respect to RH or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by RH or the consummation by RH of the Transaction, except for (i) compliance with, and filings under, the HSR Act, and any applicable filings or notifications under any Competition Laws, (ii) such reports under, or other applicable requirements of, the Exchange Act, the Securities Act or the rules of the NYSE Amex or other appropriate exchange as may be required in connection with this Agreement and the Transaction, (iii) the filing of the RH Merger Filing with, and the acceptance for record of the RH Merger Filing by, the Secretary of State of the State of Delaware and (iv) such consents, approvals, Orders, authorizations, permits, actions, registrations, declarations, filings or notifications, the failure of which to be made, obtained, performed or given as have not had and would not reasonably be likely to have, individually or in the aggregate, an RH Material Adverse Effect.

Section 4.4 Financial Statements; Indebtedness; Information Supplied; Internal Controls.

(a) Financial Statements. Section 4.4(a) of the RH Disclosure Schedule sets forth a true, correct and complete copy of (i) the audited consolidated balance sheets of RH as of June 30, 2009 (the “Most Recent Audited Balance Sheet”) and June 30, 2008 and the related audited statements of income and cash flows for the fiscal years then ended (including, in each case, any notes thereto) (the “Audited Financial Statements”) and (ii) the unaudited quarterly balance sheet of RH as of December 31, 2009 and the related unaudited quarterly statements of income and cash flows for the period then ended (the “Interim Financial Statements” and, together with the Audited Financial Statements, the “RH Financial Statements”). The RH Financial Statements (A) were prepared in accordance with GAAP, applied on a consistent basis for the periods involved, and (B) present fairly, in all material respects, the financial condition of RH as of the dates thereof and the results of its operations and cash flows for the periods then ended, except in the case of the Interim Financial Statements for normal year-end adjustments (the effect of which will not be material to RH and its Subsidiaries, taken as whole) and the absence of footnotes. The RH Financial Statements have been prepared from, and in accordance with, the books and records of RH, which books and records have been regularly kept and maintained in accordance with RH’s normal and customary practices, which are consistent with sound business practices. RH maintains accurate books and records reflecting its assets and liabilities.

(b) Indebtedness. As of February 5, 2010 the only Indebtedness for borrowed money of RH and its Subsidiaries (not including inter-company amounts or operating leases) is pursuant to (i) the RH Credit Facilities, (ii) the Harbinger Term Loan Facility and (iii) not more than $1,000,000 of other Indebtedness for borrowed money.

(c) Information Supplied. None of the information supplied or to be supplied by or on behalf of any RH Party for inclusion in the Proxy Statement and/or the Registration Statement will, when they are filed or at any time they are amended or supplemented or at the time the Registration Statement becomes effective under the Securities Act or at the date the Proxy Statement is first mailed to Battery’s stockholders or at the time of Battery Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required

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to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing provisions of this Section 4.4(c), no representation or warranty is made by RH with respect to information or statements made or incorporated by reference in the Proxy Statement and/or the Registration Statement that was not supplied by or on behalf of any RH Party specifically for inclusion or reference therein.

(d) Disclosure Controls; Internal Controls. RH and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding (i) the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, (ii) receipts and expenditures of RH and any Subsidiaries being made only in accordance with authorization of management and (iii) prevention or timely detection of the unauthorized acquisition, use or disposition of RH’s or any of its Subsidiaries’ assets that could have a material effect on RH’s financial statements. Each of RH and its Subsidiaries (A) has designed disclosure controls and procedures to ensure that material information relating to such entity and its Subsidiaries is made known to the management of such entity by others within those entities as appropriate on a timely basis and (B) has disclosed to its auditors and RH Board (1) any significant deficiencies in the design or operation of internal controls which are reasonably likely to adversely affect in any material respect its ability to record, process, summarize and report financial data and has disclosed to its auditors any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls, and RH has provided to Battery copies of any such disclosure in clauses (1) or (2).

Section 4.5 Absence of Certain Changes or Events; No Material Adverse Effect.

(a) Since December 31, 2009 through the date hereof RH and its Subsidiaries have not taken any action of the type described in Section 5.2, that, had such action occurred following the date of this Agreement without Battery’s approval, would be in violation of Section 5.2 and

(b) Since June 30, 2009, there has not been an event, occurrence, effect, change or circumstance, that has had or would reasonably be likely to have, individually or in the aggregate, an RH Material Adverse Effect.

Section 4.6 Compliance; Permits.

(a) RH and its Subsidiaries and their employees hold all authorizations, permits, licenses, certificates, easements, concessions, franchises, variances, exemptions, consents, registrations, approvals and clearances of all Governmental Authorities and third Persons which are required for RH and its Subsidiaries to own, lease and operate their respective properties and other assets and to carry on their respective businesses as they are now being conducted (collectively, the “RH Permits”), except in each case as, individually or in the aggregate, has not had and would not reasonably be likely to have an RH Material Adverse Effect, and all such RH Permits are valid and in full force and effect, except where the failure to have, or the suspension or cancellation of, or the failure to be valid or in full force and effect of, any of RH Permits has not had and would not reasonably be likely to have, individually or in the aggregate, an RH Material Adverse Effect.

(b) RH and each of its Subsidiaries is, and has been since December 31, 2004, in compliance with, and is not, to the knowledge of RH, under investigation with respect to any violation of, and has not been given written notice or threatened in writing with any violation of, the terms of RH Permits and all applicable Laws relating to RH and each of its Subsidiaries or their respective businesses, assets or properties, except in each case as has not had and would not reasonably be likely to have, individually or in the aggregate, an RH Material Adverse Effect.

Section 4.7 Tax Matters.

(a) Neither RH nor any of its Subsidiaries has taken or agreed to take any action that would prevent the Mergers from qualifying as exchanges within the meaning of Section 351 of the Code. To the knowledge of RH, there is no agreement, plan or other circumstance that would prevent the Mergers from qualifying as exchanges within the meaning of Section 351 of the Code.

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(b) (i) All material Tax Returns that are required to be filed on or before the Effective Time (taking into account any extensions of time within which to file which have not expired) by or with respect to RH and its Subsidiaries (including any predecessors thereof), have been or will be duly and timely filed with the appropriate Tax Authority on or before the Effective Time, (ii) all such Tax Returns are or will be true, accurate and complete in all material respects, (iii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been or will be duly and timely paid in full and all other material Taxes that are required to be paid by RH and its Subsidiaries before the Closing have or will be duly and timely paid in full, (iv) all material deficiencies asserted or material assessments made in writing as a result of examinations conducted by any Tax Authority have been duly and timely paid in full, (v) adequate provision has been made in accordance with GAAP for the payment of all material Taxes not yet due and payable for all taxable periods, or portions thereof, ending on or before the date hereof and (vi) neither RH nor any of its Subsidiaries has waived any statutes of limitation with respect to any Taxes of RH or its Subsidiaries, other than waivers that have expired without extension. There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against RH or its Subsidiaries, and no power of attorney granted by RH or its Subsidiaries with respect to any Taxes is currently in force.

(c) RH has made available to Battery true, correct and complete copies of the United States federal and state income Tax Returns filed by RH and its Subsidiaries for the most recent taxable year for which such returns have been filed.

(d) There are no material Liens for Taxes upon any asset of RH or its Subsidiaries, other than Liens for Taxes not yet due and payable or for which adequate reserves have been provided in accordance with GAAP in the most recent financial statements prepared and provided to Battery prior to the date of this Agreement.

(e) Neither RH nor any of its Subsidiaries is a party to any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or other similar agreement; neither RH nor any of its Subsidiaries is or has been a member of an affiliated group as defined in Section 1504(a)(1) of the Code (or similar state, local, or foreign filing group) filing consolidated or combined Tax Returns and neither RH nor any of its Subsidiaries is liable for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by Contract or otherwise.

(f) No material closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to RH or its Subsidiaries and no such agreement or ruling has been applied for and is currently pending.

(g) Neither RH nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

(h) All material Taxes that RH or its Subsidiaries are or were required by Law to withhold or collect (including sales tax and amounts required to be withheld or collected in connection with any amount paid to any employee, independent contractor, creditor, stockholder or any other party) have been duly withheld or collected and, to the extent required by Law, have been duly and timely paid in full to the proper Tax Authority for all taxable periods, or portions thereof, ending on or before the date hereof.

(i) There are no material audits, examinations, deficiency, refund litigation, investigations, judicial or administrative proceedings or claims or material matters in controversy pending or, to the knowledge of RH, threatened with respect to any material Taxes of RH or its Subsidiaries. Neither RH nor any of its Subsidiaries has received written notice of any material claim made by a Tax or other Governmental Authority in a jurisdiction where RH or any of its Subsidiaries, as applicable, does not file a Tax Return, that RH or such Subsidiary is or may be subject to taxation by that jurisdiction. No officer or employee of RH or any of its Subsidiaries, as the case may be, responsible for Tax matters of RH or such Subsidiary, reasonably expects any Tax Authority to assess any additional material Taxes with respect to RH or any of its Subsidiaries.

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(j) Neither RH nor any of its Subsidiaries has (i) agreed to make nor is it required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise or (ii) distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code. Neither RH nor any of its Subsidiaries has disposed of any property in a transaction intended to qualify for tax deferred treatment under Section 1031 or 1033 of the Code in which RH or any of its Subsidiaries, as the case may be, has yet to acquire a replacement property.

(k) Neither RH nor any of its Subsidiaries has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

Section 4.8 Material Contracts.

(a) Section 4.8(a) of the RH Disclosure Schedule sets forth a complete and accurate list of each of the following types of Contracts to which RH or any of its Subsidiaries are parties, or by which any of their assets or properties are bound and under which RH has any outstanding obligations:

(i) any Contract providing for indemnification of any Person by RH (other than RH’s Organizational Documents), except Contracts for goods and services entered into in the ordinary course of business consistent with past practice;

(ii) any master purchase Contract or other Contract material to the business relationship of RH or its Subsidiaries (other than any purchase orders) with the 10 largest customers or suppliers of RH and its Subsidiaries taken as a whole, based on the aggregate sales for the 12 month period preceding the date hereof;

(iii) any Contract that (A) requires annual payments to or from RH of more than $2,000,000 and (B) is not cancelable by RH without liability on 75 or less days’ notice to the other party thereto;

(iv) any Contract that (A) contains any material non-compete or exclusivity provisions (or obligates RH to enter into any material non-compete or exclusivity arrangements) with respect to any line of business (including the ability to research, develop, manufacture, distribute, market or otherwise commercialize any product (including products under development) (“Line of Business”), geographic area or other conduct with respect to RH or, after consummation of the Transaction, Parent or any of its Affiliates or (B) materially restricts the conduct of any Line of Business by RH or, after consummation of the Transaction, by Parent or any of its Affiliates;

(v) any Contract relating to Indebtedness under which RH is the lender or the borrower, or is guaranteeing any Indebtedness or the performance of any other Person, in each case with commitments or outstanding principal amounts in excess of $2,000,000;

(vi) any agreement for capital expenditures or the acquisition or construction of fixed assets for the benefit and use of RH, the performance of which involves consideration in excess of $250,000, annually, or $500,000, in the aggregate, in each case except for any agreement entered into the ordinary course of business consistent with prior practice;

(vii) any Contract involving a partnership, joint venture or the sharing of revenues, profits or expenses that is material to RH and its Subsidiaries taken as a whole;

(viii) any employment, consulting, termination or severance, change of control, or similar Contract requiring RH to make a payment in connection with the Transaction to any employee, director, officer or agent of RH or any of its Subsidiaries;

(ix) any collective bargaining Contract or other Contract with any labor organization, union or association material to RH and its Subsidiaries, taken as a whole;

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(x) any Contract for the disposition of the assets, capital stock, other equity interests, or business of RH or any Contract for the acquisition of any assets, capital stock, other equity interests, or any business of any other Person in excess of $250,000, individually, or $1,000,000, in the aggregate;

(xi) any material Contract with a Governmental Authority;

(xii) any material Contract involving any containing confidentiality, standstill or similar obligations of RH to any third Person (other than its Subsidiaries) or a third Person to RH;

(xiii) any Contract that could require the disposition of any material assets or Line of Business of RH or its Subsidiaries (or after the Effective Time, Parent, any of the Surviving Corporations or their Subsidiaries);

(xiv) any Contract pursuant to which RH or any RH Significant Subsidiary grants any third party “most favored nation” status that, following the Effective Time, would be expected to materially restrict the business of Battery; and

(xv) any commitment to enter into any of the foregoing types of agreements.

(b) RH has made available to Battery complete and correct copies of each Contract listed or required to be listed in Section 4.8(a) of the RH Disclosure Schedule (collectively, the “RH Material Contracts”). All of the RH Material Contracts are valid and in full force and effect and enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights and remedies of creditors generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at Law), except (i) to the extent that they have previously expired in accordance with their terms or (ii) for any failures to be in full force and effect that has not had and would not reasonably be likely to have, individually or in the aggregate, an RH Material Adverse Effect. Neither RH nor any of its Subsidiaries, nor, to the knowledge of RH, any counterparty to any of the RH Material Contracts has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both, would constitute a default under the provisions of any of the RH Material Contracts except in each case for those violations and defaults which has not had and would not reasonably be likely to have, individually or in the aggregate, an RH Material Adverse Effect.

Section 4.9 Intellectual Property.

(a) Section 4.9(a) of the RH Disclosure Schedule sets forth a complete and accurate list of all material Intellectual Property owned by RH or any of its Subsidiaries that is the subject of a registration or pending application for registration and lists, in each case, the owner, the jurisdiction and the application or registration number thereof (collectively, “RH Registered Intellectual Property”). RH or one of its Subsidiaries is the sole, exclusive and record owner of all RH Registered Intellectual Property free and clear of all Liens other than Permitted Liens. All material registrations for RH Registered Intellectual Property are subsisting, in full force and effect, and have not been cancelled, expired or abandoned and all application, registration, renewal and maintenance fees in relation thereto have been paid.

(b) Except as, individually or in the aggregate, has not had and would not reasonably be expected to result in an RH Material Adverse Effect, there is no pending or, to the knowledge of RH, threatened Action or other adversarial proceeding before any court, agency, arbitral tribunal or registration authority in any jurisdiction challenging the ownership, validity, enforceability or registrability of any Intellectual Property owned by RH or any of its Subsidiaries, and neither RH nor any of its Subsidiaries has brought or threatened any claims, suits, arbitrations or other adversarial proceedings against any third party alleging misappropriation, infringement, dilution or violation of any Intellectual Property owned by RH or any of its Subsidiaries.

(c) Except as, individually or in the aggregate, has not had and would not reasonably be expected to result in an RH Material Adverse Effect, the conduct of RH’s and its Subsidiaries’ businesses as currently conducted does not infringe upon any Intellectual Property rights owned or controlled by any third party, and no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by RH or any of its Subsidiaries.

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(d) RH and each of its Subsidiaries takes reasonable measures to protect the confidentiality of Trade Secrets used in the operation of its respective business. Except as, individually or in the aggregate, has not had and would not reasonably be expected to result in an RH Material Adverse Effect, (i) no such Trade Secrets have been disclosed or authorized to be disclosed to any third party other than pursuant to a written non-disclosure agreement and (ii) no party to any non-disclosure agreement relating to such Trade Secrets is in breach or default thereof.

(e) Except as, individually or in the aggregate, has not had and would not reasonably be expected to result in an RH Material Adverse Effect, each employee, independent contractor and consultant who has developed material Intellectual Property on behalf of RH or any of its Subsidiaries has done so either as an employee within the scope of his, her or its employment or as an independent contractor pursuant to a written “work made for hire” or assignment agreement that conveys to either RH or its Subsidiaries, as applicable, any and all right, title and interest of such employee, independent contractor or consultant in and to such Intellectual Property.

(f) Except as, individually or in the aggregate, has not had and would not reasonably be expected to result in an RH Material Adverse Effect, neither RH nor any of its Subsidiaries has experienced any defects in the Software used in their respective businesses as currently conducted that have not been substantially resolved, including any error or omission in the processing of any data. RH and its Subsidiaries have in place disaster recovery and business continuity plans and procedures, substantially consistent with industry practice for businesses of a type and size comparable to RH and its Subsidiaries.

(g) Except as, individually or in the aggregate, has not had and would not reasonably be expected to result in an RH Material Adverse Effect, RH and its Subsidiaries have taken reasonable measures to ensure that all personal information gathered in the course of their respective businesses is protected against loss and against unauthorized access, use, disclosure or other misuse.

Section 4.10 Properties.

(a) All material real property and interests in real property owned in fee by RH or any RH Subsidiary (individually, an “RH Owned Property”) are set forth on Section 4.10(a) of the RH Disclosure Schedule. Except as, individually or in the aggregate, has not had and would not reasonably be likely to have an RH Material Adverse Effect, with respect to each RH Owned Property, subject only to (A) Permitted Liens, (B) zoning, building and other similar restrictions, (C) Liens that have been placed by any developer, landlord or other third person on property over which RH or one of its Subsidiaries has easement rights or on any leased property and subordination or similar agreement relating thereto, and (D) discrepancies, conflicts in boundary lines, shortages in area, encroachments, or any other non monetary Liens of a minor nature: (i) RH or an RH Subsidiary has good and marketable fee simple title to all RH Owned Property, (ii) there are no outstanding options or rights of first refusal in favor of any other party to purchase any of RH Owned Property or any portion thereof or interest therein, (iii) there are no leases, subleases, licenses, options, rights, concessions or other agreements affecting any portion of RH Owned Properties, and (iv) to RH’s knowledge, there are no physical conditions or defects at any of RH Owned Properties which materially impair or would be reasonably likely to materially impair the continued operation and conduct of the business of RH and its Subsidiaries, taken as a whole. Any material reciprocal easements, operating agreements, option agreements, rights of first refusal or rights of first offer with respect to any RH Owned Property are set forth in Section 4.10(a) of the RH Disclosure Schedule.

(b) All material real property and interests in real property leased by RH or any RH Subsidiary and any prime or underlying leases related thereto (individually, an “RH Leased Property”; RH Owned Property and RH Leased Property being sometimes referred to herein collectively as “RH Property”) are set forth on Section 4.10(b) of the RH Disclosure Schedule. Except as, individually or in the aggregate, has not had and would not reasonably be likely to have an RH Material Adverse Effect, RH or an RH Subsidiary has good and valid leasehold title to all RH Leased Property, subject only to Permitted Liens and matters described in clauses (B), (C) and (D) of Section 4.10(a). Prior to the date hereof, a true, correct and complete copy of each

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lease for RH Leased Property listed in Section 4.10(b) of the RH Disclosure Schedule has been made available to Battery. With respect to each lease for RH Leased Property (individually, an “RH Real Property Lease”), (i) each lease is valid, binding and in full force and effect and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights and remedies of creditors generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at Law), (ii) neither RH nor any of its Subsidiaries or, to the knowledge of RH, any other party to such RH Real Property Lease is in breach or default under such lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute a breach or default, or permit the termination, modification or acceleration of rent thereunder, and (iii) neither RH nor any of its Subsidiaries is currently subleasing, licensing or otherwise granting any Person the right to use or occupy such RH Leased Property or any portion thereof, except in each case of clauses (i) through (iii) as has not had and would not reasonably be likely to have, individually or in the aggregate, an RH Material Adverse Effect.

(c) As of the date hereof, neither RH nor any of its consolidated Subsidiaries has received notice of any pending, and to the knowledge of RH, there are no threatened, condemnation proceedings with respect to any RH Property.

Section 4.11 Litigation; No Undisclosed Liabilities.

(a) Except with respect to any Action that may be commenced after the date of this Agreement with respect to the Transaction, there is no Action which would reasonably be expected to result in damages to RH or its Subsidiaries in excess of $500,000 pending or, to the knowledge of RH, threatened against or affecting RH or any of its Subsidiaries or any of their respective properties or assets. Neither RH nor any of its Subsidiaries is subject to any Order of, or before, any Governmental Authority, except as, individually or in the aggregate, is not and would not reasonably be expected to be material to RH and its Subsidiaries, taken as a whole. There are no investigations or proceedings pending or, to the knowledge of RH, threatened by any Governmental Authority with respect to RH or any of its Subsidiaries or any of their properties or assets, except as, individually or in the aggregate, is not and would not reasonably be expected to be material to RH and its Subsidiaries, taken as a whole.

(b) Neither RH nor any of its Subsidiaries has any liability or obligation of any nature, whether known or unknown, accrued, absolute, contingent, determined, determinable or otherwise that would be required to be reflected on a consolidated balance sheet of RH and its Subsidiaries prepared in accordance with GAAP, other than liabilities or obligations (i) reflected on the Most Recent Audited Balance Sheet, (ii) incurred in the ordinary course of business consistent with past practice since June 30, 2009, (iii) incurred by or on behalf of RH in connection with this Agreement and the Transaction or (iv) that, individually or in the aggregate, has not had and would not reasonably be likely to have an RH Material Adverse Effect.

Section 4.12 Takeover Statutes. No Takeover Statute or anti-takeover provision in the RH Organizational Documents, would prohibit or restrict the ability of the RH Parties to perform their obligations under this Agreement or their ability to consummate the Transaction, including the RH Merger.

Section 4.13 Labor Matters.

(a) Neither RH nor any of its Subsidiaries is a party to any collective bargaining agreement or any other agreement with a labor union or labor organization, nor is any such agreement presently being negotiated. Except as would not reasonably be likely to have an RH Material Adverse Effect, the execution of this Agreement and the consummation of the Transaction by RH (i) will not result in any breach or other violation of any collective bargaining agreement or any other agreement with a labor union or labor organization to which RH or any of its Subsidiaries is a party and (ii) does not require any notification to or consent by any labor union, labor organization or works council.

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(b) To the knowledge of RH, and except as would not reasonably be likely to result in a material liability to RH and its Subsidiaries, taken as a whole, in the U.S. (i) there is no organizational effort currently being made or threatened by or on behalf of any labor union, works council, or labor organization to organize any employees of RH or any of its Subsidiaries, (ii) no demand for recognition of any employees of RH or any of its Subsidiaries has been made by or on behalf of any labor union, works council or labor organization and (iii) no petition has been filed, nor has any proceeding been instituted by any employee of RH or any of its Subsidiaries or group of employees of RH or any of its Subsidiaries with any labor relations board or commission seeking recognition of a collective bargaining representative.

(c) There is no pending or, to the knowledge of RH, threatened, labor strike, dispute, walk-out, work-stoppage, slow-down or lockout involving RH or any of its Subsidiaries, except where such dispute, work stoppage, slow down or lockout, or, with respect to individuals providing services outside the U.S., such strike or walk-out, has not had or would not, individually or in the aggregate, reasonably be likely to have an RH Material Adverse Effect.

(d) To the knowledge of RH, no employee of RH or any of its Subsidiaries with the title of vice-president or higher is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation to a former employer of any such employee relating (i) to the right of any such employee to be employed by RH or its Subsidiaries or (ii) to the knowledge or use of Trade Secrets or proprietary information.

Section 4.14 Employee Benefit Plans and Related Matters; ERISA.

(a) Section 4.14(a) of the RH Disclosure Schedule sets forth a true, correct and complete list of each RH Benefit Plan. With respect to each RH Benefit Plan that primarily covers individuals providing services in the U.S., RH has provided or made available to Battery a current, accurate and complete copy thereof, and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description and summaries of material modifications; and (iv) the most recent year’s Form 5500 and attached schedules and audited financial statements, if any.

(b) Each RH Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualification and, to the knowledge of RH, no event has occurred that would reasonably be expected to adversely affect such qualification. Each RH Benefit Plans has been operated and administered in all material respects in accordance with its terms and all applicable Laws, including ERISA and the Code, except as, individually or in the aggregate, has not had and would not reasonably be likely to have an RH Material Adverse Effect. No liability under Title IV of ERISA has been incurred by RH, any RH Subsidiary or any ERISA Affiliate of RH that has not been satisfied in full (other than with respect to amounts not yet due), except as, individually or in the aggregate, has not had and would not reasonably be likely to have an RH Material Adverse Effect. With respect to each Title IV Plan to which RH, any RH Subsidiary or any ERISA Affiliate of RH contributes or sponsors, the present value of projected benefit obligations under such Title IV Plan did not, as of its latest valuation date, exceed the then current value of the assets of such Title IV Plan allocable to such projected benefit obligations by an amount in excess of $10,000,000. There are no pending or, to the knowledge of RH, threatened, material claims by or on behalf of any of RH Benefit Plans, by any employee or beneficiary covered under any RH Benefit Plan or otherwise involving any RH Benefit Plan (other than routine claims for benefits), except as, individually or in the aggregate, has not had and would not reasonably be likely to have an RH Material Adverse Effect.

(c) Neither RH nor any ERISA Affiliate contributes to or has been obligated to contribute during the preceding six years to any “multiemployer pension plan,” as defined in section 3(37) of ERISA.

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(d) Section 4.14(d) of the RH Disclosure Schedule sets forth any medical or death benefits (whether or not insured) with respect to current or former employees or directors of RH or any RH Subsidiary beyond their retirement or other termination of service, other than (i) coverage mandated solely by applicable Law, (ii) death benefits or retirement benefits under any “employee pension plan” (as defined in Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of RH or an RH Subsidiary or (iv) benefits the full costs of which are borne by the current or former employee or director or his or her beneficiary.

(e) Neither the negotiation or the execution of this Agreement or the consummation of the Transaction by RH (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) will (i) entitle any current or former director, officer, employee or independent contractor of RH or any RH Subsidiary to any compensation or benefit, (ii) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefits or trigger any other material obligation under any RH Benefit Plan or (iii) result in any breach or violation of, default under or limit RH’s right to amend, modify or terminate any RH Benefit Plan.

(f) Except with respect to individuals identified in Section 4.14(f) of the RH Disclosure Schedule, no amount or other entitlement that could be received as a result of the Transaction (alone or in conjunction with any other event) by any “disqualified individual” (as defined in Section 280G(c) of the Code) with respect to RH will constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code); provided that, to the extent there is any such payment, RH will use its commercially reasonable efforts to obtain the shareholder approval that satisfies the requirements of 280G(b) of the Code. No director, officer, employee or independent contractor of RH or any RH Subsidiary is entitled to receive any gross-up or additional payment by reason of the Tax required by Section 409A or 4999 of the Code being imposed on such Person.

(g) With respect to each RH Benefit Plan established or maintained outside of the U.S. primarily for the benefit of employees of RH or any RH Subsidiary residing outside of the U.S. (a “Foreign RH Benefit Plan”), except as, individually or in the aggregate, has not had or would not be reasonably likely to have an RH Material Adverse Effect: (i) all employer and employee contributions to each Foreign RH Benefit Plan required by Law or by the terms of such Foreign RH Benefit Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign RH Benefit Plan, the liability of each insurer for any Foreign RH Benefit Plan funded through insurance or the book reserve established for any Foreign RH Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign RH Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; (iii) each Foreign RH Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities; and (iv) no contribution notice, financial support, direction or restoration order under the U.K. Pensions Act 2004 has been issued to RH or any of its affiliates in respect of the Russell Hobbs Limited Pension and Life Assurance Plan (the “U.K. Pension Plan”), and there is no circumstance likely to give rise to any of the foregoing and the trustees of the U.K. Pension Plan have not at any time entered into any agreement to reduce the amount of any debt due (under Section 75 of the U.K. Pensions Act 1996) to the U.K. Pension Plan.

Section 4.15 Environmental Matters.

(a) Except as, individually or in the aggregate, has not and would not reasonably be expected to result in a liability that is material to RH and its Subsidiaries, taken as a whole, and except for matters which have fully been resolved, the operations of RH and its Subsidiaries are, and at all times since January 1, 2004, have been, in compliance with all applicable Environmental Laws, including possession and compliance with the terms of all RH Permits required by Environmental Laws and there are not present or, to the knowledge of RH, past facts or circumstances that would materially increase the cost of maintaining such compliance in the future.

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(b) Except as, individually or in the aggregate, has not and would not reasonably be expected to result in a liability that is material to RH and its Subsidiaries, taken as a whole, there are no pending, or to the knowledge of RH, threatened Actions under or pursuant to Environmental Laws by the Environmental Protection Agency or any other Governmental Authority or any other Person against RH or any of its Subsidiaries or involving any Real Property currently or, to the knowledge of RH, formerly operated or leased by RH or any of its Subsidiaries or to which RH or any of its Subsidiaries could be deemed to hold or have held title or against any Person whose liability RH or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of Law.

(c) RH and its Subsidiaries have not, since December 31, 2007 received notice of any allegations of any Environmental Liabilities, including non-compliance with any applicable Environmental Laws, and no facts, circumstances or conditions relating to, associated with or attributable to any Real Property currently or formerly operated or leased or other sites at which Hazardous Materials were disposed of, or allegedly disposed of, or to which RH or any of its Subsidiaries could reasonably be deemed to hold or have held title or RH’s or any of its Subsidiaries’ operations thereon, has resulted in or is reasonably likely to result in Environmental Liabilities that would have or reasonably be likely to have, individually or in the aggregate, an RH Material Adverse Effect.

(d) There have been no releases of Hazardous Materials at any Real Property currently or formerly owned or operated by RH or any of its Subsidiaries, which releases are reasonably likely to create any liability for Cleanup or remediation under Environmental Laws, in each case except as, individually or in the aggregate, has not had and would not reasonably be likely to have an RH Material Adverse Effect.

(e) Except as expressly set forth in this Section 4.15 and except for the representations and warranties in Section 4.4 and those relating to RH Permits as expressly set forth in Section 4.6, neither RH nor its Subsidiaries make any representation or warranty regarding compliance or failure to comply with, or any actual or contingent liability under, any Environmental Laws.

Section 4.16 Insurance. All material insurance policies of RH and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as is sufficient to comply with applicable Law and as is customary for the industries in which RH and its Subsidiaries operate, in each case, except as, individually or in the aggregate, has not had and would not reasonably be likely to have an RH Material Adverse Effect. Neither RH nor its Subsidiaries are in breach or default under, and neither RH nor its Subsidiaries have taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any insurance policies, in each case, except as, individually or in the aggregate, has not had and would not reasonably be likely to have an RH Material Adverse Effect.

Section 4.17 Foreign Corrupt Practices And International Trade Sanctions And Ethical Practices. To the knowledge of RH, neither RH, nor any of its Subsidiaries, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (a) used or promised any RH or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of the Foreign Corrupt Practices Act of 1977, as amended, as if it were applicable to RH or its Subsidiaries at that time, or any other similar applicable Law, (b) paid, promised, accepted or received any unlawful contributions, payments, expenditures or gifts or (c) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign Laws.

Section 4.18 Interested Party Transactions. There are no Contracts or other transactions or series of similar transactions between RH or any of its Subsidiaries, on the one hand, and any Person currently who is or who was in the past three years, (a) a current or former officer or director of RH, (b) a record or beneficial owner of five percent (5%) or more of the securities of RH or (c) an Affiliate of RH or of any such director or record or beneficial owner, on the other hand, that are currently in effect, except in each case as described in any Contracts between or among RH and any of its wholly-owned Subsidiaries or between or among any of RH’s wholly-owned Subsidiaries.

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Section 4.19 Brokers and Advisors. RH represents and warrants that, except for fees payable to Credit Suisse, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transaction based upon arrangements made by or on behalf of RH or its Affiliates.

Section 4.20 Financing. Exhibit E sets forth true and complete fully executed copies of the commitment letters, including all exhibits, schedules, annexes and amendments to such letters in effect as of the date of this Agreement (the “Debt Commitment Letters”), pursuant to which and subject to the terms and conditions thereof, each of the parties thereto (other than RH) have severally agreed to lend the amounts set forth therein (the provision of such funds as set forth therein, the “Debt Financing”) for the purposes set forth in such Debt Commitment Letters. The Debt Commitment Letters have not been amended, restated or otherwise modified or waived prior to the date of this Agreement, and the respective commitments contained in the Debt Commitment Letters have not been withdrawn, modified or rescinded in any respect prior to the date of this Agreement. As of the date of this Agreement, each Debt Commitment Letter is in full force and effect and constitutes the legal, valid and binding obligation of RH, and, to the knowledge of RH, each of the other parties thereto, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights and remedies of creditors generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at Law). There are no conditions precedent to the portion of the Debt Financing to be funded on the Closing Date, other than as expressly set forth in the Debt Commitment Letters. Subject to the terms and conditions of the Debt Commitment Letters, and assuming the accuracy in all respects of Battery’s representations and warranties with respect to Battery and its Subsidiaries, taken as a whole, in this Agreement and any of the Ancillary Agreements to which it is a party, the net proceeds contemplated from the Debt Financing, together with other financial resources of RH, including, the aggregate proceeds available from the issuance of shares of Special RH Preferred Stock, and including cash on hand and marketable securities of Parent, the Merger Subsidiaries, RH, Battery and the respective Subsidiaries of RH and Battery on the Closing Date, will, in the aggregate, be sufficient for the satisfaction of all of Parent’s and the Merger Subsidiaries’ obligations under this Agreement, including the payment of any amounts required to be paid pursuant to Article I or Article II, and the payment of any debt required to be repaid in connection with the Transaction and of all fees and expenses reasonably expected to be incurred in connection herewith. As of the date of this Agreement, (i) assuming the accuracy of the Battery’s representations and warranties contained in Section 3.5 hereof, no event has occurred which would constitute a breach or default (or an event which with notice or lapse of time or both would constitute a default), in each case, on the part of RH under the Debt Commitment Letters or, to the knowledge of RH, any other party to the Debt Commitment Letters, and (ii) subject to the satisfaction of the conditions contained in Sections 7.1 and 7.2 hereof (other than Section 7.1(f)), RH does not have any knowledge that any of the conditions to the Debt Financing will not be satisfied or that the Debt Financing or any other funds necessary for the satisfaction of all of Parent’s and the Merger Subsidiaries’ obligations under this Agreement and the payment of any debt required to be repaid in connection with the Transaction and of all fees and expenses reasonably expected to be incurred in connection herewith will not be available to Parent on the Closing Date; provided, that no representation or warranty is being made herein with respect to the condition set forth as item 14 on Exhibit E to the Debt Commitment Letter with respect to the minimum amount of Availability (as defined in the Debt Commitment Letter). RH has fully paid, on behalf of Parent, all commitment fees or other fees required to be paid prior to the date of this Agreement pursuant to the Debt Commitment Letters. The Lead Arrangers are not prohibited by any contractual arrangement with any Harbinger Party or any Affiliate thereof, including RH, from providing financing to any other Person in connection with an Alternative Proposal.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 5.1 Conduct of Battery’s Business.

(a) Except as (i) otherwise expressly permitted or required under or by this Agreement (including as contemplated by Section 6.22) or any Ancillary Agreement, (ii) set forth in Section 5.1(a) of the Battery

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Disclosure Schedule, (iii) consented to by RH in writing (which consent shall not be unreasonably withheld, conditioned or delayed) or (iv) required by any Law, Battery agrees that, during the period from the date of this Agreement until the earlier of the Closing or the termination of this Agreement pursuant to its terms, Battery shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to conduct its business in the ordinary course in a manner consistent with past practice in all material respects, and use its reasonable best efforts to preserve, in all material respects, consistent with past practices, its business organizations intact, including the assets and properties of the business, services of its current officers and key employees, and relations with customers, suppliers, licensors, licensees, distributors, Governmental Authorities and others having commercial/business dealings with Battery or any of its Subsidiaries.

(b) In addition, and without limiting the generality of Section 5.1(a), Battery agrees that, during the period from the date of this Agreement until the earlier of the Closing or the termination of this Agreement pursuant to its terms, except as (i) otherwise expressly permitted or required under or by this Agreement (including as contemplated by Section 6.22), (ii) set forth in Section 5.1(b) of the Battery Disclosure Schedule, (iii) consented to by RH in writing (it being agreed that any request for a consent shall be considered in good faith by RH) or (iv) required by any Law, Battery shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do, or agree to do, any of the following:

(i) amend or otherwise change, or fail to comply with, the Battery Organizational Documents or the Battery Subsidiary Organizational Documents;

(ii) make any change in its authorized or issued capital stock or other equity interests or, directly or indirectly, acquire, redeem, issue, deliver, encumber, pledge, sell or otherwise dispose of any of its capital stock or other equity interests or securities convertible into, or exercisable or exchangeable for, any of its capital stock or other equity interests or authorize any such action;

(iii) split, combine or reclassify any of its capital stock or other equity interests or issue any other security in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests;

(iv) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of the capital stock of Battery, except for dividends and distributions by a direct or indirect wholly-owned Subsidiary of Battery to Battery or a direct or indirect wholly-owned Subsidiary of Battery;

(v) renew, extend, modify, amend or terminate, or waive, release or assign any material rights or material claims under, any Battery Material Contract, except renewals as required by Law or by such Battery Material Contract, or enter into any other Contract that, if existing on the date of this Agreement, would be a Battery Material Contract, in each case except in the ordinary course of business;

(vi) enter into any agreement with respect to the voting of the capital stock of Battery;

(vii) issue any Indebtedness in excess of $250,000, individually, or $5,000,000, in the aggregate other than (A) the incurrence of Indebtedness under the Battery Credit Facilities, (B) for extensions, renewals or refinancings (with new Indebtedness in amounts not greater than the existing Indebtedness being replaced) of existing Indebtedness or (C) inter-company Indebtedness;

(viii) acquire (by merger, consolidation, acquisition of stock or assets or other business combination) any Person, all or substantially all of the assets of any Person, business or business unit, merge or consolidate with any Person or form any joint venture;

(ix) except as permitted in clause (viii) immediately above, adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, bankruptcy, merger or other reorganization of Battery or any of its Subsidiaries, or enter into a letter of intent or agreement in principle with respect thereto;

(x) enter into any new line of business or open or close any existing facility, plant or office, in each case except in the ordinary course of business;

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(xi) sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to the business of Battery and its Subsidiaries, taken as a whole, except in the ordinary course of business consistent with past practice;

(xii) enter into any hedging arrangements, except in the ordinary course of business;

(xiii) make or commit or agree to make any capital expenditures in excess of $250,000, individually, or $1,000,000, in the aggregate, except in the ordinary course of business consistent with past practice or in accordance with Battery’s current capital expenditure budget;

(xiv) make any loans, advances or capital contributions to, or investments in, any Person (other than wholly-owned Subsidiaries of Battery), except in the ordinary course of business consistent with past practice;

(xv) cancel, release, compromise or settle any material Action, or waive or release any material rights of Battery, including any Action that relates to the Transaction, except in the ordinary course of business consistent with past practice;

(xvi) except as required by Law, enter into, adopt, amend in any material respect or otherwise modify in any material respect any Battery Benefit Plan, accelerate the payment or vesting of benefits or amounts payable or to become payable under any Battery Benefit Plan as currently in effect on the date hereof, fail to make any required contribution to any Battery Benefit Plan, merge or transfer any Battery Benefit Plan or the assets or liabilities of any Battery Benefit Plan, change the sponsor of any Battery Benefit Plan, or terminate or establish any Battery Benefit Plan, in each case other than in the ordinary course of business, consistent with past practice;

(xvii) grant any increase in the compensation or benefits of directors or officers of Battery or any Battery Subsidiary;

(xviii) enter into, renew or amend any collective bargaining agreement, except in the ordinary course of business consistent with past practice;

(xix) make any material change in any method of accounting or accounting practice policy other than as required by applicable Law or by a change in GAAP or similar principles in foreign jurisdictions;

(xx) make or change any material Tax election unless such election is (A) required by Law or (B) consistent with elections historically made by it;

(xxi) change an annual accounting period, file any material amended Tax Return, enter into any material closing agreement, settle any material Tax claim or assessment, surrender any material right to claim a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, or take any other similar action, or omit to take any action relating to the filing of any material Tax Return or the payment of any material Tax;

(xxii) revalue any assets unless required by GAAP; or

(xxiii) authorize, agree or otherwise commit to take any of the foregoing actions.

Section 5.2 Conduct of RH’s Business.

(a) Except as (i) otherwise expressly permitted or required under or by this Agreement (including as contemplated by Section 6.16) or any Ancillary Agreement, (ii) set forth in Section 5.2(b) of the RH Disclosure Schedule, (iii) consented to by Battery in writing (which consent shall not be unreasonably withheld, conditioned or delayed) or (iv) required by any Law, RH agrees that, during the period from the date of this Agreement until the earlier of the Closing or the termination of this Agreement pursuant to its terms, RH shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to conduct its business in the ordinary course in a manner consistent with past practice in all material respects, and use its reasonable best efforts to preserve, in all material respects, consistent with past practices, its business organizations intact, including the assets and

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properties of the business, services of its current officers and key employees, and relations with customers, suppliers, licensors, licensees, distributors, Governmental Authorities and others having commercial/business dealings with RH or any of its Subsidiaries.

(b) In addition, and without limiting the generality of Section 5.2(a), RH agrees that, during the period from the date of this Agreement until the earlier of the Closing or the termination of this Agreement pursuant to its terms, except as (i) otherwise expressly permitted or required under or by this Agreement (including as contemplated by Section 6.16), (ii) set forth in Section 5.2(b) of the RH Disclosure Schedule, (iii) consented to by Battery in writing (it being understood that any request for a consent shall be considered in good faith by Battery) or (iv) required by any Law, RH shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do, or agree to do, any of the following:

(i) amend or otherwise change, or fail to comply with, the RH Organizational Documents or the RH Subsidiary Organizational Documents;

(ii) make any change in its authorized or issued capital stock or other equity interests or, directly or indirectly, acquire, redeem, issue, deliver, encumber, pledge, sell or otherwise dispose of any of its capital stock or other equity interests or securities convertible into, or exercisable or exchangeable for, any of its capital stock or other equity interests or authorize any such action other than shares of RH Common Stock issued pursuant to RH Options exercised in the ordinary course of business;

(iii) split, combine or reclassify any of its capital stock or other equity interests or issue any other security in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests;

(iv) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of the capital stock of RH, except for dividends and distributions by a direct or indirect wholly-owned Subsidiary of RH to RH or a direct or indirect wholly-owned Subsidiary of RH;

(v) renew, extend, modify, amend or terminate, or waive, release or assign any material rights or material claims under, any Material Contract, except renewals as required by Law or by such Material Contract, enter into any other Contract that, if existing on the date of this Agreement, would be a Material Contract, in each case except in the ordinary course of business;

(vi) enter into any agreement with respect to the voting of the capital stock of RH;

(vii) issue any Indebtedness in excess of $250,000, individually, or $5,000,000, in the aggregate other than (A) the incurrence of Indebtedness under the RH Credit Facilities and/or the Harbinger Term Loan Facility or (B) for extensions, renewals or refinancings (with new Indebtedness in amounts not greater than the existing Indebtedness being replaced) of existing Indebtedness or (C) inter-company Indebtedness;

(viii) acquire (by merger, consolidation, acquisition of stock or assets or other business combination) any Person, all or substantially all of the assets of any Person, business or business unit, merge or consolidate with any Person or form any joint venture;

(ix) except as permitted in clause (viii) immediately above, adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, bankruptcy, merger or other reorganization of RH or any of its Subsidiaries, or enter into a letter of intent or agreement in principle with respect thereto;

(x) enter into any new line of business or open or close any existing facility, plant or office, in each case except in the ordinary course of business;

(xi) sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to the business of RH and its Subsidiaries, taken as a whole, except in the ordinary course of business consistent with past practice;

(xii) enter into any hedging arrangements, except in the ordinary course of business;

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(xiii) make or commit or agree to make any capital expenditures in excess of $250,000, individually, or $500,000, in the aggregate, except in the ordinary course of business consistent with past practice or in accordance with RH’s current capital expenditure budget;

(xiv) make any loans, advances or capital contributions to, or investments in, any Person (other than wholly-owned Subsidiaries of RH), except in the ordinary course of business consistent with past practice;

(xv) cancel, release, compromise or settle any material Action, or waive or release any material rights of RH, including any Action that relates to the Transaction, except in the ordinary course of business consistent with past practice;

(xvi) except as required by Law, enter into, adopt, amend in any material respect or otherwise modify in any material respect any RH Benefit Plan, accelerate the payment or vesting of benefits or amounts payable or to become payable under any RH Benefit Plan as currently in effect on the date hereof, fail to make any required contribution to any RH Benefit Plan, merge or transfer any RH Benefit Plan or the assets or liabilities of any RH Benefit Plan, change the sponsor of any RH Benefit Plan, or terminate or establish any RH Benefit Plan, in each case other than in the ordinary course of business, consistent with past practice;

(xvii) grant any increase in the compensation or benefits of directors or officers of RH or any RH Subsidiary;

(xviii) enter into, renew or amend any collective bargaining agreement, except in the ordinary course of business consistent with past practice;

(xix) make any material change in any method of accounting or accounting practice policy other than as required by applicable Law or by a change in GAAP or similar principles in foreign jurisdictions;

(xx) make or change any material Tax election unless such election is (A) required by Law or (B) consistent with elections historically made by it;

(xxi) change an annual accounting period, file any material amended Tax Return, enter into any material closing agreement, settle any material Tax claim or assessment, surrender any material right to claim a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, or take any other similar action, or omit to take any action relating to the filing of any material Tax Return or the payment of any material Tax;

(xxii) revalue any assets unless required by GAAP;

(xxiii) accelerate the timing of collection of any accounts receivable in any material respect or delay or defer the timing of payment of any accounts payable in any material respect or otherwise modify its collection or payment policies, procedures or practices in any material respect; or

(xxiv) authorize, agree or otherwise commit to take any of the foregoing actions.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1 Battery Solicitation.

(a) Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date of this Agreement and continuing until 11:59 p.m., prevailing Eastern time, on March 25, 2010 (the “Solicitation Termination Date”), Battery and its Representatives shall have the right (acting through, or consistent with the recommendation of, the Special Committee) to: (i) initiate, encourage, facilitate, solicit and seek Alternative Proposals (or inquiries, proposals or other offers that may lead to an Alternative Proposal), including by way of providing access to non-public information (subject to entering into an Acceptable

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Confidentiality Agreement with each recipient); provided, that Battery shall promptly (and in any event within 48 hours) provide to RH any non-public information concerning Battery or its Subsidiaries that is provided or made available to any Person to the extent that such access was not previously provided or made available to RH and (ii) enter into and maintain discussions or negotiations with respect to Alternative Proposals or any other proposals that would reasonably be expected to lead to an Alternative Proposal or otherwise cooperate with or assist or participate in, or facilitate, any such requests, proposals, discussions or negotiations.

(b) Subject to Section 6.1(d) and Section 6.1(e) from the Solicitation Termination Date until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, Battery shall not, and shall not permit its Subsidiaries and Representatives to, directly or indirectly: (i) initiate, knowingly encourage, knowingly facilitate, solicit or seek (including in each case by way of furnishing non-public information or assistance to any Person) any inquiries with respect to, or the making, submission, announcement or implementation of, any proposal or other action that constitutes, or may reasonably be expected to lead to, any Alternative Proposal, (ii) initiate, knowingly encourage, participate in or solicit any discussions or negotiations with any Person (whether such discussions or negotiations are initiated by Battery, any of its Representatives or a third party), other than RH or any of its Representatives, regarding or in furtherance of such inquiries or relating to an Alternative Proposal, (iii) provide any non-public information, documentation or data to any Person, other than RH or any of its Representatives, relating to an Alternative Proposal, (iv) otherwise cooperate with or knowingly facilitate any effort or attempt to make, implement or accept any Alternative Proposal, (v) amend or grant any waiver or release under any standstill agreement, confidentiality agreement or agreement restricting a party from engaging in negotiations or discussions with Battery, (vi) adopt or approve any Alternative Proposal, or propose the approval or adoption of any Alternative Proposal, or resolve or agree to take any such action or (vii) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or which is intended to or is reasonably likely to lead to any Alternative Proposal (other than an Acceptable Confidentiality Agreement as set forth in the provisions of Section 6.1(d)); provided, however, that, subject to Battery complying with Section 6.1(c), and subject to the last two sentences of this Section 6.1(b), nothing contained in this Section 6.1(b) shall prohibit Battery from taking any of the actions described in clause (i) through (v) of this Section 6.1(b) with respect to any Person who made a bona fide written Alternative Proposal received prior to the Solicitation Termination Date with respect to which the requirements of Section 6.1(d)(i) and Section 6.1(d)(iii) have, together with any other Alternative Proposals contemplated by the proviso to the definition of “Superior Proposal”, been satisfied as of the Solicitation Termination Date and thereafter continuously through the date of determination (any Person so submitting such Alternative Proposal(s) and continuously meeting such requirements, an “Excluded Party”); provided, however, that following the Solicitation Termination Date, an Excluded Party shall be deemed to continuously meet such requirements, if, during the course of ongoing negotiations, there is no period of greater than three (3) continuous Business Days during which the Alternative Proposal submitted by such Person, together with any other bona fide Alternative Proposals contemplated by the proviso in the definition of a “Superior Proposal” with respect to which discussions or negotiations remain active, shall fail to satisfy the requirements of Section 6.1(d)(iii). Except with respect to any Excluded Party, on the day following the Solicitation Termination Date, Battery shall immediately cease and cause its Subsidiaries and Representatives to terminate any solicitation, encouragement, discussion or negotiation or cooperation with or assistance or participation in, or facilitation of any such inquiries, proposals, discussions or negotiations with any Persons conducted theretofore by Battery, its Subsidiaries or any of its Representatives with respect to any Alternative Proposal and request and instruct to be returned or destroyed all non-public information provided by or on behalf of Battery or any of its Subsidiaries to such Person. Notwithstanding anything in this Section 6.1 to the contrary, any Excluded Party shall cease to be an Excluded Party for all purposes under this Agreement immediately at such time as such Alternative Proposal, together with any other bona fide Alternative Proposals contemplated by the proviso in the definition of a “Superior Proposal” with respect to which discussions or negotiations remain active, made by such party is withdrawn, terminated, expires or at any time fails to satisfy the requirements of Section 6.1(d)(iii) for a period of three (3) continuous Business Days. No party shall be an Excluded Party unless the Battery Board (acting through, or consistent with the recommendation of, the Special Committee) determines that such party is an Excluded Party no later than the Solicitation Termination Date.

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(c) Within 48 hours after the Solicitation Termination Date, Battery shall notify RH, in writing, of the identity of each Excluded Party, if any, and provide RH a copy of each Alternative Proposal received from each Excluded Party (or, where no such copy is available, a reasonably detailed written description of such Alternative Proposal). From and after the Solicitation Termination Date, Battery shall promptly (and in any event within 48 hours) notify RH in the event that Battery, its Subsidiaries or Representatives receives any Alternative Proposal (including any material modifications thereto or to any proposal made by an Excluded Party) or any request for non-public information or any inquiry relating in any way to any Alternative Proposal. Following the Solicitation Termination Date, Battery shall provide RH with written notice of the material terms and conditions of such Alternative Proposal, request or inquiry, and the identity of the Person or group of Persons making any such Alternative Proposal, request or inquiry, and shall promptly (and in any event no later than within 48 hours) advise RH of any material development relating thereto. Battery has not entered into any agreement prior to the date hereof, and will not enter into any agreement following the date hereof, that would prevent Battery from providing such information to RH.

(d) Notwithstanding anything to the contrary contained in Section 6.1(b), if at any time following the date of this Agreement and prior to obtaining the Battery Stockholder Approval (i) Battery has received a written Alternative Proposal from a third party that the Battery Board (acting through, or consistent with the recommendation of, the Special Committee) believes in good faith to be bona fide, (ii) such Alternative Proposal did not result from a breach of this Section 6.1 and (iii) the Battery Board (acting through, or consistent with the recommendation of, the Special Committee) determines in good faith, after consultation with financial advisors and outside legal counsel, that such Alternative Proposal, together with any other bona fide Alternative Proposals contemplated by the proviso in the definition of a “Superior Proposal” with respect to which discussions or negotiations remain active, constitutes or would reasonably be expected to result in a Superior Proposal, then Battery may (A) furnish information with respect to Battery and its Subsidiaries to the Person making such Alternative Proposal and (B) participate in discussions or negotiations with the Person making such Alternative Proposal regarding such Alternative Proposal; provided, that Battery (x) will not, and will not permit its Subsidiaries or Representatives to, disclose any non-public information to such Person without first entering or having entered into an Acceptable Confidentiality Agreement with such Person and (y) will promptly (and in any event within 48 hours) provide to RH any non-public information concerning Battery or its Subsidiaries provided or made available to such other Person which was not previously made available to RH. For the avoidance of doubt, prior to obtaining the Battery Stockholder Approval, Battery shall in any event be permitted to take the actions described in clauses (A) and (B) above with respect to any Excluded Party for so long as such party remains an Excluded Party, and from and after obtaining the Battery Stockholder Approval no Person shall be an Excluded Party.

(e) Notwithstanding anything in Section 6.1(b) to the contrary, (i) if a material development or material change in circumstances, in each case, that relates to Battery, RH or the transactions contemplated hereby, but does not relate to any Alternative Proposal and which first becomes known to the Battery Board after the date hereof and prior to obtaining the Battery Stockholder Approval (an “Intervening Event”) or (ii) if Battery receives an Alternative Proposal which the Battery Board (acting through, or consistent with the recommendation of, the Special Committee) concludes in good faith, after consultation with outside legal counsel and financial advisors, constitutes a Superior Proposal after giving effect to all of the adjustments to the terms of this Agreement which may be offered by RH in accordance with this Section 6.1(e), then, in each case, the Battery Board (acting through, or consistent with the recommendation of, the Special Committee) may at any time prior to obtaining the Battery Stockholder Approval, if it determines in good faith, after consultation with outside legal counsel, that not taking such action would be inconsistent with the fiduciary duties of the Battery Board to the Battery stockholders under applicable Law (A) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to RH, the Battery Board Recommendation (a “Board Recommendation Change”), (B) only in the case of clause (ii) of this Section 6.1(e), approve or recommend such Superior Proposal, and/or (C) only in the case of clause (ii) of this Section 6.1(e), terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal pursuant to Section 8.1(e); provided, however, that Battery shall not terminate this Agreement pursuant to the foregoing clause (C), and any purported termination

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pursuant to the foregoing clause (C) shall be void and of no force or effect, unless at or concurrently with such termination Battery pays the Termination Fee and the Reimbursable Expenses in full and otherwise complies with the provisions of Section 8.3; and provided, further, that neither the Battery Board nor the Special Committee may make a Board Recommendation Change pursuant to the foregoing clause (A), approve or recommend any Superior Proposal pursuant to the foregoing clause (B) or terminate this Agreement pursuant to the foregoing clause (C) unless (x), in the case of clauses (B) and (C), such Superior Proposal did not result from a breach by Battery of this Section 6.1 and (y) in the case of clauses (A), (B) and (C):

(i) the Battery Board shall have first provided at least three (3) Business Days prior written notice (a “Notice”) to RH that it is prepared to take the applicable action in response to an Intervening Event or a Superior Proposal, as applicable, which notice shall (i) describe such Intervening Event or Superior Proposal, as applicable, in reasonable detail, and (ii) in the case of a Superior Proposal, be accompanied by the most current version of all relevant written agreements or proposals relating to the transaction that constitute such Superior Proposal together with, in the case of an Alternative Proposal that includes non-cash consideration, the value or range of values attributed by the Battery Board in good faith to such non-cash consideration after consultation with financial advisors; and

(ii) RH does not make, within such three-Business Day period, a proposal that would, in the good faith judgment of the Battery Board (acting through, or consistent with the recommendation of, the Special Committee, after consultation with its outside legal counsel and independent financial advisors), cause the Alternative Proposal previously constituting a Superior Proposal to no longer constitute a Superior Proposal or the material development or material change to no longer constitute an Intervening Event, as applicable, in each case, taking into consideration any risk of non-consummation and all legal, financial, regulatory and other aspects of such proposal. Battery agrees that, during the three-Business Day period prior to its effecting a Board Recommendation Change or taking another action permitted by clause (B) or (C), Battery and its Representatives shall negotiate in good faith with RH and its Representatives regarding any revisions to the terms of the transactions contemplated hereunder such that the Alternative Proposal in question no longer constitutes a Superior Proposal. Each successive modification of any Alternative Proposal shall constitute a new Acquisition Proposal for purposes of this Section 6.1(e).

(f) Nothing contained in this Agreement shall prohibit Battery or the Battery Board from (i) taking and disclosing to the Battery stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or issuing a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act with respect to an Alternative Proposal or (ii) making any disclosure to the stockholders of Battery (other than a Board Recommendation Change, which may be made only in accordance with Section 6.1(e)) if the Battery Board determines in good faith, after consultation with its legal counsel, that such disclosure is required by its fiduciary duties under applicable Law; provided, however, that any disclosure of a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act or an express rejection of any applicable Alternative Proposal together with an express reaffirmation of its recommendation to its stockholders in favor of the Transaction and the Battery Merger shall be deemed to be a Board Recommendation Change.

(g) In the event that Battery makes a Board Recommendation Change, it shall promptly make a public announcement of such change and such announcement and shall set forth the material reasons for such change.

Section 6.2 RH Solicitation. Except as provided in the Harbinger Support Agreement or as set forth in Section 6.2 of the RH Disclosure Schedule, during the period from the date of this Agreement until the earlier of the Closing or the termination of this Agreement pursuant to its terms, RH shall not, and shall not permit any of its Subsidiaries or any of its or its Subsidiaries’ Representatives to, directly or indirectly, (a) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any Alternative Proposal, (b) knowingly facilitate, knowingly encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Alternative Proposal, (c) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets

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of RH or its Subsidiaries in connection with an Alternative Proposal, (d) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing or (e) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to any Alternative Proposal. RH shall, and shall cause its Representatives to, cease immediately all discussions and negotiations regarding any proposal that constitutes, or could reasonably be expected to lead to, an Alternative Proposal and shall demand the prompt return or destruction of all confidential information previously furnished in connection therewith.

Section 6.3 Preparation of SEC Documents. As promptly as practicable after the execution of this Agreement, (a) Parent, RH and Battery shall prepare and file with the SEC the proxy statement/prospectus (as amended or supplemented from time to time, the “Proxy Statement/Prospectus”) to be sent to the stockholders of Battery relating to the meeting of Battery’s stockholders (the “Battery Stockholders’ Meeting”) to be held to consider the approval of the Battery Merger and (b) RH shall cause Parent to prepare and file with the SEC a registration statement on Form S-4 or such other applicable form as Battery and RH may agree (as amended or supplemented from time to time, the “Registration Statement”), in which the Proxy Statement/Prospectus will be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued in the Battery Merger. Each party shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and, prior to the effective date of the Registration Statement, RH shall cause Parent to take all action reasonably required (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) to be taken under any applicable state securities Laws in connection with the issuance of shares of Parent Common Stock in the Mergers. Each of Parent, Battery and RH shall furnish all information as may be reasonably requested by the other in connection with any such action and the preparation, filing and distribution of the Registration Statement and the Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, Battery shall use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders as of the record date for Battery Stockholders’ Meeting. No filing of, or amendment or supplement to, the Registration Statement or the Proxy Statement will made (in each case including documents incorporated by reference therein) without providing Battery, RH and Parent with a reasonable opportunity to review and comment thereon. If at any time prior to the Effective Time any information relating to Battery, RH or Parent, or any of their respective Affiliates, directors or officers, should be discovered by Battery, RH or Parent which should be set forth in an amendment or supplement to either the Registration Statement or the Proxy Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of Battery. Battery or Parent, as applicable, will advise the other parties hereto promptly after it receives any oral or written request by the SEC for amendment of the Proxy Statement or the Registration Statement, as applicable, or comments thereon and responses thereto or requests by the SEC for additional information and will promptly provide the other with copies of any written communication from the SEC or any state securities commission. Battery, RH and Parent shall use their respective reasonable best efforts, after consultation with each other, to resolve all such requests or comments with respect to the Proxy Statement or the Registration Statement, as applicable, as promptly as reasonably practicable after receipt thereof. Without limiting the generality of the foregoing, each of Battery, RH and Parent shall fully cooperate with each other in the preparation of each of the Proxy Statement and the Registration Statement and each of RH, Parent and Battery shall, upon request, furnish Battery or Parent, as applicable, with all information concerning it and its Affiliates as the requesting party may deem reasonably necessary or advisable in connection with the preparation of the Proxy Statement or the Registration Statement, as applicable. Battery and Parent shall notify each other promptly of the time when the Registration Statement has become effective, of the issuance of any stop order or suspension of the qualification of the Parent Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, or of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or the Registration Statement or for additional information.

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Section 6.4 Battery Board Recommendation. Subject to Section 6.1(e), the Battery Board shall recommend that Battery’s stockholders vote in favor of approval of the matters described in Section 3.3(c) (the “Battery Board Recommendation”) and Battery, acting through the Board of Directors of Battery, shall include in the Proxy Statement such recommendation, and shall otherwise use its reasonable best efforts to obtain Battery Stockholder Approval; provided, that, except as otherwise agreed in writing by Battery and such parties; under no circumstances shall Battery’s directors, officers or stockholders be required to expend any personal funds (other than reasonable business expenses reimbursable by Battery), incur any liabilities or bring (or threaten to bring) any Action against a third party in order to obtain Battery Stockholder Approval. This Section 6.4 shall not be construed to require Battery to make any payment to any stockholder in exchange for such stockholder’s vote in favor of the Transaction.

Section 6.5 Battery Stockholder Meeting; RH Stockholder Approval.

(a) As promptly as practicable after the Proxy Statement is prepared and Battery has mailed (or otherwise made electronically available) the Proxy Statement to Battery’s stockholders, Battery shall take, in accordance with applicable Law and the Battery Organizational Documents, all action reasonably necessary to convene the Battery Stockholders’ Meeting to consider and vote upon the approval of the Transaction, to cause such vote to be taken and to obtain the Battery Statutory Stockholder Approval and the affirmative vote of a majority of the shares of Battery Common Stock (other than any shares of Battery Common Stock beneficially owned by the Harbinger Parties) outstanding and entitled to vote thereon (such approval together with the Battery Statutory Stockholder Approval, the “Battery Stockholder Approval”).

(b) As promptly as practicable after the date hereof, RH shall take, in accordance with applicable Law and the RH Organizational Documents, all action reasonably necessary to obtain from its stockholders the RH Stockholder Approval.

Section 6.6 Access to Information; Confidentiality; Public Announcements.

(a) Subject to the Confidentiality Agreement and subject to applicable Law, each of Battery and RH shall, and shall cause its Subsidiaries to, afford to the other party and to the directors, officers, employees, consultants, accountants, counsel, advisors and other agents and representatives of such other party (collectively, “Representatives”), reasonable access at all reasonable times during normal business hours on reasonable notice prior to the Effective Time to all their respective properties, books, Contracts, commitments, personnel and records (provided that such access shall not unreasonably interfere with the business or operations of such party) and, during such period, each of Battery and RH shall, and shall cause its Subsidiaries to, furnish promptly to the other party all information concerning its business, properties and personnel as such other party may reasonably request; provided, that nothing in this Section 6.6(a) or Section 6.6(b) shall require a party to provide any access, or to disclose any information, if permitting such access or disclosing such information would (i) violate applicable Law, (ii) violate any of its obligations with respect to confidentiality (provided that such party shall, upon the request of the other party, use its reasonable best efforts to obtain the required consent of any third party to such access or disclosure) or (iii) result in the loss of attorney-client or similar privilege (provided that such party shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege). No review pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the parties hereto or the conditions to the obligations of the parties hereto under this Agreement.

(b) Each of RH, Battery and the Merger Subsidiaries shall hold, and shall cause its officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any non-public information in accordance with the terms of the Confidentiality Agreement.

(c) Except with respect to any Board Recommendation Change made in accordance with the terms of this Agreement, and subject to Section 6.1(f), each of RH, Battery and the Merger Subsidiaries hereby agrees that it

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shall not, and shall cause its Affiliates and representatives not to, issue or cause the publication of any press release or other public statement or any written communications to investors, employees and vendors with respect to this Agreement or the Transaction without the prior written consent of the other parties hereto; provided, however, that nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such disclosure (i) is required by applicable Law, in which case the party making such determination will use its reasonable best efforts to allow the other parties hereto reasonable time to comment on such release or announcement in advance of its issuance or (ii) contains only information that has already been included in a prior public statement made in accordance with this Section 6.6(c) and such party has provided the other parties hereto with advance notice of such press release or public announcement.

Section 6.7 Antitrust Filings; Reasonable Best Efforts.

(a) Each of the parties to this Agreement agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties to this Agreement in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction and to cause the conditions set forth in Article VII to be satisfied as promptly as practicable. In furtherance and not in limitation of the foregoing, as promptly as practicable after the date hereof (to the extent not made prior to the date hereof), RH shall (or shall cause its applicable Affiliates to) and Battery shall (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transaction and all other necessary filings, forms, declarations, notifications, registrations and notices with other Governmental Authorities under Competition Laws relating to the Transaction, (ii) use their reasonable best efforts to obtain all other necessary actions, waivers, consents, licenses, Battery Permits or RH Permits, as applicable, authorizations, Orders and approvals from Governmental Authorities and the making of all other necessary registrations and filings (including filings with Governmental Authorities, if any), (iii) use their reasonable best efforts to obtain all consents, approvals or waivers from third parties that are necessary to consummate the Transaction, (iv) execute, deliver and perform any such additional instruments reasonably necessary to consummate the Transaction and to fully carry out the purposes of this Agreement and (v) use their reasonable best efforts to provide all such information concerning such party, its Subsidiaries, its Affiliates and its Subsidiaries’ and Affiliates’ officers, directors, employees and partners as may be reasonably requested in connection with any of the matters set forth in this Section 6.7(a).

(b) Each party shall use its reasonable best efforts to respond at the earliest practicable date to any requests for additional information made by the Federal Trade Commission, the United States Department of Justice or any other Governmental Authorities, and act in good faith and reasonably cooperate with the other parties in connection with any investigation of any Governmental Authority. Each party shall use its reasonable best efforts to furnish to each other all information required for any filing, form, declaration, notification, registration and notice. The parties will consult and cooperate with one another in connection with any information or proposals submitted in connection with proceedings under or relating to any Competition Law.

(c) Notwithstanding the foregoing, in connection with efforts to obtain the termination or expiration of any waiting period under any applicable Competition Laws, (i) in no event shall “reasonable best efforts” of any party include commencing litigation or threatening to commence litigation, opposing any motion or action for a temporary, preliminary or permanent injunction against the transactions contemplated by this Agreement or entering into a consent decree or other commitment containing such party’s agreement to hold separate or divest its or its Subsidiaries’ plants, assets or businesses, or agreeing to any limitations on its or its Subsidiaries’ conduct or actions, and in no event shall any party be required to take any of the foregoing actions and (ii) nothing herein shall require Battery or RH to take any action with respect to compliance with Competition Law or the obtaining of any consent, clearance or the expiration of any applicable waiting period under Competition Law which would bind such Person or its Subsidiaries irrespective of whether the Closing occurs.

Section 6.8 Fees and Expenses. Except as set forth in Section 8.3 of this Agreement, all fees and expenses incurred in connection with this Agreement and the Mergers shall be paid by the party incurring such fees or expenses.

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Section 6.9 Listing of Parent. Each of Parent, RH and Battery shall use all of their respective reasonable best efforts to cause the Parent Common Stock issuable under Article II, and those shares of Parent Common Stock required to be reserved for issuance in connection with the Transaction (including under the Battery Incentive Plan), to be authorized for listing on the NYSE (or, if such a listing is not capable of being obtained, then on The NASDAQ Stock Market or the NYSE Amex), upon official notice of issuance.

Section 6.10 Taxes.

(a) RH and Battery shall use their reasonable best efforts, and shall cause their respective Subsidiaries to use their reasonable best efforts, to take or cause to be taken any action necessary for the Mergers to qualify as a exchanges within the meaning of Section 351 of the Code. Neither RH nor Battery shall, nor shall they permit any of their respective Subsidiaries to, take or cause to be taken any action that would disqualify the Mergers as exchanges within the meaning of Section 351 of the Code.

(b) Each of RH and Battery shall report the Mergers as exchanges within the meaning of Section 351 of the Code, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

(c) Battery and RH shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any gains, sales, use, transfer, value added, stock transfer, real estate transfer, and stamp taxes, any transfer, recording, registration and other fees or any similar Taxes which become payable in connection with the Transaction that are required or permitted to be filed on or before the Effective Time.

Section 6.11 Notification of Certain Matters. Battery shall give prompt notice to RH, and RH shall give prompt notice to Battery, of any change or event that would have or would reasonably be likely to have, individually or in the aggregate, a Battery Material Adverse Effect, or an RH Material Adverse Effect, as applicable, or which would be reasonably likely to result in the failure of any of the conditions to the obligations of the other party set forth in Article VII to be satisfied. Notwithstanding the above, the delivery of any notice pursuant to this Section 6.11 will not limit, expand or otherwise affect the representations, warranties, covenants or agreements of the parties or the remedies available hereunder to the party receiving such notice or the conditions to such party’s obligation to consummate the applicable Merger.

Section 6.12 Stockholder Litigation. Each party shall keep the other parties reasonably informed with respect to the defense or settlement of any stockholder Action against it and its directors relating to the Transaction. Each party shall give the other parties the opportunity to consult with it regarding the defense or settlement of any such stockholder Action and shall not settle any such Action without the other parties’ prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

Section 6.13 The Financing.

(a) RH will use its reasonable best efforts to take, or cause to be taken, and Battery shall provide cooperation on a reasonable best efforts basis to RH in connection with, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Debt Financing on the terms and conditions described in the Debt Commitment Letters. RH will use its reasonable best efforts (i) to maintain the Debt Commitment Letters in effect, enter into and to cause Parent and each of the Subsidiaries of RH or Battery, as the case may be, to enter into definitive agreements with respect to the Debt Financing on the terms and conditions reflected in the Debt Commitment Letters, (ii) to satisfy on a timely basis all conditions applicable to it and to Parent in such definitive agreements and to comply with its obligations thereunder and (iii) to consummate the Debt Financing no later than the Closing. Battery will use its reasonable best efforts to enter into and to cause each of its Subsidiaries, as the case may be, to enter into definitive agreements with respect to the Debt Financing on the terms and conditions reflected in the Debt Commitment Letters. If any party becomes aware that all or any portion of the Debt Financing is not available to consummate the transactions contemplated by this Agreement, then that party shall promptly notify each of the other parties, and each party shall use its reasonable best efforts

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to obtain, and each of the other parties shall use reasonable best efforts to assist the other parties in obtaining, alternative financing from alternative financing sources on terms that are no less favorable to RH, Battery and their respective Subsidiaries than those set forth in the Debt Commitment Letters and in an amount that is adequate to pay all fees and expenses and required debt repayments associated with the transactions contemplated by this Agreement and to make any other payments necessary to consummate the transactions contemplated by this Agreement (the “Alternative Financing”). In such event, the term “Debt Financing” as used in this Agreement shall be deemed to include any Alternative Financing, the term “Debt Commitment Letter” as used in this Agreement shall be deemed to include any commitment letter issued in connection with any Alternative Financing, and the term “Financing Documents” as used in this Agreement shall be deemed to include any credit agreements and other loan documents, underwriting or note purchase agreements, indentures, currency or interest hedging agreements and other contracts in connection with any Alternative Financing. RH shall give Battery prompt oral and written notice (but in any event not later than 48 hours after the occurrence) of any material breach by any party to the Debt Commitment Letters or of any condition therein not likely to be satisfied, in each case, of which RH has knowledge or any termination of any Debt Commitment Letter. RH shall keep Battery informed on a reasonably current basis of the status of its efforts to consummate the Debt Financing. RH shall not amend or alter, or agree to amend or alter, any Debt Commitment Letter in any manner that would reasonably be expected to delay the transactions contemplated by this Agreement beyond the Outside Date without the prior written consent of Battery. For the avoidance of doubt, the syndication of the Debt Financing (to the extent permitted by the Debt Commitment Letters) shall be deemed not to violate RH’s obligations under this Agreement.

(b) Each party shall provide, and shall cause its Subsidiaries and Representatives to provide, all cooperation in connection with the parties’ efforts to obtain the Debt Financing or the Alternative Financing as may reasonably be requested by any of the other parties or by the Lead Arrangers, including (i) providing financial and other information relating to it and its Subsidiaries to each other party and the lenders and other financial institutions and investors that are or may become parties to the Debt Financing and to any underwriters, initial purchasers or placement agents in connection with the Debt Financing (the “Financing Parties”) that is customary for such financing or reasonably necessary for the completion of the Debt Financing by the Financing Parties, including information regarding the business, operations, financial projections and prospects of such party and its Subsidiaries that is customary for such financing or reasonably necessary for the completion of the Debt Financing by the Financing Parties, (ii) participating and causing its senior management to participate in a reasonable number of meetings (including customary one-on-one meetings) with any Financing Parties and other presentations, road shows, drafting sessions, due diligence sessions (including accounting due diligence sessions) and sessions with the rating agencies as are reasonably necessary for the completion of the Debt Financing by the Financing Parties, (iii) assisting in the preparation of (A) any customary offering documents, bank information memoranda, Forms 8-K, registration statements, prospectuses and similar documents (including all historical and pro forma financial statements and information regarding such party and its Subsidiaries that is required by Regulations S-K and S-X to be included or incorporated by reference in a registration statement) for any of the Debt Financing or offering of debt securities in connection therewith, and (B) materials for rating agency presentations, (iv) cooperating with the marketing efforts for any of the Debt Financing (including consenting to the use of such party’s and its Subsidiaries’ logos), (v) assisting in the preparation of and executing and delivering (or using reasonable best efforts to obtain from its advisors), and causing its Subsidiaries to execute and deliver (or use reasonable best efforts to obtain from its advisors), (A) credit agreements and other loan documents, underwriting or note purchase agreements, indentures, currency or interest hedging agreements and other contracts in connection with any of the Debt Financing (collectively, the “Financing Documents”), customary certificates (including a certificate of the chief financial officer of such party or any Subsidiary with respect to solvency matters), legal opinions or other documents and instruments relating to guarantees and other matters ancillary to the Debt Financing as may be reasonably requested by each other party in connection with any of the Debt Financing and other documents required to be delivered under the Financing Documents and (B) the amendment of any of such party’s or its Subsidiaries’ existing credit facilities, currency or interest hedging agreements, or other agreements, in each case, on terms satisfactory to each other party and that are reasonably requested by each other party in connection with any of the Debt Financing; provided, that no

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obligation of any party or any of its Subsidiaries under any such agreements or amendments shall be effective until the Closing, (vi) using its reasonable best efforts, as appropriate, to have its independent accountants provide their reasonable cooperation and assistance, including providing customary comfort letters to the underwriters in connection with the initial purchase of any securities in connection with any Debt Financing and providing customary consents to inclusion of their audit reports in registration statements of Parent, (vii) providing authorization letters to the Financing Parties authorizing the distribution of information to prospective lenders or investors and containing a representation to the Financing Parties that the public side versions of such documents, if any, do not include material nonpublic information about such party or its Affiliates or securities, (viii) using its reasonable best efforts to ensure that the Financing Parties benefit from the existing lending relationships of such party and its Subsidiaries, (ix) cooperating reasonably with the Financing Parties’ due diligence investigation of such party and its Subsidiaries, including (A) due diligence performed by any Financing Parties and their respective counsel in connection with any of the Debt Financing, to the extent customary and reasonable and to the extent not unreasonably interfering with its business and (B) a borrowing base audit with respect to such party’s accounts and inventory and an appraisal of the net orderly liquidation value of such party’s inventory, and (x) taking such actions and providing such information and assistance as the Financing Parties may reasonably request in connection with creating Liens upon or pledging collateral to secure the Debt Financing or the Alternative Financing. Notwithstanding the foregoing, until the Effective Time occurs, neither Battery nor any of its Subsidiaries shall (A) be required to pay any commitment or other similar fee, (B) have any liability or any obligation under any credit agreement or any related document or any other agreement or document related to the Debt Financing (or Alternative Financing) or (C) be required to incur any other liability other than with respect to out-of-pocket expenses (including attorneys’ fees) in connection with the Debt Financing (or any Alternative Financing). RH (i) acknowledges and agrees that Battery, its Subsidiaries and their respective Representatives shall not have any responsibility for, or incur any liability to any Person under, the Debt Financing or any Alternative Financing other than with respect to out-of-pocket expenses (including attorneys’ fees) and (ii) shall indemnify and hold harmless Battery, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses (other than with respect to out-of-pocket expenses (including attorneys’ fees) incurred in connection with compliance with Section 6.13) suffered or incurred by any of them in connection with the arrangement of the Debt Financing and any information used in connection therewith, except (x) with respect to any information provided by Battery or any of its Subsidiaries or (y) in the event that any such losses, damages, claims, costs or expenses arose out of result from the willful misconduct or gross negligence of Battery, its Subsidiaries or their respective Representatives.

(c) Each party acknowledges and agrees that the obligations of each party with respect to the Debt Financing are only as set forth in this Section 6.13, and no other provision herein, including Section 6.7, shall be deemed to expand or otherwise modify such obligations.

Section 6.14 Indemnification, Exculpation and Insurance.

(a) Each of Parent and the Surviving Corporations shall, and Parent shall cause the Surviving Corporations to, assume and perform the obligations with respect to all rights to indemnification and exculpation from liabilities, including advancement of expenses, for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of Battery and RH as provided in the Battery Organizational Documents or the RH Organizational Documents, as applicable, or any indemnification Contract between such directors or officers and Battery or RH, as applicable (in each case, as in effect on the date hereof), without further action, as of the Effective Time and such obligations shall survive the Effective Time and shall continue in full force and effect in accordance with their terms.

(b) In the event that either Parent or any of the Surviving Corporations or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and other assets to any Person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of Parent or the applicable Surviving Corporation, as applicable, shall expressly assume the obligations set forth in this Section 6.14.

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(c) For six (6) years after the Effective Time, Parent shall maintain (directly or indirectly through Battery’s or RH’s existing insurance programs, as applicable) in effect Battery’s and RH’s current directors’ and officers’ liability insurance in respect of acts or omissions occurring at or prior to the Effective Time, covering each Person currently covered by Battery’s and RH’s directors’ and officers’ liability insurance policy, as applicable, on terms with respect to such coverage and amounts no less favorable than those of such policy in effect on the date hereof; provided, however, that Parent may (i) substitute therefor policies of Parent with another insurance company of comparable standing to Battery’s or RH’s current insurer, as applicable, and containing terms and conditions, including with respect to coverage (including as coverage relates to deductibles and exclusions) and amounts no less favorable to such directors and officers or (ii) request that Battery or RH, as applicable, obtain such extended reporting period coverage under its existing insurance programs (to be effective as of the Effective Time); provided, further, that in satisfying its obligation under this Section 6.14(c), none of Battery, RH or Parent shall be obligated to pay more than 300% of the premiums paid as of the date of this Agreement by Battery or RH, as applicable, to obtain such coverage. It is understood and agreed that in the event such coverage cannot be obtained for such amount or less in the aggregate, Parent shall only be obligated to provide the maximum coverage as may be obtained for such aggregate amount.

(d) The provisions of this Section 6.14 (i) are intended to be for the benefit of, and will be enforceable from and after the Effective Time by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise.

Section 6.15 Section 16 Matters. Prior to the Effective Time, each of Parent and Battery shall use its reasonable best efforts to cause any dispositions of Battery Common Stock (including derivative securities with respect to Battery Common Stock) resulting from the Transaction by each individual, and each Person that may be deemed a “director by deputization”, who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Battery to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.16 Water Business Spin-Off. Prior to the Effective Time, RH shall use its reasonable best efforts to distribute 100% of the capital stock or other equity interests in its Subsidiaries, Stamekon Holding Ltd. and Applica Water Products, to the stockholders of RH.

Section 6.17 No Other Representations and Warranties.

(a) Except for the representations and warranties contained in Article IV or the Ancillary Agreements, Battery acknowledges and agrees that neither RH nor any other Person on behalf of RH makes, nor has Battery relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to RH or with respect to any other information provided to or made available to Battery in connection with the Transaction. Subject to Section 4.4 and Section 6.3, neither RH nor any other Person will have or be subject to any liability or indemnification obligation to Battery or any other Person resulting from the distribution to Battery, or Battery’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Battery in certain data rooms or management presentations in expectation of the Transaction, unless any such information is expressly included in a representation or warranty contained in Article IV or in an applicable section of the RH Disclosure Schedule.

(b) Except for the representations and warranties contained in Article III or the Ancillary Agreements, RH acknowledges and agrees that neither Battery nor any other Person on behalf of Battery makes, nor has RH relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to Battery or with respect to any other information provided to or made available to RH in connection with the Transaction. Subject to Section 3.4 and Section 6.3, neither Battery nor any other Person will have or be subject to any liability or obligation to RH or any other Person resulting from the distribution to RH, or RH’s use of, any such information, including any information, documents, projections, forecasts or other material made available to RH in certain data rooms or management presentations in expectation of the Transaction, unless any such information is expressly included in a representation or warranty contained in Article III or in an applicable section of the Battery Disclosure Schedule.

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Section 6.18 Battery Investment in Battery Merger Sub. On the Business Day immediately preceding the contemplated Closing Date, (a) RH and Parent shall cause Battery Merger Sub to issue and sell to Battery, and Battery shall purchase, newly issued shares of common stock of Battery Merger Sub for an aggregate purchase price of $51.00 such that after giving effect to such issuance and sale, Battery shall own a number of shares of Battery Merger Sub common stock representing 51% of the aggregate issued and outstanding shares of Battery Merger Sub common stock and (b) concurrently with the consummation of the purchase and sale of such newly issued shares, Battery shall cause Battery Merger Sub to execute and deliver one or more supplemental indentures pursuant to which Battery Merger Sub shall agree to assume and be bound (in each case as a subsidiary guarantor thereunder) by the terms and conditions of the Indenture, dated as of August 28, 2009, among Battery, certain Subsidiaries of Battery, as guarantors, and U.S. Bank National Association, as trustee.

Section 6.19 Indebtedness of RH Owed to Harbinger. Immediately following the Effective Time, Parent shall acquire the Harbinger Term Loan Facility by issuing to the Harbinger Parties (pro rata based on the portion of Indebtedness under the Harbinger Term Loan Facility held by each Harbinger Party) a number of newly issued and non-assessable shares of Parent Common Stock equal to the quotient obtained by dividing (a) the aggregate amount of Indebtedness under the Harbinger Term Loan (including accrued but unpaid interest thereon and any prepayment penalties or premiums payable in connection with the repayment thereof) as of the close of business on the Business Day immediately preceding the Closing Date (such amount, the “Harbinger Term Loan Amount”) by (b) $31.50 (as adjusted to fully reflect the appropriate effect of any stock splits, reverse stock split, stock dividend, including any dividend or distribution of securities convertible into Battery Common Stock or Parent Common Stock, reorganization, recapitalization, reclassification or other similar change with respect to Battery Common Stock or Parent Common Stock having a record date on or after the date hereof and prior to the Effective Time).

Section 6.20 Listing of Battery. Battery shall use its reasonable best efforts to cause the outstanding shares of Battery Common Stock to be listed on the NYSE (or, if such a listing is not capable of being obtained, then on The NASDAQ Stock Market or the NYSE Amex) as promptly as reasonably practicable after the date hereof; provided, however, that if the Battery Common Stock shall not have been listed on the NYSE (or, if such a listing is not capable of being obtained, then on The NASDAQ Stock Market or the NYSE Amex) prior to the date determined by the Battery Board to be the record date for the Battery Stockholder Meeting, the parties shall (a) restructure the method of combining Battery and RH contemplated hereby such that the combination shall be effected through the merger of a newly-formed Delaware corporation which shall be a wholly-owned Subsidiary of Battery with and into RH, with RH surviving as the surviving corporation and (b) amend this Agreement and any related Transaction Documents appropriately to reflect such revised transaction structure.

Section 6.21 Performance by Parent and the Merger Subsidiaries. RH (and, with respect to Battery Merger Sub, following the investment described in Section 6.18, Battery) shall cause Parent and the Merger Subsidiaries to perform all of their covenants, agreements and obligations under this Agreement and the other agreements contemplated hereby.

Section 6.22 Battery Consent Solicitation.

(a) Battery shall deliver, or cause to be delivered such officers’ certificates, opinions of counsel, supplemental indentures, if any, required by the indenture governing the Battery 12% Senior Subordinated Toggle Notes due 2019 (the “Battery Bonds”) to effect the Battery Merger in compliance with such indenture and without any default or event of default arising as a result of the consummation of the Battery Merger.

(b) Within ten (10) Business Days following the date hereof, Battery shall commence a consent solicitation (the “Battery Consent Solicitation”) to seek the consent of the holders of the outstanding aggregate principal amount of the Battery Bonds to modify certain provisions contained in the indenture governing the Bonds (as supplemented, the “Indenture”) on such terms and conditions as are described on Section 6.22 to the Battery Disclosure Schedule and as otherwise reasonably acceptable to Parent and RH. Promptly following the expiration

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date of such consent solicitation, assuming the requisite consents needed to amend the Indenture are received, Battery shall execute a supplemental indenture to the Indenture reflecting the amendments to such indenture consented to in the Battery Consent Solicitation (the “Supplemental Indenture”). The Supplemental Indenture shall become effective upon execution and shall become operative concurrently with the Effective Time, and Battery shall use its reasonable best efforts to cause the trustee under the Indenture to promptly enter into the Supplemental Indenture. Each party shall provide and shall use its reasonable best efforts to cause its Representatives to provide all cooperation requested by the other parties in connection with the Battery Consent Solicitation, including the execution of all agreements and delivery of opinions of counsel and officer’s certificates necessary to commence and consummate the Battery Consent Solicitation and cause the Supplemental Indenture to become effective. The Battery Consent Solicitation and other actions taken in connection therewith shall be conducted in accordance with the terms of the Indenture and all applicable rules and regulations of the SEC and other applicable Laws, including the Exchange Act. Parent and RH and their respective counsel shall be given a reasonable opportunity to review and comment on the documents to be utilized in connection with the Battery Consent Solicitation prior to commencement of the Battery Consent Solicitation.

Section 6.23 Company Reorganization. Immediately following Effective Time, Parent shall (a) contribute 100% of the equity interests of the RH Surviving Corporation to the Battery Surviving Corporation, such that after giving effect to such contribution, RH Surviving Corporation will be a wholly-owned Subsidiary of the Battery Surviving Corporation and immediately thereafter (b) contribute 100% of the equity interests of the Battery Surviving Corporation to a newly-formed Delaware limited liability company which will be a wholly-owned Subsidiary of Parent. Each of Parent, RH and Battery shall cooperate to permit the actions described in this Section 6.23 to occur immediately following the Effective Time.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1 Conditions to Each Party’s Obligation to Effect the Mergers. The respective obligation of each party to effect the Transaction is subject to the satisfaction or waiver (to the extent permitted by applicable Law and other than the conditions set forth in Section 7.1(a) which may not be waived by any party) at or prior to the Closing of the following conditions:

(a) Stockholder Approvals. The Battery Stockholder Approval and the RH Stockholder Approval shall have been obtained.

(b) Governmental Consents and Approvals. All filings with, and all consents, approvals and authorizations of, any Governmental Authority required to be made or obtained by Parent, Battery, RH or any of their Subsidiaries to consummate the Transaction, shall have been made or obtained, except for those the failure of which to be made or obtained does not have and would not reasonably be likely to have, individually or in the aggregate, an RH Material Adverse Effect and/or a Battery Material Adverse Effect (determined, for purposes of this clause, after giving effect to the Transaction).

(c) No Injunctions or Restraints. No Law or other legal restraint or prohibition, entered, enacted, promulgated, enforced or issued by any court or other Governmental Authority of competent jurisdiction shall be in effect which prohibits, makes illegal or enjoins the consummation of the Transaction.

(d) Registration Statement. The Registration Statement shall have become effective under the Securities Act, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(e) Antitrust Waiting Periods. The waiting periods (and any extensions thereof) applicable to Parent, RH, Battery or any of their respective Affiliates in connection with the Mergers under the HSR Act shall have been

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terminated or shall have expired. The waiting periods (and any extensions thereof) applicable to Parent, RH, Battery or any of their respective Affiliates in connection with the Mergers under any other applicable Competition Laws shall have been terminated or shall have expired.

(f) Financing. All conditions to the funding of the Debt Financing under the Debt Commitment Letters or a commitment with respect to Alternative Financing (in each case other than conditions that by their nature cannot be satisfied until the Closing) shall have been satisfied so that, at the time of Closing, RH and Battery shall receive the proceeds of the Debt Financing on terms that are no less favorable to RH, Battery or any of the Surviving Corporations than those set forth in the Debt Commitment Letters.

Section 7.2 Additional Conditions to Obligations of RH. The obligations of RH to effect the RH Merger are further subject to satisfaction or waiver at or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties set forth in Article III shall be true and correct on the date of this Agreement and as of the Closing Date as though made on the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of some other date will be determined as of such date, in all cases except where the failure to be true and correct does not have and would not reasonably be likely to have, individually or in the aggregate, a Battery Material Adverse Effect (it being agreed that for purposes of this Section 7.2(a), all representations and warranties shall be deemed not to be qualified by any reference to “material,” “Material Adverse Effect” or similar qualifiers other than the representations and warranties in Section 3.4(b)(ii) and Section 3.5(b)); provided, however, that the representations and warranties set forth in (i) the first sentence of Section 3.1(a), Section 3.1(b) as it applies to Battery’s Organizational Documents, Section 3.2 (other than Section 3.2(g)), Section 3.3(a), Section 3.3(b) and Section 3.3(c) and Section 3.12 shall be true and correct in all material respects on the date of this Agreement and as of the Closing Date as though made on the Closing Date and (ii) Section 3.5(b) shall be true and correct in all respects on the date of this Agreement.

(b) Performance of Obligations of Battery. Battery shall have performed, or complied with, in all material respects, all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date (other than obligations under Section 6.11).

(c) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, change, effect or circumstance that has had, or is reasonably likely to have, a Battery Material Adverse Effect.

(d) Officer’s Certificates. RH shall have received an officer’s certificate duly executed by each of the Chief Executive Officer and Chief Financial Officer of Battery to the effect that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied.

(e) FIRPTA Certificate. Battery shall have delivered to Parent a certificate that interests in Battery are not U.S. real property interests within the meaning of Section 897(c) of the Code, which certificate shall be provided pursuant to Treasury Regulation Section 1.1445-2(c)(3) and shall conform to Treasury Regulation Section 1.897-2(h).

(f) Tax Opinion. RH shall have received the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, dated the date of the Effective Time, to the effect that, for federal income tax purposes, (i) the RH Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code and/or (ii) the Mergers, taken together, will constitute exchanges to which Section 351 of the Code applies. In rendering such opinion, Paul, Weiss, Rifkind, Wharton & Garrison LLP shall receive and rely upon customary representations contained in letters of Parent, Battery and RH to be delivered as of the Effective Time.

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Section 7.3 Additional Conditions to Obligations of Battery. The obligations of Battery to effect the Merger are further subject to satisfaction or waiver at or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties set forth in Article IV shall be true and correct on the date of this Agreement and as of the Closing Date as though made on the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of some other date will be determined as of such date, in all cases except where the failure to be true and correct does not have and would not reasonably be likely to have, individually or in the aggregate, an RH Material Adverse Effect (it being agreed that for purposes of this Section 7.3(a), all representations and warranties shall be deemed not to be qualified by any reference to “material,” “RH Material Adverse Effect” or similar qualifiers other than the representations and warranties in Section 4.4(b)(ii) and Section 4.5(b)); provided, however, that the representations and warranties set forth in (i) the first sentence of Section 4.1(a), Section 4.1(b), Section 4.2, Section 4.3(a), (b) and (c) and Section 4.12 shall be true and correct in all material respects on the date of this Agreement and as of the Closing Date as though made on the Closing Date and (ii) Section 4.5(b) shall be true and correct in all respects on the date of this Agreement.

(b) Performance of Obligations of RH. RH shall have performed, or complied with, in all material respects, all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date (other than obligations under Section 6.11).

(c) No RH Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, change, effect or circumstance that has had, or is reasonably likely to have, a Parent Material Adverse Effect.

(d) Officer’s Certificates. Battery shall have received officer’s certificates duly executed by each of the Chief Executive Officer and Chief Financial Officer of RH to the effect that the conditions set forth in Section 7.3(a), Section 7.3(b) and Section 7.3(c) have been satisfied.

(e) FIRPTA Certificate. RH shall have delivered to Parent a certificate that interests in RH are not U.S. real property interests within the meaning of Section 897(c) of the Code, which certificate shall be pursuant to Treasury Regulations Section 1.1445-2(c)(3) and shall conform to Treasury Regulation Section 1.897-2(h).

(f) Tax Opinion. Battery shall have received the opinion of Sutherland Asbill & Brennan LLP, dated the date of the Effective Time, to the effect that, for federal income tax purposes, (i) the Battery Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code and/or (ii) the Mergers, taken together, will constitute exchanges to which Section 351 of the Code applies. In rendering such opinion, Sutherland Asbill & Brennan LLP shall receive and rely upon customary representations contained in letters of Parent, Battery and RH to be delivered as of the Effective Time.

(g) Certain Agreements. Neither RH nor the Harbinger Parties shall have taken any action to cause the Indemnity Agreement, the Limited Guarantee or the Stockholder Agreement to fail to be in full force and effect.

ARTICLE VIII

TERMINATION

Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or (subject to the terms hereof) after obtaining the Battery Stockholder Approval, by action taken or authorized by the Board of Directors of the terminating party or parties:

(a) by mutual written consent of Battery and RH, if the Board of Directors of each so determines;

(b) by written notice of either Battery or RH:

(i) if the Transaction shall not have been consummated by the close of business on August 12, 2010 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to a party whose breach of this Agreement caused the Closing not to occur;

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(ii) if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which Order or other action is final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to a party which has not complied with its obligations under Section 6.7;

(iii) if the Battery Stockholder Approval shall not have been obtained at the Battery Stockholders’ Meeting, or at any adjournment or postponement thereof, at which the vote was taken; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(iii) shall not be available to Battery if the failure to obtain the Battery Stockholder Approval shall have been caused by the action or failure to act of Battery and such action or failure to act constitutes a material breach by Battery of this Agreement;

(c) by Battery upon a breach or violation of any representation, warranty, covenant or agreement on the part of an RH Party set forth in this Agreement, which breach or violation would result in the failure to satisfy the conditions set forth in Section 7.2(a) or Section 7.2(b) and in any such case, such breach or violation shall be incapable of being cured by the Effective Time, or such breach or violation is not cured within 30 days following receipt of written notice by RH of such breach or violation (or such longer period during which the RH Parties use their reasonable best efforts to cure);

(d) by RH upon a breach or violation of any representation, warranty, covenant or agreement on the part of Battery set forth in this Agreement, which breach or violation would result in the failure to satisfy either of the conditions set forth in Section 7.3(a) or Section 7.3(b) and in any such case, such breach or violation shall be incapable of being cured by the Effective Time, or such breach or violation is not cured within 30 days following receipt of written notice by Battery of such breach or violation (or such longer period during which Battery uses its reasonable best efforts to cure);

(e) by Battery prior to receipt of the Battery Stockholder Approval, in accordance with Section 6.1(e);

(f) by RH if Battery has delivered a Notice or a Board Recommendation Change has occurred with respect to Battery; or

(g) by RH if, for any reason, the Bankruptcy Court revokes or vacates the Confirmation Order at any time on or prior to the Effective Time.

Section 8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties, except (a) as set forth in Section 6.6(b), Section 6.8, the last sentence of Section 6.13(b), Section 8.3 and this Section 8.2, as well as Article IX to the extent applicable to such surviving sections, each of which shall survive termination of this Agreement and (b) that nothing herein shall relieve any party from liability for any willful and material breach of any representation, warranty or covenant of such party contained herein prior to the termination of this Agreement; provided, however, that (i) the aggregate liability of RH for any such willful and material breach, together with the aggregate liability of RH and/or any of its Affiliates under any other Transaction Documents, shall be limited to and shall in no event exceed an aggregate amount equal to $50,000,000 (inclusive of the Reverse Termination Fee) and (ii) the aggregate liability of Battery for any such willful and material breach shall be limited to and shall in no event exceed an aggregate amount equal to $50,000,000 (inclusive of the Termination Fee). No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms. For purposes of this Section 8.2, a “willful and material breach” shall mean a material breach of this Agreement that is a consequence of an act undertaken or a failure to act by the breaching party with the knowledge that the taking of such act or a failure to take such act would, or would be reasonably expected to, cause a material breach of this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to limit the rights of any party under Section 9.16 prior to the termination of this Agreement.

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Section 8.3 Termination Fee and Expenses. Notwithstanding anything to the contrary set forth in this Agreement:

(a) Battery shall (i) pay a fee to RH in the amount of $1,000,000 and (ii) reimburse RH and its Affiliates for their Reimbursable Expenses, up to an aggregate cap of $10,000,000 (such collective amount, as the same may be modified after giving effect to the immediately following proviso, if applicable, the “Termination Fee”); provided, however, that, (x) in the event of a termination of this Agreement pursuant to Section 8.1(e) or Section 8.1(f) in connection with a Non-Voting Superior Proposal, then the Reimbursable Expenses of RH shall not be subject to a cap and shall be reimbursed by Battery in full, and (y) in the event that (1) the Battery Board makes a Board Recommendation Change prior to obtaining the Battery Stockholder Approval, (2) a material reason for such Battery Recommendation Change is a change in the expected cost or terms of the Debt Financing under the Debt Commitment Letters by reason of the flex or any of the other terms thereof, (3) the Debt Commitment Letters are in effect at the time the Battery Recommendation Change is made, (4) this Agreement is terminated pursuant to Section 8.1(f), and (5) at the time of such termination, Battery Stockholder Approval shall not have been obtained, then the Termination Fee shall be equal to the sum of (A) $10,000,000 plus (B) the amount of the Reimbursable Expenses of RH and its Affiliates, up to an aggregate cap in respect of Reimbursable Expenses of $10,000,000, if:

(i) Battery terminates this Agreement pursuant to Section 8.1(e);

(ii) RH terminates this Agreement pursuant to Section 8.1(f); or

(iii) (A) Battery or RH terminates this Agreement pursuant to Section 8.1(b)(iii), (B) at the time of such termination (or, if applicable the Battery Stockholder Meeting) an Alternative Proposal shall have been proposed to the Battery Board or Special Committee or publicly announced and (C) within 9 months following the date of such termination, Battery shall have entered into a definitive agreement with respect to an Alternative Proposal or an Alternative Proposal shall have been consummated; provided, however, that for purposes of clause (C) of this Section 8.3(a)(iii), the references to “25%” in the definition of Alternative Proposal shall be deemed to be references to “50%”.

(b) RH shall (i) pay a fee to Battery in the amount of $1,000,000 and (ii) reimburse Battery for its Reimbursable Expenses, up to an aggregate cap of $10,000,000 (such collective amount, the “Reverse Termination Fee”), if:

(i) all of the conditions set forth in Sections 7.1 and 7.2 shall have been satisfied or waived at the time of the termination of this Agreement, other than the condition set forth in Section 7.1(f), and such other conditions that by their terms are to be satisfied at the Closing; and

(ii) either Battery or RH terminates this Agreement pursuant to Section 8.1(b)(i).

Notwithstanding the foregoing provisions of this Section 8.3(b), in no event shall RH be required to pay the Reverse Termination Fee if the failure of the condition in Section 7.1(f) shall have been caused (in whole or in part) due to the failure of the condition set forth as item 14 on Exhibit E to the Debt Commitment Letter with respect to the minimum amount of Availability (as defined in the Debt Commitment Letter) and, at such time, the aggregate amount outstanding under the revolving Battery Credit Facility is in excess of $116,000,000.

(c) Battery shall pay the Termination Fee and RH’s Reimbursable Expenses by wire transfer of immediately available funds (i) at or concurrently with the termination of this Agreement as set forth in Section 6.1(e) in the case of Section 8.3(a)(i), (ii) within two (2) Business Days following the termination of this Agreement in the case of Section 8.3(a)(ii) and (iii) within two Business Days of the event giving rise to the payment of the Termination Fee and the Reimbursable Expenses in the case of Section 8.3(a)(iii). RH shall pay the Reverse Termination Fee and Battery’s Reimbursable Expenses by wire transfer of immediately available funds (A) within two (2) Business Days following a termination of this Agreement by Battery in connection with which the Reverse Termination Fee is payable and (B) at or concurrently with a termination of this Agreement by RH in connection with which the Reverse Termination Fee is payable. For the avoidance of doubt, any payment to be

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made by any party under this Section 8.3 shall be payable only once to such other party with respect to this Section 8.3 and not in duplication even though such payment may be payable under one or more provisions hereof.

(d) The parties acknowledge and agree that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. If a party fails to promptly pay the amount due by it pursuant to this Section 8.3, interest shall accrue on such amount from the date such payment was required to be paid pursuant to the terms of this Agreement until the date of payment at the rate of 6% per annum. If, in order to obtain such payment, a party commences a suit that results in judgment for such party for such amount, the defaulting party or parties shall pay the party which obtained such judgment its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such suit. Each of the parties further acknowledges that the payment of the Termination Fee or Reverse Termination Fee by RH or Battery specified in this Section 8.3 is not a penalty, but in each case is liquidated damages in a reasonable amount that will compensate Battery or RH, as the case may be, in the circumstances in which such fees are payable for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. Battery further agrees that (i) the maximum liability of Master Fund, directly or indirectly, shall be limited to the express obligations of Master Fund under the Limited Guarantee, (ii) in no event shall Battery, its Subsidiaries or any of their Affiliates seek (and Battery shall cause its controlled Affiliates not to seek) any monetary damages or any other recovery, judgment, or damages of any kind in excess of the cap set forth in this Agreement or the Limited Guarantee, in each case against or from RH or Master Fund, as applicable, and (iii) in no event shall any former, current or future direct or indirect equity holders, controlling Persons, representatives, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees of Battery, RH or of any of the Harbinger Parties (collectively, “Non-Recourse Parties”) have any other liability relating to or arising out of this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby, and no party hereto, its Subsidiaries or any of their Affiliates shall seek (and such party shall cause its controlled Affiliates not to seek) any monetary damages or any other recovery, judgment, or damages of any kind against any of the Non-Recourse Parties, and such party, its Subsidiaries and their Affiliates shall be precluded from any remedy against any of the Non-Recourse Parties at law or in equity or otherwise.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit the survival of any covenant or agreement of the parties in the Agreement that by its terms contemplates performance after the Effective Time.

Section 9.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (receipt confirmed), sent by a nationally recognized overnight courier (providing proof of delivery), or mailed in the United States by certified or registered mail, postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Battery, to:

Spectrum Brands, Inc.

Six Concourse Parkway, Suite 3300

Atlanta, GA 30328

Fax No: (770) 829-6928

Attention: John T. Wilson, Esq.

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with copies (which shall not constitute notice hereunder) to:

Sutherland Asbill & Brennan LLP

999 Peachtree Street, N.E.

Atlanta, GA 30309

Fax No: (770) 853-8806

Attention: Mark D. Kaufman, Esq.

                  David A. Zimmerman, Esq.

and

Jones Day

222 East 41st Street

New York, NY 10017

Fax No: (212) 755-7306

Attention: Robert A. Profusek, Esq.

                 Andrew M. Levine, Esq.

(b) if to RH, Parent or any Merger Subsidiary, to:

Russell Hobbs, Inc.

3633 Flamingo Road

Miramar, FL 33027

Fax No: (954) 883-1714

Attention: Lisa Carstarphen, Esq.

with a copy (which shall not constitute notice hereunder) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Fax No: (212) 757-3990

Attention: Jeffrey D. Marell, Esq.

                 Mark A. Underberg, Esq.

Section 9.3 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“Acceptable Confidentiality Agreement” means an agreement, including any waivers or amendments, that is either (a) in effect as of the execution and delivery of this Agreement or (b) executed, delivered and effective after the execution, delivery and effectiveness of this Agreement, in either case that contains confidentiality and standstill provisions that are no less favorable to Battery than those contained in the Confidentiality Agreement.

“Action” means any action, claim, charge, complaint, inquiry, investigation, examination, hearing, petition, suit, arbitration, mediation or other proceeding, in each case before any Governmental Authority, whether civil, criminal, administrative or otherwise, in Law or in equity.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise.

“Aggregate RH Exchange Shares” means a number of fully paid and non-assessable shares of Parent Common Stock equal to the quotient obtained by dividing (i) (A) $675,000,000.00, increased by (B) the Closing Cash Adjustment Amount (if the Closing Cash Adjustment Amount is a positive number), decreased by (C) the

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Closing Cash Adjustment Amount (if the Closing Cash Adjustment Amount is a negative number), decreased by (D) the Assumed Indebtedness Amount, and decreased by (E) the Harbinger Term Loan Amount, by (ii) $31.50 (as adjusted to fully reflect the appropriate effect of any stock splits, reverse stock split, stock dividend, including any dividend or distribution of securities convertible into Battery Common Stock or Parent Common Stock, reorganization, recapitalization, reclassification or other similar change with respect to Battery Common Stock or Parent Common Stock having a record date on or after the date hereof and prior to the Effective Time).

“Alternative Proposal” means with respect to a party hereto, any inquiry, proposal or offer from any third party relating to, or the public announcement or other public disclosure of the intention to undertake or engage in, (a) any transaction involving the merger, amalgamation, consolidation, arrangement, business combination, share exchange, take-over bid, going private transaction, tender offer, exchange offer, spin-off, split-off, sale, liquidation, dissolution or winding up of such party, (b) the acquisition (by lease, license, long-term supply agreement or other arrangement having the same economic effect as an acquisition), exchange or transfer directly or indirectly of assets or businesses that constitute or generate 25% or more of the total revenue, net income or assets of such party or any of its Subsidiaries, taken as a whole, immediately prior to such acquisition, exchange or transfer, (c) the acquisition of 25% or more of the issued and outstanding capital stock or other securities (including options, rights or warrants to purchase, or securities convertible into such securities) or voting interests in such party, or (d) similar transactions, or series of transactions, involving such party or any of its Subsidiaries; provided, however, that the term “Alternative Proposal” shall not include either of the Mergers, as applicable, or the Transaction.

“Ancillary Agreements” means the Registration Rights Agreement, the Harbinger Support Agreement, the Indemnity Agreement and the Limited Guarantee.

“Australian Credit Facility” means the Facility Agreement, dated August 2009 (as further amended, modified or supplemented from time to time), by and among Salton (Aust) Pty Ltd, Salton NZ Limited, as guarantor, and GE Commercial Corporation (Australia) Pty Ltd.

“Bankruptcy Code” means sections 101 et seq., of title 11 of the United States Code, as now in effect or hereafter amended.

“Bankruptcy Court” means United States Bankruptcy Court for the Western District of Texas or such other court as may have jurisdiction over the Chapter 11 Case or any aspect thereof.

“Bankruptcy Effective Date” means August 28, 2009, the date upon which all conditions to the consummation of the Plan as set forth in Article 8.2 of the Plan were satisfied or waived as provided in Article 8.3 of the Plan, and is the date on which the Plan became effective.

“Bankruptcy Lien” means a charge against or interest in property to secure payment of a debt or performance of an obligation.

“Base Amount” means the amount set forth in Section 9.3 of the RH Disclosure Schedule, reduced by the amount of any commitment fees that have been paid by RH under the Debt Commitment Letters.

“Battery Benefit Plan” means any Employee Benefit Plan with respect to which Battery or any of its Subsidiaries have any obligations or liabilities, including any Employee Benefit Plan that has been adopted or maintained by Battery, any of its Subsidiaries or any Affiliate, or with respect to which Battery or any of its Subsidiaries or any Affiliate will or may have any liability, for the benefit of any current or former employee, director, consultant or member of Battery or any of its Subsidiaries.

“Battery Common Stock” means the common stock, par value $0.01 per share, of Battery.

“Battery Credit Facilities” means (a) the Credit Agreement, dated as of March 30, 2007, among Battery, The Bank of New York Mellon (successor to Goldman Sachs Credit Partners L.P.), as administrative agent, and the

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other parties and financial institutions party thereto, as amended by Amendment No. 1 and Amendment No. 2, each dated as of August 28, 2009, and (b) the Credit Agreement, dated as of August 28, 2009, among Battery, the Subsidiaries of Battery party thereto, General Electric Capital Corporation, as the administrative agent, co-collateral agent, swingline lender and supplemental loan lender, Bank of America, N.A., as co-collateral agent and L/C Issuer, RBS Asset Finance, Inc., through its division RBS Business Capital, as syndication agent and the lenders party thereto.

“Battery Disclosure Schedule” means the Disclosure Schedule prepared by Battery and delivered to RH on or prior to the date of this Agreement.

“Battery Material Adverse Effect” means any event, circumstance, change, development or effect that, individually or in the aggregate with all other events, circumstances, changes, developments or effects, (i) is materially adverse to the business, results of operations or financial condition of Battery and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a “Battery Material Adverse Effect” for purposes of this clause (i): any event, circumstance, change, development or effect to the extent arising out of or resulting from (A) changes in the market price or trading volume of Battery Common Stock (it being understood that the factors giving rise to or contributing to any such change that are not otherwise excluded from the definition of “Battery Material Adverse Effect” may be deemed to constitute, or be taken into account in determining whether there has been or would be reasonably likely to have been, a Battery Material Adverse Effect), (B) changes in the United States or global economy or capital, financial, banking, credit or securities markets generally, (C) any act of war or armed hostilities or the occurrence of acts of terrorism or sabotage in each case, in the U.S., (D) the announcement of this Agreement or the Transaction, (E) changes in applicable Law or in the interpretation thereof, (F) changes in GAAP (or in the interpretation thereof) or accounting principles, practices or policies that are imposed on Battery or any of its Subsidiaries, (G) changes in general economic, legal, tax, regulatory or political conditions in the geographic regions in which Battery and its Subsidiaries operate or the market for Battery’s products, (H) any action taken by Battery or its Subsidiaries at the request of RH and/or its Affiliates or with the consent of RH, (I) any failure of Battery to meet financial projections or forecasts (it being understood that the factors giving rise to or contributing to any such failure that are not otherwise excluded from the definition of “Battery Material Adverse Effect” may be deemed to constitute, or be taken into account in determining whether there has been or would be reasonably likely to have been, a Battery Material Adverse Effect) or (J) any litigation arising from any alleged breach of fiduciary duty or other violation of Law relating to this Agreement or the Transaction; provided, however, that such matters in the case of clauses (B), (C), (E), (F) and (G) shall be taken into account in determining whether there has been or will be a “Battery Material Adverse Effect” to the extent, but only to the extent, of any disproportionate impact on Battery and its Subsidiaries, taken as a whole, relative to other participants operating in the same industries and the geographic markets of Battery and its Subsidiaries, or (ii) would have, or be reasonably likely to have, a material adverse effect on the ability of Battery to perform its obligations under this Agreement or to consummate the Transaction prior to the Termination Date.

“Battery Subsidiary” means a Subsidiary of Battery.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions are required or authorized by law to be closed in New York, New York.

“Chapter 11 Case” means the jointly administered cases of the Debtors under Chapter 11 of the Bankruptcy Code.

“Claim” means (a) the right to payment against any of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

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“Cleanup” means all actions required to (a) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform pre-remedial studies and investigations and post-remedial monitoring and care or (d) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation of potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

“Closing Cash Adjustment Amount” means an amount equal to the Closing Cash Amount minus the Base Amount, expressed as a positive number if positive and expressed as a negative number if negative.

“Code” means the Internal Revenue Code of 1986, as amended.

“Competition Laws” mean the HSR Act, the Sherman Antitrust Act of 1890, as amended, the Clayton Act of 1914, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statutes, rules, regulations, Orders, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

“Confidentiality Agreement” means the Confidentiality Agreement, dated October 29, 2009, by and between Battery and RH, as thereafter may be amended.

“Confirmation Order” means the order entered on July 15, 2009 by the Bankruptcy Court confirming the Plan under section 1129 of the Bankruptcy Code.

“Contract” means any written agreement arrangement, contract, subcontract, settlement agreement, lease, sublease, instrument, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license or sublicense.

“Debtor(s)” means, individually or collectively as the context requires, and including in their capacity as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code, Old Battery or any of the Subsidiary Debtors and collectively, Old Battery and the Subsidiary Debtors.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“District Court” means the United States District Court for the Western District of Texas which had jurisdiction over the appeal by the Equity Committee from the entry of the Confirmation Order.

“Employee Benefit Plan” means each material “employee benefit plan” as defined in Section 3(3) of ERISA and each other material pension, bonus, profit sharing, stock option, stock appreciation right, stock bonus, employee stock ownership, incentive compensation, deferred compensation, savings, welfare, employment, severance, change-in-control, supplemental unemployment, layoff, salary continuation, retirement, health, dental, life insurance, disability, accident, group insurance, vacation, holiday, sick leave, or fringe benefit plan, or other material employee benefit plan, program, arrangement or agreement (including any “multiemployer plan” as defined in Section 3(37) of ERISA), whether written or unwritten, qualified or non-qualified, funded or unfunded.

“Environmental Laws” means any and all applicable federal, state, foreign, interstate, local or municipal Laws, rules, Orders, regulations, statutes, ordinances, codes, injunctions, decrees, requirements of any Governmental Authority, any and all common Law requirements, rules and bases of liability regulating, relating to, or imposing liability or standards of conduct concerning (a) pollution, (b) any Hazardous Materials or (c) protection of human health, safety or the environment, as currently in effect, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the

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Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C., § 136 et seq., Occupational Safety and Health Act 29 U.S.C. § 651 et seq., the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., and the Endangered Species Act (16 U.S.C. § 1531 et seq.) as such Laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes.

“Environmental Liabilities” means, with respect to any Person, any and all liabilities of such Person or any of its Subsidiaries (including any entity that is, in whole or in part, a predecessor of such Person or any of such Subsidiaries), which arise under or relate to matters covered by Environmental Laws or arise out of, are based on or result from the presence, Release, or threatened Release of any Hazardous Materials at any location, whether or not owned or operated by Battery or its Subsidiaries.

“Equity Committee” means the official committee of equity security holders in the Chapter 11 Case, consisting of Mittleman Brothers LLC, Ralston H. Coffin, Cookie Jar LLC, and Peter and Karen Locke, Living Trust.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any entity, any trade or business, whether or not incorporated, that together with such entity and its Subsidiaries would be deemed a “single employer” within the meaning of Section 4001 of ERISA.

“European Credit Facility” means the Second Amendment and Restatement Agreement, dated as of December 28, 2007 (as further amended, modified or supplemented from time to time), by and among Salton Holdings Limited, Salton Europe Limited, the other obligors party thereto, and Burdale Financial Limited, as Agent and Security Trustee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means the United States generally accepted accounting principles.

“Governmental Authority” means any United States federal, national, state, foreign, provincial, local or other government or any governmental, regulatory, administrative or self-regulatory authority, agency, bureau, board, commission, court, judicial or arbitral body, department, political subdivision, tribunal or other instrumentality thereof.

“Harbinger Term Loan Facility” means the Term Loan Agreement, dated as of December 28, 2007 (as further amended, modified or supplemented from time to time), by and among the financial institutions party thereto, as Lenders, Harbinger Capital Partners Master Fund I, Ltd., as the Administrative and Collateral Agent, the Company, Applica Incorporated, Applica Consumer Products, Inc., Applica Americas, Inc., APN Holding Company, Inc., HP Delaware, Inc., HPG LLC, Applica Mexico Holdings, Inc., Sonex International Corporation, Home Creations Direct Ltd., Salton Holdings Inc., Icebox LLC, Toastmaster Inc., Family Products Inc., One:One Coffee LLC and Salton Toastmaster Logistics LLC, as Borrowers, Applica Asia Limited and Applica Canada Corporation, as guarantor.

“Harbinger Parties” means Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd.

“Hazardous Materials” means any materials or wastes, defined, listed, classified or regulated as hazardous, toxic, a pollutant, a contaminant or dangerous in or under any Environmental Laws including, but not limited to, petroleum, petroleum products, friable asbestos, urea-formaldehyde, radioactive materials and polychlorinated biphenyls.

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“HSR Act” means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means, with respect to any Person, without duplication, any of the following: (a) any indebtedness for borrowed money, (b) any obligations evidenced by bonds, debentures, notes or other similar instruments, (c) any obligations to pay the deferred purchase price of property or services, except trade accounts payable and other liabilities that would be reflected as current liabilities on a balance sheet prepared in accordance with GAAP arising in the ordinary course of business, (d) any obligations as lessee under capitalized leases, (e) any indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property, (f) any reimbursement, payment or similar obligations, contingent or otherwise, under acceptance credit, letters of credit or similar facilities, (g) interest rate swap agreements and (h) any binding obligation of such Person (or its Subsidiaries) to guarantee any of the types of payments described in the foregoing clauses on behalf of any other Person.

“Intellectual Property” means all intellectual property or proprietary rights of any kind in any jurisdiction, including all (a) copyrights, (b) patents and industrial designs (including all divisions, continuations, continuations-in-part, or patents issued thereon or reissues thereof), (c) Software, (d) Trademarks, (e) Trade Secrets and (f) all registrations and applications relating to any of the foregoing.

“Interest” means the legal, equitable, contractual, or other rights of any Person (a) with respect to Old Battery Interests, (b) with respect to Subsidiary Interests or (c) to acquire or receive either of the foregoing.

“IRS” means the Internal Revenue Service.

“Law” means any statute or law (including common law), constitution, code, ordinance, rule, treaty or regulation and any Order.

“Lead Arrangers” means Credit Suisse Securities (USA) LLC and Banc of America Securities LLC.

“Liens” means with respect to any asset (including any security), any mortgage, claim, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

“Non-Voting Superior Proposal” means any Superior Proposal relating to Battery that (a) is to be consummated without obtaining a vote of the stockholders of Battery in connection with any aspect thereof and/or (b) relates to a transaction involving less than all (or substantially all) of (i) the assets of Battery and its Subsidiaries, taken as a whole, or (ii) the Battery Common Stock.

“North American Credit Facility” means the Third Amended and Restated Credit Agreement, dated as of December 28, 2007 (as further amended, modified or supplemented from time to time), by and among the financial institutions party thereto, as Lenders, Bank of America, N.A., as the Administrative and Collateral Agent, the Company, Applica Incorporated, Applica Consumer Products, Inc., Applica Americas, Inc., APN Holding Company, Inc., HP Delaware, Inc., HPG LLC, Applica Mexico Holdings, Inc., Sonex International Corporation, Home Creations Direct Ltd., Salton Holdings Inc., Icebox LLC, Toastmaster Inc., Family Products Inc., One:One Coffee LLC and Salton Toastmaster Logistics LLC, as Borrowers, Applica Asia Limited and Applica Canada Corporation, as guarantor.

“NYSE” means the New York Stock Exchange.

“Old Battery” means Battery, Inc., a Wisconsin corporation, which is the parent company of the Subsidiary Debtors and which, along with the Subsidiary Debtors, is a Debtor in the Chapter 11 Case.

“Old Battery Interests” means, collectively, all equity interests in Old Battery outstanding prior to the Bankruptcy Effective Date, including any preferred stock, common stock, stock options or other right to purchase

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the stock of Old Battery, together with any warrants, conversion rights, rights of first refusal, subscriptions, commitments, agreements or other rights to acquire or receive any stock or other equity ownership interests in Old Battery prior to the Bankruptcy Effective Date.

“Order” means any award, injunction, judgment, decree, order, ruling, subpoena, assessment, writ or verdict or other decision issued, promulgated or entered by or with any Governmental Authority of competent jurisdiction.

“OTCBB” means the Over-The-Counter Bulletin Board.

“Permitted Liens” means, with respect to Battery or RH, as applicable, (i) mechanics’, carriers’, workmen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business relating to obligations that are not delinquent or that are being contested in good faith by such Person or any of its Subsidiaries and for which such Person or its applicable Subsidiary has established adequate reserves, (ii) Liens for Taxes that are not due and payable, are being contested in good faith by appropriate proceedings or that may thereafter be paid without interest or penalty, (iii) Liens that are reflected as liabilities on its most recent audited balance sheet and the existence of which is referred to in the notes to such balance sheet, (iv) all exceptions to title insurance coverage that customarily or of necessity are not or cannot be removed (such as rights or instruments that are recorded against the Real Property owned by such Person), (v) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (vi) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (vii) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pension or other social security programs mandated under applicable Laws, (viii) restrictions on transfer of securities imposed by applicable state and federal securities Laws, (ix) Liens created under the Battery Credit Facilities (with respect to Battery) or the RH Credit Facilities and/or the Harbinger Term Loan Facility (with respect to RH), and (x) other imperfections of title or encumbrances, if any, that, individually or in the aggregate have not had, and would not reasonably be likely to have, a Battery Material Adverse Effect or an RH Material Adverse Effect, as applicable.

“Person” means an association, a corporation, an individual, a partnership, a limited liability company, a trust or any other entity or organization, including a Governmental Authority.

“Petition Date” means February 3, 2009, the date on which the Debtors filed their petitions for relief commencing the cases that are being administered as the Chapter 11 Case.

“Plan” means the Debtors’ joint plan of reorganization under Chapter 11 of the Bankruptcy Code, dated February 3, 2009, and all exhibits annexed hereto or referenced therein, as the same may be amended, modified, or supplemented from time to time.

“Preferred Exchange Ratio” means (i), with respect to each share of Series D Preferred Stock, the Series D Preferred Exchange Ratio and (ii) with respect to each share of Series E Preferred Stock, the Series E Preferred Exchange Ratio and (iii) with respect to each share of Special RH Preferred Stock, the RH Special Preferred Ratio.

“Real Property” shall mean all land, together with all interests in buildings, structures, improvements and fixtures located thereon and all easements and other rights and interests appurtenant thereto and all leasehold and subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property.

“Reimbursable Expenses” means, with respect to any Person, the reasonable documented out-of-pocket fees and expenses (including reasonable fees and expenses of its counsel and the aggregate amount of the commitment fees paid or required to be paid by RH under the Debt Commitment Letters) actually incurred by such Person in connection with this Agreement and the Transactions, in each case, subject to the cap (if any) applicable thereto.

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“Reinstated” means (a) leaving unaltered the legal, equitable, and contractual rights to which the holder of a Claim or Interest is entitled so as to leave such Claim unimpaired in accordance with section 1124 of the Bankruptcy Code or (b) notwithstanding any contractual provision or applicable Law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default, (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, or of a kind that section 365(b)(2) does not require to be cured, (ii) reinstating the maturity of such Claim or Interest as such maturity existed before such default, (iii) compensating the holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable Law, (iv) if such Claim or Interest arises from any failure to perform a non-monetary obligation, other than a default arising from failure to operate a non-residential real property lease subject to section 365(b)(1)(A) of the Bankruptcy Code, compensating the holder of such Claim or Interest (other than the debtor or an insider) for any actual pecuniary loss incurred by such holder as a result of such failure and (v) not otherwise altering the legal, equitable, or contractual rights to which the holder of such Claim or Interest is entitled; provided, however, that any Claim that is Reinstated under the Plan shall be subject to all limitations set forth in the Bankruptcy Code, including, in particular, sections 502 and 510.

“Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migrating into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

“Reorganized Debtors” means, individually, any reorganized Debtor or its successor and, collectively, all reorganized Debtors and their successors, on or after the Bankruptcy Effective Date.

“RH Benefit Plan” means any Employee Benefit Plan with respect to which RH or any of its Subsidiaries or ERISA Affiliates have any obligations or liabilities, including any Employee Benefit Plan that has been adopted or maintained by RH, any of its Subsidiaries or any Affiliate, whether formally or informally, or with respect to which RH, any of its Subsidiaries or any Affiliate will or may have any liability, for the benefit of any current or former employee, director, consultant or member of RH or any of its Subsidiaries.

“RH Common Exchange Ratio” means, subject to adjustment as set forth in Section 2.5(f), an amount equal to the quotient obtained by dividing (i) the Aggregate RH Exchange Shares less the aggregate number of shares of Parent Common Stock issued in respect of the Series D Preferred Stock and the Series E Preferred Stock upon consummation of the RH Merger by (ii) the sum of (A) the number of shares of RH Common Stock issued and outstanding as of immediately prior to the Closing (excluding any shares of RH Common Stock cancelled pursuant to Section 2.5(b)) plus (B) the aggregate number of shares of RH Common Stock issuable upon the conversion of all RH Restricted Stock Units granted by RH that, in each case are outstanding as of immediately prior to the Closing.

“RH Common Stock” means RH Voting Common Stock and RH Non-Voting Common Stock, collectively.

“RH Credit Facilities” means the North American Credit Facility, the European Credit Facility and the Australian Credit Facility, collectively.

“RH Disclosure Schedule” means the Disclosure Schedule prepared by RH and delivered to Battery on or prior to the date of this Agreement.

“RH Material Adverse Effect” means any event, circumstance, change, development or effect that, individually or in the aggregate with all other events, circumstances, changes, developments or effects, (i) is materially adverse to the business, results of operations or financial condition of RH and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed, either alone or in combination, to

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constitute, and none of the following shall be taken into account in determining whether there has been or will be, an “RH Material Adverse Effect” for purposes of this clause (i): any event, circumstance, change, development or effect to the extent arising out of or resulting from (A) changes in the United States or global economy or capital, financial, banking, credit or securities markets generally, (B) any act of war or armed hostilities or the occurrence of acts of terrorism or sabotage in each case, in the U.S., (C) the announcement of this Agreement or the Transaction, (D) changes in applicable Law or in the interpretation thereof, (E) changes in GAAP (or in the interpretation thereof) or accounting principles, practices or policies that are imposed on RH or any of its Subsidiaries, (F) changes in general economic, legal, tax, regulatory or political conditions in the geographic regions in which RH and its Subsidiaries operate or the market for RH’s products, (G) any action taken by RH or its Subsidiaries at the request of Battery or with the consent of Battery, (H) any failure of RH to meet financial projections or forecasts (it being understood that the factors giving rise to or contributing to any such failure that are not otherwise excluded from the definition of “RH Material Adverse Effect” may be deemed to constitute, or be taken into account in determining whether there has been or would be reasonably likely to have been, an RH Material Adverse Effect) or (I) the matters described in the Indemnity Agreement; provided, however, that such matters in the case of clauses (A), (B), (D), (E) and (F) shall be taken into account in determining whether there has been or will be an “RH Material Adverse Effect” to the extent, but only to the extent, of any disproportionate impact on RH and its Subsidiaries, taken as a whole, relative to other participants operating in the same industries and the geographic markets of RH and its Subsidiaries, or (ii) would have, or be reasonably likely to have, a material adverse effect on the ability of RH to perform its obligations under this Agreement or to consummate the Transaction prior to the Termination Date.

“RH Merger Consideration” means, collectively, the RH Common Merger Consideration, the RH Preferred Merger Consideration and the RH Special Merger Consideration.

“RH Non-Voting Common Stock” means the non-voting common stock, par value $0.01 per share, of RH.

“RH Preferred Stock” means the Series D Preferred Stock and the Series E Preferred Stock, collectively.

“RH Special Preferred Ratio” means, subject to adjustment as set forth in Section 2.5(f), an amount equal to the quotient obtained by dividing (i) the Special Preference Price by (ii) $27.00.

“RH Stock” means RH Common Stock, RH Preferred Stock and Special RH Preferred Stock.

“RH Subsidiary” means a Subsidiary of RH.

“RH Voting Common Stock” means the common stock, par value $0.01 per share, of RH.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Series D Liquidation Preference” means the Series D Liquidation Preference as defined in the RH Charter.

“Series D Preference Amount” means, in each case as of the close of business on the Business Day immediately preceding the Closing Date, with respect to each share of Series D Preferred Stock, the sum of (i) Series D Liquidation Preference plus (ii) all unpaid, accrued or accumulated dividends or other amounts due with respect to such share of Series D Preferred Stock as of such date.

“Series D Preferred Exchange Ratio” means, subject to adjustment as set forth in Section 2.5(f), an amount equal to the quotient obtained by dividing (i) the Series D Preference Amount by (ii) $31.50.

“Series E Liquidation Preference” means the Series E Liquidation Preference as defined in the RH Charter.

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“Series E Preference Amount” means, in each case as of the close of business on the Business Day immediately preceding the Closing Date, with respect to each share of Series E Preferred Stock, the sum of (i) Series E Liquidation Preference plus (ii) all unpaid, accrued or accumulated dividends or other amounts due with respect to such share of Series E Preferred Stock as of such date.

“Series E Preferred Exchange Ratio” means, subject to adjustment as set forth in Section 2.5(f), an amount equal to the quotient obtained by dividing (i) the Series E Preference Amount by (ii) $31.50.

“Software” means computer programs, software and databases, and all documentation related to any of the foregoing.

“SOX Act” means the Sarbanes-Oxley Act of 2002, as amended.

“Special Preference Price” means an amount equal to the quotient obtained by dividing (A) the aggregate consideration paid by the Harbinger Parties in consideration for the issuance of shares of Special RH Preferred Stock by (B) the total number of shares of Special RH Preferred Stock issued to the Harbinger Parties and outstanding immediately prior to the Effective Time.

“Special RH Preferred Stock” means a new series of preferred stock of RH, to the extent created and issued pursuant to Section 2.5 of the Harbinger Support Agreement.

“Subsidiary” means, with respect to any specified Person, (a) a corporation of which more than 50% of the voting or capital stock is, as of the time in question, directly or indirectly owned by such Person and (b) any partnership, joint venture, association, or other entity in which such Person, directly or indirectly, owns more than 50% of the equity or economic interest thereof or has the power to elect or direct the election of more than 50% of the members of the governing body of such entity.

“Subsidiary Debtors” means, collectively, Battery Jungle Labs Corporation, ROVCAL, Inc., ROV Holding, Inc., Tetra Holding (US), Inc., United Industries Corporation, Schultz Company, Battery Neptune US Holdco Corporation, United Pet Group, Inc., DB Online, LLC, Aquaria, Inc., Southern California Foam, Inc., Perfecto Manufacturing, Inc. and Aquarium Systems, Inc., each of which is or was a Debtor in the Chapter 11 Case.

“Subsidiary Interests” means, collectively, all of the issued and outstanding shares of stock or membership interests of the Subsidiary Debtors, existing prior to the Bankruptcy Effective Date, which stock and interests are owned, directly or indirectly, by Old Battery.

“Superior Proposal” means, with respect to Battery, any bona fide written Alternative Proposal made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, share exchange, consolidation or other business combination, (a) assets that constitute more than 50% of the total consolidated assets of Battery and its Subsidiaries, taken as a whole, or (b) more than 50% of the Battery Common Stock, in each case on terms that the Battery Board (acting through, or consistent with the recommendation of, the Special Committee) determines in good faith, after consultation with outside legal counsel and independent financial advisors, taking into account all terms and conditions of such Alternative Proposal determined by the Battery Board (acting through, or consistent with the recommendation of, the Special Committee) to be relevant and this Agreement (as it may be proposed to be amended), (i) to be more favorable, from a financial point of view, to Battery’s stockholders than the terms of this Agreement (as it may be proposed to be amended) and (ii) is reasonably capable of being consummated on the terms proposed, taking into account all other legal, financial, regulatory and other aspects of such Alternative Proposal determined by the Battery Board (acting through, or consistent with the recommendation of, the Special Committee) to be relevant and the Person making such Alternative Proposal; provided, however, that a Superior Proposal may consist of multiple Alternative Proposals that are contemplated to be completed substantially concurrently and that, taken together, satisfy all of the requirements set forth in this definition.

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“Tax” or “Taxes” means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added.

“Tax Authority” means the IRS and any other domestic or foreign Governmental Authority responsible for the administration or collection of any Taxes.

“Tax Return” means any return, report or similar statement (including the attached schedules) required to be filed with respect to Taxes, including any information return, claim for refund, amended return, or declaration of estimated Taxes.

“Trade Secrets” mean trade secrets and other confidential information, including technology, know-how, proprietary processes, formulae, algorithms, models, and methodologies.

“Trademarks” mean trademarks, service marks, trade names, trade dress, domain names, designs, logos, emblems, signs or insignia, slogans, other similar designations of source or origin and general intangibles of like nature, together with the goodwill of the business symbolized by any of the foregoing.

“Transaction” means the Mergers and all other transactions contemplated by this Agreement and the Transaction Documents.

“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, the Battery Disclosure Schedule and the RH Disclosure Schedule, the Ancillary Agreements, the Avenue Support Agreement and all other agreements, certificates, instruments, documents and writings executed and delivered by Parent, any Merger Subsidiary, RH or Battery in connection with the Transaction.

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

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Section 9.4 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

Term	Section
Agreement	Preamble
Alternative Financing	6.13(a)
Amended Parent By-Laws	1.5(c)
Amended Parent Certificate of Incorporation	1.5(c)
Assumed Indebtedness Amount	2.9
Audited Financial Statements	4.4(a)
Avenue Support Agreement	Recitals
Battery	Preamble
Battery Adjusted Equity Award	2.3(a)(i)
Battery Board	Recitals
Battery Board Recommendation	6.4
Battery Bonds	6.22(a)
Battery Certificates	2.2(b)
Battery Charter	3.1(b)
Battery Consent Solicitation	6.22(b)
Battery Equity Award	2.3(a)(i)
Battery Exchange Ratio	2.1(a)
Battery Financial Statements	3.4(b)
Battery Incentive Plan	2.1(c)
Battery Leased Property	3.10(b)
Battery Material Contracts	3.8(a)
Battery Merger	Recitals
Battery Merger Consideration	2.1(a)
Battery Merger Filing	1.2(b)
Battery Merger Sub	Preamble
Battery Organizational Documents	3.1(b)
Battery Owned Property	3.10(a)
Battery Permits	3.6(a)
Battery Property	3.10(b)
Battery Real Property Lease	3.10(b)
Battery Restricted Stock	2.1(c)
Battery SEC Reports	3.4(a)
Battery Significant Subsidiaries	3.1(a)
Battery Statutory Stockholder Approval	3.3(c)
Battery Stockholder Approval	6.5(a)
Battery Stockholders’ Meeting	6.3
Battery Subsidiary Organizational Documents	3.1(b)
Battery Surviving Corporation	1.2(a)
Battery Voting Debt	3.2(d)
Board Recommendation Change	6.1(e)
Closing	1.4
Closing Cash Amount	2.9
Closing Certificate	2.9
Closing Date	1.4
Debt Commitment Letters	4.20
Debt Financing	4.20
Effective Time	1.2(b)
Exchange Agent	2.2(a)

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Term	Section
Exchange Fund	2.2(a)
Excluded Party	6.1(b)
Existing Registration Rights Agreements	3.2(c)
Financing Documents	6.13(b)
Financing Parties	6.13(b)
Foreign Battery Benefit Plan	3.14(g)
Foreign RH Benefit Plan	4.14(g)
Harbinger Support Agreement	Recitals
Harbinger Term Loan Amount	6.19
Indenture	6.22(b)
Interim Financial Statements	4.4(a)
Lenders	9.15
Limited Guarantee	Recitals
Line of Business	4.8(a)(iv)
Master Fund	Recitals
Merger Subsidiaries	Preamble
Mergers	Recitals
Most Recent Audited Balance Sheet	4.4(a)
Non-Recourse Parties	8.3(d)
Notice	6.1(e)(i)
Outside Date	8.1(b)(i)
Parent	Preamble
Parent Board	Recitals
Parent Common Stock	1.1(a)
Proxy Statement/Prospectus	6.3
Registered Intellectual Property	3.9(a)
Registration Rights Agreement	Recitals
Registration Statement	6.3
Representatives	6.6(a)
Reverse Termination Fee	8.3(b)
RH	Recitals
RH Adjusted Equity Award	2.7(a)(ii)
RH Adjusted Option	2.7(a)(i)
RH Board	Recitals
RH Certificates	2.6(a)
RH Charter	4.1(b)
RH Common Merger Consideration	2.5(a)(i)
RH Equity Award	2.7(a)(ii)
RH Financial Statements	4.4(a)
RH Incentive Plan	2.5(c)
RH Leased Property	4.10(b)
RH Material Contracts	4.8(b)
RH Merger	Recitals
RH Merger Filing	1.3(b)
RH Merger Sub	Preamble
RH Options	2.5(c)
RH Organizational Documents	4.1(b)
RH Owned Property	4.10(a)
RH Parties.	Preamble
RH Permits	4.6(a)
RH Preferred Merger Consideration	2.5(a)(ii)

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Term	Section
RH Property	4.10(b)
RH Real Property Lease	4.10(b)
RH Registered Intellectual Property	4.9(a)
RH Restricted Stock Units	2.5(d)
RH Significant Subsidiaries	4.1(a)
RH Special Merger Consideration	2.5(a)(iii)
RH Stockholder Approval	4.3(c)
RH Subsidiary Organizational Documents	4.1(b)
RH Surviving Corporation	1.3(a)
RH Voting Debt	4.2(d)
Solicitation Termination Date	6.1(a)
Special Committee	Recitals
Supplemental Indenture	6.22(b)
Surviving Corporations	1.3(a)
Takeover Statute	3.12
Termination Fee	8.3(a)
Title IV Plan	3.14(b)
U.K. Pension Plan	4.14(g)
Uncertificated Shares	2.2(b)

Section 9.5 Interpretation. Unless otherwise expressly provided, for the purposes of this Agreement, the following rules of interpretation shall apply:

(a) The article and section headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation hereof.

(b) When a reference is made in this Agreement to an article or a section, paragraph, exhibit or schedule, such reference shall be to an article or a section, paragraph, exhibit or schedule hereof unless otherwise clearly indicated to the contrary.

(c) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(d) The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(e) The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(f) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(g) A reference to “$,” “U.S. dollars” or “dollars” shall mean the legal tender of the United States of America.

(h) A reference to any period of days shall be deemed to be to the relevant number of calendar days, unless otherwise specified.

(i) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

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(j) Unless otherwise defined, a reference to any accounting term shall have the meaning as defined under GAAP.

(k) The parties have participated jointly in the negotiation and drafting of this Agreement (including the Schedules and Exhibits hereto). In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions hereof.

(l) Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

Section 9.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original, and all of which together will be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of this Agreement, facsimile signatures or signatures by other electronic form of transfer shall be deemed originals, and the parties agree to exchange original signatures as promptly as possible.

Section 9.7 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other Transaction Documents (including the Confidentiality Agreement and the documents and instruments referred to herein) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and except for, (i) at all times, the agreements for the benefit of the Lead Arrangers and the Lenders set forth in Section 9.15 and (ii) after the Effective Time, the rights of Battery’s stockholders to receive the Merger Consideration as specified in Section 2.1, the rights of Battery’s and Parent’s current directors and officers under Section 6.14, and the rights of the Harbinger Parties to receive shares of Parent Common Stock under Section 6.19, this Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder. Without limiting the foregoing, the representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 9.8 Governing Law. This Agreement and any claim, controversy or dispute arising under or related thereto, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties, whether arising in Law or in equity, in contract, tort or otherwise, shall be governed by, and construed and interpreted in accordance with, the Laws of the State of Delaware, without regard to its rules regarding conflicts of Law to the extent that the application of the Laws of another jurisdiction would be required thereby.

Section 9.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 9.10 Consent to Jurisdiction. Each of the parties hereto hereby irrevocably agrees that any legal action or proceeding with respect to this Agreement or the Transaction, or for recognition and enforcement of any judgment in respect of this Agreement or the Transaction and obligations arising hereunder brought by any other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of

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Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or the Transaction in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement or the Transaction, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 9.10, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the Action in such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement or the Transaction or the subject mater hereof, may not be enforced in or by such courts. This Section 9.10 is subject to Section 9.15.

Section 9.11 Effect of Disclosure. The disclosure of any matter in Battery Disclosure Schedule or the RH Disclosure Schedule shall expressly not be deemed to constitute an admission by Battery or RH, respectively, or to otherwise imply, that any such matter is material for the purpose of this Agreement.

Section 9.12 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law or public policy by a court of competent jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transaction is fulfilled to the extent possible.

Section 9.13 Waiver and Amendment; Remedies Cumulative. Subject to applicable Law, (a) any provision of this Agreement (other than Section 7.1(a)) or any inaccuracies in the representations and warranties of any of the parties or compliance with any of the agreements or conditions contained in this Agreement may be waived or (b) the time for the performance of any of the obligations or other acts of the parties here may be extended at any time prior to Closing; provided, however, that Battery may not take any such action unless previously authorized by the Special Committee. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the party against whom waiver is sought; provided, that any extension or waiver given in compliance with this Section 9.13 or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Subject to applicable Law, any of the provisions of this Agreement (other than Section 7.1(a) and the first sentence of this Section 9.13) may be amended at any time, whether before or after the receipt of the Battery Stockholder Approval, by the mutual written agreement of RH and Battery; provided, however, that (i) Battery may not take such action unless previously authorized by the Special Committee and (ii) after the Battery Stockholder Approval has been obtained, no such amendment shall be made which by law requires further stockholder approval without such approval. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right.

Section 9.14 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION OR THE ACTIONS OF RH, BATTERY OR ANY OF THE MERGER SUBSIDIARIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

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Section 9.15 Actions Related to the Debt Financing. Notwithstanding the provisions of Section 9.10, the parties hereto agree (i) that any Action of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, involving the Lead Arrangers or any lender in the Debt Financing (the “Lenders”) or any Affiliate thereof arising out of or relating to the Transaction, the Debt Financing, the Debt Commitment Letters, the related fee letter or the performance of services thereunder shall be subject to the exclusive jurisdiction of a state or federal court sitting in the City of New York (and the parties hereto will not bring or permit any of their Affiliates to bring or support any other Person in bringing any such Action in any other court), (ii) to waive any right to trial by jury in respect of any such Action, (iii) that the Lead Arrangers and the Lenders are beneficiaries of any liability cap or other limitation on remedies or damages in this Agreement that are for the benefit of the RH Parties, including, without limitation, those set forth in Section 8.2, Section 8.3(b) and Section 9.16(b) and (iv) the Lead Arrangers and the Lenders (and their affiliates) are express third party beneficiaries of the foregoing provisions.

Section 9.16 Specific Performance.

(a) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by any party. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches and/or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled to at Law or in equity.

(b) Notwithstanding the parties’ rights to specific performance or injunctive relief pursuant to this Section 9.16(a) and subject to the limitation contained in the last sentence of this Section 9.16(b), each party may pursue any other remedy available to it at Law or in equity, including monetary damages; provided, that, it is understood and agreed that claims for monetary damages following termination of this Agreement shall be subject to the limitations contained in Sections 8.2 and 8.3(b). Notwithstanding anything in this Agreement to the contrary, prior to the termination of this Agreement in accordance with its terms, no party hereto shall be permitted to make any claim or commence any Action seeking monetary damages against any other party hereto in connection with or arising out of this Agreement or the Transactions, provided that the foregoing shall be without prejudice to the right of any party to seek such monetary damages following such termination in accordance with, and subject to the limitations set forth in, this Agreement.

Section 9.17 Other Matters. Notwithstanding anything to the contrary contained in this Agreement or otherwise, there shall be no recovery pursuant to this Agreement by any party for any punitive, exemplary, consequential, incidental, treble, special, or other similar damages (other than those actually paid in connection with a third party claim) in any claim or proceeding by one party against another arising out of or relating to a breach or alleged breach of any representation, warranty, covenant, or agreement under this Agreement by the other party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

A-1-78

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first written above.

SB/RH HOLDINGS, INC.

By:	/s/ LISA CARSTARPHEN
Name:	Lisa Carstarphen
Title:	Vice President

SPECTRUM BRANDS, INC.

By:	/s/ KENT J. HUSSEY
Name:	Kent J. Hussey
Title:	Chief Executive Officer

RUSSELL HOBBS, INC.

By:	/s/ TERRY POLISTINA
Name:	Terry Polistina
Title:	Chief Executive Officer

GRILL MERGER CORP.

By:	/s/ LISA CARSTARPHEN
Name:	Lisa Carstarphen
Title:	Vice President

BATTERY MERGER CORP.

By:	/s/ LISA CARSTARPHEN
Name:	Lisa Carstarphen
Title:	Vice President

[Signature Page to Agreement and Plan of Merger]

A-1-79

Annex A-2

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This Amendment, dated as of March 1, 2010, amends the Agreement and Plan of Merger, dated as of February 9, 2010 (the “Merger Agreement”), by and among SB/RH Holdings, Inc., a Delaware corporation (“Parent”), Battery Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Battery Merger Sub”), Grill Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“RH Merger Sub”, and together with Battery Merger Sub, the “Merger Subsidiaries”), Spectrum Brands, Inc., a Delaware corporation (“Battery”), and Russell Hobbs, Inc., a Delaware corporation (“RH”). Parent, the Merger Subsidiaries, Battery and RH are collectively referred to herein as the “Parties.”

In consideration of the mutual agreements set forth in the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, do hereby agree as follows:

1. Section 6.1(a) of the Merger Agreement shall be modified such that the reference to “March 25, 2010” in the first sentence is deleted in its entirety and replaced with “April 9, 2010.”

2. Section 6.5(a) of the Merger Agreement shall be deleted in its entirety and replaced with the following:

“(a) As promptly as practicable after the Proxy Statement is prepared and Battery has mailed (or otherwise made electronically available) the Proxy Statement to Battery’s stockholders, Battery shall take, in accordance with applicable Law and the Battery Organizational Documents, all action reasonably necessary to convene the Battery Stockholders’ Meeting to consider and vote upon the approval of the Transaction, to cause such vote to be taken and to obtain the Battery Statutory Stockholder Approval and the affirmative vote of a majority of the shares of Battery Common Stock (other than any shares of Battery Common Stock beneficially owned by the Harbinger Parties, excluding the “Letter Agreement Shares” as such term is defined in the Letter Agreement, dated as of March 1, 2010, by and among the Harbinger Parties and Battery) outstanding and entitled to vote thereon (such approval together with the Battery Statutory Stockholder Approval, the “Battery Stockholder Approval”).

3. Except as expressly set forth herein, the Merger Agreement will be and is unchanged and will remain in full force and effect. On and after the date hereof, each reference in the Merger Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import shall mean and be a reference to the Merger Agreement as amended hereby. To the extent that a provision of this Amendment conflicts with or differs from a provision of the Merger Agreement, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

4. This Amendment shall be governed by and construed in accordance with the Merger Agreement.

5. This Amendment may be executed in two or more counterparts, each of which when executed shall be deemed to be an original, and all of which together will be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of this Amendment, facsimile signatures or signatures by other electronic form of transfer shall be deemed originals, and the parties agree to exchange original signatures as promptly as possible.

A-2-1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, all as of the date first written above.

SB/RH HOLDINGS, INC.

By:	/s/ LISA R. CARSTARPHEN
Name:	Lisa R. Carstarphen
Title:	VP and Secretary

SPECTRUM BRANDS, INC.

By:	/s/ KENT J. HUSSEY
Name:	Kent J. Hussey
Title:	CEO

RUSSELL HOBBS, INC.

By:	/s/ TERRY L. POLISTINA
Name:	Terry L. Polistina
Title:	President and CEO

GRILL MERGER CORP.

By:	/s/ LISA R. CARSTARPHEN
Name:	Lisa R. Carstarphen
Title:	VP and Secretary

BATTERY MERGER CORP.

By:	/s/ LISA R. CARSTARPHEN
Name:	Lisa R. Carstarphen
Title:	VP and Secretary

A-2-2

ANNEX A-3

SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This Second Amendment, dated as of March 26, 2010, amends the Agreement and Plan of Merger, dated as of February 9, 2010, as amended by the Amendment to the Agreement and Plan of Merger, dated as of March 1, 2010 (the “Merger Agreement”), by and among Spectrum Brands Holdings, Inc., formerly known as SB/RH Holdings, Inc., a Delaware corporation (“Parent”), Battery Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Battery Merger Sub”), Grill Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“RH Merger Sub”, and together with Battery Merger Sub, the “Merger Subsidiaries”), Spectrum Brands, Inc., a Delaware corporation (“Battery”), and Russell Hobbs, Inc., a Delaware corporation (“RH”). Parent, the Merger Subsidiaries, Battery and RH are collectively referred to herein as the “Parties.”

In consideration of the mutual agreements set forth in the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, do hereby agree as follows:

1. Exhibit A to the Merger Agreement shall be deleted in its entirety and replaced with a new Exhibit A to the Merger Agreement in the form attached hereto on Annex A.

2. Exhibit B to the Merger Agreement shall be deleted in its entirety and replaced with a new Exhibit B to the Merger Agreement in the form attached hereto on Annex B.

3. All references within the Merger Agreement to the “Amended Parent Charter” shall be modified such that each such reference shall be deleted in its entirety and replaced with “Restated Parent Charter”.

4. All references within the Merger Agreement to the “Amended Parent By-laws” shall be modified such that each such reference shall be deleted in its entirety and replaced with “Amended and Restated Parent By-laws”.

5. Section 3.3(c) of the Merger Agreement is amended by deleting it in its entirety and substituting in lieu thereof the following:

(c) Voting Requirements. Battery represents and warrants that the affirmative vote of a majority of the outstanding shares of Battery Common Stock entitled to vote thereon at a duly convened and held stockholders’ meeting in favor of the adoption of this Agreement (the “Battery Statutory Stockholder Approval”) is the only vote of the holders of any class or series of capital stock of Battery that is required by Law and the Battery Organizational Documents to adopt this Agreement and authorize the consummation of the transactions contemplated by this Agreement.

6. Section 6.5(a) of the Merger Agreement, as previously amended, is hereby further amended by deleting the words “approval of the Transaction,” and substituting in lieu thereof the words “adoption of this Agreement,”.

7. Except as expressly set forth herein, the Merger Agreement will be and is unchanged and will remain in full force and effect. On and after the date hereof, each reference in the Merger Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import shall mean and be a reference to the Merger Agreement as amended hereby. To the extent that a provision of this Amendment conflicts with or differs from a provision of the Merger Agreement, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

A-3-1

8. This Second Amendment shall be governed by and construed in accordance with the Merger Agreement.

9. This Second Amendment may be executed in two or more counterparts, each of which when executed shall be deemed to be an original, and all of which together will be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. For purposes of this Amendment, facsimile signatures or signatures by other electronic form of transfer shall be deemed originals, and the Parties agree to exchange original signatures as promptly as possible.

A-3-2

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be executed by their respective officers thereunto duly authorized, all as of the date first written above.

SPECTRUM BRANDS HOLDINGS, INC.

By:		/s/ Lisa R. Carstarphen

	Name:	Lisa R. Carstarphen
	Title:	VP and Secretary

SPECTRUM BRANDS, INC.

By:		/s/ Kent J. Hussey

	Name:	Kent J. Hussey
	Title:	Chief Executive Officer

RUSSELL HOBBS, INC.

By:		/s/ Terry L. Polistina

	Name:	Terry L. Polistina
	Title:	President and CEO

GRILL MERGER CORP.

By:		/s/ Lisa R. Carstarphen

	Name:	Lisa R. Carstarphen
	Title:	VP and Secretary

BATTERY MERGER CORP.

By:		/s/ Lisa R. Carstarphen

	Name:	Lisa R. Carstarphen
	Title:	VP and Secretary

A-3-3

Annex A-4

THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This Third Amendment, dated as of April 30, 2010, amends the Agreement and Plan of Merger, dated as of February 9, 2010, as amended by the Amendment to the Agreement and Plan of Merger, dated as of March 1, 2010 and the Second Amendment to the Agreement and Plan of Merger, dated as of March 26, 2010 (the “Merger Agreement”), by and among Spectrum Brands Holdings, Inc., formerly known as SB/RH Holdings, Inc., a Delaware corporation (“Parent”), Battery Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Battery Merger Sub”), Grill Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“RH Merger Sub”, and together with Battery Merger Sub, the “Merger Subsidiaries”), Spectrum Brands, Inc., a Delaware corporation (“Battery”), and Russell Hobbs, Inc., a Delaware corporation (“RH”). Parent, the Merger Subsidiaries, Battery and RH are collectively referred to herein as the “Parties.”

In consideration of the mutual agreements set forth in the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, do hereby agree as follows:

1. Exhibit A to the Merger Agreement shall be deleted in its entirety and replaced with a new Exhibit A to the Merger Agreement in the form attached hereto on Annex A.

2. Except as expressly set forth herein, the Merger Agreement will be and is unchanged and will remain in full force and effect. On and after the date hereof, each reference in the Merger Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import shall mean and be a reference to the Merger Agreement as amended hereby. To the extent that a provision of this Amendment conflicts with or differs from a provision of the Merger Agreement, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

3. This Third Amendment shall be governed by and construed in accordance with the Merger Agreement.

4. This Third Amendment may be executed in two or more counterparts, each of which when executed shall be deemed to be an original, and all of which together will be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. For purposes of this Amendment, facsimile signatures or signatures by other electronic form of transfer shall be deemed originals, and the Parties agree to exchange original signatures as promptly as possible.

A-4-1

IN WITNESS WHEREOF, the Parties have caused this Third Amendment to be executed by their respective officers thereunto duly authorized, all as of the date first written above.

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Lisa R. Carstarphen
Name: Lisa R. Carstarphen Title: VP and Secretary

SPECTRUM BRANDS, INC.

By:	/s/ Anthony L. Genito
Name: Anthony L. Genito Title: Executive Vice President, Chief Financial Officer and Chief Accounting Officer

RUSSELL HOBBS, INC.

By:	/s/ Terry L. Polistina
Name: Terry L. Polistina Title: President and CEO

GRILL MERGER CORP.

By:	/s/ Lisa R. Carstarphen
Name: Lisa R. Carstarphen Title: VP and Secretary

BATTERY MERGER CORP.

By:	/s/ Lisa R. Carstarphen
Name: Lisa R. Carstarphen Title: VP and Secretary

[Third Amendment to Agreement and Plan of Merger]

A-4-2

Annex B

[LETTERHEAD OF BARCLAYS CAPITAL INC.]

February 8, 2010

Special Committee of the Board of Directors

Spectrum Brands, Inc.

Six Concourse Parkway, Suite 3300

Atlanta, Georgia 30328

Members of the Special Committee:

We understand that Spectrum Brands, Inc. (“Spectrum”) intends to enter into a transaction (the “Proposed Transaction”) with Russell Hobbs, Inc. (“Russell Hobbs”), an affiliate of the Harbinger Parties (as defined below). As more fully described in the Agreement (as defined below), SB/RH Holdings, Inc., a newly formed wholly owned subsidiary of Russell Hobbs (“Newco”), will cause its wholly owned subsidiaries (i) Battery Merger Corp. (“Battery Sub”) to be merged with and into Spectrum (the “Spectrum Merger”) pursuant to which each outstanding share of the common stock of Spectrum (“Spectrum Common Stock”) will be converted into the right to receive 1.0 share (the “Spectrum Exchange Ratio”) of the common stock of Newco (“Newco Common Stock”) and (ii) Grill Merger Corp. (“RH Sub”) to be merged with and into Russell Hobbs (the “RH Merger”) pursuant to which all outstanding capital stock of Russell Hobbs will be converted into the right to receive shares of Newco Common Stock as specified in the Agreement. In addition, certain holders of Spectrum Common Stock, including, without limitation, Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd. (collectively, the “Harbinger Parties”), will be entering into support agreements in connection with the Proposed Transaction. The terms and conditions of the Proposed Transaction are set forth in more detail in an Agreement and Plan of Merger to be entered into among Newco, Battery Sub, RH Sub, Spectrum and Russell Hobbs (the “Agreement”). The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement.

We have been requested by the Special Committee of the Board of Directors of Spectrum (the “Special Committee”) to render our opinion with respect to the fairness, from a financial point of view, to holders of Spectrum Common Stock (other than the Harbinger Parties and their respective affiliates) of the Spectrum Exchange Ratio in the Spectrum Merger. We have not been requested to opine as to, and our opinion does not in any manner address, Spectrum’s underlying business decision to proceed with or effect the Proposed Transaction, the likelihood of consummation of the Proposed Transaction or the terms of any financing relating thereto. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the Spectrum Exchange Ratio in the Spectrum Merger or otherwise.

In arriving at our opinion, we reviewed and analyzed: (1) a draft, dated February 8, 2010, of the Agreement and certain related documents and the specific financial terms of the Proposed Transaction; (2) publicly available information concerning Spectrum that we believe to be relevant to our analysis, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2009; (3) financial and operating information with respect to the business, operations and prospects of Spectrum furnished to us by Spectrum, including financial projections of Spectrum prepared by the management of Spectrum; (4) financial and operating information with respect to the business, operations and prospects of Russell Hobbs furnished to us by Russell Hobbs and Spectrum, including financial projections of Russell Hobbs prepared by the respective managements of Russell Hobbs and Spectrum; (5) potential cost savings, operating synergies and other strategic benefits estimated by the managements of Spectrum and Russell Hobbs to result from the Proposed Transaction (“Expected Synergies”); (6) a trading history of Spectrum Common Stock from September 2, 2009 to February 5, 2010 and a comparison

Special Committee of the Board of Directors

Spectrum Brands, Inc.

of that trading history with those of other companies that we deemed relevant; (7) a comparison of certain financial data of Spectrum and Russell Hobbs with each other and with those of other companies that we deemed relevant; (8) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant; (9) the relative contributions of Spectrum and Russell Hobbs to the financial performance of the combined company on a pro forma basis; and (10) the potential pro forma financial impact of the Proposed Transaction on the future financial performance of the combined company, including the Expected Synergies. In addition, we have had discussions with the managements of Spectrum and Russell Hobbs concerning their respective businesses, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information and have further relied upon the assurances of the managements of Spectrum and Russell Hobbs that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of Spectrum and Russell Hobbs, including the Expected Synergies, upon the advice of Spectrum and Russell Hobbs, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of Spectrum and Russell Hobbs as to the future financial performance of Spectrum and Russell Hobbs, as the case may be, and the other matters covered thereby. For purposes of our analysis, we also have considered certain projections relating to Russell Hobbs prepared by the management of Spectrum reflecting more conservative assumptions and estimates as to the future financial performance of Russell Hobbs. With respect to the Expected Synergies estimated by the managements of Spectrum and Russell Hobbs to result from the Proposed Transaction, upon the advice of Spectrum and Russell Hobbs, we have assumed that the amount and timing of the Expected Synergies are reasonable and, for purposes of our analyses in which the Expected Synergies have been utilized, that such Expected Synergies will be realized substantially in accordance with such estimates. We assume no responsibility for and we express no view as to any projections or estimates reviewed by us or the assumptions on which they are based. In addition, we have relied upon, without any independent verification, the assessments of the managements of Spectrum and Russell Hobbs as to the ability to integrate the businesses of Spectrum and Russell Hobbs and to retain certain material licenses relating to the businesses of Spectrum and Russell Hobbs and have assumed, upon the advice of Spectrum and Russell Hobbs, that there will be no developments with respect to any such matters that would have an adverse effect on Spectrum, Russell Hobbs or the contemplated benefits of the Proposed Transaction in any respect material to our analyses or opinion.

In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of Spectrum, Russell Hobbs or any other entity and have not made or obtained any evaluations or appraisals of the assets or liabilities (contingent or otherwise) of Spectrum, Russell Hobbs or any other entity. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of Spectrum’s business; however, we have been requested to solicit third party indications of interest in the possible acquisition of Spectrum for a specified period after the date of the Agreement as permitted under the provisions thereof. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on Spectrum, Russell Hobbs or any other entity or on the Proposed Transaction or any related financing. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter. We express no opinion as to the prices at which shares of Spectrum Common Stock will trade following the announcement of the Proposed Transaction or

Special Committee of the Board of Directors

Spectrum Brands, Inc.

shares of Newco Common Stock will trade following consummation of the Proposed Transaction. Our opinion should not be viewed as providing any assurance that the market value of the shares of Newco Common Stock to be held by holders of Spectrum Common Stock after consummation of the Proposed Transaction will be in excess of the market value of Spectrum Common Stock owned by such holders at any time prior to the announcement or consummation of the Proposed Transaction.

We have assumed that the executed Agreement and related documents will conform in all material respects to the last drafts thereof reviewed by us, including with respect to the terms of any financing. In addition, we have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We also have assumed, upon the advice of Spectrum, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction and related transactions will be obtained within the constraints contemplated by the Agreement and related documents and that the Proposed Transaction and related transactions, including any related financing, will be consummated in accordance with their respective terms without waiver, modification or amendment of any material term, condition or agreement thereof. We express no opinion as to any terms or other aspects of the Proposed Transaction (other than the Spectrum Exchange Ratio to the extent expressly specified herein) or any related transactions, including, without limitation, the RH Merger, the terms of any guarantees, indemnities or other arrangements with respect to outstanding litigation or otherwise or any other transactions, agreements or arrangements entered into in connection with, or otherwise contemplated by, the Proposed Transaction or any related transactions. We also do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction or any related transactions, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that Spectrum has obtained such advice as it deemed necessary from qualified professionals.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Spectrum Exchange Ratio in the Spectrum Merger is fair to holders of Spectrum Common Stock (other than the Harbinger Parties and their respective affiliates).

We have acted as financial advisor to the Special Committee in connection with the Proposed Transaction and will receive a fee for our services, a portion of which was payable upon our engagement, a portion of which is payable in connection with this opinion and a portion of which is contingent upon the consummation of the Proposed Transaction. In addition, Spectrum has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed limited investment banking services for Spectrum and certain of its affiliates in the past, and may perform investment banking services in the future, and have received, and may receive, customary fees for such services. Barclays Capital Inc. and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of Spectrum, Russell Hobbs and certain of their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

Special Committee of the Board of Directors

Spectrum Brands, Inc.

This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Special Committee (solely in its capacity as such) and is rendered to the Special Committee in connection with its evaluation of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of Spectrum as to how such stockholder should vote or act with respect to the Proposed Transaction.

Very truly yours,

/s/ Barclays Capital Inc.
BARCLAYS CAPITAL INC.

SPECTRUM BRANDS, INC.

SPECIAL MEETING OF SHAREHOLDERS

June 11, 2010

This Proxy is solicited by the Board of Directors for use at the Spectrum Brands, Inc. Special Meeting of Shareholders on June 11, 2010 or any postponement(s) or adjournment(s) thereof.

The undersigned, having read the Notice of Special Meeting of Shareholders and Proxy Statement dated May 11, 2010, receipt of which is hereby acknowledged, does hereby appoint and constitute ANTHONY L. GENITO and JOHN T. WILSON, and each or any of them, the attorneys and proxies of the undersigned, with full power of substitution to each, for and in the name of the undersigned to vote and act at the Special Meeting of Shareholders of Spectrum Brands, Inc. to be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP located at 1285 Avenue of the Americas in New York, New York 10019-6064, on June 11, 2010, beginning at 9:30 a.m., local time, and at any postponement or adjournment thereof, with respect to all shares of Common Stock, par value $.01 per share, of Spectrum Brands, Inc., standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as indicated on the reverse. They are also given authority to transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

(IMPORTANT — TO BE SIGNED AND DATED ON REVERSE SIDE)

SEE REVERSE SIDE

☒	Please mark votes as in this example.

This Proxy, when properly executed, will be voted in the manner directed below. If no direction is made, this Proxy will be voted as the Board of Directors recommends.

The Board of Directors recommends a vote	The Board of Directors recommends a vote
“FOR” proposal 1.	“FOR” proposal 2.

1. To adopt the Agreement and Plan of Merger, dated as of February 9, 2010, as amended, by and among Spectrum Brands, Inc., Russell Hobbs, Inc., Spectrum Brands Holdings, Inc., Battery Merger Corp., and Grill Merger Corp.

FOR	AGAINST	ABSTAIN

☐	☐	☐

2. To approve the adjournment of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the special meeting to adopt the Agreement and Plan of Merger.

FOR	AGAINST	ABSTAIN

☐	☐	☐

AUTHORIZED SIGNATURE(S)-Sign Here-This section must be completed for your instructions to be executed.

Date	, 2010

Signature

Signature

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by a duly authorized person. If signed by a limited liability company, please sign in limited liability company name by a duly authorized person.